The  Preliminary  Prospectus  Supplement and the information  contained  herein is subject to completion or amendment.
The  securities  may not be sold nor may  offers  to buy be  accepted  prior to the  time the  Preliminary  Prospectus
Supplement  is  delivered  in  final  form.  Under  no  circumstances  shall  the  Preliminary  Prospectus  Supplement constitute  an offer to sell or the  solicitation  of an offer to buy nor shall there be any sale of these  securities in any  jurisdiction  in  which  such  offer,  solicitation  or sale  would  be  unlawful  prior  to  registration  or qualification under the securities laws of any such jurisdiction.

Consider carefully the risk factors beginning on page S-19 in this prospectus supplement and on page 6 in the prospectus.

For a list of capitalized terms used in this prospectus supplement and the prospectus, see the glossary of defined terms beginning on page S-143 in this prospectus supplement and the glossary on page 133 in the prospectus.

The notes represent obligations of the issuing entity only and do not represent an interest in or obligation of the sponsor, the depositor, their affiliates or any other entity.

This prospectus supplement may be used to offer and sell the notes only if accompanied by the prospectus.

Subject to Completion, Dated July 26, 2007
Preliminary Prospectus Supplement (To Prospectus dated June 28, 2007)

                                                       $1,423,789,000
                                                        (Approximate)
                                         Thornburg Mortgage Securities Trust 2007-3
                                            Mortgage-Backed Notes, Series 2007-3

           Thornburg Mortgage Home Loans, Inc.                     Structured Asset Mortgage Investments II Inc.
                         Sponsor                                                     Depositor

             Thornburg Mortgage Funding, Inc.                                  Wells Fargo Bank, N.A.
                          Seller                                    Master Servicer and Securities Administrator

                                             Thornburg Mortgage Securities
                                                      Trust 2007-3
                                                     Issuing Entity

The issuing entity will issue seventeen classes of notes and ownership certificates, including the ten classes of notes offered hereby.

   The classes of notes offered by this prospectus supplement are listed, together with their initial class principal amounts and interest rates, in the table under "The Offered Notes" on page S-1 of this prospectus supplement. This prospectus supplement and the accompanying prospectus relate only to the offering of the notes listed in the table on page S-1 as offered notes and not to the other classes of notes or the ownership certificates that will be issued by the issuing entity as described in this prospectus supplement.

   Principal and interest will be payable monthly, as described in this prospectus supplement. The first expected payment date will be August 27, 2007. Credit enhancement for the offered notes includes subordination, loss allocation and limited cross-collateralization features including, in certain limited circumstances, establishment of a reserve fund. Amounts payable under the four yield maintenance agreements provided by [___] will be applied to pay, if necessary, a portion of current interest on the offered notes. The offered notes will be subject to a mandatory auction and will be entitled to the benefits of an auction swap provided by [[o]] on the payment date in July 2010 with respect to the Class 1A-1 and Class 1A-2 Notes and in July 2012 with respect to the Class 2A-1, Class 2A-2, Class 3A-1, Class 3A-2, Class 4A-1, Class 4A-2, Class 4A-3 and Class 4A-4 Notes, as described in this prospectus supplement, after which the interest rates on each such class will change as described on page S-1 of this prospectus supplement.

   The assets of the trust will primarily consist of four pools of adjustable rate and hybrid residential mortgage loans.

   Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the notes or determined that the prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

   The notes offered by this prospectus supplement will be purchased by Bear, Stearns and Co. Inc., Credit Suisse Securities (USA)
LLC, Greenwich Capital Markets, Inc. and Lehman Brothers Inc. as the underwriters, from Structured Asset Mortgage Investments II
Inc., and are being offered by the underwriters from time to time for sale to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. See "Method of Distribution" in this prospectus supplement. The underwriters have the right to reject any order. Proceeds to Structured Asset Mortgage Investments II Inc. from the sale of these notes will be approximately [[o]]% of their initial total principal amount, plus accrued interest, before deducting expenses. On or about July 31,
2007, delivery of the notes offered by this prospectus supplement will be made through the book-entry facilities of The Depository
Trust Company, Clearstream Banking Luxembourg and the Euroclear System.

Bear, Stearns & Co. Inc.
                                         Credit Suisse
                                                                   Lehman Brothers
                                                                                                        RBS Greenwich Capital
                                      The date of this prospectus supplement is July [___], 2007

                                             Important notices about information presented
                                    in this prospectus supplement and the accompanying prospectus:

         We provide information to you about the notes offered by this prospectus supplement in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your notes and (2) this prospectus supplement, which describes the specific terms of your notes.

         The information presented in this prospectus supplement is intended to enhance the general terms of the accompanying prospectus.  If the specific terms of this prospectus supplement and the general terms of the accompanying prospectus vary, you should rely on the information in this prospectus supplement.

         You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

         We are not offering the notes in any state where the offer is not permitted.  We do not claim that the information in this prospectus supplement and prospectus is accurate as of any date other than the dates stated on their respective covers.

                                                        _______________________

         Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the notes and with respect to their unsold allotments or subscriptions.  In addition, all dealers selling the notes will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

                                                        _______________________

         We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions.  The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

         The Depositor's principal offices are located at 383 Madison Avenue, New York, New York 10179 and its telephone number is
(212) 272-2000.

                                                      For European Investors Only

         In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a
"Relevant Member State"), the underwriters have represented and agreed that with effect from and including the date on which the
Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of securities to the public in that Relevant Member State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the
Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of securities to the public in that Relevant Member State at any time: (a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities; (b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or (c) in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

         For the purposes of this provision, the expression an "offer of securities to the public" in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression "Prospectus
Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

                                                           Table of Contents
                                                         Prospectus Supplement

           ANNEX A:  Global Clearance, Settlement and Tax Documentation Procedures..........................S-A-1
           ANNEX B:  Certain Characteristics of the Mortgage Loans..........................................S-B-1
           ANNEX C:  Aggregate Scheduled Principal Balance of Group 3 Forty-Year Mortgage Loans.............S-C-1

                                                         TRANSACTION STRUCTURE

                                                           The Offered Notes

         The notes consist of the classes of offered notes listed in the table below, together with the classes of non-offered notes.  Only the classes of notes listed as offered notes in the table below are offered by this prospectus supplement.

                   Related                                  Initial          Interest Rate Formula             Interest Rate Formula
                Mortgage Loan       Class Principal         Interest         (on or before Auction                 (after Auction
    Class           Group              Amount(1)              Rate              Payment Date)(2)                  Payment Date)(3)                Principal Type               Interest Type         Initial Note Ratings(11)
______________________________________________________________________________________________________________________________________________________________________________________________________________________________                                                                                                                                                                                                      Moody&#65533;s          S&P

Offered  Notes
1A-1                  1               $345,687,000           [___]%     one-month LIBOR + [__]%(4)         one-month LIBOR + [_____](5)    Group 1 Super Senior                  Variable              Aaa            AAA
1A-2                  1               $ 38,298,000           [___]%     one-month LIBOR + [__]%(4)                      (5)                Group 1 Support Senior                Variable              Aaa            AAA
2A-1                  2               $202,575,000           [___]%     one-month LIBOR + [__]%(4)                      (6)                Group 2 Super Senior                  Variable              Aaa            AAA
2A-2                  2               $ 10,632,000           [___]%     one-month LIBOR + [__]%(4)                      (6)                Group 2 Support  Senior               Variable              Aaa            AAA
3A-1                  3               $458,855,000           [___]%     one-month LIBOR + [__]%(4)                      (7)                Group 3 Super Senior                  Variable              Aaa            AAA
3A-2                  3               $ 24,084,000           [___]%     one-month LIBOR + [__]%(4)                      (7)                Group 3 Support Senior                Variable              Aaa            AAA
4A-1                  4               $141,826,000           [___]%     one-month LIBOR + [__]%(4)                      (8)                Group 4 Super Senior                  Variable              Aaa            AAA
4A-2                  4               $  7,444,000           [___]%     one-month LIBOR + [__]%(4)                      (8)                Group 4 Support Senior                Variable              Aaa            AAA
4A-3                  4               $175,000,000           [___]%     one-month LIBOR + [__]%(4)                      (8)                Group 4 Super Senior                  Variable              Aaa            AAA
4A-4                  4               $ 19,388,000           [___]%     one-month LIBOR + [__]%(4)                      (8)                Group 4 Support Senior                Variable              Aaa            AAA

Non-Offered Notes
A-X               1, 2, 3, 4      Notional Amount((9))       [___]%             Variable(9)                        Variable(9)              Senior/Interest Only                 Variable              Aa1            AA
B-1               1, 2, 3, 4          $30,643,000            [___]%         Weighted Average(10)               Weighted Average(10)             Subordinate                 Variable, Net WAC          N/R            AA
B-2               1, 2, 3, 4          $13,453,000            [___]%         Weighted Average(10)               Weighted Average(10)             Subordinate                 Variable, Net WAC          N/R             A
B-3               1, 2, 3, 4          $ 8,221,000            [___]%         Weighted Average(10)               Weighted Average(10)             Subordinate                 Variable, Net WAC          N/R            BBB
B-4               1, 2, 3, 4          $ 7,474,000            [___]%         Weighted Average(10)               Weighted Average(10)             Subordinate                 Variable, Net WAC          N/R            BB
B-5               1, 2, 3, 4          $ 5,979,000            [___]%         Weighted Average(10)               Weighted Average(10)             Subordinate                 Variable, Net WAC          N/R             B
B-6               1, 2, 3, 4          $ 5,233,756            [___]%         Weighted Average(10)               Weighted Average(10)             Subordinate                 Variable, Net WAC          N/R            N/R

________________________
(1)  These balances are approximate, as described in this prospectus supplement.
(2)  Reflects the interest rate formula up to and including the date on which the offered notes will be transferred to a third-party investor scheduled for the payment date in July 2010 with respect to the Class 1A-1 and Class 1A-2 Notes and July 2012 with respect to the  Class 2A-1, Class 2A-2, Class 3A-1, Class 3A-2, Class 4A-1, Class 4A-2, Class 4A-3 and Class 4A-4 Notes, as
     described in this prospectus supplement under "Description of the Notes-Mandatory Auction of the Offered Notes."
(3)  Reflects the interest rate formula after the date on which the offered notes will be transferred to a third-party investor as described in this prospectus supplement under "Description of the Notes-Mandatory Auction of the Offered Notes."
(4)  Any portion of the interest payable on the offered notes which is not received from collections on the related mortgage loans will be paid from amounts received under the related yield maintenance agreement as described under "Description of
     Notes-Priority of Distributions" and "-The Yield Maintenance Agreements."
(5)  After the payment date in July 2010, the Class 1A-1 and Class 1A-2 Notes will accrue interest at an interest rate equal to the least of (i) one-month LIBOR plus [[o]]%, (ii) [[o]]%  and (iii) the related class A available funds cap rate.
(6)  After the payment date in July 2012, the Class 2A-1 and Class 2A-2 Notes will accrue interest at an interest rate equal to the least of (i) one-year LIBOR plus [[o]], (ii) [[o]]% and (iii) the related class A available funds cap rate.
(7)  After the payment date in July 2012, up to and including the payment date in May 2014, the Class 3A-1 and Class 3A-2 Notes will accrue interest at an interest rate equal to the lesser of (i) [[o]]% and (ii) the related class A available funds cap rate.
     After the payment date in May 2014, the Class 3A-1 and Class 3A-2 Notes will accrue interest at an interest rate equal to the least of (i) one-year LIBOR plus [[o]]%, (ii) [[o]]% and (iii) the related class A available funds cap rate.
(8)  After the payment date in July 2012, up to and including the payment date in April 2017, the Class 4A-1, Class 4A-2, Class 4A-3 and Class 4A-4 Notes will accrue interest at an interest rate equal to the lesser of (i) [[o]]% and (ii) the related class A available funds cap rate.  After the payment date in April 2017, the Class 4A-1, Class 4A-2, Class 4A-3 and Class 4A-4 Notes will accrue interest at an interest rate equal to the least of (i) one-year LIBOR plus [[o]]%, (ii) [[o]]% and (iii) the related class
     A available funds cap rate.
(9)  The Class A-X Notes are interest-only notes and will accrue interest at a variable rate as described under "Summary of
     Terms--Interest Payments on the Notes" on a notional amount based on the aggregate class principal balances of the offered notes.
(10) The Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Notes will accrue interest generally based on a rate equal to the weighted average of the available funds cap rates for each mortgage loan group (weighted based upon the related subordinate component for each mortgage loan group after taking into account, in the case of group 3, on and after the payment date in July 2017, the group 3 final maturity reserve rate, as more fully described under "Summary of Terms-Interest Payments on the Notes".
(11) The designation N/R means the specified rating agency will not rate the notes of that class.

         The offered notes and non-offered notes will also have the following characteristics:

                           Record     Delay/Accrual   Interest Accrual                       Expected Final        Minimum         Incremental          CUSIP
Class                      Date(1)      Period(2)        Convention        Maturity Date    Payment Date((3)) Denominations((4))  Denominations         Number
__________________________________________________________________________________________________________________________________________________________________
Offered Notes
1A-1..................       PD           0 day          Actual/360          June 2047          July 2010         $  25,000             $1            88522X AA9
1A-2..................       PD           0 day          Actual/360          June 2047          July 2010         $  25,000             $1            88522X AB7
2A-1..................       PD           0 day          Actual/360          June 2047          July 2012         $  25,000             $1            88522X AC5
2A-2..................       PD           0 day          Actual/360          June 2047          July 2012         $  25,000             $1            88522X AD3
3A-1..................       PD           0 day          Actual/360          June 2037          July 2012         $  25,000             $1            88522X AE1
3A-2..................       PD           0 day          Actual/360          June 2037          July 2012         $  25,000             $1            88522X AF8
4A-1..................       PD           0 day          Actual/360          June 2047          July 2012         $  25,000             $1            88522X AG6
4A-2..................       PD           0 day          Actual/360          June 2047          July 2012         $  25,000             $1            88522X AH4
4A-3..................       PD           0 day          Actual/360          June 2047          July 2012         $  25,000             $1            88522X AR2
4A-4..................       PD           0 day          Actual/360          June 2047          July 2012         $  25,000             $1            88522X AS0

Non-Offered Notes
A-X...................       CM          24 day            30/360            June 2047        November 2014        $100,000             $1            88522X AJ0
B-1...................       CM          24 day            30/360            June 2047        November 2014        $100,000             $1            88522X AK7
B-2...................       CM          24 day            30/360            June 2047        November 2014        $100,000             $1            88522X AL5
B-3...................       CM          24 day            30/360            June 2047        November 2014        $100,000             $1            88522X AM3
B-4...................       CM          24 day            30/360            June 2047        November 2014        $100,000             $1            88522X AN1
B-5...................       CM          24 day            30/360            June 2047        November 2014        $100,000             $1            88522X AP6
B-6...................       CM          24 day            30/360            June 2047        November 2014        $100,000             $1            88522X AQ4

___________________
(1)      PD = For any payment date, the close of business on the business day immediately before that payment date.
         CM = For any payment date,  the close of business on the last  business day of the calendar  month  immediately  preceding the month of the related payment date.
(2)      0 day = For any payment date, the interest  accrual period will be the period beginning on the immediately  preceding  payment date (or July 31, 2007, in the case of the first interest  accrual period) and ending on the calendar day  immediately  before the related payment date;
         24 day = For any payment date, the interest accrual period will be the calendar month preceding that payment date.
(3)      The expected  final payment date,  which is only  applicable  to a holder of offered  notes  immediately  prior to the related auction  payment date, is based upon the  assumption  that the mandatory  auction occurs on the payment date in July 2010 with respect to the Class 1A-1 and Class 1A-2 Notes and July 2012 with  respect to the Class 2A-1,  Class 2A-2,  Class 3A-1,  Class
         3A-2,  Class 4A-1,  Class 4A-2,  Class 4A-3 and Class 4A-4 Notes,  and,  as a  consequence,  the related  classes of notes are sold.  The  actual  final  payment  date for each class of  offered  notes may be earlier or later and could be  substantially later than the applicable expected final payment date described above.
(4)      With respect to initial  European  investors only, the  underwriters  will only sell offered notes in minimum total investment amounts of $100,000.

                                                              Summary of Terms

o    This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the offered notes, it is necessary that you read carefully this entire document and the accompanying prospectus.

o    While this summary contains an overview of certain calculations, cash flow priorities and other information to aid your understanding, you should read carefully the full description of these calculations, cash flow priorities and other information in this prospectus supplement and the accompanying prospectus before making any investment decision.

o    Some of the information that follows consists of forward-looking statements relating to future economic performance or projections and other financial items. Forward-looking statements are subject to a variety of risks and uncertainties, such as general economic and business conditions and regulatory initiatives and compliance, many of which are beyond the control of the parties participating in this transaction. Accordingly, what actually happens may be very different from the projections included in this prospectus supplement.

o    Whenever we refer to a percentage of some or all of the mortgage loans in the trust or in a mortgage loan group, that percentage has been calculated on the basis of the total scheduled principal balance of those mortgage loans as of July 1, 2007, unless we specify otherwise.  We explain in this prospectus supplement under "Glossary of Defined Terms" how the scheduled principal balance of a mortgage loan is determined.  Whenever we refer in this Summary of Terms or in the Risk Factors section of this prospectus supplement to the total principal balance of any mortgage loans, we mean the total of their scheduled principal balances unless we specify otherwise.

     Issuing Entity or Trust

Thornburg Mortgage Securities Trust 2007-3, a Delaware statutory trust.

See "Description of the Issuing Entity" in this prospectus supplement for additional information.

Sponsor

Thornburg Mortgage Home Loans, Inc., a wholly-owned subsidiary of Thornburg Mortgage, Inc.

See "The Sponsor and Seller" in this prospectus supplement for additional information.

Seller

Thornburg Mortgage Funding, Inc., a wholly-owned subsidiary of Thornburg Mortgage, Inc.

See "The Sponsor and Seller" in this prospectus supplement for additional information.

Master Servicer

Wells Fargo Bank, N.A.

See "The Master Servicer" in this prospectus supplement for additional information.

Depositor

Structured Asset Mortgage Investments II Inc.
383 Madison Avenue
New York, New York 10179
(212) 272-2000

See "The Depositor" in this prospectus supplement for additional information.

Indenture Trustee

LaSalle Bank National Association.

See "Description of the Notes--The Indenture Trustee" in this prospectus supplement for additional information.

Custodian

LaSalle Bank National Association will also act as custodian of the mortgage files.

See "Description of the Notes--The Custodian" in this prospectus supplement for additional information.

Securities Administrator

Wells Fargo Bank, N.A.

See "Description of the Notes-The Securities Administrator" in this prospectus supplement for additional information.

Owner Trustee

Wilmington Trust Company.

See "Description of the Issuing Entity-The Owner Trustee" in this prospectus supplement for additional information.

Servicers

On the closing date, Thornburg Mortgage Home Loans, Inc. (through its sub-servicer Cenlar FSB) and Countrywide Home Loans Servicing
LP will service approximately 72.40% and 23.03%, respectively, of the mortgage loans included in the trust.  The remainder of the mortgage loans will be serviced by various other banks, savings and loan associations and other mortgage lending institutions, none of which will service in excess of 10% of the mortgage loans.

See "The Servicers" in this prospectus supplement for more information regarding the servicers of the mortgage loans.

Originators

Approximately 73.44% and 23.03% of the mortgage loans were originated by Thornburg Mortgage Home Loans, Inc. (together with its mortgage brokers and correspondent lenders) and Countrywide Home Loans, Inc.  The remainder of the mortgage loans were originated by various other banks, savings and loan associations and other mortgage lending institutions, none of which originated in excess of 10%
of the mortgage loans.

See "Mortgage Loan Origination" in this prospectus supplement for information regarding  the originators and the related underwriting guidelines for the mortgage loans.

Yield Maintenance Counterparty

[___]

Auction Swap Counterparty

[___]

Auction Administrator

Wells Fargo Bank, N.A., in its capacity as securities administrator.

Offered Notes

The notes offered by this prospectus supplement will be issued with the initial approximate characteristics set forth under "The
Offered Notes-Offered Notes" in the table on page S-1.

The offered notes will be book-entry securities clearing through The Depository Trust Company in the U.S. or upon request through
Clearstream or Euroclear in Europe.  The minimum denominations and the incremental denominations of each class of offered notes are set forth in the table on page S-3.

The notes will represent obligations of the trust and will be secured by collateral consisting primarily of approximately 1,443 hybrid and adjustable rate, first lien, residential mortgage loans having a total principal balance as of the cut-off date, which is
July 1, 2007, of approximately $1,494,792,756.

The offered notes will have an approximate total initial principal amount of $1,423,789,000.  Any differences between the total principal amount of the offered notes on the date they are issued and the approximate total principal amount of the offered notes as reflected in this prospectus supplement will not exceed 10%.

Non-Offered Notes and Securities

In addition to the ten classes of offered notes, the trust will issue seven other classes of notes.  These notes will have the class designations set forth in the table on page S-1  under "The Offered Notes-Non-Offered Notes"  and are not being offered by this prospectus supplement and the prospectus.  The trust will also issue ownership certificates which will not be entitled to monthly payments of principal and interest, but will only be entitled to (i) any excess cashflow remaining after all payments on the notes and certain other fees and expenses of the trust have been paid on the related payment date and (ii) funds remaining in the group 3 final maturity reserve account after all payments therefrom have been made as described herein.  Information about the non-offered notes and the ownership certificates is being included because these classes provide credit enhancement for the offered notes.  The non-offered notes will have original class principal amounts set forth on page S-1 in this prospectus supplement, subject to a variance as described in this prospectus supplement.

Designations

Each class of notes will have different characteristics, some of which are reflected in the following general designations.

o      Offered Notes
       Class 1A-1, Class 1A-2, Class 2A-1, Class 2A-2, Class 3A-1, Class 3A-2, Class 4A-1, Class 4A-2, Class 4A-3 and Class 4A-4 Notes.

o      Group 1 Notes
       Class 1A-1 and Class 1A-2 Notes.

o      Group 2 Notes
       Class 2A-1 and Class 2A-2 Notes.

o      Group 3 Notes
       Class 3A-1 and Class 3A-2 Notes.

o      Group 4 Notes
       Class 4A-1, Class 4A-2, Class 4A-3 and Class 4A-4 Notes.

o      Subordinate Notes
       Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Notes.

o      Book-Entry Notes
       All classes of offered notes.

o      Interest-Only Notes
       Class A-X Notes.

o      Retained Notes
       All Subordinate Notes and Interest-Only Notes

Payments of interest and principal on the Group 1 Notes will primarily be based on collections from the group 1 mortgage loans.
Payments of interest and principal on the Group 2 Notes will primarily be based on collections from the group 2 mortgage loans.
Payments of interest and principal on the Group 3 Notes will be primarily based on collections from the group 3 mortgage loans.
Payments of interest and principal on the Group 4 Notes will be primarily based on collections from the group 4 mortgage loans.
Payments of interest and principal on the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Notes and of interest on the Class A-X Notes will be based on collections from all four mortgage loan groups.  The rights of holders of the Class A-X Notes to receive payments of interest will be subordinate to payments of principal and interest on the offered notes.  The rights of holders of the subordinate notes to receive payments of principal and interest will be subordinate to the rights of the holders of notes having a senior priority of payment, as described in this summary of terms under "Credit Enhancement."  The rights of holders of ownership certificates will be subordinate to the rights of the holders of all of the notes and will receive any excess remaining cashflow after payment of all amounts to the notes and any fees and expenses of the trust plus any excess funds remaining in the group 3 final maturity reserve account after all payments therefrom have been made as described herein.

Cut-off Date

July 1, 2007.

Closing Date

On or about July 31, 2007.

Payment Date

Beginning in August 2007, the securities administrator will make payments on the notes on the 25th day of each month or if the 25th day is not a business day, on the next business day.  The first payment date will be August 27, 2007.

Interest Payments on the Notes

General

Interest on the offered notes will accrue on the basis of a 360-day year and the actual number of days elapsed in the related accrual period.  Interest on the Class A-X Notes and the subordinate notes will accrue on the basis of a 360-day year composed of twelve
30-day months.

The accrual period for the offered notes will be the period beginning on the prior payment date (or the closing date, in the case of the first payment date) and ending on the day immediately preceding the payment date.  The accrual period for the Class A-X Notes and the subordinate notes will be the calendar month immediately preceding the month in which the payment date occurs.

Class 1A-1 and Class 1A-2

On or before the payment date in July 2010, interest on the Class 1A-1 and Class 1A-2 Notes for any payment date will be calculated at an annual rate equal to the sum of one-month LIBOR and [[o]]% (in the case of the Class 1A-1 Notes) and one-month LIBOR and [[o]]%
(in the case of the Class 1A-2 Notes).  After the payment date in July 2010, interest on the Class 1A-1 and Class 1A-2 Notes for any payment date will be calculated at an annual rate equal to the least of (a) one-month LIBOR plus [[o]]%, (b) [[o]]% and (c) the related Class A Available Funds Cap Rate.

Class 2A-1 and Class 2A-2

On or before the payment date in July 2012, interest on the Class 2A-1 and Class 2A-2 Notes for any payment date will be calculated at an annual rate equal to the sum of one-month LIBOR plus [[o]]% (in the case of the Class 2A-1 Notes) and one-month LIBOR plus
[[o]]% (in the case of the Class 2A-2 Notes).  After the payment date in July 2012, interest on the Class 2A-1 and Class 2A-2 Notes for any payment date will be calculated at an annual rate equal to the least of (i) one-year LIBOR plus [[o]]%, (ii) [[o]]% and (iii)
the related Class A Available Fund Cap Rate.

Class 3A-1 and Class 3A-2

On or before the payment date in July 2012, interest on the Class 3A-1 and Class 3A-2 Notes for any payment date will be calculated at an annual rate equal to the sum of one-month LIBOR plus [[o]]% (in the case of the Class 3A-1 Notes) and one-month LIBOR plus
[[o]]% (in the case of the Class 3A-2 Notes).  After the payment date in July 2012 up to and including the payment date in May 2014, interest on the Class 3A-1 and Class 3A-2 Notes for any payment date will be calculated at an annual rate equal to the lesser of (i)
[[o]]% and (ii) the related Class A Available Funds Cap Rate.  After the Payment Date in May 2014, interest on the Class 3A-1 and
Class 3A-2 Notes will be calculated at an annual rate equal to the least of (i) one-year LIBOR plus [[o]]%, (ii)  [[o]]% and (iii)
the related Available Funds Cap Rate.

Class 4A-1, Class 4A-2, Class 4A-3 and Class 4A-4

On or before the payment date in July 2012, interest on the Class 4A-1, Class 4A-2, Class 4A-3 and Class 4A-4 Notes for any payment date will be calculated at an annual rate equal to the sum of one-month LIBOR plus [[o]]% (in the case of the Class 4A-1 Notes), one-month LIBOR plus [[o]]% (in the case of the Class 4A-2 Notes), one-month LIBOR plus [[o]]% (in the case of the Class 4A-3 Notes)
and one-month LIBOR plus [[o]]% (in the case of the Class 4A-4 Notes).  After the payment date in July 2012 up to and including the payment date in April 2017, interest on the Class 4A-1, Class 4A-2, Class 4A-3 and Class 4A-4 Notes will be calculated at an annual rate equal to the lesser of (i) [[o]]% and (ii) the related Class A Available Funds Cap Rate.  After the payment date in April 2017, interest on the Class 4A-1, Class 4A-2, Class 4A-3 and Class 4A-4 Notes will be calculated at an annual rate equal to the least of
(i) one-year LIBOR plus [[o]]%, (ii) [[o]]% and (iii) the related Class A Available Funds Cap Rate.

The Available Funds Cap Rate for each mortgage loan group is a limitation expressed as a per annum rate generally based on the amount of interest collections received from the mortgage loans in the related mortgage loan group during the applicable collection period plus, solely in the case of the group 1 mortgage loans, the lesser of (i) any deferred interest with respect to the group 1 mortgage loans, as described below under "-The Mortgage Loans-Mortgage Loan Groups" and (ii) principal collections on the group 1 mortgage loans with respect to that due period, net of certain fees and expenses of the trust.  The Class A Available Funds Cap Rate for each class of offered notes is the available funds cap rate of the related mortgage loan group adjusted to reflect interest on an actual/360 basis (minus, in the case of the group 3 notes, on and after the payment date in July 2017, the group 3 final maturity reserve rate).

For a complete description of the available funds cap rate and the priority of payments of interest, see "Description of the
Notes-Distributions of Interest" in this prospectus supplement.

Class A-X Notes

The interest rate of the Class A-X Notes on any payment date will equal an annual rate (not less than zero) calculated as (A) the product of (i) the excess, if any, of (x) the weighted average of the Class A Available Funds Cap Rates of the offered notes for such payment date, weighted based on the relative aggregate class principal amounts of the offered notes immediately before such payment date, over (y) the weighted average of the interest rates on the offered notes for such payment date, weighted based on the relative aggregate class principal amounts of the offered notes immediately before such payment date multiplied by (ii) the quotient of the actual number of days in the accrual period divided by 30 minus (B) the product of (I) the sum of (1) the Class A Deferred Amounts
(as defined herein) for such payment date and (2) the Class A Available Funds Cap Shortfalls (as defined herein) for such payment date and (II) 12, divided by the class notional amount of the Class A-X Notes.

Subordinate Notes

On any payment date, the interest rates with respect to the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Notes
will be equal to the excess, if any, of (a) the weighted average of the Available Funds Cap Rate applicable to each mortgage loan group, weighted based on the subordinate component of each mortgage loan group (after taking into account, in the case of the group 3 notes, on and after the payment date in July 2017, the group 3 final maturity reserve rate) over (b) a rate equal to the quotient of
(i) the product of any remaining Class A Available Funds Cap Shortfalls for such payment date after taking into account the reduction in the Class A-X Note interest rate by any Class A Available Funds Cap Shortfalls, multiplied by 12 and divided by (ii) the aggregate of the class principal amounts of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Notes immediately prior to such payment date.

Principal Payments on the Notes

Principal will be paid to holders of the offered notes to the extent of funds available to make payments of principal, on each payment date in the amounts described in this prospectus supplement under "Description of the Notes-Principal."

Payment Priorities

On each payment date, the securities administrator, acting as paying agent, will apply the sum of (i) the amounts collected in respect of the mortgage loans in the applicable mortgage loan group available for payment and (ii) amounts received from the yield maintenance counterparty under the related yield maintenance agreement generally in the following order of priority:

(1)  from amounts collected from, or related to, the group 3 mortgage loans, on the payment date in July 2017 and each payment date thereafter, for deposit in the group 3 final maturity reserve account, the group 3 final maturity reserve amount;

(2)  from amounts from the related mortgage loan group:

     (a) interest on the related offered notes accrued at the applicable note interest rate for each such class, on a pro rata basis, based on the amount of interest due; and

     (b) principal on the related offered notes;

(3)  from all remaining amounts collected on all the mortgage loans and available for payment:

     (a) interest on the Class A-X Notes at the applicable interest rate;

     (b) interest on, and then the respective share of principal of, each class of subordinate notes in the order of their numerical class designations, beginning with the Class B-1 Notes;

     (c) any Class A Available Funds Cap shortfalls to the offered notes, on a pro rata basis, based on the amount of any such shortfalls;

     (d) any Class A Deferred Amounts, to the offered notes, on a pro rata basis, based on the amount of any such allocated losses;
         and

     (e) any remaining available funds to the ownership certificates.

See "Description of the Notes" in this prospectus supplement for additional information.

Limited Cross-Collateralization

In certain very limited circumstances relating to a mortgage loan group's experiencing disproportionately high realized losses, principal and interest collected from the other mortgage loan groups may be applied to pay principal or interest, or both, to the offered notes related to the mortgage loan group experiencing those conditions.  In addition, in certain very limited circumstances relating to a mortgage loan group's experiencing rapid prepayments, principal and interest collected from that mortgage loan group may be deposited into a reserve fund to be applied to pay principal to the offered notes relating to another mortgage loan group if such offered notes have become undercollateralized.

See "Description of the Notes-Limited Cross-Collateralization" in this prospectus supplement for additional information.

Mandatory Auction of the Offered Notes

Prior to the payment date in July 2010 with respect to the group 1 notes and July 2012 with respect to the group 2, group 3 and group
4 notes, Wells Fargo Bank, N.A., in its capacity as securities administrator acting as auction administrator, will auction each class of the offered notes then outstanding to third party investors.

On the payment date in July 2010, the group 1 notes will be transferred to third-party investors and on the payment date in July
2012, the group 2, group 3 and group 4 notes will be transferred to third-party investors, in each case in return for a distribution of the then outstanding class principal amounts of those notes (to the extent received from the related third party investors and, if applicable, the auction swap counterparty).

The auction administrator will enter into an auction swap agreement pursuant to which [___], as the auction swap counterparty, will agree to pay the excess, if any, of the outstanding class principal amounts of the offered notes, after application of all interest and principal distributions and allocation of realized losses and any recoveries of principal from liquidated mortgage loans on the payment date in July 2010 with respect to the group 1 notes or July 2012 with respect to the group 2, group 3 and group 4 notes, as applicable, over the amount received in the related auction.  In the event that all or a portion of a class of the offered notes is not sold in the related auction, the auction proceeds for such unsold notes will be deemed to be zero and the auction swap counterparty will pay the auction administrator the entire outstanding class principal amount of the unsold notes, after application of all interest and principal distributions and allocation of realized losses and any recoveries of principal from liquidated mortgage loans on the payment date in July 2010 with respect to the group 1 notes or July 2012 with respect to the group 2, group 3 and group 4 notes, as applicable, in exchange for those notes.  In the event that the amount received in the related auction is greater than the class principal amount of the notes, that excess will not be paid to the noteholders.

See "Description of the Notes-Mandatory Auction of the Offered Notes" in this prospectus supplement.

Yield Maintenance Agreements

The holders of (i) the Class 1A-1 Class 1A-2 Notes, (ii) the Class 2A-1 and Class 2A-2 Notes, (iii) the Class 3A-1 and Class 3A-2
Notes and (iv) the Class 4A-1, Class 4A-2, Class 4A-3 and Class 4A-4 Notes, in each case have the benefit of a separate interest rate cap agreement (each referred to herein as a "yield maintenance agreement").  Any payments received under the related yield maintenance agreement with respect to a payment date on or before the payment date in July 2010 with respect to the group 1 notes, or
July 2012 with respect to the group 2, group 3 or group 4 notes, as applicable, will be available to pay the excess of the current interest on the related notes at the related interest rate over the related Class A Available Funds Cap Rate of the related mortgage loan group.

See "Description of the Notes-The Yield Maintenance Agreements" in this prospectus supplement for additional information concerning the amounts payable under the yield maintenance agreements.

Credit Enhancement

The offered notes will have a prior right of payment over the Class A-X Notes.  The offered notes and the Class A-X Notes will have a prior right of payment over the subordinate notes.  Among the classes of subordinate notes, the Class B-1 Notes will have the highest payment priority and the Class B-6 Notes will have the lowest payment priority.

Subordination is designed to provide the holders of notes with a higher payment priority with protection against losses realized when the remaining unpaid principal balance on a mortgage loan exceeds the amount of proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating the realized losses first, among the subordinate notes, beginning with the subordinate notes with the lowest payment priority, and second, to the extent such realized losses exceed the amounts that will be distributed from the reserve fund, to the related class or classes of offered notes, pro rata, based on their outstanding principal balances; provided, however, that any such realized losses that would otherwise be so allocated to the Class
1A-1 Notes will instead be allocated to the Class 1A-2 Notes until the class principal amount of the Class 1A-2 Notes has been reduced to zero; any such realized losses that would otherwise be so allocated to the Class 2A-1 Notes will instead be allocated to the Class
2A-2 Notes until the class principal amount of the Class 2A-2 Notes has been reduced to zero; any such realized losses that would otherwise be allocated to the Class 3A-1 Notes will instead be allocated to the Class 3A-2 Notes until the class principal amount of the Class 3A-2 Notes has been reduced to zero; any such realized losses that would otherwise be so allocated to the Class 4A-1 Notes will instead be allocated to the Class 4A-2 Notes until the class principal amount of the Class 4A-2 Notes has been reduced to zero;
and any such realized losses that would otherwise be so allocated to the Class 4A-3 Notes will instead be allocated to the Class 4A-4
Notes until the class principal amount of the Class 4A-4 Notes has been reduced to zero.

In addition, the manner of allocating payments of principal to the notes will differ, as described in this prospectus supplement, depending upon the occurrence of several different events or triggers.

Up to and including the payment date in July 2014, the subordinate notes will not receive any unscheduled principal unless the offered notes are paid down to zero or the credit enhancement provided by the subordinate notes has doubled prior to that date and certain loss and delinquency tests have been satisfied.  After the payment date in July 2014, subject to certain loss and delinquency triggers being satisfied, and subject to, in limited circumstances, deposits to the reserve fund, the subordinate notes will receive increasing portions of principal prepayments over time.

See "Description of the Notes-Principal," "-Allocation of Realized Losses" and "-Subordination of the Subordinate Notes" in this prospectus supplement.

The Mortgage Loans

The assets of the trust will consist primarily of a pool of first lien, residential adjustable rate mortgage loans and hybrid mortgage loans which are divided into four loan groups, each having the characteristics described in this prospectus supplement.
Hybrid mortgage loans are fixed rate mortgage loans that convert to adjustable rate mortgage loans after a specified period following origination.  As of the cut-off date, approximately 98.21% of the hybrid mortgage loans were still in their limited fixed rate period.  Approximately 72.31% of the mortgage loans require monthly payments of interest, but not principal, for a fixed period following origination.  The mortgage rates on approximately 1.60% of the mortgage loans can be converted, at the option of the related borrowers, to a fixed interest rate and the mortgage rates on approximately 13.01% of the mortgage loans may be modified to another adjustable rate based on a different index or to another type of hybrid or adjustable rate mortgage loan.  Thornburg
Mortgage, Inc., the parent of the seller, has the obligation to purchase any mortgage loan whose interest rate has been converted to a fixed interest rate or modified in accordance with the related mortgage note.  The seller has the option, but not the obligation, to modify any mortgage loan for which the borrower has requested a modification that is not then permitted under the related mortgage note, so long as the seller purchases such mortgage loan from the trust prior to making such modification.

All of the mortgage loans originated by Countrywide Home Loans, Inc. and which are included in group 1, are "seasoned" mortgage loans which had first payment due dates between February 1, 2002 and December 1, 2006 and have a weighted average remaining term of approximately 397 months.  In addition, 41.20%, 14.18% and 7.91% of the mortgage loans to be included in groups 2, 3 and 4, respectively, are seasoned 12 months or greater and were purchased by the seller upon the liquidation of two mortgage loan securitization trusts originally formed in 2002.  Such mortgage loans had first payment due dates between January 1, 1998 and July 1,
2006 and have a weighted average remaining term of approximately 311 months.

The mortgage loans will have an aggregate principal balance of approximately $1,494,792,756 as of the cut-off date, subject to a variance of plus or minus 10%.

Mortgage Loan Groups

o           Group 1 Mortgage Loans
            A group of conventional first lien, hybrid and adjustable rate mortgage loans with original terms to maturity of 30 or 40 years.  All of the group 1 mortgage loans provide for "negative amortization."  Such mortgage loans permit the borrower to elect to pay a minimum monthly payment (subject to certain payment adjustments) which may be insufficient to pay the full monthly interest accrued on the mortgage loan, resulting in an increase in the principal balance of the mortgage loan by the amount of such unpaid (or deferred) interest.  Approximately 11.92% of the group 1 mortgage loans accrue interest at a mortgage rate which adjusts annually after an initial fixed rate period of ten years, based on the 1-year
            LIBOR index and approximately 88.08% of the group 1 mortgage loans accrue interest at an interest rate that adjusts monthly based on the 1-year MTA index or the 1-month LIBOR index, each as described in this prospectus supplement.

o           Group 2 Mortgage Loans
            A group of conventional first lien, adjustable and hybrid mortgage loans with interest rates that have an initial fixed rate period of one month, six months or one, three or five years and thereafter adjust on a monthly, semi-annual or annual basis and, in the case of one loan, every three years.

o           Group 3 Mortgage Loans
            A group of conventional first lien, hybrid mortgage loans with interest rates that have an initial fixed rate period of seven or eight years and thereafter adjust on a monthly, semi-annual or annual basis.

o           Group 4 Mortgage Loans
            A group of conventional first lien, hybrid mortgage loans with interest rates that have an initial fixed rate period of ten years and thereafter adjust on a monthly, semi-annual or annual basis.

                                                    Aggregate Mortgage Loan Summary

                                                                                         Non-Zero
                                                                                         Weighted         Total
                                                                Range or Total          Average(1)     Percentage(2)
                                                                ____________________________________________________
Number of Mortgage Loans.............................                       1,443               --               --
Total Scheduled Principal Balance....................              $1,494,792,756               --               --
Scheduled Principal Balances.........................         $873 to $12,500,000       $2,322,497               --
Mortgage Rates.......................................            3.750% to 9.000%           6.798%               --
Original Terms to Maturity (in months)...............                  300 to 480              375               --
Remaining Terms to Maturity (in months)..............                  232 to 478              364               --
Original Loan-to-Value Ratios........................            9.90% to 100.00%           67.93%               --
Original Effective Loan-to-Value Ratios..............             9.90% to 96.31%           67.74%               --
Number of Interest-Only Mortgage Loans...............                       1,226               --           72.31%
Number of Negative Amortization Mortgage Loans.......                         148               --           26.97%
Geographic Concentration in Excess of 10% of the
   Total Scheduled Principal Balance:
   California........................................                $541,207,459               --           36.21%
   Number of Mortgage Loans in California............                         330               --               --
   New York..........................................                $151,691,596               --           10.15%
   Number of Mortgage Loans in New York..............                         125               --               --
Mortgage Loans in the Maximum Single Zip Code
   Concentration.....................................            92657 (Zip Code)               --            1.92%
Credit Scores........................................                  500 to 823              738               --
Number of Mortgage Loans with Prepayment Penalties at
   Origination.......................................                         237               --           30.95%
Gross Margins........................................            1.000% to 4.000%           2.205%               --
Maximum Mortgage Rates...............................           8.125% to 16.375%          11.027%               --
Minimum Mortgage Rates...............................            1.000% to 4.000%           2.216%               --
Months to Next Mortgage Rate Adjustment..............                    1 to 119               66               --
Initial Caps.........................................            1.000% to 6.000%           4.982%               --
Periodic Caps........................................            1.000% to 5.000%           1.950%               --

___________________
(1)  As used in this table,  the  "non-zero  weighted  average" of any  characteristic  of the mortgage  loans will not include in such weighted  average  those  mortgage  loans  which do not have that  characteristic  (or for  which  that  characteristic  cannot be determined).

(2)  Percentages calculated based on the total principal balance of the mortgage loans in all mortgage groups.

                                                     Group 1 Mortgage Loan Summary

                                                                                         Non-Zero
                                                                                         Weighted         Total
                                                                Range or Total          Average(1)     Percentage(2)
                                                                ____________________________________________________
Number of Mortgage Loans............................                          148              --                --
Total Scheduled Principal Balance...................                 $403,133,770              --                --
Scheduled Principal Balances........................      $193,632 to $10,253,665      $3,872,370                --
Mortgage Rates......................................             5.750% to 9.000%          8.067%                --
Original Terms to Maturity (in months)..............                   360 to 480             415                --
Remaining Terms to Maturity (in months).............                   294 to 478             405                --
Original Loan-to-Value Ratios.......................             28.54% to 80.00%          65.45%                --
Original Effective Loan-to-Value Ratios.............             28.54% to 80.00%          65.44%                --
Number of Interest-Only Mortgage Loans..............                           41              --            11.92%
Number of Negative Amortization Mortgage Loans......                          148              --           100.00%
Geographic Concentration in Excess of 10% of the
    Total Scheduled Principal Balance:
    California......................................                 $244,793,067              --            60.72%
    Number of Mortgage Loans in California..........                           69              --                --
    Florida.........................................                  $44,902,777              --            11.14%
    Number of Mortgage Loans in Florida.............                           18              --                --
Mortgage Loans in the Maximum Single Zip Code
Concentration.......................................             92651 (Zip Code)              --             6.56%
Credit Scores.......................................                   546 to 813             715                --
Number of Mortgage Loans with Prepayment Penalties
    at Origination..................................                           96              --            79.02%
Gross Margins.......................................             1.675% to 4.000%          3.051%                --
Maximum Mortgage Rates..............................            9.950% to 12.875%         10.190%                --
Minimum Mortgage Rates..............................             1.675% to 4.000%          3.057%                --
Months to Next Mortgage Rate Adjustment.............                     1 to 118              15                --
Initial Caps........................................                       5.000%          5.000%                --
Periodic Caps.......................................                       2.000%          2.000%                --

_________________________
(1)  As used in this table,  the  "non-zero  weighted  average" of any  characteristic  of the mortgage  loans will not include in such weighted  average  those  mortgage  loans  which do not have that  characteristic  (or for  which  that  characteristic  cannot be determined).

(2)  Percentages calculated based on the total principal balance of the group 1 mortgage loans.

                                                     Group 2 Mortgage Loan Summary

                                                                                         Non-Zero
                                                                                         Weighted         Total
                                                                Range or Total          Average(1)     Percentage(2)
                                                                ____________________________________________________
Number of Mortgage Loans............................                          350              --                --
Total Scheduled Principal Balance...................                 $233,839,754              --                --
Scheduled Principal Balances........................           $873 to $4,750,000      $1,447,553                --
Mortgage Rates......................................             3.750% to 7.750%          6.273%                --
Original Terms to Maturity (in months)..............                   300 to 480             361                --
Remaining Terms to Maturity (in months).............                   232 to 417             336                --
Original Loan-to-Value Ratios.......................            16.13% to 100.00%          65.79%                --
Original Effective Loan-to-Value Ratios.............             16.13% to 94.95%          65.34%                --
Number of Interest-Only Mortgage Loans..............                          309              --            94.37%
Geographic Concentration in Excess of 10% of the
    Total Scheduled Principal Balance:
    California......................................                  $43,100,549              --            19.26%
    Number of Mortgage Loans in California..........                           55              --
    Florida..........................................                 $25,320,420              --            11.31%
    Number of Mortgage Loans in Florida..............                          34              --
Mortgage Loans in the Maximum Single Zip Code
Concentration.......................................             30327 (Zip Code)              --             2.47%
Credit Scores.......................................                   500 to 819             736                --
Number of Mortgage Loans with Prepayment Penalties
    at Origination..................................                           54              --            13.40%
Gross Margins.......................................             1.000% to 2.750%          1.895%                --
Maximum Mortgage Rates..............................            8.125% to 16.375%         11.148%                --
Minimum Mortgage Rates..............................             1.000% to 3.375%          1.959%                --
Months to Next Mortgage Rate Adjustment.............                      1 to 59              44                --
Initial Caps........................................             1.000% to 6.000%          4.907%                --
Periodic Caps.......................................             1.000% to 2.000%          1.940%                --

_____________________________
(1)  As used in this table,  the  "non-zero  weighted  average" of any  characteristic  of the mortgage  loans will not include in such weighted  average  those  mortgage  loans  which do not have that  characteristic  (or for  which  that  characteristic  cannot be determined).

(2)  Percentages calculated based on the total principal balance of the group 2 mortgage loans.

                                                     Group 3 Mortgage Loan Summary

                                                                                         Non-Zero
                                                                                         Weighted         Total
                                                                Range or Total          Average(1)     Percentage(2)
                                                                ____________________________________________________
Number of Mortgage Loans............................                          540              --                --
Total Scheduled Principal Balance...................                 $507,023,057              --                --
Scheduled Principal Balances........................       $67,500 to $12,500,000      $2,014,974                --
Mortgage Rates......................................             4.375% to 7.250%          6.369%                --
Original Terms to Maturity (in months)..............                   360 to 480             360                --
Remaining Terms to Maturity (in months).............                   275 to 478             352                --
Original Loan-to-Value Ratios.......................            12.00% to 100.00%          69.44%                --
Original Effective Loan-to-Value Ratios.............             12.00% to 95.00%          69.13%                --
Number of Interest-Only Mortgage Loans..............                          503              --            94.70%
Geographic Concentration in Excess of 10% of the
    Total Scheduled Principal Balance:
    California......................................                 $128,197,215              --            25.28%
    Number of Mortgage Loans in California..........                          100              --                --
    Florida..........................................                 $67,748,316              --            12.57%
    Number of Mortgage Loans in Florida..............                          67              --                --
    Colorado.........................................                 $54,357,704              --            10.72%
    Number of Mortgage Loans in Colorado.............                          49              --                --
    New York.........................................                 $51,420,921              --            10.14%
    Number of Mortgage Loans in New York.............                          38              --                --
Mortgage Loans in the Maximum Single Zip Code
Concentration.......................................             33432 (Zip Code)              --             2.67%
Credit Scores.......................................                   601 to 819             749                --
Number of Mortgage Loans with Prepayment Penalties
    at Origination..................................                           38              --            11.91%
Gross Margins.......................................             1.000% to 2.750%          1.896%                --
Maximum Mortgage Rates..............................            9.375% to 12.300%         11.396%                --
Minimum Mortgage Rates..............................             1.000% to 2.750%          1.895%                --
Months to Next Mortgage Rate Adjustment.............                     12 to 83              81                --
Initial Caps........................................             2.000% to 5.000%          4.998%                --
Periodic Caps.......................................             1.000% to 5.000%          1.962%                --

__________________________
(1)  As used in this table,  the  "non-zero  weighted  average" of any  characteristic  of the mortgage  loans will not include in such weighted  average  those  mortgage  loans  which do not have that  characteristic  (or for  which  that  characteristic  cannot be determined).

(2)  Percentages calculated based on the total principal balance of the group 3 mortgage loans.

                                                     Group 4 Mortgage Loan Summary

                                                                                         Non-Zero
                                                                                         Weighted         Total
                                                                Range or Total          Average(1)     Percentage(2)
                                                                ____________________________________________________
Number of Mortgage Loans............................                          405              --                --
Total Scheduled Principal Balance...................                 $360,796,175              --                --
Scheduled Principal Balances........................        $50,000 to $4,875,000      $1,565,731                --
Mortgage Rates......................................             5.000% to 7.500%          6.309%                --
Original Terms to Maturity (in months)..............                   360 to 480             360                --
Remaining Terms to Maturity (in months).............                   272 to 477             354                --
Original Loan-to-Value Ratios.......................             9.90% to 100.00%          69.90%                --
Original Effective Loan-to-Value Ratios.............              9.90% to 96.31%          69.82%                --
Number of Interest-Only Mortgage Loans..............                          373              --            94.61%
Geographic Concentration in Excess of 10% of the
    Total Scheduled Principal Balance:
    California......................................                 $125,116,627              --            34.68%
    Number of Mortgage Loans in California..........                          106              --                --
    New York.........................................                 $56,486,689              --            15.66%
    Number of Mortgage Loans in New York.............                          56              --                --
Mortgage Loans in the Maximum Single Zip Code
Concentration.......................................             90265 (Zip Code)              --             3.34%
Credit Scores.......................................                   591 to 823             747                --
Number of Mortgage Loans with Prepayment Penalties
    at Origination..................................                           49              --            14.89%
Gross Margins.......................................             1.000% to 2.500%          1.887%                --
Maximum Mortgage Rates..............................           10.000% to 12.500%         11.367%                --
Minimum Mortgage Rates..............................             1.000% to 2.500%          1.887%                --
Months to Next Mortgage Rate Adjustment.............                    56 to 119             116                --
Initial Caps........................................             5.000% to 5.000%          5.000%                --
Periodic Caps.......................................             1.000% to 2.000%          1.931%                --

(1)  As used in this table,  the  "non-zero  weighted  average" of any  characteristic  of the mortgage  loans will not include in such weighted  average  those  mortgage  loans  which do not have that  characteristic  (or for  which  that  characteristic  cannot be determined).

(2)  Percentages calculated based on the total principal balance of the group 4 mortgage loans.

Mortgage Loan Representations and Warranties/Defective Documentation

The seller has assigned to the trust certain representations and warranties concerning the mortgage loans made by Thornburg Mortgage
Home Loans, Inc.  In addition, the seller and Thornburg Mortgage Home Loans, Inc. have each represented and warranted that none of the mortgage loans in the trust will be "high cost" loans under applicable federal, state or local anti-predatory or anti-abusive lending laws. The depositor's rights with respect to these representations and warranties will be assigned to the trust for the benefit of noteholders under the sale and servicing agreement.

In addition, within 90 days after receipt by the indenture trustee or the custodian of the mortgage loans and the related documents, the indenture trustee or the custodian will review the mortgage loans and the related documents in the mortgage loan files for defects.

Following the discovery of a breach of any representation or warranty that materially and adversely affects the interests of the noteholders in a mortgage loan or following the discovery by the indenture trustee, in its capacity as custodian, that a mortgage loan or related document is defective in any material respect, Thornburg Mortgage Home Loans, Inc. will be required to either (1) cure that breach, (2) repurchase the affected mortgage loan from the trust or (3) substitute a materially similar mortgage loan.

See "The Sale and Servicing Agreement and the Mortgage Loan Purchase Agreement-Assignment of the Mortgage Loans" in this prospectus supplement.

Optional Purchase of Certain Delinquent Mortgage Loans and REO Property

Thornburg Mortgage Home Loans, Inc., in its capacity as servicer of a substantial portion of the mortgage loans, has an assignable option to purchase from the trust any mortgage loan which as of the first day of a calendar quarter and at the time of purchase, is delinquent in payment by 90 days or more or which has become REO property.

See "Mortgage Loan Servicing-Realization Upon Defaulted Mortgage Loans."

Advances

Each servicer is required to make advances to cover delinquent payments of principal and interest in respect of the mortgage loans it is servicing unless it reasonably believes that the advances are not recoverable from future payments or other recoveries on the related mortgage loans.  The master servicer will be obligated to make advances to the extent provided in the sale and servicing agreement if any servicer that is obligated to make an advance fails to do so, and the trustee (in its capacity as successor master servicer) will be obligated to make advances if the master servicer fails to do so.  Advances are intended to maintain a regular flow of scheduled interest and principal payments on the notes and are not intended to guarantee or insure against losses.  The servicers are also required to make certain servicing-related advances.

See "Mortgage Loan Servicing-Advances" in this prospectus supplement for additional information.

Group 3 Final Maturity Reserve Account

For each payment date on and after the payment date in July 2017, if the total principal balance of the mortgage loans in group 3 having forty-year original terms to maturity is greater than the amount specified on Annex C attached to this prospectus supplement, a portion of interest collections calculated as described below, to the extent available after payment of certain fees and expenses of the trust fund but before payment of interest to the group 3 noteholders, will be deposited into the group 3 final maturity reserve account, which is a separate trust account maintained by the securities administrator on behalf of the indenture trustee and the group 3 noteholders.  This required deposit will be calculated as the lesser of (A) the product of (x) a per annum rate of 1.00%,
(y) the aggregate outstanding principal balance of the group 3 mortgage loans with forty-year original terms to maturity on that payment date and (z) a fraction, the numerator of which is 30 and the denominator of which is 360 and (B) the lesser of (1) the excess of (i) the total outstanding principal balance of the group 3 mortgage loans with forty-year original terms to maturity for that payment date over (ii) the amounts on deposit in the group 3 final maturity reserve account or (2) the excess of (x) the aggregate note principal balance of the group 3 notes after giving effect to payments on that payment date over (y) the amounts on deposit in the group 3 final maturity reserve account for that payment date.

On the earlier of the legal final maturity date for the group 3 notes and the termination of the trust fund, any amounts on deposit in the group 3 final maturity reserve account will be applied as payment of principal or interest as described in this prospectus supplement.

See "Description of the Notes-Group 3 Final Maturity Reserve Account" in this prospectus supplement.

Fees and Expenses

Before payments are made on the notes, each servicer will be paid a monthly fee calculated as 0.250% per annum, in the case of approximately 76.06% of the mortgage loans, 0.375% per annum, in the case of approximately 23.93% of the mortgage loans and 0.50% per annum, in the case of less than 0.01% of the mortgage loans, on the principal balances of the related mortgage loans, as described in this prospectus supplement.  In the case of approximately 6.92% of the mortgage loans, the 0.250% per annum fee rate will increase to
0.375% after the first adjustment date of the related mortgage loan.  In addition, Thornburg Mortgage Home Loans, Inc. will receive as additional compensation a portion of the investment income on funds held in the collection account.

The master servicer will be paid a monthly fee calculated as 0.010% annually on the principal balances of all of the mortgage loans and will receive as additional compensation a portion of the investment income on funds held in the collection account.  The fees of the securities administrator, the indenture trustee and the owner trustee will not be paid by the trust but rather will be paid by the master servicer on behalf of the trust.  The fees of the custodian will be paid directly by the seller and not by the trust.

The servicer, the master servicer, the indenture trustee, the owner trustee, the securities administrator and the custodian will also be entitled to reimbursement of certain expenses from the trust before payments are made on the notes.

See "Fees and Expenses of the Trust" in this prospectus supplement.

Optional Notes Purchase Right

Thornburg Mortgage, Inc. will have the option to call the notes on any payment date in or after the month in which the aggregate scheduled principal balance of the mortgage loans is equal to or less than 20% of their aggregate scheduled principal balance as of the cut-off date.  We refer to this option as the "optional notes purchase right" in this prospectus supplement.

See "Description of the Notes-Optional Notes Purchase Right" in this prospectus supplement for additional information.

Optional Termination of the Trust

Thornburg Mortgage Home Loans, Inc., in its capacity as a servicer of a substantial portion of mortgage loans, has an assignable option to purchase from the trust all of the trust assets and retire all outstanding notes when the aggregate scheduled principal balance of the mortgage loans and any real estate owned by the trust is 10% or less of the aggregate scheduled principal balance of the mortgage loans as of the cut-off date.  If such option is not exercised, Wells Fargo Bank, N.A., in its capacity as master servicer, may purchase from the trust all mortgage loans and REO properties remaining in the trust when the scheduled principal balance of the mortgage loans is less than 5% of their aggregate scheduled principal balance as of the cut-off date.  We refer to the option of Thornburg Mortgage Home Loans, Inc. or the master servicer to purchase the mortgage loans from the trust as the "optional termination" in this prospectus supplement.

See "Description of the Notes-Optional Termination of the Trust" in this prospectus supplement for additional information.

Maturity Date

The maturity date for each class of the offered notes will be the applicable payment date specified in the table on page S-3.  The actual final payment date for each class of the offered notes may be earlier, and could be substantially earlier, than the applicable maturity date.

Material Federal Income Tax Consequences

For federal income tax purposes the offered notes will be characterized as debt.  Each holder of an offered note, by its acceptance of a note, will agree to treat the note as debt.

The trust will not be classified as a taxable mortgage pool as long as either (i) one person owns a 100% ownership interest in the ownership certificates and each of the Class A-X, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Notes, referred to herein as the "retained notes," or (ii) two or more persons own ownership interests in the ownership certificates and each class of retained notes, but only if each such person's percentage interest in the ownership certificates is identical to such person's percentage interest in each class of retained notes.  On the closing date, Thornburg Mortgage, Inc. will retain a 100% ownership interest in the ownership certificates and each class of retained notes.  So long as the ownership certificates and the retained notes are held by a single person, for federal income tax purposes, the retained notes will not be considered issued and outstanding for such purposes.  If Thornburg Mortgage, Inc. transferred all or a portion of the ownership certificates or any class of retained notes to another person, and if, after the transfer, two or more persons owned all or a portion of some classes of retained notes but not others, then the issuing entity could become a taxable mortgage pool, and accordingly, could become subject to federal income tax as a corporation.  To avoid the adverse consequences of any recharacterization of the issuing entity as a taxable mortgage pool, the trust agreement and the indenture will set forth restrictions on the transferability of the ownership certificates and the retained notes designed to ensure that the trust will not become subject to federal income tax under the taxable mortgage pool rules.

See "Risk Factors-The Trust could become a taxable entity" and "Material Federal Income Tax Consequences" in this prospectus supplement.

ERISA Considerations

Subject to the requirements set forth under "ERISA Considerations" herein, the offered notes may be purchased by employee benefit plans or other retirement arrangements subject to Title I of the Employee Retirement Income Security Act of 1974 or Section 4975 of
the Internal Revenue Code of 1986. A fiduciary of an employee benefit plan or other retirement arrangement must determine that the purchase of an offered note is consistent with its fiduciary duties under applicable law and does not result in a non-exempt prohibited transaction under applicable law.

See "ERISA Considerations" in this prospectus supplement and in the prospectus.

Legal Investment Considerations

The offered notes will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, or
SMMEA, as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization.

See "Legal Investment Considerations" in this prospectus supplement and "Legal Investment Matters" in the prospectus.

Ratings

It is a condition to the issuance of the offered notes that the notes initially have the ratings from Moody's Investors Service, Inc.
and Standard & Poor's Rating Services (a division of The McGraw-Hill Companies, Inc.) set forth in the table on page S-1.  The ratings on the offered notes address the likelihood that the holders of the offered notes will receive all distributions on the related mortgage loans and payments under the related yield maintenance agreement to which they are entitled.

A rating is not a recommendation to buy, sell or hold securities and it may be lowered or withdrawn at any time by the assigning rating agency.

See "Ratings" in this prospectus supplement for additional information.

Listing

The notes are not listed, and no party to the transaction intends to list the notes, on any exchange or to quote them in the automated quotation system of a registered securities organization.

                                                                  Risk Factors

         The following information, together with the information set forth under "Risk Factors" in the prospectus which you also should carefully consider, identifies the principal risks associated with an investment in the notes.

The yield on the notes
may be affected by changes
in interest rates                      No prediction can be made as to future levels of the one-month LIBOR and one-year LIBOR (the applicable indices in determining the note interest rates for the offered notes) and 1-month
                                       LIBOR (the applicable index in determining the mortgage rate for approximately 4.30% of the mortgage loans), 6-month LIBOR (the applicable index in determining the mortgage rate for approximately 4.14% of the mortgage loans), 1-year LIBOR (the applicable index in determining the mortgage rate for approximately 66.39% of the mortgage loans), 1-year MTA (the applicable index in determining the mortgage rate for approximately 23.68% of the mortgage loans) and
                                       1-year CMT and 3-year CMT (the applicable indices in determining the mortgage rate for approximately 1.48% and 0.02%, respectively, of the mortgage loans) or as to the timing of any changes therein, each of which will affect the yield of the notes.

                                       The amount of interest collections generated from the related mortgage loan group may not always be sufficient to pay the holders of the offered notes interest at a rate equal to one-month LIBOR or one-year LIBOR, as applicable, plus the applicable margin due to, among other factors, the following:

                                       • The indices described above applicable to the mortgage loans may differ from, and adjust at different intervals than, the LIBOR-based index then applicable to the offered notes, and, in some cases do not adjust for a period of years. In addition, certain of the mortgage loans are subject to maximum mortgage rate ceilings which maximum rates may be less than the interest rates of one or more classes of the offered notes. Consequently, the interest that becomes due on these mortgage loans during the related due period may be less than interest that would accrue on these notes at rate of the applicable LIBOR-based index plus the applicable margin.

                                       • All of the group 1 mortgage loans are negative amortization adjustable rate or hybrid mortgage loans which permit the borrower to make a minimum monthly payment which may be less than accrued interest on the mortgage loan at the applicable mortgage rate as determined under the applicable indices.

                                       • Losses on or prepayments of mortgage loans with relatively higher mortgage rates may reduce the Class A Available Funds Cap Rate of the mortgage loan group below the applicable interest rates on these notes.

                                       Except in the case of losses on the related mortgage loans, payments due under the related yield maintenance agreement for the benefit of a class of offered notes, as described herein, are intended to be sufficient to cover any interest shortfall attributable to the excess of (i)
                                       the amount of interest accrued on each such class at the applicable interest rate over (ii) the amount of interest that would have accrued on such class assuming the interest rate for such class had been subject to a cap equal to the amount of interest collected on the mortgage loans in the related mortgage loan group (plus, solely in the case of the group 1 mortgage loans, by the lesser of (i) the amount of any deferred interest for such due period and (ii) principal collections on the group 1 mortgage loans for such due period).  Accordingly, a portion of the interest owed to the offered notes under their applicable interest rate may be dependent on payments received by the securities administrator under the related yield maintenance agreements.

                                       See "Description of the Mortgage Loan Groups" in this prospectus supplement.

Loan prepayments may
adversely affect the
average life of, and rate
of return on, your
notes                                  Borrowers may prepay their mortgage loans in whole or in part at any time; however, approximately 79.02%, 13.40%, 11.91% and 14.89% of the group 1 mortgage loans, group 2 mortgage loans, group 3 mortgage loans and group 4 mortgage loans, respectively, require the payment of a prepayment penalty in connection with any voluntary prepayment occurring during periods that generally range from three months to five years after origination.  These penalties may discourage borrowers from prepaying their mortgage loans during the penalty period.  All prepayment penalty payments will be remitted to the master servicer by the servicers to the extent provided in their related servicing agreements but will not be available to make distributions on the notes.  We cannot predict the rate at which borrowers will repay their mortgage loans.  A prepayment of a mortgage loan generally will result in a payment of principal on the offered notes.

                                       o   If you purchase your notes at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate.

                                       o   If you purchase your notes at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.

                                       o   The rate of prepayments on the mortgage loans will be sensitive to prevailing interest rates.
                                           Generally, if prevailing interest rates decline significantly below the interest rates on the mortgage loans, the mortgage loans are more likely to prepay than if prevailing rates remain above the interest rates on the mortgage loans.  Conversely, if prevailing interest rates rise significantly, prepayments on the mortgage loans are likely to decrease.

                                       o   Thornburg Mortgage Home Loans, Inc. is required to purchase from the trust the related mortgage loans in the event certain breaches of representations and warranties occur and are not cured. Thornburg Mortgage, Inc. has the obligation to purchase any mortgage loan for which the borrower elects to convert its interest rate to a fixed interest rate or modify its interest rate in accordance with the related mortgage note. Moreover, the seller has the option, but not the obligation, to modify any mortgage loan for which the borrower has requested a modification that is not then permitted under the related mortgage note, so long as the seller purchases such mortgage loan from the trust prior to making such modification. These purchases or liquidations will have the same effect on the holders of the offered notes as a prepayment in full of the related mortgage loans.

                                       o   If the rate of default or the severity of losses on the mortgage loans is higher than you expect, then your yield may be lower than you expect.

                                       See "Yield, Prepayment and Maturity Considerations" in this prospectus supplement for a description of factors that may influence the rate and timing of prepayments on the mortgage loans.

The yields and weighted
average lives of the group 1
notes will be subject to
any negative amortization
on the group 1 mortgage loans          As of the cut-off date, all of the group 1 mortgage loans provide for "negative amortization"
                                       whereby the borrower is only required to make a minimum monthly payment which may not be sufficient to pay the full monthly interest accrued at the applicable mortgage rate.  The principal balance of the group 1 mortgage loan increases by the amount of such unpaid or deferred interest.  Any deferral of interest on the group 1 mortgage loans will result in a reduction of the amount of interest available to be distributed as interest on the notes.  The reduction in interest collections due to deferred interest on group 1 mortgage loans will be offset, in part, by applying principal collections received on the group 1 mortgage loans to interest payments on the group 1 notes.  "Net Deferred Interest" will exist with respect to the group 1 mortgage loans if on any payment date the amount of deferred interest on the group 1 mortgage loans exceeds principal collections on the group 1 mortgage loans for the related due period.  This will result in the Class A Available Funds Cap Rate relating to the group 1 notes to be lower than it would have been in the absence of Net Deferred Interest.  Net Deferred
                                       Interest will not be applied to increase the principal balance of the group 1 notes, but rather will be released to holders of the ownership certificate from principal collections on the group 1 mortgage loans prior to making distributions to the group 1 notes on subsequent payment dates.

                                       In addition, during the periods in which the outstanding principal balance of a group 1 mortgage loan is negatively amortizing due to the addition of deferred interest, the increasing principal balance of the group 1 mortgage loan may approach or exceed the value of the related mortgaged property, increasing the likelihood of defaults as well as the amount of potential loss with respect to any group 1 mortgage loan that is required to be liquidated.

Mortgage loans with
interest-only payments                 As of the cut-off date, approximately 11.92%, 94.37%, 94.70% and 94.61% of the group 1 mortgage loans, group 2 mortgage loans, group 3 mortgage loans and group 4 mortgage loans, respectively, require the borrowers to make monthly payments of accrued interest, but not principal, for a fixed period following origination ranging from three years to ten years.  After the interest-only period, the borrower's monthly payment will be recalculated to cover both interest and principal so that the mortgage loan will be paid in full by its final payment date.  When the monthly payment increases, the borrower may not be able to pay the increased amount and may default or may refinance the loan to avoid the higher payment.  Because no principal payments may be made on the mortgage loans for a period of time, noteholders will receive smaller principal distributions than they would have received if the borrowers were required to make monthly payments of interest and principal for the lives of the mortgage loans.  Absent other considerations, this slower rate of principal distributions will result in longer, and in some cases substantially longer, weighted average lives of the related offered notes and may reduce the return on an investment in an offered note that is purchased at a discount to its principal amount.

If credit enhancement is
insufficient, you could
experience losses on your
notes                                  Credit enhancement will be provided for the offered notes, first, by the right of the holders of offered notes to receive payments before the classes subordinate to them and, second, by the allocation of realized losses on the mortgage loans to the subordinate classes in reverse order of their numerical class designations.

                                       The first form of credit enhancement uses collections on the mortgage loans otherwise payable to holders of subordinate classes to pay interest or principal due on more senior classes.
                                       Collections otherwise payable to subordinate classes represent the sole source of funds from which this type of credit enhancement is provided.

                                       The second form of credit enhancement provides that, except as described below, realized losses from any loan group are allocated:

                                            first, to the subordinate notes in the reverse order of their priority of payment, beginning with the subordinate notes with the lowest payment priority, until the principal amount of each such class has been reduced to zero, and second, to the extent such realized losses exceed the amounts that will be distributed from the reserve fund, to the related class of offered notes, pro rata, based on their outstanding principal balances, until their respective principal amounts are reduced to zero; provided, however, that any such realized losses that would otherwise be so allocated to the Class 1A-1 Notes will instead be allocated to the Class 1A-2 Notes until the principal amount of the Class 1A-2 Notes has been reduced to zero; any such realized losses that would otherwise be so allocated to the Class 2A-1 Notes will instead be allocated to the Class 2A-2 Notes until the principal amount of the Class 2A-2 Notes has been reduced to zero; any such realized losses that would otherwise be so allocated to the Class 3A-1 Notes will instead be allocated to the Class 3A-2 Notes until the principal amount of the Class 3A-2 Notes has been reduced to zero; any such realized losses that would otherwise be so allocated to the Class 4A-1 Notes will instead be allocated to the Class 4A-2 Notes until the principal amount of the Class 4A-1 Notes has been reduced to zero; and any such realized losses that would otherwise be so allocated to the Class 4A-3 Notes will instead be allocated to the Class 4A-4 Notes until the principal amount of the Class 4A-4 Notes has been reduced to zero.

                                       Accordingly, if the aggregate class principal amounts of each subordinate class of notes were to be reduced to zero, delinquencies and defaults on the mortgage loans in a mortgage loan group would reduce the amount of funds available for monthly distributions to holders of the related offered notes.  In addition, higher than expected losses on one group of mortgage loans will decrease the amount of credit support provided by the subordinate notes to the offered notes with respect to the other mortgage loan groups.

                                       See "Description of the Notes-Allocation of Realized Losses" and "-Subordination of the
                                       Subordinate Notes" in this prospectus supplement for additional information.

Loan prepayments may
result in shortfalls in
interest collections and
reduce the yield on your
notes                                  When a mortgage loan is prepaid in full or in part, the borrower is charged interest only up to the date on which the payment is made, rather than for an entire month.  This may result in a shortfall in interest collections available for payment on the next payment date.  The servicers are generally required to cover the shortfall in interest collections attributable to prepayments in full and, in some cases, in part, but only to the extent of the related servicing fee.  The master servicer is required to cover these interest shortfalls, to the extent required but not paid by the servicers, up to an amount equal to the master servicing fee.

                                       Any uncovered prepayment interest shortfall may adversely affect the yield on your investment.

Certain features of
the mortgage loans may
adversely affect your
investment in the
notes                                  The mortgage loans have features that create additional risks to investors, including those described below.

                                       o   As of the cut-off date, approximately 94.57%, 46.98%, 67.08% and 60.47% of the group 1 mortgage loans, group 2 mortgage loans, group 3 mortgage loans and group 4 mortgage loans, respectively, had principal balances greater than $1,000,000. You should consider the risk that the loss and delinquency experience on these high balance mortgage loans may have a disproportionate effect on the related loan group and the pool of mortgage loans as a whole.

                                       o   As of the cut-off date, none of the group 1 mortgage loans and approximately 1.69%, 1.86%
                                           and 0.38% of the group 2 mortgage loans, group 3 mortgage loans and group 4 mortgage loans, respectively, are secured by additional collateral, generally marketable securities and certificates of deposit. Because of special tax rules and applicable state anti-deficiency laws, the trust may not be able to make use of the value of the additional collateral if the borrower defaults. In addition, the market value of any additional collateral will change from time to time and may not equal the market value at the time the loan was made. As a result, if a borrower under one of these mortgage loans defaults, there can be no assurance that the value of the additional collateral or, with respect to approximately 0.98% of such mortgage loans, payments received under the limited purpose surety bond, will be available or adequate to protect the trust from losses.

Conversion or modification
of the mortgage loans may
reduce the yields on the
notes                                  As of the cut-off date, approximately 0.11%, 6.48%, 1.07% and 1.00% of the group 1 mortgage loans, group 2 mortgage loans, group 3 mortgage loans and group 4 mortgage loans, respectively, allow the borrower to convert the adjustable interest rate of such mortgage loans to a fixed interest rate and approximately 0.05%, 28.80%, 13.01% and 17.68% of the group 1 mortgage loans, group 2 mortgage loans, group 3 mortgage loans and group 4 mortgage loans, respectively, allow the borrower to modify the interest rate of such mortgage loan to any other then-available hybrid or adjustable rate product of Thornburg Mortgage Home Loans, Inc., including to a different index or to a different hybrid structure.  Neither the seller nor Thornburg Mortgage
                                       Home Loans, Inc. is aware of any publicly available statistics that set forth principal prepayment, conversion or modification experience or forecasts of similar adjustable rate or hybrid mortgage loans over an extended period of time, and its experience with respect to adjustable rate or hybrid mortgages is insufficient to draw any conclusions with respect to the expected conversion or modification rates on these mortgage loans.

                                       Just as mortgage loans originated in a high interest rate environment may be subject to a greater rate of principal prepayments when interest rates decrease, convertible or modifiable mortgage loans may be subject to a greater rate of conversion to fixed interest rate loans or modification to new adjustable or hybrid interest rates in a low interest rate environment.
                                       For example, if prevailing interest rates fall significantly, convertible or modifiable mortgage loans could be subject to higher conversion or modification rates than if prevailing interest rates remain constant because the availability of fixed rate or other adjustable rate mortgage loans at competitive interest rates may encourage borrowers to convert their mortgages to "lock in" a lower fixed interest rate or to modify their mortgage loans to take advantage of the availability of other adjustable rates.  The conversion and modification features may also be exercised in a rising interest rate environment as borrowers attempt to limit their risk of higher rates.  In addition, any mortgage loans which convert or modify to a lower interest rate will lower the interest rate on the related class or classes of notes to the extent that the interest rates on such class or classes are based on the available funds cap rate of such mortgage loans.

                                       Thornburg Mortgage, Inc. is obligated to purchase any mortgage loan whose interest rate has been modified or converted in accordance with the terms of the related mortgage note.  The seller also has the option, but not the obligation, to modify any mortgage loan for which the borrower has requested a modification that is not then permitted under the related mortgage note so long as the seller purchases such mortgage loan from the trust prior to making such modification.  As a result of these purchases, the trust may incur increased prepayments.  If
                                       Thornburg Mortgage, Inc. does not purchase all of the mortgage loans whose interest rate has been converted to a fixed interest rate, the trust may include over time fixed rate mortgage loans, which will affect the interest rates on certain of the offered notes.

Risks related to mortgage
loans under stated income
documentation programs                 Approximately 79.80%, 15.55%, 17.70% and 13.38% of the group 1 mortgage loans, group 2 mortgage loans, group 3 mortgage loans and group 4 mortgage loans, respectively, were originated under
                                       "stated income documentation" programs. "Stated income" programs generally verify employment but do not verify income information given by the borrowers, thus potentially increasing the risk that the borrowers may not have sufficient income or assets or may have overstated their income and assets and, as a consequence thereof, may be unable to make their monthly mortgage loan payments. You should consider the risk that mortgage loans originated under stated income documentation programs may be subject to increased delinquencies and defaults.

When your offered notes are
transferred on the related
auction payment date, you may
not receive par for those notes if
the money available under the
auction and the auction swap
agreement is insufficient              If you hold a group 1 note on the payment date in July 2010, your note will be transferred to third-party investors on that payment date, thereby ending your investment in that note.

                                       If you hold a group 2, group 3 or group 4 note on the payment date in July 2012, your note will be transferred to third-party investors on that payment date, thereby ending your investment in that note.

                                       If the outstanding class principal amount of any of these classes of notes after application of interest and principal distributions and allocations of realized losses and any recoveries of principal from liquidated mortgage loans on the payment date in July 2010 with respect to the group 1 notes or July 2012 with respect to the group 2, group 3 and group 4 notes, as applicable, is greater than the amount received in the related auction, the auction swap counterparty, pursuant to an auction swap agreement, will be obligated to pay the amount of that excess to the auction administrator for distribution to the holders of the applicable notes.  In the event that all or a portion of a class of the offered notes is not sold in the related auction, the auction proceeds for such notes will be deemed to be zero and the auction swap counterparty will pay the auction administrator the entire outstanding class principal amount of the unsold notes after application of interest and principal payments and allocations of realized losses and any recoveries of principal from liquidated mortgage loans on the payment date in July 2010 or July 2012, as applicable, in exchange for such notes.  If the auction swap counterparty defaults on its obligations under the auction swap agreement, you may receive an amount less than the sum of the outstanding principal balance of your notes after application of interest and principal payments and allocations of realized losses and any recoveries of principal from liquidated mortgage loans, on the payment date in July 2010 or
                                       July 2012, as applicable.  In addition, if the auction swap counterparty defaults and if not all of the class of notes is purchased by third-party investors in the related auction, then your note (or part of your note) may not be transferred, in which case you will not receive any proceeds from the related auction and you will retain your note (or part of your note).
                                       Furthermore, if there are auction proceeds in excess of the outstanding class principal amount of the offered notes you will not be entitled to receive any such excess proceeds.

The offered notes are subject
to yield maintenance
counterparty risk                      The securities administrator will enter into four yield maintenance agreements on behalf of
                                       Thornburg Mortgage Securities Trust 2007-3 with [      ], as yield maintenance counterparty,
                                       one each for the benefit of the group 1, group 2, group 3 and group 4 notes.  The yield maintenance agreements will require the yield maintenance counterparty to make certain payments to the trust if the amount of interest received from interest collections on the related mortgage loans is less than interest accrued on the related notes at the applicable interest rates as described herein under "Description of the Notes-Interest-The Yield Maintenance
                                       Agreements."  To the extent that interest payments on the offered notes related to a particular mortgage loan group depend in part on payments received by the securities administrator under the related yield maintenance agreement, the ability of the securities administrator to make such payments will be subject to the credit risk of the yield maintenance counterparty.
If the receipt of liquidation
proceeds is delayed or if the
liquidation proceeds are
less than the mortgage
loan balance, you could
suffer a loss on your
notes                                  Substantial delays could be encountered in connection with the liquidation of delinquent mortgage loans.  Further, liquidation expenses such as legal fees, real estate taxes and maintenance and preservation expenses may reduce the portion of liquidation proceeds payable to you.  If a mortgaged property fails to provide adequate security for the related mortgage loan, you will incur a loss on your investment if the credit enhancement is insufficient to cover that deficiency.

An investment in the
notes may not be
appropriate for some
investors                              The offered notes may not be an appropriate investment for investors who do not have sufficient resources or expertise to evaluate the particular characteristics of the offered notes.  This may be the case due, for example, to the following reasons.

                                       o   The yield to maturity of offered notes purchased at a price other than par will be sensitive to the uncertain rate and timing of principal prepayments on the mortgage loans.

                                       o   The rate of principal distributions on and the weighted average lives of the offered notes will be sensitive to the uncertain rate and timing of principal prepayments on the mortgage loans. Accordingly, the offered notes may be an inappropriate investment if you require a distribution of a particular amount of principal on a specific date or an otherwise predictable stream of distributions.

                                       o   You may not be able to reinvest distributions on an offered note at a rate at least as high as the interest rate applicable to your note, since distributions generally are expected to be greater during periods of relatively low interest rates.

                                       o   Your investment in any of the offered notes may be ended before you desire if either the optional notes purchase right or the optional termination of the trust is exercised.

Geographic concentration
of the mortgage loans
may adversely affect
your notes                             Approximately 60.72%, 19.26%, 25.28% and 34.68% of the group 1 mortgage loans, group 2 mortgage loans, group 3 mortgage loans and group 4 mortgage loans, respectively, are secured by properties located in California.  In addition, approximately 11.14%, 11.31% and 12.57% of the group 1 mortgage loans, group 2 mortgage loans and group 3 mortgage loans, respectively, are secured by properties located in Florida, approximately 10.14% and 15.66% of the group 3 mortgage loans and group 4 mortgage loans, respectively, are secured by properties located in
                                       New York state and approximately 10.72% of the group 3 mortgage loans are secured by properties located in Colorado.  The rate of delinquencies, defaults and losses on the mortgage loans may be higher than if fewer of the mortgage loans were concentrated in these states because the following conditions in these states, now or in the future, will have a disproportionate impact on the mortgage loans in general:

                                       o   Weak economic conditions in these states, which may or may not affect real property values, may affect the ability of borrowers to repay their loans on time.

                                       o   Declines in the residential real estate market in these states may reduce the values of properties, which would result in an increase in the loan-to-value ratios.

                                       o   Properties in these states, particularly California and Florida, may be more susceptible than homes located in other parts of the country to certain types of uninsurable hazards, such as earthquakes, wildfires and mudslides (in the case of California) and hurricanes
                                           (in the case of Florida) and other natural disasters.

                                       Natural disasters affect regions of the United States from time to time, and may result in increased losses on mortgage loans in those regions, or in insurance payments that will constitute prepayments of those mortgage loans.

The trust could become a taxable
entity                                 The trust will not be classified as a taxable mortgage pool as long as either (i) one person owns a 100% ownership interest in the ownership certificates and each of the Class A-X, Class
                                       B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Notes, referred to herein as the
                                       "retained notes," or (ii) two or more persons own ownership interests in the ownership certificates and each class of retained notes, but only if each such person's percentage interest in the ownership certificates is identical to such person's percentage interest in each class of retained notes.  On the closing date, Thornburg Mortgage, Inc. will acquire a
                                       100% ownership interest in the ownership certificates and each class of retained notes.  In addition, the trust agreement and the indenture will set forth restrictions on the transferability of the ownership certificates and the retained notes to ensure that the trust will not become subject to federal income tax under the taxable mortgage pool rules.

                                       If, notwithstanding these restrictions on transferability, the ownership certificates or one or more classes of retained notes were to be transferred such that one person owned only some classes of retained notes but not others, then the trust could become a taxable mortgage pool at the time of such transfer.  Generally, if a trust or other entity is a taxable mortgage pool, it will be subject to federal income tax as a corporation and it may not join in filing a consolidated federal income tax return with any other corporation.  An exception to this general rule exists if 100% of the equity in a taxable mortgage pool is owned by a real estate investment trust.  Although Thornburg Mortgage, Inc., the initial owner of the ownership certificates and the retained notes, has elected to be a real estate investment trust, no assurance can be given that its ownership of the ownership certificates would enable the trust to qualify for this exception.  If some or all of one or more classes of retained notes were acquired by another person, that other person could be considered to own a portion of the equity interest in the trust because the retained notes acquired by such person could, depending upon the circumstances at the time of acquisition, be considered equity interests in the trust and not debt for federal income tax purposes.  Any tax imposed on the trust would reduce cashflow that would be available to make payments on the notes, particularly the subordinate notes.  Any violation of the aforementioned transfer restrictions applicable to the ownership certificates and the retained notes would constitute an event of default under the indenture.

                                       See "Material Federal Income Tax Considerations" in this prospectus supplement.

It may be difficult to
resell your notes                      There is currently no secondary market for the offered notes and there can be no assurance that a secondary market for the offered notes will develop.  Consequently, you may not be able to sell your notes readily or at prices that will enable you to realize your desired yield.  The market values of the notes are likely to fluctuate.  Any of these fluctuations may be significant and could result in significant losses to you.

                                       The secondary markets for asset-backed securities have experienced periods of illiquidity and can be expected to do so in the future.  Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit, or interest rate risk.

Military action and terrorist
attacks may adversely impact
the performance of the
mortgage loans                         The effects that military action by U.S. forces in Iraq or other regions, possible terrorist attacks in the United States or other incidents and related military action may have on the performance of the mortgage loans or on the values of mortgaged properties cannot be determined at this time.  Investors should consider the possible effects on delinquency, default and prepayment experience of the mortgage loans.  Federal agencies and non-government lenders have and may continue to defer, reduce or forgive payments and delay foreclosure proceedings in respect of loans to borrowers affected in some way by recent and possible future events.

                                       In addition, activation of a substantial number of U.S. military reservists or members of the
                                       National Guard may significantly increase the proportion of mortgage loans whose interest rates are reduced by application of the Servicemembers Civil Relief Act or similar state or local laws (the "Relief Act").  Interest payable to holders of the notes will be reduced by any reductions in the amount of interest collectible as a result of the application of the Relief
                                       Act.  The servicers and master servicer are not required to advance these shortfalls as delinquent payments, and such shortfalls are not covered by any form of credit enhancement on the notes.
Bankruptcy or insolvency
may affect the timing and
amount of distributions on
your notes                             The transfer of the mortgage loans by the seller to the depositor will be characterized in the mortgage loan purchase agreement as a sale transaction.  Nevertheless, in the event of a bankruptcy of the seller, the trustee in bankruptcy could attempt to recharacterize the sale of the mortgage loans to the depositor as a borrowing secured by a pledge of the mortgage loans.

                                       If the attempt to recharacterize the transfer of the mortgage loans were successful, a trustee in bankruptcy could elect to accelerate payment of the notes and liquidate the mortgage loans, with the holders of the notes entitled to no more than the outstanding class principal amounts, if any, of the classes of notes, together with interest thereon at the applicable interest rate to the date of payment.  In the event of an acceleration of the notes, the holders of the notes would lose the right to future payments of interest, might suffer reinvestment losses in a lower interest rate environment and may fail to recover their initial investment.  Regardless of whether an acceleration takes place, delays in payments on the notes and possible reductions in the amount of those payments could occur.

Recent developments in the
residential mortgage market            Recently, the residential mortgage market in the United States has experienced a variety of difficulties and changed economic conditions that may adversely affect the performance and market value of your notes. Delinquencies and losses with respect to residential mortgage loans generally have increased in recent months, and may continue to increase, particularly in the subprime sector. In addition, in recent months housing prices and appraisal values in many states have declined or stopped appreciating, after extended periods of significant appreciation.  A continued decline or an extended flattening of those values may result in additional increases in delinquencies and losses on residential mortgage loans generally, particularly with respect to second homes and investor properties and with respect to any residential mortgage loans whose aggregate loan amounts (including any subordinate liens) are close to or greater than the related property values.

                                       Another factor that may  in the future contribute to higher delinquency rates is the potential increase in monthly payments on adjustable rate or hybrid mortgage loans. Borrowers with adjustable payment or hybrid mortgage loans may be exposed to increased monthly payments if the related mortgage interest rate adjusts upward from the initial fixed rate or a low introductory rate, as applicable, in effect during the initial period of the mortgage loan to the rate computed in accordance with the applicable index and margin. This increase in borrowers'
                                       monthly payments, together with any increase in prevailing market interest rates, after the initial fixed rate period, may result in significantly increased monthly payments for borrowers with adjustable rate or hybrid mortgage loans.

                                       Borrowers seeking to avoid these increased monthly payments by refinancing their mortgage loans may no longer be able to find available replacement loans at comparably low interest rates.  A decline in housing prices may also leave borrowers with insufficient equity in their homes to permit them to refinance, and in addition, many mortgage loans have prepayment premiums that add to the cost of refinancing.  Furthermore, borrowers who intend to sell their homes on or before the expiration of the fixed rate periods on their adjustable rate or hybrid mortgage loans may find that they cannot sell their properties for an amount equal to or greater than the unpaid principal balance of their loans.  These events, alone or in combination, may contribute to higher delinquency rates.

                                       You should consider that the general market conditions discussed above may adversely affect the performance and market value of your notes.

                                                               Glossary

         There is a Glossary of Defined Terms beginning on page S-143 where you will find definitions of certain capitalized terms used in this prospectus supplement.  You should read the Glossary of Defined Terms carefully because it defines many concepts that are important to understanding the Notes.  Any capitalized terms used in this prospectus supplement and not defined in the Glossary of Defined Terms are defined in the accompanying prospectus.

                                                     Description of the Issuing Entity

General

         The Trust will be a statutory trust formed under the laws of the State of Delaware pursuant to (i) the Trust Agreement and
(ii) a certificate of trust to be filed with the Secretary of State of Delaware prior to the Closing Date.  The Trust will not engage in any activity other than acquiring, holding and managing the Mortgage Loans and the other assets of the Trust and proceeds therefrom, issuing the Notes and Ownership Certificates, making payments on the Notes and Ownership Certificates, entering into the
Sale and Servicing Agreement and the Indenture and related activities.  The Trust will not have any employees, officers or directors.  The Indenture Trustee, the Owner Trustee, the Depositor, the Securities Administrator, the Master Servicer, the
Servicers, and the Custodian will act on behalf of the Trust, and may only perform those actions on behalf of the Trust that are specified in the Agreements, including entering into the Yield Maintenance Agreements and the Auction Swap Agreement.  See "The
Master Servicer," "The Servicers," "Mortgage Loan Servicing," "The Sale and Servicing Agreement and the Mortgage Loan Purchase
Agreement" and "The Trust Agreement, the Indenture and the Administration Agreement" in this prospectus supplement.  The fiscal year end of the Trust will be December 31 of each year.

         On the Closing Date, the Trust will purchase the Mortgage Loans from the Depositor pursuant to the Sale and Servicing
Agreement.  See "Sale and Servicing Agreement and the Mortgage Loan Purchase Agreement" herein.

         On the Closing Date, the Trust will pledge the Trust Estate to the Indenture Trustee as security for the Notes pursuant to the Indenture.  The Depositor will sell the Offered Notes to the Underwriters and apply the net proceeds of such sale to the purchase of the Mortgage Loans.

         Other than the Trust Estate pledged as collateral for the Notes, the Trust will not have any significant assets available for payment of the Notes.

         The Trust's principal offices are located in Wilmington, Delaware, in care of Wilmington Trust Company, as Owner Trustee, at the address set forth below under "-The Owner Trustee."

         If the assets of the Trust are insufficient to pay the Noteholders all principal and interest owed in full, holders of
Offered Notes, the Class A-X Notes and/or Subordinate Notes may not receive all of their expected payments of interest and principal and will suffer a loss.  The terms of the Trust Agreement (to the extent such provisions are held to be enforceable) limit the power of the Owner Trustee or the holders of the Ownership Certificates to file a voluntary bankruptcy petition with respect to the Trust while any Notes are outstanding.  In addition, under the Indenture, the Indenture Trustee and the Noteholders (by their acceptance of the Notes) covenant not to institute a bankruptcy proceeding against the Trust.  In the event of bankruptcy of the Seller or
Thornburg Mortgage Home Loans, Inc., it is not anticipated that the Trust Estate would become part of the bankruptcy estate or subject to the bankruptcy control of a third party.

The Owner Trustee

         Wilmington Trust Company is a Delaware banking corporation with trust powers incorporated in 1903.  Wilmington Trust
Company's principal place of business is located at 1100 North Market Street, Wilmington, Delaware 19890. Wilmington Trust Company has
served as owner trustee in numerous asset-backed securities transactions involving mortgage and mortgage-related receivables.

         Wilmington Trust Company is subject to various legal proceedings that arise from time to time in the ordinary course of business.  Wilmington Trust Company does not believe that the ultimate resolution of any of these proceedings will have a materially adverse effect on its services as owner trustee.

         Wilmington Trust Company has provided the above information for purposes of complying with Regulation AB.  Other than the above two paragraphs, Wilmington Trust Company has not participated in, and is not responsible for, the preparation of any other information contained herein.

         The Owner Trustee will be entitled to reimbursement for expenses and certain other amounts (including its fees to the extent not paid by the Master Servicer and certain indemnification amounts) prior to payment of any amounts to Noteholders.

         The Securities Administrator and the Depositor will perform on behalf of the Owner Trustee and the Trust certain administrative functions required under the Indenture, the Trust Agreement and the Sale and Servicing Agreement pursuant to the terms of the Administration Agreement.

The Ownership Certificates

         The beneficial ownership interests in the Trust will be evidenced by the Ownership Certificates.  The holders of the
Ownership Certificates will be entitled to receive on each Payment Date any remaining cashflow from Mortgage Loan collections after all principal and interest on the Notes and other expenses of the Trust for such Payment Date have been made.  It is not anticipated that any material amount (if any) will be paid with respect to the Ownership Certificates.

                                                       Description of the Notes

General

         The Trust will issue, pursuant to the Indenture, Notes having the following class designations:  Class 1A-1, Class 1A-2,
Class 2A-1, Class 2A-2, Class 3A-1, Class 3A-2. Class 4A-1, Class 4A-2, Class 4A-3, Class 4A-4, Class A-X, Class B-1, Class B-2,
Class B-3, Class B-4, Class B-5 and Class B-6.  Only the Class 1A-1, Class 1A-2, Class 2A-1, Class 2A-2, Class 3A-1, Class 3A-2,
Class 4A-1, Class 4A-2, Class 4A-3 and Class 4A-4 Notes are offered hereby.  The Class A-X, Class B-1, Class B-2, Class B-3, Class
B-4, Class B-5 and Class B-6 Notes and the Ownership Certificates are not offered pursuant to this prospectus supplement.  The Notes will have the related Maturity Dates set forth in the table on page S-3 of this prospectus supplement.

         The Notes will be secured by the Trust Estate.  The Trust Estate will consist primarily of (1) four groups of fully amortizing, first lien, residential Adjustable Rate Mortgage Loans and/or Hybrid Mortgage Loans, (2) such assets as from time to time are deposited in respect of the Mortgage Loans in the Servicing Accounts, the Collection Account, the Note Payment Account and the
Group 3 Final Maturity Reserve Account, (3) property acquired by foreclosure of Mortgage Loans or deed in lieu of foreclosure, (4)
primary mortgage insurance and other insurance policies covering certain of the Mortgage Loans or the related Mortgaged Properties,
(5) the rights of the Depositor under the Mortgage Loan Purchase Agreement, as described under "The Sale and Servicing Agreement and the Mortgage Loan Purchase Agreement-Assignment of Mortgage Loans," (6) four Yield Maintenance Agreements, as described under "-The
Yield Maintenance Agreements," (7) the Auction Swap Agreement, as described under "-Mandatory Auction of the Offered Notes," (8) the pledge agreements or guarantee agreements, as applicable, relating to the Additional Collateral and the rights under the limited purpose surety bond with respect to certain of the Additional Collateral and (9) all proceeds of the foregoing.

         Each Class of Offered Notes will be issued in the respective approximate Class Principal Amount specified in the table on page S-1 and will accrue interest at the respective Interest Rate specified in the table on page S-1.  The Non-Offered Notes are not offered by this prospectus supplement and will have the respective approximate Class Principal Amounts (other than the Class A-X
Notes) specified in the table on page S-1 and will accrue interest at the respective Interest Rates specified in "Summary of
Terms--Interest Payments on the Notes."  The Class Notional Amount of the Class A-X Notes with respect to any Payment Date will equal the sum of the Class Principal Amounts of the Offered Notes immediately before such Payment Date.  The initial Class Notional Amount of the Class A-X Notes will be approximately $1,423,789,000.  The Class A-X Notes will accrue interest based on the Interest Rate described in "Summary of Terms--Interest Payments on the Notes."  The initial Class Principal Amount or Class Notional Amount of the
Notes may vary in the aggregate by plus or minus 10%.

         On any date subsequent to the Closing Date, the Class Principal Amount of a Class of Notes (other than the Class A-X Notes)
will be equal to its initial Class Principal Amount reduced by all amounts actually distributed as principal of that Class and any
Realized Losses applied in reduction of principal of that Class on all prior Payment Dates; provided, however, that on any Payment
Date the Class Principal Amount of a Class of Notes to which Realized Losses have previously been allocated (including any such Class of Notes for which the Class Principal Amount has been reduced to zero) will be increased, up to the amount of Subsequent Recoveries for such Payment Date, as follows: (a) first, the Class Principal Amount of the Class or Classes of Offered Notes of the related
Mortgage Loan Group, up to the amount of Realized Losses previously allocated to reduce the Class Principal Amount of such Class or
Classes of Notes, (b) second, the Class Principal Amount of each remaining Class of Offered Notes, pro rata, based upon and up to the amount of Realized Losses previously allocated to reduce the Class Principal Amount or amounts of such Notes, and (c) third, the
Class Principal Amount of each Class of Subordinate Notes will be increased, in order of seniority, up to the amount of Realized
Losses previously allocated to reduce the Class Principal Amount of each such Class of Subordinate Notes and, in each case, not previously reimbursed.

         For purposes of allocating distributions of principal and interest on the Offered Notes, (1) the Class 1A-1 and Class 1A-2
Notes will relate to, and generally will be limited to collections from, the Group 1 Mortgage Loans, (2) the Class 2A-1 and Class
2A-2 Notes will relate to, and generally will be limited to collections from, the Group 2 Mortgage Loans, (3) the Class 3A-1 and Class
3A-2 Notes, will relate to, and generally will be limited to collections from, the Group 3 Mortgage Loans and (4) the Class 4A-1,
Class 4A-2, Class 4A-3 and Class 4A-4 Notes will relate to, and generally will be limited to collections from, the Group 4 Mortgage
Loans.  Holders of the Class A-X Notes will be entitled to receive distributions of interest based upon interest collections from all four Mortgage Loan Groups, but such rights to distributions will be subordinate to the rights of the holders of the Offered Notes to the extent described herein.  Holders of the Subordinate Notes will be entitled to receive distributions based upon principal and interest collections from all four Mortgage Loan Groups, but such rights to distributions will be subordinate to the rights of the holders of the Class A-X Notes and the Offered Notes to the extent described herein.

         The Classes of Offered Notes will have the respective Interest Rates described under "Distribution of Interest-Interest
Rates" below.

         The Offered Notes will be issued in book-entry form as described under "-Book-Entry Registration" below.  The Offered Notes will be issued in minimum dollar denominations of $25,000 and integral multiples of $1 in excess thereof; provided, that, with respect to European investors only, such Offered Notes must be purchased in minimum total investments of at least $100,000.

         Distributions on the Offered Notes will be made by the Securities Administrator, in its capacity as Paying Agent for the
Indenture Trustee, on each Payment Date, beginning in August 2007, to the persons or entities in whose names the Offered Notes are registered at the close of business on the related Record Date.  The Record Date for any Payment Date with respect to the Offered
Notes, is the Business Day immediately preceding that Payment Date, so long as such Notes remain in book-entry form; and otherwise the Record Date shall be the last Business Day of the month immediately preceding the month in which such Payment Date occurs.

Book-Entry Registration

         The Offered Notes initially will be Book-Entry Notes. Persons and entities that acquire beneficial ownership interests in the Book-Entry Notes will be deemed "Beneficial Owners" and will hold their Notes through DTC in the United States, or, upon request, through Clearstream, or the Euroclear System in Europe, if they are Participants of those systems, or indirectly through organizations which are Participants in those systems.  Each Class of Book-Entry Notes will be issued in the form of one or more
Global Securities which equal in the aggregate the initial Class Principal Amount of the related Class and will initially be registered in the name of Cede & Co., the nominee of DTC.  Clearstream and Euroclear will hold omnibus positions on behalf of their
Participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC.
Citibank, N.A., generally, but not exclusively, will act as depositary for Clearstream and JPMorgan Chase Bank, N.A., generally, but not exclusively, will act as depositary for Euroclear.  Except as described below, no Beneficial Owner of a Book-Entry Note will be entitled to receive a Definitive (i.e., physical) Note. Unless and until Definitive Notes are issued, it is anticipated that the only
"Noteholder" of the Offered Notes will be Cede & Co., as nominee of DTC.  Beneficial Owners of Book-Entry Notes will not be
"Noteholders" as that term is used in the Trust Agreement. Beneficial Owners of Book-Entry Notes are only permitted to exercise their rights indirectly through DTC Participants.

         A Beneficial Owner's ownership of a Book-Entry Note will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the owner's account for such purpose. In turn, the financial intermediary's ownership of the Book-Entry Note will be recorded on the records of DTC (or of a participant that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's financial intermediary is not a participant, and on the records of Clearstream or Euroclear, as appropriate).

         Beneficial Owners will receive all distributions of principal of and interest on the Book-Entry Notes from the Securities
Administrator through DTC and DTC Participants. So long as the Book-Entry Notes are outstanding (except under the circumstances described below), DTC's rules (consisting of all the rules, regulations and procedures creating and affecting DTC and its operations), require that DTC

         o        make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Notes, and

         o        receive and transmit distributions of principal of, and interest on, the Book-Entry Notes.

         Participants and indirect Participants with which Beneficial Owners have accounts with respect to Book-Entry Notes are similarly required to make book-entry transfers and receive and transmit distributions on behalf of their respective Beneficial
Owners. Accordingly, although Beneficial Owners will not possess certificated notes representing their respective interests in the
Book-Entry Notes, DTC's rules provide a mechanism by which Beneficial Owners will receive distributions and will be able to transfer their interests.

         Beneficial Owners will not receive or be entitled to receive certificated notes representing their respective interests in the Offered Notes, except under the limited circumstances described below. Unless and until Definitive Notes are issued, Beneficial
Owners who are not DTC Participants may transfer ownership of Book-Entry Notes only through Participants and indirect Participants by instructing such Participants and indirect Participants to transfer the Book-Entry Notes, by book-entry transfer, through DTC for the account of the purchasers of the Book-Entry Notes, which account is maintained with their respective Participants. Under DTC's rules and in accordance with DTC's normal procedures, transfers of ownership of Book-Entry Notes will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing note owners.

         Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the Business Day following the DTC settlement date.  Such credits or any transactions in such securities settled during such processing will be reported to the relevant
Euroclear or Clearstream Participants on the Business Day following the DTC settlement date.  Cash received in Clearstream or
Euroclear as a result of sales of securities by or through a Clearstream participant  or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the Business Day following settlement in DTC.  For information with respect to tax documentation procedures relating to the Notes, see "Global Clearance, Settlement and Tax Documentation Procedures-Certain U.S. Federal Income Tax Documentation
Requirements" in Annex A to this prospectus supplement.

Priority of Distributions

         As more fully described in this prospectus supplement, on each Payment Date, the distribution of Available Funds for each
Mortgage Loan Group and amounts received under the Yield Maintenance Agreement related to such Mortgage Loan Group will be made in the following priority:

         (1)  with respect to the Available Funds from each Mortgage Loan Group and amounts received under the related Yield
              Maintenance Agreement:

              (a) solely from Available Funds and amounts received under the Yield Maintenance Agreement relating to Group 3, beginning on the Payment Date in July 2017 and on each Payment Date thereafter, the Group 3 Final Maturity Reserve
                  Amount for deposit in the Group 3 Final Maturity Reserve Account;

              (b) Current Interest on the Class 1A-1, Class 1A-2, Class 2A-1, Class 2A-2, Class 3A-1, Class 3A-2, Class 4A-1, Class
                  4A-2, Class 4A-3 and Class 4A-4 Notes, on a pro rata basis with respect to each Class of Notes from the related
                  Mortgage Loan Group;

              (c) principal of the related Class or Classes of Offered Notes, concurrently, up to the related Senior Principal
                  Distribution Amount for such Payment Date and in the following manner;

                  (i) in the case of the Class 1A-1 and Class 1A-2 Notes, from Available Funds from Group 1, concurrently, in proportion to their outstanding Class Principal Amounts, until their respective Class Principal Amounts have been reduced to zero;

                  (ii)in the case of the Class 2A-1 and Class 2A-2 Notes, from Available Funds from Group 2, concurrently, in proportion to their outstanding Class Principal Amounts, until their respective Class Principal Amounts have been reduced to zero;

                  (iii)in the case of the Class 3A-1 and Class 3A-2 Notes, from Available Funds from Group 3, concurrently, in proportion to their outstanding Class Principal Amounts, until their respective Class Principal Amounts have been reduced to zero;

                  (iv)in the case of the Class 4A-1, Class 4A-2, Class 4A-3 and Class 4A-4 Notes, from Available Funds from Group 4, concurrently, in proportion to their outstanding Class Principal Amounts, until their respective Class
                      Principal Amounts have been reduced to zero; and

         (2)  with respect to any remaining Available Funds from all Mortgage Loan Groups:

              (a) Current Interest on the Class A-X Notes;

              (b) Current Interest on, and then the respective share of principal (up to the Subordinate Distribution Amount for such
                  Payment Date) of, each Class of Subordinate Notes, in the order of their numerical Class designations beginning with the Class B-1 Notes, subject to certain limitations described under "-Principal" below;

              (c) any Class A Available Funds Cap Shortfalls to the Offered Notes, on a pro rata basis, in proportion to the amount of
                  Class A Available Funds Cap Shortfalls for each such Class;

              (d) any Class A Deferred Amounts to the Offered Notes, on a pro rata basis, in proportion to the amount of Class A
                  Deferred Amounts for each such Class; and

              (e) any remaining Available Funds to the Ownership Certificates.

         The priority of distributions described above will be subject to change if a Mortgage Loan Group is subject to rapid prepayments or disproportionately high Realized Losses, as described under "Principal-Limited Cross-Collateralization" below.

Distributions of Interest

         Calculation of Interest.  On each Payment Date, each Class of Notes will be entitled to receive, to the extent of funds available, Current Interest for the related Accrual Period equal to interest at the applicable Interest Rate on the Class Principal
Amount or Class Notional Amount, as applicable, immediately prior to such Payment Date, of that Class.

         The Accrual Period for the Offered Notes will be the period beginning on the prior Payment Date (or the Closing Date in the case of the first Payment Date) and ending on the day immediately preceding such Payment Date.  The Accrual Period for the Class A-X
Notes and the Subordinate Notes will be the calendar month immediately preceding the month in which that Payment Date occurs.

         Interest will accrue on the Offered Notes on the basis of a 360-day year and the actual number of days elapsed in the related Accrual Period.  Interest on the Class A-X Notes and the Subordinate Notes will accrue on the basis of a 360-day year composed of twelve 30-day months.

         Interest Rates.  The Interest Rates of the Group 1 Notes on any Payment Date on or before the related Auction Payment Date will be the sum of (i) one-month LIBOR and (ii) the Class 1A-1 Margin (in the case of the Class 1A-1 Notes) or the Class 1A-2 Margin
(in the case of the Class 1A-2 Notes).  On each Payment Date after the related Auction Payment Date, the Interest Rates of the Group
1 Notes will be calculated at an annual rate equal to the least of (i) one-month LIBOR plus [[o]]%, (ii) [[o]]% and (iii) the related
Class A Available Funds Cap Rate.

         The Interest Rates of the Group 2 Notes on any Payment Date on or before the related Auction Payment Date will be the sum of
(i) one-month LIBOR and (ii) the Class 2A-1 Margin (in the case of the Class 2A-1 Notes) or the Class 2A-2 Margin (in the case of the
Class 2A-2 Notes).  On each Payment Date after the related Auction Payment Date, the Interest Rates on the Group 2 Notes for any
Payment Date will be calculated at an annual rate equal to the least of (i) one-year LIBOR plus [[o]]%, (ii) [[o]]% and (iii) the related Class A Available Funds Cap Rate.

         The Interest Rates of the Group 3 Notes on any Payment Date on or before the related Auction Payment Date will be the sum of
(i) one-month LIBOR and (ii) the Class 3A-1 Margin (in the case of the Class 3A-1 Notes) or the Class 3A-2 Margin (in the case of the
Class 3A-2 Notes).  On each Payment Date after the related Auction Payment Date up to and including the Payment Date occurring in May
2014, the Interest Rates of the Group 3 Notes for any Payment Date will be calculated at an annual rate equal to the lesser of (i)
[[o]]% and (ii) the related Class A Available Funds Cap Rate.  After the Payment Date in May 2014, the Interest Rate of the Group 3
Notes for any Payment Date will be calculated at an annual rate equal to the least of (i) one-year LIBOR plus [[o]]%, (ii) [[o]]% and
(iii) the related Class A Available Funds Cap Rate.

         The Interest Rates of the Group 4 Notes on any Payment Date on or before the related Auction Payment Date will be the sum of
(i) one-month LIBOR and (ii) the Class 4A-1 Margin (in the case of the Class 4A-1 Notes), the Class 4A-2 Margin (in the case of the
Class 4A-2 Notes), the Class 4A-3 Margin (in the case of the Class 4A-3 Notes) or the Class 4A-4 Margin (in the case of the Class
4A-4 Notes).  On each Payment Date after the related Auction Payment Date up to and including the Payment Date in April 2017, the
Interest Rates of the Group 4 Notes for any Payment Date will be calculated at an annual rate equal to the lesser of (i) [[o]]% and
(ii) the related Class A Available Funds Cap Rate.  After the Payment Date in April 2017, the Interest Rates for the Group 4 Notes
for any Payment Date will be calculated at an annual rate equal to the least of (i) one-year LIBOR plus [[o]]%, (ii) [[o]]% and (iii)
the related Class A Available Funds Cap Rate.

         The Interest Rates for the Class A-X Notes and the Subordinate Notes will be calculated as described in "Summary of
Terms--Interest Payments on the Notes."  The Class A-X Notes and the Subordinate Notes will be entitled to receive Current Interest based on the related Interest Rate applicable to each Class on each Payment Date but only to the extent of remaining Available Funds for that Payment Date after distributions of interest, principal, any Class A Available Funds Cap Shortfalls and Class A Deferred
Amounts have been paid to the Offered Notes, and in the case of the Subordinate Notes, any interest to the Class A-X Notes and any payments of principal and interest of any Class or Classes of Subordinate Notes having a higher payment priority as set forth under
"-Priority of Distributions" above.

         The amount of interest funds available to pay each Class of Notes on each Payment Date will be reduced by the amount of any reductions in interest collections due to Prepayment Interest Shortfalls and reductions in the Mortgage Rates due to application of the Relief Act experienced by the Mortgage Loans in (a) the related Mortgage Loan Group, in the case of the Offered Notes and (b) all four Mortgage Loan Groups, in the case of the Class A-X Notes and the Subordinate Notes.  For each Payment Date and Mortgage Loan
Group, the reductions in interest collections due to Prepayment Interest Shortfalls and application of the Relief Act will be equal to the sum of

         o    the amount, if any, by which the Prepayment Interest Shortfall experienced by the Mortgage Loans in the related Mortgage
              Loan Group during the preceding calendar month exceeds the compensating interest paid by the related Servicers or the
              Master Servicer for the related Payment Date as described under "Mortgage Loan Servicing-Prepayment Interest
              Shortfalls," plus

         o    the amount of any Relief Act Reductions incurred due to application of the Relief Act.

         See "Legal Aspects of Loans-Servicemembers Civil Relief Act" in the prospectus and "Description of the Notes-Allocation of
Realized Losses" in this prospectus supplement.

         If on any Payment Date, the Available Funds for a Mortgage Loan Group applied in the order described under "-Priority of
Distributions" above is not sufficient to make a full distribution of the interest entitlement on the Notes related to that Mortgage
Loan Group, interest will be distributed on each related Class of Notes of equal priority pro rata based on the amount of interest it would otherwise have been entitled to receive in the absence of the shortfall and any unpaid interest amount will be carried forward and added to the amount that Class of Notes will be entitled to receive on the next Payment Date.  A shortfall could occur, for example, if delinquencies or losses realized on the Mortgage Loans in a Mortgage Loan Group were exceptionally high or were concentrated in a particular month or, if the Yield Maintenance Counterparty defaults under the related Yield Maintenance Agreement, as described under "-The Yield Maintenance Agreements" below.  Any unpaid interest amount so carried forward will not bear interest.

         Determination of one-month LIBOR and one-year LIBOR.  On each LIBOR Determination Date, the Securities Administrator will determine LIBOR based on the "Interest Settlement Rate" for U.S. dollar deposits of one-month maturity or one-year maturity, as applicable, as set by the British Bankers' Association (the "BBA") as of 11:00 a.m. (London time) on the LIBOR Determination Date
("one-month LIBOR" or "one-year LIBOR").

         The BBA's Interest Settlement Rates are currently displayed on the Dow Jones Telerate Service page 3750 (such page, or such other page as may replace page 3750 on that service or such other service as may be nominated by the BBA as the information vendor for the purpose of displaying the BBA's Interest Settlement Rates for deposits in U.S. dollars, the "Designated Telerate Page").
Such Interest Settlement Rates are also currently available on Reuters Monitor Money Rates Service page "LIBOR01" and Bloomberg L.P.
page "BBAM." The BBA's Interest Settlement Rates currently are rounded to five decimal places.

         With respect to any LIBOR Determination Date, if the BBA's Interest Settlement Rate does not appear on the Designated
Telerate Page as of 11:00 a.m. (London time) on such date, or if the Designated Telerate Page is not available on such date, the
Securities Administrator will obtain such rate from the Reuters or Bloomberg page.  If such rate is not published for such LIBOR
Determination Date, one-month LIBOR or one-year LIBOR, as applicable, for such date will be the most recently published Interest
Settlement Rate.  In the event that the BBA no longer sets an Interest Settlement Rate, the Securities Administrator will designate an alternative index that has performed, or that the Securities Administrator expects to perform, in a manner substantially similar to the BBA's Interest Settlement Rate.

         The establishment of one-month LIBOR or one-year LIBOR on each LIBOR Determination Date by the Securities Administrator and
the Securities Administrator's calculation of the Interest Rates applicable to the Offered Notes for the related Accrual Period will
(in the absence of manifest error) be final and binding.

         For the first Payment Date, one-month LIBOR will be equal to [[o]]%.

The Yield Maintenance Agreements

         On the Closing Date, the Securities Administrator will enter into four Yield Maintenance Agreements with the Yield
Maintenance Counterparty on behalf of the Trust, which Yield Maintenance Agreements will be assigned to the Indenture Trustee for the benefit of holders of the Offered Notes.  One Yield Maintenance Agreement will relate to each of (i) the Class 1A-1 and Class 1A-2
Notes, (ii) the Class 2A-1 and Class 2A-2 Notes, (iii) the Class 3A-1 and Class 3A-2 Notes and (iv) the Class 4A-1, Class 4A-2, Class
4A-3 and Class 4A-4 Notes.

         For each Payment Date beginning on the first Payment Date and ending on the related Auction Payment Date, payments under the related Yield Maintenance Agreement for each Class of the Offered Notes will be made based on an amount equal to the product of (i)
the excess, if any, of (x) one-month LIBOR (as determined pursuant to the provisions of the applicable Yield Maintenance Agreement), over (y) the applicable Strike Rate, (ii) the applicable Yield Maintenance Scheduled Balance and (iii) a fraction, the numerator of which is the actual number days in the related Accrual Period and the denominator of which is 360.  The payment made on the day prior to each Payment Date pursuant to a Yield Maintenance Agreement is referred to in this prospectus supplement as a "Yield Maintenance
Payment."   See the Glossary of Defined Terms in this prospectus supplement for the calculation of the Strike Rates applicable to each Yield Maintenance Agreement.

         On each Payment Date with respect to which a Yield Maintenance Payment is received under a Yield Maintenance Agreement, the
Securities Administrator will deposit such amount in the Note Payment Account to be distributed as part of the Available Funds for such Payment Date.

         For each Yield Maintenance Agreement, the "Yield Maintenance Scheduled Balance" for a Payment Date will equal the aggregate
Class Principal Amounts of the related Classes of Offered Notes for the immediately preceding Payment Date, after giving effect to payments on such Payment Date (or as of the Closing Date for the first Payment Date).  After the related Auction Payment Date, the
Yield Maintenance Scheduled Balance with respect to each Yield Maintenance Agreement will be equal to zero, and the related Yield
Maintenance Agreement will be terminated.

         Each Yield Maintenance Agreement will incorporate by reference, and be governed by the terms of, the 1992 ISDA Master
Agreement (Multicurrency-Cross Border).

         After payment of the purchase price for each Yield Maintenance Agreement, no "Events of Default" under the 1992 ISDA Master
Agreement will apply to the Trust in respect of each Yield Maintenance Agreement except in limited circumstances, and no "Termination
Events" under the 1992 ISDA Master Agreement will apply to the Trust in respect of each Yield Maintenance Agreement.

         The Yield Maintenance Counterparty will be subject to the following standard "Events of Default" under each Yield
Maintenance Agreement (a "Yield Maintenance Event of Default"):

         o        "Failure to Pay" (which relates to any failure of the Yield Maintenance Counterparty to pay any amount when due under a
                  Yield Maintenance Agreement after giving effect to the applicable grace period);

         o        "Credit Support Default" (which relates to any failure of the Yield Maintenance Counterparty to comply with the terms of any credit support document or the expiration or termination of any such document other than in accordance with its terms);

         o        "Misrepresentation" (which relates to any representation of the Yield Maintenance Counterparty that proves to have been incorrect or misleading in any material respect when made or deemed to have been made);

         o        "Cross Default" (which relates to any default by the Yield Maintenance Counterparty under one or more agreements relating to indebtedness for borrowed money in an aggregate amount of not less than a specified threshold amount which has resulted in such indebtedness becoming, or capable of being declared, due and payable or any default by the Yield
                  Maintenance Counterparty in making one or more payments on the due date thereof in an aggregate amount of not less than the specified threshold amount);

         o        "Bankruptcy" (which relates to the occurrence of events of insolvency in respect of, or the bankruptcy of, the Yield
                  Maintenance Counterparty, after giving effect to the applicable grace period, if any); and

         o        "Merger Without Assumption" (which relates to the merger of the Yield Maintenance Counterparty with or into, or the sale of all or substantially all of the assets of the Yield Maintenance Counterparty to, another entity, and the failure by such entity to assume all of the obligations of the Yield Maintenance Counterparty under a Yield Maintenance
                  Agreement).

         o        "Termination Events" under a Yield Maintenance Agreement (each, a "Yield Maintenance Termination Event") that are applicable to the Yield Maintenance Counterparty will include the following standard events under the 1992 ISDA Master
                  Agreement:

         o        "Illegality" (which relates to changes in law causing it to become unlawful for the Yield Maintenance Counterparty to perform its obligations under a Yield Maintenance Agreement);

         o        "Tax Event" (which relates to an obligation of the Yield Maintenance Counterparty to pay an additional amount under a Yield
                  Maintenance Agreement in respect of a tax, or to receive a payment under a Yield Maintenance Agreement from which an amount has been deducted or withheld for or on account of taxes that, in either case, results from a change in tax law or any action taken by a taxing authority); and

         o        "Tax Event Upon Merger" (which relates to an obligation of the Yield Maintenance Counterparty to pay an additional amount under a Yield Maintenance Agreement in respect of a tax, or to receive a payment under a Yield Maintenance Agreement from which an amount has been deducted or withheld for or on account of taxes, that, in either case, results from a merger involving, or the sale of all or substantially all of the assets of, the Trust).

         Each Yield Maintenance Agreement also will include "Additional Termination Events" relating to any failure by the Yield
Maintenance Counterparty to comply with the Regulation AB provisions of the related Yield Maintenance Agreement or the ratings downgrade provision referred to below.

         Upon the occurrence of a Yield Maintenance Event of Default in respect of the Yield Maintenance Counterparty, the Trust will have the right to designate an early termination date (an "Early Termination Date") in respect of a Yield Maintenance Agreement. Upon the occurrence of a Yield Maintenance Termination Event (other than an Additional Termination Event) that affects the Yield
Maintenance Counterparty, either party will have the right to designate an Early Termination Date as set forth in each Yield
Maintenance Agreement. With respect to Yield Maintenance Termination Events, an Early Termination Date will, in some circumstances, occur only after the Yield Maintenance Counterparty has used reasonable efforts to transfer its rights and obligations under the affected Yield Maintenance Agreement to a related entity within a specified period after notice has been given of the Yield
Maintenance Termination Event, all as set forth in each Yield Maintenance Agreement. The occurrence of an Early Termination Date under a Yield Maintenance Agreement will constitute a "Yield Maintenance Early Termination".

         Upon a Yield Maintenance Early Termination, the Yield Maintenance Counterparty may be liable to make a termination payment
(the "Yield Maintenance Termination Payment") to the Securities Administrator.  The amount of the Yield Maintenance Termination
Payment will be based on the value of the related Yield Maintenance Agreement computed in accordance with procedures set forth in the
Yield Maintenance Agreement.

         In addition, upon a ratings downgrade of the Yield Maintenance Counterparty below the levels specified in each Yield
Maintenance Agreement, the Yield Maintenance Counterparty will be required to procure a guarantor of its obligations with the appropriate ratings, assign the related Yield Maintenance Agreement to another counterparty or, depending on its then rating, post collateral under a credit support document entered into on the Closing Date.

The Yield Maintenance Counterparty

         The Yield Maintenance Counterparty will be an entity actively engaged in the derivative business, which has a rating (or whose obligations are guaranteed by another entity which has a rating) of at least "AA" by S&P and a rating of at least "Aa3" by
Moody's.

         As of the Cut-Off Date, the Yield Maintenance Counterparty, together with its affiliates, taking into account its obligations under the Yield Maintenance Agreement and its obligations as Auction Swap Counterparty under the Auction Swap Agreement
(as described under "-Mandatory Auction of the Offered Notes-The Auction Swap Counterparty"), in the aggregate, will have an aggregate significance percentage of less than 10% with respect to the applicable Notes as calculated in accordance with Item 1115 of
Regulation AB.

Principal

         General.  All payments and other amounts received in respect of principal of the Mortgage Loans in each Mortgage Loan Group will be allocated between the related Offered Notes and the Subordinate Notes as described under "-Priority of Distributions" above.

         Senior Principal Distribution Amount.  On each Payment Date, the Senior Principal Distribution Amount for each Mortgage Loan
Group will be distributed as principal on the related Class or Classes of Offered Notes as follows:

         o    with respect to the Group 1 Mortgage Loans, to the Group 1 Notes, concurrently, in proportion to their outstanding Class
              Principal Amounts, until their respective Class Principal Amounts have been reduced to zero;

         o    with respect to the Group 2 Mortgage Loans, to the Group 2 Notes, concurrently, in proportion to their outstanding Class
              Principal Amounts, until their respective Class Principal Amounts have been reduced to zero;

         o    with respect to the Group 3 Mortgage Loans, to the Group 3 Notes, concurrently, in proportion to their outstanding Class
              Principal Amounts, until their respective Class Principal Amounts have been reduced to zero; and

         o    with respect to the Group 4 Mortgage Loans, to the Group 4 Notes, concurrently, in proportion to their outstanding Class
              Principal Amounts, until their respective Class Principal Amounts have been reduced to zero.

         The amount of principal available for distribution to the Offered Notes for a Mortgage Loan Group may be increased if such
Mortgage Loan Group is receiving payments from the Reserve Fund or is experiencing disproportionately high Realized Losses, as described under "-Limited Cross-Collateralization" below.

         If on any Payment Date the allocation to the Class or Classes of Offered Notes then entitled to distributions of scheduled principal payments and full and partial principal prepayments and other collections in respect of principal in the percentages required above would reduce the outstanding Class Principal Amount of such Class or Classes below zero, the distribution to such
Class or Classes of Notes of the related Senior Prepayment Percentage and related Senior Percentage of those amounts for that Payment
Date will be limited to the amounts necessary to reduce the related Class Principal Amount to zero.

         Subordinate Principal Distribution Amount.  Except as provided in the next paragraph, each Class of Subordinate Notes will be entitled to receive on each Payment Date its pro rata share of the Subordinate Principal Distribution Amount (based on its respective Class Principal Amount) for each Mortgage Loan Group, in each case to the extent of the amount available from Available
Funds for distribution of principal on that Class, as described under "-Priority of Distributions" above.  Distributions of principal on the Subordinate Notes will be made on each Payment Date to the Classes of Subordinate Notes in the order of their numerical Class designations, beginning with the Class B-1 Notes, until each such Class has received its respective pro rata share for that Payment
Date.

         The amount of principal available for distribution to the Subordinate Notes may be reduced if a Mortgage Loan Group experiences disproportionately high Realized Losses or, as a result of rapid prepayments, amounts are deposited into a Reserve Fund, as described under "-Limited Cross-Collateralization" below.

         Under the definition of Subordinate Principal Distribution Amount, the Subordinate Notes will only be entitled to receive the Subordinate Percentage of scheduled principal payments or the Subordinate Prepayment Percentage of any full and partial prepayments and other collections in respect of principal for the related Payment Date.  Until the Payment Date in July 2014, the
Subordinate Prepayment Percentage will generally equal zero unless the Offered Notes are paid down to zero or the credit enhancement provided by the Subordinate Notes has doubled since the Closing Date and certain performance tests have been satisfied.

         With respect to each Class of Subordinate Notes, if on any Payment Date the aggregate Class Subordination Percentage of all
Classes of Subordinate Notes which have higher numerical Class designations than that Class is less than the applicable original
Credit Support Percentage, no distribution of principal prepayments or Subsequent Recoveries will be made to any such Classes and the amount otherwise distributable to those Classes in respect of principal prepayments will be allocated among the remaining Classes of
Subordinate Notes, pro rata, based upon their respective Class Principal Amounts.

         The approximate original Credit Support Percentages for the Subordinate Notes on the date of issuance of the Notes are expected to be as follows:

                                    Class B-1.....................2.70%
                                    Class B-2.....................1.80%
                                    Class B-3.....................1.25%
                                    Class B-4.....................0.75%
                                    Class B-5.....................0.35%
                                    Class B-6.....................0.00%

         Limited Cross-Collateralization.

         Cross-Collateralization Due to Disproportionate Realized Losses in a Mortgage Loan Group.  If, on any Payment Date, the
aggregate Class Principal Amounts of the Offered Notes related to a Mortgage Loan Group (after giving effect to distributions to be made on that Payment Date) is greater than the aggregate scheduled principal balance of the Mortgage Loans in such Mortgage Loan
Group as of the last day of the related Due Period (such Offered Notes related to such Mortgage Loan Group, the "Undercollateralized
Group" or "Groups"  and the Offered Notes related to any other Mortgage Loan Group or Groups, the "Overcollateralized Group" or
"Groups") plus any amounts on deposit in the Reserve Fund with respect to such Group or Groups, then the priority of distributions described in this prospectus supplement will be altered as follows:

         All amounts otherwise distributable as principal on the Subordinate Notes, in reverse order of priority  (or, following the
Senior Credit Support Depletion Date, such amounts described in the following sentence), will be distributed as principal to the
Offered Notes of the Undercollateralized Group or Groups, until the total Class Principal Amounts of those Offered Notes equals the
Scheduled Principal Balance of the Mortgage Loans in the related Mortgage Loan Group as of the last day of the related Due Period plus any amounts on deposit in the Reserve Fund with respect to the related Undercollateralized Group or Groups (such distribution, an "Undercollateralization Distribution").  In the event that any Mortgage Loan Group constitutes an Undercollateralized Group on any
Payment Date following the Senior Credit Support Depletion Date, an Undercollateralization Distribution will be made from the excess of the Available Funds from the Overcollateralized Group or Groups remaining after all required amounts have been distributed to the
Overcollateralized Group or Groups.  In the event there are two Undercollateralized Groups, amounts paid from the Overcollateralized
Group will be allocated in proportion to the amount of Undercollateralization for each such Undercollateralization Group.  All distributions described above will be made in accordance with the priorities set forth under "-Priority of Distributions" above.

         Cross-Collateralization Due to Deposits in the Reserve Fund.  The priority of distributions of principal prepayments will change in the case where a Mortgage Loan Group is experiencing rapid prepayments provided all the following conditions are met:

         o    the aggregate Class Principal Amounts of the Offered Notes related to a Mortgage Loan Group have been reduced to zero;

         o    the Payment Date is prior to the Senior Credit Support Depletion Date; and

         o    either (i) the Aggregate Subordinate Percentage on that date is less than 200% of the Aggregate Subordinate Percentage as of the Closing Date or (ii) the outstanding principal balance of all Mortgage Loans delinquent 60 days or more (including
              Mortgage Loans in foreclosure and REO property), averaged over the last six months, as a percentage of the aggregate
              Class Principal Amount of the Subordinate Notes, is greater than or equal to 50%.

         When all of these three conditions are satisfied, amounts otherwise distributable as principal under clauses (2) and (3) of the definition of Subordinate Principal Distribution Amount (i.e., principal payments other than scheduled principal payments) on each Class of Subordinate Notes, in reverse order of priority, in respect of such Class's Subordinate Percentage of the Subordinate
Principal Distribution Amount for the Mortgage Loan Group relating to such retired Offered Notes, will be deposited into the Reserve
Fund.  Amounts in the Reserve Fund will be applied on future Payment Dates to make principal payments on any outstanding Offered
Notes related to an Undercollateralized Group in the same amounts and manner as described above under "-Cross-Collateralization Due to Disproportionate Realized Losses in a Mortgage Loan Group."  If any amounts  remain in the Reserve Fund after the Class Principal
Amounts of the Offered Notes have been reduced to zero, such amounts will be allocated to the Subordinate Notes in the same priorities set forth in "Description of the Notes--Priority of Distributions;" provided, however, if after making such payments, the aggregate Class Principal Amounts of the Subordinate Notes exceeds the Pool Balance, the Class Principal Amounts of the Subordinate
Notes will be reduced by the amount of such excess in inverse order of priority.

Group 3 Final Maturity Reserve Account

         On the Closing Date, the Securities Administrator will establish for the benefit of the Indenture Trustee and the holders of the Group 3 Notes a separate trust account (the "Group 3 Final Maturity Reserve Account").  Beginning on the Payment Date in July
2017 and on each Payment Date up to and including the earlier of the Payment Date in June 2037 or the termination of the Trust, the
Securities Administrator will deposit into the Group 3 Final Maturity Reserve Account, the Group 3 Final Maturity Reserve Amount for
each Payment Date from Available Funds as set forth under "-Priority of Distributions" herein.

         On the earlier of the Payment Date in June 2037 and the termination of the Trust, all amounts on deposit in the Group 3
Final Maturity Reserve Account will be distributed to Group 3 Noteholders in the order of priority described below.  It is intended that these amounts, together with other Available Funds, will be sufficient to retire the Group 3 Notes at the Maturity Date of the
Group 3 Notes in June 2037, even though the Group 3 Mortgage Loans having forty-year terms to maturity may remain outstanding.  Any remaining investment earnings on deposit in the Group 3 Final Maturity Reserve Account will remain in such account and will be distributed as described below.

         Application of Amounts on Deposit in the Group 3 Final Maturity Reserve Account.  On the earlier of the Payment Date in June
2037 or the termination of the Trust, funds on deposit in the Group 3 Final Maturity Reserve Account will be distributed in the following order of priority:

         (1)  to the Class 3A-1 and Class 3A-2 Notes, concurrently, in proportion to their respective Class Principal Amounts, after giving effect to principal payments on such Payment Date (as described under "-Priority of Distributions" herein) in reduction of their respective Class Principal Amounts, until each such class is reduced to zero;

         (2)  to the Class 3A-1 and Class 3A-2 Notes, concurrently, any Current Interest for each such Class which remains unpaid on such Payment Date (allocated pro rata in the manner described under "-Priority of Distributions" herein);

         (3)  to the Class 3A-1 and Class 3A-2 Notes, concurrently, to pay any Class A Available Funds Cap Shortfalls which remain unpaid (allocated pro rata in the manner described under "-Priority of Distributions" herein);

         (4)  the Class 3A-1 and Class 3A-2 Notes, concurrently, to pay any Class A Deferred Amounts remaining unpaid on a pro rata basis (as described under "-Priority of Distributions" herein);

         (5)  to the extent of any remaining amounts in the Group 3 Final Maturity Reserve Amount after all payments are made pursuant to clauses (1) through (4) above, to the holders of the Ownership Certificates as described in the Sale and Servicing
              Agreement.

         Allocation of Realized Losses

         On each Payment Date, the principal portion of all Realized Losses with respect to the Mortgage Loans in any Mortgage Loan
Group will be allocated to the Classes of Subordinate Notes, in the reverse order of their numerical Class designations (beginning with the Class of Subordinate Notes then outstanding with the highest numerical Class designation), in each case until the Class
Principal Amounts of the respective Classes of Subordinate Notes have been reduced to zero, and then, to the extent that such
Realized Losses exceed amounts which will be distributed from the Reserve Fund as described under "-Limited
Cross-Collateralization-Cross-Collateralization Due to Deposits in the Reserve Fund" above, to the related Class or Classes of Offered
Notes, pro rata, until their respective Class Principal Amounts have been reduced to zero; provided, however, any such Realized
Losses to be so allocated to the Class 1A-1 Notes will instead be allocated to the Class 1A-2 Notes until the Class Principal Amount of the Class 1A-2 Notes has been reduced to zero; any such Realized Losses to be so allocated to the Class 2A-1 Notes will instead by allocated to the Class 2A-2 Notes until the Class Principal Amount of the Class 2A-2 Notes has been reduced to zero; any such
Realized Losses to be so allocated to the Class 3A-1 Notes will instead be allocated to the Class 3A-2 Notes until the Class
Principal Amount of the Class 3A-2 Notes has been reduced to zero; any Realized Losses to be so allocated to the Class 4A-1 Notes will instead be allocated to the Class 4A-2 Notes until the Class Principal Amount of the Class 4A-2 Notes has been reduced to zero;
and any Realized Losses to be so allocated to the Class 4A-3 Notes will instead be allocated to the Class 4A-4 Notes until the Class
Principal Amount of the Class 4A-4 Notes has been reduced to zero.  If on any Payment Date the aggregate of the Class Principal
Amounts of all Classes of Notes following all distributions and the allocation of Realized Losses on that Payment Date exceeds the
Pool Balance as of the first day of the month of that Payment Date, plus any amounts on deposit in the Reserve Fund, the Class
Principal Amount of the Class of Subordinate Notes then outstanding with the highest numerical Class designation will be reduced by the amount of the excess.

         On each Payment Date and with respect to any Mortgage Loan Group, the interest portion of Realized Losses will reduce the amount available for distribution on the related Payment Date to the Class of Subordinate Notes with the highest numerical Class designation which is outstanding on that date and, when the Subordinate Notes are reduced to zero, to the related Class of Offered
Notes.

Subordination of the Subordinate Notes

         The rights of the holders of the Subordinate Notes to receive distributions with respect to the Mortgage Loans will be subordinated to the rights of the holders of the Offered Notes and the Class A-X Notes and the rights of the holders of each Class of
Subordinate Notes (other than the Class B-1 Notes) to receive the distributions will be further subordinated to the rights of the
Class or Classes of Subordinate Notes with lower numerical Class designations, in each case only to the extent described in this prospectus supplement.  The subordination of the Subordinate Notes to the Offered Notes and the Class A-X Notes and the further subordination among the Subordinate Notes is intended to provide the Noteholders having higher relative payment priority with protection against Realized Losses.  Realized Losses will be allocated to the Class of Subordinate Notes then outstanding with the highest numerical Class designation.

Mandatory Auction of the Offered Notes

         Prior to the Payment Date in July 2010 with respect to the Group 1 Notes or July 2012 with respect to the Group 2, Group 3 or Group 4 Notes (each, an "Auction Payment Date"), Wells Fargo Bank, as Securities Administrator (in this capacity, the "Auction
Administrator"), will auction the Offered Notes to third-party investors.

         On the related Auction Payment Date, each Class of Offered Notes still outstanding will be transferred to third-party investors.  In the event that the Offered Notes are held in book-entry form, the Auction Administrator will direct DTC to transfer the Offered Notes from the Noteholders to the applicable third-party investors.  In the event that the Offered Notes are no longer held in book-entry form, the Noteholders of each Class of Offered Notes will be required to deliver their Notes to the Securities
Administrator for transfer to third-party investors or, if not so delivered, the Securities Administrator will deem those Notes cancelled and will issue new Notes to the third-party investors.  After distribution of the Available Funds on the related Auction
Payment Date under "-Priority of Distributions," the Auction Administrator will distribute to the Noteholders of each Class of
Offered Notes the Par Price for such Notes (to the extent that amount is received from the third-party investors who purchased that
Class of Notes at auction and, if applicable, from the Auction Swap Counterparty pursuant to the Auction Swap Agreement).  The Par
Price due to the Noteholders of any cancelled, but not surrendered Offered Notes no longer held in book-entry form will be paid only upon surrender of those Notes, without any accrued interest on the Par Price from the related Auction Payment Date.

         On or before the Closing Date, the Auction Administrator will enter into the Auction Swap Agreement with the Auction Swap
Counterparty.  Pursuant to the Auction Swap Agreement, the Auction Swap Counterparty will be obligated to pay to the Auction
Administrator the excess, if any, of the Par Price over the Auction Proceeds for each Class of Offered Notes; and the Auction
Administrator will be obligated to pay to the Auction Swap Counterparty or its designee the excess, if any, of the Auction Proceeds over the Par Price for each Class of Offered Notes.  A separate auction will be held for each Class of Offered Notes and, therefore, the Auction Proceeds and the Par Price will be calculated separately for each Class.  In the event that all or a portion of a Class of Offered Notes is not sold in the related auction, the Auction Proceeds for such unsold Notes will be deemed to be zero and the
Auction Swap Counterparty will pay the Auction Administrator the entire outstanding Class Principal Amount of the unsold Notes, after application of all interest and principal distributions and allocations of Realized Losses and Subsequent Recoveries on the related
Auction Payment Date, in exchange for such Notes.

         The Auction Swap Counterparty.

         The Auction Swap Counterparty will be an entity actively engaged in the derivatives business, which has a rating (or whose obligations are guaranteed by another entity which has such a rating) on its long term, unsecured, unsubordinated and unguaranteed debt obligations of at least "Aa3" by Moody's and at least "AA" by Fitch (the "Auction Swap Counterparty").  The Auction Swap
Counterparty may be an affiliate of one or more transaction participants, including the Depositor, the Yield Maintenance Counterparty and any of the Underwriters.

         As of the Cut-Off Date, the Auction Swap Counterparty together with its affiliates, taking into account its obligations under the Auction Swap Agreement together with its obligations as Yield Maintenance Counterparty under the Yield Maintenance
Agreements (as described under "-The Yield Maintenance Agreements-The Yield Maintenance Counterparty"), in the aggregate, will have an aggregate significance percentage of less than 10% with respect to the applicable Notes as calculated in accordance with Item 1115 of Regulation AB.

         The Auction Swap Counterparty has the right to assign its rights and obligations under the Auction Swap Agreement provided that the transferee has a credit rating that meets the requirements specified in the Auction Swap Agreement, including satisfaction of the Rating Agency Condition (as defined in the Auction Swap Agreement).

         If the Auction Swap Counterparty defaults on its obligations under the Auction Swap Agreement, holders of Offered Notes may receive an amount less than the Par Price on the related Auction Payment Date.  In addition, if the Auction Swap Counterparty defaults and not all of a Class of Offered Notes is purchased by third-party investors in the related auction, then that Class (or the part of that Class not purchased by the third party investors in the related auction) may not be transferred, in which case holders of that Class will not receive proceeds from the related auction and will retain their Notes (or the part of their Notes not purchased by third party investors in the related auction).

         The Auction Swap Agreement will be documented under a 1992 ISDA Master Agreement (Multicurrency-Cross Border).

         No "Events of Default" (other than "Failure to Pay") or "Termination Events" under the 1992 ISDA Master Agreement will apply to the Auction Administrator in respect of the Auction Swap Agreement.

         The Auction Swap Counterparty and, if indicated below as applicable, the Auction Administrator will be subject to the following standard "Events of Default" under the Auction Swap Agreement (each, an "Auction Swap Event of Default"):

         "Failure to Pay" (which relates to any failure of the Auction Swap Counterparty or the Auction Administrator to pay any
         amount when due under the Auction Swap Agreement after giving effect to the applicable grace period);

         "Bankruptcy" (which relates to the occurrence of events of insolvency in respect of, or the bankruptcy of, the Auction Swap
         Counterparty, after giving effect to the applicable grace period, if any); and

         the following other standard events of default under the 1992 ISDA Master Agreement: "Credit Support Default" and "Merger
         Without Assumption," as described in Sections 5(a)(iii) and 5(a)(viii) of the 1992 ISDA Master Agreement.

         "Termination Events" under the Auction Swap Agreement (each, an "Auction Swap Termination Event") that are applicable to the
Auction Swap Counterparty will include the following standard events under the 1992 ISDA Master Agreement:

         "Illegality" (which relates to changes in law causing it to become unlawful for the Auction Swap Counterparty to perform its obligations under the Auction Swap Agreement);

         "Tax Event" (which relates to the receipt of a payment under the Auction Swap Agreement from which an amount has been deducted or withheld for or on account of taxes); and

         "Tax Event Upon Merger" (which relates to an obligation of the Auction Swap Counterparty to pay an additional amount under the Auction Swap Agreement in respect of a tax, or to receive a payment under the Auction Swap Agreement from which an amount has been deducted or withheld for or on account of taxes, that, in either case, results from a merger involving, or the sale of all or substantially all of the assets of either party).

         The Auction Swap Agreement also will include an "Additional Termination Event" relating to any failure by the Auction Swap
Counterparty to comply with the Regulation AB provisions of the Auction Swap Agreement.

         Upon the occurrence of an Auction Swap Event of Default, the non-defaulting party will have the right to designate an early termination date (an "Early Termination Date") in respect of the Auction Swap Agreement.  Upon the occurrence of an Auction Swap
Termination Event (other than an Additional Termination Event), either party will have the right to designate an Early Termination
Date in respect of the Auction Swap Agreement.  With respect to Auction Swap Termination Events, an Early Termination Date will, in some circumstances, occur only after the Auction Swap Counterparty has used reasonable efforts to transfer its rights and obligations under the Auction Swap Agreement to a related entity within a specified period after notice has been given of the Auction Swap
Termination Event, all as set forth in the Auction Swap Agreement.  The occurrence of an Early Termination Date under the Auction
Swap Agreement will constitute an "Auction Swap Early Termination".

         Upon an Auction Swap Early Termination, one party may be liable to make a termination payment (the "Auction Swap Termination
Payment") to the other party.  The Auction Swap Termination Payment will be based on the value of the Auction Swap Agreement computed in accordance with the procedures set forth in the Auction Swap Agreement.  The Trust will not be responsible for payment of any termination payment to the Auction Swap Counterparty in respect of the Auction Swap Agreement.

         In addition, upon a ratings downgrade of the Auction Swap Counterparty below the levels specified in the Auction Swap
Agreement, the Auction Swap Counterparty may be required to procure a guarantor of its obligations with appropriate ratings, assign the Auction Swap Agreement to another counterparty or, depending on its then rating, post collateral.

         If the Auction Swap Counterparty defaults on its obligations under the Auction Swap Agreement, holders of Offered Notes may receive an amount less than the Par Price on the related Auction Payment Date.  In addition, if the Auction Swap Counterparty defaults and not all of a Class of Offered Notes is purchased by third-party investors in the related auction, then that Class (or the part of that Class not purchased by the third party investors in the related auction) may not be transferred to such third party investors, in which case holders of that Class will not receive proceeds from the related auction and will retain their Notes (or the part of their Notes not purchased by third party investors in the related auction).

         After the related Auction Payment Date, the Interest Rate of each Class of Offered Notes on any Payment Date will be adjusted as described under "-Distributions of Interest-Interest Rates" above.

Reports to Noteholders

         On each Payment Date, the Securities Administrator will make available to each Noteholder, the Indenture Trustee and each
Rating Agency a statement (based on information received from the Servicers) generally setting forth, among other things:

         o   The amount of the payment, separately identified, with respect to each Class of Notes;

         o    the amount of the payment allocable to principal, separately identifying the aggregate amount of any principal prepayments or other unscheduled recoveries of principal included in that amount;

         o    the amount of the payment allocable to interest;

         o    the amount of any Prepayment Interest Shortfalls and any Relief Act Reductions for such Payment Date;

         o    the amount of Deferred Interest and Net Deferred Interest with respect to the Group 1 Mortgage Loans;

         o    the Class Principal Amount of each Class of Notes prior to and after giving effect to the payment of principal on that
              Payment Date;

         o    the Class A Deferred Amount and the Class A Available Funds Cap Shortfalls;

         o    the principal balance of each Mortgage Loan Group, the Pool Balance and weighted average life and weighted average remaining term of the Mortgage Loans in each Mortgage Loan Group;

         o    prepayment amounts for each Mortgage Loan Group for the related Due Period;

         o    the Yield Maintenance Payments, if any, under the Yield Maintenance Agreements, with respect to each Class of Offered Notes;

         o    the Senior Percentage and Subordinate Percentage for each Mortgage Loan Group for the following Payment Date;

         o    the Senior Prepayment Percentage and Subordinate Prepayment Percentage for each Mortgage Loan Group for the following
              Payment Date;

         o    the amount of the Master Servicing Fee paid to or retained by the Master Servicer;

         o    the amount of principal and interest advances made or reimbursed for the related Due Period;

         o    the number and aggregate Scheduled Principal Balance of Mortgage Loans, in the aggregate and for each Mortgage Loan Group, that were (A) delinquent (1) 30 to 59 days, (2) 60 to 89 days and (3) 90 or more days, (B) in foreclosure and (C) in bankruptcy as of the close of business on the last day of the calendar month preceding that Payment Date (using the MBA method to calculate delinquencies);

         o    the rolling six-month delinquency rate for that Payment Date;

         o    the total number and principal balance of any REO properties in each Mortgage Loan Group as of the close of business on the last day of the preceding Due Period;

         o    the aggregate amount of Realized Losses for each Mortgage Loan Group and Subsequent Recoveries incurred during the preceding calendar month;

         o    the cumulative amount of Realized Losses for each Mortgage Loan Group;

         o    the Realized Losses and Subsequent Recoveries, if any, allocated to each Class of Notes on that Payment Date;

         o    the amounts held in the Reserve Fund;

         o    the amounts held in the Group 3 Final Maturity Reserve Account;

         o    the Available Funds Cap Rate with respect to each Class of Offered Notes and Subordinate Notes; and

         o    the Interest Rate for each Class of Notes for that Payment Date.

         The Securities Administrator will make that statement available each month, to any interested party, via the Securities
Administrator's website.  The Securities Administrator's internet website will initially be located at "www.ctslink.com."  Assistance in using the website can be obtained by calling the Securities Administrator's customer service desk at 1-866-846-4526.  Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Securities Administrator will have the right to change the way such reports are distributed in order to make such distribution more convenient and/or more accessible to the above parties, and the Securities
Administrator will provide timely and adequate notification to all above parties regarding any such changes.

         In addition, upon written request within a reasonable period of time after the end of each calendar year, the Securities
Administrator, pursuant to the Sale and Servicing Agreement, will prepare and deliver to each holder of a Note of record during the previous calendar year a statement containing aggregate payment information necessary to enable Noteholders to prepare their tax returns.  These statements will not have been examined and reported upon by an independent public accountant.

Optional Notes Purchase Right

         On any Payment Date in or after the month in which the aggregate Scheduled Principal Balance of the Mortgage Loans is less than or equal to 20% of their aggregate Scheduled Principal Balance as of the Cut-off Date, referred to herein as the "Optional Notes
Purchase Date," Thornburg Mortgage, Inc. will have the option, but not the obligation, to call all outstanding Notes.  Upon the exercise of the optional securities purchase right, the purchase price will be equal to the sum of (1) the aggregate current Class
Principal Amount of each Class of Notes, (2) the accrued and unpaid interest thereon at their related Interest Rates and (3) the amount of any previously allocated Realized Losses to each Class of Notes, less amounts of interest and principal otherwise being paid to such Noteholders on such Payment Date from Available Funds.

Optional Termination of the Trust

         On any Payment Date in or after the month in which the aggregate Scheduled Principal Balance of the Mortgage Loans is equal to or less than 10% of the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-off Date, Thornburg, in its
capacity as a Servicer of a substantial portion of the Mortgage Loans, will have the assignable right to purchase all of the Mortgage
Loans and REO properties remaining in the Trust.  We refer to the date on which this option may be exercised as the "Optional
Termination Date" of the Trust.  In the event that the option is exercised, the purchase price will be equal to the Scheduled
Principal Balance of each Mortgage Loan and, with respect to REO property, the lesser of (1) the appraised value of each REO property less the good faith estimate of the Master Servicer of liquidation expenses to be incurred in connection with its disposal and (2)
the principal balance of the related Mortgage Loan plus accrued and unpaid interest at the related Mortgage Rate up to and including the first day of the month in which the termination price is paid, plus the amount of any unreimbursed servicing-related advances made by the related Servicer or the Master Servicer in respect of that Mortgage Loan.  Proceeds from the purchase, together with amounts on deposit in the Reserve Fund, will be included in Available Funds and will be distributed to the holders of the Notes in accordance with the Sale and Servicing Agreement and the Indenture.  If such option is not exercised to purchase the Mortgage Loans and REO properties, Wells Fargo Bank, in its capacity as Master Servicer, may purchase from the Trust all Mortgage Loans and REO properties remaining in the Trust at the purchase price set forth above when the Scheduled Principal Balance of the Mortgage Loans is
less than 5% of their aggregate Scheduled Principal Balance as of the Cut-off Date.

         Any purchase of the Mortgage Loans and REO properties in accordance with the preceding paragraph will result in redemption of any outstanding Notes.

The Indenture Trustee

         LaSalle Bank National Association will be the Indenture Trustee pursuant to the Indenture and custodian under the Sale and
Servicing Agreement.  LaSalle Bank National Association is a national banking association formed under the federal laws of the United
States of America.  Its parent company, LaSalle Bank Corporation, is an indirect subsidiary of ABN AMRO Bank N.V., a Netherlands banking corporation.  LaSalle has extensive experience serving as trustee on securitizations of residential mortgage loans.  Since
January 1994, LaSalle has served as trustee, securities administrator or paying agent on over 650 residential mortgage-backed security transactions involving assets similar to the Mortgage Loans.  As of June 30, 2007, LaSalle serves as trustee, securities administrator or paying agent on over 575 residential mortgage-backed security transactions.  The Depositor, the Master Servicer, the
Seller and the Servicers may maintain other banking relationships in the ordinary course of business with the Indenture Trustee.  The
Indenture Trustee's corporate Trust office is located at 135 South LaSalle Street, Suite 1511, Chicago, Illinois, 60603.  Attention:
Global Securities and Trust Services - Thornburg 2007-3 or at such other address as the Indenture Trustee may designate from time to time.

         On April 22, 2007, ABN AMRO Holding N.V. agreed to sell ABN AMRO North America Holding Company, the indirect parent of
LaSalle Bank National Association, to Bank of America Corp. The proposed sale currently includes all parts of the Global Securities and Trust Services Group within the LaSalle Bank organization engaged in the business of acting as trustee, securities administrator, master servicer, custodian, collateral administrator, securities intermediary, fiscal agent and issuing and paying agent in connection with securitization transactions.

         The contract between ABN AMRO Bank N.V. and Bank of America Corporation was filed on Form 6-K with the Securities and
Exchange Commission on April 25, 2007. The contract provides that the sale of LaSalle Bank is subject to regulatory approvals and other customary closing conditions.

         The contract referenced above was entered into by ABN AMRO Bank N.V. without shareholder approval.  In response to a challenge of the sale by a shareholders group, a judge in the Enterprise Chamber of the Amsterdam Superior Court in the Netherlands
ruled on May 3, 2007 that ABN AMRO Holding N.V. was not permitted to proceed with the sale of LaSalle Bank without shareholder approval.  On May 4, 2007, Bank of America Corporation filed a lawsuit against ABN AMRO Bank N.V. and ABN AMRO Holding N.V. in the
U.S. District Court for the Southern District of New York (Manhattan) seeking, among other things, an injunction prohibiting ABN AMRO
Bank N.V. and ABN AMRO Holding N.V. from negotiating a sale of LaSalle Bank or selling LaSalle Bank to any third party other than as provided for in the contract referenced above, monetary damages and specific performance.  On July 13, 2007, the Dutch Supreme Court ruled that the sale of LaSalle Bank to Bank of America Corporation does not require shareholder approval.  ABN AMRO Bank N.V. has indicated that it intends to complete the sale of LaSalle Bank to Bank of America Corporation.

The Custodian

         In its capacity as custodian, LaSalle Bank National Association will hold the Mortgage Loan files exclusively for the use and benefit of the Trust.  The custodian will not have any duty or obligation to inspect, review or examine any of the documents, instruments, notes or other papers relating to the Mortgage Loans delivered to it to determine that the same are valid.  The disposition of the Mortgage Loan files will be governed by the Sale and Servicing Agreement.  LaSalle provides custodial services on over 1,100 residential, commercial and asset-backed securitization transactions and maintains almost 3.0 million custodial files in its two vault locations in Elk Grove, Illinois and Irvine, California.  LaSalle's two vault locations can maintain a total of approximately 6 million custody files.  All custody files are segregated and maintained in secure and fire resistant facilities in compliance with customary industry standards.  The vault construction complies with Fannie Mae/Ginnie Mae guidelines applicable to document custodians.  LaSalle maintains disaster recovery protocols to ensure the preservation of custody files in the event of force majeure and maintains, in full force and effect, such fidelity bonds and/or insurance policies as are customarily maintained by banks which act as custodians.  LaSalle uses unique tracking numbers for each custody file to ensure segregation of collateral files and proper filing of the contents therein and accurate file labeling is maintained through a monthly quality assurance process.  LaSalle uses a proprietary collateral review system to track and monitor the receipt and movement internally or externally of custody files and any release or reinstatement of collateral.

The Securities Administrator

         Under the terms of the Sale and Servicing Agreement, Wells Fargo Bank also is responsible for securities administration, which includes pool performance calculations, payment calculations, the preparation of monthly distribution reports and acting in the capacity of Paying Agent.  As Securities Administrator, Wells Fargo Bank is responsible for the preparation and filing of all tax returns on behalf of the Trust and the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the Issuing Entity.
Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995.  As of December 31, 2006, Wells
Fargo Bank was acting as securities administrator with respect to more than $1,006,418,000,000 of outstanding residential mortgage-backed securities.

                                            Description of the Mortgage Loan Groups

General

         The assets held by Thornburg Mortgage Securities Trust 2007-3 will consist primarily of four Mortgage Loan Groups, designated as Group 1, Group 2, Group 3 and Group 4 of first lien, residential Adjustable Rate Mortgage Loans and Hybrid Mortgage
Loans (collectively, the "Mortgage Loans").  The Mortgage Loans have Mortgage Rates that adjust based on the various Indices described below with original terms to maturity of not more than 40 years.  The Adjustable Rate Mortgage Loans adjust on a monthly, semi-annual or annual basis.  The Hybrid Mortgage Loans generally have Mortgage Rates that first adjust after an initial fixed rate period of one, three, five, seven or ten years following origination depending on the terms of the particular mortgage note and then adjust monthly, semi-annually or annually depending on the terms of the particular mortgage note.  In addition, all of the Group 1
Mortgage Loans are option Adjustable Rate Mortgage Loans or Hybrid Mortgage Loans that provide for negative amortization as described below.

         As of the Cut-off Date, there were 1,443 Mortgage Loans with an aggregate Scheduled Principal Balance (after giving effect to Scheduled Payments due on that date) of approximately $1,494,792,756.

         Substantially all of the Group 1 Mortgage Loans include a negative amortization feature whereby the borrower can elect, subject to certain adjustments in the related mortgage note, to make a minimum monthly payment which may be less than the amount of interest accrued on the unpaid principal balance of the Group 1 Mortgage Loan at the current Mortgage Rate, thus creating an interest deficiency (referred to herein as "Deferred Interest") which is added to the unpaid principal balance of the Group 1 Mortgage Loan, resulting in negative amortization.  Such minimum monthly payment is subject to adjustment on a date specified in the related mortgage note as described under "-Mortgage Loan Statistics-Monthly Payment Adjustments" below.  In addition, approximately 11.92% of the Group 1 Mortgage Loans containing this negative amortization feature are Hybrid Mortgage Loans for which the first Mortgage Rate
Adjustment Date occurs ten years following origination as set forth in the related mortgage note.

         The Group 2 Mortgage Loans consist of both Adjustable Rate Mortgage Loans and Hybrid Mortgage Loans for which their first
Mortgage Rate Adjustment Date occurs approximately one month, six months, or one, three or five years following origination, as set forth in the related mortgage note.  All of the Group 3 Mortgage Loans are Hybrid Mortgage Loans for which their first Mortgage Rate
Adjustment Date occurs approximately seven years following origination, as set forth in the related mortgage note.  All of the Group
4 Mortgage Loans are Hybrid Mortgage Loans for which their first Mortgage Rate Adjustment Date occurs approximately ten years following origination, as set forth in the related mortgage note.  Each Hybrid Mortgage Loan will then adjust either monthly, semi-annually or annually (or in the case of one Mortgage Loan, every three years) depending on the terms of the particular mortgage note.

         The Scheduled Principal Balance of each Mortgage Loan as of the Cut-off Date reflects the application of Scheduled Payments of any principal due on that Mortgage Loan on or prior to the Cut-off Date, whether or not received, and any prepayments received prior to the Cut-off Date and, in the case of the Group 1 Mortgage Loans, the amount of any Deferred Interest added to the unpaid principal balance of such Mortgage Loan as a result of negative amortization.  Whenever reference is made herein to a percentage of some or all of the Mortgage Loans, that percentage is determined on the basis of the Scheduled Principal Balances of such Mortgage
Loans as of the Cut-off Date, unless otherwise specified.  Certain Mortgage Loans described in this prospectus supplement may prepay or become ineligible prior to the Closing Date.  As a result of the foregoing, the statistical characteristics of the Mortgage Loans delivered on the Closing Date may vary somewhat from the characteristics described in this prospectus supplement, including Annex B hereto, although it is not anticipated that the variances will be material.  The aggregate Scheduled Principal Balance of the
Mortgage Loans set forth above is subject to a variance of plus or minus ten percent.

         Each of the Mortgage Loans in the Trust is secured by a mortgage, deed of trust or other similar security instrument that creates a first lien on the related Mortgaged Property.  We refer to these instruments as "mortgages" in this prospectus supplement.
The Mortgaged Properties are detached or semi-detached one- to four-family dwelling units, individual units in planned unit developments, individual condominium units and, in some cases, shares issued by cooperative housing corporations and related leasehold interests.

         Pursuant to the Sale Agreement between Thornburg  and the Seller, the Seller will purchase the Mortgage Loans from
Thornburg.  Pursuant to a Mortgage Loan Purchase Agreement between the Seller and the Depositor, the Depositor will purchase the
Mortgage Loans from the Seller.  Under the Sale and Servicing Agreement, the Depositor will cause the Mortgage Loans to be assigned to the Trust for the benefit of the Noteholders.  See "The Sale and Servicing Agreement and the Mortgage Loan Purchase Agreement" in
this prospectus supplement.

         Approximately 73.44% of the Mortgage Loans were originated by Thornburg (including its mortgage brokers and correspondent lenders other than First Republic).  The Mortgage Loans originated by Thornburg (including its mortgage brokers and correspondent lenders other than First Republic) were originated in accordance with Thornburg's underwriting guidelines.  See "Mortgage Loan
Origination-Thornburg's Underwriting Standards" and "-Thornburg's Underwriting Process" herein.  Approximately 23.03% of the Mortgage
Loans (and approximately 85.40% of the Group 1 Mortgage Loans) were originated by Countrywide Home Loans, Inc. ("Countrywide Home
Loans"), in accordance with its own underwriting guidelines.  See "Mortgage Loan Origination-Countrywide's Underwriting Standards."
The remainder of the Mortgage Loans were originated by various other banks, savings and loans associations and other mortgage lending institutions, none of which originated in excess of 10% of the Mortgage Loans.

         Approximately 72.40% and 23.03% of the Mortgage Loans are being serviced by Thornburg and Countrywide Home Loans Servicing
LP ("Countrywide Servicing"), respectively, under the supervision of the Master Servicer.  See "The Master Servicer" and "The
Servicers" herein.

         All of the Mortgage Loans originated by Countrywide Home Loans and which are included in Group 1, are "seasoned" Mortgage
Loans which had first payment due dates between February 1, 2002 and December 1, 2006 and have a weighted average remaining term of approximately 397 months.  In addition, 41.20%, 14.18% and 7.91% of the Mortgage Loans to be included in Groups 2, 3 and 4, respectively, are seasoned 12 months or greater and were purchased by the Seller upon the liquidation of two mortgage loan securitization trusts originally formed in 2002.  Such Mortgage Loans had first payment due dates between January 1, 1998 and July 1,
2006 and have a weighted average remaining term of approximately 311 months.

         Under the Mortgage Loan Purchase Agreement, the Seller will assign certain representations and warranties made by Thornburg under the Sale Agreement to the Depositor, which will in turn assign its rights under those representations and warranties to the
Trust under the Sale and Servicing Agreement.  The representations and warranties relate to, among other things, certain characteristics of the Mortgage Loans and, subject to certain limitations, Thornburg will be obligated to repurchase the affected
Mortgage Loan or substitute a similar Mortgage Loan for any Mortgage Loan as to which there exists deficient documentation or an uncured breach of any such representation or warranty, if the breach of the representation or warranty materially and adversely affects the Noteholders' interests in the Mortgage Loan.  See "The Sale and Servicing Agreement and the Mortgage Loan Purchase
Agreement-Assignment of the Mortgage Loans-Representations and Warranties" for a description of the representations and warranties applicable to the Mortgage Loans.

         The Depositor will make no representations or warranties with respect to the Mortgage Loans and will have no obligation to repurchase or substitute Mortgage Loans with deficient documentation or that are otherwise defective.  Both Thornburg and the Seller are selling the Mortgage Loans without recourse and will have no obligation with respect to the Notes in their capacity as an
Originator and as the Seller, respectively, other than the repurchase or substitution obligations described above.

Mortgage Loan Statistics

         The following statistical information, unless otherwise specified, is based upon the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-off Date.

         Loan Documentation.  Approximately 15.95%, 81.51%, 81.91% and 85.68% of the Group 1 Mortgage Loans, Group 2 Mortgage Loans,
Group 3 Mortgage Loans and Group 4 Mortgage Loans, respectively, were originated under a full documentation program or a full/alternate documentation program.  Approximately 79.80%, 15.55%, 17.70% and 13.38% of the Group 1 Mortgage Loans, Group 2
Mortgage Loans, Group 3 Mortgage Loans and Group 4 Mortgage Loans, respectively, were originated under stated income documentation programs which generally require the Originator to verify the employment of the borrower, but not the stated income or assets of the borrower.  The remaining Mortgage Loans were originated under programs pursuant to which no or limited information was obtained regarding borrowers' income or employment.  See "Risk Factors-Risks Related to Mortgage Loans under State Income Documentation
Programs."

         Indices.  The Indices applicable to 11.92% of the Group 1 Mortgage Loans, which are the ten-year negative amortization
Hybrid Mortgage Loans, is 1-year LIBOR.  Approximately 87.80% of the Group 1 Mortgage loans adjust monthly based on the 1-year MTA
Index and the remainder of the Group 1 Mortgage Loans adjust monthly based on the 1-month LIBOR Index.  The Indices applicable to the determination of the Mortgage Rates for the Group 2, Group 3 and Group 4 Mortgage loans will be any of the 1-month LIBOR Index, the
6-month LIBOR Index, the 1-year LIBOR Index, the 1-year CMT Index or the 3-year CMT Index.

         The related Index applied under a mortgage note will be most recently available either as of (1) the first business day of a specified period of time prior to such Mortgage Rate Adjustment Date, (2) the first business day of the month preceding the month of such Mortgage Rate Adjustment Date, or (3) the last business day of the second month preceding the month in which such Mortgage Rate
Adjustment Date occurs, as specified in the related mortgage note.  In the event that any of the Indices described above becomes unavailable or is otherwise unpublished, the related Servicer or Master Servicer will select a comparable alternative index over which it has no direct control and which is readily verifiable, and which is permissible under the terms of the related mortgage and mortgage note.

         Mortgage Rate Adjustments.  As described above, the Mortgage Rate for the Hybrid Mortgage Loans are generally fixed for a period of one-month, six-months, or one, three, five, seven or ten years following their origination and then adjust either monthly, semi-annually or annually.  As at the Cut-off Date approximately 98.21% of the Hybrid Mortgage Loans were still in their initial fixed rate period.  On each Mortgage Rate Adjustment Date for a Mortgage Loan, its Mortgage Rate will be adjusted to equal the sum, generally rounded up to the nearest multiple of 0.125%, of the Index applicable to that Mortgage Loan and a fixed percentage amount known as the "Gross Margin" for that loan.  The Mortgage Loans adjust according to the applicable Index as discussed under "-The
Indices" above.  On the first Mortgage Rate Adjustment Date, the Mortgage Rate on each Mortgage Loan (other than any Mortgage Loans which adjust according to 1-month LIBOR) cannot increase or decrease by more than a fixed percentage known as the "Initial Rate Cap"
for that Mortgage Loan.  On subsequent Mortgage Rate Adjustment Dates, the Mortgage Rate on each Mortgage Loan (other than any
Mortgage Loans which adjust according to 1-month LIBOR) cannot increase or decrease by more than a fixed percentage on any such
Mortgage Rate Adjustment Date known as a "Periodic Rate Cap" for that Mortgage Loan.

         No Mortgage Loan will have a Mortgage Rate that exceeds the Maximum Mortgage Rate specified in the related mortgage note.
Due to the application of Initial Rate Caps on the first Mortgage Rate Adjustment Date as well as the Periodic Rate Caps and the
Maximum Mortgage Rates, the Mortgage Rate on each Mortgage Loan which has such a cap, as adjusted on any Mortgage Rate Adjustment
Date, may be less than the sum of the applicable Index and Gross Margin, rounded as described above.

         Monthly Payment Adjustments.  All of the Group 1 Mortgage Loans provide for negative amortization.  For approximately 88.08%
of the Group 1 Mortgage Loans, monthly scheduled payments on such Mortgage Loans will adjust annually on a date specified in the related mortgage note (each, a "Payment Adjustment Date"), subject to the conditions (the "Payment Caps") that (i) the amount of the monthly payment will not increase or decrease by an amount that is more than 7.500% of the monthly payment prior to the related
Payment Adjustment Date, (ii) as of the fifth or tenth Payment Adjustment Date and on the same day every fifth or tenth Payment
Adjustment Date thereafter, the monthly payment will be recast without regard to the limitation in clause (i) above and (iii) if the unpaid principal balance exceeds a percentage (either 110%, 115% or 118%, depending on the Group 1 Mortgage Loan) of the original principal balance due to the addition of Deferred Interest to the principal balance of the Mortgage Loan, the monthly scheduled payment will be recast without regard to the limitation in clause (i) to amortize fully the then Scheduled Principal Balance of the
Group 1 Mortgage Loan over its remaining term to maturity.  Approximately 11.92% of the Group 1 Mortgage Loans which are negative amortization Hybrid Mortgage Loans have a Mortgage Rate which will adjust annually after a fixed period of 10 years.  The scheduled monthly payment will be recast at month 84 to include any Deferred Interest added to the outstanding principal balance.

         Because the Mortgage Rates on the Group 1 Mortgage Loans adjust at a different time than the monthly payments thereon and the Payment Caps may limit the amount by which the monthly payments may adjust, the amount of a monthly payment may be more or less than the amount necessary to fully amortize the Scheduled Principal Balance of the Group 1 Mortgage Loan over its then remaining term at the applicable Mortgage Rate.  Accordingly, the Group 1 Mortgage Loans may be subject to reduced amortization (if the monthly payment due on a due date is sufficient to pay interest accrued during the related accrual period at the Mortgage Rate but is not sufficient to reduce principal in accordance with a fully amortizing schedule); negative amortization (if interest accrued during the related accrual period at the applicable Mortgage Rate is greater than the entire monthly payment due on the related due date resulting in Deferred Interest); or accelerated amortization (if the monthly payment due on a due date is greater than the amount necessary to pay interest accrued during the related accrual period at the applicable Mortgage Rate and to reduce principal in accordance with a fully amortizing schedule).  In the event a Group 1 Mortgage Loan negatively amortizes, Deferred Interest, if any is added to the Scheduled Principal Balance of such Group 1 Mortgage Loan and, if such Deferred Interest is not offset by subsequent accelerated amortization, it may result in a final lump sum payment at maturity greater than, and potentially substantially greater than, the monthly payment due on the immediately preceding due date.

         With respect to any Group 2 Mortgage Loans, Group 3 Mortgage Loans or Group 4 Mortgage Loans, effective with the next monthly payment due date occurring after a Mortgage Rate Adjustment Date, the monthly payment amount for each Mortgage Loan will be adjusted to equal (i) for an Interest-Only Mortgage Loan subsequent to its interest only period and for any other Adjustable Rate
Mortgage Loan, the amount that would fully amortize the outstanding principal balance of that loan over its remaining term and pay interest at the Mortgage Rate as adjusted and (ii) for an Interest-Only Mortgage Loan during its interest only period, the interest only payment at the Mortgage Rate as adjusted.

         Interest-Only Loans.  Approximately 11.92%, 94.37%, 94.70% and 94.61% of the Group 1 Mortgage Loans, Group 2 Mortgage Loans,
Group 3 Mortgage Loans and Group 4 Mortgage Loans, respectively, have an interest-only period following origination ranging from three years to ten years.  During this period, except in the case of the Group 1 negative amortization Hybrid Mortgage Loans described above, the Scheduled Payments are limited to accrued interest, with no required payment of principal.  At the end of the interest-only period, the monthly payments are recalculated to provide for amortization of the principal balance by the maturity date of that loan and payment of interest at the then-current Mortgage Rate.

         High Loan-to-Value Mortgage Loans.  None of the Group 1 Mortgage Loans and approximately 2.46%, 2.03% and 1.04% of the Group
2 Mortgage Loans, Group 3 Mortgage Loans and Group 4 Mortgage Loans,  respectively, have original Loan-to-Value Ratios in excess of
80%.  Except for one Mortgage Loan in Group 2, all of the Mortgage Loans which have original Loan-to-Value Ratios in excess of 80%
are Additional Collateral Mortgage Loans or are covered by primary mortgage guaranty insurance policies (which policies insure, generally, any portion of the unpaid principal balance of a Mortgage Loan in excess of 80% of the value of the related Mortgaged
Property).  No such primary mortgage guaranty insurance policy will be required to be maintained with respect to any such Mortgage
Loan after the date on which the related Loan-to-Value Ratio is 80% or less.

         Additional Collateral Mortgage Loans.  In the case of 1.69%, 1.86% and 0.38% of the Group 2 Mortgage Loans, Group 3 Mortgage
Loans and Group 4 Mortgage Loans, respectively, the related Originator required the borrower to pledge Additional Collateral to secure the Mortgage Loan, including marketable securities or certificates of deposit acceptable to the Originator.  None of the Group
1 Mortgage Loans are secured by Additional Collateral.  All of the Mortgage Loans with Additional Collateral have original
Loan-to-Value Ratios in excess of 80%, but after giving effect to the pledge of Additional Collateral, the Effective Loan-to-Value
Ratios are 80% or lower.  This type of Mortgage Loan, referred to as an "Additional Collateral Mortgage Loan," allows the borrower to pledge assets in addition to the Mortgaged Property as an alternative to, or to supplement, a cash down payment.  There are a total of 19 Mortgage Loans (representing approximately 0.98% of the Mortgage Loans with Additional Collateral), 89.13% of which were originated by Thornburg through its retail channel or acquired by Thornburg through its correspondent and wholesale channels and approximately 10.87% of which were acquired by Thornburg from Morgan Stanley Credit Corporation through its bulk purchase channel.

         The amount of  Additional  Collateral  pledged  by the  borrower  will vary from loan to loan based on factors  present in the underwriting  decision.  No assurance can be given as to the amount of proceeds,  if any,  that might be realized from such  Additional
Collateral.  The weighted average Effective  Loan-to-Value  Ratio for the Additional  Collateral Mortgage Loans after giving credit for the value of the pledged  Additional  Collateral is  approximately  75.54%.  Approximately  0.11% of the Mortgage  Loans,  all of which were originated by Morgan Stanley Credit Corporation, are covered by a limited purpose surety bond.

         The Master Servicer oversight responsibilities do not include the monitoring of Additional Collateral Mortgage Loans.

         Prepayment Penalty Payments.  Approximately 79.02%, 13.40%, 11.91% and 14.89% of the Group 1 Mortgage Loans, Group 2
Mortgage Loans, Group 3 Mortgage Loans and Group 4 Mortgage Loans, respectively, require the payment of a prepayment penalty in connection with a voluntary prepayment before the end of a fixed period ranging from the first three months to five years after the date of origination.  Certain Mortgage Loans that require the payment of a prepayment penalty, however, may provide for brief periods during the applicable period for prepayments to be made without incurring a prepayment penalty.  The amount of the applicable prepayment penalty, to the extent permitted under applicable law, is as provided in the related mortgage note.  Generally, such amount is equal to six months' interest on any amounts prepaid during any twelve-month period in excess of 20% of the original principal balance of the related Mortgage Loan or a specified percentage of the amounts prepaid.  Prepayment penalties paid by borrowers will not be available for payment on the Notes.

         Employee Mortgage Loans.  None of the Group 1 or Group 2 Mortgage Loans and approximately 0.32% and 0.56% of the Group 3
Mortgage Loans and Group 4 Mortgage Loans, respectively, were made to employees of Thornburg Mortgage, Inc. and its affiliates.
These Mortgage Loans were originated at a Mortgage Rate equal to the then current rate for Mortgage Loans less a discount rate specified in an employee rate reduction agreement.  In the event a borrower ceases to be an employee of Thornburg Mortgage, Inc. or its affiliates, the interest rate on the Mortgage Loan will increase by the amount of the employee discount.  The Seller will retain the increased interest (the "Retained Interest") and such Retained Interest will not be conveyed to or included in the Trust or available for any distributions on the Notes.

         Conversion and Modification Option and Purchase Obligations and Options.  The Mortgage Rates on approximately 0.11%, 6.48%,
1.07% and 1.00% of the Group 1 Mortgage Loans,  Group 2 Mortgage Loans, Group 3 Mortgage Loans and Group 4 Mortgage Loans,
respectively, can be converted, at the option of the related borrowers, to a fixed interest rate.  The Mortgage Rates on approximately 0.05%, 28.80%, 13.01% and 17.68% of the Group 1 Mortgage Loans, Group 2 Mortgage Loans, Group 3 Mortgage Loans and Group
4 Mortgage Loans, respectively, may be modified, at the option of the related borrowers, to another adjustable rate based on a different Index or to another type of Adjustable Rate Mortgage Loan or Hybrid Mortgage Loan.  Upon conversion, the Mortgage Rate will be converted to a fixed rate, determined in accordance with the formula set forth in the related mortgage note, which formula is intended to result in a Mortgage Rate which is not less than the then current market interest rate (subject to applicable usury laws). After such conversion or modification, the monthly payments of principal and interest will be adjusted to provide for full amortization over the remaining term to scheduled maturity.

         Thornburg Mortgage, Inc. is obligated to purchase any Mortgage Loan whose Mortgage Rate is converted to a fixed interest rate or is modified to another then-available adjustable rate or hybrid product in accordance with the terms of the related mortgage note.  In addition, the Seller has the option, but not the obligation, to modify any Mortgage Loan for which the borrower has requested a modification that is not then permitted under the related mortgage note so long as the Seller repurchases such Mortgage
Loans from the Trust prior to making such modifications.  The purchase price payable by Thornburg Mortgage, Inc. or the Seller for any such Mortgage Loan is equal to 100% of the current outstanding principal balance of the Mortgage Loan and any interest accrued at the related Mortgage Rate.

Aggregate Mortgage Loan Statistics

         The following statistical information, unless otherwise specified, is based upon the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-off Date.

         Approximately 87.39% of the Mortgage Loans have original terms to stated maturity of 360 months and approximately 12.56% of the Mortgage Loans have original terms to stated maturity of 480 months.  The weighted average remaining term to stated maturity of the Mortgage Loans was approximately 364 months as of the Cut-off Date.  None of the Mortgage Loans had a first due date prior to
January 1, 1998 or after July 1, 2007 or had a remaining term to stated maturity of less than 232 months or greater than 478 months as of the Cut-off Date.  The latest stated maturity date of any Mortgage Loan occurs in May 2047.

         The average principal balance of the Mortgage Loans at origination was approximately $1,044,817.  The average principal balance of the Mortgage Loans as of the Cut-off Date was approximately $1,035,892.  No Mortgage Loan had a Scheduled Principal
Balance of less than approximately $873 or greater than approximately $12,500,000  as of the Cut-off Date.

         The Mortgage Loans had annual Mortgage Rates of not less than 3.750% and not more than 9.000% and the weighted average annual Mortgage Rate was approximately 6.798%.  Approximately 27.98% of the Mortgage Loans did not have an Initial Rate Cap.  As of the Cut-off Date, approximately 72.02% of the Mortgage Loans had Initial Rate Caps ranging from 1.000% to 6.000%.  As of the Cut-off
Date, approximately 27.98% of the Mortgage Loans did not have a Periodic Rate Cap and the remaining Mortgage Loans had Periodic Rate
Caps ranging from 1.000% to 5.000%.  As of the Cut-off Date, the Mortgage Loans had Gross Margins ranging from 1.000% to 4.000%,
Maximum Mortgage Rates ranging from 8.125% to 16.375% and Minimum Mortgage Rates ranging from 1.000% to 4.000%.  As of the Cut-off
Date, the weighted average Gross Margin was approximately 2.205%, the weighted average Maximum Mortgage Rate was approximately
11.027% and the weighted average Minimum Mortgage Rate was approximately 2.216% for all of the Mortgage Loans.  The latest next
Mortgage Rate Adjustment Date following the Cut-off Date on any Mortgage Loan occurs in 119 months and the weighted average next
Mortgage Rate Adjustment Date following the Cut-off Date for all of the Mortgage Loans occurs in approximately 66 months.

         As of the Cut-off Date, none of the Mortgage Loans were 30 or more days delinquent.  Certain historical delinquency information with respect to the Mortgage Loans is provided in Annex B.

         The Mortgage Loans had the characteristics shown in the tables with respect to aggregate Mortgage Loan characteristics in
Annex B.  The sum in any column in the tables may not equal the indicated due to rounding.

Group 1 Mortgage Loan Statistics

         The following statistical information, unless otherwise specified, is based upon the aggregate Scheduled Principal Balance of the Group 1 Mortgage Loans as of the Cut-off Date.

         Approximately 54.52% of the Group 1 Mortgage Loans have original terms to stated maturity of 360 months and approximates
45.48% of the Group 1 Mortgage Loans have original terms to stated maturity of 480 months.  The weighted average remaining term to stated maturity of the Group 1 Mortgage Loans was approximately 405 months as of the Cut-off Date.  None of the Group 1 Mortgage
Loans had a first due date prior to February 1, 2002 or after June 1, 2007 or had a remaining term to stated maturity of less than 294 months or greater than 478 months as of the Cut-off Date.  The latest stated maturity date of any Group 1 Mortgage Loan occurs in May
2047.

         The average principal balance of the Group 1 Mortgage Loans at origination was approximately $2,659,794.  The average principal balance of the Group 1 Mortgage Loans as of the Cut-off Date was approximately $2,723,877.  No Group 1 Mortgage Loan had a principal balance of less than approximately $193,632 or greater than approximately $10,253,665 as of the Cut-off Date.

         Approximately 11.92% of the Group 1 Mortgage Loans are Hybrid Mortgage Loans which have Mortgage Rates that first adjust after a fixed period of ten years following origination and then adjust annually depending on the terms of the particular mortgage note.

         The Group 1 Mortgage Loans had annual Mortgage Rates of not less than 5.750% and not more than 9.000% and the weighted average annual Mortgage Rate was approximately 8.067%.  As of the Cut-off Date, approximately 88.08% of the Group 1 Mortgage Loans did not have an Initial Rate Cap and the remaining Group 1 Mortgage Loans had Initial Rate Caps equal to 5.000%.  As of the Cut-off
Date, approximately 88.08% of the Group 1 Mortgage Loans did not have a Periodic Rate Cap and the remaining Mortgage Loans had
Periodic Rate Caps equal to 2.000%.  As of the Cut-off Date, the Group 1 Mortgage Loans had Gross Margins ranging from 1.675% to
4.000%, Maximum Mortgage Rates ranging from 9.950% to 12.875%, and Minimum Mortgage Rates ranging from 1.675% to 4.000%.  As of the
Cut-off Date, the weighted average Gross Margin was approximately 3.051%, the weighted average Maximum Mortgage Rate was approximately 10.190% and the weighted average Minimum Mortgage Rate was approximately 3.057% for all of the Group 1 Mortgage Loans.
The latest next Mortgage Rate Adjustment Date following the Cut-off Date on any Group 1 Mortgage Loan occurs in 118 months and the weighted average next Mortgage Rate Adjustment Date following the Cut-off Date for all of the Group 1 Mortgage Loans occurs in approximately 15 months.

         As of the Cut-off Date, none of the Group 1 Mortgage Loans were 30 or more days delinquent.  Certain historical delinquency information with respect to the Group 1 Mortgage Loans is provided in the tables in Annex B to this prospectus supplement.

         The Group 1 Mortgage Loans had the characteristics shown in the tables with respect to the Group 1 Mortgage Loans in Annex
B.  The sum in any column in the tables may not equal the total indicated due to rounding.

Group 2 Mortgage Loan Statistics

         The following statistical information, unless otherwise specified, is based upon the aggregate Scheduled Principal Balance of the Group 2 Mortgage Loans as of the Cut-off Date.

         Approximately 98.64% of the Group 2 Mortgage Loans have original terms to stated maturity of 360 months and approximately
1.06% of the Group 2 Mortgage Loans have original terms to stated maturity of 480 months.  The weighted average remaining term to stated maturity of the Group 2 Mortgage Loans was approximately 336 months as of the Cut-off Date.  None of the Group 2 Mortgage
Loans had a first due date prior to January 1, 1998 or after July 1, 2007 or had a remaining term to stated maturity of less than 232 months or greater than 417 months as of the Cut-off Date.  The latest stated maturity date of any Group 2 Mortgage Loan occurs in
April 2042.

         The average principal balance of the Group 2 Mortgage Loans at origination was approximately $667,466.  The average principal balance of the Group 2 Mortgage Loans as of the Cut-off Date was approximately $639,542.  No Group 2 Mortgage Loan had a principal balance of less than approximately $873 or greater than approximately $4,750,000 as of the Cut-off Date.

         Approximately 89.33%% of the Group 2 Mortgage Loans are Hybrid Mortgage Loans which have Mortgage Rates that first adjust after fixed periods of three or five years following origination and then adjust monthly, semi-annually or annually depending on the terms of the particular mortgage note.

         The Group 2 Mortgage Loans had annual Mortgage Rates of not less than 3.750% and not more than 7.750% and the weighted average annual Mortgage Rate was approximately 6.273%.  As of the Cut-off Date, 87.58% of the Group 2 Mortgage Loans had an Initial
Rate Cap ranging from 1.000% to 6.000%.  The remaining Group 2 Mortgage Loans did not have an Initial Rate Cap.  As of the Cut-off
Date, approximately 12.42% of the Group 2 Mortgage Loans did not have a Periodic Rate Cap and the remaining Group 2 Mortgage Loans had Periodic Rate Caps ranging from 1.000% to 2.000%.  As of the Cut-off Date, the Group 2 Mortgage Loans had Gross Margins ranging from 1.000% to 2.750%, Maximum Mortgage Rates ranging from 8.125% to 16.375% and Minimum Mortgage Rates ranging from 1.000% to
3.375%.  As of the Cut-off Date, the weighted average Gross Margin was approximately 1.895%, the weighted average Maximum Mortgage
Rate was approximately 11.148% and the weighted average Minimum Mortgage Rate was approximately 1.959% for all of the Group 2 Mortgage
Loans.  The latest next Mortgage Rate Adjustment Date following the Cut-off Date on any Group 2 Mortgage Loan occurs in 59 months and the weighted average next Mortgage Rate Adjustment Date following the Cut-off Date for all of the Group 2 Mortgage Loans occurs in approximately 44 months.

         As of the Cut-off Date, none of the Group 2 Mortgage Loans were 30 or more days delinquent.  Certain historical delinquency information with respect to the Group 2 Mortgage Loans is provided in Annex B to this prospectus supplement.

         The Group 2 Mortgage Loans had the characteristics shown in the tables with respect to the Group 2 Mortgage Loans in Annex
B.  The sum in any column in the tables may not equal the total indicated due to rounding.

Group 3 Mortgage Loan Statistics

         The following statistical information, unless otherwise specified, is based upon the aggregate Scheduled Principal Balance of the Group 3 Mortgage Loans as of the Cut-off Date.

         Approximately 99.87% of the Group 3 Mortgage Loans have original terms to stated maturity of 360 months and approximately
0.13% have original terms to stated maturity of 480 months.  The weighted average remaining term to stated maturity of the Group 3
Mortgage Loans was approximately 352 months as of the Cut-off Date.  None of the Group 3 Mortgage Loans had a first due date prior to
July 1, 2000 or after July 1, 2007 or had a remaining term to stated maturity of less than 275 months or greater than 478 months as of the Cut-off Date.  The latest stated maturity date of any Group 3 Mortgage Loan occurs in May 2047.

         The average principal balance of the Group 3 Mortgage Loans at origination was approximately $955,502.  The average principal balance of the Group 3 Mortgage Loans as of the Cut-off Date was approximately $938,932.  No Group 3 Mortgage Loan had a principal balance of less than approximately $67,500 or greater than approximately $12,500,000 as of the Cut-off Date.

         All of the Group 3 Mortgage Loans are Hybrid Mortgage Loans which have Mortgage Rates that first adjust after a fixed period of seven or eight years following origination and then adjust monthly, semi-annually or annually depending on the terms of the particular mortgage note.

         The Group 3 Mortgage Loans had annual Mortgage Rates of not less than 4.375% and not more than 7.250% and the weighted average annual Mortgage Rate was approximately 6.369%.  As of the Cut-off Date, 97.28% of the Group 3 Mortgage Loans had an Initial
Rate Cap ranging from 2.000% to 5.000%.  The remaining Group 3 Mortgage Loans did not have an Initial Rate Cap.  As of the Cut-off
Date, approximately 2.72%  of the Group 3 Mortgage Loans did not have a Periodic Rate Cap and the remaining Group 3 Mortgage Loans had Periodic Rate Caps ranging from 1.000% to 5.000%.  As of the Cut-off Date, the Group 3 Mortgage Loans had Gross Margins ranging from 1.000% to 2.750%, Maximum Mortgage Rates ranging from 9.375% to 12.300% and Minimum Mortgage Rates ranging from 1.000% to
2.750%.  As of the Cut-off Date, the weighted average Gross Margin was approximately 1.896%, the weighted average Maximum Mortgage
Rate was approximately 11.396% and the weighted average Minimum Mortgage Rate was approximately 1.895% for all of the Group 3 Mortgage
Loans.  The latest next Mortgage Rate Adjustment Date following the Cut-off Date on any Group 3 Mortgage Loan occurs in 83 months and the weighted average next Mortgage Rate Adjustment Date following the Cut-off Date for all of the Group 3 Mortgage Loans occurs in approximately 81 months.

         As of the Cut-off Date, none of the Group 3 Mortgage Loans were 30 or more days delinquent.  Certain historical delinquency information with respect to the Group 3 Mortgage Loans is provided in Annex B to this prospectus supplement.

         The Group 3 Mortgage Loans had the characteristics shown in the tables with respect to the Group 3 Mortgage Loans in Annex
B.  The sum in any column in the tables may not equal the total indicated due to rounding.

Group 4 Mortgage Loan Statistics

         The following statistical information, unless otherwise specified, is based upon the aggregate Scheduled Principal Balance of the Group 4 Mortgage Loans as of the Cut-off Date.

         Approximately 99.61% of the Group 4 Mortgage Loans have original terms to stated maturity of 360 months and approximately
0.39% have original terms to stated maturity of 480 months.  The weighted average remaining term to stated maturity of the Group 4
Mortgage Loans was approximately 354 months as of the Cut-off Date.  None of the Group 4 Mortgage Loans had a first due date prior to
April 1, 2000 or after July 1, 2007 or had a remaining term to stated maturity of less than 272 months or greater than 477 months as of the Cut-off Date.  The latest stated maturity date of any Group 4 Mortgage Loan occurs in April 2047.

         The average principal balance of the Group 4 Mortgage Loans at origination was approximately $899,844.  The average principal balance of the Group 4 Mortgage Loans as of the Cut-off Date was approximately $890,855.  No Group 4 Mortgage Loan had a principal balance of less than approximately $50,000 or greater than approximately $4,875,000 as of the Cut-off Date.

         All of the Group 4 Mortgage Loans are Hybrid Mortgage Loans which have Mortgage Rates that first adjust after a fixed period of ten years following origination and then adjust monthly, semi-annually or annually depending on the terms of the particular mortgage note.

         The Group 4 Mortgage Loans had annual Mortgage Rates of not less than 5.000% and not more than 7.500% and the weighted average annual Mortgage Rate was approximately 6.309%.  As of the Cut-off Date, 94.01% of the Group 4 Mortgage Loans had an Initial
Rate Cap of 5.000%.  The remaining Group 4 Mortgage Loans did not have an Initial Rate Cap.  As of the Cut-off Date, approximately
5.99% of the Group 4 Mortgage Loans did not have a Periodic Rate Cap and the remaining Group 4 Mortgage Loans had Periodic Rate Caps ranging from 1.000% to 2.000%.  As of the Cut-off Date, the Group 4 Mortgage Loans had Gross Margins ranging from 1.000% to 2.500%,
Maximum Mortgage Rates ranging from 10.000% to 12.500% and Minimum Mortgage Rates ranging from 1.000% to 2.500%.  As of the Cut-off
Date, the weighted average Gross Margin was approximately 1.887%, the weighted average Maximum Mortgage Rate was approximately
11.367% and the weighted average Minimum Mortgage Rate was approximately 1.887% for all of the Group 4 Mortgage Loans.  The latest next Mortgage Rate Adjustment Date following the Cut-off Date on any Group 4 Mortgage Loan occurs in 119 months and the weighted average next Mortgage Rate Adjustment Date following the Cut-off Date for all of the Group 4 Mortgage Loans occurs in approximately
116 months.

         As of the Cut-off Date, none of the Group 4 Mortgage Loans were 30 or more days delinquent.  Certain historical delinquency information with respect to the Group 4 Mortgage Loans is provided in Annex B to this prospectus supplement.

         The Group 4 Mortgage Loans had the characteristics shown in the tables with respect to the Group 4 Mortgage Loans in Annex
B.  The sum in any column in the tables may not equal the total indicated due to rounding.

                                                  Static Pool Information

        Certain static pool information with respect to Countrywide Home Loan's securitized pools, including delinquency, cumulative loss and prepayment data which may be relevant to an investment in the Group 1 Notes and the underlying Group 1 Mortgage Loans, is available online at http://www.countrywidedealsdata.com/?CWDD=01200706 by selecting the applicable Issue Year Filter, "ARM" as the Payment Type
Filter, "Yes" as the NegAm Flag Filter and "All" as the AltDeal Flag Filter.  Certain static pool information with respect to the Sponsor's securitized pools, including delinquency, cumulative loss and prepayment data may be found at http://www.bearstearns.com/transactions/
sami_ii/tmst2007-3.  Access to these internet addresses is unrestricted and free of charge.  Information provided through these internet addresses with respect to mortgage loans securitized prior to January 1, 2006 or vintage data related to periods prior to January 1, 2006, or with respect to the mortgage pools (if applicable) for any period before January 1, 2006 shall not be deemed to be part of this prospectus supplement, the prospectus or the related registration statement.

         Various factors may affect the prepayment, delinquency and loss performance of the Mortgage Loans over time.  The various mortgage loan pools for which performance information is shown at the above internet addresses have initial characteristics that differed from one another and from the Mortgage Loans in the Trust, and may have differed in ways that were material to the performance of those mortgage loan pools.  These differing characteristics may include, among others, product type, credit quality, geographic concentration, originator concentration, servicer concentration, average principal balance, weighted average interest rate, weighted average loan-to-value ratio, weighted average term to maturity, and the presence or absence of prepayment penalties.
We do not make any representation, and you should not assume, that the performance information shown for Countrywide's and the
Sponsor's securitized pools at the above internet addresses is in any way indicative of the performance of the Mortgage Loans in the
Trust.

                                               Affiliations and Relationships

         The Depositor and Bear Stearns & Co. Inc., the lead underwriter in this securitization, are affiliates of each other and have the ownership structure described under "The Depositor" below.

         The Sponsor and the Seller, are affiliates and both are subsidiaries of Thornburg Mortgage, Inc., the holder of  the optional securities purchase right described under "The Sale and Servicing Agreement-Optional Securities Purchase Right" and the
entity required to purchase Mortgage Loans that are converted to fixed rate or modified in accordance with their terms.

         The Auction Swap Counterparty may be an affiliate of an Underwriter.

         The Yield Maintenance Counterparty may be an affiliate of an Underwriter.

         LaSalle Bank National Association, which acts in the capacities of Indenture Trustee and Custodian in this transaction, and the Sponsor are parties to a custodial agreement whereby LaSalle, for consideration, provides custodial services to the Sponsor for certain residential mortgage loans originated by it.  Pursuant to this custodial agreement, LaSalle Bank National Association is currently providing custodial services for most of the Mortgage Loans to be sold by the Sponsor to the Seller and by the Seller to the Depositor in connection with this securitization.  The terms of the custodial agreement are customary for the residential mortgage-backed securitization industry providing for the delivery, receipts, review and safekeeping of mortgage loan files.

         Wells Fargo Bank, which acts in the capacities of Master Servicer, Securities Administrator and Auction Administrator in
this transaction, serves or has served within the past two years as warehouse master servicer for various mortgage loans owned by the sponsor or an affiliate of the sponsor and anticipates that one or more of those mortgage loans may be included in the Trust.  The terms of the warehouse master servicing agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry.

         In addition, various of the transaction parties may engage in business relationships in the ordinary course of business on an arm's length basis.

                                                   Additional Information

         The description in this prospectus supplement of the Mortgage Loans is based upon the mortgage pool as constituted at the close of business on the Cut-off Date, adjusted to reflect Scheduled Payments of principal due on those Mortgage Loans on or prior to the Cut-off Date.  Prior to the issuance of the Offered Notes, Mortgage Loans may be removed from the mortgage pool as a result of incomplete documentation or otherwise, if the Depositor deems that removal necessary or appropriate.  The Depositor will file a current report on Form 8-K, together with the Trust Agreement, the Indenture, the Sale and Servicing Agreement and other material transaction documents, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered
Notes.  In the event that Mortgage Loans are removed from or added to the Mortgage Loan Groups, such addition or removal, to the extent material, will be noted in the current report on Form 8-K.

         The Issuing Entity's annual reports on Form 10-K (including reports of assessment of compliance with the AB Servicing
Criteria, attestation reports, and statements of compliance, discussed in "Servicing and Administration of the Trust-Evidence as to
Compliance" in this prospectus supplement), periodic distribution reports on Form 10-D, current reports on Form 8-K and amendments to those reports, together with such other reports to Noteholders or information about the Offered Notes as shall have been filed with the Securities and Exchange Commission (and in each case as prepared and filed by the Securities Administrator) will be posted on the
Securities Administrator's internet web site as soon as reasonably practicable after they have been electronically filed with, or furnished to, the Securities and Exchange Commission.  The address of the website is:  http://www.ctslink.com.  In addition, historical performance data with respect to the Sponsor's previous securitization transactions may be found on the Securities
Administrator's website at http://www.ctslink.com/staticpools?issuer=THORNBURG.  Information provided through this internet address is not provided by the Depositor and will not be deemed to be a part of this prospectus supplement, the prospectus or the registration statement for the Notes offered hereby.

                                                       The Depositor

         Structured Asset Mortgage Investments II Inc., referred to herein as the Depositor, was formed in the state of Delaware on
June 10, 2003, and is a wholly-owned subsidiary of  The Bear Stearns Companies Inc.  The Depositor was organized for the sole purpose of serving as a private secondary mortgage market conduit.  The Depositor does not have, nor is it expected in the future to have, any significant assets.

         The Depositor has been serving as a private secondary mortgage market conduit for residential mortgage loans since 2003.  As of March 31, 2007, the Depositor has been involved in the issuance of securities backed by residential mortgage loans of approximately $145,266,394,678.  In conjunction with the Depositor's acquisition of the Mortgage Loans, the Depositor will execute a
Mortgage Loan Purchase Agreement through which the loans will be transferred from the Seller to the Depositor.  These Mortgage Loans are subsequently deposited into the Trust, described herein, which will then issue the Notes.

         After issuance and registration of the Notes contemplated in this prospectus supplement and any supplement hereto, the
Depositor will have no significant duties or responsibilities with respect to the Trust's assets or the Notes.

         The Depositor's principal executive offices are located at 383 Madison Avenue, New York , New York 10179.  Its telephone number is (212) 272-2000.

                                                   The Sponsor and Seller

The Sponsor

         The Sponsor is Thornburg Mortgage Home Loans, Inc., a Delaware corporation. It was formed in 1999, is an affiliate of the
Seller and is a wholly-owned subsidiary of Thornburg Mortgage, Inc., a real estate investment trust incorporated in the State of
Maryland ([NYSE]:TMA). Its executive offices are located at 150 Washington Avenue, Suite 302, Santa Fe, NM 87501, telephone number
(505) 989-1900.

         The Sponsor purchases and originates first-lien residential mortgage loans primarily for securitization. Prior to the formation of the Sponsor  and beginning in 1997, Thornburg Mortgage, Inc. purchased mortgage loans in the bulk secondary market, with servicing generally retained by the Sponsor of the loans. The Sponsor began acquiring loans through its correspondent lending program and in secondary market purchases after being formed in 1999. It began originating loans through its web-based direct lending or retail channel in 2000 and in 2006 it began originating loans through its wholesale loan channel. Except to the limited extent described below, the Sponsor generally does not service loans but contracts with Cenlar FSB to service loans on its behalf.

         Although the Sponsor securitized loans prior to 2001, the Sponsor has been active as a sponsor in the securitization market since 2001. As of March 31, 2007, the Sponsor has sponsored securitizations in excess of $33 billion of residential mortgage loans.
It acquires or originates residential mortgage loans through four separate channels: (1) from unaffiliated correspondent originators that originate loans according to its underwriting guidelines, or principally in the case of First Republic, that correspondent's underwriting guidelines, (2) through bulk purchases in the secondary market, (3) through its retail operations and (4) through its wholesale loan channel. It initiates the securitization of the loans it acquires by transferring the mortgage loans directly, or indirectly through the Seller to an unaffiliated special purpose entity, such as the Depositor in this securitization, which then transfers the loans to the issuing entity for the related securitization. The Sponsor's securitization program generally concentrates on prime, jumbo adjustable rate and hybrid residential mortgage loans, with features geared towards more sophisticated, affluent borrowers, such as large loan balances, interest-only periods and modification options.

         The following table shows the break-down of loan acquisitions and originations by channel over the past three years.

                                                               Loan Acquisitions and Originations
                                                                  (Dollar amounts in thousands)

                                  As of March 31, 2007           Year ended December 31, 2006     Year ended December 31, 2005     Year ended December 31, 2004
                             _____________________________________________________________________________________________________________________________________
                               Balance      Percent of Total      Balance      Percent of Total     Balance     Percent of Total    Balance     Percent of Total
________________________________________________________________________________________________________________________________________________________________
Correspondent
  originations                  $1,467,861        80.11%        $   5,283,086       45.29%          $4,688,550        68.52%        $3,875,049        87.97%
Wholesale originations          $  228,860        12.49%        $     104,555        0.90%          $        0         0.00%        $        0         0.00%
Bulk acquisitions               $  107,307         5.86%        $   6,078,890       52.11%          $1,879,529        27.47%        $   88,959         2.02%
Direct retail originations      $   28,288         1.54%        $     198,841        1.70%          $  274,814         4.02%        $  441,006        10.01%
Total:                          $1,832,316       100.00%        $  11,665,372      100.00%          $6,842,893       100.00%        $4,405,014       100.00%

         Of the Mortgage Loans in this securitization, approximately 58.84% of the Mortgage Loans were acquired from correspondents of the Sponsor, approximately 5.23% were originated by the Sponsor through its retail operations, approximately 12.25% were originated by the Sponsor through its wholesale operations and approximately 23.68% of the Mortgage Loans were acquired by the
Sponsor from Countrywide Home Loans or other third-party originators through its bulk purchase program.

Correspondents

         As of March 31, 2007, the Sponsor had approximately 298 approved correspondents, which include banks, savings and loan associations and licensed mortgage bankers. In order to be approved by the Sponsor, each correspondent must undergo an evaluation and training process and, unless the Sponsor agrees otherwise, agree to be bound by the Sponsor's Correspondent Sellers Guide. Prior to acquiring any mortgage loan from a correspondent, the Sponsor conducts a review of the mortgage file to determine whether the mortgage loan meets the Sponsor's underwriting standards or, in the case of First Republic, that correspondent's underwriting guidelines, or whether an exception is warranted on a case by case basis. A limited number of select correspondents have been granted delegated underwriting authority such that some of their mortgage files will be reviewed by the Sponsor after it purchases the mortgage loans.

The Sponsor's Bulk Purchase Program

         Approximately 23.68% of the Mortgage Loans (including approximately 85.40% of the Group 1 Mortgage Loans) in this securitization were originated through the Sponsor's bulk purchase program.  In connection with its bulk purchase program, the Sponsor conducts a loan documentation review of a portion of the Mortgage Loans to confirm adherence to the terms of the purchase agreement with the loan seller.  Each loan seller represents in the related purchase agreement that the loans were underwritten in accordance with the underwriting standards and guidelines of the respective loan seller or other specified underwriting standards and guidelines.  The reviewed loans are selected for review using an adverse selection process to target potentially higher risk loans based on such features as, but not limited to, loan-to-value ratio, credit scores, property location, property type, debt-to-income ratio, loan size, employee loans and loan purpose.  Generally, certain loans are removed from a pool based upon the loan file reviews.  All Mortgage Loans are current in payment as of the Cut-off Date for the purchase and have good payment histories for at least the prior twelve months or since origination, whichever is less.

Retail Channel/Direct Lending

         All transactions are initiated on the Sponsor's website or through an "800" number. Borrowers are referred by financial planners, existing customers of the Sponsor, or as a result of posting of the Sponsor's rates on independent websites. Such mortgage loans are underwritten directly by the Sponsor through its two retail fulfillment vendors according to the Sponsor's underwriting standards (subject to any exceptions approved by the Sponsor's underwriters on a case by case basis).

Wholesale Channel

         In the second quarter of 2006, the Sponsor began originating adjustable rate and hybrid mortgage loans through its wholesale channel which as of March 31, 2007 includes approximately 475 approved mortgage brokers.  Wholesale loan originations are mortgage loans that are sourced from mortgage brokers and mortgage lenders approved by the Sponsor and that are underwritten by the Sponsor and closed with the Sponsor's funds in the name of the Sponsor.

The Seller

         The Seller is Thornburg Mortgage Funding, Inc., a Delaware corporation.  It was formed in February 2007, is an affiliate of the Sponsor and is a wholly-owned subsidiary of Thornburg Mortgage, Inc., a real estate investment trust incorporated in the State of
Maryland ([NYSE]:TMA).  Its executive offices are located at 150 Washington Avenue, Suite 302, Santa Fe, NM 87501, telephone number
(505) 989-1900.

                                                  Mortgage Loan Origination

         The underwriting criteria under which approximately 73.44% of the Mortgage Loans were originated by the Sponsor and its correspondents (other than First Republic) are described below under "Thornburg's Underwriting Standards."  Approximately 23.03% of
the Mortgage Loans (including approximately 85.40% of the Group 1 Mortgage Loans), which were originated by Countrywide Home Loans and acquired by the Sponsor pursuant to its bulk purchase program, were underwritten in accordance with Countrywide Home Loans' own underwriting guidelines which are described below under "Countrywide's Underwriting Standards."  As described under "The Sale and
Servicing Agreement-Assignment of the Mortgage Loans" in this prospectus supplement, Thornburg will make the representations and warranties regarding the Mortgage Loans described in that section to the Seller which representations and warranties, in addition to certain additional representations and warranties made by the Seller, will be assigned to the Depositor which in turn will assign such representations and warranties to the Trust.  In the event of a breach of a representation or warranty that materially and adversely affects the Noteholders, the Sponsor or, in the case of the additional representations and warranties made by the Seller, the Seller, will be obligated either to cure the breach or repurchase or replace each affected Mortgage Loan.

Thornburg's Underwriting Standards

General.

         Underwriting standards are applied by or on behalf of Thornburg to evaluate a borrower's credit standing and repayment ability, and the value and adequacy of the related mortgaged property as collateral.  In general, a prospective borrower applying for a loan is required to fill out a detailed application designed to provide the underwriting officer with pertinent credit information.  As part of the description of the borrower's financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expense, as well as an authorization to apply for a credit report which summarizes the borrower's credit history with merchants and lenders and any record of bankruptcy.

         When a mortgage loan is originated, the borrower's credit report is generally reviewed.  Generally, each credit report provides a credit score for the borrower.  The credit score, called a "FICO" score, is based upon the credit evaluation methodology developed by Fair, Isaac and Company, a consulting firm specializing in creating evaluation predictive models through a high number of variable components.  FICO scores generally range from 350 to 850 and are available from three major credit bureaus: Experian
(formerly TRW), Equifax and Trans Union.  These scores estimate, on a relative basis, which loans are most likely to default in the future.  Lower scores imply higher default risk relative to a higher score.  FICO scores are empirically derived from historical credit bureau data and represent a numerical weighting of a borrower's credit characteristics over a two-year period.  A FICO score is generated through the statistical analysis of a number of credit-related characteristics or variables.  Common characteristics include number of credit lines (trade lines), payment history, past delinquencies, severity of delinquencies, current levels of indebtedness, types of credit and length of credit history.  Attributes are specific values of each characteristic.  A scorecard or model is created with weights or points assigned to each attribute.  An individual loan applicant's credit score is derived by adding together the attribute weights for the applicant.  The FICO scores for substantially all of the Mortgage Loans were available and the weighted average FICO score for those Mortgage Loans are provided in the Mortgage Loan tables under "Description of the Mortgage Loan
Groups-Mortgage Loan Statistics" in this prospectus supplement.

Thornburg's Underwriting Process.

         General.  Thornburg's underwriting guidelines are intended to evaluate the value of the mortgaged property as collateral and to consider the borrower's credit standing and repayment ability.  Generally, the borrowers have FICO scores of 650 or above.  With respect to adjustable rate, Interest-Only Mortgage Loans with Loan-to-Value Ratios above 80%, the borrowers are qualified at a note rate 2% in excess of the otherwise applicable rate.  With respect to all other Interest-Only Mortgage Loans, the borrowers are qualified based on Thornburg's regular underwriting guidelines and the interest-only payment called for by the mortgage note.  On a case-by-case basis, the Sponsor may determine that, based upon compensating factors, a prospective borrower not strictly qualifying under the applicable underwriting guidelines warrants an underwriting exception.  Compensating factors may include, but are not limited to, low Loan-to-Value Ratios, low debt-to-income ratios, good credit history, stable employment, financial reserves, and time in residence at the applicant's current address.  A portion of the Mortgage Loans represent underwriting exceptions.

         Correspondent, Retail and Wholesale.  Approximately 14.60%, 67.98%, 77.97% and 75.70% of the Group 1 Mortgage Loans, Group 2
Mortgage Loans, Group 3 Mortgage Loans and Group 4 Mortgage Loans, respectively, were generally originated or acquired in accordance with Thornburg's underwriting guidelines with respect to its correspondent channel, except in the case of one correspondent, First
Republic, which originates in accordance with its own underwriting criteria and guidelines which have been approved by Thornburg.
None of the Group 1 Mortgage Loans and approximately 15.49%, 4.32% and 6.00% of the Group 2 Mortgage Loans, Group 3 Mortgage Loans
and Group 4 Mortgage Loans, respectively, were originated in accordance with Thornburg's guidelines for its retail channel and approximately 8.00%, 12.76%, 17.62% and 18.09% of the Group 1 Mortgage Loans, Group 2 Mortgage Loans, Group 3 Mortgage Loans and
Group 4 Mortgage Loans were originated in accordance with Thornburg's guidelines for its wholesale channel.  Thornburg's underwriting guidelines for its correspondent, retail and wholesale channels are applied in accordance with a procedure that generally requires
(1) one full appraisal report of the mortgaged property valued up to $650,000, one full appraisal report and one field review for mortgaged property valued between $650,000 and $1,000,000, and two full appraisal reports for mortgaged property valued at $1,000,000 or more, that satisfy the requirements of Fannie Mae and Freddie Mac and (2) a review by the Sponsor of all appraisal reports.
Thornburg's underwriting guidelines generally permit single-family mortgage loans with Loan-to-Value Ratios at origination of up to
95% (or, with respect to Additional Collateral Mortgage Loans, up to 100%) for the highest credit grading category, depending on the creditworthiness of the borrower, the type and use of the property, the loan size, the purpose of the loan application and the documentation type. Generally, all loans with Loan-to-Value Ratios greater than 80% must either have mortgage insurance or Additional
Collateral securing the loan.  See "Description of the Mortgage Loan Groups-Mortgage Loan Statistics-Additional Collateral Mortgage
Loans" above.

         Each prospective borrower completes an application that includes information with respect to the applicant's liabilities, assets, income and employment history, as well as certain other personal information.  A credit report is required on each applicant from at least one credit reporting company.  The report typically contains information relating to matters such as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, repossession, suits or judgments.

         The Mortgage Loans were originated or acquired consistent with and generally conform to "full/alternate documentation,"
"streamline documentation," "stated income documentation," or "no ratio documentation" residential loan programs.

         For "full/alternate documentation" program loans, current employment is verified, a two-year history of previous employment
(or for self-employed borrowers, two years of income tax returns), verification through deposit verifications of sufficient liquid assets for down payments, closing costs and reserves, and depository account statements or settlement statements documenting the funds received from the sale of the previous home are required.

         For "stated income documentation" program loans, current employment is verified, a two-year history of previous employment is verified, qualifying income is based on the stated amount provided by the prospective borrower, and deposit verifications are made to ensure sufficient liquid assets.

         For "no ratio documentation" program loans, current employment is verified and a minimum of two years' history of previous employment and verification of sufficient liquid assets are required.

         Verification of the source of funds (if any) required to be deposited by the applicant as a down payment in the case of a purchase money loan is generally required under all program guidelines.

Countrywide's Underwriting Standards

General

         Countrywide Home Loans has been originating mortgage loans since 1969.  Countrywide Home Loans' underwriting standards are applied in accordance with applicable federal and state laws and regulations.

         As part of its evaluation of potential borrowers, Countrywide Home Loans generally requires a description of income. If required by its underwriting guidelines, Countrywide Home Loans obtains employment verification providing current and historical income information and/or a telephonic employment confirmation.  Such employment verification may be obtained, either through analysis of the prospective borrower's recent pay stub and/or W-2 forms for the most recent two years, relevant portions of the most recent two years' tax returns, or from the prospective borrower's employer, wherein the employer reports the length of employment and current salary with that organization. Self-employed prospective borrowers generally are required to submit relevant portions of their federal tax returns for the past two years.

         In assessing a prospective borrower's creditworthiness, Countrywide Home Loans may use FICO Credit Scores. "FICO Credit
Scores" are statistical credit scores designed to assess a borrower's creditworthiness and likelihood to default on a consumer obligation over a two-year period based on a borrower's credit history.  FICO Credit Scores were not developed to predict the likelihood of default on mortgage loans and, accordingly, may not be indicative of the ability of a borrower to repay its mortgage loan.  FICO Credit Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score.  Under Countrywide Home Loans' underwriting guidelines, borrowers possessing higher FICO Credit Scores, which indicate a more favorable credit history and who give Countrywide Home Loans the right to obtain the tax returns they filed for the preceding two years, may be eligible for Countrywide Home Loans' processing program (the "Preferred Processing Program").

         Periodically the data used by Countrywide Home Loans to complete the underwriting analysis may be obtained by a third party, particularly for mortgage loans originated through a loan correspondent or mortgage broker. In those instances, the initial determination as to whether a mortgage loan complies with Countrywide Home Loans' underwriting guidelines may be made by an independent company hired to perform underwriting services on behalf of Countrywide Home Loans, the loan correspondent or mortgage broker. In addition, Countrywide Home Loans may acquire mortgage loans from approved correspondent lenders under a program pursuant to which Countrywide Home Loans delegates to the correspondent the obligation to underwrite the mortgage loans to Countrywide Home
Loans' standards. Under these circumstances, the underwriting of a mortgage loan may not have been reviewed by Countrywide Home Loans before acquisition of the mortgage loan and the correspondent represents that Countrywide Home Loans' underwriting standards have been met. After purchasing mortgage loans under those circumstances, Countrywide Home Loans conducts a quality control review of a sample of the mortgage loans. The number of loans reviewed in the quality control process varies based on a variety of factors, including Countrywide Home Loans' prior experience with the correspondent lender and the results of the quality control review process itself.

         Countrywide Home Loans' underwriting standards are applied by or on behalf of Countrywide Home Loans to evaluate the prospective borrower's credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. Under those standards, a prospective borrower must generally demonstrate that the ratio of the borrower's monthly housing expenses
(including principal and interest on the proposed mortgage loan and, as applicable, the related monthly portion of property taxes, hazard insurance and mortgage insurance) to the borrower's monthly gross income and the ratio of total monthly debt to the monthly gross income (the "debt-to-income" ratios) are within acceptable limits.  If the prospective borrower has applied for an interest-only 6-Month LIBOR Loan, the interest component of the monthly mortgage expense is calculated based upon the initial interest rate plus 2%.  If the prospective borrower has applied for a 3/1 mortgage loan or 3/27 mortgage loan and the Loan-to-Value
Ratio is less than or equal to 75%, the interest component of the monthly mortgage expense is calculated based on the initial loan interest rate; if the Loan-to-Value Ratio* exceeds 75%, the interest component of the monthly mortgage expense calculation is based on the initial loan interest rate plus 2%. If the prospective borrower has applied for a 5/1 mortgage loan, a 5/25 mortgage loan, a
7/1 mortgage loan, a 7/23 mortgage loan, a 10/1 mortgage loan or a 10/20 mortgage loan, the interest component of the monthly mortgage expense is calculated based on the initial loan interest rate.  If the prospective borrower has applied for a negative amortization loan, the interest component of the monthly housing expense calculation is based upon the greater of 4.25% and the fully indexed mortgage note rate at the time of loan application.  If the prospective borrower has applied for a hybrid negative amortization loan, the  monthly housing expense calculation is based upon an interest only payment at the initial note rate. The maximum acceptable debt-to-income ratio, which is determined on a loan-by-loan basis varies depending on a number of underwriting criteria, including the Loan-to-Value Ratio*, loan purpose, loan amount and credit history of the borrower. In addition to meeting the debt-to-income ratio guidelines, each prospective borrower is required to have sufficient cash resources to pay the down payment and closing costs. Exceptions to Countrywide Home Loans' underwriting guidelines may be made if compensating factors are demonstrated by a prospective borrower. Additionally, Countrywide Home Loans does permit its adjustable rate mortgage loans, hybrid adjustable rate mortgage loans and negative amortization mortgage loans to be assumed by a purchaser of the related mortgaged property, so long as the mortgage loan is in its adjustable rate period (except for a 3/1 Mortgage Loan, which may be assumed during the fixed rate period) and the related purchaser meets Countrywide Home Loans' underwriting standards that are then in effect.

_______________________
*  For purposes of Countrywide Home Loans' underwriting standards, the "loan-to-value ratio" of a mortgage loan at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the related mortgage loan at the date of determination and the denominator of which is

   o     in the case of a purchase, the lesser of the selling price of the mortgage property or its appraised value at the time of sale or

   o     in the case of a refinance, the appraised value of the mortgaged property at the time of the refinance, except in the case of a mortgage loan underwritten pursuant to Countrywide Home Loans' Streamlined Documentation Program as described under
         "-Standard Underwriting Guidelines" below.

   With respect to mortgage loans originated pursuant to Countrywide Home Loans' Streamlined Documentation Program,

   o     if the loan-to-value ratio at the time of the origination of the mortgage loan being refinanced was 80% or less and the loan amount of the new loan being originated is $650,000 or less, then the "Loan-to-Value Ratio" will be the ratio of the principal amount of the new mortgage loan being originated divided by the appraised value of the related mortgaged property at the time of the origination of the mortgage loan being refinanced, as reconfirmed by Countrywide Home Loans using an automated property valuation system; or

   o     if the loan-to-value ratio at the time of the origination of the mortgage loan being refinanced was greater than 80% or the loan amount of the new loan being originated is greater than $650,000, then the "Loan-to-Value Ratio" will be the ratio of the principal amount of the new mortgage loan being originated divided by the appraised value of the related mortgaged property as determined by an appraisal obtained by Countrywide Home Loans at the time of origination of the new mortgage loan.  See "-Standard Underwriting Guidelines" below.

   No assurance can be given that the value of any mortgaged property has remained or will remain at the level that existed on the appraisal or sales date.  If residential real estate values generally or in a particular geographic area decline, the
   Loan-to-Value Ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to the mortgage loans.

         Countrywide Home Loans may provide secondary financing to a borrower contemporaneously with the origination of a mortgage loan, subject to the following limitations: the Loan-to-Value Ratio of the senior (i.e., first) lien may not exceed 80% and the combined Loan-to-Value Ratio may not exceed 100%. Countrywide Home Loans' underwriting guidelines do not prohibit or otherwise restrict a borrower from obtaining secondary financing from lenders other than Countrywide Home Loans, whether at origination of the mortgage loan or thereafter.

         The nature of the information that a borrower is required to disclose and whether the information is verified depends, in part, on the documentation program used in the origination process. In general under the Full Documentation Loan Program (the "Full
Documentation Program"), each prospective borrower is required to complete an application which includes information with respect to the applicant's assets, liabilities, income, credit history, employment history and other personal information. Self-employed individuals are generally required to submit their two most recent federal income tax returns. Under the Full Documentation Program, the underwriter verifies the information contained in the application relating to employment, income, assets and mortgages.

         A prospective borrower may be eligible for a loan approval process that limits or eliminates Countrywide Home Loans'
standard disclosure or verification requirements or both.  Countrywide Home Loans offers the following documentation programs as alternatives to its Full Documentation Program: an Alternative Documentation Loan Program (the "Alternative Documentation Program"),
a Reduced Documentation Loan Program (the "Reduced Documentation Program"), a CLUES Plus Documentation Loan Program (the "CLUES Plus
Documentation Program"), a No Income/No Asset Documentation Loan Program (the "No Income/No Asset Documentation Program"), a Stated
Income/Stated Asset Documentation Loan Program (the "Stated Income/Stated Asset Documentation Program") and a Streamlined
Documentation Loan Program (the "Streamlined Documentation Program").

         For all mortgage loans originated or acquired by Countrywide Home Loans, Countrywide Home Loans obtains a credit report relating to the applicant from a credit reporting company. The credit report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, dispossession, suits or judgments. All adverse information in the credit report is required to be explained by the prospective borrower to the satisfaction of the lending officer.

         Except with respect to the mortgage loans originated pursuant to its Streamlined Documentation Program, whose values were confirmed with a Fannie Mae proprietary automated valuation model, Countrywide Home Loans obtains appraisals from independent appraisers or appraisal services for properties that are to secure mortgage loans. The appraisers inspect and appraise the proposed mortgaged property and verify that the property is in acceptable condition. Following each appraisal, the appraiser prepares a report which includes a market data analysis based on recent sales of comparable homes in the area and, when deemed appropriate, a replacement cost analysis based on the current cost of constructing a similar home. All appraisals are required to conform to Fannie
Mae or Freddie Mac appraisal standards then in effect.

         Countrywide Home Loans requires title insurance on all of its mortgage loans secured by first liens on real property.
Countrywide Home Loans also requires that fire and extended coverage casualty insurance be maintained on the mortgaged property in an amount at least equal to the principal balance of the related single-family mortgage loan or the replacement cost of the mortgaged property, whichever is less.

         In addition to Countrywide Home Loans' standard underwriting guidelines (the "Standard Underwriting Guidelines"), which are consistent in many respects with the guidelines applied to mortgage loans purchased by Fannie Mae and Freddie Mac, Countrywide Home
Loans uses underwriting guidelines featuring expanded criteria (the "Expanded Underwriting Guidelines"). The Standard Underwriting
Guidelines and the Expanded Underwriting Guidelines are described further under the next two headings.

Standard Underwriting Guidelines.

         Countrywide Home Loans' Standard Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 95% for purchase money or rate and term refinance mortgage loans with original principal balances of up to $400,000, up to 90% for mortgage loans with original principal balances of up to $650,000, up to
75% for mortgage loans with original principal balances of up to $1,000,000, up to 65% for mortgage loans with original principal balances of up to $1,500,000, and up to 60% for mortgage loans with original principal balances of up to $2,000,000.

         For cash-out refinance mortgage loans, Countrywide Home Loans' Standard Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 75% and original principal balances ranging up to $650,000. The maximum "cash-out" amount permitted is $200,000 and is based in part on the original
Loan-to-Value Ratio of the related mortgage loan. As used in this prospectus supplement, a refinance mortgage loan is classified as a cash-out refinance mortgage loan by Countrywide Home Loans if the borrower retains an amount greater than the lesser of 2% of the entire amount of the proceeds from the refinancing of the existing loan or $2,000.

         Countrywide Home Loans' Standard Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value
Ratios at origination on owner occupied properties of up to 95% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and Hawaii) and up to 80% on 3
unit properties with principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii).  On second homes, Countrywide Home Loans' Standard Underwriting
Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination of up to 95% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii).  Countrywide Home Loans' Standard Underwriting
Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on investment properties of up to 90% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and Hawaii) and up to 75% on 3 unit properties with principal balances of up to
$645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and
Hawaii).

         Under its Standard Underwriting Guidelines, Countrywide Home Loans generally permits a debt-to-income ratio based on the borrower's monthly housing expenses of up to 33% and a debt-to-income ratio based on the borrower's total monthly debt of up to 38%.

         In connection with the Standard Underwriting Guidelines, Countrywide Home Loans originates or acquires mortgage loans under the Full Documentation Program, the Alternative Documentation Program, the Reduced Documentation Program, the CLUES Plus
Documentation Program or the Streamlined Documentation Program.

         The Alternative Documentation Program permits a borrower to provide W-2 forms instead of tax returns covering the most recent two years, permits bank statements in lieu of verification of deposits and permits alternative methods of employment verification.

         Under the Reduced Documentation Program, some underwriting documentation concerning income, employment and asset verification is waived.  Countrywide Home Loans obtains from a prospective borrower either a verification of deposit or bank statements for the two-month period immediately before the date of the mortgage loan application or verbal verification of employment. Since information relating to a prospective borrower's income and employment is not verified, the borrower's debt-to-income ratios are calculated based on the information provided by the borrower in the mortgage loan application. The maximum
Loan-to-Value Ratio ranges up to 95%.

         The CLUES Plus Documentation Program permits the verification of employment by alternative means, if necessary, including verbal verification of employment or reviewing paycheck stubs covering the pay period immediately prior to the date of the mortgage loan application. To verify the borrower's assets and the sufficiency of the borrower's funds for closing, Countrywide Home Loans obtains deposit or bank account statements from each prospective borrower for the month immediately prior to the date of the mortgage loan application. Under the CLUES Plus Documentation Program, the maximum Loan-to-Value Ratio is 75% and property values may be based on appraisals comprising only interior and exterior inspections. Cash-out refinances and investor properties are not permitted under the CLUES Plus Documentation Program.

         The Streamlined Documentation Program is available for borrowers who are refinancing an existing mortgage loan that was originated or acquired by Countrywide Home Loans provided that, among other things, the mortgage loan has not been more than 30 days delinquent in payment during the previous twelve-month period. Under the Streamlined Documentation Program, appraisals are obtained only if the loan amount of the loan being refinanced had a Loan-to-Value Ratio at the time of origination in excess of 80% or if the loan amount of the new loan being originated is greater than $650,000. In addition, under the Streamlined Documentation Program, a credit report is obtained but only a limited credit review is conducted, no income or asset verification is required, and telephonic verification of employment is permitted. The maximum Loan-to-Value Ratio under the Streamlined Documentation Program ranges up to 95%.

Expanded Underwriting Guidelines.

         Mortgage loans which are underwritten pursuant to the Expanded Underwriting Guidelines may have higher Loan-to-Value Ratios, higher loan amounts and different documentation requirements than those associated with the Standard Underwriting Guidelines. The
Expanded Underwriting Guidelines also permit higher debt-to-income ratios than mortgage loans underwritten pursuant to the Standard
Underwriting Guidelines.

         Countrywide Home Loans' Expanded Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 95% for purchase money or rate and term refinance mortgage loans with original principal balances of up to $400,000, up to 90% for mortgage loans with original principal balances of up to $650,000, up to
80% for mortgage loans with original principal balances of up to $1,000,000, up to 75% for mortgage loans with original principal balances of up to $1,500,000 and up to 70% for mortgage loans with original principal balances of up to $3,000,000. Under certain circumstances, however, Countrywide Home Loans' Expanded Underwriting Guidelines allow for Loan-to-Value Ratios of up to 100% for purchase money mortgage loans with original principal balances of up to $375,000.

         For cash-out refinance mortgage loans, Countrywide Home Loans' Expanded Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 90% and original principal balances ranging up to $1,500,000. The maximum "cash-out" amount permitted is $400,000 and is based in part on the original
Loan-to-Value Ratio of the related mortgage loan.

         Countrywide Home Loans' Expanded Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value
Ratios at origination on owner occupied properties of up to 100% on 1 unit properties with principal balances up to $417,000
($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and Hawaii) and up
to 85% on 3 unit properties with principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii).  On second homes, Countrywide Home Loans' Expanded
Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination of up to 95% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii).  Countrywide Home Loans' Expanded
Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on investment properties of up to 90% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and Hawaii) and up to 85% on 3 unit properties with principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950
($1,202,925 in Alaska and Hawaii).

         Under its Expanded Underwriting Guidelines, Countrywide Home Loans generally permits a debt-to-income ratio based on the borrower's monthly housing expenses of up to 36% and a debt-to-income ratio based on the borrower's total monthly debt of up to 40%;
provided, however, that if the Loan-to-Value Ratio exceeds 80%, the maximum permitted debt-to-income ratios are 33% and 38%, respectively.

         In connection with the Expanded Underwriting Guidelines, Countrywide Home Loans originates or acquires mortgage loans under the Full Documentation Program, the Alternative Documentation Program, the Reduced Documentation Loan Program, the No Income/No Asset
Documentation Program and the Stated Income/Stated Asset Documentation Program. Neither the No Income/No Asset Documentation Program
nor the Stated Income/Stated Asset Documentation Program is available under the Standard Underwriting Guidelines.

         The same documentation and verification requirements apply to mortgage loans documented under the Alternative Documentation
Program regardless of whether the loan has been underwritten under the Expanded Underwriting Guidelines or the Standard Underwriting
Guidelines. However, under the Alternative Documentation Program, mortgage loans that have been underwritten pursuant to the Expanded
Underwriting Guidelines may have higher loan balances and Loan-to-Value Ratios than those permitted under the Standard Underwriting
Guidelines.

         Similarly, the same documentation and verification requirements apply to mortgage loans documented under the Reduced
Documentation Program regardless of whether the loan has been underwritten under the Expanded Underwriting Guidelines or the Standard
Underwriting Guidelines. However, under the Reduced Documentation Program, higher loan balances and Loan-to-Value Ratios are permitted for mortgage loans underwritten pursuant to the Expanded Underwriting Guidelines than those permitted under the Standard
Underwriting Guidelines. The maximum Loan-to-Value Ratio, including secondary financing, ranges up to 90%. The borrower is not required to disclose any income information for some mortgage loans originated under the Reduced Documentation Program, and accordingly debt-to-income ratios are not calculated or included in the underwriting analysis. The maximum Loan-to-Value Ratio, including secondary financing, for those mortgage loans ranges up to 85%.

         Under the No Income/No Asset Documentation Program, no documentation relating to a prospective borrower's income, employment or assets is required and therefore debt-to-income ratios are not calculated or included in the underwriting analysis, or if the documentation or calculations are included in a mortgage loan file, they are not taken into account for purposes of the underwriting analysis. This program is limited to borrowers with excellent credit histories. Under the No Income/No Asset Documentation Program,
the maximum Loan-to-Value Ratio, including secondary financing, ranges up to 95%. Mortgage loans originated under the No Income/No
Asset Documentation Program are generally eligible for sale to Fannie Mae or Freddie Mac.

         Under the Stated Income/Stated Asset Documentation Program, the mortgage loan application is reviewed to determine that the stated income is reasonable for the borrower's employment and that the stated assets are consistent with the borrower's income. The
Stated Income/Stated Asset Documentation Program permits maximum Loan-to-Value Ratios up to 90%.  Mortgage loans originated under the
Stated Income/Stated Asset Documentation Program are generally eligible for sale to Fannie Mae or Freddie Mac.

         Under the Expanded Underwriting Guidelines, Countrywide Home Loans may also provide mortgage loans to borrowers who are not
U.S. citizens, including permanent and non-permanent residents. The borrower is required to have a valid U.S. social security number or a certificate of foreign status (IRS form W 8). The borrower's income and assets must be verified under the Full Documentation
Program or the Alternative Documentation Program. The maximum Loan-to-Value Ratio, including secondary financing, is 80%.

                                                  The Master Servicer

         Wells Fargo Bank will act as Master Servicer and Securities Administrator under the Sale and Servicing Agreement.  Wells
Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company.  A diversified financial services company with approximately $482 billion in assets, 23+ million customers and 158,000+ employees as of December 31, 2006,
Wells Fargo & Company is a U.S. bank holding company, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally.  Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services.  The Sponsor, the Depositor, the Seller and the Servicers may maintain banking and other commercial relationships with
Wells Fargo Bank and its affiliates.  Wells Fargo Bank maintains principal corporate trust offices located at 9062 Old Annapolis
Road, Columbia, Maryland 21045-1951 (among other locations) and its office for note transfer services is located at Sixth Street and
Marquette Avenue, Minneapolis, Minnesota 55479.

         Wells Fargo Bank's assessment of compliance with applicable servicing criteria relating to its provision of master servicing, trustee, securities administration and paying agent services for the twelve months ended December 31, 2006, furnished pursuant to Item 1122 of Regulation AB, discloses that it was not in compliance with the 1122(d)(3)(i) servicing criteria during that reporting period.  The assessment of compliance indicates that certain monthly investor or remittance reports included errors in the calculation and/or the reporting of delinquencies for the related pool assets, which errors may or may not have been material, and that all such errors were the result of data processing errors and/or the mistaken interpretation of data provided by other parties participating in the servicing function.  The assessment further states that all necessary adjustments to Wells Fargo Bank's data processing systems and/or interpretive clarifications have been made to correct those errors and to remedy related procedures.

         Wells Fargo Bank serves or may have served within the past two years as warehouse master servicer for various mortgage loans owned by the Sponsor or an affiliate of the Sponsor and anticipates that one or more of those mortgage loans may be included in the
Trust.  The terms of the warehouse master servicing agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry.

         The Master Servicer is responsible for the aggregation of monthly Servicer reports and remittances and for the oversight of the performance of the Servicers under the terms of their respective Servicing Agreements.  In particular, the Master Servicer independently calculates monthly loan balances based on Servicer data, compares its results to Servicer loan-level reports and reconciles any discrepancies with the Servicers.  The Master Servicer also reviews the servicing of defaulted Mortgage Loans for compliance with the terms of the Sale and Servicing Agreement.  In addition, upon the occurrence of certain Servicer events of default under the terms of any Servicing Agreement, the Master Servicer may be required to enforce certain remedies on behalf of the
Trust against such defaulting Servicer.  Wells Fargo Bank has been engaged in the business of master servicing since June 30, 1995.
As of December 31, 2006, Wells Fargo Bank was acting as master servicer for approximately 1,427 series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $748,854,000,000.

         The Servicers will directly service the Mortgage Loans under the supervision of the Master Servicer.  The Master Servicer, however, will not be ultimately responsible for the servicing of the Mortgage Loans except to the extent described under "Mortgage
Loan Servicing-Servicing of the Mortgage Loans" below.

                                                    The Servicers

         The Mortgage Loans included in the Trust will initially be serviced by Thornburg, in its capacity as a Servicer, Countrywide
Home Loans Servicing LP ("Countrywide Servicing") and certain other entities, each in their capacity as a Servicer.  Thornburg and
Countrywide Servicing will service approximately 72.40% and 28.03% of the Mortgage Loans, respectively.

         The information set forth in the following paragraphs has been provided by Thornburg and Countrywide Servicing as the only
Servicers providing primary servicing for 20% or more of the Mortgage Loans in the Trust.

Thornburg Mortgage Home Loans, Inc.

         Beginning in the middle of 2000, Thornburg began originating mortgage loans to which it retained the servicing rights and purchasing servicing rights with respect to certain of the mortgage loans it acquired.  Consequently, Thornburg has limited experience in servicing residential mortgage loans.  However, all mortgage loans originated by Thornburg and those acquired with servicing rights, including certain of the Mortgage Loans in the Trust, have been and will continue to be subserviced by Cenlar FSB in accordance with Thornburg's servicing guidelines on behalf of Thornburg acting as a Servicer.  Although Cenlar acts as the subservicer of the Mortgage Loans serviced by Thornburg as described below, Thornburg may consult with Cenlar with respect to management of any REO property.

         The following table sets forth the number of mortgage loans and their principal balances serviced by Thornburg as of the dates indicated.

                                                 Thornburg Mortgage Home Loan, Inc.'s
                                      Portfolio of One-to Four-Family, Residential Mortgage Loans
                                                            (in thousands)

                                     As of                       As of                      As of                       As of
                               December 31, 2004           December 31, 2005          December 31, 2006            March 31, 2007
                           _____________________________________________________________________________________________________________
                            Number of     Principal     Number of     Principal    Number of      Principal    Number of     Principal
                              Loans        Balance        Loans        Balance       Loans         Balance       Loans        Balance
                           _____________________________________________________________________________________________________________

     Total Portfolio......    15,598     $7,243,436       18,070     $9,198,687      20,637     $11,976,295      21,273    $12,855,090

         Cenlar FSB

         Cenlar FSB ("Cenlar") is a federally chartered capital stock savings bank formed in 1984 from the combination of a thrift institution located in Mercer County, New Jersey and an employee-owned mortgage banking business.  In September 1996, Cenlar completed its transition to a wholesale bank by selling all of its remaining retail branches to an institution that assumed substantially all deposit liabilities.  Its corporate headquarters are located at 425 Phillips Boulevard, Ewing, New Jersey 08618, telephone number (609) 883-3900.  Cenlar continues to conduct wholesale banking activities from a branch located at its corporate headquarters.

         Cenlar has been servicing and subservicing mortgage loans since 1958.

         Cenlar is primarily engaged in servicing and subservicing mortgage loans for approximately 80 clients that include financial institutions, credit unions, REITS, mortgage companies and agencies.  Cenlar is an approved seller/servicer in good standing with
Ginnie Mae, Fannie Mae, Freddie Mac, the Federal Housing Administration, the Federal Home Loan Bank and the Veterans Administration.
As of June 30, 2007, Cenlar serviced or subserviced approximately 225,000 loans with an aggregate principal balance in excess of $43 billion consisting of conventional, FHA and VA, and consumer loans, for approximately 1,000 investors in all 50 states, the District of Columbia and the Virgin Islands.

         Cenlar is rated by S&P as 'Strong' and RPS3+ by Fitch.  Cenlar is also rated as a Tier One Platinum Servicer by Freddie Mac and a Tier One Servicer for HUD.

         Servicing and subservicing includes collecting and remitting loan payments, administering escrow funds for the payment of real estate taxes and insurance premiums, contacting delinquent mortgagors, supervising foreclosures in the event of non-remedied defaults, and generally administering the loans.

         Cenlar has implemented a number of comprehensive controls and technologies to preserve confidentiality of borrowers'
sensitive personal financial information.

         Cenlar's subservicing activities include:

         (1)      setting up and maintaining new loan production on Cenlar's servicing system to perform data processing and management, and testing the validity and accuracy of designated data elements;

         (2)      transferring loan data from a bulk transferee's servicing system to Cenlar's servicing system and verifying the quality of the data;

         (3)      data integrity review of designated data elements for all loans added to Cenlar's servicing system;

         (4)      processing payments, depositing checks received within two business days into a clearing account and clearing check disbursements, reconciling funds received and transactions posted in Cenlar's servicing system, processing pay-off transactions and related satisfactions;

         (5)      monitoring loans that are in default, collecting funds on loans that are delinquent or in default, conducting loss mitigation activities, including arranging repayment plans, arranging to lift stays or take other action in bankruptcy proceedings involving borrowers, administering foreclosures, making insurance or other claims against insurance companies, sureties or other guarantors and REO processing as opposed to REO management;

         (6)      processing activity related to the payment of taxes and insurance and other items escrowed pursuant to the applicable documents;

         (7)      answering borrower inquiries received via telephone, mail and email and performing needed research in connection with such inquiries, managing the escrow analysis function to determine appropriate escrow amounts and preparation of required reporting to borrowers;

         (8)      remitting funds to the master servicer or when applicable, to other appropriate parties and reviewing the accuracy and completeness of investor reports, and coordinating conversion of new investor records set up;

         (9)      confirming that all loans, where required, are covered under tax service contracts and flood determination contracts;

         (10)     confirming, when required, that all loans have appropriate hazard insurance policies in place;

         (11)     transferring data when loans or servicing is transferred and coordinating the various notices, transfer of records and reconciliations, and managing interim loan servicing function; and

         (12)     processing loan modifications.

         When a loan is past due, a collector reviews the loan and initiates the collection process.  The collector is required to document the steps taken to bring a loan current and any recent developments that may occur.

         If the payment is not received by the 15th day after the payment due date, a late charge is assessed and a delinquency notice is mailed to the borrower requesting payment. In addition, Cenlar uses either Fannie Mae's Risk Profiler or Freddie Mac's
Early Indicator to determine when, after the payment due date, delinquent borrowers will be called.  Collectors contact the borrowers to determine the reason for nonpayment and to discuss a suitable arrangement for bringing the loan current.

         Delinquent loans are systematically sorted into various queues depending on the age of delinquency, loan type and/or client.
 There is a daily upload of delinquent accounts from Cenlar's servicing system to Cenlar's predictive dialer.  Follow-up letters are automatically based on defined parameters.

         Delinquent reports are generated after the end of each month for management review.  Delinquent reports are supplied to the
Master Servicer and other appropriate parties.

         Cenlar's loss mitigation department is responsible for working with defaulted borrowers to find alternative ways to avoid foreclosure. With the approval of the servicer of the mortgage loans sub-serviced by Cenlar, this department reviews the borrower's financial status to see if a payment plan, modification of the mortgage, deed-in-lieu, or pre-sale would be an appropriate solution.

         When a loan is determined to be a candidate for possible foreclosure, it is referred to Cenlar's foreclosure review committee.  A determination is made to refer the case to the foreclosure department or back to the collection department for further action. If the loan is approved for foreclosure, the loan is systematically coded for special processing related to foreclosure and original documents are ordered from the custodian for the preparation of an attorney referral package. An attorney and a foreclosure technician is assigned to the case based on the state where the property is located.

         Cenlar monitors the ongoing status of each bankruptcy case, including application of checks received and to ensure that all applicable motions are filed with the court as warranted.

Countrywide Servicing

         The principal executive offices of Countrywide Servicing are located at 7105 Corporate Drive, Plano, Texas 75024.
Countrywide Servicing is a Texas limited partnership directly owned by Countrywide GP, Inc. and Countrywide LP, Inc., each a Nevada corporation and a direct wholly owned subsidiary of Countrywide Home Loans. Countrywide GP, Inc. owns a 0.1% interest in Countrywide
Servicing and is the general partner. Countrywide LP, Inc. owns a 99.9% interest in Countrywide Servicing and is a limited partner.

         Countrywide Home Loans established Countrywide Servicing in February 2000 to service mortgage loans originated by
Countrywide Home Loans that would otherwise have been serviced by Countrywide Home Loans. In January and February, 2001, Countrywide
Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to mortgage loans serviced on behalf of
Freddie Mac and Fannie Mae, respectively. In October 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to the bulk of its non-agency loan servicing portfolio (other than the servicing of home equity lines of credit), including with respect to those mortgage loans (other than home equity lines of credit) formerly serviced by Countrywide
Home Loans and securitized by certain of its affiliates. While Countrywide Home Loans expects to continue to directly service a portion of its loan portfolio, it is expected that the servicing rights for most newly originated Countrywide Home Loans mortgage loans will be transferred to Countrywide Servicing upon sale or securitization of the related mortgage loans. Countrywide Servicing is engaged in the business of servicing mortgage loans and will not originate or acquire loans, an activity that will continue to be performed by Countrywide Home Loans. In addition to acquiring mortgage servicing rights from Countrywide Home Loans, it is expected that Countrywide Servicing will service mortgage loans for non-Countrywide Home Loans affiliated parties as well as subservice mortgage loans on behalf of other master servicers.

         In connection with the establishment of Countrywide Servicing, certain employees of Countrywide Home Loans became employees of Countrywide Servicing. Countrywide Servicing has engaged Countrywide Home Loans as a subservicer to perform certain loan servicing activities on its behalf.

         Countrywide Servicing is an approved mortgage loan servicer for Fannie Mae, Freddie Mac, Ginnie Mae, HUD and VA and is
licensed to service mortgage loans in each state where a license is required. Its loan servicing activities are guaranteed by
Countrywide Financial and/or Countrywide Home Loans when required by the owner of the mortgage loans.

         Countrywide Home Loans.

         Countrywide Home Loans is a New York corporation and a direct wholly owned subsidiary of Countrywide Financial Corporation, a Delaware corporation ("Countrywide Financial"). The principal executive offices of Countrywide Home Loans are located at 4500 Park
Granada, Calabasas, California 91302. Countrywide Home Loans is engaged primarily in the mortgage banking business, and as part of that business, originates, purchases, sells and services mortgage loans. Countrywide Home Loans originates mortgage loans through a retail branch system and through mortgage loan brokers and correspondents nationwide. Mortgage loans originated by Countrywide Home
Loans are principally first-lien, fixed or adjustable rate mortgage loans secured by single-family residences.

         Except as otherwise indicated, reference in the remainder of this prospectus supplement to "Countrywide Home Loans" should be read to include Countrywide Home Loans and its consolidated subsidiaries, including Countrywide Servicing.  Countrywide Home Loans services substantially all of the mortgage loans it originates or acquires. In addition, Countrywide Home Loans has purchased in bulk the rights to service mortgage loans originated by other lenders. Countrywide Home Loans has in the past and may in the future sell to mortgage bankers and other institutions a portion of its portfolio of loan servicing rights. As of December 31, 2002, December 31,
2003, December 31, 2004, December 31, 2005, December 31, 2006 and March 31, 2007, Countrywide Home Loans provided servicing for mortgage loans with an aggregate principal balance of approximately $452.405 billion, $644.855 billion, $838.322 billion, $1,111.090 billion, $1,298.394 billion and $1,351.598 billion, respectively, substantially all of which were being serviced for unaffiliated persons.

         Mortgage Loan Production.

         The following table sets forth, by number and dollar amount of mortgage loans, the residential mortgage loan production of
Countrywide Financial for the periods indicated.

                                                          Consolidated Mortgage Loan Production

                                                                     Years Ended
                                                                    December 31,
                                                                                                             Three Months
                                                                                                                Ended
                                                                                                               March 31,
                                            2002          2003         2004         2005           2006           2007
                                            ____________________________________________________________________________
                                                 (Dollars in millions, except average loan amount)
Conventional Conforming Loans
  Number of Loans.......................    993,538     1,509,925      826,914       776,479       723,933       214,826
  Volume of Loans.......................$   149,072   $   234,526  $   134,762   $   159,561   $   149,095   $    43,035
     Percent of Total Dollar Volume.....      59.2%         53.9%        37.1%         32.2%          32.2%         37.4%
Conventional Non-conforming Loans
  Number of Loans.......................    283,536       562,389      529,192       866,476       730,511       155,766
  Volume of Loans.......................$    62,665   $   138,006  $   144,663   $   235,614   $   211,841   $    49,970
     Percent of Total Dollar Volume.....      24.9%         31.7%        39.9%         47.6%         45.8%          43.5%
FHA/VA Loans
  Number of Loans.......................    157,626       196,063      105,562        80,555        89,753        22,880
  Volume of Loans.......................$    19,093   $    24,402  $    13,247   $    10,714   $    13,093   $     3,539
     Percent of Total Dollar Volume.....       7.6%          5.6%         3.6%           2.2%          2.8%          3.1%
Prime Home Equity Loans
  Number of Loans.......................    316,049       453,817      587,046       728,252       716,353       158,183
  Volume of Loans.......................$    11,650   $    18,103  $    30,893   $    44,850   $    47,876   $    10,539
     Percent of Total Dollar Volume.....       4.6%          4.2%         8.5%           9.1%         10.4%          9.2%
Nonprime Mortgage Loans
  Number of Loans.......................     63,195       124,205      250,030       278,112       245,881        43,667
  Volume of Loans.......................$     9,421   $    19,827  $    39,441   $    44,637   $    40,596   $     7,881
     Percent of Total Dollar Volume.....       3.7%          4.6%        10.9%           9.0%          8.8%          6.8%
Total Loans
  Number of Loans.......................  1,813,944     2,846,399    2,298,744     2,729,874     2,506,431       595,322
  Volume of Loans.......................$   251,901   $   434,864  $   363,006   $   495,376   $   462,501   $   114,964
  Average Loan Amount...................$   139,000   $   153,000  $   158,000   $   181,000   $   185,000   $   193,000
  Non-Purchase Transactions(1)..........       66%           72%          51%           53%           55%           62%
  Adjustable-Rate Loans(1)..............       14%           21%          52%           53%           46%           36%

(1)      Percentage of total mortgage loan production (excluding commercial real estate loans) based on dollar volume.

         Loan Servicing and Collection Procedures.

         Countrywide  Servicing has established  standard policies for the servicing and collection of mortgages.  Servicing  includes, but is not limited to:

              (a) collecting, aggregating and remitting mortgage loan payments;

              (b) accounting for principal and interest;

              (c) holding escrow (impound) funds for payment of taxes and insurance;

              (d) making inspections as required of the mortgaged properties;

              (e) preparation of tax related information in connection with the mortgage loans;

              (f) supervision of delinquent mortgage loans;

              (g) loss mitigation efforts;

              (h) foreclosure proceedings and, if applicable, the disposition of mortgaged properties; and

              (i) generally administering the mortgage loans, for which it receives servicing fees.

         Billing statements with respect to mortgage loans are mailed monthly by Countrywide Servicing. The statement details all debits and credits and specifies the payment due.  Notice of changes in the applicable loan rate are provided by Countrywide
Servicing to the mortgagor with these statements.

         Collection Procedures.

         When a mortgagor fails to make a payment on a mortgage loan, Countrywide Servicing attempts to cause the deficiency to be cured by corresponding with the mortgagor. In most cases, deficiencies are cured promptly. Pursuant to Countrywide Servicing's servicing procedures, Countrywide Servicing generally mails to the mortgagor a notice of intent to foreclose after the loan becomes
61 days past due (three payments due but not received) and, generally within 59 days thereafter, if the loan remains delinquent, institutes appropriate legal action to foreclose on the mortgaged property. Foreclosure proceedings may be terminated if the delinquency is cured. Mortgage loans to borrowers in bankruptcy proceedings may be restructured in accordance with law and with a view to maximizing recovery of the loans, including any deficiencies.

         Once foreclosure is initiated by Countrywide Servicing, a foreclosure tracking system is used to monitor the progress of the proceedings. The system includes state specific parameters to monitor whether proceedings are progressing within the time frame typical for the state in which the mortgaged property is located. During the foreclosure proceeding, Countrywide Servicing determines the amount of the foreclosure bid and whether to liquidate the mortgage loan.

         If foreclosed, the mortgaged property is sold at a public or private sale and may be purchased by Countrywide Servicing.
After foreclosure, Countrywide Servicing may liquidate the mortgaged property and charge-off the loan balance which was not recovered through liquidation proceeds.

         Servicing and charge-off policies and collection practices with respect to mortgage loans may change over time in accordance with, among other things, Countrywide Servicing's business judgment, changes in the servicing portfolio and applicable laws and regulations.

                                                    Mortgage Loan Servicing

Servicing of the Mortgage Loans

         The Servicers will have primary responsibility for servicing the Mortgage Loans including, but not limited to, all collection, advancing and loan-level reporting obligations, maintenance of escrow accounts, maintenance of insurance and enforcement of foreclosure and other proceedings with respect to the Mortgage Loans and the related Mortgaged Properties in accordance with the provisions of the related Servicing Agreement, either between Thornburg and the Servicer or among Thornburg, the Servicer and the
Master Servicer and assigned to the Seller.  See "Servicing and Administration of the Trust-Servicing and Administrative
Responsibilities" in this prospectus supplement.

         The Indenture Trustee, on behalf of the Trust, and the Master Servicer are either parties or third-party beneficiaries under the Servicing Agreements and can enforce the rights of the Seller thereunder.  Such responsibilities will be performed under the supervision of the Master Servicer in each case in accordance with the provisions of the related Servicing Agreement.  Under each
Servicing Agreement, the Master Servicer has the right to terminate the Servicer for certain events of default which indicate the
Servicer is not performing, or is unable to perform, its duties and obligations under the related Servicing Agreement.

         The Servicers will use their reasonable efforts to ensure that all payments required under the terms and provisions of the
Mortgage Loans are collected, and will follow collection procedures comparable to the collection procedures of prudent mortgage lenders servicing mortgage loans for their own account, to the extent such procedures are consistent with the Servicing Agreements.

         Notwithstanding anything to the contrary in the prospectus, the Master Servicer will not be ultimately responsible for the performance of the servicing activities by a Servicer, except as described under "-Advances" below. If a Servicer fails to fulfill its obligations under the applicable Servicing Agreement, the Master Servicer has the right to terminate such Servicer and appoint a successor servicer as provided in the Sale and Servicing Agreement.

         Generally, the transfer of the servicing of the Mortgage Loans to one or more successor servicers at any time will be subject to the conditions set forth in the Sale and Servicing Agreement and the related Servicing Agreement, which include, among other things, the requirements that: (1) any such successor servicer be qualified to service mortgage loans for Freddie Mac or Fannie
Mae and, in many cases, (2) each Rating Agency confirms in writing that the transfer of servicing will not result in a qualification, withdrawal or downgrade of the then-current ratings of any of the Notes.

Servicing Accounts

         The Servicing Agreement entered into by Thornburg, in its capacity as Servicer provides that it will establish a Servicing
Account in the name of the Trust and other trusts as to which Thornburg will act as a Servicer.  The Servicing Agreements entered into by certain of the other Servicers provide that the related Servicer may remit payments from borrowers to a general servicing account established in the name of the Master Servicer and various owners of mortgage loans, not all of which mortgage loans are included in the Trust.  On the Servicer Remittance Date, each Servicer is required to remit the amounts on deposit in its Servicing
Account to the Master Servicer for deposit into the Collection Account, which is maintained by the Securities Administrator. The
Servicers and the Master Servicer are entitled to reimburse themselves from the related Servicing Account or the Collection Account, as applicable, for any advances made and expenses incurred, as described below under "-Servicing Compensation and Payment of
Expenses" and "-Advances."

Servicing Compensation and Payment of Expenses

         As compensation for master servicing, the Master Servicer is entitled to the compensation set forth under "Fees and Expenses of the Trust."

         Each Servicer will be paid the monthly Servicing Fee with respect to each Mortgage Loan serviced by it calculated at the
Servicing Fee Rate and any successor to a Servicer will in all cases receive a fee in an amount equal to, but not greater than, the applicable Servicing Fee.  The Servicing Fees and the Servicing Fee Rates are set forth under "Fees and Expenses of the Trust."

         As additional servicing compensation, each Servicer is entitled to retain (i) all servicing related fees, including assumption fees, modification fees, ancillary servicing fees, extension fees, non-sufficient fund fees and late payment charges
(generally other than prepayment penalty amounts, if the related Mortgage Loans are subject to prepayment penalties, which to the extent not retained by a primary Servicer will be paid to Thornburg as additional servicing compensation) to the extent collected from the borrower and (ii) any interest or other income earned on funds held in the Servicing Accounts and escrow accounts and other similar items described under each related Servicing Agreement.

         The Master Servicing Fees and the Servicing Fees are subject to reduction as described below under "-Prepayment Interest
Shortfalls."   The Master Servicer and the Servicers will be entitled to reimbursement for certain expenses prior to distribution of any amounts to Noteholders.

Waiver or Modification of Mortgage Loan Terms

         The Servicers may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any term of any Mortgage Loan so long as that waiver, modification or postponement is not materially adverse to the Trust;
provided, however, that unless such Servicer has received the prior written consent of the Master Servicer, such Servicer may not permit any modification for any Mortgage Loan that would change the Mortgage Rate, defer or forgive the payment of principal or interest, reduce or increase the outstanding principal balance (except for actual payments of principal) or change the final maturity date on that Mortgage Loan unless the Mortgagor is in default with respect to the Mortgage Loan or in the judgment of the related
Servicer such default is imminent.  In the event of any such modification that permits the deferral of interest or principal payments on any Mortgage Loan, the related Servicer must make an advance.

Prepayment Interest Shortfalls

         When a borrower prepays a Mortgage Loan in full or in part between due dates for monthly payments, the borrower pays interest on the amount prepaid only from the last due date to the date of prepayment, with a resulting reduction in interest payable for the month during which the prepayment is made causing a Prepayment Interest Shortfall.  Any Prepayment Interest Shortfall
resulting from a prepayment in full, and, in certain cases, in part, is generally required to be paid by the applicable Servicer and is generally limited to the extent that such amount does not exceed the total of their respective Servicing Fees on the related
Mortgage Loans for the applicable Payment Date.

         Any Prepayment Interest Shortfall required to be funded but not funded by the Servicers or a successor servicer is required to be funded by the Master Servicer, to the extent that such amount does not exceed the total of its Master Servicing Fee for the applicable Payment Date, through a reduction in the amount of the Master Servicer compensation.

Advances

         Each Servicer will generally be obligated to make advances with respect to delinquent payments of principal of and interest on the Mortgage Loans (such delinquent interest reduced by the related Servicing Fee), to the extent that such advances, in its reasonable judgment, are recoverable from future payments and collections, Insurance Proceeds or Liquidation Proceeds of a Mortgage
Loan.  The Master Servicer will be obligated to make any such advances if any Servicer is required to and fails to do so, and the
Indenture Trustee (in its capacity as successor master servicer) will be obligated to make any required advance if the Master
Servicer fails in its obligation to do so, to the extent provided in the Sale and Servicing Agreement.  The Master Servicer, each
Servicer or the Indenture Trustee, as applicable, will be entitled to recover any advances made by it with respect to a Mortgage Loan out of late payments thereon or out of related Liquidation Proceeds and Insurance Proceeds or, if those amounts are insufficient, from collections on other Mortgage Loans. Such reimbursements may result in Realized Losses.

         The purpose of making these advances is to maintain a regular cash flow to the Noteholders, rather than to guarantee or insure against losses.  No party will be required to make any advances with respect to reductions in the amount of the scheduled monthly payments on Mortgage Loans due to reductions made by a bankruptcy court in the amount of a scheduled monthly payment owed by a borrower or a reduction of the applicable Mortgage Rate by application of the Relief Act.

Hazard Insurance

         To the extent not maintained by the related borrower, the Servicers will maintain and keep a hazard insurance policy in full force and effect for each Mortgaged Property relating to a Mortgage Loan (other than a loan secured by a cooperative or condominium property).  Any such hazard insurance policy must cover the least of: (i) the outstanding principal balance of the Mortgage Loan or
(ii) either the maximum insurable value of the improvements securing such Mortgage Loan or, in some cases, the amount necessary to fully compensate for any damage or loss to improvements on a replacement cost basis or equal to such other amount as calculated pursuant to a similar formulation as provided in the related Servicing Agreement, and containing a standard mortgagee clause.

         Since the amount of hazard insurance to be maintained on the improvements securing the Mortgage Loans may decline as the outstanding principal balance owing thereon decrease, and since residential properties have historically appreciated in value over time, in the event of partial loss, hazard insurance proceeds may be insufficient to restore fully the damaged property.

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the Mortgage Loans will be underwritten by different insurers and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by state law. Such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism and malicious mischief. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

         Where the Mortgaged Property securing a Mortgage Loan is located at the time of origination in a federally designated flood area, the Servicers will cause flood insurance to be maintained with respect to that Mortgaged Property to the extent available and in accordance with industry practices, or in some cases federally mandated requirements. Any such flood insurance must cover the lesser of (i) the outstanding principal balance of the related Mortgage Loan and (ii) the minimum amount required under the terms of coverage to compensate for any damage or loss on a replacement cost basis or, in some cases, the full insurable value, or equal to such other amount as calculated pursuant to a similar formulation as provided in the related Servicing Agreement, but not more than the maximum amount of such insurance available for the related Mortgaged Property under either the regular or emergency programs of the National Flood Insurance Program (assuming that the area in which such Mortgaged Property is located is participating in that program).

         The Servicers, on behalf of the Trust and Noteholders, will present claims to the insurer under any applicable hazard or flood insurance policy. As set forth above, all collections under such policies that are not applied to the restoration or repair of the related Mortgaged Property or released to the borrower in accordance with normal servicing procedures are to be deposited in a designated account.  In most cases, the related Servicers are required to deposit in a specified account the amount of any deductible under a blanket hazard insurance policy.

Realization Upon Defaulted Mortgage Loans

         The Servicers will take such action as they deem to be in the best interest of the Trust with respect to defaulted Mortgage
Loans and foreclose upon or otherwise comparably convert the ownership of properties securing defaulted Mortgage Loans as to which no satisfactory collection arrangements can be made.  The Servicers make reasonable efforts to collect all payments called for under the
Mortgage Loan documents and will, consistent with the applicable Servicing Agreement and any pool insurance policy, primary mortgage insurance policy, bankruptcy bond or alternative arrangements, follow such collection procedures as are customary with respect to loans that are comparable to the Mortgage Loans.  The Servicers may, in their discretion, (i) waive any assumption fee, late payment or other charge in connection with a Mortgage Loan and (ii) to the extent not inconsistent with the coverage of such Mortgage Loan by a pool insurance policy, primary mortgage insurance policy, bankruptcy bond or alternative arrangements, if applicable, waive, vary or modify any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any matter grant indulgence to any borrower, subject to the limitations set forth in the applicable Servicing Agreement.

         Regulations and practices regarding the liquidation of properties (e.g., foreclosure) and the rights of a borrower in default vary greatly from state to state.  As such, all foreclosures are assigned to outside counsel, located in the same state as the Mortgaged Property.  Bankruptcies filed by borrowers are similarly assigned to appropriate local counsel.  Communication with foreclosure and bankruptcy attorneys is maintained throughout the process.

         Prior to a foreclosure sale, the Servicers perform a market value analysis. This analysis includes: (i) a current valuation of the Mortgaged Property obtained through a drive-by appraisal or broker's price opinion conducted by an independent appraiser and/or a broker from a network of real estate brokers, complete with a description of the condition of the Mortgaged Property, as well as other information such as recent price lists of comparable properties, recent closed comparables, estimated marketing time and required or suggested repairs, and an estimate of the sales price; (ii) an evaluation of the amount owed, if any, for real estate taxes; and (iii) estimated carrying costs, brokers' fees, repair costs and other related costs associated with real estate owned properties. The Servicers base the amount they will bid at foreclosure sales on this analysis.

         If the Servicers acquire title to a property at a foreclosure sale or otherwise, they obtain an estimate of the sale price of the property and then hire one or more real estate brokers to begin marketing the property. If the Mortgaged Property is not vacant when acquired, local eviction attorneys are hired to commence eviction proceedings and/or negotiations are held with occupants in an attempt to get them to vacate without incurring the additional time and cost of eviction.  Repairs are performed if it is determined that they will increase the net Liquidation Proceeds, taking into consideration the cost of repairs, the carrying costs during the repair period and the marketability of the property both before and after the repairs.  To the extent set forth in the
Servicing Agreements, the Servicers will service the property acquired by the Trust through foreclosure or deed-in-lieu of foreclosure in accordance with procedures that each Servicer employs and exercises in servicing and administering mortgage loans for its own account and which are in accordance with accepted mortgage servicing practices of prudent lending institutions and, in some cases, Fannie Mae guidelines.

         Since Insurance Proceeds cannot exceed deficiency claims and certain expenses incurred by the Servicers, no insurance payments will result in a recovery to Noteholders which exceeds the Scheduled Principal Balance of the defaulted Mortgage Loan together with accrued interest thereon less Trust Expense Fees and Retained Interest, if any.  Servicers may adopt special forbearance programs for those borrowers adversely affected by natural disasters.  The intent of these forbearance plans is to provide the borrower the opportunity to recover from the effects of the natural disaster and resume payments on the Mortgage Loan as soon as feasible by waiving payments, providing repayment plans, and/or modifying the Mortgage Loan.

         Thornburg, in its capacity as Servicer of a substantial portion of the Mortgage Loans, has the option to purchase from the
Trust any Mortgage Loan which as of the first day of a calendar quarter is, and which is at the time of purchase, delinquent in payment by 90 days or more or which has become REO property.  The purchase option terminates on the last day of the related calendar quarter.  If the delinquency is subsequently cured and the Mortgage Loan then again becomes delinquent 90 days or more or becomes REO property as of the first day of a calendar quarter, a purchase option with respect to that Mortgage Loan will arise for that calendar quarter.

Collection of Taxes, Assessments and Similar Items

         The Servicers will, to the extent required by the related loan documents and the Servicing Agreements, maintain one or more escrow accounts for the collection of hazard insurance premiums and real estate taxes with respect to the Mortgage Loans, and will make advances with respect to delinquencies in required escrow payments by the related borrowers.

Insurance Coverage

         The Master Servicer and the Servicers are required to obtain and thereafter maintain in effect a bond, corporate guaranty or similar form of insurance coverage (which may provide blanket coverage), or any combination thereof, insuring against loss occasioned by the errors and omissions of their respective officers and employees.

Servicer Default

         If a Servicer is in default in its obligations under the applicable Servicing Agreement (and such default is not cured within any applicable grace period provided for in the related Servicing Agreement), the Master Servicer may, at its option, or if directed by a majority in interest of Noteholders will, terminate the defaulting Servicer and either appoint a successor servicer in accordance with the applicable Servicing Agreement or succeed to the responsibilities of the terminated Servicer, pursuant to the related Servicing Agreement and the Sale and Servicing Agreement.

Amendment of the Servicing Agreements

         Each Servicing Agreement may be amended only by written agreement signed by the related Servicer, the Seller, the Indenture
Trustee and the Master Servicer.  Such amendment shall not materially adversely affect the interest of the Noteholders.

                                                Servicing and Administration of the Trust

Servicing and Administrative Responsibilities

         The Servicers, the Master Servicer, the Securities Administrator, the Indenture Trustee, the Owner Trustee and the Custodian
will have the following responsibilities with respect to the Trust:

Party:                                                     Responsibilities:
______________                                         __________________________
Servicers             Performing the servicing functions with respect to the Mortgage Loans and the Mortgaged
                      Properties in accordance with the provisions of the Servicing Agreements, including, but not limited to:

                      o        collecting monthly remittances of principal and interest on the Mortgage Loans from the related borrowers, depositing such amounts into the related Servicing
                               Account and delivering all amounts on deposit in the related Servicing Account to the Master Servicer for deposit into the Collection Account on the related
                               Servicer Remittance Date;

                      o        collecting amounts in respect of taxes and insurance from the related borrowers, depositing such amounts in the related account maintained for the escrow of such payments and paying such amounts to the related taxing authorities and insurance providers, as applicable;

                      o        making advances with respect to delinquent payments of principal of and interest on the Mortgage Loans (any such delinquent interest reduced by the Servicing Fee), except to the extent the related Servicer determines such advance is nonrecoverable;

                      o        paying, as servicing advances, to the extent set forth in the applicable servicing agreement, customary costs and expenses incurred in the performance by each
                               Servicer of its servicing obligations, including, but not limited to, the cost of
                               (a) the preservation, restoration and protection of the Mortgaged Property, (b)
                               any enforcement of judicial proceedings, including foreclosures, (c) compliance with the obligations under the Servicing Agreement or (d) fire and hazard insurance coverage; and

                      o        providing monthly loan-level reports to the Master Servicer.

                      See "Mortgage Loan Servicing-Servicing of the Mortgage Loans," "-Advances," "-Hazard
                       Insurance" and "-Collection of Taxes, Assessments and Similar Items."

Master Servicer       Performing the master servicing functions in accordance with the provisions of the  Sale and Servicing Agreement and the Servicing Agreements, including but not limited to:

                      o        monitoring each Servicer's performance and enforcing each Servicer's obligations under the related Servicing Agreement;

                      o        collecting monthly remittances from each Servicer for deposit in the Collection
                               Account on the related Servicer Remittance Date and delivering all amounts on deposit in the Collection Account to the Paying Agent for deposit in the Note
                               Payment Account on the Master Servicer Remittance Date;

                      o        gathering the monthly loan-level reports delivered by each Servicer and providing a comprehensive loan-level report to the Securities Administrator with respect to the Mortgage Loans;

                      o        upon the termination of a Servicer, appointing a successor servicer, and until a successor servicer is appointed, acting as successor servicer; and

                      o        upon the failure of a Servicer to make advances with respect to a Mortgage Loan, making those advances to the extent provided in the Sale and Servicing Agreement.

                      See "The Master Servicer" and "Mortgage Loan Servicing" above.

Securities
Administrator         Performing the securities administration functions in accordance with the provisions of the
                      Administration Agreement, Sale and Servicing Agreement, Indenture and Trust Agreement,
                      including but not limited to:

                      o        acting as Note Registrar and Paying Agent;

                      o        in its capacity as Paying Agent, paying all amounts on deposit in the Note Payment
                               Account to the Noteholders in accordance with the priorities described under
                               "Descriptions of the Notes-Priority of Distributions" on each Payment Date;

                      o        preparing and making available the investor reports, including the monthly Payment
                               Date statement to Noteholders based on information received from the Servicers and the Yield Maintenance Counterparty;

                      o        upon the failure of the Master Servicer to make any advance required under the
                               Sale and Servicing Agreement, providing notice of such Master Servicer event of default to the Indenture Trustee, the Seller and the Rating Agencies;

                      o        preparing and filing annual federal and (if required) state tax returns on behalf of the Trust; and

                      o        preparing and filing periodic reports with the Securities and Exchange Commission on behalf of the Trust with respect to the Notes.

                      See "Description of the Notes-Reports to Noteholders" above.

Owner Trustee         Performing the owner trustee functions in accordance with the provisions of the Trust
                      Agreement, including but not limited to:

                      discharging (or causing to be discharged) all of its responsibilities pursuant to the terms of the Trust Agreement and the other documents or agreements to which the Owner Trustee is a party and administering the Trust (or causing it to be administered) in the interest of the holders of the Ownership Certificates, subject to each such respective document or agreement and in accordance with the provisions of the Trust Agreement; and

                      taking direction from the Certificateholder regarding the management of the Trust.

                      See "The Trust Agreement, the Indenture and the Administration Agreement-Certain Matters
                      Under the Agreements-Duties of the Owner Trustee" below.

Indenture Trustee     Performing the Indenture Trustee functions in accordance with the provisions of the
                      Indenture, or pursuant to the Administration Agreement, including but not limited to:

                      o        enforcing the obligations of each of the Master Servicer and the Securities
                               Administrator under the Sale and Servicing Agreement and the Indenture, as applicable;

                      o        examining certificates, statements and opinions required to be furnished to it to ensure they are in the form required under the Indenture;

                      o        upon the termination of the Custodian, appointing a successor custodian;

                      o        upon the occurrence of a master servicer event of default under the Sale and
                               Servicing Agreement, providing notice of such Master Servicer event of default to the Master Servicer, the depositor, the Seller and the Rating Agencies;

                      o        upon the occurrence of a master servicer event of default under the Sale and
                               Servicing Agreement, at its discretion (or if so directed by the Noteholders having not less than 51% of the voting rights applicable to the Notes), terminating the Master Servicer; and

                      o        upon such termination of the Master Servicer under the Sale and Servicing
                               Agreement, appointing a successor master servicer or succeeding as master servicer.

                      See "The Sale and Servicing Agreement and the Mortgage Loan Purchase Agreement--Rights Upon
                      Event of Default."

Custodian             Performing the custodial functions in accordance with the provisions of the Trust
                      Agreement, including but not limited to:

                      o        holding and maintaining the related mortgage files in a fire resistant facility intended for the safekeeping of Mortgage Loan files as agent for the Indenture
                               Trustee.

                      See "Description of the Notes-The Custodian" above.

Trust Accounts

         All amounts in respect of principal and interest received from the borrowers or other recoveries in respect of the Mortgage
Loans will, before distribution thereof to the Noteholders, be deposited in Trust Accounts established in the name of the Wells Fargo
Bank, N.A. or, in the case of any Servicer, accounts established in the name of such Servicer for the benefit of the Indenture
Trustee on behalf of the Noteholders.  The Certificate Distribution Account will be established in the name of the Securities
Administrator.  So long as Wells Fargo Bank shall act as both the Securities Administrator and the Master Servicer under the Sale and
Servicing Agreement, the Collection Account may be a sub-account of the Note Payment Account.  Funds on deposit in these Trust
Accounts may be invested in the Permitted Investments described below by the party responsible for such account.  The Trust Accounts will be established by the applicable parties listed below, and any investment income earned on each account will be retained or distributed as follows:

      Trust Account:          Responsible Party:               Application of any Investment Earnings:
    ___________________     ______________________          ____________________________________________
Servicing Accounts                 Servicers         Any investment earnings will be paid to the Servicers and
                                                     will not be available for distribution to any Noteholders.

Collection Account         Securities Administrator  Any investment earnings will be paid as compensation to the
                                                     Master Servicer and to Thornburg and will not be available for distribution to any Noteholders.

Note Payment Account       Securities Administrator  Any investment earnings will be paid as compensation to the
                                                     Master Servicer, and will not be available for payments to
                                                     Noteholders.

Certificate Distribution   Securities Administrator  Amounts on deposit in the Certificate Distribution Account
   Account                                           will not be invested.

Reserve Fund               Securities Administrator  Any investment earnings will be retained in the Reserve
                                                     Fund.

Group 3 Final Maturity     Securities Administrator  Any investment earnings will be retained in the Group 3
   Reserve Account                                   Final Maturity Reserve Account.

         If funds deposited in any Trust Account are invested by the responsible party identified in the table above, the amount of any losses incurred in respect of any such investments will be deposited in the related account by the person entitled to the investment earnings in such Trust Account out of its own funds, without any right of reimbursement therefor.

         Any one or more of the following obligations or securities held in the name of the Indenture Trustee for the benefit of the
Noteholders acquired at a purchase price of not greater than par, regardless of whether issued or managed by the Depositor, the
Master Servicer, the Securities Administrator, the Indenture Trustee or any of their respective affiliates or for which an affiliate serves as an advisor will be considered a Permitted Investment:

        (i)     direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United
                States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

       (ii)     (A) demand and time deposits in, certificates of deposit of, bankers' acceptances issued by or federal funds sold by any depository institution or trust company (including the Indenture Trustee, the Securities Administrator or the Master
                Servicer or their agents acting in their respective commercial capacities) incorporated under the laws of the United
                States of America or any state thereof and subject to supervision and examination by federal and/or state authorities, so long as, at the time of such investment or contractual commitment providing for such investment, such depository institution or trust company or its ultimate parent has a short-term uninsured debt rating in one of the two highest available rating categories of each Rating Agency rating the Notes and (B) any other demand or time deposit or deposit which is fully insured by the FDIC;

      (iii)     repurchase obligations with respect to any security described in clause (i) above and entered into with a depository institution or trust company (acting as principal) rated "A" or higher by the Rating Agencies rating the Notes;

       (iv)     securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the
                United States of America, the District of Columbia or any State thereof and that are rated by each Rating Agency rating the Notes in its highest long-term unsecured rating categories at the time of such investment or contractual commitment providing for such investment;

        (v)     commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations) that is rated by each Rating Agency rating the Notes in its highest short-term unsecured debt rating available at the time of such investment;

       (vi)     units of money market funds (which may be 12b-1 funds, as contemplated by the Securities and Exchange Commission under the
                Investment Company Act of 1940) registered under the Investment Company Act of 1940 including funds managed or advised by the Indenture Trustee, the Master Servicer or an affiliate thereof having the highest applicable rating from each
                Rating Agency rating such funds; and

      (vii)     if previously confirmed in writing to the Securities Administrator, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to each Rating Agency rating the Notes in writing as a permitted investment of funds backing securities having ratings equivalent to its highest initial rating of the Offered
                Notes;

provided that no instrument described above may evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than
120% of the yield to maturity at par of the underlying obligations.

Evidence as to Compliance

         Each Servicing Agreement will provide that on or before March 15 of each year, including any applicable periods of grace, beginning in March of 2008, each Servicer will, or will cause a subservicer to, provide to the Master Servicer and certain other parties (if specified in the related Servicing Agreement), a report on an assessment of compliance with the AB Servicing Criteria.
The Sale and Servicing Agreement will provide that on or before March 15 of each year, including any applicable periods of grace, beginning in March 2008 for the period specified in the Sale and Servicing Agreement, (1) the Master Servicer will provide to the
Depositor and the Securities Administrator a report on an assessment of compliance with the AB Servicing Criteria, (2) the Securities
Administrator will provide to the Depositor a report on an assessment of compliance with the AB Servicing Criteria and (3) the
Indenture Trustee, solely in its capacity as Custodian, will provide to the Depositor and the Securities Administrator a report on an assessment of compliance with the AB Servicing Criteria if the Trust is then subject to Exchange Act reporting.  In addition, any permitted subservicer or subcontractor of any of the parties described above that is participating in the servicing function relating to the Mortgage Loans within the meaning of Regulation AB will also provide to the depositor and the Securities Administrator a report on an assessment of compliance with the AB Servicing Criteria.

         Each party that is required to deliver a report on assessment of servicing compliance, must also deliver an attestation report from a firm of independent public accountants on the related assessment of compliance.  The AB Servicing Criteria include specific criteria relating to the following areas:  general servicing considerations, cash collection and administration, investor remittances and reporting and pool asset administration.  Each report is required to indicate which AB Servicing Criteria were used to test compliance of the relevant party on a platform level basis and will set out any material instances of noncompliance with such criteria.

         Each Servicing Agreement will also provide for delivery to the Master Servicer and certain other parties (if specified in the related Servicing Agreement) on or before March 15 of each year, including applicable periods of grace, beginning in March of
2008, a separate annual statement of compliance from each Servicer to the effect that, to the best knowledge of the signing officer of the Servicer, the Servicer has fulfilled in all material respects its obligations under the related Servicing Agreement throughout the preceding year or, if there has been a material failure in the fulfillment of any obligation, the statement will specify each failure and the nature and status of that failure.  This annual statement of compliance may be provided as a single form making the required statements as to more than one Servicing Agreement.

         The Securities Administrator will make available on its internet website copies of the annual reports on assessment of compliance, attestation reports, and statements of compliance.  These items will also be filed with the Issuing Entity's annual report on Form 10-K, to the extent required under Regulation AB.

Example of Distributions

         The following sets forth an example of collection of payments from borrowers on the Mortgage Loans, transfer of amounts among the Trust Accounts, and distributions on the Notes for the first Payment Date in August 2007:

July 2 through
   August 1..............    Due Period:                     Payments due during the related Due Period (July 2
                                                             through August 1) from borrowers will be deposited in
                                                             each Servicer's Servicing Account as received and will
                                                             include scheduled principal payments and interest
                                                             payments due during the related collection period.
July 1 through
   July 31...............    Prepayment Period for partial   Partial principal prepayments received by any Servicer
                             and full prepayments received   and principal prepayments in full received by any
                             from Mortgage Loans:            Servicer during the related prepayment period (May 1
                                                             through May 31) will be deposited into such Servicer's
                                                             Servicing Account for remittance to the Master Servicer
                                                             on the Servicer Remittance Date (June 18).
August 17................    Servicer Remittance Date:       The Servicers will remit collections and recoveries in
                                                             respect of the Mortgage Loans to the Collection Account
                                                             on or prior to the 18th day of each month (or if the
                                                             18th day is not a Business Day, the next succeeding
                                                             Business Day or, in certain cases, if such 18th day is
                                                             not a Business Day, the Business Day immediately
                                                             preceding such 18th day) as specified in the related
                                                             Servicing Agreement.
August 24................    Master Servicer Remittance      One Business Day prior to the related Payment Date, the
                             Date:                           Securities Administrator, as Paying Agent, will
                                                             transfer amounts on deposit in the Collection Account
                                                             for deposit into the Note Payment Account, including
                                                             any Advances made by the Servicers or the Master
                                                             Servicer for that Payment Date, on or before the Master
                                                             Servicer Remittance Date.
August 24................    Record Date:                    Distributions will be made to Noteholders of record for
                                                             all Classes of Offered Notes, as of the Business Day
                                                             immediately preceding the Payment Date, so long as such
                                                             Notes remain in book-entry form; and otherwise the
                                                             Record Date shall be the close of business on the last
                                                             Business Day of the month immediately before the month
                                                             in which the Payment Date occurs.
August 27................    Payment Date:                   On the 25th day of each month (or if the 25th day is
                                                             not a Business Day, the next Business Day), the
                                                             Securities Administrator, as Paying Agent, will make
                                                             distributions to Noteholders from amounts on deposit in
                                                             the Note Payment Account.
         Succeeding months follow the same pattern.

                                                    Fees and Expenses of the Trust

         In consideration of their duties on behalf of the Trust, the Servicers and the Master Servicer will receive from the assets of the Trust certain fees as set forth in the following table:

                          Frequency                                                             How and When
Fee Payable to:           of Payment:                   Amount of Fee:                          Fee Is Paid:
____________________________________________________________________________________________________________________________
Servicers              Monthly            For each Mortgage Loan, a monthly fee paid   Deducted by each Servicer
                                          to the related Servicer out of interest      from the related Servicing
                                          collections received from the related        Account in respect of each
                                          Mortgage Loan calculated on the              Mortgage Loan serviced by
                                          outstanding principal balance of each        that Servicer, before payment
                                          Mortgage Loan at, in the case of (a)         of any amounts to Noteholders.
                                          approximately 76.06% of the Mortgage
                                          Loans, 0.250% per annum for each Mortgage
                                          Loan, and after the first adjustment date,
                                          in the case of approximately 6.92% of such
                                          Mortgage Loans, 0.375% per annum for each
                                          Mortgage Loan, (b) approximately 23.93% of
                                          the Mortgage Loans, 0.375% per annum for
                                          each Mortgage Loan, and (c) less than
                                          0.01% of the Mortgage Loans, 0.500% per
                                          annum for each Mortgage Loan.

                                          In addition, Thornburg will receive all      Distributed by the Master
                                          investment earnings on amounts on deposit    Servicer to Thornburg.
                                          in the Collection Account other than the
                                          amount retained by the Master Servicer as
                                          described immediately below and any
                                          prepayment penalty amounts that are not
                                          retained by a primary Servicer.

Master Servicer        Monthly            A monthly fee equal to 0.010% per annum of   The monthly fee will be
                                          the Scheduled Principal Balance of each      deducted by the Master
                                          Mortgage Loan together with the investment   Servicer from the Collection
                                          earnings on amounts on deposit in the        Account.
                                          Collection Account for one Business Day.

         The fees of the Securities Administrator, the Indenture Trustee and the Owner Trustee are paid separately by the Master
Servicer and are not obligations of the Trust.  The fees of the Custodian are paid separately by the Seller.

         The Servicing Fees are subject to reduction as described above under "Mortgage Loan Servicing-Prepayment Interest
Shortfalls."  The Servicers will be entitled to reimbursement for certain expenses prior to distribution of any amounts to
Noteholders.  The Indenture Trustee and the Owner Trustee will be entitled to be reimbursed by the Trust for certain expenses, including indemnification payments, in connection with the performance of their respective duties under the Trust Agreement, the Sale and Servicing Agreement, the Indenture and other transaction documents.

         None of the Servicing Fees set forth in the table above may be changed without amendment of the related Servicing Agreement, and none of the other fees set forth in the table above may be changed without amendment of the Sale and Servicing Agreement.

         To the extent the Servicers, the Custodian, the Master Servicer, the Securities Administrator, the Owner Trustee and the
Indenture Trustee are entitled to be reimbursed by the Trust for expenses, they will be reimbursed before payments are made on the
Notes.

                           The Sale and Servicing Agreement and the Mortgage Loan Purchase Agreement

General

         The following summary describes certain terms of the Sale and Servicing Agreement by and among the Trust, the Depositor, the
Seller, the Sponsor, the Master Servicer, the Securities Administrator and the Indenture Trustee and the Mortgage Loan Purchase
Agreement by and between the Seller and Depositor.  The summary does not propose to be compete and is subject to, and qualified in its entirety by reference to, all the provisions of the Sale and Servicing Agreement and the Mortgage Loan Purchase Agreement.

Administration

         The Securities Administrator or the Depositor will agree, to the extent provided in the Sale and Servicing Agreement and the
Administration Agreement, to provide certain notices and to perform certain other administrative obligations required to be performed by the Trust and the Owner Trustee under the Sale and Servicing Agreement, the Indenture and the Trust Agreement.  Neither the
Securities Administrator nor the Depositor will receive additional compensation for their services under the Administration Agreement.

Assignment of the Mortgage Loans

         On the Closing Date, pursuant to the Sale Agreement, the Seller will purchase the Mortgage Loans from Thornburg.
Contemporaneously with such sale, pursuant to the Mortgage Loan Purchase Agreement, the Seller will sell the Mortgage Loans to the
Depositor, and pursuant to the Sale and Servicing Agreement, the Depositor will, in turn, (i) transfer to the Trust all of its right, title and interest in and to each of the Mortgage Loans, together with the related mortgage notes, mortgages and other related documents, including all Scheduled Payments with respect to each Mortgage Loan due after the Cut-off Date and (ii) assign all of its rights (but excluding certain obligations) under the Servicing Agreements and the right to enforce the representations and warranties made with respect to the Mortgage Loans against Thornburg and the Seller.  Each Mortgage Loan transferred to the Trust will be identified on the Mortgage Loan Schedule prepared by the Seller and delivered to the Indenture Trustee pursuant to the Sale and
Servicing Agreement.  The Mortgage Loan Schedule will include the principal balance of each Mortgage Loan as of the Cut-off Date, its
Mortgage Rate and certain additional information.

Sale of the Mortgage Loans

         Each transfer of the Mortgage Loans from Thornburg to the Seller, from the Seller to the Depositor and from the Depositor to the Trust will be intended to be a sale of the Mortgage Loans and will be reflected as such in the Sale Agreement, the Mortgage Loan
Purchase Agreement and the Sale and Servicing Agreement, respectively. However, in the event of insolvency of Thornburg, the Seller or the Depositor, a trustee in bankruptcy or a receiver or creditor of the insolvent party could attempt to recharacterize the sale of the Mortgage Loans by the insolvent party as a financing secured by a pledge of the Mortgage Loans. In the event that a court were to recharacterize the sale of the Mortgage Loans by Thornburg, the Seller or the Depositor as a financing, each of the Seller, as transferee of the Mortgage Loans from Thornburg, the Depositor, as transferee of the Mortgage Loans from the Seller, and the Trust, as transferee of the Mortgage Loans from the Depositor, will have a security interest in the Mortgage Loans transferred to it.  Upon the pledge of the Trust Estate to the Indenture Trustee pursuant to the Indenture, the Indenture Trustee will have a first priority perfected security interest in the Mortgage Loans.

Delivery of Mortgage Loan Files.

         The Sale and Servicing Agreement will require that, upon certain conditions and within the time period specified in the Sale and Servicing Agreement, Thornburg on behalf of  the Seller will deliver to the Indenture Trustee (or a custodian, on behalf of the
Indenture Trustee) the mortgage notes evidencing the Mortgage Loans endorsed to the Indenture Trustee on behalf of the Noteholders, together with other required documents.  In lieu of delivery of an original mortgage note, if an original is not available or is lost, Thornburg may deliver a true and complete copy of the original together with a lost note affidavit.  In the case of those mortgage loans originated and serviced by Wells Fargo Bank, a portion of the mortgage file will be retained by Wells Fargo Bank, as servicer, on behalf of the trust in accordance with the related servicing agreement, among other mortgage file documents.  However, within 60 days after the occurrence of certain events as set forth in the related servicing agreement and upon request by the trustee, Wells Fargo Bank is obligated to deliver such mortgage file documents to the trustee (or its custodian) in accordance with the related servicing agreement.

         Within 90 days after the receipt by the Indenture Trustee, or a custodian on its behalf, of the Mortgage Loans and related documents, the Indenture Trustee or custodian will review the Mortgage Loans and the related documents pursuant to the Sale and
Servicing Agreement.  If any Mortgage Loan or related document is found to be defective in any material respect and the defect is not cured within 90 days following notification to the Seller by the Indenture Trustee (or a custodian, on behalf of the Indenture
Trustee), Thornburg will be obligated to either:

         o    substitute for the defective Mortgage Loan an eligible substitute Mortgage Loan, or

         o    repurchase the defective Mortgage Loan at a purchase price equal to (i) its outstanding principal balance as of the date of purchase, plus (ii) all accrued and unpaid interest computed at the Mortgage Rate through the end of the calendar month in which the purchase is made, plus (iii) any costs or damages incurred by the Trust in connection with a violation by such Mortgage Loan of any predatory or abusive lender law, plus (iv) the amount of any unreimbursed servicing related advances.

         The purchase price will be deposited in the Collection Account on or prior to the next Determination Date after Thornburg's obligation to purchase the defective loan arises.  The obligation of Thornburg to repurchase or substitute for a defective Mortgage
Loan is the sole remedy available to the Trust regarding any defect in that Mortgage Loan and the related documents.

         For a Mortgage Loan to be eligible to be substituted for a defective Mortgage Loan, the substituted loan must meet the following criteria on the date of the substitution:

         o      the substituted loan has an outstanding principal balance (or in the case of a substitution of more than one Mortgage Loan for a single defective Mortgage Loan, an aggregate principal balance), not in excess of, and not more than 5% less than, the principal balance of the defective Mortgage Loan;

         o      the substituted loan has a Maximum Mortgage Rate and a Gross Margin not less than those of the Mortgage Loan and uses the same Index as the defective Mortgage Loan;

         o      the substituted loan has a remaining term to maturity not more than one year earlier and not later than the remaining term to maturity of the defective Mortgage Loan;

         o      the substituted loan complies with each representation and warranty as to the Mortgage Loans set forth in the Sale and
                Servicing Agreement (which are deemed to be made with respect to the substituted loan as of the date of substitution);

         o      the substituted loan has been underwritten or re-underwritten by Thornburg or other applicable Originator in accordance with the same underwriting criteria and guidelines as the defective Mortgage Loan;

         o      the substituted loan is of the same or better credit quality as the defective Mortgage Loan; and

         o      the substituted loan satisfies certain other conditions specified in the Sale and Servicing Agreement.

         In connection with the substitution of an eligible substitute Mortgage Loan, Thornburg will be required to deposit in the
Collection Account, on or prior to the next Determination Date after Thornburg's obligation to purchase or substitute the defective
Mortgage Loan arises, a substitution adjustment amount equal to the excess of the principal balance of the defective Mortgage Loan over the principal balance of the eligible substitute Mortgage Loan.

Representations and Warranties.

         The Seller will make the following representations and warranties that, as to each Mortgage Loan, as of the Closing Date:

         (1)      The information set forth in the final Mortgage Loan schedule is complete, true and correct in all material respects and (b) the mortgage note or an affidavit of lost note with respect to each Mortgage Loan has been delivered to the
                  Indenture Trustee or its designee.

         (2)      The Mortgage Loan is not a loan (A) subject to 12 CFR Part 226.31, 12 CFR Part 226.32 or 12 CFR Part 226.34 of
                  Regulation Z, the regulation implementing TILA, which implements the Home Ownership and Equity Protection Act of
                  1994, as amended, or any comparable state law (B) a "High Cost Loan" or "Covered Loan" as applicable, as such terms are defined in the current Standard & Poor's LEVELS® GLOSSARY classified and/or defined as a "high cost" loan or
                  "predatory," "high cost," "threshold" or "covered" lending under any other state, federal or local law.  The
                  Mortgage Loan at the time it was made otherwise complied in all material respects with any and all requirements of any federal, state or local law including, but not limited to, all predatory lending laws, usury, truth in lending, real estate settlement procedures (including the Real Estate Settlement Procedures Act of 1974, as amended), consumer credit protection, equal credit opportunity or disclosure laws applicable to such Mortgage Loan.

         (3)      The Seller has acquired its ownership of each Mortgage Loan in good faith without notice of any adverse claim, and as of the Closing Date, the mortgage note and the mortgage are not assigned or pledged, and immediately prior to the sale of the Mortgage Loan to the Depositor, the Seller was the sole owner thereof and with full right to transfer and sell the Mortgage Loan to the Depositor free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest and with full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign each Mortgage Loan pursuant to the Mortgage Loan Purchase Agreement.

         In addition, the Seller will assign to the Depositor the following representations and warranties made by Thornburg to the
Seller.  These representations and warranties include, as to each Mortgage Loan, as of the Closing Date:

         (1)      (a) The information set forth in the final Mortgage Loan schedule is complete, true and correct in all material respects and
                  (b) the mortgage note or an affidavit of lost note with respect to each Mortgage Loan has been delivered to the
                  Seller or its designee.

         (2)      As of the Cut-off Date, none of the Mortgage Loans (by Scheduled Principal Balance) were 30 or more days delinquent in payment.

         (3)      To the best of Thornburg's knowledge, there are no delinquent taxes, ground rents, water charges, sewer rents, assessments, insurance premiums, leasehold payments, including assessments payable in future installments or other outstanding charges affecting the related Mortgaged Property or escrow funds have been established in an amount sufficient to pay for every such escrowed item which remains unpaid.

         (4)      The terms of the mortgage note and the mortgage (including with respect to provisions relating to any Additional Collateral
                  (if applicable)) have not been impaired, waived, altered or modified in any respect, except by written instruments which have been recorded, if necessary to protect the interests of the Trust, and which are included in the mortgage file, the substance of which waiver, alteration or modification has been approved by the primary mortgage guaranty insurer, if any, and by the title insurer, in each instance to the extent required by the related policy and is reflected on the Mortgage Loan Schedule.  Except for any modification agreement or similar document contained in the mortgage file permitting a borrower to modify his Mortgage Loan, no instrument of waiver, alteration or modification has been executed, and no Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the primary mortgage insurer, if any, and title insurer, in each instance to the extent required by the policy, and which assumption agreement is part of the mortgage file.

         (5)      The mortgage note and the mortgage (including with respect to provisions relating to any Additional Collateral (if applicable)) are not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the mortgage note and mortgage, or the exercise of any right thereunder, render the mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and to Thornburg's knowledge no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto.

         (6)      All buildings upon the Mortgaged Property are insured by a generally acceptable insurer against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located.  All such insurance policies contain a standard mortgagee clause naming the Master Servicer or the applicable Servicer, their successors and assigns as mortgagee and to Thornburg's knowledge all premiums thereon have been paid.  If upon origination of the Mortgage Loan, the Mortgaged Property was in an area identified in the Federal Register by the
                  Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance
                  Administration is in effect.  The mortgage obligates the Mortgagor thereunder to maintain all such insurance at the
                  Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the mortgage to maintain such insurance at the Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor.

         (7)      The Mortgage Loan is not a loan (A) subject to 12 CFR Part 226.31, 12 CFR Part 226.32 or 12 CFR Part 226.34 of Regulation Z,
                  the regulation implementing TILA, which implements the Home Ownership and Equity Protection Act of 1994, as amended, or any comparable state law (B) a "High Cost Loan" or "Covered Loan" as applicable, as such terms are defined in the current Standard & Poor's LEVELS® GLOSSARY classified and/or defined as a "high cost" loan or "predatory," "high cost," "threshold" or "covered" lending under any other state, federal or local law.  The Mortgage Loan at the time it was made otherwise complied in all material respects with any and all requirements of any federal, state or local law including, but not limited to, all predatory lending laws, usury, truth in lending, real estate settlement procedures (including the Real Estate Settlement Procedures Act of 1974, as amended), consumer credit protection, equal credit opportunity or disclosure laws applicable to such Mortgage Loan.

         (8)      The mortgage has not been satisfied, canceled or subordinated, or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the mortgage except for a release that does not materially impair the security of the Mortgage Loan or is reflected in the Loan-to-Value Ratio, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission unless payoff funds have been deposited in the custodial account.

         (9)      The mortgage (including any negative amortization which may accrue thereunder in the case of a Group 1 Mortgage Loan)  is a valid, existing and enforceable first lien on the Mortgaged Property, including all improvements on the Mortgaged
                  Property subject only to (A) the lien of current real property taxes and assessments not yet due and payable, (B)
                  covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording being acceptable to mortgage lending institutions generally and either (a) specifically referred to in a lender's title insurance policy delivered to the related Originator of the Mortgage Loan or (b) which do not adversely affect the appraised value of the Mortgaged Property, and (C) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property; and, further provided, with respect to cooperative loans, the lien of the related cooperative corporation for unpaid assessments representing the obligor's pro rata share of the cooperative corporation's payments for its blanket mortgage, current and future real property taxes, insurance premiums, maintenance fees and other assessments to which like collateral is commonly subject.  Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage establishes and creates a valid, existing and enforceable first lien and first priority security interest on the property described therein and Thornburg has full right to sell and assign the same to the Seller.

         (10)     The mortgage note and the related mortgage are genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, or reorganization or other laws relating to the rights of creditors and general principles of equity.

         (11)     All parties to the mortgage note and the mortgage had legal capacity to enter into the Mortgage Loan and to execute and deliver the mortgage note and the mortgage, and the mortgage note and the mortgage have been duly and properly executed by such parties.

         (12)     The proceeds of the Mortgage Loan have been fully disbursed, there is no requirement for future advances thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with (except for escrow funds for exterior items which could not be completed due to weather and escrow funds for the completion of swimming pools); and all costs, fees and expenses incurred in making, closing or recording the Mortgage Loan have been paid, except recording fees with respect to mortgages not recorded as of the Closing Date.  Any future advances made to the mortgagor prior to the Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount is consolidated, bears a single interest rate and single repayment term.  The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan plus any negative amortization, in the case of any Group 1
                  Mortgage Loan.

         (13)     Thornburg has acquired its ownership of each Mortgage Loan in good faith without notice of any adverse claim, and as of the
                  Closing Date, the mortgage note and the mortgage are not assigned or pledged, and immediately prior to the sale of the Mortgage Loan to the Seller, Thornburg was the sole owner thereof and with full right to transfer and sell the
                  Mortgage Loan to the Seller free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest and with full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign each Mortgage Loan pursuant to the Sale Agreement.

         (14)     To Thornburg's best knowledge, or, if the Mortgage Loan was not originated by Thornburg, the related Originator is or was
                  (or, during the period in which they held and disposed of such interest, were) (A) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (B) either
                  (i) organized under the laws of such state, or (ii) qualified to do business in such state, or (iii) a federal savings and loan association or national bank or subsidiary having preemptive authority under federal law or under applicable state law to engage in business in such state without qualification, or (iv) not doing business in such state.

         (15)     The Mortgage Loan is covered by an ALTA lender's title insurance policy or other form acceptable to Fannie Mae or Freddie
                  Mac, issued by a title insurer acceptable to Fannie Mae or Freddie Mac and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring (subject to the exceptions contained in (9)(A)
                  through (C) above) the related Originator or Thornburg, their respective successors and assigns as to the first priority lien of the mortgage in the original principal balance of the Mortgage Loan, including, in the case of any
                  Group 1 Mortgage Loan, the maximum amount of negative amortization in accordance with the terms of the stated
                  mortgage note.  Thornburg is the sole insured of such lender's title insurance policy, and such lender's title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by the Sale Agreement.  No claims have been made under such lender's title insurance policy, and no prior holder of the related mortgage, including Thornburg, has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy.

         (16)     There is no default, breach, violation or event of acceleration existing under the mortgage or the mortgage note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and Thornburg has not waived any default, breach, violation or event of acceleration.

         (17)     To the best of Thornburg's knowledge, there are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such lien) affecting the related
                  Mortgaged Property which are or may be liens prior to, or equal or on parity with, the lien of the related mortgage.

         (18)     To the best of Thornburg's knowledge, all improvements which were considered in determining the appraised value of the related Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged
                  Property, and no improvements on adjoining properties encroach upon the Mortgaged Property.

         (19)     The Mortgage Loan was originated by Thornburg or was purchased by Thornburg from a third party and the related Originator of each Mortgage Loan, was, at the time of origination, (A) (1) a Fannie Mae-approved or Freddie Mac-approved
                  Seller/Servicer and (2) a U.S. Department of Housing and Urban Development approved mortgage banker, or a savings and loan association, a savings bank, a commercial bank or similar banking institution which is supervised and examined by a federal or state authority or (B) closed in the name of a loan broker under the circumstances described in the following sentence.  If such Mortgage Loan was originated through a loan broker, the related
                  Originator qualifies under clause (A) above, such Mortgage Loan met such Originator's underwriting criteria at the time of origination and was originated in accordance with such Originator's polices and procedures and such
                  Originator acquired such Mortgage Loan from the loan broker contemporaneously with the origination thereof.  Each mortgage note has a Mortgage Rate that adjusts periodically (not always in correlation to the Index calculation term), based on the 1-month LIBOR Index, 6-month LIBOR Index, 1-year LIBOR Index, 1-year CMT Index, 3-year CMT Index or the 1-year MTA Index, as each is defined in the glossary, except that some Mortgage Loans first adjust after an initial period of one or six months or one, three, five, seven, eight or ten years following origination.

         (20)     The origination practices used by Thornburg or the related Originator of the Mortgage Loan and the collection practices used by the Master Servicer or the applicable Servicer with respect to each mortgage note and mortgage have been in all respects legal, proper, prudent and customary in the mortgage origination and servicing business.  With respect to escrow deposits and escrow payments, if any, all such payments are in the possession of, or under the control of, the applicable Servicer and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made.

         (21)     The Mortgaged Property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty, so as to have a material adverse effect on the value of the related Mortgaged Property as security for the related Mortgage Loan or the use for which the premises were intended and there is no proceeding pending for the total or partial condemnation thereof.

         (22)     The mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (A) in the case of a mortgage designated as a deed of trust, by trustee's sale, and (B) otherwise by judicial foreclosure.  There is no other exemption available to the Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the mortgage.

         (23)     The Mortgage Loan was underwritten generally in accordance with either (A) Thornburg's underwriting standards described in the preliminary prospectus supplement and the final prospectus supplement, (B) in the case of a Mortgage Loan originated by First Republic, the underwriting standards of First Republic, (C) in the case of a Mortgage Loan originated by Countrywide Home Loans, Countrywide Home Loan's underwriting standards as described in the preliminary prospectus supplement and the final prospectus supplement or (D) in the case of a Mortgage Loan acquired from a bulk seller other than Countrywide Home Loans, the underwriting standards of that related bulk seller or a third party originator's underwriting guidelines.

         (24)     The mortgage file in possession of the related Servicer contains an appraisal of the related Mortgaged Property by a qualified appraiser, duly appointed by the related Originator of the Mortgage Loan, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan or, in accordance with certain specified programs of the related Originator of the Mortgage Loan an approved AVM in lieu of the appraisal.

         (25)     In the event the mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the mortgage, and no fees or expenses are or will become payable by the Seller or any of its successors to the trustee under the deed of trust, except, in connection with a trustee's sale after default by the Mortgagor.

         (26)     No Mortgage Loan (A) contains provisions pursuant to which monthly payments are paid or partially paid with funds deposited in any separate account established by Thornburg, the Mortgagor, or anyone on behalf of the Mortgagor or paid by any source other than the Mortgagor or (B) contains any provision permitting a temporary "buydown" of the related
                  Mortgage Rate.  No Mortgage Loan was a graduated payment mortgage loan as of the date of its origination.  No
                  Mortgage Loan has a shared appreciation or other contingent interest feature.

         (27)     No Mortgage Loan had a Loan-to-Value Ratio in excess of 100%.  Except for one Mortgage Loan in Group 2 with a principal balance of approximately $421,063, the portion of the unpaid principal balance of each Mortgage Loan which is in excess of 80% of the original Loan-to-Value Ratio either (a) has Additional Collateral or (b) is and will be insured as to payment defaults under a primary mortgage insurance policy issued by primary mortgage insurer licensed to do business in the state in which the Mortgaged Property is located and acceptable to Fannie Mae or Freddie Mac as of the Closing Date, so as to reduce the mortgagee's exposure in accordance with the standards of Fannie Mae or Freddie
                  Mac and applicable law.  All provisions of such primary mortgage insurance policy have been and are being complied with; such policy is valid and in full force and effect and all premiums due thereunder have been paid.

         (28)     Except for any Additional Collateral Mortgage Loans, the mortgage note is not and has not been secured by any collateral, pledged account, or other security except the lien of the Mortgage, and the security interest of any applicable security agreement or chattel mortgage referred to above.

         (29)     To the best of Thornburg's knowledge, the Mortgaged Property is lawfully occupied under applicable law.  To the best of
                  Thornburg's knowledge, all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the related Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy, had been made or obtained from the appropriate authorities.

         (30)     Each assignment is in recordable form, is acceptable for recording under the laws of the jurisdiction in which the Mortgaged
                  Property is located.

         (31)     If the Mortgaged Property is a condominium unit or a planned unit development (other than a de minimis planned unit development) such condominium or planned unit development project meets Fannie Mae or Freddie Mac or the
                  Originator's eligibility requirements.

         (32)     To the best of Thornburg's knowledge, no fraud was committed by the related Originator of the Mortgage Loan and Thornburg is not aware of any fact that would reasonably lead Thornburg to believe that any Mortgagor had committed fraud in connection with the origination of such Mortgage Loan.

         (33)     The Mortgagor has not notified Thornburg, and Thornburg has no knowledge of any relief requested by the Mortgagor under the
                  Servicemembers Civil Relief Act.

         (34)     As to any Additional Collateral Mortgage Loan, such Mortgage Loan is secured by a perfected first priority security interest in the related additional collateral.

         (35)     As to any Additional Collateral Mortgage Loan, the applicable pledge agreement is in place, is genuine and is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms subject to bankruptcy, insolvency and other laws of general application affecting the rights of creditors and general principles of equity.

         (36)     With respect to each cooperative loan (i) there is no provision in the related proprietary lease which requires the related
                  Mortgagor to offer for sale the shares owned by such Mortgagor first to the cooperative corporation for a price less than the outstanding amount of the cooperative loan, (ii) there is no prohibition in the related proprietary lease against pledging such shares or assigning the proprietary lease that has been violated in connection with the origination of the cooperative loan.

         (37)     With respect to each cooperative loan, such cooperative loan is secured by shares held by a "tenant-stockholder" of a corporation that qualifies as a "cooperative housing corporation" as such terms are defined in Section 216(b)(1) of the Code.

         (38)     With respect to each cooperative loan, the related mortgage and related UCC financing statement creates a first-priority security interest in the stock in the cooperative corporation and the related proprietary lease of the related cooperative unit which were pledged to secure such cooperative loan, and the cooperative corporation owns the cooperative corporation as an estate in fee simple in real property or pursuant to a leasehold acceptable to Fannie
                  Mae.

         Upon discovery of a breach of any representation or warranty that materially and adversely affects the interests of the
Noteholders in a Mortgage Loan and the related documents, Thornburg or the Seller with respect to its representations and warranties will have a period of 90 days after discovery or notice of the breach to effect a cure.  A determination of whether a breach of those representations numbered (3), (14), (17), (18), (29), (32) and (33) above has occurred will be made without regard to Thornburg's knowledge of the factual conditions underlying the breach.  With respect to either Thornburg or the Seller, if the breach cannot be cured within the 90-day period, Thornburg or the Seller will be obligated to either:

         o    cause the removal of the affected Mortgage Loan from the Trust and substitute for it one or more eligible substitute
              Mortgage Loans, or

         o    purchase the affected Mortgage Loan from the Trust.

         The purchase price will be deposited in the Collection Account on or prior to the next Determination Date after Thornburg's or the Seller's obligation to purchase the defective Mortgage Loan arises.  The obligation of Thornburg or the Seller to repurchase or substitute for a defective Mortgage Loan is the sole remedy available to the Trust regarding any defect in that Mortgage Loan and the related documents.

         The same procedure and limitations that are set forth above for the substitution or purchase of defective Mortgage Loans as a result of deficient documentation will apply to the substitution or purchase of a defective Mortgage Loan as a result of a breach of a representation or warranty in the Sale and Servicing Agreement that materially and adversely affects the interests of the
Noteholders.  We can make no assurance that either Thornburg or the Seller will be able to fulfill its obligation to repurchase any of the Mortgage Loans when such obligation may arise.

Payments on Mortgage Loans; Deposits to Collection Account

         The Securities Administrator will establish and maintain a separate Collection Account for the benefit of the holders of the
Notes.  The Collection Account must be a segregated account that is:

         o    an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the short-term unsecured debt obligations of that holding company) are rated in the highest short term rating category by each rating agency named in this prospectus supplement at the time any amounts are held on deposit in the account; or

         o    an account or accounts maintained with the trust department of a federal or state chartered depository institution, national banking association or trust company acting in its fiduciary capacity; or

         o    otherwise acceptable to each rating agency named in this prospectus supplement without causing the reduction or withdrawal of its then current ratings of the Notes as evidenced by a letter from each such rating agency to the Securities
              Administrator.

         The types of permitted investments in which Collection Account funds may be invested are specified in the Sale and Servicing
Agreement and under "Servicing and Administration of the Trust--Trust Account."

         Upon receipt by the Securities Administrator of amounts in respect of the Mortgage Loans (excluding amounts representing the related Servicing Fee, the Master Servicing Fee, reimbursement for advances and servicing-related advances, and insurance proceeds to be applied to the restoration or repair of a Mortgaged Property, or similar items), the Securities Administrator will deposit these amounts in the Note Payment Account.  Amounts deposited in the Note Payment Account may accrue interest with the depositary institution with which it is held, or may be invested in certain permitted investments maturing on or before two Business Days prior to the related Payment Date unless they are managed or advised by the Securities Administrator or one of its affiliates, in which case the permitted investments may mature on the Business Day prior to Payment Date.  On the Business Day prior to the Payment Date, the Securities Administrator will deposit amounts in the Collection Account to the Note Payment Account for payment by the Paying
Agent to Noteholders.

Deposits to Note Payment Account

         The Securities Administrator, as Paying Agent, will establish and maintain a separate Note Payment Account for the benefit of the holders of the Notes.  The Note Payment Account must be a segregated account that meets the same requirements as described under "--Payments on the Mortgage Loans; Deposits to the Collection Accounts."

         Upon receipt by the Paying Agent of amounts from the Collection Account, the Paying Agent will deposit these amounts in the
Note Payment Account.  Amounts deposited in the Note Payment Account may accrue interest with the depositary institution with which it is held, or may be invested in certain permitted investments maturing on or before one Business Day prior to the related Payment
Date unless they are managed or advised by the Paying Agent or one of its affiliates, in which case the permitted investments may mature on the Payment Date.  On the Payment Date, the Paying Agent will make distributions to Noteholders.  The types of permitted investments in which Note Payment Account funds may be invested are specified in the Sale and Servicing Agreement.  See "Servicing
and Administration of the Trust-Trust Account."

Trust Expense Fees

         Trust Expense Fees are payable out of the interest payments on each Mortgage Loan and will vary from Mortgage Loan to
Mortgage Loan.  Trust Expense Fees accrue at an annual expense fee rate, referred to as the "Trust Expense Fee Rate," calculated on the Scheduled Principal Balance of each Mortgage Loan.  With respect to each Mortgage Loan, the "Trust Expense Fee Rate" will be equal to the sum of the related Servicing Fee Rate and the Master Servicing Fee Rate.

Voting Rights

         Voting rights under the Sale and Servicing Agreement will be allocated as follows:

         o    97% to the Classes of Notes (other than the Class A-X Notes) in proportion to their respective outstanding Note Principal
              Amounts;

         o    1% to the holders of the Class A-X Notes in proportion to their respective outstanding notional amounts; and

         o    2% to the holders of the Ownership Certificates, in proportion to their percentage interests.

Amendment

         The Sale and Servicing Agreement may be amended by the Depositor, the Seller, Thornburg, the Master Servicer, the Securities
Administrator, the Indenture Trustee and the holders of the Ownership Certificates without the consent of the holders of the Notes, for any of the purposes set forth under "The Agreements-Amendment of Agreement" in the prospectus.  In addition, the Sale and
Servicing Agreement may be amended by the Depositor, the Seller, Thornburg, the Master Servicer, the Securities Administrator, the
Indenture Trustee and the holders of a majority in interest of the Ownership Certificates, with the consent of the holders of a majority in interest of each Class of affected Notes, for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of the Sale and Servicing Agreement or of modifying in any manner the rights of the holders of any
Class of Notes.  However, in no event, may any amendment:

         o    reduce in any manner the amount of, or delay the timing of, distributions required to be made on any Class of Offered Notes without the consent of the holders of all the affected Notes; or

         o    affect adversely in any material respect the interests of the holders of any Class of Offered Notes in a manner other than as described in the clause above, without the consent of the holders of that Class evidencing percentage interests aggregating at least 66 2/3%; or

         o    reduce the aforesaid percentages of the aggregate outstanding principal amounts of the Offered Notes, the holders of which are required to consent to any such amendment, without the consent of the holders of all those Notes.

Events of Default

         An event of default with respect to the Master Servicer will consist, among other things, of:

         o    any failure by the Master Servicer to make an advance and any other failure by the Master Servicer to deposit in the
              Collection Account any deposit required to be made by it under the terms of the Sale and Servicing Agreement or to remit to the Securities Administrator any payment which continues unremedied for three business days following written notice to the Master Servicer; or

         o    any failure by the Master Servicer to observe or perform in any material respect any other of its covenants or agreements in the Sale and Servicing Agreement, which continues unremedied for 60 days (or such shorter period specified in the Sale and Servicing Agreement) after the date on which written notice of the failure is given to the Master Servicer; or

         o    insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, and certain actions by or on behalf of the Master Servicer indicating its insolvency or inability to pay its obligations.

Rights Upon Event of Default

         So long as an event of default under the Sale and Servicing Agreement remains unremedied, the Indenture Trustee may (and, pursuant to the Sale and Servicing Agreement, if so directed by holders of Notes evidencing not less than 51% of the voting rights, shall) terminate all of the rights and obligations of the Master Servicer in its capacity as Master Servicer of the Mortgage Loans, as provided in the Sale and Servicing Agreement.  If this occurs, the Indenture Trustee will succeed to, or appoint a successor to succeed to, all of the responsibilities and duties of the Master Servicer under the Sale and Servicing Agreement, including the obligation to make advances.

         In addition, Thornburg, as a Servicer of a substantial portion of the Mortgage Loans will have certain rights with respect to the Sale and Servicing Agreement in respect of the Master Servicer, including the option, but not the obligation, to become the successor Master Servicer and the right to consent to the selection of a new master servicer in the event of a default by Wells Fargo
Bank.  If Wells Fargo Bank is terminated as Master Servicer under the Sale and Servicing Agreement, it will also resign in its capacities as Securities Administrator and Paying Agent.

         No assurance can be given that termination of the rights and obligations of the Master Servicer under the Sale and Servicing
Agreement would not adversely affect the servicing of the Mortgage Loans, including the loss and delinquency experience of the
Mortgage Loans.

         No Noteholder, solely by virtue of its status as a holder of a Note, will have any right under the Sale and Servicing
Agreement to institute any proceeding with respect to termination of the Master Servicer, unless the holder previously has given to the Indenture Trustee written notice of the Master Servicer's default and Noteholders having not less than 51% of the voting rights agree to the termination and have offered an indemnity reasonably acceptable to the Indenture Trustee.

                             The Trust Agreement, the Indenture and the Administration Agreement

General

         The Notes will be issued pursuant to the Indenture.  Notes in certificated form will be transferable and exchangeable at the
Corporate Trust Office of the Securities Administrator, which will serve as Note Registrar and Paying Agent.  The Securities
Administrator will provide to a prospective or actual Noteholder, without charge, upon request, an electronic copy (without exhibits)
of the Indenture, the Trust Agreement and the Sale and Servicing Agreement.  Such requests should be made by calling the Securities
Administrator's customer service desk and indicating such.

         The following summary describes certain terms of the Trust Agreement, the Indenture and the Administration Agreement.  The
summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of such agreements.

Certain Matters under the Agreements

Duties of the Owner Trustee

         The Owner Trustee will be required to discharge (or cause to be discharged) all of its responsibilities pursuant to the terms of the Trust Agreement and any other document or agreement to which the Owner Trustee is a party and will administer the  Trust in the interest of the Certificateholder, in accordance with the provisions of the Trust Agreement.  As described under "Description of the Trust" above and "-Administration" below, the Securities Administrator and the Depositor will perform on behalf of the Owner
Trustee and the Trust certain administrative functions required under the Trust Agreement, the Indenture and the Sale and Servicing
Agreement

         Wilmington Trust Company, in its individual capacity, may be held liable for its own willful misconduct, gross negligence or bad faith in performing its duties as Owner Trustee; provided, however, that Wilmington Trust Company will not be liable for any error of judgment made in good faith by an officer of the Owner Trustee or with respect to any action taken or omitted to be taken by the Owner Trustee in accordance with the instructions of a majority in interest of the Certificateholders.  Wilmington Trust Company
is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of the Owner
Trustee's duties under the Trust Agreement or any other document or agreement to which the Trust or the Owner Trustee is a party, or in the exercise of any of the Owner Trustee's rights or powers, if Wilmington Trust Company has reasonable grounds for believing that repayment of those funds or adequate indemnity against risk or liability is not reasonably assured or provided to it.

Expenses and Indemnities of the Owner Trustee

         The Owner Trustee will be entitled to reimbursement of all reasonable expenses incurred by it in accordance with the Trust
Agreement.  Such reimbursement will be paid from amounts allocable to interest and principal on the Mortgage Loans, prior to payment of any amounts to Noteholders.  The Owner Trustee will also be entitled to indemnification from the Trust for any claim, loss, liability or expense incurred by it in connection with the administration of the Trust and the performance of its duties under the
Trust Agreement or any other document or agreement to which the Trust or the Owner Trustee is a party, except to the extent that any such claim, loss, liability or expense arises out of or results from Wilmington Trust Company's own willful misconduct, fraud or gross negligence or results from any of the other circumstances that are specified in the Trust Agreement.  Any amounts payable in connection with such indemnification will be paid from the Certificate Distribution Account prior to payment of any amounts distributable to the holders of Ownership Certificates under the Sale and Servicing Agreement.

Resignation or Removal of Owner Trustee

         The Owner Trustee may, upon 30 days' advance written notice to the Depositor, the Certificateholders and the Indenture
Trustee, resign at any time, in which event the Depositor will appoint a successor Owner Trustee that satisfies the eligibility requirements provided in the Trust Agreement.  The Owner Trustee may also be removed at any time by the Depositor if (a) the Owner
Trustee ceases to be eligible to continue to act as Owner Trustee under the Trust Agreement, (b) the Owner Trustee is legally unable to act or is adjudged bankrupt or insolvent or (c) a receiver or other public officer takes charge of the Owner Trustee or its property.  If the Owner Trustee is removed the Depositor will promptly appoint a successor Owner Trustee.  If a successor Owner
Trustee does not take office within 30 days after the retiring Owner Trustee resigns or is removed, the retiring Owner Trustee may petition any court of competent jurisdiction for appointment of a successor Owner Trustee.

         Any resignation or removal of the Owner Trustee and appointment of a successor Owner Trustee will not become effective until acceptance of the appointment by the successor Owner Trustee, whereupon the Securities Administrator will provide notice of such resignation and appointment to the Certificateholders, the Indenture Trustee, the Noteholders and the Rating Agencies.

         Any fees and expenses owed to the retiring Owner Trustee in connection with such resignation or removal will be paid as described above under "-Expenses and Indemnities of the Owner Trustee."

Duties of the Indenture Trustee

         If no event of default under the Indenture (each, an Indenture Default) has occurred, the Indenture Trustee will be required to perform only those duties specifically required of it under the Indenture and the Sale and Servicing Agreement.  As described under "-Administration" below, the Securities Administrator will perform certain administrative functions required under the
Indenture and the Sale and Servicing Agreement.

         Upon receipt of the various certificates, statements and opinions required to be furnished to it, the Indenture Trustee will be required to examine them to determine whether they are in the form required by the Indenture; however, the Indenture Trustee will not be responsible for the accuracy or content of any certificates, statements or opinions furnished to it by the Trust, the
Depositor, the Securities Administrator, the Master Servicer or any other party and, in the absence of bad faith on its part, may conclusively rely on such certificates, statements and opinions.

         The Indenture Trustee may be held liable for its own negligent action or failure to act, or for its own willful misconduct;
provided, however, that the Indenture Trustee will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Noteholders in the event of an Indenture Default, and the
Indenture Trustee will not be deemed to have notice of any Indenture Default unless an officer of the Indenture Trustee has actual knowledge of the Indenture Default or written notice of an Indenture Default is received by the Indenture Trustee at its Corporate
Trust Office.  See "-Events of Default under the Indenture" below.  The Indenture Trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the Indenture, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against risk or liability is not reasonably assured to it.

Events of Default under the Indenture

         An Indenture Default will generally consist of: (1) a default for one month or more in the payment of any Current Interest due on any Class of Notes then outstanding; (2) a default in the payment of the entire principal of any Note when the same becomes due and payable under the Indenture or on the applicable Maturity Date; (3) a default in the observance or performance of any covenant or agreement of the Trust made in the Indenture and the continuation of any such default for a period of 60 days after notice thereof is given to the Issuer by the Indenture Trustee or to the Issuer and the Indenture Trustee by the holders of at least
25% of the outstanding Notes, as provided in the Indenture; (4) any representation or warranty made by the Trust in the Indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in a material respect when made, and such breach not having been cured within 60 days after notice thereof is given to the Owner Trustee as provided in the Indenture; (5)
transfer of any Class of the Retained Notes and/or the Ownership Certificates separately rather than as a unit such that the Trust is subject to corporate federal income tax; or (6) certain events of bankruptcy, insolvency, receivership or liquidation of the Trust.

         If an Indenture Default occurs and is continuing, the Indenture Trustee or holders of a majority by Class Principal Amount of the Priority Class or Priority Classes of Notes then outstanding may declare the principal of the Notes to be immediately due and payable.  Such declaration may, under certain circumstances, be rescinded by the holders of a majority by Class Principal Amount of such Priority Class or Priority Classes of Notes.  The "Priority Class" is the Class or Classes of Notes then outstanding having the highest priority of payment of interest.

         If the Notes are declared immediately due and payable following an Indenture Default, the Indenture Trustee may, as
directed, institute proceedings to collect amounts due or foreclose on collateral pledged to secure the Notes, exercise remedies as a secured party, sell the assets of the Trust Estate pledged to secure the Notes, or elect to maintain possession of such assets and continue to apply collections on such assets as if there had been no declaration of acceleration.  However, the Indenture Trustee is prohibited from selling the assets of the Trust Estate following an Indenture Default, other than a default in the payment of any principal of or a default for one month or more in the payment of any interest on, any Class of Notes, unless (1) the holders of all outstanding Notes consent to such sale, (2) the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on such outstanding Notes at the date of such sale after payment of all expenses of the Trust, or (3) the Indenture Trustee determines that the proceeds of the Trust Estate and the other property of the Trust would not be sufficient on an ongoing basis to make all payments on the Notes as such payments would have become due if such obligations had not been declared due and payable, and the Indenture Trustee obtains the consent of the holders of 66 2/3% of the aggregate outstanding amount of the Notes (excluding the notional amount of the Class A-X Notes).  In making any determination under (2) and (3) above, the Indenture Trustee may obtain (at the expense of the Trust) and rely upon an opinion or advice of an investment advisor, investment banking firm or accounting firm.

         If the collateral securing the Notes is sold following an Indenture Default, proceeds of such sale, after deduction of the expenses of such sale, will be applied in the order of priority provided in the Indenture.

         If an Indenture Default occurs and is continuing, the Indenture Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of the Notes, if the Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities that might be incurred by it in complying with such request.  Subject to the provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority in principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the Indenture Trustee, and the holders of a majority in principal amount of the
Notes then outstanding may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Notes.

         Except as described above in the case of an Indenture Default, no Noteholder will have the right to institute any proceeding with respect to the Indenture, unless (1) such holder previously has given to the Indenture Trustee written notice of a continuing
Indenture Default, (2) the holders of not less than 25% in principal amount of the outstanding Notes have made written request to the
Indenture Trustee to institute such proceeding in its own name as the Indenture Trustee, (3) such holder or holders have offered the
Indenture Trustee reasonable indemnity, (4) the Indenture Trustee has, for 60 days after receipt of such notice, request and offer of indemnity, failed to institute such proceeding and (5) no direction inconsistent with such written request has been given to the
Indenture Trustee during such 60-day period by the holders of a majority in principal amount of such outstanding Notes.

         In addition, the Indenture Trustee and the Noteholders, by accepting the Notes, will covenant that they will not at any time institute against the Trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

         None of the Indenture Trustee, the Master Servicer, the Securities Administrator or the Owner Trustee in their respective individual capacities, or the Certificateholders, or any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will be personally liable for the payment of the principal of or interest on the Notes or for the agreements of the Trust contained in the Indenture.

Expenses and Indemnities of the Indenture Trustee

         The Indenture Trustee will be entitled to reimbursement of all reasonable expenses incurred by it and any disbursements or advances made by it in accordance with the Indenture or the Sale and Servicing Agreement, except for expenses incurred or any disbursements and advances made by it in the routine administration of its duties under the Indenture and the Sale and Servicing
Agreement and except for any expenses arising from its negligence, bad faith or willful misconduct.  The Indenture Trustee will also be entitled to indemnification from the Trust for any claim, loss, liability or expense, including reasonable attorneys' fees, incurred by it in connection with the administration of the Trust and the performance of its duties under the Indenture, the Sale and
Servicing Agreement or any other document or agreement to which the Indenture Trustee is a party, except as a result of its negligence, bad faith or wilfull misconduct.

         The Indenture Trustee will be entitled to reimbursement for its expenses and indemnification amounts as described above from amounts allocable to interest and principal on the Mortgage Loans, prior to payment of any amounts to Noteholders.

Resignation or Removal of Indenture Trustee

         The Indenture Trustee may, upon 90 days' advance written notice to the Depositor, the Trust, each Noteholder and each Rating
Agency, resign at any time, in which event the Trust will appoint a successor Indenture Trustee that satisfies the eligibility requirements provided in the Indenture.  The Indenture Trustee may also be removed at any time by the Trust if (a) the Indenture
Trustee ceases to be eligible to continue to act as Indenture Trustee under the Indenture; (b) the Indenture Trustee is adjudged bankrupt or insolvent; (c) a receiver or other public officer takes charge of the Indenture Trustee or its property; or (d) the
Indenture Trustee otherwise becomes incapable of acting.  If the Indenture Trustee is removed, the Trust will promptly appoint a successor Indenture Trustee.  If a successor Indenture Trustee does not take office within 30 days after the retiring Indenture
Trustee resigns or is removed, the retiring Indenture Trustee, the Trust or the holders of at least 51% of the aggregate Class
Principal Amount of the outstanding Notes may petition any court of competent jurisdiction for appointment of a successor Indenture
Trustee.

         Any resignation or removal of the Indenture Trustee and appointment of a successor Indenture Trustee will not become effective until acceptance of the appointment by the successor Indenture Trustee, whereupon the successor Indenture Trustee will mail notice of its succession to all Noteholders.  The predecessor Indenture Trustee will be required to transfer all property held by it as Indenture Trustee to the successor Indenture Trustee.

         Any fees and expenses owed to the retiring Indenture Trustee in connection with such resignation or removal will be paid as described above under "Expenses and Indemnities of the Indenture Trustee."

Purchase of the Notes and Redemption

         The Notes are subject to purchase under the circumstances described under "Description of the Notes Mandatory Auction of the
Offered Notes" and "-Optional Notes Purchase Right" and the Notes are subject to redemption under the circumstances described under
"Description of the Notes--Optional Termination of the Trust."

         The Indenture will be discharged upon the delivery to the Note Registrar for cancellation of all Notes or, with certain limitations, upon deposit with the Securities Administrator, as Paying Agent, of funds sufficient for the payment in full of all the
Notes.  Upon the payment in full of all outstanding Notes and the discharge of the Indenture, the Owner Trustee will succeed to all the rights of the Indenture Trustee, the Master Servicer and the Securities Administrator, and the Certificateholders will succeed to all the rights of the Noteholders pursuant to the Sale and Servicing Agreement.

Administration

         The Securities Administrator or the Depositor will agree, to the extent provided in the Sale and Servicing Agreement and the
Administration Agreement, to provide certain notices and to perform certain other administrative obligations required to be performed by the Trust, the Indenture Trustee and the Owner Trustee under the Sale and Servicing Agreement, the Indenture and the Trust
Agreement.  Neither the Securities Administrator nor the Depositor will receive additional compensation for their services under the
Administration Agreement.

Amendment

         Generally, the Trust Agreement, the Indenture and the Administration Agreement are subject to amendment by the parties thereto under conditions similar to those described under "The Sale and Servicing Agreement and the Mortgage Loan Purchase Agreement"
above.  Any amendment of the provisions of the Indenture will take the form of a supplemental indenture.  In addition, the Trust and the Indenture Trustee may enter into supplemental indentures, without obtaining the consent of the Noteholders, for the purpose of correcting or amplifying the description of the Trust Estate subject to the Indenture, correcting errors, ambiguities or inconsistencies with the disclosure in the offering documents, evidencing the succession of a successor to the Trust, adding to the covenants of the Trust or surrendering any power conferred upon the Trust under the Indenture, or conveying or pledging any property to the Indenture Trustee.

                                         Yield, Prepayment and Maturity Considerations

General

         The effective yields to the holders of the Notes will be lower than the yields otherwise produced by the applicable rate at which interest is passed through to such holders and the purchase price of such Notes because monthly distributions will not be payable to such holders until generally the 25th day of the month following the month in which interest accrues on the Mortgage
Loans, without any additional distribution of interest or earnings on the distributions in respect of the delay.

         Delinquencies on the Mortgage Loans which are not advanced by the Servicers, the Master Servicer or the Indenture Trustee as
successor Master Servicer, as the case may be, because amounts, if advanced, would be nonrecoverable, will adversely affect the yield on the Notes.  Because of the priority of distributions, shortfalls resulting from delinquencies not so advanced will be borne first by the Subordinate Notes in the reverse order of their numerical Class designations, and then by the related Offered Notes.  If, as a result of these shortfalls, the aggregate of the Class Principal Amounts of all Classes of Notes following all distributions and the allocation of Realized Losses on a Payment Date exceeds the aggregate of the Scheduled Principal Balances of the Mortgage Loans as of
the first day of the month of that Payment Date plus any amounts on deposit in the Reserve Fund, the Class Principal Amount of the
Class of Subordinate Notes then outstanding with the highest numerical Class designation will be reduced by the amount of the excess.
This will reduce the level of subordination and, if the Class Principal Amounts of the Subordinate Notes have been reduced to zero, the amounts available to distribute to the Offered Notes and may cause reductions in the Class Principal Amounts of the Offered Notes.

         Prepayment Interest Shortfalls and Relief Act Reductions may adversely affect the yields on the Offered Notes.  In addition, all Realized Losses initially will be borne by the Subordinate Notes, in the reverse order of their numerical Class designations and then by the Offered Notes in the manner set forth under "Description of the Notes-Allocation of Realized Losses" and "-Subordination
of the Subordinate Notes" in this prospectus supplement.  As a result, the yields on the Offered Notes will depend on the rate and timing of Realized Losses on the Mortgage Loans.

Prepayment Considerations and Risks

         The rate of principal payments on the Offered Notes, the aggregate amount of distributions on the Offered Notes and the yields to maturity of the Offered Notes will be related primarily to the rate and timing of principal payments on the Mortgage Loans in the related Mortgage Loan Group, and to a lesser extent (if at all) by the rate of principal payments on the Mortgage Loans in the unrelated Mortgage Loan Groups, in the case of the Offered Notes, and in all Mortgage Loan Groups, in the case of the Class A-X Notes and the Subordinate Notes.  The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans, including negative amortization Mortgage Loans and Interest-Only Mortgage Loans and by the rate of principal prepayments, including for this purpose prepayments resulting from refinancing, liquidations of the Mortgage Loans due to defaults, casualties, condemnations and repurchases due to breaches of certain representations and warranties and purchases by
Thornburg Mortgage, Inc., Thornburg or the Seller.  The Mortgage Loans may be prepaid by the Mortgagors at any time.  The Mortgage
Loans are subject to the "due-on-sale" provisions included therein.  See "Description of the Mortgage Loan Groups" in this prospectus supplement.

         The rate of principal payments, including prepayments, on pools of Mortgage Loans may vary significantly over time and may be influenced by a variety of economic, geographic, demographic, social, tax, legal and other factors, including the credit quality of the Mortgage Loans.  In general, if prevailing interest rates were to fall significantly below the Mortgage Rates, the Mortgage
Loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the Mortgage Rates, because the Mortgagors may seek to "lock in" a lower Mortgage Rate.  Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on the Mortgage Loans would generally be expected to decrease.  Other factors affecting prepayment of the Mortgage Loans include such factors as changes in Mortgagors' housing needs, job transfers, unemployment,
Mortgagors' net equity in the Mortgaged Properties, changes in the values of Mortgaged Properties, mortgage market interest rates and servicing decisions, as well as the characteristics of the Mortgage Loans as described under "Description of the Mortgage Loan
Groups" in this prospectus supplement.  The existence of a Periodic Rate Cap on some of the Mortgage Loans also may affect the likelihood of prepayments in either a rising or falling interest rate environment.

         In addition, the rate of principal prepayments may also be influenced by programs offered by Mortgage Loan Originators,
Servicers and brokers (including the Servicers and their affiliates). In particular, Thornburg and its affiliates may solicit borrowers using general and targeted solicitations (which may be based on Mortgage Loan characteristics including, but not limited to, interest rate, payment history or geographic location) and solicitations to borrowers whom Thornburg or its affiliates believe may be considering refinancing their Mortgage Loans.

         The particular features of the Mortgage Loans may affect the prepayment experience.  The interest-only feature of some of the Mortgage Loans may reduce the perceived benefits of refinancing to take advantage of lower market rates of interest or to avoid adjustments in the Mortgage Rates.  However, as a Mortgage Loan nears the end of its interest-only period, the Mortgagor may be more likely to refinance the Mortgage Loan, even if market rates are only slightly less than the Mortgage Rate in order to avoid the increase in the monthly payments to amortize the Mortgage Loan over its remaining life.  No assurances can be given as to the rate of prepayments on the Mortgage Loans in stable or changing interest rate environments.

         The negative amortization feature of substantially all of the Group 1 Mortgage Loans may affect the yield on the related
Group 1 Notes.  As a result of the negative amortization of the Group 1 Mortgage Loans, the outstanding principal balance of a Group
1 Mortgage Loan will increase by the amount of Deferred Interest as described in this prospectus supplement under "Description of the
Mortgage Loan Groups-General."  During periods in which the outstanding principal balance of a Group 1 Mortgage Loan is increasing due to the addition of Deferred Interest thereto, such increasing principal balance of that Group 1 Mortgage Loan may approach or exceed the value of the related Mortgage Property, thus increasing the likelihood of defaults as well as the amount of any loss experience with respect to any such Group 1 Mortgage Loan that is required to be liquidated.  Furthermore, each Group 1 Mortgage Loan provides for the payment of any remaining unamortized principal balance of such Mortgage Loan (due to the addition of Deferred
Interest, if any, to the principal balance of such Group 1 Mortgage Loan) in a single payment at the maturity of the Mortgage Loan.
Because the mortgagors may be required to make a larger single payment upon maturity, it is possible that the default risk associated with the Group 1 Mortgage Loan is greater than that associated with fully amortizing mortgage loans.

         In addition, because the Mortgage Rate on the Group 1 Mortgage Loans adjust, after their initial fixed rate periods, at a different time than the monthly payments thereon and the Payment Caps may limit the amount by which the monthly payments may adjust, the amount of a monthly payment may be more or less than the amount necessary to fully amortize the principal balance of the Group 1
Mortgage Loans over its then remaining term at the applicable Mortgage Rate.  Accordingly, the Group 1 Mortgage Loans may be subject to reduced amortization (if the monthly payment due on a due date is sufficient to pay interest accrued during the related Accrual
Period at the applicable Mortgage Rate but its not sufficient to reduce principal in accordance with a fully amortizing schedule); or
accelerated amortization (if the monthly payment due on a due date is greater than the amount necessary to pay interest accrued during the related Accrual Period at the applicable Mortgage Rate and to reduce principal in accordance with a fully amortizing schedule).  In the event the monthly payment is not sufficient to pay interest accrued on the Group 1 Mortgage Loan at the applicable
Mortgage Rate, Deferred Interest will be added to the principal balance of such Group 1 Mortgage Loan and, if such Deferred Interest is not offset by subsequent accelerated amortization, it may result in a final lump sum payment at maturity greater than, and potentially substantially greater than, the monthly payment due on the immediately preceding due date.

         Approximately 79.02%, 13.40%, 11.91% and 14.89% of the Group 1 Mortgage Loans, Group 2 Mortgage Loans, Group 3 Mortgage
Loans and Group 4 Mortgage Loans, respectively, provide for payment by the borrower of a prepayment premium during the first three months to five years after the date of origination.  These prepayment penalty payments may have the effect of reducing the amount or the likelihood of prepayments on the Mortgage Loans with prepayment penalty premiums during the applicable penalty period.  The amount of any prepayment penalty payments will not be included in the Available Funds and will not be available to make distributions on the Notes.

         Approximately 11.92%, 94.37%, 94.70% and 94.61% of the Group 1 Mortgage Loans, Group 2 Mortgage Loans, Group 3 Mortgage
Loans and Group 4 Mortgage Loans, respectively, do not provide for monthly payments of principal for the three to ten years following origination.  Instead, only monthly payments of interest are due during that period.  Other considerations aside, borrowers may be disinclined to prepay the Interest-Only Mortgage Loans during such interest-only period.  In addition, because no principal is due on these Mortgage Loans during the interest-only period, the Class Principal Amounts of the related Notes will amortize at a slower rate during that period than would otherwise be the case.  Thereafter, when the monthly payments on the Interest-Only Mortgage Loans are recalculated to provide for amortization of the related principal balances by the applicable maturity dates of those loans and payment of interest at the then-current related Mortgage Rates, principal payments on the related Notes are expected to increase correspondingly, and, in any case, the related Notes will amortize at a faster rate than if payments on the Mortgage Loans were initially calculated on the basis of a thirty-year or other applicable amortization schedule.  Notwithstanding the foregoing, no assurance can be given as to any prepayment rate on the Interest-Only Mortgage Loans.

         The Mortgage Rates on approximately 0.11%, 6.48%, 1.07% and 1.00% of the Group 1 Mortgage Loans, Group 2 Mortgage Loans,
Group 3 Mortgage Loans and Group 4 Mortgage Loans, respectively, can be converted to fixed rates and the Mortgage Rates on approximately 0.05%, 28.80%, 13.01% and 17.68% of the Group 1 Mortgage Loans, Group 2 Mortgage Loans, Group 3 Mortgage Loans and
Group 4 Mortgage Loans, respectively, can be modified to any hybrid or adjustable rate product offered by Thornburg, including conversion to a different Index or a different hybrid structure.  The conversion or modification features may be exercised more often during periods of rising interest rates as borrowers attempt to limit their exposure to higher interest rates.  If interest rates were to fall significantly, Adjustable Rate Mortgage Loans could be subject to higher prepayment rates than if interest rates were to remain constant because the availability of fixed rate Mortgage Loans at competitive interest rates may encourage borrowers to exercise their options to convert the adjustable Mortgage Rates to fixed Mortgage Rates on such Mortgage Loans or prepay such
Mortgage Loans.  Thornburg Mortgage, Inc. has the obligation to purchase any Mortgage Loan for which the borrower elects to convert its interest rate to a fixed interest rate or modify any Adjustable Rate Mortgage Loan or Hybrid Mortgage Loan in accordance with the terms of the related mortgage note.  In addition, the Seller has the option, but not the obligation, to modify any Mortgage Loan for which the borrower has requested a modification that is not then permitted under the related mortgage note so long as the Seller repurchases such Mortgage Loans from the Trust prior to making any such modification.  As a result of any borrower's exercise of a conversion or modification option, the Mortgage Loans may experience prepayments or, if not purchased by Thornburg Mortgage, Inc., the Trust may include fixed rate Mortgage Loans, and the Interest Rate for the Notes will not reflect corresponding changes in interest as they might otherwise.

         From time to time, areas of the United States may be affected by flooding, severe storms, landslides, wildfires, earthquakes or other natural disasters. Under the Sale Agreement, Thornburg will represent and warrant that as of the Closing Date each Mortgaged
Property was free of material damage. In the event of an uncured breach of this representation and warranty that materially and adversely affects the interests of Noteholders, Thornburg will be required to repurchase the affected Mortgage Loan or substitute another Mortgage Loan therefor.  If any damage caused by flooding, storms, wildfires, landslides or earthquakes (or other cause)
occurs after the Closing Date, Thornburg will not have any repurchase obligation. In addition, the standard hazard policies covering the Mortgaged Properties generally do not cover damage caused by earthquakes, flooding and landslides, and earthquake, flood or landslide insurance may not have been obtained with respect to such Mortgaged Properties.  As a consequence, Realized Losses could result.  To the extent that the Insurance Proceeds received with respect to any damaged Mortgaged Properties are not applied to the restoration thereof, the proceeds will be used to prepay the related Mortgage Loans in whole or in part.  Any repurchases or repayments of the Mortgage Loans may reduce the weighted average lives of the Offered Notes and will reduce the yields on the Offered
Notes to the extent they are purchased at a premium.

         The rate of prepayment may affect the Interest Rates on the Offered Notes.  Mortgage loans with higher Mortgage Rates may prepay at faster rates than Mortgage Loans with relatively lower Mortgage Rates in response to a given change in market interest rates.  Any such disproportionate rate of prepayments may adversely affect the Interest Rates on the related Notes.  In addition, differences in the rates of prepayments or of Realized Losses as among the Mortgage Loan Groups may adversely affect the Interest
Rates on the Notes by reducing the related Available Funds Cap Rate used to determine those Interest Rates.  Due to the different types of Mortgage Loans comprising the three Mortgage Loan Groups, such different experience is likely to occur.

         Prepayments, liquidations and purchases of the Mortgage Loans, including any purchase of a defaulted Mortgage Loan and any optional repurchase of the remaining Mortgage Loans in connection with the termination of the Trust, in each case as described in this prospectus supplement, will result in distributions on the Offered Notes of principal amounts which would otherwise be distributed over the remaining terms of the Mortgage Loans.  The rate of defaults on the Mortgage Loans will also affect the rate and timing of principal payments on the Mortgage Loans.  In general, defaults on Mortgage Loans are expected to occur with greater frequency in their early years.  Since the rate of payment of principal on the Mortgage Loans will depend on future events and a variety of other factors, no assurance can be given as to that rate or the rate of principal prepayments.  The extent to which the yield to maturity of a Class of Offered Notes may vary from the anticipated yield will depend upon the degree to which that Offered
Note is purchased at a discount or premium, and the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the related Mortgage Loans.  Further, an investor should consider the risk that, in the case of any
Notes purchased at a discount, a slower than anticipated rate of principal payments, including prepayments, on the related Mortgage
Loans could result in an actual yield to that investor that is lower than the anticipated yield and, in the case of any Notes purchased at a premium, a faster than anticipated rate of principal payments on the related Mortgage Loans could result in an actual yield to that investor that is lower than the anticipated yield.

         The yields on the Offered Notes will be affected by the level of one-month LIBOR and by the Mortgage Rates of the Mortgage
Loans from time to time as described under "Risk Factors-The yield on the notes may be affected by changes in interest rates."

         The timing of changes in the rate of prepayments on the Mortgage Loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments is consistent with an investor's expectation.  In general, the earlier a prepayment of principal on the Mortgage Loans occurs, the greater the effect on an investor's yield to maturity.  The effect on an investor's yield as a result of principal payments occurring at a rate higher or lower than the rate anticipated by the investor during the period immediately following the issuance of the Offered Notes may not be offset by a subsequent like decrease or increase in the rate of principal payments.

Weighted Average Life

         Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution to the investor of each dollar distributed in reduction of principal of such security (assuming no losses).  The weighted average lives of the Offered Notes will be influenced by, among other things, the rate at which principal of the related
Mortgage Loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations applied in reduction of the
Class Principal Amounts of the Offered Notes.  Because it is expected that there will be prepayments and defaults on the Mortgage
Loans, the actual weighted average lives of the Classes of Offered Notes are expected to vary substantially from the weighted average remaining terms to stated maturity of the Mortgage Loans as set forth under "The Mortgage Loan Groups" in this prospectus supplement.

         In general, the weighted average lives of the Offered Notes will be shortened if the level of prepayments of principal of the Mortgage Loans increases, including any optional repurchase of remaining Mortgage Loans in connection with the termination of the
Trust.  However, the weighted average lives of the Offered Notes will depend upon a variety of other factors, including the timing of changes in the rate of principal payments and the priority sequence of distributions of principal of the Classes of Notes.  In addition, the weighted average lives of the Offered Notes will be shortened if the Optional Notes Purchase Right is exercised.

         The interaction of the foregoing factors may have different effects on the various Classes of Offered Notes and the effects on any Class may vary at different times during the life of that Class.  Accordingly, no assurance can be given as to the weighted average life of any Class of Offered Notes.  Further, to the extent that the prices of the Offered Notes represent discounts or premiums to their respective original Class Principal Amounts, variability in the weighted average lives of the Classes of Offered
Notes will result in variability in the related yields to maturity.

Structuring Assumptions

         Prepayments on Mortgage Loans are commonly measured relative to a constant prepayment standard or model. The model used in this prospectus supplement for the Mortgage Loans is CPR, which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of the Mortgage Loans for the life of such Mortgage Loans.

         CPR does not purport to be either a historical description of the prepayment experience of the Mortgage Loans or a prediction of the anticipated rate of prepayment of any Mortgage Loans, including the Mortgage Loans to be included in the Trust Fund.

         The tables set forth on pages S-98 to S-100 to this prospectus supplement were prepared based on the following modeling assumptions:

         o    Each Mortgage Loan Group consists of Mortgage Loans which have the characteristics set forth in the table below.

         o    Distributions on the Notes are received, in cash, on the 25th day of each month, commencing in August 2007.

         o    No defaults or delinquencies occur in the payment by borrowers of principal and interest on the Mortgage Loans and no
              Prepayment Interest Shortfalls or Relief Act Reductions are incurred.

         o    No Mortgage Loan is purchased by Thornburg, the Seller or Thornburg Mortgage, Inc. from the Trust pursuant to any obligation or option under the Sale and Servicing Agreement (other than an optional termination as described below).

         o    Scheduled monthly payments on the Mortgage Loans are received on the first day of each month commencing in July 2007 and are computed prior to giving effect to any prepayments received in the prior month.

         o    Prepayments occur at the rates of CPR indicated in the tables, representing payment in full of individual Mortgage Loans, and are received on the last day of each month commencing in June 2007 and include 30 days' interest.

         o    The scheduled monthly payment for each Mortgage Loan is calculated based on its principal balance, Mortgage Rate and remaining term to maturity such that the Mortgage Loan will amortize in amounts sufficient to repay the remaining principal balance of the Mortgage Loan by its remaining term to maturity (taking into account any interest-only period)
              and in the case of Group 1 Mortgage Loans on the fifth, seventh or tenth payment adjustment date of such Mortgage Loans, and every fifth, seventh or tenth payment adjustment date thereafter, the monthly payment due on that Group 1 Mortgage
              Loan will be recast without regard to the related payment cap in order to provide for the outstanding balance of the
              Group 1 Mortgage Loans to be paid in full in equal monthly installments at its maturity, if necessary.

         o    Interest accrues on each Note at the related Interest Rate as described under "Description of the Notes-Distribution of
              Interest-Interest Rates" in this prospectus supplement.

         o    The initial Class Principal Amount of each Class of Notes (other than the Class A-X Notes) is as set forth on page S-1 or as described in this prospectus supplement.

         o    The Master Servicer Fee Rate is equal to 0.010%.

         o    The 1-month LIBOR, 6-month LIBOR, 1-year LIBOR, 1-year CMT, 3-year CMT and 1-year MTA Indices remain constant at 5.32%,
              5.39%, 5.45%, 5.02%, 5.01% and 5.005%, respectively.

         o    No optional termination of the Trust will occur and no optional notes purchase right will be exercised, except that this assumption does not apply to the calculation of weighted average lives to optional termination or to the optional notes purchase right, respectively.

         o    The funds in the Group 3 Final Maturity Reserve Account will be distributed to the Group 3 Noteholders on the Payment Date in June 2037.

         o    The Notes are purchased on July 31, 2007.

         o    No Mortgage Loan converts to a fixed rate of interest or to another adjustable rate of interest.

         o    No Mortgage Loan is modified.

                                                               Assumed Mortgage Loan Characteristics
    Group 1 Mortgage Loans
                                                                     Weighted                     Weighted     Weighted      Weighted      Weighted                                                                         Weighted
                                                                      Average      Weighted        Average      Average      Average       Average                                                                         Average
                                                                      Current       Average       Adjusted      Original     Remaining     Remaining     Weighted     Weighted     Weighted     Weighted     Weighted      Months to        Rate
                                                                      Gross      Initial Trust       Trust       Term to      Term to      Interest      Average      Average       Average      Average      Average      Next Rate     Adjustment
                                                     Principal       Mortgage     Expense Rate      Expense     Maturity     Maturity      Only Term      Gross       Minimum       Initial     Periodic   Maximum Rate    Adjustment    Frequency
            Loan Type                  Index        Balance ($)      Rate (%)         (%)(1)      Rate (%)(2)    (months)     (months)      (months)     Margin (%)    Rate (%)      Cap (%)      Cap (%)        (%)           Date        (months)
_____________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________
        1 MO LIBOR NEGAM           1-Month LIBOR    217,482.26     7.6250000000    0.2600000000   0.2600000000      360          294            0       2.2500000000 2.2500000000    0.00000      0.00000   11.9500000000       1             1
        1 MO LIBOR NEGAM           1-Month LIBOR    895,731.72     8.1250000000    0.2600000000   0.2600000000      360          355            0       2.7500000000 2.7500000000    0.00000      0.00000   9.9500000000        1             1
       10/1 YR LIBOR NEGAM         1-Year LIBOR    1,477,707.79    7.3750000000    0.2600000000   0.2600000000      480          472           112      2.3750000000 2.3750000000    5.00000      2.00000   12.3750000000      112            12
       10/1 YR LIBOR NEGAM         1-Year LIBOR    1,007,372.44    6.6250000000    0.2600000000   0.2600000000      480          472           112      1.8750000000 1.8750000000    5.00000      2.00000   11.6250000000      112            12
       10/1 YR LIBOR NEGAM         1-Year LIBOR    4,010,329.23    7.5000000000    0.2600000000   0.2600000000      480          473           113      1.8750000000 2.5000000000    5.00000      2.00000   12.5000000000      113            12
       10/1 YR LIBOR NEGAM         1-Year LIBOR     706,202.05     6.0000000000    0.2600000000   0.2600000000      480          473           113      1.8750000000 1.8750000000    5.00000      2.00000   11.0000000000      113            12
       10/1 YR LIBOR NEGAM         1-Year LIBOR     427,057.66     6.7500000000    0.2600000000   0.3850000000      480          473           113      1.8750000000 1.8750000000    5.00000      2.00000   11.7500000000      113            12
       10/1 YR LIBOR NEGAM         1-Year LIBOR    5,742,092.85    7.6250000000    0.2600000000   0.2600000000      480          474           114      1.8750000000 1.8750000000    5.00000      2.00000   12.6250000000      114            12
       10/1 YR LIBOR NEGAM         1-Year LIBOR     756,662.42     7.2500000000    0.2600000000   0.2600000000      480          474           114      1.8750000000 1.8750000000    5.00000      2.00000   12.2500000000      114            12
       10/1 YR LIBOR NEGAM         1-Year LIBOR     602,122.32     5.8750000000    0.2600000000   0.2600000000      480          476           116      1.8750000000 1.8750000000    5.00000      2.00000   10.8750000000      116            12
       10/1 YR LIBOR NEGAM         1-Year LIBOR     659,137.59     6.8750000000    0.2600000000   0.2600000000      480          476           116      1.8750000000 1.8750000000    5.00000      2.00000   11.8750000000      116            12
       10/1 YR LIBOR NEGAM         1-Year LIBOR    1,103,216.01    5.7500000000    0.2600000000   0.2600000000      480          477           117      1.8750000000 1.8750000000    5.00000      2.00000   10.7500000000      117            12
       10/1 YR LIBOR NEGAM         1-Year LIBOR     882,548.61     6.6250000000    0.2600000000   0.2600000000      480          477           117      1.8750000000 1.8750000000    5.00000      2.00000   11.6250000000      117            12
       10/1 YR LIBOR NEGAM         1-Year LIBOR    1,526,688.16    6.8750000000    0.2600000000   0.2600000000      480          477           117      1.8750000000 1.8750000000    5.00000      2.00000   11.8750000000      117            12
       10/1 YR LIBOR NEGAM         1-Year LIBOR     463,385.75     6.2500000000    0.2600000000   0.2600000000      480          472           112      1.8750000000 1.8750000000    5.00000      2.00000   11.2500000000      112            12
       10/1 YR LIBOR NEGAM         1-Year LIBOR     646,638.36     6.3750000000    0.2600000000   0.2600000000      480          472           112      1.8750000000 1.8750000000    5.00000      2.00000   11.3750000000      112            12
       10/1 YR LIBOR NEGAM         1-Year LIBOR     805,896.86     6.5000000000    0.2600000000   0.2600000000      480          472           112      1.8750000000 1.8750000000    5.00000      2.00000   11.5000000000      112            12
       10/1 YR LIBOR NEGAM         1-Year LIBOR     214,634.84     6.7500000000    0.2600000000   0.3850000000      480          472           112      1.8750000000 1.8750000000    5.00000      2.00000   11.7500000000      112            12
       10/1 YR LIBOR NEGAM         1-Year LIBOR     529,426.66     5.7500000000    0.2600000000   0.2600000000      480          473           113      1.8750000000 1.8750000000    5.00000      2.00000   10.7500000000      113            12
       10/1 YR LIBOR NEGAM         1-Year LIBOR    3,075,989.24    7.0000000000    0.2600000000   0.2600000000      480          473           113      1.8750000000 1.8750000000    5.00000      2.00000   12.0000000000      113            12
       10/1 YR LIBOR NEGAM         1-Year LIBOR    2,086,259.16    6.2500000000    0.2600000000   0.2600000000      480          474           114      1.8750000000 1.8750000000    5.00000      2.00000   11.2500000000      114            12
       10/1 YR LIBOR NEGAM         1-Year LIBOR     499,805.32     6.3750000000    0.2600000000   0.2600000000      480          474           114      1.8750000000 1.8750000000    5.00000      2.00000   11.3750000000      114            12
       10/1 YR LIBOR NEGAM         1-Year LIBOR    2,759,686.57    6.6250000000    0.2600000000   0.2600000000      480          474           114      1.8750000000 1.8750000000    5.00000      2.00000   11.6250000000      114            12
       10/1 YR LIBOR NEGAM         1-Year LIBOR     528,649.99     6.7500000000    0.2600000000   0.2600000000      480          474           114      1.8750000000 1.8750000000    5.00000      2.00000   11.7500000000      114            12
       10/1 YR LIBOR NEGAM         1-Year LIBOR     193,632.08     6.5000000000    0.2600000000   0.3850000000      480          475           115      1.8750000000 1.8750000000    5.00000      2.00000   11.5000000000      115            12
       10/1 YR LIBOR NEGAM         1-Year LIBOR     801,166.67     6.3750000000    0.2600000000   0.2600000000      480          475           115      1.8750000000 1.8750000000    5.00000      2.00000   11.3750000000      115            12
       10/1 YR LIBOR NEGAM         1-Year LIBOR     553,236.51     7.0000000000    0.2600000000   0.2600000000      480          475           115      1.8750000000 1.8750000000    5.00000      2.00000   12.0000000000      115            12
       10/1 YR LIBOR NEGAM         1-Year LIBOR    1,757,436.66    6.5000000000    0.2600000000   0.2600000000      480          476           116      1.8750000000 1.8750000000    5.00000      2.00000   11.5000000000      116            12
       10/1 YR LIBOR NEGAM         1-Year LIBOR    1,116,528.79    6.6250000000    0.2600000000   0.2600000000      480          476           116      1.8750000000 1.8750000000    5.00000      2.00000   11.6250000000      116            12
       10/1 YR LIBOR NEGAM         1-Year LIBOR     717,851.44     6.7500000000    0.2600000000   0.2600000000      480          476           116      1.8750000000 1.8750000000    5.00000      2.00000   11.7500000000      116            12
       10/1 YR LIBOR NEGAM         1-Year LIBOR    1,081,062.98    6.8750000000    0.2600000000   0.3850000000      480          476           116      1.8750000000 1.8750000000    5.00000      2.00000   11.8750000000      116            12
       10/1 YR LIBOR NEGAM         1-Year LIBOR    4,796,982.22    7.8750000000    0.2600000000   0.2600000000      480          477           117      2.2500000000 2.2500000000    5.00000      2.00000   12.8750000000      117            12
       10/1 YR LIBOR NEGAM         1-Year LIBOR    2,141,639.74    6.7500000000    0.2600000000   0.2600000000      480          477           117      1.8750000000 1.8750000000    5.00000      2.00000   11.7500000000      117            12
       10/1 YR LIBOR NEGAM         1-Year LIBOR    1,355,940.77    7.0000000000    0.2600000000   0.2600000000      480          477           117      1.8750000000 1.8750000000    5.00000      2.00000   12.0000000000      117            12
       10/1 YR LIBOR NEGAM         1-Year LIBOR     570,664.17     6.6250000000    0.2600000000   0.2600000000      480          478           118      1.8750000000 1.8750000000    5.00000      2.00000   11.6250000000      118            12
       10/1 YR LIBOR NEGAM         1-Year LIBOR     802,339.54     6.3750000000    0.2600000000   0.2600000000      480          478           118      1.8750000000 1.8750000000    5.00000      2.00000   11.3750000000      118            12
       10/1 YR LIBOR NEGAM         1-Year LIBOR    1,654,825.77    6.6250000000    0.2600000000   0.2600000000      480          478           118      1.8750000000 1.8750000000    5.00000      2.00000   11.6250000000      118            12
         1 YR MTA NEGAM             1-Year MTA      979,472.06     7.8750000000    0.2600000000   0.2600000000      360          346            0       2.8500000000 2.8500000000    0.00000      0.00000   9.9500000000        1             1
         1 YR MTA NEGAM             1-Year MTA      992,039.83     6.8750000000    0.2600000000   0.2600000000      360          351            0       1.8750000000 1.8750000000    0.00000      0.00000   9.9500000000        1             1
         1 YR MTA NEGAM             1-Year MTA     2,828,649.73    7.6250000000    0.3850000000   0.3850000000      480          467            0       2.5500000000 2.5500000000    0.00000      0.00000   9.9500000000        1             1
         1 YR MTA NEGAM             1-Year MTA     2,676,052.13    8.0000000000    0.3850000000   0.3850000000      360          349            0       2.9500000000 2.9500000000    0.00000      0.00000   9.9500000000        1             1
         1 YR MTA NEGAM             1-Year MTA     3,944,153.17    8.0000000000    0.3850000000   0.3850000000      360          348            0       3.0250000000 3.0250000000    0.00000      0.00000   9.9500000000        1             1
         1 YR MTA NEGAM             1-Year MTA      480,419.43     7.3750000000    0.2600000000   0.2600000000      360          350            0       2.3750000000 2.3750000000    0.00000      0.00000   9.9500000000        1             1
         1 YR MTA NEGAM             1-Year MTA     2,949,266.02    8.5000000000    0.3850000000   0.3850000000      360          350            0       3.5250000000 3.5250000000    0.00000      0.00000   9.9500000000        1             1
         1 YR MTA NEGAM             1-Year MTA     8,608,423.16    8.3916627224    0.3850000000   0.3850000000      360          350            0       3.3899964501 3.3899964501    0.00000      0.00000   9.9500000000        1             1
         1 YR MTA NEGAM             1-Year MTA     4,183,351.77    7.6250000000    0.3850000000   0.3850000000      360          350            0       2.6000000000 2.6000000000    0.00000      0.00000   9.9500000000        1             1
         1 YR MTA NEGAM             1-Year MTA     3,039,477.20    8.1250000000    0.3850000000   0.3850000000      360          350            0       3.1000000000 3.1000000000    0.00000      0.00000   9.9500000000        1             1
         1 YR MTA NEGAM             1-Year MTA     7,124,467.68    9.0000000000    0.3850000000   0.3850000000      360          350            0       4.0000000000 4.0000000000    0.00000      0.00000   9.9500000000        1             1
         1 YR MTA NEGAM             1-Year MTA      283,454.51     7.3750000000    0.3850000000   0.3850000000      360          349            0       2.3750000000 2.3750000000    0.00000      0.00000   9.9500000000        1             1
         1 YR MTA NEGAM             1-Year MTA     2,638,158.38    8.2500000000    0.3850000000   0.3850000000      360          349            0       3.2750000000 3.2750000000    0.00000      0.00000   9.9500000000        1             1
         1 YR MTA NEGAM             1-Year MTA     5,243,323.82    8.1250000000    0.3850000000   0.3850000000      360          349            0       3.1000000000 3.1000000000    0.00000      0.00000   9.9500000000        1             1
         1 YR MTA NEGAM             1-Year MTA     2,759,165.44    7.5000000000    0.3850000000   0.3850000000      360          349            0       2.5250000000 2.5250000000    0.00000      0.00000   9.9500000000        1             1
         1 YR MTA NEGAM             1-Year MTA     5,390,735.36    7.6873979870    0.3850000000   0.3850000000      360          349            0       2.7123979870 2.7123979870    0.00000      0.00000   9.9500000000        1             1
         1 YR MTA NEGAM             1-Year MTA     7,247,837.27    8.3750000000    0.3850000000   0.3850000000      360          349            0       3.3500000000 3.3500000000    0.00000      0.00000   9.9500000000        1             1
         1 YR MTA NEGAM             1-Year MTA     12,649,084.81   8.3363256139    0.3850000000   0.3850000000      360          348            0       3.3255945778 3.3255945778    0.00000      0.00000   9.9500000000        1             1
         1 YR MTA NEGAM             1-Year MTA     3,412,876.82    8.0000000000    0.3850000000   0.3850000000      360          348            0       2.9750000000 2.9750000000    0.00000      0.00000   9.9500000000        1             1
         1 YR MTA NEGAM             1-Year MTA     5,745,791.21    9.0000000000    0.3850000000   0.3850000000      360          347            0       4.0000000000 4.0000000000    0.00000      0.00000   9.9500000000        1             1
         1 YR MTA NEGAM             1-Year MTA     1,992,864.60    7.8750000000    0.2600000000   0.2600000000      360          354            0       2.8750000000 2.8750000000    0.00000      0.00000   9.9500000000        1             1
         1 YR MTA NEGAM             1-Year MTA     1,558,998.59    8.2500000000    0.2600000000   0.2600000000      360          354            0       3.2500000000 3.2500000000    0.00000      0.00000   9.9500000000        1             1
         1 YR MTA NEGAM             1-Year MTA      203,615.63     7.3750000000    0.3850000000   0.3850000000      360          352            0       2.3750000000 2.3750000000    0.00000      0.00000   9.9500000000        1             1
         1 YR MTA NEGAM             1-Year MTA     3,045,627.52    7.0000000000    0.3850000000   0.3850000000      360          352            0       2.0250000000 2.0250000000    0.00000      0.00000   9.9500000000        1             1
         1 YR MTA NEGAM             1-Year MTA     3,124,344.06    9.0000000000    0.3850000000   0.3850000000      360          352            0       3.9500000000 3.9500000000    0.00000      0.00000   9.9500000000        1             1
         1 YR MTA NEGAM             1-Year MTA     3,072,125.72    7.8750000000    0.3850000000   0.3850000000      360          352            0       2.9000000000 2.9000000000    0.00000      0.00000   9.9500000000        1             1
         1 YR MTA NEGAM             1-Year MTA     2,593,479.25    8.0000000000    0.3850000000   0.3850000000      360          352            0       2.9750000000 2.9750000000    0.00000      0.00000   9.9500000000        1             1
         1 YR MTA NEGAM             1-Year MTA     3,034,461.59    8.1250000000    0.3850000000   0.3850000000      360          352            0       3.1500000000 3.1500000000    0.00000      0.00000   9.9500000000        1             1
         1 YR MTA NEGAM             1-Year MTA     2,854,721.31    9.0000000000    0.3850000000   0.3850000000      360          352            0       4.0000000000 4.0000000000    0.00000      0.00000   9.9500000000        1             1
         1 YR MTA NEGAM             1-Year MTA      777,190.97     7.6250000000    0.2600000000   0.2600000000      360          351            0       2.6250000000 2.6250000000    0.00000      0.00000   9.9500000000        1             1
         1 YR MTA NEGAM             1-Year MTA     3,082,676.94    8.5000000000    0.3850000000   0.3850000000      360          351            0       3.5250000000 3.5250000000    0.00000      0.00000   9.9500000000        1             1
         1 YR MTA NEGAM             1-Year MTA     4,480,789.27    8.2500000000    0.3850000000   0.3850000000      360          351            0       3.2250000000 3.2250000000    0.00000      0.00000   9.9500000000        1             1
         1 YR MTA NEGAM             1-Year MTA     2,944,551.37    8.3750000000    0.3850000000   0.3850000000      360          351            0       3.4000000000 3.4000000000    0.00000      0.00000   9.9500000000        1             1
         1 YR MTA NEGAM             1-Year MTA     5,870,290.91    7.7500000000    0.3850000000   0.3850000000      360          351            0       2.7250000000 2.7250000000    0.00000      0.00000   9.9500000000        1             1
         1 YR MTA NEGAM             1-Year MTA     3,316,266.34    8.2500000000    0.3850000000   0.3850000000      360          351            0       3.2750000000 3.2750000000    0.00000      0.00000   9.9500000000        1             1
         1 YR MTA NEGAM             1-Year MTA     2,736,318.05    9.0000000000    0.3850000000   0.3850000000      480          470            0       4.0000000000 4.0000000000    0.00000      0.00000   9.9500000000        1             1
         1 YR MTA NEGAM             1-Year MTA     5,694,731.70    7.2500000000    0.3850000000   0.3850000000      480          470            0       2.2750000000 2.2750000000    0.00000      0.00000   9.9500000000        1             1
         1 YR MTA NEGAM             1-Year MTA     3,294,957.64    7.8750000000    0.3850000000   0.3850000000      480          470            0       2.9000000000 2.9000000000    0.00000      0.00000   9.9500000000        1             1
         1 YR MTA NEGAM             1-Year MTA     3,071,305.31    8.3750000000    0.3850000000   0.3850000000      480          470            0       3.4000000000 3.4000000000    0.00000      0.00000   9.9500000000        1             1
         1 YR MTA NEGAM             1-Year MTA     3,542,722.26    9.0000000000    0.3850000000   0.3850000000      480          469            0       4.0000000000 4.0000000000    0.00000      0.00000   9.9500000000        1             1
         1 YR MTA NEGAM             1-Year MTA     2,865,075.31    8.6250000000    0.3850000000   0.3850000000      480          469            0       3.6000000000 3.6000000000    0.00000      0.00000   9.9500000000        1             1
         1 YR MTA NEGAM             1-Year MTA     4,142,452.46    9.0000000000    0.3850000000   0.3850000000      480          469            0       4.0000000000 4.0000000000    0.00000      0.00000   9.9500000000        1             1
         1 YR MTA NEGAM             1-Year MTA     7,247,072.00    7.8750000000    0.3850000000   0.3850000000      480          468            0       2.8500000000 2.8500000000    0.00000      0.00000   9.9500000000        1             1
         1 YR MTA NEGAM             1-Year MTA     2,865,878.33    9.0000000000    0.3850000000   0.3850000000      480          468            0       4.0000000000 4.0000000000    0.00000      0.00000   9.9500000000        1             1
         1 YR MTA NEGAM             1-Year MTA     2,964,602.78    6.7500000000    0.3850000000   0.3850000000      480          467            0       1.6750000000 1.6750000000    0.00000      0.00000   9.9500000000        1             1
         1 YR MTA NEGAM             1-Year MTA     9,311,206.21    8.7449550410    0.3850000000   0.3850000000      480          467            0       3.7255604361 3.7255604361    0.00000      0.00000   9.9500000000        1             1
         1 YR MTA NEGAM             1-Year MTA     5,418,797.76    9.0000000000    0.3850000000   0.3850000000      480          467            0       4.0000000000 4.0000000000    0.00000      0.00000   9.9500000000        1             1
         1 YR MTA NEGAM             1-Year MTA     3,151,125.83    9.0000000000    0.3850000000   0.3850000000      480          472            0       4.0000000000 4.0000000000    0.00000      0.00000   9.9500000000        1             1
         1 YR MTA NEGAM             1-Year MTA     6,050,010.30    7.1250000000    0.3850000000   0.3850000000      480          472            0       2.1500000000 2.1500000000    0.00000      0.00000   9.9500000000        1             1
         1 YR MTA NEGAM             1-Year MTA     3,728,037.68    7.6250000000    0.3850000000   0.3850000000      480          472            0       2.6500000000 2.6500000000    0.00000      0.00000   9.9500000000        1             1
         1 YR MTA NEGAM             1-Year MTA     2,884,939.44    7.8750000000    0.3850000000   0.3850000000      480          472            0       2.9000000000 2.9000000000    0.00000      0.00000   9.9500000000        1             1
         1 YR MTA NEGAM             1-Year MTA     4,006,555.07    8.1250000000    0.3850000000   0.3850000000      480          472            0       3.1500000000 3.1500000000    0.00000      0.00000   9.9500000000        1             1
         1 YR MTA NEGAM             1-Year MTA     3,712,607.97    8.3750000000    0.3850000000   0.3850000000      480          471            0       3.3500000000 3.3500000000    0.00000      0.00000   9.9500000000        1             1
         1 YR MTA NEGAM             1-Year MTA     3,095,861.44    8.6250000000    0.3850000000   0.3850000000      360          350            0       3.5500000000 3.5500000000    0.00000      0.00000   9.9500000000        1             1
         1 YR MTA NEGAM             1-Year MTA     2,809,467.44    8.6250000000    0.3850000000   0.3850000000      360          350            0       3.5750000000 3.5750000000    0.00000      0.00000   9.9500000000        1             1
         1 YR MTA NEGAM             1-Year MTA     6,349,742.16    8.4099570078    0.3850000000   0.3850000000      360          350            0       3.3599570078 3.3599570078    0.00000      0.00000   9.9500000000        1             1
         1 YR MTA NEGAM             1-Year MTA     7,318,655.16    7.9080070282    0.3850000000   0.3850000000      360          349            0       2.8580070282 2.8580070282    0.00000      0.00000   9.9500000000        1             1
         1 YR MTA NEGAM             1-Year MTA     5,593,869.69    8.6250000000    0.3850000000   0.3850000000      360          349            0       3.5750000000 3.5750000000    0.00000      0.00000   9.9500000000        1             1
         1 YR MTA NEGAM             1-Year MTA     5,769,409.74    7.9382127462    0.3850000000   0.3850000000      360          348            0       2.9130987068 2.9130987068    0.00000      0.00000   9.9500000000        1             1
         1 YR MTA NEGAM             1-Year MTA     4,783,626.53    8.6250000000    0.3850000000   0.3850000000      360          348            0       3.5750000000 3.5750000000    0.00000      0.00000   9.9500000000        1             1
         1 YR MTA NEGAM             1-Year MTA     10,253,665.33   7.1250000000    0.3850000000   0.3850000000      360          348            0       2.1250000000 2.1250000000    0.00000      0.00000   9.9500000000        1             1
         1 YR MTA NEGAM             1-Year MTA     2,774,206.86    8.6250000000    0.3850000000   0.3850000000      360          348            0       3.5750000000 3.5750000000    0.00000      0.00000   9.9500000000        1             1
         1 YR MTA NEGAM             1-Year MTA     3,737,360.52    7.8750000000    0.3850000000   0.3850000000      360          352            0       2.8750000000 2.8750000000    0.00000      0.00000   9.9500000000        1             1
         1 YR MTA NEGAM             1-Year MTA      504,741.12     7.9435817291    0.3850000000   0.3850000000      360          351            0       2.9435817291 2.9435817291    0.00000      0.00000   9.9500000000        1             1
         1 YR MTA NEGAM             1-Year MTA     3,439,659.90    8.6250000000    0.3850000000   0.3850000000      360          351            0       3.5750000000 3.5750000000    0.00000      0.00000   9.9500000000        1             1
         1 YR MTA NEGAM             1-Year MTA     2,616,722.44    8.2500000000    0.3850000000   0.3850000000      360          351            0       3.2500000000 3.2500000000    0.00000      0.00000   9.9500000000        1             1
         1 YR MTA NEGAM             1-Year MTA     4,190,800.37    8.3750000000    0.3850000000   0.3850000000      480          470            0       3.3500000000 3.3500000000    0.00000      0.00000   9.9500000000        1             1
         1 YR MTA NEGAM             1-Year MTA     2,632,676.81    8.6250000000    0.3850000000   0.3850000000      480          470            0       3.5750000000 3.5750000000    0.00000      0.00000   9.9500000000        1             1
         1 YR MTA NEGAM             1-Year MTA     3,940,918.17    8.6250000000    0.3850000000   0.3850000000      480          470            0       3.5750000000 3.5750000000    0.00000      0.00000   9.9500000000        1             1
         1 YR MTA NEGAM             1-Year MTA     3,630,747.11    8.6250000000    0.3850000000   0.3850000000      480          469            0       3.5750000000 3.5750000000    0.00000      0.00000   9.9500000000        1             1
         1 YR MTA NEGAM             1-Year MTA     4,295,449.14    7.6250000000    0.3850000000   0.3850000000      480          469            0       2.5750000000 2.5750000000    0.00000      0.00000   9.9500000000        1             1
         1 YR MTA NEGAM             1-Year MTA     2,726,970.93    8.2500000000    0.3850000000   0.3850000000      480          469            0       3.2500000000 3.2500000000    0.00000      0.00000   9.9500000000        1             1
         1 YR MTA NEGAM             1-Year MTA     4,166,037.83    8.3750000000    0.3850000000   0.3850000000      480          469            0       3.3750000000 3.3750000000    0.00000      0.00000   9.9500000000        1             1
         1 YR MTA NEGAM             1-Year MTA     4,018,213.10    8.6250000000    0.3850000000   0.3850000000      480          469            0       3.5750000000 3.5750000000    0.00000      0.00000   9.9500000000        1             1
         1 YR MTA NEGAM             1-Year MTA     3,940,326.15    8.6250000000    0.3850000000   0.3850000000      480          468            0       3.5750000000 3.5750000000    0.00000      0.00000   9.9500000000        1             1
         1 YR MTA NEGAM             1-Year MTA     2,779,083.24    8.2500000000    0.3850000000   0.3850000000      480          468            0       3.2000000000 3.2000000000    0.00000      0.00000   9.9500000000        1             1
         1 YR MTA NEGAM             1-Year MTA     3,442,071.47    8.2500000000    0.3850000000   0.3850000000      480          472            0       3.1750000000 3.1750000000    0.00000      0.00000   9.9500000000        1             1
         1 YR MTA NEGAM             1-Year MTA     3,078,599.42    8.2500000000    0.3850000000   0.3850000000      480          472            0       3.2500000000 3.2500000000    0.00000      0.00000   9.9500000000        1             1
         1 YR MTA NEGAM             1-Year MTA     2,926,294.80    8.6250000000    0.3850000000   0.3850000000      480          471            0       3.5750000000 3.5750000000    0.00000      0.00000   9.9500000000        1             1
         1 YR MTA NEGAM             1-Year MTA     3,080,952.27    7.6250000000    0.3850000000   0.3850000000      360          350            0       2.5750000000 2.5750000000    0.00000      0.00000   9.9500000000        1             1
         1 YR MTA NEGAM             1-Year MTA     3,861,463.46    8.3750000000    0.3850000000   0.3850000000      360          350            0       3.4000000000 3.4000000000    0.00000      0.00000   9.9500000000        1             1
         1 YR MTA NEGAM             1-Year MTA     2,576,093.64    8.1250000000    0.3850000000   0.3850000000      360          350            0       3.1500000000 3.1500000000    0.00000      0.00000   9.9500000000        1             1
         1 YR MTA NEGAM             1-Year MTA     5,459,771.42    8.3750000000    0.3850000000   0.3850000000      360          350            0       3.4000000000 3.4000000000    0.00000      0.00000   9.9500000000        1             1
         1 YR MTA NEGAM             1-Year MTA      539,419.38     7.5000000000    0.2600000000   0.2600000000      360          349            0       2.5000000000 2.5000000000    0.00000      0.00000   9.9500000000        1             1
         1 YR MTA NEGAM             1-Year MTA     4,432,187.94    8.0000000000    0.3850000000   0.3850000000      360          349            0       2.9500000000 2.9500000000    0.00000      0.00000   9.9500000000        1             1
         1 YR MTA NEGAM             1-Year MTA     2,860,446.55    8.3750000000    0.3850000000   0.3850000000      360          349            0       3.4000000000 3.4000000000    0.00000      0.00000   9.9500000000        1             1
         1 YR MTA NEGAM             1-Year MTA     1,393,145.52    7.8750000000    0.2600000000   0.2600000000      360          348            0       2.8750000000 2.8750000000    0.00000      0.00000   9.9500000000        1             1
         1 YR MTA NEGAM             1-Year MTA     3,105,264.36    8.3750000000    0.3850000000   0.3850000000      360          348            0       3.4000000000 3.4000000000    0.00000      0.00000   9.9500000000        1             1
         1 YR MTA NEGAM             1-Year MTA     10,014,590.05   8.2695153788    0.3850000000   0.3850000000      360          348            0       3.2734184546 3.2734184546    0.00000      0.00000   9.9500000000        1             1
         1 YR MTA NEGAM             1-Year MTA     3,944,264.81    8.2500000000    0.3850000000   0.3850000000      480          470            0       3.2500000000 3.2500000000    0.00000      0.00000   9.9500000000        1             1
         1 YR MTA NEGAM             1-Year MTA     2,627,459.89    8.5000000000    0.3850000000   0.3850000000      480          468            0       3.4500000000 3.4500000000    0.00000      0.00000   9.9500000000        1             1
         1 YR MTA NEGAM             1-Year MTA      205,039.99     7.6250000000    0.3850000000   0.3850000000      480          472            0       2.6250000000 2.6250000000    0.00000      0.00000   9.9500000000        1             1
         1 YR MTA NEGAM             1-Year MTA     3,233,862.71    8.3750000000    0.3850000000   0.3850000000      480          471            0       3.3000000000 3.3000000000    0.00000      0.00000   9.9500000000        1             1

(1) The Trust Expense Rate equals the sum of (i) the applicable Servicing Fee Rate and (ii) the Master Servicing Fee Rate of 0.0100% per annum.

(2) The Servicing Fee Rate will increase by 0.1250% per annum after the Mortgage Rate Adjustment Date in the case of approximately 0.48% of the Group 1 Mortgage Loans.

                                                 Assumed Mortgage Loan Characteristics
Group 2 Mortgage Loans

                                                                                                       Weighted     Weighted     Weighted     Weighted
                                                                         Weighted        Weighted       Average      Average     Average      Average
                                                                          Average         Average       Adjusted     Original    Remaining    Remaining     Weighted     Weighted     Weighted     Weighted     Weighted       Weighted     Rate
                                                                       Current Gross   Initial Trust     Trust       Term to     Term to      Interest     Average      Average       Average      Average      Average    Average Months  Adjustment
                                                         Principal       Mortgage      Expense Rate     Expense     Maturity     Maturity    Only Term      Gross       Minimum       Initial     Periodic   Maximum Rate   to Next Rate   Frequency
           Loan Type                    Index           Balance ($)      Rate (%)         (%)(1)      Rate (%)(2)   (months)     (months)     (months)    Margin (%)    Rate (%)      Cap (%)      Cap (%)        (%)      Adjustment Date  (months)
____________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________
1 MO ARM Interest-Only              1-Month LIBOR       496,864.58     6.8750000000    0.2600000000  0.2600000000      360         295           55      1.5000000000 3.0000000000    0.00000      0.00000   10.7500000000        1            1
1 MO ARM Interest-Only              1-Month LIBOR       136,809.01     6.8750000000    0.3850000000  0.3850000000      360         295           55      1.5000000000 3.0000000000    0.00000      0.00000   10.7500000000        1            1
1 MO ARM Interest-Only              1-Month LIBOR       108,519.13     6.8750000000    0.3850000000  0.3850000000      360         295           55      1.5000000000 3.0000000000    0.00000      0.00000   10.7500000000        1            1
1 MO ARM Interest-Only              1-Month LIBOR        19,589.98     6.8750000000    0.2600000000  0.2600000000      360         294           54      1.5000000000 3.0000000000    0.00000      0.00000   10.7500000000        1            1
1 MO ARM Interest-Only              1-Month LIBOR       109,967.32     6.7500000000    0.3850000000  0.3850000000      360         296           56      1.3750000000 1.3750000000    0.00000      0.00000   8.1250000000         1            1
1 MO ARM Interest-Only              1-Month LIBOR      1,198,826.48    7.0000000000    0.2600000000  0.2600000000      360         296           56      1.6250000000 1.6250000000    0.00000      0.00000   13.0000000000        1            1
1 MO ARM Interest-Only              1-Month LIBOR       125,000.00     6.8750000000    0.3850000000  0.3850000000      360         278           38      1.5000000000 1.5000000000    0.00000      0.00000   10.7500000000        1            1
1 MO ARM Interest-Only              1-Month LIBOR       603,932.57     6.7500000000    0.2600000000  0.2600000000      360         298           58      1.3750000000 1.3750000000    0.00000      0.00000   12.0000000000        1            1
1 MO ARM Interest-Only              1-Month LIBOR       306,605.43     7.1250000000    0.3850000000  0.3850000000      360         298           58      1.7500000000 1.7500000000    0.00000      0.00000   12.0000000000        1            1
1 MO ARM Interest-Only              1-Month LIBOR        22,500.00     6.7500000000    0.2600000000  0.2600000000      360         297           57      1.3750000000 1.3750000000    0.00000      0.00000   12.0000000000        1            1
1 MO ARM Interest-Only              1-Month LIBOR       281,448.19     6.7500000000    0.2600000000  0.2600000000      360         297           57      1.3750000000 1.3750000000    0.00000      0.00000   12.0000000000        1            1
1 MO ARM Interest-Only              1-Month LIBOR       288,000.00     6.8750000000    0.3850000000  0.3850000000      360         297           57      1.5000000000 1.5000000000    0.00000      0.00000   8.3750000000         1            1
1 MO ARM Interest-Only              1-Month LIBOR       889,961.05     7.0000000000    0.2600000000  0.2600000000      360         297           57      1.6250000000 1.6250000000    0.00000      0.00000   12.0000000000        1            1
1 MO ARM Interest-Only              1-Month LIBOR       737,470.82     7.5000000000    0.2600000000  0.2600000000      360         297           57      2.1250000000 2.1250000000    0.00000      0.00000   13.0000000000        1            1
1 MO ARM Interest-Only              1-Month LIBOR        90,000.00     6.7500000000    0.3850000000  0.3850000000      360         295           55      1.3750000000 1.3750000000    0.00000      0.00000   8.5000000000         1            1
1 MO ARM Interest-Only              1-Month LIBOR       578,067.83     6.8750000000    0.2600000000  0.2600000000      360         294           54      1.5000000000 1.5000000000    0.00000      0.00000   9.0000000000         1            1
1 MO ARM Interest-Only              1-Month LIBOR       540,000.00     6.5000000000    0.2600000000  0.2600000000      480         417           57      1.1250000000 1.1250000000    0.00000      0.00000   13.0000000000        1            1
5/1 MO Hybrid ARM Interest-Only     1-Month LIBOR      1,898,500.00    6.2500000000    0.2600000000  0.3850000000      360         357          117      1.8750000000 1.8750000000    0.00000      0.00000   12.2500000000       57            1
5/1 MO Hybrid ARM Interest-Only     1-Month LIBOR      1,440,000.00    5.9000000000    0.2600000000  0.2600000000      360         357          117      1.8750000000 1.8750000000    0.00000      0.00000   11.9000000000       57            1
5/1 MO Hybrid ARM Interest-Only     1-Month LIBOR       242,000.00     5.8500000000    0.2600000000  0.3850000000      360         358          118      1.8750000000 1.8750000000    0.00000      0.00000   11.8500000000       58            1
5/1 MO Hybrid ARM Interest-Only     1-Month LIBOR       500,000.00     5.9500000000    0.2600000000  0.2600000000      360         358          118      1.8750000000 1.8750000000    0.00000      0.00000   10.9500000000       58            1
5/1 MO Hybrid ARM Interest-Only     1-Month LIBOR      2,397,000.00    5.9000000000    0.2600000000  0.2600000000      360         358          118      1.8750000000 1.8750000000    0.00000      0.00000   11.4423445974       58            1
5/1 MO Hybrid ARM Interest-Only     1-Month LIBOR       350,000.00     5.9500000000    0.2600000000  0.3850000000      360         358          118      1.8750000000 1.8750000000    0.00000      0.00000   11.9500000000       58            1
5/1 MO Hybrid ARM Interest-Only     1-Month LIBOR       600,000.00     5.9500000000    0.2600000000  0.2600000000      360         359          119      1.8750000000 1.8750000000    0.00000      0.00000   10.9500000000       59            1
1 MO ARM Interest-Only              1-Month LIBOR      1,512,093.79    6.8750000000    0.2600000000  0.2600000000      360         293           53      1.5000000000 3.0000000000    0.00000      0.00000   10.7500000000        1            1
1 MO ARM Interest-Only              1-Month LIBOR       224,301.58     7.2500000000    0.3850000000  0.3850000000      300         232           52      1.8750000000 1.8750000000    0.00000      0.00000   9.1250000000         1            1
1 MO ARM Interest-Only              1-Month LIBOR       630,000.00     6.7500000000    0.2600000000  0.2600000000      360         297           57      1.3750000000 1.3750000000    0.00000      0.00000   12.0000000000        1            1
1 MO ARM Interest-Only              1-Month LIBOR        92,047.75     6.8750000000    0.3850000000  0.3850000000      360         295           55      1.5000000000 3.0000000000    0.00000      0.00000   10.7500000000        1            1
1 MO ARM Interest-Only              1-Month LIBOR       314,453.69     7.5000000000    0.2600000000  0.2600000000      360         294           54      2.1250000000 2.1250000000    0.00000      0.00000   13.0000000000        1            1
1 MO ARM Interest-Only              1-Month LIBOR       364,362.35     7.1250000000    0.2600000000  0.2600000000      360         293           53      1.7500000000 1.7500000000    0.00000      0.00000   12.0000000000        1            1
1 MO ARM Interest-Only              1-Month LIBOR       648,328.22     7.5000000000    0.2600000000  0.2600000000      360         292           52      2.1250000000 2.1250000000    0.00000      0.00000   13.0000000000        1            1
1 MO ARM Interest-Only              1-Month LIBOR      2,989,585.28    6.9101219283    0.3305969153  0.3305969153      360         297           57      1.5421463140 3.0000000000    0.00000      0.00000   10.7500000000        1            1
1 MO ARM Interest-Only              1-Month LIBOR      1,929,323.78    6.8750000000    0.2853775010  0.2853775010      360         296           56      1.5000000000 3.0000000000    0.00000      0.00000   10.7500000000        1            1
1 MO ARM Interest-Only              1-Month LIBOR       499,854.17     6.8750000000    0.2600000000  0.2600000000      360         294           54      1.5000000000 3.0000000000    0.00000      0.00000   10.7500000000        1            1
1 MO ARM Interest-Only              1-Month LIBOR       463,150.75     7.0000000000    0.2600000000  0.2600000000      360         294           54      1.6250000000 1.6250000000    0.00000      0.00000   13.0000000000        1            1
1 MO ARM Interest-Only              1-Month LIBOR       134,971.86     7.2500000000    0.3850000000  0.3850000000      360         294           54      1.8750000000 3.0000000000    0.00000      0.00000   10.7500000000        1            1
1 MO ARM Interest-Only              1-Month LIBOR       349,817.46     6.8750000000    0.3850000000  0.3850000000      360         292           52      1.5000000000 3.0000000000    0.00000      0.00000   10.7500000000        1            1
1 MO ARM Interest-Only              1-Month LIBOR       465,047.36     7.2500000000    0.2600000000  0.2600000000      360         292           52      1.8750000000 3.0000000000    0.00000      0.00000   10.7500000000        1            1
1 MO ARM Interest-Only              1-Month LIBOR       599,324.36     7.0000000000    0.2600000000  0.2600000000      360         293           53      1.6250000000 1.6250000000    0.00000      0.00000   13.0000000000        1            1
1 MO ARM Interest-Only              1-Month LIBOR      1,760,000.00    6.2500000000    0.2600000000  0.2600000000      360         354          114      1.8750000000 1.8750000000    0.00000      0.00000   11.0000000000        1            1
1 MO ARM Interest-Only              1-Month LIBOR       722,319.06     7.2500000000    0.2600000000  0.2600000000      360         293           53      1.8750000000 1.8750000000    0.00000      0.00000   13.0000000000        1            1
1 MO ARM                            1-Month LIBOR       135,651.03     6.5000000000    0.3850000000  0.3850000000      360         301           0       1.1250000000 1.1250000000    0.00000      0.00000   11.0000000000        1            1
3/1 YR Hybrid ARM Interest-Only      1-Year LIBOR       233,667.59     7.6250000000    0.3850000000  0.3850000000      360         295           55      2.2500000000 2.2500000000    4.00000      1.00000   11.1250000000        7            12
1 YR ARM                             1-Year LIBOR       421,063.12     7.5000000000    0.2600000000  0.2600000000      360         298           0       2.2500000000 2.2500000000    2.00000      2.00000   11.0000000000       10            12
3/1 YR Hybrid ARM Interest-Only      1-Year LIBOR       303,000.00     7.1250000000    0.3850000000  0.3850000000      360         298           58      1.8750000000 1.8750000000    4.00000      2.00000   10.3750000000       10            12
3/1 YR Hybrid ARM                    1-Year LIBOR       111,418.22     7.1250000000    0.3850000000  0.3850000000      360         298           0       1.8750000000 1.8750000000    4.00000      2.00000   10.7500000000       10            12
1 YR ARM Interest-Only               1-Year LIBOR       674,161.44     6.2500000000    0.2600000000  0.2600000000      360         314           74      2.2500000000 2.2500000000    2.00000      2.00000   11.0000000000       11            12
5/1 YR Hybrid ARM                    1-Year LIBOR       388,594.76     4.3750000000    0.2600000000  0.2600000000      360         286           0       1.8750000000 1.8750000000    5.00000      2.00000   9.3750000000        11            12
5/1 YR Hybrid ARM Interest-Only      1-Year LIBOR       646,000.00     4.1250000000    0.2600000000  0.2600000000      360         298           58      1.8750000000 1.8750000000    5.00000      2.00000   9.1250000000        12            12
5/1 YR Hybrid ARM Interest-Only      1-Year LIBOR       295,500.00     4.2500000000    0.2600000000  0.3850000000      360         295           55      1.8750000000 1.8750000000    5.00000      2.00000   9.2500000000        12            12
5/1 YR Hybrid ARM                    1-Year LIBOR       333,728.90     3.7500000000    0.2600000000  0.2600000000      360         295           0       1.0000000000 1.0000000000    5.00000      2.00000   8.7500000000        12            12
5/1 YR Hybrid ARM Interest-Only      1-Year LIBOR       183,000.00     4.2500000000    0.2600000000  0.3850000000      360         294           54      1.8750000000 1.8750000000    5.00000      2.00000   9.2500000000        12            12
5/1 YR Hybrid ARM                    1-Year LIBOR       288,727.25     4.2500000000    0.2600000000  0.3850000000      360         292           0       1.8750000000 1.8750000000    5.00000      2.00000   9.2500000000        12            12
5/1 YR Hybrid ARM Interest-Only      1-Year LIBOR       916,000.00     4.1250000000    0.2600000000  0.2600000000      360         297           57      1.8750000000 1.8750000000    5.00000      2.00000   9.1250000000        13            12
5/1 YR Hybrid ARM Interest-Only      1-Year LIBOR       640,000.00     4.1250000000    0.2600000000  0.2600000000      360         296           56      1.8750000000 1.8750000000    5.00000      2.00000   9.1250000000        13            12
5/1 YR Hybrid ARM Interest-Only      1-Year LIBOR       150,400.00     4.1250000000    0.2600000000  0.3850000000      360         296           56      1.8750000000 1.8750000000    5.00000      2.00000   9.1250000000        13            12
5/1 YR Hybrid ARM Interest-Only      1-Year LIBOR       421,500.00     4.1250000000    0.2600000000  0.2600000000      360         295           55      1.8750000000 1.8750000000    5.00000      2.00000   9.1250000000        13            12
5/1 YR Hybrid ARM Interest-Only      1-Year LIBOR       400,000.00     4.1250000000    0.2600000000  0.2600000000      360         295           55      1.8750000000 1.8750000000    5.00000      2.00000   9.1250000000        13            12
5/1 YR Hybrid ARM Interest-Only      1-Year LIBOR       461,015.52     4.0000000000    0.2600000000  0.2600000000      360         294           54      1.8750000000 1.8750000000    5.00000      2.00000   9.0000000000        13            12
5/1 YR Hybrid ARM Interest-Only      1-Year LIBOR      1,519,507.03    4.1250000000    0.2600000000  0.2600000000      360         294           54      1.8750000000 1.8750000000    5.00000      2.00000   9.1250000000        13            12
5/1 YR Hybrid ARM Interest-Only      1-Year LIBOR       365,999.55     4.0000000000    0.2600000000  0.2600000000      360         294           54      1.8750000000 1.8750000000    5.00000      2.00000   9.0000000000        13            12
5/1 YR Hybrid ARM Interest-Only      1-Year LIBOR       487,599.41     4.1250000000    0.2600000000  0.2600000000      360         298           58      1.8750000000 1.8750000000    5.00000      2.00000   9.1250000000        14            12
3/1 YR Hybrid ARM Interest-Only      1-Year LIBOR       210,000.00     5.2500000000    0.2600000000  0.3850000000      360         296           56      1.8750000000 1.8750000000    4.00000      2.00000   10.2500000000       14            12
3/1 YR Hybrid ARM Interest-Only      1-Year LIBOR       665,000.00     5.8750000000    0.2600000000  0.2600000000      360         298           58      1.8750000000 1.8750000000    4.00000      2.00000   10.8750000000       17            12
3/1 YR Hybrid ARM Interest-Only      1-Year LIBOR       280,000.00     5.7500000000    0.2600000000  0.3850000000      360         298           58      1.8750000000 1.8750000000    4.00000      2.00000   10.7500000000       17            12
3/1 YR Hybrid ARM Interest-Only      1-Year LIBOR       244,190.46     6.0000000000    0.2600000000  0.3850000000      360         296           56      1.8750000000 1.8750000000    4.00000      2.00000   11.0000000000       20            12
5/1 YR Hybrid ARM Interest-Only      1-Year LIBOR       460,000.00     4.5000000000    0.2600000000  0.2600000000      360         296           56      1.8750000000 1.8750000000    5.00000      2.00000   9.8750000000        20            12
5/1 YR Hybrid ARM Interest-Only      1-Year LIBOR       976,999.96     4.6250000000    0.2600000000  0.2600000000      360         295           55      1.8750000000 1.8750000000    5.00000      2.00000   9.6250000000        21            12
5/1 YR Hybrid ARM Interest-Only      1-Year LIBOR       787,500.00     4.2500000000    0.2600000000  0.2600000000      360         297           57      1.8750000000 1.8750000000    5.00000      2.00000   9.2500000000        22            12
5/1 YR Hybrid ARM Interest-Only      1-Year LIBOR       635,505.96     5.0000000000    0.2600000000  0.2600000000      360         293           53      1.8750000000 1.8750000000    5.00000      2.00000   10.0000000000       22            12
5/1 YR Hybrid ARM Interest-Only      1-Year LIBOR       579,750.00     6.1250000000    0.2600000000  0.2600000000      360         311           71      2.2500000000 2.2500000000    2.00000      2.00000   11.0000000000       32            12
3/1 YR Hybrid ARM Interest-Only      1-Year LIBOR      1,081,500.00    6.5000000000    0.2600000000  0.2600000000      360         358           34      1.8750000000 1.8750000000    4.00000      2.00000   11.5000000000       34            12
3/1 YR Hybrid ARM Interest-Only      1-Year LIBOR       349,451.37     6.6250000000    0.2600000000  0.3850000000      360         295           55      1.8750000000 1.8750000000    4.00000      2.00000   8.6250000000        35            12
5/1 YR Hybrid ARM Interest-Only      1-Year LIBOR       430,112.80     5.5000000000    0.2600000000  0.2600000000      360         293           53      1.8750000000 1.8750000000    5.00000      2.00000   10.5000000000       35            12
5/1 YR Hybrid ARM Interest-Only      1-Year LIBOR       499,999.50     5.3750000000    0.2600000000  0.2600000000      360         297           57      1.8750000000 1.8750000000    5.00000      2.00000   10.3750000000       36            12
5/1 YR Hybrid ARM Interest-Only      1-Year LIBOR      1,000,000.00    5.2500000000    0.2600000000  0.2600000000      360         294           54      1.8750000000 1.8750000000    5.00000      2.00000   10.2500000000       37            12
5/1 YR Hybrid ARM Interest-Only      1-Year LIBOR       674,834.77     5.2500000000    0.2600000000  0.2600000000      360         294           54      1.8750000000 1.8750000000    5.00000      2.00000   10.2500000000       37            12
5/1 YR Hybrid ARM Interest-Only      1-Year LIBOR       268,216.43     5.2500000000    0.2600000000  0.3850000000      360         298           58      1.8750000000 1.8750000000    5.00000      2.00000   10.2500000000       37            12
5/1 YR Hybrid ARM Interest-Only      1-Year LIBOR       589,499.51     5.5000000000    0.2600000000  0.2600000000      360         296           56      1.8750000000 1.8750000000    5.00000      2.00000   10.5000000000       38            12
5/1 YR Hybrid ARM Interest-Only      1-Year LIBOR       288,000.00     5.5000000000    0.2600000000  0.3850000000      360         294           54      1.8750000000 1.8750000000    5.00000      2.00000   10.5000000000       38            12
5/1 YR Hybrid ARM Interest-Only      1-Year LIBOR       125,200.00     5.7500000000    0.2600000000  0.3850000000      360         297           57      1.8750000000 1.8750000000    5.00000      2.00000   10.7500000000       41            12
5/1 YR Hybrid ARM Interest-Only      1-Year LIBOR       275,050.00     5.7500000000    0.2600000000  0.3850000000      360         295           55      1.8750000000 1.8750000000    5.00000      2.00000   10.7500000000       41            12
5/1 YR Hybrid ARM Interest-Only      1-Year LIBOR       280,000.00     6.3750000000    0.2600000000  0.3850000000      360         294           54      1.8750000000 1.8750000000    5.00000      2.00000   11.3750000000       48            12
5/1 YR Hybrid ARM Interest-Only      1-Year LIBOR       625,000.00     6.7500000000    0.2600000000  0.2600000000      360         349          109      1.8750000000 1.8750000000    5.00000      2.00000   11.7500000000       49            12
5/1 YR Hybrid ARM Interest-Only      1-Year LIBOR       970,000.00     6.2500000000    0.2600000000  0.2600000000      360         298           58      1.8750000000 1.8750000000    5.00000      2.00000   11.2500000000       51            12
5/1 YR Hybrid ARM Interest-Only      1-Year LIBOR       400,000.04     6.2500000000    0.2600000000  0.2600000000      360         296           56      1.8750000000 1.8750000000    5.00000      2.00000   11.2500000000       52            12
5/1 YR Hybrid ARM Interest-Only      1-Year LIBOR      1,000,000.00    5.8750000000    0.2600000000  0.2600000000      360         356          116      1.8750000000 1.8750000000    5.00000      2.00000   10.8750000000       56            12
5/1 YR Hybrid ARM Interest-Only      1-Year LIBOR       440,000.00     7.6250000000    0.2600000000  0.3850000000      351         347          116      1.8750000000 1.8750000000    5.00000      2.00000   12.6250000000       56            12
5/1 YR Hybrid ARM Interest-Only      1-Year LIBOR      2,400,000.00    6.3750000000    0.2600000000  0.2600000000      360         356          116      1.8750000000 1.8750000000    5.00000      2.00000   11.3750000000       56            12
5/1 YR Hybrid ARM Interest-Only      1-Year LIBOR      3,100,000.00    6.5000000000    0.2600000000  0.2600000000      360         356          116      1.8750000000 1.8750000000    5.00000      2.00000   11.5000000000       56            12
5/1 YR Hybrid ARM Interest-Only      1-Year LIBOR       382,400.00     6.8750000000    0.2600000000  0.3850000000      360         356           56      2.2500000000 2.2500000000    5.00000      2.00000   11.8750000000       56            12
5/1 YR Hybrid ARM Interest-Only      1-Year LIBOR       737,600.00     6.1250000000    0.2600000000  0.2600000000      360         315           75      1.8750000000 1.8750000000    5.00000      2.00000   11.1250000000       57            12
5/1 YR Hybrid ARM Interest-Only      1-Year LIBOR        67,500.00     6.2500000000    0.2600000000  0.3850000000      360         311           71      1.8750000000 1.8750000000    5.00000      2.00000   11.2500000000       57            12
5/1 YR Hybrid ARM Interest-Only      1-Year LIBOR       476,000.00     6.5000000000    0.2600000000  0.2600000000      360         311           71      1.8750000000 1.8750000000    5.00000      2.00000   11.5000000000       57            12
5/1 YR Hybrid ARM Interest-Only      1-Year LIBOR       790,000.00     6.1250000000    0.2600000000  0.2600000000      360         309           69      1.8750000000 1.8750000000    5.00000      2.00000   11.1250000000       57            12
5/1 YR Hybrid ARM Interest-Only      1-Year LIBOR       840,000.00     6.1250000000    0.2600000000  0.2600000000      360         306           66      1.8750000000 1.8750000000    5.00000      2.00000   11.1250000000       57            12
5/1 YR Hybrid ARM Interest-Only      1-Year LIBOR       674,000.59     6.5000000000    0.2600000000  0.2600000000      360         306           66      1.8750000000 1.8750000000    5.00000      2.00000   11.5000000000       57            12
5/1 YR Hybrid ARM Interest-Only      1-Year LIBOR         872.85       6.1250000000    0.2600000000  0.2600000000      360         298           58      1.8750000000 1.8750000000    5.00000      2.00000   11.1250000000       57            12
5/1 YR Hybrid ARM                    1-Year LIBOR       372,279.21     6.1250000000    0.2600000000  0.3850000000      360         298           0       1.8750000000 1.8750000000    5.00000      2.00000   11.1250000000       57            12
5/1 YR Hybrid ARM                    1-Year LIBOR       379,509.96     6.1250000000    0.2600000000  0.3850000000      360         293           0       1.8750000000 1.8750000000    5.00000      2.00000   11.1250000000       57            12
5/1 YR Hybrid ARM Interest-Only      1-Year LIBOR      1,300,000.00    5.8750000000    0.2600000000  0.2600000000      360         357           57      1.8750000000 1.8750000000    5.00000      2.00000   10.8750000000       57            12
5/1 YR Hybrid ARM Interest-Only      1-Year LIBOR      6,469,589.18    6.0000000000    0.2600000000  0.2600000000      360         357          103      1.8750000000 1.8750000000    5.00000      2.00000   11.0000000000       57            12
5/1 YR Hybrid ARM Interest-Only      1-Year LIBOR      3,802,886.41    6.1250000000    0.2600000000  0.2600000000      360         357          117      1.8750000000 1.8750000000    5.00000      2.00000   11.1250000000       57            12
5/1 YR Hybrid ARM Interest-Only      1-Year LIBOR       675,000.00     6.1250000000    0.2600000000  0.3850000000      360         357          117      1.8750000000 1.8750000000    5.00000      2.00000   11.1250000000       57            12
5/1 YR Hybrid ARM Interest-Only      1-Year LIBOR      1,848,000.00    6.2500000000    0.2600000000  0.2600000000      360         357          117      1.8750000000 1.8750000000    5.00000      2.00000   11.2500000000       57            12
5/1 YR Hybrid ARM Interest-Only      1-Year LIBOR       409,218.75     6.2500000000    0.2600000000  0.3850000000      360         357           57      1.8750000000 1.8750000000    5.00000      2.00000   11.2500000000       57            12
5/1 YR Hybrid ARM Interest-Only      1-Year LIBOR      3,575,000.00    6.3750000000    0.2600000000  0.2600000000      360         357          117      1.8750000000 1.8750000000    5.00000      2.00000   11.3750000000       57            12
5/1 YR Hybrid ARM Interest-Only      1-Year LIBOR       423,000.00     6.3750000000    0.2600000000  0.3850000000      360         357          117      1.8750000000 1.8750000000    5.00000      2.00000   11.3750000000       57            12
5/1 YR Hybrid ARM Interest-Only      1-Year LIBOR      1,000,000.00    6.6250000000    0.2600000000  0.2600000000      360         357          117      1.8750000000 1.8750000000    5.00000      2.00000   11.6250000000       57            12
5/1 YR Hybrid ARM Interest-Only      1-Year LIBOR       780,000.00     6.1250000000    0.2600000000  0.2600000000      360         350          110      1.8750000000 1.8750000000    5.00000      2.00000   11.1250000000       57            12
5/1 YR Hybrid ARM Interest-Only      1-Year LIBOR       400,000.00     6.1250000000    0.2600000000  0.3850000000      360         350          110      1.8750000000 1.8750000000    5.00000      2.00000   11.1250000000       57            12
5/1 YR Hybrid ARM Interest-Only      1-Year LIBOR       642,900.00     6.6250000000    0.2600000000  0.2600000000      360         350          110      1.8750000000 1.8750000000    5.00000      2.00000   11.6250000000       57            12
5/1 YR Hybrid ARM Interest-Only      1-Year LIBOR       998,989.64     6.1250000000    0.2600000000  0.2600000000      360         349          109      1.8750000000 1.8750000000    5.00000      2.00000   11.1250000000       57            12
5/1 YR Hybrid ARM Interest-Only      1-Year LIBOR      1,300,000.00    6.1250000000    0.2600000000  0.2600000000      360         348          108      1.8750000000 1.8750000000    5.00000      2.00000   11.1250000000       57            12
5/1 YR Hybrid ARM Interest-Only      1-Year LIBOR       881,047.29     6.1250000000    0.2600000000  0.2600000000      360         330           90      1.8750000000 1.8750000000    5.00000      2.00000   11.1250000000       57            12
5/1 YR Hybrid ARM                    1-Year LIBOR       133,546.90     6.1250000000    0.2600000000  0.3850000000      360         327           0       1.8750000000 1.8750000000    5.00000      2.00000   11.1250000000       57            12
5/1 YR Hybrid ARM Interest-Only      1-Year LIBOR       999,203.26     6.1250000000    0.2600000000  0.2600000000      360         326           86      1.8750000000 1.8750000000    5.00000      2.00000   11.1250000000       57            12
5/1 YR Hybrid ARM Interest-Only      1-Year LIBOR       423,750.00     6.5000000000    0.2600000000  0.2600000000      360         326           86      1.8750000000 1.8750000000    5.00000      2.00000   11.5000000000       57            12
5/1 YR Hybrid ARM Interest-Only      1-Year LIBOR       184,424.57     6.1250000000    0.2600000000  0.3850000000      360         325           85      1.8750000000 1.8750000000    5.00000      2.00000   11.1250000000       57            12
5/1 YR Hybrid ARM Interest-Only      1-Year LIBOR      2,179,204.76    6.1250000000    0.2600000000  0.2600000000      360         322           82      1.8750000000 1.8750000000    5.00000      2.00000   11.1250000000       57            12
5/1 YR Hybrid ARM Interest-Only      1-Year LIBOR       799,994.00     6.5000000000    0.2600000000  0.2600000000      360         321           81      1.8750000000 1.8750000000    5.00000      2.00000   11.5000000000       57            12
5/1 YR Hybrid ARM Interest-Only      1-Year LIBOR       577,277.04     6.5000000000    0.2600000000  0.2600000000      360         321           81      1.8750000000 1.8750000000    5.00000      2.00000   11.5000000000       57            12
5/1 YR Hybrid ARM                    1-Year LIBOR        85,127.47     6.1250000000    0.2600000000  0.3850000000      360         320           0       1.8750000000 1.8750000000    5.00000      2.00000   11.1250000000       57            12
5/1 YR Hybrid ARM Interest-Only      1-Year LIBOR       347,531.43     6.1250000000    0.2600000000  0.3850000000      360         318           78      1.8750000000 1.8750000000    5.00000      2.00000   11.1250000000       57            12
5/1 YR Hybrid ARM Interest-Only      1-Year LIBOR       499,685.93     6.0000000000    0.2600000000  0.2600000000      360         309           69      1.8750000000 1.8750000000    5.00000      2.00000   11.0000000000       58            12
5/1 YR Hybrid ARM Interest-Only      1-Year LIBOR      1,999,999.80    6.2500000000    0.2600000000  0.2600000000      360         308           68      1.8750000000 1.8750000000    5.00000      2.00000   11.2500000000       58            12
5/1 YR Hybrid ARM Interest-Only      1-Year LIBOR       956,000.00     6.0000000000    0.2600000000  0.2600000000      360         303           63      1.8750000000 1.8750000000    5.00000      2.00000   11.0000000000       58            12
5/1 YR Hybrid ARM Interest-Only      1-Year LIBOR        94,000.00     6.1250000000    0.2600000000  0.3850000000      360         303           63      1.8750000000 1.8750000000    5.00000      2.00000   11.1250000000       58            12
5/1 YR Hybrid ARM Interest-Only      1-Year LIBOR      1,199,000.00    6.0000000000    0.2600000000  0.2600000000      360         302           62      1.8750000000 1.8750000000    5.00000      2.00000   11.0000000000       58            12
5/1 YR Hybrid ARM Interest-Only      1-Year LIBOR      1,315,274.17    6.0000000000    0.2600000000  0.2600000000      360         301           61      1.8750000000 1.8750000000    5.00000      2.00000   11.0000000000       58            12
5/1 YR Hybrid ARM Interest-Only      1-Year LIBOR       277,700.00     6.0000000000    0.2600000000  0.3850000000      360         301           61      1.8750000000 1.8750000000    5.00000      2.00000   11.0000000000       58            12
5/1 YR Hybrid ARM Interest-Only      1-Year LIBOR        65,264.59     6.1250000000    0.2600000000  0.3850000000      360         299           59      1.8750000000 1.8750000000    5.00000      2.00000   11.1250000000       58            12
5/1 YR Hybrid ARM Interest-Only      1-Year LIBOR      1,200,000.00    6.6250000000    0.2600000000  0.2600000000      360         358           58      1.8750000000 1.8750000000    5.00000      2.00000   11.6250000000       58            12
5/1 YR Hybrid ARM Interest-Only      1-Year LIBOR       176,000.00     5.8750000000    0.2600000000  0.3850000000      360         358          118      1.8750000000 1.8750000000    5.00000      2.00000   10.8750000000       58            12
5/1 YR Hybrid ARM Interest-Only      1-Year LIBOR       384,000.00     6.3750000000    0.2600000000  0.3850000000      360         358          118      1.8750000000 1.8750000000    5.00000      2.00000   11.3750000000       58            12
5/1 YR Hybrid ARM Interest-Only      1-Year LIBOR      1,248,000.00    6.5000000000    0.2600000000  0.2600000000      360         358          118      1.8750000000 1.8750000000    5.00000      2.00000   11.5000000000       58            12
5/1 YR Hybrid ARM Interest-Only      1-Year LIBOR       317,000.00     6.6250000000    0.2600000000  0.3850000000      360         358          118      1.8750000000 1.8750000000    5.00000      2.00000   11.6250000000       58            12
5/1 YR Hybrid ARM Interest-Only      1-Year LIBOR      1,283,200.00    6.1250000000    0.2600000000  0.2600000000      360         358          118      1.8750000000 1.8750000000    5.00000      2.00000   11.1250000000       58            12
5/1 YR Hybrid ARM Interest-Only      1-Year LIBOR       928,800.00     5.5000000000    0.2600000000  0.2600000000      360         358          118      1.8750000000 1.8750000000    5.00000      2.00000   10.5000000000       58            12
5/1 YR Hybrid ARM Interest-Only      1-Year LIBOR      1,632,000.00    5.7500000000    0.2600000000  0.2600000000      360         358          118      1.8750000000 1.8750000000    5.00000      2.00000   10.7500000000       58            12
5/1 YR Hybrid ARM Interest-Only      1-Year LIBOR       181,060.50     5.7500000000    0.2600000000  0.3850000000      360         358          118      1.8750000000 1.8750000000    5.00000      2.00000   10.7500000000       58            12
5/1 YR Hybrid ARM Interest-Only      1-Year LIBOR      3,836,000.00    5.8750000000    0.2600000000  0.2600000000      360         358          118      1.8750000000 1.8750000000    5.00000      2.00000   10.8750000000       58            12
5/1 YR Hybrid ARM Interest-Only      1-Year LIBOR       600,000.00     5.8750000000    0.2600000000  0.3850000000      360         358           94      1.8750000000 1.8750000000    5.00000      2.00000   10.8750000000       58            12
5/1 YR Hybrid ARM Interest-Only      1-Year LIBOR      10,413,500.00   6.0000000000    0.2600000000  0.2600000000      360         358           95      1.8750000000 1.8750000000    5.00000      2.00000   11.0000000000       58            12
5/1 YR Hybrid ARM Interest-Only      1-Year LIBOR      10,315,784.80   6.1250000000    0.2600000000  0.2600000000      360         358           94      1.9295280859 1.9295280859    5.00000      2.00000   11.1250000000       58            12
5/1 YR Hybrid ARM Interest-Only      1-Year LIBOR      2,311,855.60    6.1250000000    0.2600000000  0.3850000000      360         358          118      1.8750000000 1.8750000000    5.00000      2.00000   11.1250000000       58            12
5/1 YR Hybrid ARM Interest-Only      1-Year LIBOR      6,869,430.00    6.2500000000    0.2600000000  0.2600000000      360         358          104      1.9990550526 1.9990550526    5.00000      2.00000   11.2500000000       58            12
5/1 YR Hybrid ARM Interest-Only      1-Year LIBOR       350,000.00     6.2500000000    0.2600000000  0.3850000000      360         358           58      1.8750000000 1.8750000000    5.00000      2.00000   11.2500000000       58            12
5/1 YR Hybrid ARM Interest-Only      1-Year LIBOR      4,610,000.00    6.3750000000    0.2600000000  0.2600000000      360         358          111      1.8750000000 1.8750000000    5.00000      2.00000   11.3750000000       58            12
5/1 YR Hybrid ARM                    1-Year LIBOR       605,493.54     6.3750000000    0.2600000000  0.3850000000      360         358           86      1.8750000000 1.8750000000    5.00000      2.00000   11.3750000000       58            12
5/1 YR Hybrid ARM Interest-Only      1-Year LIBOR      9,444,848.99    6.5000000000    0.2600000000  0.2600000000      360         358           80      1.8750000000 1.8750000000    5.00000      2.00000   11.5000000000       58            12
5/1 YR Hybrid ARM Interest-Only      1-Year LIBOR       206,000.00     6.5000000000    0.2600000000  0.3850000000      360         358          118      1.8750000000 1.8750000000    5.00000      2.00000   11.5000000000       58            12
5/1 YR Hybrid ARM Interest-Only      1-Year LIBOR       920,500.00     6.7500000000    0.2600000000  0.2600000000      360         358          118      1.8750000000 1.8750000000    5.00000      2.00000   11.7500000000       58            12
5/1 YR Hybrid ARM Interest-Only      1-Year LIBOR      5,443,200.00    6.8750000000    0.2600000000  0.2600000000      360         358           68      1.8750000000 1.8750000000    5.00000      2.00000   11.8750000000       58            12
5/1 YR Hybrid ARM Interest-Only      1-Year LIBOR       107,200.00     6.8750000000    0.2600000000  0.3850000000      360         358          118      1.8750000000 1.8750000000    5.00000      2.00000   11.8750000000       58            12
5/1 YR Hybrid ARM Interest-Only      1-Year LIBOR       765,000.00     6.2500000000    0.2600000000  0.2600000000      360         356          116      1.8750000000 1.8750000000    5.00000      2.00000   11.2500000000       58            12
5/1 YR Hybrid ARM Interest-Only      1-Year LIBOR       376,000.00     6.1250000000    0.2600000000  0.3850000000      360         355          115      1.8750000000 1.8750000000    5.00000      2.00000   11.1250000000       58            12
5/1 YR Hybrid ARM Interest-Only      1-Year LIBOR      1,320,000.00    6.1250000000    0.2600000000  0.2600000000      360         350          110      1.8750000000 1.8750000000    5.00000      2.00000   11.1250000000       58            12
5/1 YR Hybrid ARM Interest-Only      1-Year LIBOR      1,950,000.00    6.1250000000    0.2600000000  0.2600000000      360         350          110      1.8750000000 1.8750000000    5.00000      2.00000   11.1250000000       58            12
5/1 YR Hybrid ARM Interest-Only      1-Year LIBOR       401,423.50     6.5000000000    0.2600000000  0.3850000000      360         349          109      1.8750000000 1.8750000000    5.00000      2.00000   11.5000000000       58            12
5/1 YR Hybrid ARM Interest-Only      1-Year LIBOR        59,885.60     6.1250000000    0.2600000000  0.3850000000      360         348          108      1.8750000000 1.8750000000    5.00000      2.00000   11.1250000000       58            12
5/1 YR Hybrid ARM Interest-Only      1-Year LIBOR       295,369.00     6.0000000000    0.2600000000  0.3850000000      360         346          106      1.8750000000 1.8750000000    5.00000      2.00000   11.0000000000       58            12
5/1 YR Hybrid ARM Interest-Only      1-Year LIBOR       163,559.53     6.5000000000    0.2600000000  0.3850000000      360         329           89      1.8750000000 1.8750000000    5.00000      2.00000   11.5000000000       58            12
5/1 YR Hybrid ARM Interest-Only      1-Year LIBOR        40,000.00     6.1250000000    0.2600000000  0.3850000000      360         323           83      1.8750000000 1.8750000000    5.00000      2.00000   11.1250000000       58            12
5/1 YR Hybrid ARM Interest-Only      1-Year LIBOR       717,500.00     6.0000000000    0.2600000000  0.2600000000      360         323           83      1.8750000000 1.8750000000    5.00000      2.00000   11.0000000000       58            12
5/1 YR Hybrid ARM Interest-Only      1-Year LIBOR      4,750,000.00    6.1250000000    0.2600000000  0.2600000000      360         322           82      1.8750000000 1.8750000000    5.00000      2.00000   11.1250000000       58            12
5/1 YR Hybrid ARM Interest-Only      1-Year LIBOR       493,041.59     6.1250000000    0.2600000000  0.2600000000      360         322           82      1.8750000000 1.8750000000    5.00000      2.00000   11.1250000000       58            12
5/1 YR Hybrid ARM Interest-Only      1-Year LIBOR       385,109.91     6.1451565834    0.2600000000  0.3850000000      360         322           82      1.8750000000 1.8750000000    5.00000      2.00000   11.1451565834       58            12
5/1 YR Hybrid ARM Interest-Only      1-Year LIBOR       273,558.38     6.2500000000    0.2600000000  0.3850000000      360         322           82      1.8750000000 1.8750000000    5.00000      2.00000   11.2500000000       58            12
5/1 YR Hybrid ARM Interest-Only      1-Year LIBOR      1,606,646.85    6.1250000000    0.2600000000  0.2600000000      360         322           82      1.8750000000 1.8750000000    5.00000      2.00000   11.1250000000       58            12
5/1 YR Hybrid ARM Interest-Only      1-Year LIBOR       271,867.50     6.1250000000    0.2600000000  0.3850000000      360         322           82      1.8750000000 1.8750000000    5.00000      2.00000   11.1250000000       58            12
5/1 YR Hybrid ARM Interest-Only      1-Year LIBOR       252,000.00     6.1250000000    0.2600000000  0.3850000000      360         322           82      1.8750000000 1.8750000000    5.00000      2.00000   11.1250000000       58            12
5/1 YR Hybrid ARM Interest-Only      1-Year LIBOR       203,100.00     6.2500000000    0.2600000000  0.3850000000      360         322           82      1.8750000000 1.8750000000    5.00000      2.00000   11.2500000000       58            12
5/1 YR Hybrid ARM Interest-Only      1-Year LIBOR       821,791.52     6.1250000000    0.2600000000  0.2600000000      360         322           82      1.8750000000 1.8750000000    5.00000      2.00000   11.1250000000       58            12
5/1 YR Hybrid ARM Interest-Only      1-Year LIBOR      3,750,000.00    6.1250000000    0.2600000000  0.2600000000      360         320           80      1.8750000000 1.8750000000    5.00000      2.00000   11.1250000000       58            12
5/1 YR Hybrid ARM Interest-Only      1-Year LIBOR      1,000,000.00    6.6250000000    0.2600000000  0.2600000000      360         359           59      1.8750000000 1.8750000000    5.00000      2.00000   11.6250000000       59            12
5/1 YR Hybrid ARM Interest-Only      1-Year LIBOR       216,500.00     6.1250000000    0.2600000000  0.3850000000      360         359          119      1.8750000000 1.8750000000    5.00000      2.00000   11.1250000000       59            12
5/1 YR Hybrid ARM Interest-Only      1-Year LIBOR       164,000.00     6.2500000000    0.2600000000  0.3850000000      360         359          119      1.8750000000 1.8750000000    5.00000      2.00000   11.2500000000       59            12
5/1 YR Hybrid ARM Interest-Only      1-Year LIBOR      7,099,200.00    6.3750000000    0.2600000000  0.2600000000      360         359           59      1.8750000000 1.8750000000    5.00000      2.00000   11.3750000000       59            12
5/1 YR Hybrid ARM Interest-Only      1-Year LIBOR       350,000.00     6.3750000000    0.2600000000  0.3850000000      360         359          119      1.8750000000 1.8750000000    5.00000      2.00000   11.3750000000       59            12
5/1 YR Hybrid ARM Interest-Only      1-Year LIBOR      3,000,000.00    6.5000000000    0.2600000000  0.2600000000      360         359          119      1.8750000000 1.8750000000    5.00000      2.00000   11.5000000000       59            12
5/1 YR Hybrid ARM Interest-Only      1-Year LIBOR       650,000.00     6.8750000000    0.2600000000  0.2600000000      360         359          119      1.8750000000 1.8750000000    5.00000      2.00000   11.8750000000       59            12
3/1 YR Hybrid ARM                    1-Year LIBOR       114,569.76     4.5000000000    0.2600000000  0.3850000000      360         298           0       1.8750000000 1.8750000000    4.00000      2.00000   9.5000000000         5            12
3/1 YR Hybrid ARM                    1-Year LIBOR        52,189.26     7.2500000000    0.3850000000  0.3850000000      360         294           0       1.8750000000 1.8750000000    4.00000      2.00000   10.1250000000        6            12
3/1 YR Hybrid ARM                    1-Year LIBOR       114,838.05     7.2500000000    0.3850000000  0.3850000000      360         294           0       1.8750000000 1.8750000000    4.00000      2.00000   10.3750000000        6            12
5/1 YR Hybrid ARM                    1-Year LIBOR       268,114.06     5.5000000000    0.2600000000  0.3850000000      360         292           0       1.8750000000 1.8750000000    5.00000      2.00000   10.5000000000        7            12
3/1 YR Hybrid ARM                    1-Year LIBOR       139,427.91     7.2500000000    0.3850000000  0.3850000000      360         296           0       1.8750000000 1.8750000000    4.00000      2.00000   11.0000000000        8            12
5/1 YR Hybrid ARM Interest-Only      1-Year LIBOR       195,755.47     6.8750000000    0.2600000000  0.2600000000      360         296           56      1.8750000000 1.8750000000    5.00000      2.00000   10.7500000000        8            12
5/1 YR Hybrid ARM Interest-Only      1-Year LIBOR       109,871.38     7.2500000000    0.3850000000  0.3850000000      360         297           57      1.8750000000 1.8750000000    5.00000      2.00000   11.2500000000        9            12
5/1 YR Hybrid ARM Interest-Only      1-Year LIBOR       154,505.08     7.2500000000    0.3850000000  0.3850000000      360         297           57      1.8750000000 1.8750000000    5.00000      2.00000   11.3750000000        9            12
5/1 YR Hybrid ARM                    1-Year LIBOR       303,552.91     7.2500000000    0.3850000000  0.3850000000      360         297           0       1.8750000000 1.8750000000    5.00000      2.00000   11.6250000000        9            12
5/1 YR Hybrid ARM Interest-Only      1-Year LIBOR       496,676.90     4.8750000000    0.2600000000  0.2600000000      360         296           56      1.8750000000 1.8750000000    5.00000      2.00000   9.8750000000         9            12
3/3 YR Hybrid ARM                     3-Year CMT        249,540.29     5.0000000000    0.3850000000  0.3850000000      360         295           0       2.5000000000 2.5000000000    4.00000      2.00000   9.6250000000         7            36
6 MO Hybrid ARM Interest-Only       6-Month LIBOR       627,595.20     7.3750000000    0.2933804338  0.2933804338      360         296           56      2.0000000000 2.2670434701    1.00000      1.00000   12.0000000000        2            6
6 MO Hybrid ARM Interest-Only       6-Month LIBOR       232,353.90     7.6250000000    0.3850000000  0.3850000000      360         297           57      2.2500000000 3.2500000000    1.00000      1.00000   12.0000000000        3            6
6 MO Hybrid ARM Interest-Only       6-Month LIBOR       125,000.00     7.3750000000    0.3850000000  0.3850000000      360         298           58      2.0000000000 3.3750000000    1.00000      1.00000   12.0000000000        4            6
5/6 MO Hybrid ARM Interest-Only     6-Month LIBOR       200,000.00     5.7500000000    0.2600000000  0.3850000000      360         357           57      1.8750000000 1.8750000000    5.00000      1.00000   10.7500000000       57            6
5/6 MO Hybrid ARM Interest-Only     6-Month LIBOR       647,500.00     5.8750000000    0.2600000000  0.2600000000      360         357           57      1.8750000000 1.8750000000    5.00000      1.00000   10.8750000000       57            6
5/6 MO Hybrid ARM Interest-Only     6-Month LIBOR      1,102,000.00    6.0000000000    0.2600000000  0.2600000000      360         357          117      1.8750000000 1.8750000000    5.00000      1.00000   11.0000000000       57            6
5/6 MO Hybrid ARM Interest-Only     6-Month LIBOR       863,815.65     6.3750000000    0.2600000000  0.2600000000      360         357          117      1.8750000000 1.8750000000    5.00000      1.00000   11.3750000000       57            6
5/6 MO Hybrid ARM Interest-Only     6-Month LIBOR      5,157,500.00    6.1250000000    0.2600000000  0.2600000000      360         358           83      1.9931531750 1.9931531750    5.00000      1.00000   11.1250000000       58            6
5/6 MO Hybrid ARM Interest-Only     6-Month LIBOR       459,200.00     6.5000000000    0.2600000000  0.2600000000      360         358          118      1.8750000000 1.8750000000    5.00000      1.00000   11.5000000000       58            6
5/6 MO Hybrid ARM Interest-Only     6-Month LIBOR       377,057.29     6.2500000000    0.2600000000  0.3850000000      360         322           82      1.8750000000 1.8750000000    5.00000      1.00000   11.2500000000       58            6
5/6 MO Hybrid ARM                   6-Month LIBOR        87,927.86     7.0000000000    0.2600000000  0.3850000000      360         359           0       1.8750000000 1.8750000000    5.00000      1.00000   12.0000000000       59            6
6 MO Hybrid ARM Interest-Only       6-Month LIBOR       240,750.00     7.6250000000    0.3850000000  0.3850000000      360         294           54      2.2500000000 3.3750000000    1.00000      1.00000   16.3750000000        6            6
5/6 MO Hybrid ARM Interest-Only     6-Month LIBOR       699,999.98     4.2500000000    0.2600000000  0.2600000000      360         295           55      1.8750000000 1.8750000000    5.00000      2.00000   9.2500000000        12            6
5/6 MO Hybrid ARM Interest-Only     6-Month LIBOR       211,113.37     7.3750000000    0.3850000000  0.3850000000      360         295           0       2.0000000000 2.0000000000    6.00000      2.00000   11.5000000000        1            6
5/6 MO Hybrid ARM Interest-Only     6-Month LIBOR        69,426.21     7.3750000000    0.3850000000  0.3850000000      360         295           0       2.0000000000 2.0000000000    6.00000      2.00000   11.6250000000        1            6
5/6 MO Hybrid ARM Interest-Only     6-Month LIBOR       552,843.19     7.3750000000    0.3112120195  0.3112120195      360         295           0       2.0000000000 2.0000000000    6.00000      2.00000   11.7500000000        1            6
5/6 MO Hybrid ARM Interest-Only     6-Month LIBOR       600,760.39     7.3750000000    0.3850000000  0.3850000000      360         295           0       2.0000000000 2.0000000000    6.00000      2.00000   11.8750000000        1            6
5/6 MO Hybrid ARM Interest-Only     6-Month LIBOR       716,959.77     7.3750000000    0.2600000000  0.2600000000      360         295           0       2.0000000000 2.0000000000    6.00000      2.00000   12.0000000000        1            6
5/6 MO Hybrid ARM Interest-Only     6-Month LIBOR       254,433.10     7.3750000000    0.3850000000  0.3850000000      360         295           0       2.0000000000 2.0000000000    6.00000      2.00000   12.1250000000        1            6
5/6 MO Hybrid ARM Interest-Only     6-Month LIBOR        59,659.69     7.3750000000    0.3850000000  0.3850000000      360         295           0       2.0000000000 2.0000000000    6.00000      2.00000   12.2500000000        1            6
5/6 MO Hybrid ARM Interest-Only     6-Month LIBOR        52,042.23     7.3750000000    0.3850000000  0.3850000000      360         295           0       2.0000000000 2.0000000000    6.00000      2.00000   12.3750000000        1            6
5/6 MO Hybrid ARM Interest-Only     6-Month LIBOR       517,628.40     7.3750000000    0.2985768150  0.2985768150      360         295           0       2.0000000000 2.0000000000    6.00000      2.00000   12.5000000000        1            6
6 MO Hybrid ARM Interest-Only       6-Month LIBOR       861,186.75     6.7500000000    0.2600000000  0.2600000000      360         296           56      1.3750000000 2.3750000000    1.00000      1.00000   12.0000000000        2            6
6 MO Hybrid ARM                     6-Month LIBOR       123,270.60     7.3750000000    0.3850000000  0.3850000000      360         296           0       2.0000000000 2.0000000000    1.00000      1.00000   9.3750000000         2            6
5/6 MO Hybrid ARM Interest-Only     6-Month LIBOR       449,810.96     7.3750000000    0.2600000000  0.2600000000      360         296           0       2.0000000000 2.0000000000    6.00000      2.00000   11.5000000000        2            6
5/6 MO Hybrid ARM Interest-Only     6-Month LIBOR       440,920.14     7.3750000000    0.2600000000  0.2600000000      360         296           0       2.0000000000 2.0000000000    6.00000      2.00000   11.6250000000        2            6
5/6 MO Hybrid ARM Interest-Only     6-Month LIBOR       115,396.63     7.3750000000    0.3850000000  0.3850000000      360         296           0       2.0000000000 2.0000000000    6.00000      2.00000   11.7500000000        2            6
5/6 MO Hybrid ARM Interest-Only     6-Month LIBOR        93,477.31     7.3750000000    0.3850000000  0.3850000000      360         296           0       2.0000000000 2.0000000000    6.00000      2.00000   12.1250000000        2            6
5/6 MO Hybrid ARM Interest-Only     6-Month LIBOR       123,338.89     7.3750000000    0.3850000000  0.3850000000      360         296           0       2.0000000000 2.0000000000    6.00000      2.00000   12.2500000000        2            6
5/6 MO Hybrid ARM Interest-Only     6-Month LIBOR      1,646,743.27    7.3750000000    0.2760554710  0.2760554710      360         296           0       2.0000000000 2.0000000000    6.00000      2.00000   12.3750000000        2            6
5/6 MO Hybrid ARM Interest-Only     6-Month LIBOR        67,788.59     7.3750000000    0.3850000000  0.3850000000      360         296           0       2.0000000000 2.0000000000    6.00000      2.00000   12.5000000000        2            6
3/6 MO Hybrid ARM Interest-Only     6-Month LIBOR       134,999.89     7.2500000000    0.3850000000  0.3850000000      360         297           57      1.8750000000 1.8750000000    4.00000      1.00000   10.7500000000        3            6
5/6 MO Hybrid ARM Interest-Only     6-Month LIBOR       316,000.00     5.8750000000    0.2600000000  0.3850000000      360         294           54      1.8750000000 1.8750000000    5.00000      1.00000   10.8750000000       43            6
5/6 MO Hybrid ARM Interest-Only     6-Month LIBOR        62,534.01     5.7500000000    0.5100000000  0.5100000000      360         293           0       2.0000000000 2.0000000000    6.00000      2.00000   11.7500000000        5            6
5/6 MO Hybrid ARM Interest-Only     6-Month LIBOR        59,574.84     7.3750000000    0.3850000000  0.3850000000      360         294           0       2.0000000000 2.0000000000    6.00000      2.00000   11.5000000000        6            6
5/6 MO Hybrid ARM Interest-Only     6-Month LIBOR       293,651.29     7.3750000000    0.3850000000  0.3850000000      360         294           0       2.0000000000 2.0000000000    6.00000      2.00000   11.6250000000        6            6
5/6 MO Hybrid ARM Interest-Only     6-Month LIBOR       230,411.20     7.3750000000    0.3850000000  0.3850000000      360         294           0       2.0000000000 2.0000000000    6.00000      2.00000   11.8750000000        6            6
5/6 MO Hybrid ARM Interest-Only     6-Month LIBOR        3,462.80      7.3750000000    0.3850000000  0.3850000000      360         294           0       2.0000000000 2.0000000000    6.00000      2.00000   12.1250000000        6            6
3/1 YR Hybrid ARM                     1-Year CMT        836,616.20     7.7500000000    0.2600000000  0.2600000000      360         295           0       2.5000000000 2.5000000000    4.00000      2.00000   9.5000000000        10            12
5/1 YR Hybrid ARM                     1-Year CMT         7,434.48      7.3750000000    0.3850000000  0.3850000000      360         298           0       2.5000000000 2.5000000000    5.00000      2.00000   10.5000000000       10            12
5/1 YR Hybrid ARM                     1-Year CMT        571,411.53     7.3750000000    0.2600000000  0.2600000000      360         298           0       2.5000000000 2.5000000000    5.00000      2.00000   10.6250000000       10            12
5/1 YR Hybrid ARM Interest-Only       1-Year CMT        191,913.14     4.1250000000    0.2600000000  0.3850000000      360         297           57      2.5000000000 2.5000000000    5.00000      2.00000   9.1250000000        13            12
3/1 YR Hybrid ARM                     1-Year CMT        278,185.66     7.5000000000    0.3850000000  0.3850000000      360         296           0       2.5000000000 2.5000000000    4.00000      2.00000   8.6250000000         1            12
5/1 YR Hybrid ARM                     1-Year CMT        426,680.52     7.6250000000    0.2600000000  0.2600000000      360         291           0       2.5000000000 2.5000000000    5.00000      2.00000   11.8000000000        3            12
5/1 YR Hybrid ARM Interest-Only       1-Year CMT        396,000.00     6.8750000000    0.2600000000  0.2600000000      360         292           52      1.8750000000 1.8750000000    5.00000      2.00000   10.0000000000        4            12
5/1 YR Hybrid ARM Interest-Only       1-Year CMT        512,000.00     6.5000000000    0.2600000000  0.3850000000      360         357          117      2.5000000000 2.5000000000    5.00000      2.00000   11.5000000000       57            12
3/1 YR Hybrid ARM Interest-Only       1-Year CMT        165,600.00     7.5000000000    0.3850000000  0.3850000000      360         293           53      2.5000000000 2.5000000000    4.00000      2.00000   10.3750000000        5            12
3/1 YR Hybrid ARM                     1-Year CMT         2,893.34      7.6250000000    0.2600000000  0.2600000000      480         365           0       2.5000000000 2.5000000000    4.00000      2.00000   10.8750000000        5            12
5/1 YR Hybrid ARM Interest-Only       1-Year CMT        250,000.00     7.5000000000    0.3850000000  0.3850000000      360         293           53      2.5000000000 2.5000000000    5.00000      2.00000   10.9500000000        5            12
3/1 YR Hybrid ARM Interest-Only       1-Year CMT       1,000,000.00    7.5000000000    0.2600000000  0.2600000000      360         294           54      2.5000000000 2.5000000000    4.00000      2.00000   10.7500000000        6            12
3/1 YR Hybrid ARM                     1-Year CMT         82,441.07     7.5000000000    0.3850000000  0.3850000000      360         294           0       2.5000000000 2.5000000000    4.00000      2.00000   9.2500000000         6            12
3/1 YR Hybrid ARM                     1-Year CMT        322,046.02     7.5000000000    0.3850000000  0.3850000000      360         294           0       2.5000000000 2.5000000000    4.00000      2.00000   10.5000000000        6            12
3/1 YR Hybrid ARM                     1-Year CMT       1,484,007.63    7.5000000000    0.2600000000  0.2600000000      480         366           0       2.5000000000 2.5000000000    4.00000      2.00000   10.6250000000        6            12
5/1 YR Hybrid ARM Interest-Only       1-Year CMT        605,000.00     7.5000000000    0.2600000000  0.2600000000      360         294           54      2.5000000000 2.5000000000    5.00000      2.00000   11.1250000000        6            12
3/1 YR Hybrid ARM                     1-Year CMT         96,100.72     7.5000000000    0.3850000000  0.3850000000      360         295           0       2.5000000000 2.5000000000    4.00000      2.00000   9.7500000000         7            12
3/1 YR Hybrid ARM                     1-Year CMT        182,568.74     7.5000000000    0.3850000000  0.3850000000      360         295           0       2.5000000000 2.5000000000    4.00000      2.00000   10.2500000000        7            12
3/1 YR Hybrid ARM                     1-Year CMT        334,122.93     7.7500000000    0.2600000000  0.2600000000      360         295           0       2.7500000000 2.7500000000    2.00000      2.00000   11.8750000000        7            12
5/1 YR Hybrid ARM Interest-Only       1-Year CMT         23,147.50     7.5000000000    0.3850000000  0.3850000000      360         295           55      2.5000000000 2.5000000000    5.00000      2.00000   11.2000000000        7            12
5/1 YR Hybrid ARM Interest-Only       1-Year CMT        163,000.00     7.5000000000    0.3850000000  0.3850000000      360         295           55      2.5000000000 2.5000000000    5.00000      2.00000   11.6250000000        7            12
5/1 YR Hybrid ARM Interest-Only       1-Year CMT        356,248.00     7.5000000000    0.3850000000  0.3850000000      480         415           55      2.5000000000 2.5000000000    5.00000      2.00000   11.7500000000        7            12
1 YR ARM                              1-Year CMT        205,056.25     6.8750000000    0.3850000000  0.3850000000      360         296           0       2.6250000000 2.6250000000    2.00000      2.00000   10.8750000000        8            12
3/1 YR Hybrid ARM                     1-Year CMT        181,044.37     7.5000000000    0.3850000000  0.3850000000      360         296           0       2.5000000000 2.5000000000    4.00000      2.00000   10.1250000000        8            12
3/1 YR Hybrid ARM                     1-Year CMT        141,831.40     7.5000000000    0.3850000000  0.3850000000      360         296           0       2.5000000000 2.5000000000    4.00000      2.00000   10.2500000000        8            12
3/1 YR Hybrid ARM                     1-Year CMT         77,619.10     7.5000000000    0.3850000000  0.3850000000      360         296           0       2.5000000000 2.5000000000    4.00000      2.00000   10.5000000000        8            12
5/1 YR Hybrid ARM Interest-Only       1-Year CMT        367,200.00     7.5000000000    0.2600000000  0.2600000000      360         296           56      2.5000000000 2.5000000000    5.00000      2.00000   11.0000000000        8            12
5/1 YR Hybrid ARM                     1-Year CMT        220,628.28     7.5000000000    0.2600000000  0.2600000000      360         296           0       2.5000000000 2.5000000000    5.00000      2.00000   11.7000000000        8            12
3/1 YR Hybrid ARM                     1-Year CMT         92,345.71     7.6250000000    0.3850000000  0.3850000000      360         297           0       2.5000000000 2.5000000000    4.00000      2.00000   10.2500000000        9            12
3/1 YR Hybrid ARM                     1-Year CMT         55,516.69     7.6250000000    0.3850000000  0.3850000000      360         297           0       2.5000000000 2.5000000000    4.00000      2.00000   10.5000000000        9            12
5/1 YR Hybrid ARM                     1-Year CMT        339,326.85     7.6250000000    0.2600000000  0.2600000000      360         297           0       2.5000000000 2.5000000000    5.00000      2.00000   11.2000000000        9            12

  (1) The Trust Expense Rate equals the sum of (i) the applicable Servicing Fee Rate and (ii) the Master Servicing Fee Rate of 0.0100% per annum.

  (2) The Servicing Fee Rate will increase by 0.1250% per annum after the Mortgage Rate Adjustment Date in the case of approximately 9.48% of the Group 2 Mortgage Loans.

                                                 Assumed Mortgage Loan Characteristics
Group 3 Mortgage Loans
                                                                                                                      Weighted  Weighted    Weighted                                                                              Weighted
                                                                        Weighted                          Weighted     Average   Average      Average                                                                              Average
                                                                        Weighted         Weighted         Average     Original  Remaining   Remaining                                    Weighted   Weighted                     Months to      Rate
                                                                     Average Current  Average Initial    Adjusted     Term to   Term to     Interest      Weighted         Weighted       Average   Average                      Next Rate   Adjustment
                                                      Principal      Gross Mortgage    Trust Expense   Trust Expense  Maturity  Maturity    Only Term   Average Gross  Average Minimum    Initial   Periodic  Weighted Average   Adjustment   Frequency
            Loan Type                  Index         Balance ($)        Rate (%)        Rate (%)(1)     Rate (%)(2)   (months)   (months)   (months)     Margin (%)        Rate (%)       Cap (%)    Cap (%)  Maximum Rate (%)      Date      (months)
_______________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________
7/1 MO Hybrid ARM Interest-Only    1-Month LIBOR     1,178,451.25     6.3000000000     0.2600000000    0.2600000000      360       357         117      1.8750000000     1.8750000000     0.00000    0.00000    12.3000000000        81           1
7/1 MO Hybrid ARM Interest-Only    1-Month LIBOR     4,750,000.00     5.9000000000     0.2600000000    0.2600000000      360       357         117      1.8750000000     1.8750000000     0.00000    0.00000    11.9000000000        81           1
7/1 MO Hybrid ARM Interest-Only    1-Month LIBOR     2,200,000.00     5.8500000000     0.2600000000    0.2600000000      360       357         117      1.8750000000     1.8750000000     0.00000    0.00000    11.8500000000        81           1
7/1 MO Hybrid ARM Interest-Only    1-Month LIBOR     2,625,000.00     5.8500000000     0.2600000000    0.2600000000      360       358         118      1.8750000000     1.8750000000     0.00000    0.00000    11.8500000000        82           1
7/1 MO Hybrid ARM Interest-Only    1-Month LIBOR     2,850,000.00     6.0000000000     0.2600000000    0.2600000000      360       358         118      1.8750000000     1.8750000000     0.00000    0.00000    12.0000000000        82           1
7/1 MO Hybrid ARM Interest-Only    1-Month LIBOR      200,000.00      5.9500000000     0.2600000000    0.3850000000      360       358         118      1.8750000000     1.8750000000     0.00000    0.00000    11.9500000000        82           1
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR     1,328,000.00     4.3750000000     0.2600000000    0.2600000000      360       297         57       1.8750000000     1.8750000000     5.00000    2.00000    9.3750000000         37          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR      256,427.61      4.3750000000     0.2600000000    0.3850000000      360       294         54       1.8750000000     1.8750000000     5.00000    2.00000    9.3750000000         37          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR      424,647.60      4.6250000000     0.2600000000    0.2600000000      360       298         58       1.8750000000     1.8750000000     5.00000    2.00000    9.6250000000         38          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR      860,000.00      4.7500000000     0.2600000000    0.2600000000      360       294         54       1.8750000000     1.8750000000     5.00000    2.00000    9.7500000000         38          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR      93,980.84       5.6250000000     0.2600000000    0.3850000000      360       298         58       1.8750000000     1.8750000000     5.00000    2.00000    10.6250000000        55          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR      348,998.08      5.3750000000     0.2600000000    0.2600000000      360       297         57       1.8750000000     1.8750000000     5.00000    2.00000    10.3750000000        55          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR      190,000.02      6.1250000000     0.2600000000    0.2600000000      360       295         55       1.8750000000     1.8750000000     5.00000    2.00000    11.1250000000        59          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR      276,667.92      5.7500000000     0.2600000000    0.3850000000      360       297         57       1.8750000000     1.8750000000     5.00000    2.00000    10.7500000000        62          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR      88,922.73       5.8750000000     0.2600000000    0.3850000000      360       295         55       1.8750000000     1.8750000000     5.00000    2.00000    10.8750000000        62          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR      560,249.76      6.1250000000     0.2600000000    0.2600000000      360       297         57       1.8750000000     1.8750000000     5.00000    2.00000    11.1250000000        66          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR      290,000.00      6.1250000000     0.2600000000    0.3850000000      360       296         56       1.8750000000     1.8750000000     5.00000    2.00000    11.1250000000        66          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR      401,999.75      6.0000000000     0.2600000000    0.3850000000      360       295         55       1.8750000000     1.8750000000     5.00000    2.00000    11.0000000000        67          12
7/1 YR Hybrid ARM                   1-Year LIBOR      210,923.34      6.1250000000     0.2600000000    0.3850000000      360       293          0       1.8750000000     1.8750000000     5.00000    2.00000    11.1250000000        67          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR      725,193.47      6.1250000000     0.2600000000    0.2600000000      360       293         53       1.8750000000     1.8750000000     5.00000    2.00000    11.1250000000        68          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR      794,927.78      6.2500000000     0.2600000000    0.2600000000      360       294         54       1.8750000000     1.8750000000     5.00000    2.00000    11.2500000000        70          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR      189,048.11      6.6250000000     0.2600000000    0.3850000000      360       297         57       1.8750000000     1.8750000000     5.00000    2.00000    11.6250000000        73          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR      256,000.00      6.5000000000     0.2600000000    0.3850000000      360       295         55       1.8750000000     1.8750000000     5.00000    5.00000    11.5000000000        73          12
7/1 YR Hybrid ARM                   1-Year LIBOR      460,567.98      6.2500000000     0.2600000000    0.2600000000      360       294          0       1.8750000000     1.8750000000     5.00000    2.00000    11.2500000000        76          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR      280,000.00      6.1250000000     0.2600000000    0.3850000000      360       352         112      1.8750000000     1.8750000000     5.00000    2.00000    11.1250000000        76          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR      350,000.00      6.0000000000     0.2600000000    0.3850000000      360       318         78       1.8750000000     1.8750000000     5.00000    2.00000    11.0000000000        78          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR      560,000.00      6.0000000000     0.2600000000    0.2600000000      360       304         64       1.8750000000     1.8750000000     5.00000    2.00000    11.0000000000        78          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR      246,800.00      6.1250000000     0.2600000000    0.3850000000      360       354         114      1.8750000000     1.8750000000     5.00000    2.00000    11.1250000000        78          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR     2,000,000.00     6.5000000000     0.2600000000    0.2600000000      360       354         114      1.8750000000     1.8750000000     5.00000    2.00000    11.5000000000        78          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR      549,300.00      6.1250000000     0.2600000000    0.2600000000      360       297         57       1.8750000000     1.8750000000     5.00000    2.00000    11.1250000000        79          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR      279,822.18      6.1250000000     0.2600000000    0.3850000000      360       294         54       1.8750000000     1.8750000000     5.00000    2.00000    11.1250000000        79          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR      720,000.00      6.1250000000     0.2600000000    0.2600000000      360       355         115      1.8750000000     1.8750000000     5.00000    2.00000    11.1250000000        79          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR      297,058.85      6.3750000000     0.2600000000    0.3850000000      360       355         115      1.8750000000     1.8750000000     5.00000    2.00000    11.3750000000        79          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR      258,000.00      6.2500000000     0.2600000000    0.3850000000      360       332         92       1.8750000000     1.8750000000     5.00000    2.00000    11.2500000000        80          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR    12,500,000.00     7.0000000000     0.2600000000    0.2600000000      360       330         90       1.8750000000     1.8750000000     5.00000    2.00000    12.0000000000        80          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR      113,861.04      6.3750000000     0.2600000000    0.3850000000      360       326         86       1.8750000000     1.8750000000     5.00000    2.00000    11.3750000000        80          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR      102,400.00      6.2500000000     0.2600000000    0.3850000000      360       323         83       1.8750000000     1.8750000000     5.00000    2.00000    11.2500000000        80          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR      173,254.19      6.3750000000     0.2600000000    0.3850000000      360       321         81       1.8750000000     1.8750000000     5.00000    2.00000    11.3750000000        80          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR      814,141.10      6.3750000000     0.2600000000    0.2600000000      360       321         81       1.8750000000     1.8750000000     5.00000    2.00000    11.3750000000        80          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR     1,602,598.88     6.1250000000     0.2600000000    0.2600000000      360       320         80       1.8750000000     1.8750000000     5.00000    2.00000    11.1250000000        80          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR      274,866.68      6.2500000000     0.2600000000    0.3850000000      360       320         80       1.8750000000     1.8750000000     5.00000    2.00000    11.2500000000        80          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR      500,000.00      6.3750000000     0.2600000000    0.2600000000      360       320         80       1.8750000000     1.8750000000     5.00000    2.00000    11.3750000000        80          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR      204,000.00      6.2500000000     0.2600000000    0.3850000000      360       320         80       1.8750000000     1.8750000000     5.00000    2.00000    11.2500000000        80          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR     1,000,000.00     6.3750000000     0.2600000000    0.2600000000      360       320         80       1.8750000000     1.8750000000     5.00000    2.00000    11.3750000000        80          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR      144,000.00      6.2500000000     0.2600000000    0.3850000000      360       320         80       1.8750000000     1.8750000000     5.00000    2.00000    11.2500000000        80          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR      149,968.12      6.3750000000     0.2600000000    0.3850000000      360       316         76       1.8750000000     1.8750000000     5.00000    2.00000    11.3750000000        80          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR      591,110.68      6.3750000000     0.2600000000    0.2600000000      360       316         76       1.8750000000     1.8750000000     5.00000    2.00000    11.3750000000        80          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR     1,500,000.00     6.3750000000     0.2600000000    0.2600000000      360       315         75       1.8750000000     1.8750000000     5.00000    2.00000    11.3750000000        80          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR      510,000.00      6.2500000000     0.2600000000    0.2600000000      360       305         65       1.8750000000     1.8750000000     5.00000    2.00000    11.2500000000        80          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR      375,000.00      6.3750000000     0.2600000000    0.3850000000      360       304         64       1.8750000000     1.8750000000     5.00000    2.00000    11.3750000000        80          12
7/1 YR Hybrid ARM                   1-Year LIBOR      614,163.08      6.2500000000     0.2600000000    0.2600000000      360       303          0       1.8750000000     1.8750000000     5.00000    2.00000    11.2500000000        80          12
7/1 YR Hybrid ARM                   1-Year LIBOR      176,021.43      6.3750000000     0.2600000000    0.3850000000      360       296          0       1.8750000000     1.8750000000     5.00000    2.00000    11.3750000000        80          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR      409,602.55      6.3750000000     0.2600000000    0.2600000000      360       293         53       1.8750000000     1.8750000000     5.00000    2.00000    11.3750000000        80          12
7/1 YR Hybrid ARM                   1-Year LIBOR      79,665.32       5.7500000000     0.2600000000    0.3850000000      360       287          0       1.0000000000     1.0000000000     5.00000    2.00000    10.7500000000        80          12
7/1 YR Hybrid ARM                   1-Year LIBOR      198,736.51      6.3750000000     0.2600000000    0.3850000000      360       275          0       1.8750000000     1.8750000000     5.00000    2.00000    11.3750000000        80          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR      530,000.00      5.8750000000     0.2600000000    0.2600000000      360       356         116      2.2500000000     1.8750000000     5.00000    2.00000    10.8750000000        80          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR      770,000.00      6.7500000000     0.2600000000    0.2600000000      360       356         80       1.8750000000     1.8750000000     5.00000    2.00000    11.7500000000        80          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR     2,718,000.00     6.0000000000     0.2600000000    0.2600000000      360       356         116      1.8750000000     1.8750000000     5.00000    2.00000    11.0000000000        80          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR     3,177,500.00     6.2500000000     0.2600000000    0.2600000000      360       356         116      1.8750000000     1.8750000000     5.00000    2.00000    11.2500000000        80          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR     6,036,027.04     6.3750000000     0.2600000000    0.2600000000      360       356         86       1.8750000000     1.8750000000     5.00000    2.00000    11.3750000000        80          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR     4,199,762.06     6.5000000000     0.2600000000    0.2600000000      360       356         116      1.8750000000     1.8750000000     5.00000    2.00000    11.5000000000        80          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR      579,600.00      6.6250000000     0.2600000000    0.3850000000      360       356         116      1.8750000000     1.8750000000     5.00000    2.00000    11.6250000000        80          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR      381,600.00      6.7500000000     0.2600000000    0.3850000000      360       356         116      1.8750000000     1.8750000000     5.00000    2.00000    11.7500000000        80          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR      350,400.00      6.8750000000     0.2600000000    0.3850000000      360       356         116      1.8750000000     1.8750000000     5.00000    2.00000    11.8750000000        80          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR      436,000.00      6.7500000000     0.2600000000    0.3850000000      480       476         116      1.8750000000     1.8750000000     5.00000    2.00000    11.7500000000        80          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR      200,000.00      6.3750000000     0.2600000000    0.3850000000      360       350         110      1.8750000000     1.8750000000     5.00000    2.00000    11.3750000000        80          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR     1,662,500.00     6.3750000000     0.2600000000    0.2600000000      360       349         109      1.8750000000     1.8750000000     5.00000    2.00000    11.3750000000        80          12
7/1 YR Hybrid ARM                   1-Year LIBOR      335,203.57      6.1250000000     0.2600000000    0.3850000000      360       333          0       1.8750000000     1.8750000000     5.00000    2.00000    11.1250000000        81          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR      100,000.00      6.1250000000     0.2600000000    0.3850000000      360       333         93       1.8750000000     1.8750000000     5.00000    2.00000    11.1250000000        81          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR     1,916,852.86     6.5000000000     0.2600000000    0.2600000000      360       330         90       1.8750000000     1.8750000000     5.00000    2.00000    11.5000000000        81          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR      406,000.00      6.1250000000     0.2600000000    0.3850000000      360       328         88       1.8750000000     1.8750000000     5.00000    2.00000    11.1250000000        81          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR      235,598.95      6.1250000000     0.2600000000    0.3850000000      360       327         87       1.8750000000     1.8750000000     5.00000    2.00000    11.1250000000        81          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR      399,833.34      6.1250000000     0.2600000000    0.3850000000      360       326         86       1.8750000000     1.8750000000     5.00000    2.00000    11.1250000000        81          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR      465,000.00      6.1250000000     0.2600000000    0.2600000000      360       324         84       1.8750000000     1.8750000000     5.00000    2.00000    11.1250000000        81          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR      452,500.00      6.2500000000     0.2600000000    0.2600000000      360       322         82       1.8750000000     1.8750000000     5.00000    2.00000    11.2500000000        81          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR      394,800.00      6.1250000000     0.2600000000    0.3850000000      360       322         82       1.8750000000     1.8750000000     5.00000    2.00000    11.1250000000        81          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR      123,151.96      6.1250000000     0.2600000000    0.3850000000      360       321         81       1.8750000000     1.8750000000     5.00000    2.00000    11.1250000000        81          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR     1,320,000.00     6.1250000000     0.2600000000    0.2600000000      360       321         81       1.8750000000     1.8750000000     5.00000    2.00000    11.1250000000        81          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR      830,311.56      6.1575179141     0.2600000000    0.3850000000      360       321         81       1.8750000000     1.8750000000     5.00000    2.00000    11.1575179141        81          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR      400,000.00      6.2500000000     0.2600000000    0.2600000000      360       321         81       1.8750000000     1.8750000000     5.00000    2.00000    11.2500000000        81          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR      350,000.00      6.2500000000     0.2600000000    0.3850000000      360       321         81       1.8750000000     1.8750000000     5.00000    2.00000    11.2500000000        81          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR      135,527.03      6.3750000000     0.2600000000    0.3850000000      360       321         81       1.8750000000     1.8750000000     5.00000    2.00000    11.3750000000        81          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR      536,300.00      6.1250000000     0.2600000000    0.2600000000      360       321         81       1.8750000000     1.8750000000     5.00000    2.00000    11.1250000000        81          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR      274,250.19      6.1250000000     0.2600000000    0.3850000000      360       321         81       1.8750000000     1.8750000000     5.00000    2.00000    11.1250000000        81          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR      239,950.00      6.5000000000     0.2600000000    0.3850000000      360       321         81       1.8750000000     1.8750000000     5.00000    2.00000    11.5000000000        81          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR      943,970.48      6.1250000000     0.2600000000    0.2600000000      360       320         80       1.8750000000     1.8750000000     5.00000    2.00000    11.1250000000        81          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR      270,000.00      6.1250000000     0.2600000000    0.3850000000      360       320         80       1.8750000000     1.8750000000     5.00000    2.00000    11.1250000000        81          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR      200,000.00      6.3750000000     0.2600000000    0.3850000000      360       320         80       1.8750000000     1.8750000000     5.00000    2.00000    11.3750000000        81          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR     1,649,776.25     6.1250000000     0.2600000000    0.2600000000      360       320         80       1.8750000000     1.8750000000     5.00000    2.00000    11.1250000000        81          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR      401,700.00      6.1250000000     0.2600000000    0.3850000000      360       320         80       1.8750000000     1.8750000000     5.00000    2.00000    11.1250000000        81          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR      251,348.14      6.1250000000     0.2600000000    0.3850000000      360       320         80       1.8750000000     1.8750000000     5.00000    2.00000    11.1250000000        81          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR      485,600.00      6.1250000000     0.2600000000    0.2600000000      360       320         80       1.8750000000     1.8750000000     5.00000    2.00000    11.1250000000        81          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR      219,538.58      6.2500000000     0.2600000000    0.3850000000      360       319         79       1.8750000000     1.8750000000     5.00000    2.00000    11.2500000000        81          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR      900,000.00      6.2500000000     0.2600000000    0.2600000000      360       319         79       1.8750000000     1.8750000000     5.00000    2.00000    11.2500000000        81          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR      497,795.58      6.1250000000     0.2600000000    0.2600000000      360       318         78       1.8750000000     1.8750000000     5.00000    2.00000    11.1250000000        81          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR     2,984,000.00     6.1250000000     0.2600000000    0.2600000000      360       317         77       1.8750000000     1.8750000000     5.00000    2.00000    11.1250000000        81          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR      162,464.00      6.1250000000     0.2600000000    0.3850000000      360       311         71       1.8750000000     1.8750000000     5.00000    2.00000    11.1250000000        81          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR      311,427.24      6.1250000000     0.2600000000    0.3850000000      360       303         63       1.8750000000     1.8750000000     5.00000    2.00000    11.1250000000        81          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR     1,216,527.09     6.1250000000     0.2600000000    0.2600000000      360       295         55       1.8750000000     1.8750000000     5.00000    2.00000    11.1250000000        81          12
7/1 YR Hybrid ARM                   1-Year LIBOR      446,891.88      7.0000000000     0.2600000000    0.2600000000      360       357          0       2.2500000000     2.2500000000     5.00000    2.00000    12.0000000000        81          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR      458,400.00      6.5000000000     0.2600000000    0.2600000000      360       357         117      1.8750000000     1.8750000000     5.00000    2.00000    11.5000000000        81          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR     1,600,000.00     6.2500000000     0.2600000000    0.2600000000      360       357         117      2.2500000000     2.2500000000     5.00000    2.00000    11.2500000000        81          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR      612,000.00      5.7500000000     0.2600000000    0.2600000000      360       357         117      1.8750000000     1.8750000000     5.00000    2.00000    10.7500000000        81          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR     1,400,000.00     5.8750000000     0.2600000000    0.2600000000      360       357         81       1.8750000000     1.8750000000     5.00000    2.00000    10.8750000000        81          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR      806,900.00      5.8750000000     0.2600000000    0.3850000000      360       357         117      1.8750000000     1.8750000000     5.00000    2.00000    10.8750000000        81          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR     5,527,767.54     6.0000000000     0.2600000000    0.2600000000      360       357         117      1.8750000000     1.8750000000     5.00000    2.00000    11.0000000000        81          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR    10,190,596.13     6.1250000000     0.2600000000    0.2600000000      360       357         90       1.8750000000     1.8750000000     5.00000    2.00000    11.1250000000        81          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR      754,302.81      6.1250000000     0.2600000000    0.3850000000      360       357         106      1.8750000000     1.8750000000     5.00000    2.00000    11.1250000000        81          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR    28,665,157.95     6.2500000000     0.2600000000    0.2600000000      360       357         106      1.8873493998     1.8873493998     5.00000    2.00000    11.2500000000        81          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR     2,366,034.51     6.1202998630     0.2600000000    0.3850000000      360       357         94       1.7281456331     1.7281456331     5.00000    2.00000    11.1660832189        81          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR    17,637,171.90     6.3750000000     0.2600000000    0.2600000000      360       357         110      1.8750000000     1.8750000000     5.00000    2.00000    11.3750000000        81          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR     1,015,600.00     6.2785053171     0.2600000000    0.3850000000      360       357         101      1.7061343048     1.7061343048     5.00000    2.00000    11.2785053171        81          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR    15,700,537.02     6.5000000000     0.2600000000    0.2600000000      360       357         116      1.8750000000     1.8750000000     5.00000    2.00000    11.5000000000        81          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR     1,834,314.31     6.5000000000     0.2600000000    0.3850000000      360       357         113      1.8750000000     1.8750000000     5.00000    2.00000    11.5000000000        81          12
7/1 YR Hybrid ARM                   1-Year LIBOR    10,736,720.42     6.6250000000     0.2600000000    0.2600000000      360       357         108      1.8750000000     1.8750000000     5.00000    2.00000    11.6250000000        81          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR     1,214,736.08     6.6250000000     0.2600000000    0.3850000000      360       357         110      1.8750000000     1.8750000000     5.00000    2.00000    11.6250000000        81          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR    10,450,787.78     6.7500000000     0.2600000000    0.2600000000      360       357         89       1.8750000000     1.8750000000     5.00000    2.00000    11.7500000000        81          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR     1,791,300.00     6.7500000000     0.2600000000    0.3850000000      360       357         117      1.8750000000     1.8750000000     5.00000    2.00000    11.7500000000        81          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR     2,562,000.00     6.8750000000     0.2600000000    0.2600000000      360       357         106      1.9372072600     1.9372072600     5.00000    2.00000    11.8750000000        81          12
7/1 YR Hybrid ARM                   1-Year LIBOR     1,119,276.42     6.8750000000     0.2600000000    0.3850000000      360       357         91       1.8750000000     1.8750000000     5.00000    2.00000    11.8750000000        81          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR     3,584,000.00     7.1250000000     0.2600000000    0.2600000000      360       357         117      1.8750000000     1.8750000000     5.00000    2.00000    12.1250000000        81          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR     2,600,000.00     6.1250000000     0.2600000000    0.2600000000      360       351         111      1.8750000000     1.8750000000     5.00000    2.00000    11.1250000000        81          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR      277,000.00      6.1250000000     0.2600000000    0.3850000000      360       329         89       1.8750000000     1.8750000000     5.00000    2.00000    11.1250000000        82          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR      136,500.00      6.3750000000     0.2600000000    0.3850000000      360       329         89       1.8750000000     1.8750000000     5.00000    2.00000    11.3750000000        82          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR      495,659.89      6.1250000000     0.2600000000    0.2600000000      360       326         86       1.8750000000     1.8750000000     5.00000    2.00000    11.1250000000        82          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR      179,948.91      6.5000000000     0.2600000000    0.3850000000      360       324         84       1.8750000000     1.8750000000     5.00000    2.00000    11.5000000000        82          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR      162,848.24      6.2500000000     0.2600000000    0.3850000000      360       324         84       1.8750000000     1.8750000000     5.00000    2.00000    11.2500000000        82          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR      216,000.00      6.1250000000     0.2600000000    0.3850000000      360       323         83       1.8750000000     1.8750000000     5.00000    2.00000    11.1250000000        82          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR      552,000.00      6.1250000000     0.2600000000    0.2600000000      360       323         83       1.8750000000     1.8750000000     5.00000    2.00000    11.1250000000        82          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR      552,817.18      6.1250000000     0.2600000000    0.2600000000      360       322         82       1.8750000000     1.8750000000     5.00000    2.00000    11.1250000000        82          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR      552,400.00      6.1789464156     0.2600000000    0.3850000000      360       322         82       1.8750000000     1.8750000000     5.00000    2.00000    11.1789464156        82          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR     2,690,000.00     6.1250000000     0.2600000000    0.2600000000      360       322         82       1.8750000000     1.8750000000     5.00000    2.00000    11.1250000000        82          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR      278,969.01      6.1250000000     0.2600000000    0.3850000000      360       322         82       1.8750000000     1.8750000000     5.00000    2.00000    11.1250000000        82          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR      400,000.00      6.1250000000     0.2600000000    0.2600000000      360       322         82       1.8750000000     1.8750000000     5.00000    2.00000    11.1250000000        82          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR      599,699.89      6.1250000000     0.2600000000    0.2600000000      360       322         82       1.8750000000     1.8750000000     5.00000    2.00000    11.1250000000        82          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR      355,865.28      6.3202129820     0.2600000000    0.3850000000      360       322         82       1.8750000000     1.8750000000     5.00000    2.00000    11.3202129820        82          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR      463,922.67      6.2500000000     0.2600000000    0.2600000000      360       322         82       1.8750000000     1.8750000000     5.00000    2.00000    11.2500000000        82          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR      964,000.00      6.1250000000     0.2600000000    0.2600000000      360       322         82       1.8750000000     1.8750000000     5.00000    2.00000    11.1250000000        82          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR      160,000.00      6.1250000000     0.2600000000    0.3850000000      360       321         81       1.8750000000     1.8750000000     5.00000    2.00000    11.1250000000        82          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR      628,500.00      6.1775059666     0.2600000000    0.3850000000      360       321         81       1.8750000000     1.8750000000     5.00000    2.00000    11.1775059666        82          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR      607,900.00      6.1250000000     0.2600000000    0.2600000000      360       321         81       1.8750000000     1.8750000000     5.00000    2.00000    11.1250000000        82          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR      272,964.49      6.1250000000     0.2600000000    0.3850000000      360       321         81       1.8750000000     1.8750000000     5.00000    2.00000    11.1250000000        82          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR      74,917.72       6.2500000000     0.2600000000    0.3850000000      360       321         81       1.8750000000     1.8750000000     5.00000    2.00000    11.2500000000        82          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR      198,228.20      6.6250000000     0.2600000000    0.3850000000      360       321         81       1.8750000000     1.8750000000     5.00000    2.00000    11.6250000000        82          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR      584,500.00      6.3750000000     0.2600000000    0.2600000000      360       320         80       1.8750000000     1.8750000000     5.00000    2.00000    11.3750000000        82          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR      649,949.88      6.5000000000     0.2600000000    0.2600000000      360       320         80       1.8750000000     1.8750000000     5.00000    2.00000    11.5000000000        82          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR      355,121.00      6.1760741409     0.2600000000    0.3850000000      360       320         33       1.8750000000     1.8750000000     5.00000    2.00000    11.1760741409        82          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR      236,200.00      6.2500000000     0.2600000000    0.3850000000      360       319         79       1.8750000000     1.8750000000     5.00000    2.00000    11.2500000000        82          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR      456,865.91      6.2500000000     0.2600000000    0.2600000000      360       319         79       1.8750000000     1.8750000000     5.00000    2.00000    11.2500000000        82          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR      840,000.00      6.2500000000     0.2600000000    0.2600000000      360       315         75       1.8750000000     1.8750000000     5.00000    2.00000    11.2500000000        82          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR      168,438.09      6.1250000000     0.2600000000    0.3850000000      360       311         71       1.8750000000     1.8750000000     5.00000    2.00000    11.1250000000        82          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR      174,000.00      6.2500000000     0.2600000000    0.3850000000      360       311         71       1.8750000000     1.8750000000     5.00000    2.00000    11.2500000000        82          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR     1,373,001.16     6.1250000000     0.2600000000    0.2600000000      360       307         67       1.8750000000     1.8750000000     5.00000    2.00000    11.1250000000        82          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR      463,645.40      6.1250000000     0.2600000000    0.2600000000      360       307         67       1.8750000000     1.8750000000     5.00000    2.00000    11.1250000000        82          12
7/1 YR Hybrid ARM                   1-Year LIBOR      261,058.81      6.1250000000     0.2600000000    0.3850000000      360       307          0       1.8750000000     1.8750000000     5.00000    2.00000    11.1250000000        82          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR      703,000.00      6.2500000000     0.2600000000    0.2600000000      360       305         65       1.8750000000     1.8750000000     5.00000    2.00000    11.2500000000        82          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR      323,842.38      6.1250000000     0.2600000000    0.3850000000      360       304         64       1.8750000000     1.8750000000     5.00000    2.00000    11.1250000000        82          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR      184,500.00      6.1250000000     0.2600000000    0.3850000000      360       303         63       1.8750000000     1.8750000000     5.00000    2.00000    11.1250000000        82          12
7/1 YR Hybrid ARM                   1-Year LIBOR      204,214.73      6.1250000000     0.2600000000    0.3850000000      360       301          0       1.8750000000     1.8750000000     5.00000    2.00000    11.1250000000        82          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR      628,181.53      6.1250000000     0.2600000000    0.2600000000      360       296         56       1.8750000000     1.8750000000     5.00000    2.00000    11.1250000000        82          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR      129,571.29      6.1250000000     0.2600000000    0.3850000000      360       295         55       1.8750000000     1.8750000000     5.00000    2.00000    11.1250000000        82          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR      747,542.92      6.1250000000     0.2600000000    0.2600000000      360       294         54       1.8750000000     1.8750000000     5.00000    2.00000    11.1250000000        82          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR     3,643,975.00     6.1250000000     0.2600000000    0.2600000000      360       358         118      1.9717350215     1.9717350215     5.00000    2.00000    11.1250000000        82          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR     7,476,000.00     6.5000000000     0.2600000000    0.2600000000      360       358         118      1.8750000000     1.8750000000     5.00000    2.00000    11.5000000000        82          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR      300,000.00      6.6250000000     0.2600000000    0.3850000000      360       358         118      2.2500000000     2.2500000000     5.00000    2.00000    11.6250000000        82          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR      540,000.00      7.0000000000     0.2600000000    0.2600000000      360       358         118      2.2500000000     1.8750000000     5.00000    2.00000    12.0000000000        82          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR      620,000.00      6.3750000000     0.2600000000    0.2600000000      360       358         118      1.8750000000     1.8750000000     5.00000    2.00000    11.3750000000        82          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR      190,000.00      6.2500000000     0.2600000000    0.3850000000      360       358         118      1.8750000000     1.8750000000     5.00000    2.00000    11.2500000000        82          12
7/1 YR Hybrid ARM                   1-Year LIBOR     1,132,895.78     6.1250000000     0.2600000000    0.2600000000      360       358          0       1.8750000000     1.8750000000     5.00000    2.00000    11.1250000000        82          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR     1,989,000.00     6.2500000000     0.2600000000    0.2600000000      360       358         118      1.8750000000     1.8750000000     5.00000    2.00000    11.2500000000        82          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR     2,800,000.00     6.1250000000     0.2600000000    0.2600000000      360       358         118      2.2500000000     2.2500000000     5.00000    2.00000    11.1250000000        82          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR     3,885,833.34     6.2500000000     0.2600000000    0.2600000000      360       358         118      2.2500000000     2.2500000000     5.00000    2.00000    11.2500000000        82          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR     2,280,000.00     6.5000000000     0.2600000000    0.2600000000      360       358         118      2.2500000000     2.2500000000     5.00000    2.00000    11.5000000000        82          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR     1,955,000.00     6.3750000000     0.2600000000    0.2600000000      360       358         118      1.8750000000     1.8750000000     5.00000    2.00000    11.3750000000        82          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR     1,477,375.52     5.7500000000     0.2600000000    0.2600000000      360       358         118      1.8750000000     1.8750000000     5.00000    2.00000    10.7500000000        82          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR     6,154,995.42     5.8750000000     0.2600000000    0.2600000000      360       358         104      1.9424452167     1.9424452167     5.00000    2.00000    10.8750000000        82          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR     8,686,176.30     6.0000000000     0.2600000000    0.2600000000      360       358         112      1.8750000000     1.8750000000     5.00000    2.00000    11.0000000000        82          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR     1,258,286.84     6.0000000000     0.2600000000    0.3850000000      360       358         118      1.8750000000     1.8750000000     5.00000    2.00000    11.0000000000        82          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR    19,330,795.81     6.1250000000     0.2600000000    0.2600000000      360       358         94       1.8750000000     1.8750000000     5.00000    2.00000    11.1250000000        82          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR     1,370,724.00     6.0038961162     0.2600000000    0.3850000000      360       358         108      1.6630682034     1.6630682034     5.00000    2.00000    11.0038961162        82          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR    20,395,177.53     6.2500000000     0.2600000000    0.2600000000      360       358         79       1.8750000000     1.8750000000     5.00000    2.00000    11.2500000000        82          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR     1,648,268.52     6.2091086045     0.2600000000    0.3850000000      360       358         81       1.8034400578     1.8034400578     5.00000    2.00000    11.2091086045        82          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR    34,255,709.89     6.3750000000     0.2600000000    0.2600000000      360       358         96       1.8738317999     1.8738317999     5.00000    2.00000    11.3750000000        82          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR     2,494,709.55     6.3750000000     0.2600000000    0.3850000000      360       358         104      1.8750000000     1.8750000000     5.00000    2.00000    11.3750000000        82          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR    27,407,171.61     6.5000000000     0.2600000000    0.2600000000      360       358         88       1.8750000000     1.8750000000     5.00000    2.00000    11.5000000000        82          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR     1,334,050.00     6.5000000000     0.2600000000    0.3850000000      360       358         118      1.8750000000     1.8750000000     5.00000    2.00000    11.5000000000        82          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR     8,830,790.00     6.6250000000     0.2600000000    0.2600000000      360       358         110      1.8750000000     1.8750000000     5.00000    2.00000    11.6250000000        82          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR     1,532,843.89     6.6250000000     0.2600000000    0.3850000000      360       358         111      1.8750000000     1.8750000000     5.00000    2.00000    11.6250000000        82          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR    10,478,250.00     6.7500000000     0.2600000000    0.2600000000      360       358         118      1.8750000000     1.8750000000     5.00000    2.00000    11.7500000000        82          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR      669,000.00      6.7500000000     0.2600000000    0.3850000000      360       358         109      1.8750000000     1.8750000000     5.00000    2.00000    11.7500000000        82          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR     8,534,400.42     6.8750000000     0.2600000000    0.2600000000      360       358         112      1.8750000000     1.8750000000     5.00000    2.00000    11.8750000000        82          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR      510,989.45      6.8750000000     0.2600000000    0.3850000000      360       358         98       1.8750000000     1.8750000000     5.00000    2.00000    11.8750000000        82          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR    10,467,500.00     7.0000000000     0.2600000000    0.2600000000      360       358         118      1.8750000000     1.8750000000     5.00000    2.00000    12.0000000000        82          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR      245,520.00      7.0000000000     0.2600000000    0.3850000000      360       358         82       1.8750000000     1.8750000000     5.00000    2.00000    12.0000000000        82          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR     1,500,000.00     7.2500000000     0.2600000000    0.2600000000      360       358         118      1.8750000000     1.8750000000     5.00000    2.00000    12.2500000000        82          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR      112,000.00      6.3750000000     0.2600000000    0.3850000000      480       478         118      1.8750000000     1.8750000000     5.00000    2.00000    11.3750000000        82          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR      132,000.00      6.8750000000     0.2600000000    0.3850000000      480       478         118      1.8750000000     1.8750000000     5.00000    2.00000    11.8750000000        82          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR     3,749,999.98     6.2500000000     0.2600000000    0.2600000000      360       355         115      1.8750000000     1.8750000000     5.00000    2.00000    11.2500000000        82          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR      417,000.00      6.2500000000     0.2600000000    0.3850000000      360       354         114      1.8750000000     1.8750000000     5.00000    2.00000    11.2500000000        82          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR      197,893.98      6.2500000000     0.2600000000    0.3850000000      360       353         113      1.8750000000     1.8750000000     5.00000    2.00000    11.2500000000        82          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR     3,000,000.00     6.2500000000     0.2600000000    0.2600000000      360       350         110      1.8750000000     1.8750000000     5.00000    2.00000    11.2500000000        82          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR     1,000,000.00     6.1250000000     0.2600000000    0.2600000000      360       349         109      1.8750000000     1.8750000000     5.00000    2.00000    11.1250000000        82          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR      395,758.45      6.2500000000     0.2600000000    0.3850000000      360       348         108      1.8750000000     1.8750000000     5.00000    2.00000    11.2500000000        82          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR      564,986.46      6.2500000000     0.2600000000    0.2600000000      360       347         107      1.8750000000     1.8750000000     5.00000    2.00000    11.2500000000        82          12
7/1 YR Hybrid ARM                   1-Year LIBOR      551,479.83      6.1250000000     0.2600000000    0.2600000000      360       346          0       1.8750000000     1.8750000000     5.00000    2.00000    11.1250000000        82          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR      250,000.00      6.2500000000     0.2600000000    0.3850000000      360       359         83       1.8750000000     1.8750000000     5.00000    2.00000    11.2500000000        83          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR     3,250,000.00     6.3750000000     0.2600000000    0.2600000000      360       359         119      1.8750000000     1.8750000000     5.00000    2.00000    11.3750000000        83          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR      369,449.00      6.5000000000     0.2600000000    0.3850000000      360       359         119      1.8750000000     1.8750000000     5.00000    2.00000    11.5000000000        83          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR     3,215,911.90     6.6250000000     0.2600000000    0.2600000000      360       359         52       1.8750000000     1.8750000000     5.00000    2.00000    11.6250000000        83          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR     5,225,000.00     6.7500000000     0.2600000000    0.2600000000      360       359         119      1.8750000000     1.8750000000     5.00000    2.00000    11.7500000000        83          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR     1,390,112.00     6.0000000000     0.2600000000    0.2600000000      360       359         83       1.8750000000     1.8750000000     5.00000    2.00000    11.0000000000        83          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR      262,000.00      5.8750000000     0.2600000000    0.3850000000      360       359         119      1.8750000000     1.8750000000     5.00000    2.00000    10.8750000000        83          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR     5,710,750.00     6.0000000000     0.2600000000    0.2600000000      360       359         90       1.8750000000     1.8750000000     5.00000    2.00000    11.0000000000        83          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR     3,786,565.66     6.1250000000     0.2600000000    0.2600000000      360       359         73       1.8750000000     1.8750000000     5.00000    2.00000    11.1250000000        83          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR     2,274,992.79     6.2500000000     0.2600000000    0.2600000000      360       359         107      1.8750000000     1.8750000000     5.00000    2.00000    11.2500000000        83          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR     9,528,843.00     6.3750000000     0.2600000000    0.2600000000      360       359         98       1.8750000000     1.8750000000     5.00000    2.00000    11.3750000000        83          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR      67,500.00       6.3750000000     0.2600000000    0.3850000000      360       359         83       1.8750000000     1.8750000000     5.00000    2.00000    11.3750000000        83          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR     1,473,900.00     6.5000000000     0.2600000000    0.2600000000      360       359         93       1.8750000000     1.8750000000     5.00000    2.00000    11.5000000000        83          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR     1,400,000.00     6.6250000000     0.2600000000    0.2600000000      360       359         119      1.8750000000     1.8750000000     5.00000    2.00000    11.6250000000        83          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR      868,000.00      6.7500000000     0.2600000000    0.2600000000      360       359         119      1.8750000000     1.8750000000     5.00000    2.00000    11.7500000000        83          12
7/1 YR Hybrid ARM Interest-Only     1-Year LIBOR     1,645,000.00     6.8750000000     0.2600000000    0.2600000000      360       359         119      1.8750000000     1.8750000000     5.00000    2.00000    11.8750000000        83          12
7/1 YR Hybrid ARM                   1-Year LIBOR      381,694.53      7.1250000000     0.2600000000    0.3850000000      360       359          0       1.8750000000     1.8750000000     5.00000    2.00000    12.1250000000        83          12
7/6 MO Hybrid ARM Interest-Only    6-Month LIBOR     1,000,000.00     6.5000000000     0.2600000000    0.2600000000      360       355         115      1.8750000000     1.8750000000     5.00000    1.00000    11.5000000000        79           6
7/6 MO Hybrid ARM Interest-Only    6-Month LIBOR      487,984.96      6.3750000000     0.2600000000    0.3850000000      360       356         116      1.8750000000     1.8750000000     5.00000    1.00000    11.3750000000        80           6
7/6 MO Hybrid ARM Interest-Only    6-Month LIBOR      555,000.00      6.5000000000     0.2600000000    0.2600000000      360       356         116      1.8750000000     1.8750000000     5.00000    1.00000    11.5000000000        80           6
7/6 MO Hybrid ARM Interest-Only    6-Month LIBOR     3,025,000.00     6.5000000000     0.2600000000    0.2600000000      360       357         93       1.8750000000     1.8750000000     5.00000    1.00000    11.5000000000        81           6
7/6 MO Hybrid ARM                  6-Month LIBOR      488,777.45      6.5000000000     0.2600000000    0.3850000000      360       357         27       1.8750000000     1.8750000000     5.00000    1.00000    11.5000000000        81           6
7/6 MO Hybrid ARM                  6-Month LIBOR     6,247,279.36     6.6250000000     0.2600000000    0.2600000000      360       357         107      1.8750000000     1.8750000000     5.00000    1.00000    11.6250000000        81           6
7/6 MO Hybrid ARM Interest-Only    6-Month LIBOR     2,500,000.00     6.0000000000     0.2600000000    0.2600000000      360       358         82       1.8750000000     1.8750000000     5.00000    1.00000    11.0000000000        82           6
7/6 MO Hybrid ARM Interest-Only    6-Month LIBOR      532,500.00      6.1250000000     0.2600000000    0.2600000000      360       358         118      1.8750000000     1.8750000000     5.00000    1.00000    11.1250000000        82           6
7/6 MO Hybrid ARM Interest-Only    6-Month LIBOR      223,465.00      6.2500000000     0.2600000000    0.3850000000      360       358         118      1.8750000000     1.8750000000     5.00000    1.00000    11.2500000000        82           6
7/6 MO Hybrid ARM Interest-Only    6-Month LIBOR     1,520,000.00     6.3750000000     0.2600000000    0.2600000000      360       358         118      1.8750000000     1.8750000000     5.00000    1.00000    11.3750000000        82           6
7/6 MO Hybrid ARM Interest-Only    6-Month LIBOR     1,874,750.00     6.7500000000     0.2600000000    0.2600000000      360       358         118      1.8750000000     1.8750000000     5.00000    1.00000    11.7500000000        82           6
7/6 MO Hybrid ARM Interest-Only    6-Month LIBOR      542,344.60      6.8750000000     0.2600000000    0.2600000000      360       358         118      1.8750000000     1.8750000000     5.00000    1.00000    11.8750000000        82           6
7/6 MO Hybrid ARM Interest-Only    6-Month LIBOR      542,750.00      6.7500000000     0.2600000000    0.2600000000      360       359         119      1.8750000000     1.8750000000     5.00000    1.00000    11.7500000000        83           6
8/1 YR Hybrid ARM                    1-Year CMT       294,277.06      7.1250000000     0.2600000000    0.3850000000      360       276          0       2.7500000000     2.7500000000     2.00000    2.00000    12.1250000000        12          12
7/1 YR Hybrid ARM Interest-Only      1-Year CMT      1,865,433.33     6.2500000000     0.2600000000    0.2600000000      360       357         81       2.5000000000     2.5000000000     5.00000    2.00000    11.2500000000        81          12
7/1 YR Hybrid ARM Interest-Only      1-Year CMT       695,999.53      6.5000000000     0.2600000000    0.2600000000      360       357         117      2.5000000000     2.5000000000     5.00000    2.00000    11.5000000000        81          12
7/1 YR Hybrid ARM Interest-Only      1-Year CMT       216,000.00      6.5000000000     0.2600000000    0.3850000000      360       357         81       2.5000000000     2.5000000000     5.00000    2.00000    11.5000000000        81          12
7/1 YR Hybrid ARM Interest-Only      1-Year CMT      2,600,194.75     6.2500000000     0.2600000000    0.2600000000      360       358         110      2.5000000000     2.5000000000     5.00000    2.00000    11.2500000000        82          12
7/1 YR Hybrid ARM Interest-Only      1-Year CMT      3,231,562.55     6.3750000000     0.2600000000    0.2600000000      360       358         100      2.5000000000     2.5000000000     5.00000    2.00000    11.3750000000        82          12

  (1) The Trust Expense Rate equals the sum of (i) the applicable Servicing Fee Rate and (ii) the Master Servicing Fee Rate of 0.0100% per annum.

  (2) The Servicing Fee Rate will increase by 0.1250% per annum after the Mortgage Rate Adjustment Date in the case of approximately 9.04% of the Group 3 Mortgage Loans.

                                                 Assumed Mortgage Loan Characteristics
Group 4 Mortgage Loans
                                                                                                         Weighted     Weighted     Weighted     Weighted                                                                         Weighted
                                                                                           Weighted      Average      Average     Average       Average                                                                         Average
                                                                           Weighted         Average      Adjusted     Original    Remaining     Remaining    Weighted     Weighted     Weighted      Weighted     Weighted      Months to       Rate
                                                                        Average Current  Initial Trust     Trust       Term to     Term to      Interest      Average     Average       Average      Average       Average      Next Rate    Adjustment
                                                           Principal    Gross Mortgage   Expense Rate     Expense     Maturity     Maturity     Only Term      Gross      Minimum       Initial      Periodic   Maximum Rate    Adjustment    Frequency
             Loan Type                     Index          Balance ($)      Rate (%)         (%)(1)      Rate (%)(2)   (months)     (months)     (months)    Margin (%)    Rate (%)      Cap (%)      Cap (%)         (%)           Date       (months)
_________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________
1 MO Hybrid ARM Interest-Only          1-Month LIBOR     3,500,000.00    6.0000000000    0.2600000000  0.2600000000      360         356           116      1.875000000 1.8750000000    0.00000      0.00000    12.0000000000      116            1
1 MO Hybrid ARM Interest-Only          1-Month LIBOR     2,437,500.00    5.9000000000    0.2600000000  0.2600000000      360         357           117      1.875000000 1.8750000000    0.00000      0.00000    11.9000000000      117            1
1 MO Hybrid ARM Interest-Only          1-Month LIBOR      460,000.00     6.3000000000    0.2600000000  0.2600000000      360         357           117      1.875000000 1.8750000000    0.00000      0.00000    12.3000000000      117            1
1 MO Hybrid ARM Interest-Only          1-Month LIBOR     1,180,000.00    5.9000000000    0.2600000000  0.2600000000      360         357           117      1.875000000 1.8750000000    0.00000      0.00000    11.9000000000      117            1
1 MO Hybrid ARM Interest-Only          1-Month LIBOR      296,319.40     5.9000000000    0.2600000000  0.3850000000      360         357           117      1.875000000 1.8750000000    0.00000      0.00000    11.9000000000      117            1
1 MO Hybrid ARM Interest-Only          1-Month LIBOR     3,000,000.00    5.9500000000    0.2600000000  0.2600000000      360         357           117      1.875000000 1.8750000000    0.00000      0.00000    11.9500000000      117            1
1 MO Hybrid ARM Interest-Only          1-Month LIBOR     1,000,000.00    6.1000000000    0.2600000000  0.2600000000      360         357           117      1.875000000 1.8750000000    0.00000      0.00000    12.1000000000      117            1
1 MO Hybrid ARM Interest-Only          1-Month LIBOR      870,000.00     6.1500000000    0.2600000000  0.2600000000      360         357           117      1.875000000 1.8750000000    0.00000      0.00000    12.1500000000      117            1
1 MO Hybrid ARM Interest-Only          1-Month LIBOR      305,000.00     6.3000000000    0.2600000000  0.3850000000      360         357           117      1.875000000 1.8750000000    0.00000      0.00000    12.3000000000      117            1
1 MO Hybrid ARM Interest-Only          1-Month LIBOR     1,200,000.00    6.1500000000    0.2600000000  0.2600000000      360         357           117      1.875000000 1.8750000000    0.00000      0.00000    12.1500000000      117            1
1 MO Hybrid ARM Interest-Only          1-Month LIBOR      555,000.00     6.2000000000    0.2600000000  0.2600000000      360         357           117      1.875000000 1.8750000000    0.00000      0.00000    12.2000000000      117            1
1 MO Hybrid ARM Interest-Only          1-Month LIBOR     1,699,500.00    6.0000000000    0.2600000000  0.2600000000      360         358           118      1.875000000 1.8750000000    0.00000      0.00000    12.0000000000      118            1
1 MO Hybrid ARM Interest-Only          1-Month LIBOR      512,500.00     6.2500000000    0.2600000000  0.3850000000      360         358           118      1.875000000 1.8750000000    0.00000      0.00000    12.2500000000      118            1
1 MO Hybrid ARM Interest-Only          1-Month LIBOR      291,500.00     5.9000000000    0.2600000000  0.3850000000      360         358           118      1.875000000 1.8750000000    0.00000      0.00000    11.9000000000      118            1
1 MO Hybrid ARM Interest-Only          1-Month LIBOR      380,000.00     6.0000000000    0.2600000000  0.3850000000      360         358           118      1.875000000 1.8750000000    0.00000      0.00000    12.0000000000      118            1
1 MO Hybrid ARM Interest-Only          1-Month LIBOR      474,500.00     6.1000000000    0.2600000000  0.3850000000      360         358           118      1.875000000 1.8750000000    0.00000      0.00000    12.1000000000      118            1
1 MO Hybrid ARM Interest-Only          1-Month LIBOR      457,000.00     6.2000000000    0.2600000000  0.3850000000      360         358           118      1.875000000 1.8750000000    0.00000      0.00000    11.2000000000      118            1
1 MO Hybrid ARM Interest-Only          1-Month LIBOR      300,000.00     5.9000000000    0.2600000000  0.3850000000      360         358           118      1.875000000 1.8750000000    0.00000      0.00000    11.9000000000      118            1
1 MO Hybrid ARM Interest-Only          1-Month LIBOR      496,000.00     6.0500000000    0.2600000000  0.2600000000      360         358           118      1.875000000 1.8750000000    0.00000      0.00000    12.0500000000      118            1
1 MO Hybrid ARM Interest-Only          1-Month LIBOR     1,012,500.00    6.1000000000    0.2600000000  0.2600000000      360         358           118      1.875000000 1.8750000000    0.00000      0.00000    12.1000000000      118            1
1 MO Hybrid ARM Interest-Only          1-Month LIBOR      675,000.00     6.3000000000    0.2600000000  0.2600000000      360         358           118      1.875000000 1.8750000000    0.00000      0.00000    12.3000000000      118            1
1 MO Hybrid ARM Interest-Only          1-Month LIBOR      520,000.00     6.4000000000    0.2600000000  0.2600000000      360         358           118      1.875000000 1.8750000000    0.00000      0.00000    12.4000000000      118            1
10/1 YR Hybrid ARM                     1-Year LIBOR       742,878.90     6.6250000000    0.2600000000  0.2600000000      360         272            0       1.875000000 1.8750000000    5.00000      2.00000    11.6250000000      108           12
10/1 YR Hybrid ARM Interest-Only       1-Year LIBOR       889,997.92     6.6250000000    0.2600000000  0.2600000000      360         297           57       1.875000000 1.8750000000    5.00000      2.00000    11.6250000000      109           12
10/1 YR Hybrid ARM Interest-Only       1-Year LIBOR       303,096.43     6.6250000000    0.2600000000  0.3850000000      360         298           58       1.875000000 1.8750000000    5.00000      2.00000    11.6250000000      110           12
10/1 YR Hybrid ARM                     1-Year LIBOR       694,039.39     6.3750000000    0.2600000000  0.2600000000      360         351            0       1.875000000 1.8750000000    5.00000      2.00000    11.3750000000      111           12
10/1 YR Hybrid ARM Interest-Only       1-Year LIBOR      1,000,000.00    5.1840000000    0.2600000000  0.2600000000      360         352           112      1.000000000 1.0000000000    5.00000      2.00000    10.6840000000      112           12
10/1 YR Hybrid ARM Interest-Only       1-Year LIBOR       381,737.10     6.3750000000    0.2600000000  0.3850000000      360         321           81       1.875000000 1.8750000000    5.00000      2.00000    11.3750000000      112           12
10/1 YR Hybrid ARM Interest-Only       1-Year LIBOR       224,998.57     6.5000000000    0.2600000000  0.3850000000      360         353           113      1.875000000 1.8750000000    5.00000      2.00000    11.5000000000      113           12
10/1 YR Hybrid ARM Interest-Only       1-Year LIBOR       304,000.00     6.1250000000    0.2600000000  0.3850000000      360         349           109      1.875000000 1.8750000000    5.00000      2.00000    11.6250000000      114           12
10/1 YR Hybrid ARM Interest-Only       1-Year LIBOR        72,000.00     5.7500000000    0.2600000000  0.3850000000      360         354           114      1.875000000 1.8750000000    5.00000      2.00000    10.7500000000      114           12
10/1 YR Hybrid ARM Interest-Only       1-Year LIBOR       746,250.00     6.0000000000    0.2600000000  0.2600000000      360         354           114      1.875000000 1.8750000000    5.00000      2.00000    11.0000000000      114           12
10/1 YR Hybrid ARM Interest-Only       1-Year LIBOR      1,245,748.00    6.2500000000    0.2600000000  0.2600000000      360         354           114      1.875000000 1.8750000000    5.00000      2.00000    11.2500000000      114           12
10/1 YR Hybrid ARM Interest-Only       1-Year LIBOR       532,752.64     6.2500000000    0.2600000000  0.3850000000      360         354           114      1.875000000 1.8750000000    5.00000      2.00000    11.2500000000      114           12
10/1 YR Hybrid ARM Interest-Only       1-Year LIBOR       148,000.00     6.2500000000    0.2600000000  0.3850000000      360         317           77       1.875000000 1.8750000000    5.00000      2.00000    11.2500000000      114           12
10/1 YR Hybrid ARM Interest-Only       1-Year LIBOR       528,000.00     6.0000000000    0.2600000000  0.2600000000      360         305           65       1.875000000 1.8750000000    5.00000      2.00000    11.0000000000      114           12
10/1 YR Hybrid ARM                     1-Year LIBOR       261,394.30     6.1250000000    0.2600000000  0.3850000000      360         294            0       1.875000000 1.8750000000    5.00000      2.00000    11.1250000000      114           12
10/1 YR Hybrid ARM Interest-Only       1-Year LIBOR       388,725.40     6.2500000000    0.2600000000  0.3850000000      360         293           53       1.875000000 1.8750000000    5.00000      2.00000    11.2500000000      114           12
10/1 YR Hybrid ARM Interest-Only       1-Year LIBOR      1,190,000.00    6.0000000000    0.2600000000  0.2600000000      480         414            0       1.875000000 1.8750000000    5.00000      2.00000    10.1250000000      114           12
10/1 YR Hybrid ARM Interest-Only       1-Year LIBOR       228,000.00     5.7500000000    0.2600000000  0.3850000000      360         355           115      1.000000000 1.0000000000    5.00000      2.00000    11.2500000000      115           12
10/1 YR Hybrid ARM Interest-Only       1-Year LIBOR       869,990.86     6.3750000000    0.2600000000  0.2600000000      360         355           115      1.875000000 1.8750000000    5.00000      2.00000    11.3750000000      115           12
10/1 YR Hybrid ARM Interest-Only       1-Year LIBOR       223,440.00     5.8750000000    0.2600000000  0.3850000000      360         355           115      1.875000000 1.8750000000    5.00000      2.00000    11.3750000000      115           12
10/1 YR Hybrid ARM Interest-Only       1-Year LIBOR       452,000.00     6.6250000000    0.2600000000  0.2600000000      360         355           115      1.875000000 1.8750000000    5.00000      2.00000    11.6250000000      115           12
10/1 YR Hybrid ARM Interest-Only       1-Year LIBOR       210,000.00     6.6250000000    0.2600000000  0.3850000000      360         355           115      1.875000000 1.8750000000    5.00000      2.00000    11.6250000000      115           12
10/1 YR Hybrid ARM Interest-Only       1-Year LIBOR       337,000.00     6.8750000000    0.2600000000  0.3850000000      360         355           115      1.875000000 1.8750000000    5.00000      2.00000    11.8750000000      115           12
10/1 YR Hybrid ARM Interest-Only       1-Year LIBOR      1,092,459.21    6.7500000000    0.2600000000  0.2600000000      360         350           110      1.875000000 1.8750000000    5.00000      2.00000    11.7500000000      116           12
10/1 YR Hybrid ARM Interest-Only       1-Year LIBOR       560,000.00     6.6250000000    0.2600000000  0.3850000000      360         356           116      1.875000000 1.8750000000    5.00000      2.00000    11.6250000000      116           12
10/1 YR Hybrid ARM Interest-Only       1-Year LIBOR       104,756.13     7.0000000000    0.2600000000  0.3850000000      360         356           116      1.875000000 1.8750000000    5.00000      2.00000    12.0000000000      116           12
10/1 YR Hybrid ARM Interest-Only       1-Year LIBOR      1,447,531.54    6.3750000000    0.2600000000  0.2600000000      360         349           109      1.875000000 1.8750000000    5.00000      2.00000    11.3750000000      116           12
10/1 YR Hybrid ARM Interest-Only       1-Year LIBOR       519,971.58     6.0000000000    0.2600000000  0.2600000000      360         356           116      1.875000000 1.8750000000    5.00000      2.00000    11.0000000000      116           12
10/1 YR Hybrid ARM Interest-Only       1-Year LIBOR      3,310,000.00    6.1250000000    0.2600000000  0.2600000000      360         356           116      1.875000000 1.8750000000    5.00000      2.00000    11.1250000000      116           12
10/1 YR Hybrid ARM Interest-Only       1-Year LIBOR       960,000.00     6.2500000000    0.2600000000  0.2600000000      360         356           116      1.875000000 1.8750000000    5.00000      2.00000    11.2500000000      116           12
10/1 YR Hybrid ARM Interest-Only       1-Year LIBOR       719,572.21     6.3750000000    0.2600000000  0.2600000000      360         356           116      1.875000000 1.8750000000    5.00000      2.00000    11.3750000000      116           12
10/1 YR Hybrid ARM                     1-Year LIBOR       199,253.12     6.3750000000    0.2600000000  0.3850000000      360         356            0       1.875000000 1.8750000000    5.00000      2.00000    11.3750000000      116           12
10/1 YR Hybrid ARM Interest-Only       1-Year LIBOR       780,200.00     6.5000000000    0.2600000000  0.3850000000      360         356           116      1.875000000 1.8750000000    5.00000      2.00000    11.5000000000      116           12
10/1 YR Hybrid ARM Interest-Only       1-Year LIBOR       487,825.62     6.6250000000    0.2600000000  0.3850000000      360         356           116      1.875000000 1.8750000000    5.00000      2.00000    11.6250000000      116           12
10/1 YR Hybrid ARM Interest-Only       1-Year LIBOR      1,137,500.00    6.7500000000    0.2600000000  0.2600000000      360         356           116      1.875000000 1.8750000000    5.00000      2.00000    11.7500000000      116           12
10/1 YR Hybrid ARM Interest-Only       1-Year LIBOR       207,698.27     6.8750000000    0.2600000000  0.3850000000      360         356           116      1.875000000 1.8750000000    5.00000      2.00000    11.8750000000      116           12
10/1 YR Hybrid ARM Interest-Only       1-Year LIBOR      2,000,000.00    6.3750000000    0.2600000000  0.2600000000      360         330           90       1.875000000 1.8750000000    5.00000      2.00000    11.3750000000      116           12
10/1 YR Hybrid ARM Interest-Only       1-Year LIBOR       154,012.72     6.3750000000    0.2600000000  0.3850000000      360         326           86       1.875000000 1.8750000000    5.00000      2.00000    11.3750000000      116           12
10/1 YR Hybrid ARM Interest-Only       1-Year LIBOR       203,051.97     6.3750000000    0.2600000000  0.3850000000      360         322           82       1.875000000 1.8750000000    5.00000      2.00000    11.3750000000      116           12
10/1 YR Hybrid ARM Interest-Only       1-Year LIBOR       370,607.86     6.3750000000    0.2600000000  0.3850000000      360         321           81       1.875000000 1.8750000000    5.00000      2.00000    11.3750000000      116           12
10/1 YR Hybrid ARM Interest-Only       1-Year LIBOR       278,767.74     6.3750000000    0.2600000000  0.3850000000      360         321           81       1.875000000 1.8750000000    5.00000      2.00000    11.3750000000      116           12
10/1 YR Hybrid ARM Interest-Only       1-Year LIBOR       749,887.50     6.3750000000    0.2600000000  0.2600000000      360         321           81       1.875000000 1.8750000000    5.00000      2.00000    11.3750000000      116           12
10/1 YR Hybrid ARM Interest-Only       1-Year LIBOR       169,380.89     6.5000000000    0.2600000000  0.3850000000      360         320           80       1.875000000 1.8750000000    5.00000      2.00000    11.5000000000      116           12
10/1 YR Hybrid ARM Interest-Only       1-Year LIBOR       214,244.98     6.3750000000    0.2600000000  0.3850000000      360         320           80       1.875000000 1.8750000000    5.00000      2.00000    11.3750000000      116           12
10/1 YR Hybrid ARM Interest-Only       1-Year LIBOR       196,962.00     6.3750000000    0.2600000000  0.3850000000      360         320           80       1.875000000 1.8750000000    5.00000      2.00000    11.3750000000      116           12
10/1 YR Hybrid ARM Interest-Only       1-Year LIBOR       945,000.00     6.3750000000    0.2600000000  0.2600000000      360         320           80       1.875000000 1.8750000000    5.00000      2.00000    11.3750000000      116           12
10/1 YR Hybrid ARM Interest-Only       1-Year LIBOR        80,872.33     6.3750000000    0.2600000000  0.3850000000      360         320           80       1.875000000 1.8750000000    5.00000      2.00000    11.3750000000      116           12
10/1 YR Hybrid ARM Interest-Only       1-Year LIBOR       231,961.33     6.3750000000    0.2600000000  0.3850000000      360         320           80       1.875000000 1.8750000000    5.00000      2.00000    11.3750000000      116           12
10/1 YR Hybrid ARM                     1-Year LIBOR       203,395.26     6.3750000000    0.2600000000  0.3850000000      360         320            0       1.875000000 1.8750000000    5.00000      2.00000    11.3750000000      116           12
10/1 YR Hybrid ARM                     1-Year LIBOR       132,219.86     6.3750000000    0.2600000000  0.3850000000      360         319            0       1.875000000 1.8750000000    5.00000      2.00000    11.3750000000      116           12
10/1 YR Hybrid ARM Interest-Only       1-Year LIBOR       344,000.00     6.3750000000    0.2600000000  0.3850000000      360         319           79       1.875000000 1.8750000000    5.00000      2.00000    11.3750000000      116           12
10/1 YR Hybrid ARM Interest-Only       1-Year LIBOR       143,948.55     6.3750000000    0.2600000000  0.3850000000      360         319           79       1.875000000 1.8750000000    5.00000      2.00000    11.3750000000      116           12
10/1 YR Hybrid ARM Interest-Only       1-Year LIBOR      1,096,030.34    6.3750000000    0.2600000000  0.2600000000      360         319           79       1.875000000 1.8750000000    5.00000      2.00000    11.3750000000      116           12
10/1 YR Hybrid ARM Interest-Only       1-Year LIBOR       224,248.92     6.3750000000    0.2600000000  0.3850000000      360         319           79       1.875000000 1.8750000000    5.00000      2.00000    11.3750000000      116           12
10/1 YR Hybrid ARM Interest-Only       1-Year LIBOR       714,167.14     6.5000000000    0.2600000000  0.2600000000      360         317           77       1.875000000 1.8750000000    5.00000      2.00000    11.5000000000      116           12
10/1 YR Hybrid ARM Interest-Only       1-Year LIBOR       368,000.00     6.3750000000    0.2600000000  0.3850000000      360         316           76       1.875000000 1.8750000000    5.00000      2.00000    11.3750000000      116           12
10/1 YR Hybrid ARM Interest-Only       1-Year LIBOR       386,554.20     6.3750000000    0.2600000000  0.3850000000      360         310           70       1.875000000 1.8750000000    5.00000      2.00000    11.3750000000      116           12
10/1 YR Hybrid ARM Interest-Only       1-Year LIBOR       947,999.40     6.3750000000    0.2600000000  0.2600000000      360         309           69       1.875000000 1.8750000000    5.00000      2.00000    11.3750000000      116           12
10/1 YR Hybrid ARM Interest-Only       1-Year LIBOR       366,450.02     6.7500000000    0.2600000000  0.3850000000      360         308           68       1.875000000 1.8750000000    5.00000      2.00000    11.7500000000      116           12
10/1 YR Hybrid ARM                     1-Year LIBOR       187,393.30     6.3750000000    0.2600000000  0.3850000000      360         302            0       1.875000000 1.8750000000    5.00000      2.00000    11.3750000000      116           12
10/1 YR Hybrid ARM Interest-Only       1-Year LIBOR       204,354.23     6.3750000000    0.2600000000  0.3850000000      360         298           58       1.875000000 1.8750000000    5.00000      2.00000    11.3750000000      116           12
10/1 YR Hybrid ARM                     1-Year LIBOR        96,651.84     6.3750000000    0.2600000000  0.3850000000      360         296            0       1.875000000 1.8750000000    5.00000      2.00000    11.3750000000      116           12
10/1 YR Hybrid ARM Interest-Only       1-Year LIBOR       211,959.76     6.3750000000    0.2600000000  0.3850000000      360         280           40       1.875000000 1.8750000000    5.00000      2.00000    11.3750000000      116           12
10/1 YR Hybrid ARM Interest-Only       1-Year LIBOR       628,000.00     6.2500000000    0.2600000000  0.2600000000      360         357           117      2.250000000 2.2500000000    5.00000      2.00000    11.2500000000      117           12
10/1 YR Hybrid ARM Interest-Only       1-Year LIBOR       501,000.00     6.0000000000    0.2600000000  0.3850000000      360         357           117      1.875000000 1.8750000000    5.00000      2.00000    11.0000000000      117           12
10/1 YR Hybrid ARM Interest-Only       1-Year LIBOR      1,660,000.00    6.1250000000    0.2600000000  0.2600000000      360         357           117      1.875000000 1.8750000000    5.00000      2.00000    11.1250000000      117           12
10/1 YR Hybrid ARM Interest-Only       1-Year LIBOR      1,600,000.00    6.3750000000    0.2600000000  0.2600000000      360         357           117      1.875000000 1.8750000000    5.00000      2.00000    11.3750000000      117           12
10/1 YR Hybrid ARM Interest-Only       1-Year LIBOR       743,000.00     6.2500000000    0.2600000000  0.2600000000      360         357           117      1.875000000 1.8750000000    5.00000      2.00000    11.2500000000      117           12
10/1 YR Hybrid ARM Interest-Only       1-Year LIBOR      1,359,200.00    6.2500000000    0.2600000000  0.2600000000      360         350           110      1.875000000 1.8750000000    5.00000      2.00000    11.2500000000      117           12
10/1 YR Hybrid ARM Interest-Only       1-Year LIBOR      1,212,800.00    6.2500000000    0.2600000000  0.2600000000      360         350           110      1.875000000 1.8750000000    5.00000      2.00000    11.2500000000      117           12
10/1 YR Hybrid ARM Interest-Only       1-Year LIBOR      2,000,000.00    5.7500000000    0.2600000000  0.2600000000      360         357           117      1.875000000 1.8750000000    5.00000      2.00000    10.7500000000      117           12
10/1 YR Hybrid ARM Interest-Only       1-Year LIBOR       728,000.00     5.8750000000    0.2600000000  0.2600000000      360         357           117      1.875000000 1.8750000000    5.00000      2.00000    10.8750000000      117           12
10/1 YR Hybrid ARM Interest-Only       1-Year LIBOR      6,793,391.00    6.0000000000    0.2600000000  0.2600000000      360         357           99       1.875000000 1.8750000000    5.00000      2.00000    11.0000000000      117           12
10/1 YR Hybrid ARM Interest-Only       1-Year LIBOR       252,134.69     6.0000000000    0.2600000000  0.3850000000      360         357           117      1.875000000 1.8750000000    5.00000      2.00000    11.0000000000      117           12
10/1 YR Hybrid ARM Interest-Only       1-Year LIBOR      10,702,633.30   6.1250000000    0.2600000000  0.2600000000      360         357           117      1.875000000 1.8750000000    5.00000      2.00000    11.1250000000      117           12
10/1 YR Hybrid ARM Interest-Only       1-Year LIBOR       256,800.00     6.1250000000    0.2600000000  0.3850000000      360         357           117      1.875000000 1.8750000000    5.00000      2.00000    11.1250000000      117           12
10/1 YR Hybrid ARM Interest-Only       1-Year LIBOR      24,959,682.37   6.2382973671    0.2600000000  0.2600000000      360         357           109      1.85452039241.8545203924    5.00000      2.00000    11.2382973671      117           12
10/1 YR Hybrid ARM Interest-Only       1-Year LIBOR       479,087.50     6.2500000000    0.2600000000  0.3850000000      360         357           117      1.875000000 1.8750000000    5.00000      2.00000    11.2500000000      117           12
10/1 YR Hybrid ARM Interest-Only       1-Year LIBOR      13,810,878.92   6.3750000000    0.2600000000  0.2600000000      360         357           113      1.875000000 1.8750000000    5.00000      2.00000    11.3750000000      117           12
10/1 YR Hybrid ARM Interest-Only       1-Year LIBOR      1,042,500.00    6.3750000000    0.2600000000  0.3850000000      360         357           117      1.875000000 1.8750000000    5.00000      2.00000    11.3750000000      117           12
10/1 YR Hybrid ARM Interest-Only       1-Year LIBOR      15,618,730.87   6.5000000000    0.2600000000  0.2600000000      360         357           112      1.875000000 1.8750000000    5.00000      2.00000    11.5000000000      117           12
10/1 YR Hybrid ARM Interest-Only       1-Year LIBOR      1,938,700.00    6.5000000000    0.2600000000  0.3850000000      360         357           117      1.875000000 1.8750000000    5.00000      2.00000    11.5000000000      117           12
10/1 YR Hybrid ARM Interest-Only       1-Year LIBOR      2,723,500.00    6.6250000000    0.2600000000  0.2600000000      360         357           117      1.875000000 1.8750000000    5.00000      2.00000    11.6250000000      117           12
10/1 YR Hybrid ARM Interest-Only       1-Year LIBOR       524,000.00     6.6250000000    0.2600000000  0.2600000000      360         357           117      1.875000000 1.8750000000    5.00000      2.00000    11.6250000000      117           12
10/1 YR Hybrid ARM                     1-Year LIBOR       343,084.46     6.6250000000    0.2600000000  0.3850000000      360         357            0       1.875000000 1.8750000000    5.00000      2.00000    11.6250000000      117           12
10/1 YR Hybrid ARM Interest-Only       1-Year LIBOR      6,442,118.75    6.7500000000    0.2600000000  0.2600000000      360         357           117      1.875000000 1.8750000000    5.00000      2.00000    11.7500000000      117           12
10/1 YR Hybrid ARM Interest-Only       1-Year LIBOR      1,646,890.00    6.7500000000    0.2600000000  0.3850000000      360         357           117      1.875000000 1.8750000000    5.00000      2.00000    11.7500000000      117           12
10/1 YR Hybrid ARM Interest-Only       1-Year LIBOR      1,648,000.00    6.8750000000    0.2600000000  0.2600000000      360         357           117      1.875000000 1.8750000000    5.00000      2.00000    11.8750000000      117           12
10/1 YR Hybrid ARM Interest-Only       1-Year LIBOR       340,000.00     6.8750000000    0.2600000000  0.3850000000      360         357           117      1.875000000 1.8750000000    5.00000      2.00000    11.8750000000      117           12
10/1 YR Hybrid ARM Interest-Only       1-Year LIBOR       396,705.62     6.2500000000    0.2600000000  0.3850000000      360         355           115      1.875000000 1.8750000000    5.00000      2.00000    11.2500000000      117           12
10/1 YR Hybrid ARM Interest-Only       1-Year LIBOR       451,400.00     6.2500000000    0.2600000000  0.2600000000      360         355           115      1.875000000 1.8750000000    5.00000      2.00000    11.2500000000      117           12
10/1 YR Hybrid ARM Interest-Only       1-Year LIBOR       215,200.00     6.8750000000    0.2600000000  0.3850000000      480         477           117      1.875000000 1.8750000000    5.00000      2.00000    11.8750000000      117           12
10/1 YR Hybrid ARM Interest-Only       1-Year LIBOR       143,900.00     6.3750000000    0.2600000000  0.3850000000      360         322           82       1.875000000 1.8750000000    5.00000      2.00000    11.3750000000      117           12
10/1 YR Hybrid ARM Interest-Only       1-Year LIBOR       269,700.00     6.3750000000    0.2600000000  0.3850000000      360         321           81       1.875000000 1.8750000000    5.00000      2.00000    11.3750000000      117           12
10/1 YR Hybrid ARM Interest-Only       1-Year LIBOR       480,000.00     6.3750000000    0.2600000000  0.2600000000      360         321           81       1.875000000 1.8750000000    5.00000      2.00000    11.3750000000      117           12
10/1 YR Hybrid ARM Interest-Only       1-Year LIBOR       333,700.00     6.3750000000    0.2600000000  0.3850000000      360         321           81       1.875000000 1.8750000000    5.00000      2.00000    11.3750000000      117           12
10/1 YR Hybrid ARM Interest-Only       1-Year LIBOR      1,387,500.00    6.3750000000    0.2600000000  0.2600000000      360         316           76       1.875000000 1.8750000000    5.00000      2.00000    11.3750000000      117           12
10/1 YR Hybrid ARM                     1-Year LIBOR       202,852.65     6.2500000000    0.2600000000  0.3850000000      360         298            0       1.875000000 1.8750000000    5.00000      2.00000    11.2500000000      117           12
10/1 YR Hybrid ARM Interest-Only       1-Year LIBOR      3,377,500.00    6.0000000000    0.2600000000  0.2600000000      360         358           118      1.875000000 1.8750000000    5.00000      2.00000    11.0000000000      118           12
10/1 YR Hybrid ARM Interest-Only       1-Year LIBOR      2,610,000.00    6.2500000000    0.2600000000  0.2600000000      360         358           118      1.97844827591.9784482759    5.00000      2.00000    11.2500000000      118           12
10/1 YR Hybrid ARM Interest-Only       1-Year LIBOR      2,760,000.00    6.3750000000    0.2600000000  0.2600000000      360         358           118      1.875000000 1.8750000000    5.00000      2.00000    11.3750000000      118           12
10/1 YR Hybrid ARM                     1-Year LIBOR       478,331.25     6.5000000000    0.2600000000  0.2600000000      360         358            0       2.250000000 2.2500000000    5.00000      2.00000    11.5000000000      118           12
10/1 YR Hybrid ARM Interest-Only       1-Year LIBOR       232,000.00     6.5000000000    0.2600000000  0.3850000000      360         358           118      1.875000000 1.8750000000    5.00000      2.00000    11.5000000000      118           12
10/1 YR Hybrid ARM Interest-Only       1-Year LIBOR      1,250,000.00    6.7500000000    0.2600000000  0.2600000000      360         358           118      2.250000000 2.2500000000    5.00000      2.00000    11.7500000000      118           12
10/1 YR Hybrid ARM Interest-Only       1-Year LIBOR       348,000.00     6.7500000000    0.2600000000  0.3850000000      360         358           118      2.250000000 2.2500000000    5.00000      2.00000    11.7500000000      118           12
10/1 YR Hybrid ARM Interest-Only       1-Year LIBOR       507,985.00     6.1250000000    0.2600000000  0.2600000000      360         358           118      1.875000000 1.8750000000    5.00000      2.00000    11.1250000000      118           12
10/1 YR Hybrid ARM Interest-Only       1-Year LIBOR      1,495,000.00    6.5000000000    0.2600000000  0.2600000000      360         358           118      1.875000000 1.8750000000    5.00000      2.00000    11.5000000000      118           12
10/1 YR Hybrid ARM Interest-Only       1-Year LIBOR      2,292,925.00    6.0000000000    0.2600000000  0.2600000000      360         358           118      1.875000000 1.8750000000    5.00000      2.00000    11.0000000000      118           12
10/1 YR Hybrid ARM Interest-Only       1-Year LIBOR      4,550,000.00    6.2500000000    0.2600000000  0.2600000000      360         358           118      2.250000000 2.2500000000    5.00000      2.00000    11.2500000000      118           12
10/1 YR Hybrid ARM                     1-Year LIBOR       723,387.48     6.1250000000    0.2600000000  0.2600000000      360         358            0       1.875000000 1.8750000000    5.00000      2.00000    11.1250000000      118           12
10/1 YR Hybrid ARM Interest-Only       1-Year LIBOR       249,400.00     6.6250000000    0.2600000000  0.3850000000      360         358           118      1.875000000 1.8750000000    5.00000      2.00000    11.6250000000      118           12
10/1 YR Hybrid ARM Interest-Only       1-Year LIBOR      3,000,000.00    6.5000000000    0.2600000000  0.2600000000      360         358           118      1.875000000 1.8750000000    5.00000      2.00000    11.5000000000      118           12
10/1 YR Hybrid ARM Interest-Only       1-Year LIBOR      3,150,200.00    6.0000000000    0.2600000000  0.2600000000      360         358           118      1.875000000 1.8750000000    5.00000      2.00000    11.0000000000      118           12
10/1 YR Hybrid ARM Interest-Only       1-Year LIBOR       580,710.00     6.0000000000    0.2600000000  0.3850000000      360         358           118      1.875000000 1.8750000000    5.00000      2.00000    11.0000000000      118           12
10/1 YR Hybrid ARM Interest-Only       1-Year LIBOR      21,863,545.05   6.1250000000    0.2600000000  0.2600000000      360         358           116      1.875000000 1.8750000000    5.00000      2.00000    11.1250000000      118           12
10/1 YR Hybrid ARM Interest-Only       1-Year LIBOR       516,998.10     6.1250000000    0.2600000000  0.3850000000      360         358           118      2.09840369822.0984036982    5.00000      2.00000    11.1250000000      118           12
10/1 YR Hybrid ARM Interest-Only       1-Year LIBOR      19,752,419.18   6.2500000000    0.2600000000  0.2600000000      360         358           118      1.875000000 1.8750000000    5.00000      2.00000    11.2500000000      118           12
10/1 YR Hybrid ARM Interest-Only       1-Year LIBOR      1,532,014.55    6.2500000000    0.2600000000  0.3850000000      360         358           118      1.875000000 1.8750000000    5.00000      2.00000    11.2500000000      118           12
10/1 YR Hybrid ARM Interest-Only       1-Year LIBOR      27,574,455.27   6.3750000000    0.2600000000  0.2600000000      360         358           118      1.875000000 1.8750000000    5.00000      2.00000    11.3750000000      118           12
10/1 YR Hybrid ARM Interest-Only       1-Year LIBOR      1,859,269.41    6.3750000000    0.2600000000  0.3850000000      360         358           118      1.875000000 1.8750000000    5.00000      2.00000    11.3750000000      118           12
10/1 YR Hybrid ARM Interest-Only       1-Year LIBOR      17,375,422.19   6.5000000000    0.2600000000  0.2600000000      360         358           103      1.875000000 1.8750000000    5.00000      2.00000    11.5000000000      118           12
10/1 YR Hybrid ARM Interest-Only       1-Year LIBOR      2,397,222.41    6.5000000000    0.2600000000  0.3850000000      360         358           62       1.875000000 1.8750000000    5.00000      2.00000    11.5000000000      118           12
10/1 YR Hybrid ARM Interest-Only       1-Year LIBOR      5,087,310.42    6.6250000000    0.2600000000  0.2600000000      360         358           118      1.875000000 1.8750000000    5.00000      2.00000    11.6250000000      118           12
10/1 YR Hybrid ARM Interest-Only       1-Year LIBOR       108,160.00     6.6250000000    0.2600000000  0.3850000000      360         358           118      1.875000000 1.8750000000    5.00000      2.00000    11.6250000000      118           12
10/1 YR Hybrid ARM                     1-Year LIBOR      3,751,857.35    6.7500000000    0.2600000000  0.2600000000      360         358           83       1.875000000 1.8750000000    5.00000      2.00000    11.7500000000      118           12
10/1 YR Hybrid ARM Interest-Only       1-Year LIBOR      1,361,600.00    6.7500000000    0.2600000000  0.3850000000      360         358           118      2.04814189192.0481418919    5.00000      2.00000    11.7500000000      118           12
10/1 YR Hybrid ARM Interest-Only       1-Year LIBOR      7,550,999.99    6.8750000000    0.2600000000  0.2600000000      360         358           118      1.875000000 1.8750000000    5.00000      2.00000    11.8750000000      118           12
10/1 YR Hybrid ARM                     1-Year LIBOR       123,791.04     6.8750000000    0.2600000000  0.3850000000      360         358            0       1.875000000 1.8750000000    5.00000      2.00000    11.8750000000      118           12
10/1 YR Hybrid ARM                     1-Year LIBOR      2,795,394.80    7.0000000000    0.2600000000  0.2600000000      360         358            0       1.875000000 1.8750000000    5.00000      2.00000    12.0000000000      118           12
10/1 YR Hybrid ARM Interest-Only       1-Year LIBOR       800,000.00     7.2500000000    0.2600000000  0.2600000000      360         358           118      1.875000000 1.8750000000    5.00000      2.00000    12.2500000000      118           12
10/1 YR Hybrid ARM                     1-Year LIBOR       527,213.85     7.5000000000    0.2600000000  0.2600000000      360         358            0       1.875000000 1.8750000000    5.00000      2.00000    12.5000000000      118           12
10/1 YR Hybrid ARM Interest-Only       1-Year LIBOR       440,000.00     6.3750000000    0.2600000000  0.2600000000      360         346           106      1.875000000 1.8750000000    5.00000      2.00000    11.3750000000      118           12
10/1 YR Hybrid ARM Interest-Only       1-Year LIBOR       107,121.83     6.3750000000    0.2600000000  0.3850000000      360         321           81       1.875000000 1.8750000000    5.00000      2.00000    11.3750000000      118           12
10/1 YR Hybrid ARM Interest-Only       1-Year LIBOR      1,150,000.00    6.3750000000    0.2600000000  0.2600000000      360         359           119      2.250000000 2.2500000000    5.00000      2.00000    11.3750000000      119           12
10/1 YR Hybrid ARM Interest-Only       1-Year LIBOR       560,000.00     6.7500000000    0.2600000000  0.2600000000      360         359           119      1.875000000 1.8750000000    5.00000      2.00000    11.7500000000      119           12
10/1 YR Hybrid ARM Interest-Only       1-Year LIBOR      1,510,000.00    6.3750000000    0.2600000000  0.2600000000      360         359           119      1.875000000 1.8750000000    5.00000      2.00000    11.3750000000      119           12
10/1 YR Hybrid ARM Interest-Only       1-Year LIBOR      1,300,000.00    5.8750000000    0.2600000000  0.2600000000      360         359           119      1.875000000 1.8750000000    5.00000      2.00000    10.8750000000      119           12
10/1 YR Hybrid ARM Interest-Only       1-Year LIBOR      3,108,750.00    6.1250000000    0.2600000000  0.2600000000      360         359           119      1.875000000 1.8750000000    5.00000      2.00000    11.1250000000      119           12
10/1 YR Hybrid ARM Interest-Only       1-Year LIBOR      3,120,000.00    6.2500000000    0.2600000000  0.2600000000      360         359           119      1.875000000 1.8750000000    5.00000      2.00000    11.2500000000      119           12
10/1 YR Hybrid ARM Interest-Only       1-Year LIBOR      5,376,841.25    6.3750000000    0.2600000000  0.2600000000      360         359           119      1.875000000 1.8750000000    5.00000      2.00000    11.3750000000      119           12
10/1 YR Hybrid ARM Interest-Only       1-Year LIBOR      5,422,000.00    6.5000000000    0.2600000000  0.2600000000      360         359           119      1.875000000 1.8750000000    5.00000      2.00000    11.5000000000      119           12
10/1 YR Hybrid ARM                     1-Year LIBOR       207,487.25     6.5000000000    0.2600000000  0.3850000000      360         359            0       1.875000000 1.8750000000    5.00000      2.00000    11.5000000000      119           12
10/1 YR Hybrid ARM Interest-Only       1-Year LIBOR       800,000.00     6.7500000000    0.2600000000  0.3850000000      360         359           119      1.875000000 1.8750000000    5.00000      2.00000    11.7500000000      119           12
10/1 YR Hybrid ARM Interest-Only       1-Year LIBOR       497,135.42     6.8750000000    0.2600000000  0.2600000000      360         359           119      2.250000000 2.2500000000    5.00000      2.00000    11.8750000000      119           12
10/1 YR Hybrid ARM Interest-Only       1-Year LIBOR       350,000.00     5.8750000000    0.2600000000  0.3850000000      360         295           55       1.875000000 1.8750000000    5.00000      2.00000    10.8750000000       70           12
10/1 YR Hybrid ARM Interest-Only       1-Year LIBOR      1,702,885.75    5.1250000000    0.2600000000  0.2600000000      360         298           58       1.875000000 1.8750000000    5.00000      2.00000    10.1250000000       72           12
10/1 YR Hybrid ARM Interest-Only       1-Year LIBOR       483,998.58     5.3750000000    0.2600000000  0.2600000000      360         297           57       1.875000000 1.8750000000    5.00000      2.00000    10.3750000000       72           12
10/1 YR Hybrid ARM Interest-Only       1-Year LIBOR       535,000.00     5.1250000000    0.2600000000  0.2600000000      360         297           57       1.875000000 1.8750000000    5.00000      2.00000    10.1250000000       72           12
10/1 YR Hybrid ARM Interest-Only       1-Year LIBOR       707,019.47     5.0000000000    0.2600000000  0.2600000000      360         296           56       1.875000000 1.8750000000    5.00000      2.00000    10.0000000000       72           12
10/1 YR Hybrid ARM Interest-Only       1-Year LIBOR      1,000,000.00    5.1250000000    0.2600000000  0.2600000000      360         294           54       1.875000000 1.8750000000    5.00000      2.00000    10.1250000000       72           12
10/1 YR Hybrid ARM Interest-Only       1-Year LIBOR       660,862.52     5.1250000000    0.2600000000  0.2600000000      360         297           57       1.875000000 1.8750000000    5.00000      2.00000    10.1250000000       73           12
10/1 YR Hybrid ARM Interest-Only       1-Year LIBOR       511,000.00     5.2500000000    0.2600000000  0.2600000000      360         294           54       1.875000000 1.8750000000    5.00000      2.00000    10.2500000000       74           12
10/1 YR Hybrid ARM Interest-Only       1-Year LIBOR       556,203.04     5.1250000000    0.2600000000  0.2600000000      360         296           56       1.875000000 1.8750000000    5.00000      2.00000    10.1250000000       81           12
10/1 YR Hybrid ARM Interest-Only       1-Year LIBOR       113,253.25     5.7500000000    0.2600000000  0.3850000000      360         296           56       1.875000000 1.8750000000    5.00000      2.00000    10.7500000000       98           12
10/1 YR Hybrid ARM Interest-Only       1-Year LIBOR      1,000,000.00    5.6250000000    0.2600000000  0.2600000000      360         296           56       1.875000000 1.8750000000    5.00000      2.00000    10.7500000000       99           12
10/1 YR Hybrid ARM Interest-Only       1-Year LIBOR       211,684.09     5.8750000000    0.2600000000  0.3850000000      360         295           55       1.875000000 1.8750000000    5.00000      2.00000    10.7500000000       99           12
10/6 MO Hybrid ARM Interest-Only       6-Month LIBOR      583,200.00     6.1250000000    0.2600000000  0.2600000000      360         357           117      1.875000000 1.8750000000    5.00000      1.00000    11.1250000000      117            6
10/6 MO Hybrid ARM Interest-Only       6-Month LIBOR     2,212,500.00    5.5000000000    0.2600000000  0.2600000000      360         357           117      1.875000000 1.8750000000    5.00000      1.00000    10.5000000000      117            6
10/6 MO Hybrid ARM Interest-Only       6-Month LIBOR      993,750.00     6.3750000000    0.2600000000  0.2600000000      360         357           117      1.875000000 1.8750000000    5.00000      1.00000    11.3750000000      117            6
10/6 MO Hybrid ARM Interest-Only       6-Month LIBOR     1,293,750.00    6.5000000000    0.2600000000  0.2600000000      360         357           117      1.875000000 1.8750000000    5.00000      1.00000    11.5000000000      117            6
10/6 MO Hybrid ARM Interest-Only       6-Month LIBOR      341,250.00     6.6250000000    0.2600000000  0.3850000000      360         357           117      1.875000000 1.8750000000    5.00000      1.00000    11.6250000000      117            6
10/6 MO Hybrid ARM Interest-Only       6-Month LIBOR      624,000.00     6.7500000000    0.2600000000  0.2600000000      360         357           117      1.875000000 1.8750000000    5.00000      1.00000    11.7500000000      117            6
10/6 MO Hybrid ARM Interest-Only       6-Month LIBOR      971,250.00     6.2500000000    0.2600000000  0.2600000000      360         351           111      1.875000000 1.8750000000    5.00000      1.00000    11.2500000000      117            6
10/6 MO Hybrid ARM Interest-Only       6-Month LIBOR      719,200.00     6.7500000000    0.2600000000  0.2600000000      360         358           118      1.875000000 1.8750000000    5.00000      1.00000    11.7500000000      118            6
10/6 MO Hybrid ARM Interest-Only       6-Month LIBOR      256,000.00     6.1250000000    0.2600000000  0.3850000000      360         358           118      1.875000000 1.8750000000    5.00000      1.00000    11.1250000000      118            6
10/6 MO Hybrid ARM Interest-Only       6-Month LIBOR     7,907,832.58    6.2500000000    0.2600000000  0.2600000000      360         358           90       1.875000000 1.8750000000    5.00000      1.00000    11.2500000000      118            6
10/6 MO Hybrid ARM Interest-Only       6-Month LIBOR     3,050,000.00    6.3750000000    0.2600000000  0.2600000000      360         358           118      1.875000000 1.8750000000    5.00000      1.00000    11.3750000000      118            6
10/6 MO Hybrid ARM Interest-Only       6-Month LIBOR     1,000,000.00    6.5000000000    0.2600000000  0.2600000000      360         358           118      1.875000000 1.8750000000    5.00000      1.00000    11.5000000000      118            6
10/6 MO Hybrid ARM Interest-Only       6-Month LIBOR     1,156,250.00    6.6250000000    0.2600000000  0.2600000000      360         358           118      1.875000000 1.8750000000    5.00000      1.00000    11.6250000000      118            6
10/6 MO Hybrid ARM Interest-Only       6-Month LIBOR      536,000.00     6.7500000000    0.2600000000  0.2600000000      360         358           118      1.875000000 1.8750000000    5.00000      1.00000    11.7500000000      118            6
10/6 MO Hybrid ARM Interest-Only       6-Month LIBOR     1,747,500.00    6.2500000000    0.2600000000  0.2600000000      360         359           119      1.875000000 1.8750000000    5.00000      1.00000    11.2500000000      119            6
10/1 YR Hybrid ARM Interest-Only        1-Year CMT       1,563,960.33    6.3750000000    0.2600000000  0.2600000000      360         357           117      2.500000000 2.5000000000    5.00000      2.00000    11.3750000000      117           12
10/1 YR Hybrid ARM Interest-Only        1-Year CMT        352,000.00     7.0000000000    0.2600000000  0.3850000000      360         358           118      2.500000000 2.5000000000    5.00000      2.00000    12.0000000000      118           12
10/1 YR Hybrid ARM                      1-Year CMT        257,275.59     6.9000000000    0.2600000000  0.3850000000      360         296            0       2.500000000 2.5000000000    5.00000      2.00000    11.9000000000       56           12
10/1 YR Hybrid ARM                      1-Year CMT        610,752.52     5.7500000000    0.2600000000  0.2600000000      360         297            0       2.500000000 2.5000000000    5.00000      2.00000    10.7500000000       70           12
10/1 YR Hybrid ARM Interest-Only        1-Year CMT        425,000.00     5.1250000000    0.2600000000  0.2600000000      360         294           54       2.500000000 2.5000000000    5.00000      2.00000    10.1250000000       73           12

  (1) The Trust Expense Rate equals the sum of (i) the applicable Servicing Fee Rate and (ii) the Master Servicing Fee Rate of 0.0100% per annum.

  (2) The Servicing Fee Rate will increase by 0.1250% per annum after the Mortgage Rate Adjustment Date in the case of approximately 9.54% of the Group 4 Mortgage Loans.

         There will be discrepancies between the characteristics of the actual Mortgage Loans and the characteristics assumed in preparing the tables.  Any such discrepancy may have an effect upon the percentages of the original Class Principal Amount outstanding (rounded to the nearest whole percentage) and the weighted average lives of the Notes set forth in the table.  In addition, to the extent that the actual Mortgage Loans have characteristics that differ from those assumed in preparing the tables set forth below, the Notes may mature earlier or later than indicated by the table.  Based on the foregoing assumptions, the following tables indicate the projected weighted average lives of each Class of Offered Notes and set forth the percentages of the initial Class Principal Amount of each Class that would be outstanding after each of the Payment Dates shown, at various constant prepayment percentages.  Neither the prepayment model used in this prospectus supplement nor any other prepayment model or assumption purports to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans included in the Trust.  Variations in the prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial Class Principal Amounts and the weighted average lives shown in the following tables.  Those variations may occur even if the average prepayment experience of all the Mortgage Loans equals any of the specified percentages of CPR.

         The weighted average life of any Class of Notes is determined by:

         o    multiplying the assumed net reduction, if any, in the Class Principal Amount of that Class of Notes on each Payment Date by the number of years from the date of issuance of the Notes to the related Payment Date,

         o    summing the results, and

         o    dividing the sum by the aggregate amount of the assumed net reductions in the Class Principal Amount of that Class.

                                       Percent of Original Class Principal Amount Outstanding(1)

                                                             Class 1A-1 and Class 1A-2
                                                                 Percentage of CPR
Payment Date                                10%        15%       20%        25%        30%        40%
_________________________________________________________________________________________________________
Initial Percentage...............           100        100       100        100        100        100
July 25, 2008....................           93         88         82        77         71          60
July 25, 2009....................           86         77         67        59         50          36
July 25, 2010....................           79         66         54        44         35          21
July 25, 2011....................           71         55         43        33         25          13
July 25, 2012....................           63         46         34        25         17          8
July 25, 2013....................           56         39         27        18         12          5
July 25, 2014....................           49         33         22        14          8          3
July 25, 2015....................           44         28         17        10          6          2
July 25, 2016....................           39         23         14         8          4          1
July 25, 2017....................           35         20         11         6          3          1
July 25, 2018....................           31         16         8          4          2          *
July 25, 2019....................           27         14         7          3          1          *
July 25, 2020....................           24         11         5          2          1          *
July 25, 2021....................           21          9         4          2          1          *
July 25, 2022....................           19          8         3          1          *          *
July 25, 2023....................           16          6         2          1          *          *
July 25, 2024....................           14          5         2          1          *          *
July 25, 2025....................           12          4         1          *          *          *
July 25, 2026....................           11          4         1          *          *          *
July 25, 2027....................            9          3         1          *          *          *
July 25, 2028....................            8          2         1          *          *          *
July 25, 2029....................            7          2         1          *          *          *
July 25, 2030....................            6          2         *          *          *          *
July 25, 2031....................            5          1         *          *          *          *
July 25, 2032....................            4          1         *          *          *          *
July 25, 2033....................            3          1         *          *          *          *
July 25, 2034....................            3          1         *          *          *          *
July 25, 2035....................            2          *         *          *          *          *
July 25, 2036....................            1          *         *          *          *          *
July 25, 2037....................            1          *         *          *          *          *
July 25, 2038....................            1          *         *          *          *          *
July 25, 2039....................            1          *         *          *          *          *
July 25, 2040....................            1          *         *          *          *          *
July 25, 2041....................            *          *         *          *          *          *
July 25, 2042....................            *          *         *          *          *          *
July 25, 2043....................            *          *         *          *          *          *
July 25, 2044....................            *          *         *          *          *          0
July 25, 2045....................            *          *         *          *          *          0
July 25, 2046....................            *          *         *          *          *          0
July 25, 2047....................            0          0         0          0          0          0
Weighted Average Life
   Years to Maturity.............          8.94       6.19       4.60      3.58       2.88        1.99
   Years to Auction
           Payment Date**........          2.69       2.47       2.26      2.07       1.89        1.56
   Years to Notes Purchase
          Right..................          7.61       5.13       3.77      2.92       2.32        1.61
   Years to Optional
        Termination..............          8.34       5.67       4.19      3.25       2.61        1.80

(1)      Rounded to the nearest whole percentage.
*        Indicates a value greater than 0.0% and less than 0.5%
**       Assumes the Notes are sold on the related Auction Payment Date occurring in July 2010 and that the percentage of original
Class Principal Amount outstanding on such date will equal 0%.

                                       Percent of Original Class Principal Amount Outstanding(1)

                                                             Class 2A-1 and Class 2A-2
                                                                 Percentage of CPR
Payment Date                                10%        15%       20%        25%        30%        40%
_________________________________________________________________________________________________________
Initial Percentage...............           100        100       100        100        100        100
July 25, 2008....................           89         84         79        74         68          58
July 25, 2009....................           80         71         62        54         46          33
July 25, 2010....................           71         59         49        40         32          19
July 25, 2011....................           64         50         39        30         22          12
July 25, 2012....................           57         42         31        22         15          7
July 25, 2013....................           50         35         24        16         11          4
July 25, 2014....................           44         30         19        12          7          2
July 25, 2015....................           39         25         15         9          5          1
July 25, 2016....................           35         21         12         7          4          1
July 25, 2017....................           30         17         9          5          2          1
July 25, 2018....................           27         14         7          4          2          *
July 25, 2019....................           23         12         6          3          1          *
July 25, 2020....................           20         10         4          2          1          *
July 25, 2021....................           17          8         3          1          1          *
July 25, 2022....................           15          6         3          1          *          *
July 25, 2023....................           13          5         2          1          *          *
July 25, 2024....................           11          4         1          *          *          *
July 25, 2025....................            9          3         1          *          *          *
July 25, 2026....................            8          3         1          *          *          *
July 25, 2027....................            6          2         1          *          *          *
July 25, 2028....................            5          2         *          *          *          *
July 25, 2029....................            4          1         *          *          *          *
July 25, 2030....................            3          1         *          *          *          *
July 25, 2031....................            2          1         *          *          *          *
July 25, 2032....................            2          *         *          *          *          *
July 25, 2033....................            1          *         *          *          *          *
July 25, 2034....................            1          *         *          *          *          *
July 25, 2035....................            *          *         *          *          *          *
July 25, 2036....................            *          *         *          *          *          *
July 25, 2037....................            *          *         *          *          *          *
July 25, 2038....................            *          *         *          *          *          *
July 25, 2039....................            *          *         *          *          *          0
July 25, 2040....................            *          *         *          *          *          0
July 25, 2041....................            *          *         *          *          *          0
July 25, 2042....................            0          0         0          0          0          0
July 25, 2043....................            0          0         0          0          0          0
July 25, 2044....................            0          0         0          0          0          0
July 25, 2045....................            0          0         0          0          0          0
July 25, 2046....................            0          0         0          0          0          0
July 25, 2047....................            0          0         0          0          0          0
Weighted Average Life
   Years to Maturity.............          7.79       5.56       4.21      3.31       2.68        1.87
   Years to Auction
           Payment Date**........          3.82       3.35       2.94      2.58       2.26        1.74
   Years to Notes Purchase
          Right..................          6.91       4.72       3.50      2.73       2.19        1.54
   Years to Optional
        Termination..............          7.48       5.19       3.88      3.03       2.45        1.71

(1)      Rounded to the nearest whole percentage.
*        Indicates a value greater than 0.0% and less than 0.5%.
**       Assumes the Notes are sold on the related Auction Payment Date occurring in July 2012 and that the percentage of original
Class Principal Amount outstanding on such date will equal 0%.

                                           Percent of Original Class Principal Amount Outstanding(1)

                                                             Class 3A-1 and Class 3A-2
                                                                 Percentage of CPR
Payment Date                                10%        15%       20%        25%        30%        40%
_________________________________________________________________________________________________________
Initial Percentage...............           100        100       100        100        100        100
July 25, 2008....................           89         84         79        74         68          58
July 25, 2009....................           80         71         62        54         46          33
July 25, 2010....................           72         59         49        40         32          19
July 25, 2011....................           64         50         39        30         22          12
July 25, 2012....................           57         42         31        22         16          7
July 25, 2013....................           51         36         25        17         11          4
July 25, 2014....................           45         30         20        12          8          2
July 25, 2015....................           40         26         16         9          5          1
July 25, 2016....................           36         21         12         7          4          1
July 25, 2017....................           32         18         10         5          3          1
July 25, 2018....................           28         15         8          4          2          *
July 25, 2019....................           24         12         6          3          1          *
July 25, 2020....................           21         10         5          2          1          *
July 25, 2021....................           19          8         4          1          1          *
July 25, 2022....................           16          7         3          1          *          *
July 25, 2023....................           14          6         2          1          *          *
July 25, 2024....................           12          5         2          1          *          *
July 25, 2025....................           10          4         1          *          *          *
July 25, 2026....................            9          3         1          *          *          *
July 25, 2027....................            7          2         1          *          *          *
July 25, 2028....................            6          2         1          *          *          *
July 25, 2029....................            5          1         *          *          *          *
July 25, 2030....................            4          1         *          *          *          *
July 25, 2031....................            3          1         *          *          *          *
July 25, 2032....................            2          1         *          *          *          *
July 25, 2033....................            2          *         *          *          *          *
July 25, 2034....................            1          *         *          *          *          *
July 25, 2035....................            1          *         *          *          *          *
July 25, 2036....................            *          *         *          *          *          *
July 25, 2037....................            *          *         *          *          *          *
July 25, 2038....................            *          *         *          *          *          *
July 25, 2039....................            *          *         *          *          *          *
July 25, 2040....................            *          *         *          *          *          0
July 25, 2041....................            *          *         *          *          *          0
July 25, 2042....................            *          *         *          *          *          0
July 25, 2043....................            *          *         *          *          *          0
July 25, 2044....................            *          *         *          *          *          0
July 25, 2045....................            *          *         *          *          *          0
July 25, 2046....................            *          *         *          *          *          0
July 25, 2047....................            0          0         0          0          0          0
Weighted Average Life
   Years to Maturity.............          8.01       5.66       4.26      3.34       2.69        1.88
   Years to Auction
           Payment Date**........          3.83       3.35       2.94      2.58       2.26        1.74
   Years to Notes Purchase
          Right..................          7.01       4.76       3.51      2.73       2.19        1.54
   Years to Optional
        Termination..............          7.63       5.25       3.90      3.04       2.45        1.71

(1)      Rounded to the nearest whole percentage.
*        Indicates a value greater than 0.0% and less than 0.5%.
**       Assumes the Notes are sold on the related Auction Payment Date occurring in July 2012 and that the percentage of original
Class Principal Amount outstanding on such date will equal 0%.

                                           Percent of Original Class Principal Amount Outstanding(1)

                                                 Class 4A-1, Class 4A-2, Class 4A-3 and Class 4A-4
                                                                 Percentage of CPR
Payment Date                                10%        15%       20%        25%        30%        40%
_________________________________________________________________________________________________________
Initial Percentage...............           100        100       100        100        100        100
July 25, 2008....................           89         84         79        74         68          58
July 25, 2009....................           80         71         62        54         46          33
July 25, 2010....................           71         59         49        40         32          19
July 25, 2011....................           64         50         39        30         22          12
July 25, 2012....................           57         42         31        22         16          7
July 25, 2013....................           51         36         25        17         11          4
July 25, 2014....................           45         30         20        12          8          2
July 25, 2015....................           40         26         16         9          5          1
July 25, 2016....................           36         22         13         7          4          1
July 25, 2017....................           32         18         10         5          3          1
July 25, 2018....................           28         15         8          4          2          *
July 25, 2019....................           25         12         6          3          1          *
July 25, 2020....................           22         10         5          2          1          *
July 25, 2021....................           19          8         4          1          1          *
July 25, 2022....................           16          7         3          1          *          *
July 25, 2023....................           14          6         2          1          *          *
July 25, 2024....................           12          5         2          1          *          *
July 25, 2025....................           10          4         1          *          *          *
July 25, 2026....................            9          3         1          *          *          *
July 25, 2027....................            7          2         1          *          *          *
July 25, 2028....................            6          2         1          *          *          *
July 25, 2029....................            5          1         *          *          *          *
July 25, 2030....................            4          1         *          *          *          *
July 25, 2031....................            3          1         *          *          *          *
July 25, 2032....................            2          1         *          *          *          *
July 25, 2033....................            2          *         *          *          *          *
July 25, 2034....................            1          *         *          *          *          *
July 25, 2035....................            1          *         *          *          *          *
July 25, 2036....................            *          *         *          *          *          *
July 25, 2037....................            *          *         *          *          *          *
July 25, 2038....................            *          *         *          *          *          *
July 25, 2039....................            *          *         *          *          *          0
July 25, 2040....................            *          *         *          *          *          0
July 25, 2041....................            *          *         *          *          *          0
July 25, 2042....................            *          *         *          *          *          0
July 25, 2043....................            *          *         *          *          *          0
July 25, 2044....................            *          *         *          *          *          0
July 25, 2045....................            *          *         *          *          *          0
July 25, 2046....................            *          *         *          *          0          0
July 25, 2047....................            0          0         0          0          0          0
Weighted Average Life
   Years to Maturity.............          8.06       5.68       4.26      3.34       2.70        1.88
   Years to Auction
           Payment Date**........          3.83       3.35       2.94      2.58       2.26        1.74
   Years to Notes Purchase
          Right..................          7.03       4.76       3.51      2.73       2.19        1.54
   Years to Optional
        Termination..............          7.66       5.26       3.90      3.04       2.45        1.71

(1)      Rounded to the nearest whole percentage.
*        Indicates a value greater than 0.0% and less than 0.5%.
**       Assumes the Notes are sold on the related Auction Payment Date occurring in July 2012 and that the percentage of original
Class Principal Amount outstanding on such date will equal 0%.

                                                    Material Federal Income Tax Consequences

General

Tax Classification of the Trust and of the Offered Notes

         In the opinion of Orrick, Herrington & Sutcliffe LLP, assuming compliance with the Agreements, for U.S.  federal income tax purposes, the Offered Notes will be classified as debt instruments.  In addition, the Owner Trustee, on behalf of the Trust, will agree, and the beneficial owners of the Offered Notes will agree by their purchase of such Offered Notes, to treat such Offered Notes as debt instruments for U.S.  federal income tax purposes.  The remainder of this discussion, other than the portion captioned "-Tax
Consequences to Holders of the Notes -Possible Alternative Treatment of the Notes," assumes that the Offered Notes are properly characterized as debt instruments for federal income tax purposes.

         In the opinion of Orrick, Herrington & Sutcliffe LLP, assuming compliance with the Agreements, for U.S.  federal income tax purposes, the Trust will not be classified as an association taxable as a corporation, as a publicly traded partnership taxable as a corporation, or as a taxable mortgage pool.

         On the Closing Date, Thornburg Mortgage, Inc. will retain a 100% ownership interest in the Ownership Certificates and each
Class of Retained Notes.  The Trust Agreement and the Indenture will set forth restrictions on the transferability of the Ownership
Certificates and the Retained Notes to ensure that at all times either (i) one person owns a 100% ownership interest in the Ownership
Certificates and each Class of Retained Notes or (ii) two or more persons own ownership interests in the Ownership Certificates and each Class of Retained Notes, but only if each such person's percentage interest in the Ownership Certificates is identical to such person's percentage interest in each Class of Retained Notes.  Any transfer in contravention of these restrictions will be permitted only if the person seeking to transfer the Ownership Certificates or Retained Notes furnishes the Securities Administrator, as note registrar and certificate registrar, with an opinion of counsel concluding that such transfer would not cause the trust to become subject to federal income taxation as a corporation.

         If, notwithstanding these restrictions on transferability, the Ownership Certificates or one or more Classes of Retained
Notes were to be transferred such that one person owned only some Classes of Retained Notes but not others, then the trust could become a taxable mortgage pool at the time of such transfer.  Generally, if a trust or other entity is a taxable mortgage pool, it will be subject to federal income tax as a corporation and it may not join in filing a consolidated federal income tax return with any other corporation.  An exception to this general rule exists if 100% of the equity interests in a taxable mortgage pool are owned by a real estate investment trust.  Although Thornburg Mortgage, Inc., the initial owner of the Ownership Certificates and the
Retained Notes, has elected to be a real estate investment trust, no assurance can be given that its ownership of the Ownership
Certificates would enable the trust to qualify for this exception.  If some or all of one or more Classes of Retained Notes were acquired by another person, that other person could be considered to own a portion of the equity interests in the trust because the
Retained Notes acquired by such person could, depending upon the circumstances at the time of acquisition, be considered equity interests in the trust and not debt for federal income tax purposes.  Any tax imposed on the trust would reduce cashflow that would be available to make payments on the Notes, particularly the Subordinate Notes.  Any violation of the aforementioned transfer restrictions applicable to the Ownership Certificates and the Retained Notes would constitute an Indenture Default.

Tax Consequences to Holders of the Offered Notes

         Interest Income on the Offered Notes.  The Group 1 Notes will, and the other Classes of Offered Notes may be treated as having been issued with OID.  The beneficial owner of an Offered Note must include any OID with respect to such Offered Note in income as it accrues on a constant yield method, regardless of whether the beneficial owner receives any cash currently attributable to such OID.  See "Federal Tax Consequences-Notes-Taxation of Noteholders" in the prospectus.  The prepayment assumption that will be used in determining the accrual of any OID, market discount or bond premium, if any, will be a rate equal to 20% of CPR with respect to the Mortgage Loans.  See "Yield, Prepayment and Maturity Considerations" above.  No representation, however, is made as to the rate at which principal payments or recoveries on the Mortgage Loans actually will occur.

         Additional Considerations Applicable to the Auction Swap Agreement.  For federal income tax purposes, the purchase of an
Offered Note represents (i) the purchase of a debt instrument, (ii) the obligation to sell the Offered Note on the related Auction
Payment Date, and (iii) the acquisition of rights and assumption of obligations under the Auction Swap Agreement.

         On the related Auction Payment Date, the owner of Offered Notes must tender those Offered Notes for sale for the Par Price.
The investor with the highest bid in the related auction conducted by the Auction Administrator will purchase the Offered Notes.
Under the Auction Swap Agreement, for federal income tax purposes each owner of an Offered Note will be treated as having entered into a forward contract for the sale of its beneficial ownership interest in the Offered Note.

         For federal income tax reporting purposes, it will be assumed that no significant consideration will be paid or received by the beneficial owner of an Offered Note for the rights acquired or the obligations undertaken with respect to the Offered Notes under the Auction Swap Agreement.  The IRS could disagree, and if its position were upheld, the holders of the Offered Notes could have OID in addition to the stated interest on their Offered Notes or a small offset of premium against that stated interest.  See "Federal
Tax Consequences-Notes-Taxation of Noteholders" in the prospectus.

         The debt component of an Offered Note and the rights and obligations under the auction and the Auction Swap Agreement should be treated as offsetting positions in a straddle for purposes of section 1092 of the Code.  As a result, any gain or loss realized upon the sale or exchange of an Offered Note (including the mandatory sale on the related Auction Payment Date) will be treated as short-term gain or loss regardless of how long the owner held the Offered Note.  Generally, the owner of an Offered Note will be required to capitalize any interest and carrying charges applicable to the Offered Note to the extent they exceed the ordinary income generated by the Offered Note for the taxable year.  In addition, ownership of an Offered Note may have to be treated as ownership of a conversion transaction, in which case any gain on sale will be treated as ordinary income to the extent the owner's yield from the investment is less than 120% of the applicable federal rate.

         The correct treatment of the Offered Notes under the Auction Swap Agreement is not clear.  Owners of Offered Notes are strongly advised to consult their own tax advisors regarding the treatment of their interest in Offered Notes, including the allocation of issue price and the timing, character, and source of income, gain, deduction, and loss resulting from ownership of
Offered Notes.

         Possible Alternative Treatments of the Offered Notes.  If, contrary to the opinion of McKee Nelson, LLP, the IRS successfully asserted that a Class of Offered Notes did not represent debt instruments for U.S. federal income tax purposes, those
Notes could  be treated as equity interests in the Trust.  Moreover, if a Class of Offered Notes represented equity in the Trust, payments of interest on that Class of Offered Notes to a foreign person generally would be subject to U.S.  tax and withholding requirements.

                                                          State Taxes

         The Depositor makes no representations regarding the tax consequences of the purchase, ownership or disposition of the
Offered Notes under the tax laws of any state. Investors considering an investment in the Offered Notes should consult their own tax advisors regarding those tax consequences.

         All investors should consult their own tax advisors regarding the federal, state, local or foreign income tax consequences of the purchase, ownership and disposition of the Offered Notes.

                                                     ERISA Considerations

General

         Section 406 of the Employment Retirement Income Security Act of 1974, as amended ("ERISA") prohibits, and Section 4975 of the Code imposes adverse tax consequences on, certain transactions between those pension, profit-sharing or other employee benefit plans or other retirement plans or arrangements, including a so-called "Keogh" plan, or an individual retirement account, to which they are applicable or any entity deemed to hold the assets of the foregoing ("Plans") and persons that are "parties in interest"
under ERISA or "disqualified persons" under Section 4975 of the Code with respect to such Plan. A violation of these "prohibited transaction" rules may result in an excise tax and other penalties and liabilities under ERISA and the Code for such persons.

         Certain transactions involving the assets of a trust might be deemed to constitute prohibited transactions under Section 406 of ERISA and Section 4975 of the Code with respect to a Plan that purchases securities issued by that trust if assets of the trust were deemed to be assets of the Plan. Under Section 3(42) of ERISA and a regulation issued by the United States Department of Labor
(collectively, the "Plan Assets Regulation"), the assets of a trust would be treated as plan assets of the Plan for the purposes of
ERISA and Section 4975 Code only if the Plan acquired an "equity interest" in the trust and none of the exceptions contained in the
Plan Assets Regulation was applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features.

         Although there is little guidance on the subject, the Trust believes that, at the time of their issuance, the Offered Notes should be treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation. This determination is based in part upon the traditional debt features of the Offered Notes, including the reasonable expectation of purchasers of the
Offered Notes that they will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features.

         Based upon the foregoing and other considerations, subject to the considerations described below, the Offered Notes may be purchased by a Plan.

         The acquisition or holding of Offered Notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the Underwriter, the Trust, the Owner Trustee or the Indenture Trustee, or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Plan. In that case, certain exemptions ("prohibited transaction exemptions" or "PTCEs") from the prohibited transaction rules could be applicable, depending on the type of Plan involved and the circumstances of the plan fiduciary's decision to acquire the Notes.  Included among these exemptions are: PTCE 84-14
(relating to transactions effected by independent "qualified professional asset managers"); PTCE 90-1 (relating to transactions involving insurance company pooled separate accounts); PTCE 91-38 (relating to transactions involving bank collective investment funds); PTCE 95-60 (relating to transactions involving insurance company general accounts); and PTCE 96-23 (relating to transactions effected by certain "in-house asset managers") ("Investor-Based Exemptions").  There is also a statutory exemption that may be available under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code to a party in interest that is a service provider to a Plan investing in the Offered Notes for adequate consideration, provided such service provider is not (i) the fiduciary with respect to the Plan's assets used to acquire the Offered Notes or an affiliate of such fiduciary or (ii) an affiliate of the employer sponsoring the Plan.  Even if the conditions specified in one or more of these exemptions are met, the scope of the relief provided by these exemptions might or might not cover all acts that might be construed as prohibited transactions. There can be no assurance that any of these exemptions, or any other exemption, will be available with respect to any particular transaction involving the
Offered Notes.

         Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements but may be subject to state or local laws substantially similar to Section 406 of ERISA or Section 4975 of the Code ("Similar Law") (together with Plans, "Benefit Plans").

         The Offered Notes should not be purchased with the assets of a Benefit Plan if the Seller, the Depositor, the Indenture
Trustee, the Master Servicer, the Servicers, the Owner Trustee, the Trust Administrator, the Underwriter, or any of their affiliates is a fiduciary or gives investment advice with respect to such Benefit Plan or is an employer maintaining or contributing to the
Benefit Plan, unless such purchase and holding of such Offered Notes would be covered by an applicable prohibited transaction exemption, and will not cause a non-exempt violation of any Similar Law.

         Prospective Benefit Plan investors in the Notes should consult with their legal advisors concerning the impact of ERISA and
Section 4975 of the Code, the availability of other exemptions from the prohibited transaction rules that may apply to them, and the potential consequences in their specific circumstances, prior to making an investment in the Offered Notes. Each Benefit Plan fiduciary should also determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the Offered Notes is appropriate for the Benefit Plan, taking into account the overall investment policy of the Benefit
Plan and the composition of the Benefit Plan's investment portfolio.

         Each purchaser and transferee of an Offered Note will be deemed to represent and warrant to the Trust that (i) it is not acquiring such Offered Note for, or with the assets of, a Benefit Plan or (ii) its acquisition and holding of such Offered Note will not result in a non-exempt prohibited transaction under Section  406 of ERISA or Section  4975 of the Code which is not covered under an Investor-Based Exemption or some other applicable statutory or administrative exemption, and will not cause a non-exempt violation of any Similar Law.

                                                    Legal Investment Considerations

         The Offered Notes will constitute "mortgage related securities" for purposes of SMMEA so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization and, as such, are legal investments for certain entities to the extent provided for in SMMEA, subject to state laws overriding SMMEA.  Certain state laws have enacted legislation overriding the legal investment provisions of SMMEA.

         The Office of Thrift Supervision referred to herein as the OTS has issued Thrift Bulletins 73a, entitled "Investing in
Complex Securities" referred to herein as TB 73a, which is effective as of December 18, 2001 and applies to savings associations regulated by the OTS and 13a, entitled "Management of Interest Rate Risk, Investment Securities and Derivatives Activities" referred to herein as TB 13a, which is effective as of December 1, 1998 and applies to thrift institutions regulated by the OTS.

         One of the primary purposes of TB 73a is to require savings associations, prior to taking any investment position, to determine that the investment position meets applicable regulatory and policy requirements (including those set forth TB 13a (see below)) and internal guidelines, is suitable for the institution and is safe and sound.  The OTS recommends, with respect to purchases of specific securities, additional analysis, including, among others, analysis of repayment terms, legal structure, expected performance of the Issuing Entity and any underlying assets as well as analysis of the effects of payment priority, with respect to a security which is divided into separate tranches with unequal payments and collateral investment parameters, with respect to a security that is prefunded or involves a revolving period. TB 73a reiterates the OTS's due diligence requirements for investing in all securities and warns that if a savings association makes an investment that does not meet the applicable regulatory requirements, the savings association's investment practices will be subject to criticism and the OTS may require divestiture of such securities. The OTS also recommends, with respect to an investment in any "complex securities," that savings associations should take into account quality and suitability, interest rate risk and classification factors.  For the purposes of each of TB 73a and TB 13a,
"complex security" includes among other things any collateralized mortgage obligation or real estate mortgage investment conduit security, other than any "plain vanilla" mortgage pass-through security (that is, securities that are part of a single class of securities in the related pool that are non-callable and do not have any special features).  Accordingly, all classes of the Offered
Notes would likely be viewed as "complex securities." With respect to quality and suitability factors, TB 73a warns (i) that a savings association's sole reliance on outside ratings for material purchases of complex securities is an unsafe and unsound practice, (ii) that a savings association should only use ratings and analyses from nationally recognized rating agencies in conjunction with and in validation of, its own underwriting processes and (iii) that it should not use ratings as a substitute for its own thorough underwriting analyses. With respect the interest rate risk factor, TB 73a recommends that savings associations should follow the guidance set forth in TB 13a.

         One of the primary purposes of TB 13a is to require thrift institutions, prior to taking any investment position, to (i)
conduct a pre-purchase portfolio sensitivity analysis for any "significant transaction" involving securities or financial derivatives and (ii) conduct a pre-purchase price sensitivity analysis of any "complex security" or financial derivative.  The OTS recommends that while a thrift institution should conduct its own in-house pre-acquisition analysis, it may rely on an analysis conducted by an independent third-party as long as management understands the analysis and its key assumptions. Further, TB 13a recommends that the use of "complex securities with high price sensitivity" be limited to transactions and strategies that lower a thrift institution's portfolio interest rate risk. TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by OTS examiners as an unsafe and unsound practice.

         All investors whose investment activities are subject to legal investment laws and regulations or to review by certain regulatory authorities may be subject to restrictions on investment in the Offered Notes. Any such institution should consult its own legal advisors in determining whether and to what extent there may be restrictions on its ability to invest in the Offered Notes. See
"Legal Investment Matters" in the prospectus.

                                                     Use of Proceeds

         The net proceeds from the sale of the Offered Notes will be applied by the Depositor, or an affiliate thereof, toward the purchase of the Mortgage Loans from the Seller. The Mortgage Loans will be acquired by the Depositor from the Seller in a privately negotiated transaction.  In order to facilitate the release of liens on certain of the Mortgage Loans that the Seller will sell to the Depositor, Bear Stearns & Co. Inc. will advance approximately $1.3 million to various lenders to repay certain financing arrangements between Thornburg and the various lenders.

                                                   Method of Distribution

         Subject to the terms and conditions set forth in the underwriting agreement between the Depositor and Bear, Stearns & Co.
Inc., which is an affiliate of the Depositor, Credit Suisse Securities (USA) LLC, Greenwich Capital Markets, Inc. and Lehman Brothers
Inc., the Depositor has agreed to sell to the Underwriters, and the Underwriters have agreed to purchase from the Depositor, the amount of the Offered Notes set forth in the table below:

                                 Bear, Stearns &         Credit Suisse       Greenwich Capital           Lehman
               Class                 Co. Inc.        Securities (USA) LLC      Markets, Inc.          Brothers Inc.
      _______________________________________________________________________________________________________________
      1A-1...................    $241,980,900.00        $34,568,700.00         $34,568,700.00        $34,568,700.00
      1A-2...................    $ 26,808,600.00        $ 3,829,800.00         $ 3,829,800.00        $ 3,829,800.00
      2-A1...................    $141,802,500.00        $20,257,500.00         $20,257,500.00        $20,257,500.00
      2-A2...................     $ 7,442,400.00        $ 1,063,200.00         $ 1,063,200.00        $ 1,063,200.00
      3-A1...................    $321,198,500.00        $45,885,500.00         $45,885,500.00        $45,885,500.00
      3A-2...................    $ 16,858,800.00        $ 2,408,400.00         $ 2,408,400.00        $ 2,408,400.00
      4A-1...................    $ 99,278,200.00        $14,182,600.00         $14,182,600.00        $14,182,600.00
      4A-2...................     $ 5,210,800.00        $   744,400.00         $   744,400.00          $ 744,400.00
      4A-3...................    $122,500,000.00        $17,500,000.00         $17,500,000.00        $17,500,000.00
      4A-4...................    $ 13,571,600.00        $ 1,938,800.00         $ 1,938,800.00        $ 1,938,800.00

         Distribution of the Offered Notes will be made by the Underwriters from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The Underwriters may effect those transactions by selling Offered Notes to or through dealers and those dealers may receive from the Underwriters, for which they act as agent, compensation in the form of underwriting discounts, concessions or commissions.  The Underwriters and any dealers that participate with the Underwriters in the distribution of the Offered Notes may be deemed to be underwriters, and any discounts, commissions or concessions received by them, and any profits on resale of the Offered Notes purchased by them, may be deemed to be underwriting discounts and commissions under the Securities Act.

         The Depositor has been advised by the Underwriters that they intend to make a market in the Offered Notes but have no obligation to do so.  There can be no assurance that a secondary market for the Offered Notes will develop or, if it does develop, that it will continue.

         The Depositor has agreed to indemnify the Underwriters against, or make contributions to the Underwriters with respect to, certain liabilities, including liabilities under the Securities Act.

                                                     Legal Matters

         Certain legal matters in connection with the issuance of the Offered Notes will be passed upon by Orrick, Herrington &
Sutcliffe LLP, New York, New York, as counsel for the Depositor and for the Underwriters.  Certain legal matters will be passed upon for the Sponsor and the Seller by McKee Nelson LLP, Washington, D.C., as counsel for the Sponsor and the Seller.

         There are no material legal proceedings pending against the Depositor, the Indenture Trustee, the Sponsor, the Seller, the
Issuing Entity, the Securities Administrator, the Master Servicer, the Owner Trustee, the Custodian or the Auction Administrator or
with respect to which the property of any of the foregoing transaction parties is subject, that are material to the Noteholders.  No legal proceedings against any of the foregoing transaction parties is known to be contemplated by governmental authorities, that are material to the Noteholders.

                                                       Ratings

         It is a condition to the issuance of the Offered Notes that they be assigned the applicable rating or ratings by Moody's and
S&P indicated under "Initial Note Ratings" in the table on S-1.

         The ratings assigned by the above Rating Agencies address the likelihood of the receipt of all distributions on the Mortgage
Loans and under the Yield Maintenance Agreements by the Noteholders to which they are entitled.  The ratings of each rating agency take into consideration the credit quality of the related mortgage pool, including any credit support providers, structural and legal aspects associated with the Notes, and the extent to which the payment stream on that mortgage pool and under the related Yield
Maintenance Agreement is adequate to make payments required by the Notes.  However, ratings of the Notes do not constitute a statement regarding frequency of prepayments on the related Mortgage Loans.

         The ratings do not address the possibility that, as a result of principal prepayments, holders of the Offered Notes may receive a lower than anticipated yield, and such ratings do not address the ability of Thornburg, the Seller or Thornburg Mortgage,
Inc. to repurchase certain Mortgage Loans for which the interest rate or terms have converted.

         The ratings assigned to the Offered Notes should be evaluated independently from similar ratings on other types of securities.  A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the rating agency.

         The Depositor has not engaged any rating agency other than S&P and Moody's to provide ratings on the Offered Notes.
However, there can be no assurance as to whether any other Rating Agency will rate the Offered Notes or, if it does, what ratings would be assigned by that Rating Agency.  Any rating on the Offered Notes by another rating agency, if assigned at all, may be lower than the ratings assigned to the Offered Notes by S&P and Moody's.

                                                  Glossary of Defined Terms

1-month LIBOR Index..............................     The average of the interbank offered rates for 1-month U.S.
                                                      dollar deposits in the London market based on quotations of major banks published in the Wall Street Journal and calculated as provided in the related mortgage note.

1-year MTA Index.................................     The 12-month moving average of the monthly yield on United States
                                                      Treasury Securities adjusted to a constant maturity of 1 year, which is calculated by averaging the previous 12-month values of the 1-year CMT Index.

1-year CMT Index.................................     The weekly average yield on United States Treasury securities adjusted to a constant maturity of 1 year, as published by the
                                                      Federal Reserve Board in Statistical Release H.15(519).

3-year CMT Index.................................     The weekly average yield on United States Treasury securities adjusted to a constant maturity of 3 years, as published by the
                                                      Federal Reserve Board in Statistical Release H.15(519).

1-year LIBOR Index...............................     The average of the interbank offered rates for 12-month U.S.
                                                      dollar deposits in the London market based on quotations of major banks published in the Wall Street Journal and calculated as provided in the related mortgage note.

6-month LIBOR Index..............................     The average of the interbank offered rates for 6-month U.S.
                                                      dollar deposits in the London market based on quotations of major banks published in the Wall Street Journal and calculated as provided in the related mortgage note.

AB Servicing Criteria............................     The minimum servicing criteria established in Item 1122(d) of
                                                      Regulation AB.

Accrual Period...................................     For the Offered Notes and a Payment Date, the period beginning on the prior Payment Date (or the Closing Date, in the case of the first Payment Date) and ending on the day immediately preceding such Payment Date.  For the Class A-X Notes and the Subordinate
                                                      Notes, the calendar month immediately preceding the month of the related Payment Date.

Additional Collateral............................      With respect to any Additional Collateral Mortgage Loan, the marketable securities or other assets subject to a security interest pursuant to the related pledge agreement.

Additional Collateral Mortgage Loans.............     Each Mortgage Loan identified as such in the Mortgage Loan
                                                      Schedule and as to which Additional Collateral is then required to be provided as security therefor.

Adjustable Rate Mortgage Loans...................     Mortgage Loans for which the related mortgage note provides for adjustment of the applicable Mortgage Rate, as described under
                                                      "Description of the Mortgage Loan Groups-General" and "-Mortgage
                                                      Loan Statistics."

Administration Agreement.........................     The administration agreement dated as of July 1, 2007, among the
                                                      Trust, the Owner Trustee and the Securities Administrator.

Agreements.......................................     Collectively, the Sale and Servicing Agreement, the Trust
                                                      Agreement, the Indenture, the Mortgage Loan Purchase Agreement,
                                                      the Servicing Agreements and the Administration Agreement.

Aggregate Subordinate Percentage.................     As to any Payment Date, the percentage equivalent of a fraction, the numerator of which is the aggregate of the Class Principal
                                                      Amounts of the Classes of Subordinate Notes and the denominator of which is the aggregate of the Scheduled Principal Balances of the Mortgage Loans for such Payment Date plus amounts on deposit in the Reserve Fund.

Auction Administrator............................     Wells Fargo Bank, as Securities Administrator and its successors and assigns in that capacity.
Auction Payment Date.............................     The Payment Date in July 2010 with respect to the Group 1 Notes and the Payment Date in July 2012 with respect to the Group 2,
                                                      Group 3 and Group 4 Notes.
Auction Proceeds.................................     For each Class of Offered Notes, the proceeds from the sale of such Offered Notes by the Auction Administrator to third-party investors.
Auction Swap Agreement...........................     The auction swap contract, dated as of the Closing Date, between the Auction Swap Counterparty and the Auction Administrator.
Auction Swap Counterparty........................     [_______________].

Available Funds..................................      For any Payment Date and any Mortgage Loan Group, the sum of (i)
                                                      the Interest Distribution Amount for such payment Date and (ii)
                                                      the Principal Distribution Amount for such Payment Date, as reduced, in the case of the Group 1 Mortgage Loans, by any
                                                      Ownership Certificate Distribution Amount for such Payment Date.

Available Funds Cap Rate.........................     With respect to any Payment Date, the per annum rate equal to the product of (1) the fraction, expressed as a percentage, the numerator of which is the Interest Distribution Amount for the related Mortgage Loan Group for the related Due Period, and the denominator of which is the sum of the Class Principal Amount of the related Offered Notes and the related Subordinate Component immediately prior to such Payment Date, multiplied by (2) 12.

BBA.............................................      The British Bankers' Association.

Beneficial Owner.................................     Any person acquiring an interest in a Book-Entry Note.

Book-Entry Notes.................................     The Offered Notes, other than any Definitive Note.

Business Day.....................................     Any day other than a Saturday, a Sunday or a day on which banking or savings institutions in the State of Minnesota, the State of
                                                      Maryland, the State of Illinois, the State of New York or in the
                                                      city in which the corporate trust office of the Indenture Trustee is located are authorized or obligated by law or executive order to be closed.

Cenlar...........................................     Cenlar FSB.

Certificateholder................................     A holder of Ownership Certificates.

Certificate Distribution Account.................     The certificate distribution account maintained by or on behalf of the Securities Administrator for the benefit of the Trust and the Certificateholders.

Class............................................     All Notes bearing the same class designation.

Class A Available Funds Cap Rate................      With respect to any Payment Date and any Class of Offered Notes, a per annum rate equal to the product of (1) the Available Funds
                                                      Cap Rate of the related Mortgage Loan Group (less, in the case of the Group 3 Mortgage Loans, on and after the Payment Date in July
                                                      2017, the Group 3 Final Maturity Reserve Rate) and (2) 30 divided by the actual number of days in the related Accrual Period.

Class A Available Funds Cap Shortfalls..........      With respect to any Payment Date and any Class of Offered Notes, an amount, if any, equal to the sum of (i) the excess of the amount of interest that would have accrued on that Class of
                                                      Offered Notes for the related Accrual Period had the applicable
                                                      Interest Rate been determined without regard to the applicable
                                                      Class A Available Funds Cap Rate over the amount of interest actually accrued on such Class of Offered Notes for such Accrual
                                                      Period, (ii) any amounts described in clause (i) above for prior
                                                      Payment Dates that remain unpaid, and (iii) interest on the amount described in clause (ii) at the applicable Interest Rate determined without regard to the applicable Class A Available
                                                      Funds Cap Rate.

Class A Deferred Amount..........................     For each Payment Date and for each Class of Offered Notes, the amount by which (x) the aggregate of any Realized Losses
                                                      previously applied in reduction of the Class Principal Amount thereof exceeds (y) the sum of (1) the aggregate of amounts previously distributed in reimbursement thereof and (2) the amount by which the Class Principal Amount of such Class has been increased due to any Subsequent Recovery.

Class A Notes....................................     The Class 1A-1, Class 1A-2, Class 2A-1, Class 2A-2, Class 3A-1,
                                                      Class 3A-2, Class 4A-1, Class 4A-2, Class 4A-3 and Class 4A-4
                                                      Notes.

Class 1A-1 Margin................................     [__]%.

Class 1A-2 Margin................................     [__]%.

Class 2A-1 Margin................................     [__]%.

Class 2A-2 Margin................................     [__]%.

Class 3A-1 Margin................................     [__]%.

Class 3A-2 Margin................................     [__]%.

Class 4A-1 Margin................................     [__]%.

Class 4A-2 Margin................................     [__]%.

Class 4A-3 Margin................................     [__]%.

Class 4A-4 Margin................................     [__]%.

Class Notional Amount............................     The Class Notional Amount of the Class A-X Notes for any Payment
                                                      Date will equal the aggregate Class Principal Amounts of the
                                                      Offered Notes immediately before such Payment Date.

Class Principal Amount...........................     As to any Payment Date, with respect to any Class of Notes (other than the Class A-X Notes), the initial Class Principal Amount as reduced by the sum of (x) all amounts actually distributed in respect of principal of that Class on all prior Payment Dates,
                                                      (y) all Realized Losses, if any, actually allocated to that Class on all prior Payment Dates and (z) any applicable Writedown
                                                      Amount; provided, however, that the Class Principal Amount of a
                                                      Class of Notes may be increased up to the amount of Realized
                                                      Losses previously allocated to such Class, in the event that there is a Subsequent Recovery on a Mortgage Loan, and the Note
                                                      Principal Amount of any individual Note of such Class will be increased by its pro rata share of the increase to such Class.

Class Subordination Percentage...................     For any Payment Date and each Class of Subordinate Notes, a fraction (expressed as a percentage) the numerator of which is the Class Principal Amount of that Class immediately prior to that date and the denominator of which is the aggregate Class
                                                      Principal Amounts of all Classes of Notes immediately prior to that date.

Clearstream......................................     Clearstream Banking Luxembourg.

Closing Date.....................................     July 31, 2007.

Code.............................................     The Internal Revenue Code of 1986, as amended.

Collection Account...............................     The collection account maintained by the Master Servicer
                                                      established in the name of Wells Fargo Bank, N.A. and for the benefit of the Noteholders.

Countrywide Home Loans...........................     Countrywide Home Loans, Inc., in its capacity as an Originator of
                                                      Group 1 Mortgage Loans.

Countrywide Servicing............................     Countrywide Home Loans Servicing LP, in its capacity as a
                                                      Servicer of Group 1 Mortgage Loans.

CPR                                                   The constant prepayment rate model used in this prospectus supplement, as described under "Yield, Prepayment and Maturity
                                                      Considerations-Structuring Assumptions."

Credit Support Percentage........................     For a Class of Subordinate Notes and any Payment Date, the sum of
                                                      the Class Subordination Percentages of all other Classes of
                                                      Subordinate Notes having a higher numerical Class designation than such Class.

Current Interest.................................     On each Payment Date, the amount of interest which each Class of
                                                      Notes is entitled to receive (to the extent of funds available)
                                                      for the related Accrual Period, which is equal to interest at the applicable Interest Rate on the Class Principal Amount or Class
                                                      Notional Amount, as applicable, immediately prior to such Payment
                                                      Date, of that Class.

Custodian .......................................     LaSalle Bank National Association, in its capacity as a
                                                      custodian, or any successor thereto.

Cut-off Date ....................................     July 1, 2007.

Deferred Interest................................     With respect to any Group 1 Mortgage Loan and any Due Period, the excess, if any, of interest accrued on the unpaid principal balance thereof at the applicable Mortgage Rate over the minimum monthly payment required to be made by the Mortgagor for such monthly period under the related mortgage note.

Deferred Interest Adjustment Percentage..........     With respect to the Group 1 Mortgage Loans and any Payment Date for which Deferred Interest was recognized in the related Due
                                                      Period or for which there is an Ownership Certificate
                                                      Distribution Amount in the related Due Period, a fraction, expressed as a percentage, the numerator of which equals the excess, if any, of (a) the Principal Distribution Amount for
                                                      Group 1 for such Payment Date over (b) the sum of the amount of
                                                      Deferred Interest plus any Ownership Certificate Distribution
                                                      Amount and the denominator of which is the Principal Distribution
                                                      Amount for Group 1 for such Payment Date.  With respect to any
                                                      Payment Date for which there is no Net Deferred Interest, the
                                                      Deferred Interest Adjustment Percentage will equal 0.00%.

Definitive Note .................................     A physical note representing any Note.

Depositor........................................     Structured Asset Mortgage Investments II Inc.

Designated Telerate Page ........................     The Dow Jones Telerate Service page 3750, or such other page as may replace page 3750, or such other service as may be nominated by the BBA as the information vendor for the purpose of
                                                      displaying the BBA's Interest Settlement Rates for deposits in
                                                      U.S. dollars.

Determination Date...............................     For any Payment Date and each Mortgage Loan, the date set forth in the related Servicing Agreement on which the related Servicer determines the amount to be remitted to the Master Servicer.
DTC .............................................     The Depository Trust Company.

Due Period ......................................     For any Payment Date, the period commencing on the second day of the month preceding the month in which that Payment Date occurs and ending on the first day of the month in which that Payment
                                                      Date occurs.

Effective Loan-to-Value Ratio....................     On any date of determination, a fraction, expressed as a
                                                      percentage, the numerator of which is the principal balance of the Mortgage Loan on that date less the value of the required amount of any Additional Collateral and the denominator of which is the value of the Mortgaged Property.

ERISA............................................     The Employee Retirement Income Security Act of 1974, as amended.

Euroclear........................................     The Euroclear System.

Exchange Act.....................................     The Securities Exchange Act of 1934, as amended.

First Republic...................................     First Republic Bank.

Fitch............................................     Fitch Ratings.

Global Securities ...............................     The globally offered Notes.

Gross Margin ....................................     For Adjustable Rate Mortgage Loans, the interest rate margin specified in the related mortgage note.

Group 1..........................................     The Mortgage Loan Group consisting of those Mortgage Loans constituting Group 1.

Group 2..........................................     The Mortgage Loan Group consisting of those Mortgage Loans constituting Group 2.

Group 3..........................................     The Mortgage Loan Group consisting of those Mortgage Loans constituting Group 3.

Group 4..........................................     The Mortgage Loan Group consisting of those Mortgage Loans constituting Group 4.

Group 1 Notes ...................................     The Class 1A-1 and Class 1A-2 Notes.

Group 2 Notes....................................     The Class 2A-1 and Class 2A-2 Notes.

Group 3 Final Maturity Reserve Account...........     A trust account maintained by the Securities Administrator on behalf of the Indenture Trustee and the Group 3 Noteholders.

Group 3 Final Maturity Reserve Amount............     With respect to the Group 3 Mortgage Loans and each Payment Date on and after the Payment Date in July 2017 up to and including the earlier of July 2037 or the termination of the Trust Fund, if the aggregate Scheduled Principal Balance of the Group 3 Mortgage
                                                      Loans with forty-year original terms to maturity is greater than the amount set forth in Annex C of this prospectus supplement, the lesser of (A) the product of (x) the Final Maturity Reserve
                                                      Rate, (y) the aggregate outstanding principal balance of the
                                                      Group 3 Mortgage Loans with forty-year original terms to maturity on that Payment Date and (z) a fraction, the numerator of which is 30 and the denominator of which is 360 and (B) the Final
                                                      Maturity Reserve Shortfall for such Payment Date.  For (a) each
                                                      Payment Date prior to the Distribution Date in July 2017 or
                                                      (b) each Payment Date on and after the Payment Date in July 2017 for which the aggregate Scheduled Principal Balance of the forty-year Group 3 Mortgage Loans does not exceed the aggregate
                                                      Scheduled Principal Balance on Annex C of this prospectus
                                                      supplement, zero.

Group 3 Final Maturity Reserve Rate..............     An annual rate of 1.00%.

Group 3 Final Maturity Reserve Shortfall.........     For each Payment Date, the lesser of (A) the excess of (i) the aggregate outstanding principal balance of the Group 3 Mortgage
                                                      Loans with forty-year original terms to maturity for that Payment
                                                      Date over (ii) the amounts on deposit in the Final Maturity
                                                      Reserve Account or (B) the excess of (x) the aggregate Class
                                                      Principal Amount of the Group 3 Notes after giving effect to payments on such Payment Date over (y) the amounts on deposit in the Group 3 Final Maturity Reserve Account.

Group 3 Notes....................................     The Class 3A-1 and Class 3A-2 Notes.

Group 4 Notes....................................     The Class 4A-1, Class 4A-2, Class 4A-3 and Class 4A-4 Notes.

Group 1 Mortgage Loans ..........................     The Mortgage Loans in Group 1.

Group 2 Mortgage Loans ..........................     The Mortgage Loans in Group 2.

Group 3 Mortgage Loans ..........................     The Mortgage Loans in Group 3.

Group 4 Mortgage Loans ..........................     The Mortgage Loans in Group 4.

Group 1 Percentage...............................     For any Payment Date, the fraction, expressed as a percentage, the numerator of which is the aggregate Scheduled Principal
                                                      Balance of the Group 1 Mortgage Loans for such Payment Date and the denominator of which is the Pool Balance for such Payment
                                                      Date.

Group 2 Percentage...............................     For any Payment Date, the fraction, expressed as a percentage, the numerator of which is the aggregate Scheduled Principal
                                                      Balance of the Group 2 Mortgage Loans for such Payment Date and the denominator of which is the Pool Balance for such Payment
                                                      Date.

Group 3 Percentage...............................     For any Payment Date, the fraction, expressed as a percentage, the numerator of which is the aggregate Scheduled Principal
                                                      Balance of the Group 3 Mortgage Loans for such Payment Date and the denominator of which is the Pool Balance for such Payment
                                                      Date.

Group 4 Percentage...............................     For any Payment Date, the fraction, expressed as a percentage, the numerator of which is the aggregate Scheduled Principal
                                                      Balance of the Group 4 Mortgage Loans for such Payment Date and the denominator of which is the Pool Balance for such Payment
                                                      Date.

Hybrid Mortgage Loans............................     Mortgage Loans which initially bear a fixed rate of interest which convert to Adjustable Rate Mortgage Loans after a specified period following origination.

Indenture Defaults...............................     The events of default under the Indenture as described under "The
                                                      Trust Agreement, the Indenture and the Administration
                                                      Agreement-Certain Matters under the Agreements-Events of Default under the Indenture" in this prospectus supplement.

Indenture Trustee ...............................     LaSalle Bank National Association in its capacity as indenture trustee under the Indenture and its successors and assigns in that capacity.

Indenture Trustee Fee............................     The annual on-going fee payable by the Master Servicer on behalf of the Trust to the Indenture Trustee.

Index............................................     The index applicable to any Adjustable Rate Mortgage Loan, based on 1-month LIBOR, 6-month LIBOR, 1-year LIBOR, 1-year CMT, 3-year
                                                      CMT and 1-year MTA.

Initial Note Notional Amount.....................     With respect to any Class A-X Note, the amount designated as the
                                                      "Initial Note Notional Amount" on the face of such Note.

Initial Note Principal Amount....................     With respect to any Note (other than the Class A-X Notes), the amount designated as the "Initial Note Principal Amount" on the face of such Note.

Initial Rate Cap.................................     For any Adjustable Rate Mortgage Loan, a fixed percentage
                                                      specified in the related mortgage note beyond which the related
                                                      Mortgage Rate generally will not increase or decrease on the first Mortgage Rate Adjustment Date.

Insurance Proceeds...............................     Any amounts paid by an insurer under a primary mortgage insurance policy, any standard hazard insurance policy, flood insurance policy or any other insurance policy relating to the Mortgage
                                                      Loans or related Mortgaged Properties other than amounts to cover expenses incurred by a Servicer in connection with procuring such proceeds, applied to the restoration and repair of the related
                                                      Mortgaged Property or to be paid to the borrower pursuant to the mortgage note or state law.

Interest Distribution Amount.....................     With respect to any Payment Date and any Mortgage Loan Group, an amount equal to the sum of the following for each Mortgage Loan in that Mortgage Loan Group:  (1) all interest received or advanced by the Servicer of the Mortgage Loan or the Master
                                                      Servicer in the related Due Period less any related Servicing
                                                      Fees, Master Servicing Fees and Retained Interest; (2) all
                                                      compensating interest payments paid with respect to the Mortgage
                                                      Loan, if the Mortgage Loan was prepaid during the related
                                                      Prepayment Period and (3) the portion of any purchase price or other amount paid with respect to the Mortgage Loans allocable to interest; less the Group 1 Percentage, Group 2 Percentage, Group
                                                      3 Percentage or Group 4 Percentage of any fees or other amounts reimbursable to the Master Servicer (other than the Master
                                                      Servicer Fee), the Servicer (other than Servicing Fees), the
                                                      Securities Administrator, the Indenture Trustee, the Custodian
                                                      and (4) the Owner Trustee, as provided in the Agreements, and, solely with respect to the Group 1 Mortgage Loans, the lesser of a (a) any Deferred Interest recognized with respect to Group 1
                                                      Mortgage Loans and (b) the Principal Distribution Amount for
                                                      Group 1 for such Payment Date.

Interest-Only Mortgage Loans ....................     Mortgage Loans that provide for payment of interest at the related Mortgage Rate, but no payment of principal, for the period specified in the related mortgage note following the origination of the related Mortgage Loan.

Interest Rate ...................................     For each Class of Offered Notes, the applicable annual rate described under "Description of the Notes-Distributions of
                                                      Interest-Interest Rates."  For the Class A-X Notes and each Class of Subordinate Notes, the applicable annual rates described under
                                                      "Summary of Terms--Interest Payments on the Notes."

IRS .............................................     The Internal Revenue Service.

ISDA Master Agreement............................     The International Swaps and Derivatives Association, Inc. 1992
                                                      Master Agreement (Multicurrency-Cross Border) (including any supplemental schedule or confirmation agreement relating to the
                                                      Yield Maintenance Agreements or Auction Swap Agreement).

Issuing Entity or Trust..........................     Thornburg Mortgage Securities Trust 2007-3, a Delaware statutory trust.

LaSalle..........................................     LaSalle Bank National Association

LIBOR Business Day ..............................     Any day on which banks in London and New York are open for conducting transactions in foreign currency and exchange.

LIBOR Determination Date ........................     The second LIBOR Business Day preceding the commencement of each
                                                      Accrual Period (other than the first Accrual Period for the
                                                      Offered Notes).

Liquidated Mortgage Loan ........................     In general, a defaulted Mortgage Loan as to which the related
                                                      Servicer has determined that all amounts that it expects to recover in respect of such Mortgage Loan have been recovered
                                                      (exclusive of any possibility of a deficiency judgment).

Liquidation Proceeds.............................     With respect to any Mortgage Loan, the amount (other than amounts received in respect of the rental of any REO property prior to
                                                      REO disposition) received by the related Servicer as proceeds from the liquidation of such Mortgage Loan, as determined in accordance with the applicable provisions of the related
                                                      Servicing Agreement, other than Subsequent Recoveries; provided that (i) with respect to any Mortgage Loan or REO property repurchased, substituted or sold pursuant to or as contemplated hereunder, or pursuant to the applicable provisions of the related Servicing Agreement, including amounts realized in connection with such repurchase, substitution or sale and (ii)
                                                      with respect to a defaulted Additional Collateral Mortgage Loan, including the amount realized on the related Additional
                                                      Collateral or limited purpose surety bond, if applicable.

Loan-to-Value Ratio .............................     On any date of determination, a fraction, expressed as a
                                                      percentage, the numerator of which is the principal balance of the Mortgage Loan on that date and the denominator of which is the value of the Mortgaged Property as determined at the
                                                      origination of the related Mortgage Loan on the basis of the lesser of the sale price or appraised value with respect to a purchase Mortgage Loan or the appraised value with respect to a refinance Mortgage Loan.

Master Servicer .................................     Wells Fargo Bank, or any successor thereto in that capacity.

Master Servicer Remittance Date..................     With respect to each Payment Date, the Business Day immediately preceding such Payment Date.

Master Servicing Fee ............................     For each Mortgage Loan, a monthly fee paid to the Master Servicer out of interest collections received from the related Mortgage
                                                      Loan calculated at the Master Servicing Fee Rate on the
                                                      outstanding Scheduled Principal Balance of each Mortgage Loan.
Master Servicing Fee Rate........................     The Master Servicing Fee Rate is 0.010%.

Maturity Date....................................     June 2047, in the case of the Group 1 Notes, Group 2 Notes and
                                                      Group 4 Notes.  June 2037, in the case of the Group 3 Notes.

Maximum Mortgage Rate............................     For any Mortgage Loan, the rate specified in the related mortgage
                                                      Note which the related Mortgage Rate shall never exceed.

Minimum Mortgage Rate............................     For any Mortgage Loan, the rate specified in the related mortgage
                                                      Note which the related Mortgage Rate shall never be less than.

Moody's .........................................     Moody's Investors Service, Inc.

Mortgage Loan Group..............................     Group 1, Group 2, Group 3 or Group 4.

Mortgage Loan Purchase Agreement.................     The mortgage loan purchase agreement, dated as of July 1, 2007, between the Seller and the Depositor.

Mortgage Loan Schedule...........................     As of any date, the list of Mortgage Loans included in the Trust on such date, attached to the Sale and Servicing Agreement as
                                                      Schedule I.

Mortgage Loans ..................................     As of any date of determination, the first lien, residential
                                                      Adjustable Rate Mortgage Loans and Hybrid Mortgage Loans included in the Trust Estate.

Mortgage Rate ...................................     For any Mortgage Loan, its applicable interest rate as determined in the related mortgage note as reduced by any application of
                                                      Relief Act Reduction.

Mortgage Rate Adjustment Date....................     With regard to the Adjustable Rate Mortgage Loans, each date on which the related Mortgage Rate is adjusted in accordance with the terms of the related mortgage note.

Mortgaged Property ..............................     The real property securing a Mortgage Loan.

Mortgagor........................................     The borrower under a mortgage note.

Net Deferred Interest............................     With respect to any Payment Date and the Group 1 Mortgage Loans, the excess, if any, of Deferred Interest recognized on such Group
                                                      1 Mortgage Loans for the related Due Period over the Principal
                                                      Distribution Amount for the Group 1 Mortgage Loans for such
                                                      Payment Date.

Net Liquidation Proceeds.........................     With respect to any Liquidated Mortgage Loan or any other
                                                      disposition of related Mortgaged Property (including REO
                                                      property) the related Liquidation Proceeds net of advances, related servicing advances, Master Servicing Fee, related
                                                      Servicing Fees and any other accrued and unpaid servicing fees received and retained in connection with the liquidation of such
                                                      Mortgage Loan or Mortgaged Property, and any related Retained
                                                      Interest.

Note Payment Account.............................     The note payment account maintained by the Securities
                                                      Administrator in its capacity as Paying Agent under the Indenture for the benefit of the Noteholders.

Note Principal Amount............................     With respect to each Note of a given Class (other than the Class
                                                      A-X Notes) and any date of determination, the product of (i) the
                                                      Class Principal Amount of such Class and (ii) the applicable
                                                      Percentage Interest of such Note.

Note Registrar...................................     Wells Fargo Bank, N.A., and its successors and assigns in that capacity.

Noteholder.......................................     Any person acquiring a beneficial ownership interest in any Note.

Notes............................................     The Offered Notes, the Class A-X Notes and the Subordinate Notes.

Offered Notes....................................     The Class 1A-1, Class 1A-2, Class 2A-1, Class 2A-2, Class 3A-1,
                                                      Class 3A-2, Class 4A-1, Class 4A-2, Class 4A-3, Class 4A-4 Notes.

OID .............................................     Original issue discount.

One-month LIBOR Index............................     As defined in "Description of the Notes-Distributions of
                                                      Interest-Determination of one-month LIBOR and one-year LIBOR."

One-year LIBOR Index.............................     As defined in "Description of the Notes-Distributions of
                                                      Interest-Determination of one-month LIBOR and one-year LIBOR."

Optional Notes Purchase Date.....................     Any Payment Date on or after the payment date on which the aggregate Scheduled Principal Balance of the Mortgage Loans is
                                                      equal to or less than 20% of their aggregate Scheduled Principal
                                                      Balance as of the Cut-Off Date.

Optional Notes Purchase Right....................     The right of Thornburg Mortgage, Inc. to call the Notes on any
                                                      Payment Date in or after the month in which the aggregate
                                                      Scheduled Principal Balance of the Mortgage Loans is equal to or less than 20% of their aggregate Scheduled Principal Balance as of the Cut-off Date, as described in this prospectus supplement under "Description of the Notes-Optional Notes Purchase Right."
Optional Termination Date........................     As described in this prospectus supplement under "Description of the Notes -Optional Termination of the Trust."

Originators......................................     Thornburg Mortgage Home Loans, Inc. and Countrywide Home Loans
                                                      together with the other originators of the Mortgage Loans (none of which other originators originated more than 10.00% of the
                                                      Mortgage Loans).

Overcollateralized Group or Groups...............     As described in this prospectus supplement under "Description of the Notes-Principal."

Owner Trustee ...................................     Wilmington Trust Company, in its capacity as owner trustee under the Trust Agreement and its successors and assigns in that capacity.

Owner Trustee Fee................................     The annual on-going fee payable by the Master Servicer on behalf of the Trust to the Owner Trustee.

Ownership Certificate............................     Any of the ownership certificates that evidences a beneficial ownership interest in the Trust.

Ownership Certificate Distribution Amount........     For any Payment Date and the Group 1 Mortgage Loans, an amount equal to the lesser of (a) the excess of (i) the Principal
                                                      Distribution Amount for such Payment Date over (ii) the Deferred
                                                      Interest for the related Due Period and (b) the aggregate Net
                                                      Deferred Interest for all prior Payment Dates over the aggregate of all distributions made in respect of the Ownership
                                                      Certificates on all prior Payment Dates.

Par Price........................................     The Class Principal Amount of the applicable Offered Notes after application of all principal distributions and allocation of
                                                      Realized Losses and Subsequent Recoveries on the related Auction
                                                      Payment Date.

Participant .....................................     Participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust
                                                      companies and clearing corporations and certain other
                                                      organizations.

Paying Agent.....................................     Initially, the Securities Administrator.

Payment Date ....................................     The 25th day of each month or, if the 25th day is not a Business
                                                      Day, on the next succeeding Business Day, beginning in August
                                                      2007.

Percentage Interest .............................     With respect to any Note, a fraction, expressed as a percentage, the numerator of which is the Initial Note Principal Amount or
                                                      Initial Note Notional Amount of such Note and the denominator of which is the original Class Principal Amount or original Class
                                                      Notional Amount, as applicable, of the related Class as of the
                                                      Closing Date.

Periodic Rate Cap ...............................     For any Adjustable Rate Mortgage Loan, the fixed percentage specified in the related mortgage note above and below which the related Mortgage Rate will not be adjusted on any Adjustment
                                                      Date, except for the first Adjustment Date.

Permitted Investments............................     As described in this prospectus supplement under "Servicing and
                                                      Administration of the Trust-Accounts."

Plan.............................................     Any employee benefit plan or other retirement arrangement that is subject to Section 406 of ERISA or to Section 4975 of the Code.
Plan Assets......................................     The assets of any Plan.

Pool Balance.....................................     For any Payment Date, the aggregate of the Scheduled Principal
                                                      Balances of the Mortgage Loans outstanding on the first day of the month preceding the month of that Payment Date.

Prepayment Interest Shortfall ...................     The resulting reduction in interest payable for the month during which a borrower prepays a Mortgage Loan in full or in part between due dates for monthly payments.

Prepayment Period................................     For each Payment Date, the calendar month immediately preceding the month in which such Payment Date occurs.

Principal Distribution Amount....................     With respect to any Payment Date and any Mortgage Loan Group, an amount equal to the sum of the following for each Mortgage Loan in that Mortgage Loan Group: (1) each scheduled payment of principal collected or advanced on the Mortgage Loan by the related Servicer or the Master Servicer in the related Due
                                                      Period; (2) if the Mortgage Loan is repurchased, the principal portion of the related purchase price, for the Mortgage Loan, deposited in the Collection Account during the related Prepayment
                                                      Period; (3) the principal portion of any related substitution adjustment amount for the Mortgage Loan deposited in the
                                                      Collection Account during the related Prepayment Period; (4) if the Mortgage Loan is not yet a Liquidated Mortgage Loan, the
                                                      principal portion of all Insurance Proceeds for the Mortgage Loan received during the related Prepayment Period; (5) if the
                                                      Mortgage Loan is a Liquidated Mortgage Loan, the principal portion of all net Liquidation Proceeds for the Mortgage Loan
                                                      received during the related Prepayment Period, other than
                                                      Subsequent Recoveries; and (6) the principal portion of all partial and full principal prepayments of the Mortgage Loan and any Subsequent Recoveries, in each case received during the related Prepayment Period.

Rating Agencies .................................     Each of Moody's and S&P.

Realized Loss ...................................     With respect to any Liquidated Mortgage Loan, the amount of loss realized equal to the portion of the principal balance remaining unpaid after application of all net Liquidation Proceeds in respect of such Liquidated Mortgage Loan.

Record Date......................................     For each Payment Date and the Offered Notes, the Business Day immediately preceding the related Payment Date.  For each Payment
                                                      Date and the Class A-X Notes and the Subordinate Notes, the last
                                                      Business Day of the calendar month immediately preceding such
                                                      Payment Date.

Regulation AB ...................................     Subpart 229.1100-Asset Backed Securities (Regulation AB),
                                                      17 C.F.R. §§229.1100-229.1123, as it may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release
                                                      (Asset-Backed Securities, Securities Act Release No. 33-8518,
                                                      70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the
                                                      Commission, or as may be provided by the Commission or its staff from time to time.

Relief Act ......................................     The Servicemembers Civil Relief Act, as amended, and similar state or local laws.

Relief Act Reduction ............................     Any reduction of the applicable Mortgage Rate by application of the Relief Act.

Reserve Fund.....................................     The reserve fund maintained by the Securities Administrator in the name of the Indenture Trustee and for the benefit of the
                                                      Noteholders.

Retained Interest................................     The increased interest retained by Thornburg on a Mortgage Loan made to an employee of Thornburg Mortgage, Inc. or its
                                                      affiliates, after the Mortgage Rate for such Mortgage Loan increases by the amount of the employee discount upon a
                                                      borrower's ceasing to be an employee of Thornburg Mortgage, Inc.
                                                      or its affiliates.

Retained Notes...................................     Collectively, the Class A-X, Class B-1, Class B-2, Class B-3,
                                                      Class B-4, Class B-5 and Class B-6 Notes.

S&P .............................................     Standard & Poor's Ratings Services, a division of The McGraw-Hill
                                                      Companies, Inc.

Sale Agreement...................................     The mortgage loan purchase agreement dated as of July 1, 2007, between Thornburg and the Seller.

Sale and Servicing Agreement.....................     The sale and servicing agreement dated as of July 1, 2007, among the Indenture Trustee, the Depositor, the Trust, the Seller,
                                                      Thornburg, the Master Servicer and the Securities Administrator.

Scheduled Payment ...............................     The monthly scheduled payment of interest and principal specified in the related mortgage note for the Mortgage Loan.

Scheduled Principal Balance .....................     For any Mortgage Loan as of any date of determination, an amount generally equal to its outstanding principal balance as of the
                                                      Cut-off Date as set forth in Schedule I to the Sale and Servicing
                                                      Agreement, whether or not received, as reduced by (1) the
                                                      principal portion of all Scheduled Payments due on or before the due date in the Due Period immediately preceding such date of determination, whether or not received, and (2) all amounts allocable to unscheduled principal payments received on or before the last day of the Prepayment Period immediately preceding such date of determination and (3) in the case of the Group 1 Mortgage
                                                      Loans, as increased by the amount of any Deferred Interest.  The
                                                      Scheduled Principal Balance of a Liquidated Mortgage Loan will be equal to zero.

Securities.......................................     Collectively, the Notes and the Ownership Certificates.

Securities Act ..................................     The Securities Act of 1933, as amended.

Securities Administrator ........................     Wells Fargo Bank, in its capacity as securities administrator under the Sale and Servicing Agreement and in its capacity as
                                                      Paying Agent under the Indenture and its successors and assigns in that capacity.

Securityholder...................................     A holder of a Security.

Seller ..........................................     Thornburg Mortgage Funding, Inc.

Senior Credit Support Depletion Date.............     The date on which the aggregate Class Principal Amounts of the
                                                      Subordinate Notes has been reduced to zero.

Senior Percentage................................     For each Payment Date and each Mortgage Loan Group, the
                                                      percentage equivalent of a fraction (which shall not be greater than 100%), the numerator of which is the aggregate of the Class
                                                      Principal Amount of the Class or Classes of Offered Notes
                                                      relating to the Mortgage Loan Group immediately prior to that date and the denominator of which is the Scheduled Principal
                                                      Balance of all Mortgage Loans in the related Mortgage Loan Group for that date; provided, however, that on any Payment Date after a Senior Termination Date has occurred with respect to a Mortgage
                                                      Loan Group, the Senior Percentage for such Mortgage Loan Group will be equal to 0%; and, provided, further, that on any Payment
                                                      Date after a Senior Termination Date has occurred with respect to two loan groups, the Senior Percentage of the remaining senior notes is the percentage equivalent of a fraction, the numerator of which is the aggregate of the Class Principal Amounts of the remaining Class or Classes of Offered Notes immediately prior to such date and the denominator of which is the aggregate of the
                                                      Class Principal Amounts of all Classes of Notes, immediately prior to such date.

Senior Prepayment Percentage.....................     For each Mortgage Loan Group and any Payment Date occurring before July 2014, 100%.  Thereafter, each Senior Prepayment
                                                      Percentage will be subject to gradual reduction as described in the following paragraphs.  This disproportionate allocation of unscheduled payments of principal will have the effect of
                                                      accelerating the amortization of the Offered Notes while, in the absence of Realized Losses, increasing the interest in the
                                                      Scheduled Principal Balance of the Mortgage Loans evidenced by the Subordinate Notes.  Increasing the interest of the
                                                      Subordinate Notes relative to that of the Offered Notes is intended to preserve the availability of the subordination provided by the Subordinate Notes.

                                                      For each Mortgage Loan Group and any Payment Date occurring on or after the Payment Date in July 2014, the related Senior
                                                      Prepayment Percentage will be as follows:

                                                      o        for any Payment Date in the first year thereafter, the
                                                               related Senior Percentage plus 70% of the related
                                                               Subordinate Percentage for that date;

                                                      o        for any Payment Date in the second year thereafter, the
                                                               related Senior Percentage plus 60% of the related
                                                               Subordinate Percentage for that date;

                                                      o        for any Payment Date in the third year thereafter, the
                                                               related Senior Percentage plus 40% of the related
                                                               Subordinate Percentage for that date;

                                                      o        for any Payment Date in the fourth year thereafter, the
                                                               related Senior Percentage plus 20% of the related
                                                               Subordinate Percentage for that date; and

                                                      o        for any Payment Date thereafter, the related Senior
                                                               Percentage for that date.

                                                      Notwithstanding the preceding paragraphs, no decrease in the
                                                      Senior Prepayment Percentage for any Mortgage Loan Group will occur unless the Step Down Test is satisfied on such Payment Date.

                                                      However, if, on any Payment Date the Senior Percentage for such
                                                      Mortgage Loan Group exceeds the initial Senior Percentage for such Mortgage Loan Group, the Senior Prepayment Percentage for
                                                      each Mortgage Loan Group for that Payment Date will once again equal 100%.

                                                      Notwithstanding the preceding paragraphs, (i) if on any Payment
                                                      Date prior to July 2010 the Two Times Test is satisfied, the
                                                      Senior Prepayment Percentage for each Mortgage Loan Group will equal the related Senior Percentage for that date plus 50% of an amount equal to 100% minus the related Senior Percentage for that date and (ii) if on any Payment Date on or after July 2010 the
                                                      Two Times Test is satisfied, the Senior Prepayment Percentage for each Mortgage Loan Group will equal the related Senior Percentage for that date; provided, however, that on any Payment Date after a Senior Termination Date has occurred with respect to a Mortgage
                                                      Loan Group, the Senior Prepayment Percentage will equal zero percent for the related Mortgage Loan Group.

Senior Principal Distribution Amount ............     The "Senior Principal Distribution Amount" for each Mortgage Loan
                                                      Group and each Payment Date is equal to the sum of:

                                                      (1)      the product of (a) the related Senior Percentage, (b)
                                                               the principal portion of each Scheduled Payment on each
                                                               Mortgage Loan in the related Mortgage Loan Group due
                                                               during the related Due Period and (c) in the case of
                                                               Group 1 Mortgage Loans, the Deferred Interest Adjustment
                                                               Percentage for such Payment Date;

                                                      (2)      the product of (a) the related Senior Prepayment
                                                               Percentage, (b) each of the following amounts: (i) the
                                                               principal portion of each full and partial principal
                                                               prepayment made by a borrower on a Mortgage Loan in the
                                                               related Mortgage Loan Group during the related
                                                               Prepayment Period, (ii) each other unscheduled
                                                               collection, including any Subsequent Recovery, Insurance
                                                               Proceeds and Net Liquidation Proceeds (other than with
                                                               respect to any Mortgage Loan in the related Mortgage
                                                               Loan Group that was finally liquidated during the
                                                               related Prepayment Period), representing or allocable to
                                                               recoveries of principal of Mortgage Loans received
                                                               during the related Prepayment Period and (iii) the
                                                               principal portion of all proceeds of the purchase (or,
                                                               in the case of a permitted substitution, amounts
                                                               representing a principal adjustment) of any Mortgage
                                                               Loan in the related Mortgage Loan Group actually
                                                               received by the Securities Administrator during the
                                                               related Prepayment Period (c) in the case of Group 1
                                                               Mortgage Loans, the Deferred Interest Adjustment
                                                               Percentage for such Payment Date;

                                                      (3)      with respect to unscheduled recoveries allocable to
                                                               principal of any Mortgage Loan in the related Mortgage
                                                               Loan Group that was finally liquidated during the
                                                               related Prepayment Period, the lesser of (a) the related
                                                               Net Liquidation Proceeds allocable to principal and (b)
                                                               the product of (i) the related Senior Prepayment
                                                               Percentage for that date, (ii) the remaining Scheduled
                                                               Principal Balance of such Mortgage Loan at the time of
                                                               liquidation and (iii) in the case of the Group 1
                                                               Mortgage Loans, the Deferred Interest Adjustment
                                                               Percentage for such Payment Date; and

                                                      (4)      any amounts described in clauses (1) through (3) for any
                                                               previous Payment Date that remain unpaid.

Senior Termination Date..........................     For any Mortgage Loan Group, the date on which the aggregate
                                                      Class Principal Amount of the related Class or Classes of Offered
                                                      Notes is reduced to zero.

Servicers........................................     On the Closing Date, Thornburg, Countrywide Servicing and various other banks, savings and loan institutions and mortgage lending institutions.

Servicer Remittance Date.........................     The 18th day of each month (or if the 18th day is not a Business
                                                      Day, the next succeeding Business Day or, as specified in the related Servicing Agreement, if such 18th day is not a Business
                                                      Day, the Business Day immediately preceding such 18th day).

Servicing Account ...............................     A custodial account maintained by each Servicer established in the name of such Servicer and for the benefit of the Indenture
                                                      Trustee on behalf of the Noteholders.

Servicing Agreements ............................     The servicing agreements between Thornburg and a Servicer or among Thornburg, the Master Servicer and a Servicer which
                                                      servicing agreements are assigned to the Seller, including the servicing arrangements under Thornburg's correspondent seller's guide relating to Mortgage Loans, the rights under which form part of the Trust Estate.

Servicing Fee ...................................     For each Mortgage Loan, a monthly fee paid to the related
                                                      Servicer out of interest collections received from the related
                                                      Mortgage Loan calculated at the Servicing Fee Rate on the
                                                      outstanding principal balance of each Mortgage Loan.

Servicing Fee Rate ..............................     The applicable annual rate with respect to each Mortgage Loan set forth in the Mortgage Loan Schedule with respect to each Servicer as set forth under "Fees and Expenses of the Trust."

SMMEA ...........................................     The Secondary Mortgage Market Enhancement Act of 1984, as amended.

Sponsor .........................................     Thornburg.

Step Down Test...................................     As to any Payment Date, the application of both of the following conditions (which conditions may or may not be satisfied):

                                                        first,   the outstanding principal balance of all Mortgage
                                                                 Loans delinquent 60 days or more (including Mortgage
                                                                 Loans in foreclosure and REO property), averaged over
                                                                 the preceding six-month period, as a percentage of the
                                                                 aggregate Class Principal Amount of the Subordinate
                                                                 Notes, does not equal or exceed 50%, and

                                                        second,  cumulative Realized Losses on all of the mortgage loans do not exceed:

                                                                 o   for any Payment Date on or after the seventh
                                                                     anniversary of the first Payment Date, 30% of the
                                                                     aggregate Class Principal Amount of the Subordinate
                                                                     Notes as of the Closing Date,

                                                                o    for any Payment Date on or after the eighth
                                                                     anniversary of the first Payment Date, 35% of the
                                                                     aggregate Class Principal Amount of the Subordinate
                                                                     Notes as of the Closing Date,

                                                                o    for any Payment Date on or after the ninth
                                                                     anniversary of the first Payment Date, 40% of the
                                                                     aggregate Class Principal Amount of the Subordinate
                                                                     Notes as of the Closing Date,

                                                                o    for any Payment Date on or after the tenth
                                                                     anniversary of the first Payment Date, 45% of the
                                                                     aggregate Class Principal Amount of the Subordinate
                                                                     Notes as of the Closing Date, and

                                                                o    for any Payment Date on or after the eleventh
                                                                     anniversary of the first Payment Date, 50% of the
                                                                     aggregate Class Principal Amount of the
                                                                     Subordinate Notes as of the Closing Date.

Strike Rate......................................     For the Yield Maintenance Agreement relating to the Group 1
                                                      Notes, the excess of (i) the related Class A Available Funds Cap
                                                      Rate over (ii) the weighted average of the Class 1A-1 Margin and the Class 1A-2 Margin (weighted on the basis of the related
                                                      Notes' Class Principal Amounts for the immediately preceding
                                                      Payment Date, after giving effect to distributions and
                                                      allocations of Realized Losses and Subsequent Recoveries on such
                                                      Payment Date, or as of the Closing Date for the first Payment
                                                      Date).

                                                      For the Yield Maintenance Agreement relating to the Group 2
                                                      Notes, the excess of (i) the related Class A Available Funds Cap
                                                      Rate over (ii) the weighted average of the Class 2A-1 Margin and
                                                      Class 2A-2 Margin (weighted on the basis of the related Notes'
                                                      Class Principal Amounts for the immediately preceding Payment
                                                      Date, after giving effect to distributions and allocations of
                                                      Realized Losses and Subsequent Recoveries on such Payment Date, or as of the Closing Date for the first Payment Date).

                                                      For the Yield Maintenance Agreement relating to the Group 3
                                                      Notes, the excess of (i) the related Class A Available Funds Cap
                                                      Rate over (ii) the weighted average of the Class 3A-1 Margin and the Class 3A-2 Margin (weighted on the basis of the related
                                                      Notes' Class Principal Amounts for the immediately preceding
                                                      Payment Date, after giving effect to distributions and
                                                      allocations of Realized Losses and Subsequent Recoveries on such
                                                      Payment Date, or as of the Closing Date for the first Payment
                                                      Date).

                                                      For the Yield Maintenance Agreement relating to the Group 4
                                                      Notes, the excess of (i) the related Class A Available Funds Cap
                                                      Rate over (ii) the weighted average of the Class 4A-1 Margin and the Class 4A-2 Margin (weighted on the basis of the related
                                                      Notes' Class Principal Amounts for the immediately preceding
                                                      Payment Date, after giving effect to distributions and
                                                      allocations of Realized Losses and Subsequent Recoveries on such
                                                      Payment Date, or as of the Closing Date for the first Payment
                                                      Date).

Subordinate Notes................................     The Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and
                                                      Class B-6 Notes.

Subordinate Component............................     For any Payment Date and with respect to any Mortgage Loan Group, the product of (a) the excess, if any, of the aggregate Scheduled
                                                      Principal Balances of the Mortgage Loans in the related Mortgage
                                                      Loan Group, as of the first day of the related Due Period, plus any amounts on deposit in the Reserve Fund attributable to such
                                                      Mortgage Loan Group as of such Payment Date, over the aggregate
                                                      Class Principal Amount of the related Offered Notes immediately prior to such Payment Date and, solely in the case of the Group 1
                                                      Mortgage Loans, plus the aggregate Net Deferred Interest for all prior Payment Dates in excess of amounts paid to the holder of the Ownership Certificates on prior Payment Dates multiplied by
                                                      (b) the quotient of (i) the aggregate Class Principal Amount of the Subordinate Notes immediately prior to such Payment Date over
                                                      (ii) the sum of the amounts described in clause (a) for each
                                                      Mortgage Loan Group.

Subordinate Percentage...........................     For each Mortgage Loan Group and any Payment Date will be equal to the difference between 100% and the related Senior Percentage for such Mortgage Loan Group on such Payment Date; provided, however, that on any Payment Date after a Senior Termination Date has occurred with respect to two Mortgage Loan Groups, the
                                                      Subordinate Percentage will represent the entire interest of the
                                                      Subordinate Notes in the Mortgage Loans and will be equal to the difference between 100% and the related Senior Percentage for such Payment Date.

Subordinate Prepayment Percentage................     For any Payment Date and each Mortgage Loan Group, the difference between 100% and the related Senior Prepayment Percentage for that date.

Subordinate Principal Distribution Amount........     The "Subordinate Principal Distribution Amount" for any Mortgage
                                                      Loan Group and each Payment Date is the sum of:

                                                      (1)      the product of (a) the related Subordinate Percentage,
                                                               (b) the principal portion of each scheduled payment on
                                                               each Mortgage Loan in the related Mortgage Loan Group
                                                               due during the related Due Period and (c) in the case of
                                                               Group 1 Mortgage Loans, the Deferred Interest Adjustment
                                                               Percentage for such Payment Date;

                                                      (2)      the product of (a) the related Subordinate Prepayment
                                                               Percentage, (b) each of the following amounts: (i) the
                                                               principal portion of each full and partial principal
                                                               prepayment made by a borrower on a Mortgage Loan in the
                                                               related Mortgage Loan Group during the related
                                                               Prepayment Period, (ii) each other unscheduled
                                                               collection, including any Subsequent Recovery, Insurance
                                                               Proceeds and Net Liquidation Proceeds (other than with
                                                               respect to any related Mortgage Loan that was finally
                                                               liquidated during the related Prepayment Period),
                                                               representing or allocable to recoveries of principal of
                                                               Mortgage Loans received during the related Prepayment
                                                               Period and (iii) the principal portion of all proceeds
                                                               of the purchase (or, in the case of a permitted
                                                               substitution, amounts representing a principal
                                                               adjustment) of any Mortgage Loan in the related Mortgage
                                                               Loan Group actually received by the Securities
                                                               Administrator with respect to the related Prepayment
                                                               Period and (c) in the case of Group 1 Mortgage Loans,
                                                               the Deferred Interest Adjustment Percentage for such
                                                               Payment Date;

                                                      (3)      with respect to unscheduled recoveries allocable to
                                                               principal of any Mortgage Loan in the related Mortgage
                                                               Loan Group that was finally liquidated during the
                                                               related Prepayment Period, the related Net Liquidation
                                                               Proceeds allocable to principal (to the extent not
                                                               distributed pursuant to subsection (3) of the definition
                                                               of Senior Principal Distribution Amount for the related
                                                               Mortgage Loan Group); and

                                                      (4)      any amounts described in clauses (1) through (3) for any
                                                               previous Payment Date that remain unpaid

Subsequent Recovery..............................     With respect to any Payment Date and Mortgage Loan that became a
                                                      Liquidated Mortgage Loan in a month preceding the month of that
                                                      Payment Date, an amount received in respect of such Liquidated
                                                      Mortgage Loan during the related Prepayment Period which has previously been allocated as a Realized Loss to a Class or
                                                      Classes of Notes, net of reimbursable expenses.

Thornburg........................................     Thornburg Mortgage Home Loans, Inc.

Trust Accounts...................................     The Servicing Account, the Collection Account, the Certificate
                                                      Distribution Account, the Reserve Fund and the Note Payment
                                                      Account.

Trust Agreement..................................     The initial trust agreement dated as of July 25, 2007, by and between the Owner Trustee and the Depositor, as amended and restated by the Amended and Restated Trust Agreement dated July
                                                      31, 2007, by and among the Owner Trustee, the Depositor and the
                                                      Securities Administrator.

Trust Estate.....................................     The Mortgage Loans, the Yield Maintenance Agreements, the Auction
                                                      Swap Agreement and the other assets of the Trust and proceeds therefrom.

Trust Expense Fee................................     The sum of the related Servicing Fee and the Master Servicing Fee.

Trust Expense Fee Rate ..........................     The sum of the related Servicing Fee Rate and the Master
                                                      Servicing Fee Rate.

Two Times Test...................................     On any Payment Date, the satisfaction of all of the following conditions:

                                                      the Aggregate Subordinate Percentage is at least two times the
                                                      Aggregate Subordinate Percentage as of the Closing Date,

                                                      the condition described in clause first of the definition of Step
                                                      Down Test is satisfied, and

                                                      on or after the Payment Date in July 2010, cumulative Realized
                                                      Losses do not exceed 30% of the aggregate Class Principal Amount of the Subordinate Notes as of the Closing Date, or prior to the
                                                      Payment Date in July 2010, cumulative Realized Losses do not exceed 20% of the aggregate Class Principal Amount of the
                                                      Subordinate Notes as of the Closing Date.

Undercollateralization Distribution..............     As described in the prospectus supplement under "Description of the Notes-Principal."

Undercollateralized Group........................     As described in the prospectus supplement under "Description of the Notes-Principal."

Underwriters.....................................     Bear, Stearns & Co. Inc., Credit Suisse Securities (USA) LLC,
                                                      Greenwich Capital Markets, Inc. and Lehman Brothers Inc.

Writedown Amount.................................     The amount, if any, by which the aggregate of the Class Principal
                                                      Amounts of all outstanding Classes of Notes (after giving effect to the distribution of principal and the allocation of Realized
                                                      Losses on a Payment Date) exceeds the aggregate of the Scheduled
                                                      Principal Balances of all the Mortgage Loans for the following
                                                      Payment Date, which is the amount by which first, the Class
                                                      Principal Amount of the Class of Subordinate Notes then
                                                      outstanding with the highest numerical Class designation shall be reduced on such Payment Date, and second, to the extent that such
                                                      Realized Losses exceeds amounts which will be distributed from the Reserve Fund, to the related Class or Classes of Offered
                                                      Notes, pro rata, until their respective Class Principal Amounts have been reduced to zero; provided, however, any such Realized
                                                      Losses to be so allocated to the Class 1A-1 Notes will instead be allocated to the Class 1A-2 Notes until the Class Principal
                                                      Amount of the Class 1A-2 Notes have been reduced to zero; any such Realized Losses to be so allocated to the Class 2A-1 Notes will instead by allocated to the Class 2A-2 Notes until the Class
                                                      Principal Amount of the Class 2A-2 Notes has been reduced to zero; any such Realized Loss to be so allocated to the Class 3A-1
                                                      Notes shall instead be allocated to the Class 3A-2 Notes until the Class Principal Amount of the Class 3A-2 Notes has been reduced to zero; any such Realized Loss to be so allocated to the
                                                      Class 4A-1 Notes shall instead by allocated to the Class 4A-2
                                                      Notes until the Class Principal Amount of the Class 4A-2 Notes has been reduced to zero; and any such Realized Loss to be so allocated to the Class 4A-3 Notes shall instead be allocated to the Class 4A-4 Notes until the Class Principal Amount of the
                                                      Class 4A-4 Notes has been reduced to zero.

Yield Maintenance Agreements.....................     The four yield maintenance agreements entered into on the Closing
                                                      Date by the Securities Administrator with the Yield Maintenance
                                                      Counterparty for the benefit of the Group 1 Notes, Group 2 Notes,
                                                      Group 3 Notes and Group 4 Notes, respectively.

Yield Maintenance Counterparty...................     [____]

Yield Maintenance Payment........................     Payments made under the related Yield Maintenance Agreement as described in this prospectus supplement under "Description of the
                                                      Notes-The Yield Maintenance Agreements."

Yield Maintenance Scheduled Balance..............     For each Yield Maintenance Agreement for each applicable Payment
                                                      Date the aggregate Class Principal Amount of the related Classes of Offered Notes for the immediately preceding Payment Date, after giving effect to distributions on such Payment Date (or as of the Closing Date for the first Payment Date).

                                                               Annex A:

                                     Global Clearance, Settlement and Tax Documentation Procedures

         Except in certain limited circumstances, the offered certificates will be offered globally (the "Global Securities") and will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of The
Depository Trust Company ("DTC"), Clearstream, Luxembourg or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors holding Global Securities through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

         Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

         Secondary cross-market trading between Clearstream, Luxembourg or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream, Luxembourg and Euroclear (in such capacity) and as DTC Participants.

         Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

         All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors'
interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect
Participants in DTC. As a result, Clearstream, Luxembourg and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

         Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their Global Securities through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up"
or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset backed certificates issues in same-day funds.

         Trading between Clearstream, Luxembourg and/or Euroclear Participants. Secondary market trading between Clearstream,
Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         Trading between DTC seller and Clearstream, Luxembourg or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream, Luxembourg Participant or a Euroclear Participant, the
purchaser will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear
Participant at least one business day prior to settlement. Clearstream, Luxembourg or Euroclear will instruct the respective
Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global
Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such interest period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective
Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the
Global Securities will be credited to their respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream, Luxembourg Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream, Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

         Clearstream, Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream,
Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the
Global Securities are credited to their accounts one day later.

         As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, Clearstream, Luxembourg
Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream, Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts.
However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the
Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream, Luxembourg Participant's or Euroclear Participant's particular cost of funds.

         Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream, Luxembourg Participants or Euroclear
Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

         Trading between Clearstream, Luxembourg or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor,
Clearstream, Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which
Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant.
The seller will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear
Participant at least one business day prior to settlement. In these cases Clearstream, Luxembourg or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such interest period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream, Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream, Luxembourg Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream, Luxembourg
Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the
Clearstream, Luxembourg Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

         Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream, Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

(a)      borrowing through Clearstream, Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream, Luxembourg or Euroclear accounts) in accordance with the clearing system's customary procedures;

(b)      borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the  Global Securities sufficient time  to be  reflected in  their Clearstream, Luxembourg or  Euroclear  account in order to settle the sale side of the trade; or

(c)      staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC
         Participant  is at least one  day prior to  the value date for the  sale to  the Clearstream, Luxembourg Participant or
         Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

         A beneficial owner that is not a United States person within the meaning of Section 7701(a)(30) of the Internal Revenue Code of 1986 holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax unless such beneficial owner provides certain documentation to the trustee or to the U.S. entity required to withhold tax (the "U.S. withholding agent") establishing an exemption from withholding.  A holder that is not a United States person may be subject to 30% withholding unless:

                I.       the securities administrator or the U.S. withholding agent receives a statement-

                                    (a)     from the beneficial owner on Internal Revenue Service (IRS) From W-8BEN (or any successor form) that-

                                    (i)     is signed by the beneficial owner under penalties of perjury,

                                    (ii)    certifies that such beneficial owner is not a United States person, and

                                    (iii)   provides the name and address of the beneficial owner, or

                                    (b)     from a securities clearing organization, a bank or other financial institution that holds customers' securities in the ordinary course of its trade or business that-

                                    (i)     is signed under penalties of perjury by an authorized representative of the financial institution,

                                    (ii)    states that the financial institution has received an IRS Form W-8BEN (or any successor form)
                                            from the beneficial owner or that another financial institution acting on behalf of the beneficial owner has received such IRS Form W-8BEN (or any successor form),

                                    (iii)   provides the name and address of the beneficial owner, and

                                    (iv)    attaches the IRS Form W-8BEN (or any successor form) provided by the beneficial owner;

                II.      the beneficial owner claims an exemption or reduced rate based on a treaty and provides a properly executed IRS Form W-8BEN
                         (or any successor form) to the trustee or the U.S. withholding agent;

                III.     the beneficial owner claims an exemption stating that the income is effectively connected to a U.S. trade or business and provides a properly executed IRS Form W-8ECI (or any successor form) to the securities administrator or the
                         U.S. withholding agent; or

                IV.      the owner is a nonwithholding partnership and provides a properly executed IRS Form W-8IMY (or any successor form) with all necessary attachments to the trustee or the U.S. withholding agent.  Certain pass-through entities that have entered into agreements with the Internal Revenue Service (for example qualified intermediaries) may be subject to different documentation requirements; it is recommended that such owner consult with their tax advisors when purchasing the certificates.

         A beneficial owner holding book-entry certificates through Clearstream or Euroclear provides the forms and statements referred to above by submitting them to the person through which he holds an interest in the book-entry certificates, which is the clearing agency, in the case of persons holding directly on the books of the clearing agency.  Under certain circumstances a Form
W-8BEN, if furnished with a taxpayer identification number, (TIN), will remain in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect, provided at least one payment is reported annually to the beneficial owner on IRS Form 1042-S.  A Form W-8BEN, if furnished without a TIN, and a Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect.

         In addition, all beneficial owners holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding unless the beneficial owner:

         I.       provides a properly executed IRS Form W-8BEN or Form W-8ECI (or any successor forms) if that person is not a United
                  States person;

         II.      provides a properly executed IRS Form W-9 (or any substitute form) if that person is a United States person; or

         III.     is a corporation, within the meaning of Section 7701(a) of the Internal Revenue Code of 1986, or otherwise establishes that it is a recipient exempt from United States backup withholding.

         This summary does not deal with all aspects of federal income tax withholding or backup withholding that may be relevant to investors that are not United States persons within the meaning of Section 7701(a)(30) of the Internal Revenue Code.  Such investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the book-entry certificates.  For example, additional rules may apply in the case of beneficial owners holding Certificates through a partnership or grantor trust.

         The term United States person means (1) a citizen or resident of the United States, (2) an entity, for United States federal income tax purposes, that is a corporation or partnership organized in or under the laws of the United States or any state thereof or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), (3) an estate the income of which is includable in gross income for United States tax purposes, regardless of its source, (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust, and (5) to the extent provided in regulations, certain trusts in existence on August 20, 1996 that are treated as United States persons prior to such date and that elect to continue to be treated as United States persons.

                                                               Annex B:
                                             Certain Characteristics of the Mortgage Loans

         The following tables set forth certain information as of the Cut-off Date for the entire pool of Mortgage Loans, the Group 1
Mortgage Loans, the Group 2 Mortgage Loans, the Group 3 Mortgage Loans and the Group 4 Mortgage Loans, in each case having the stated
characteristics shown in the tables in each range.  The Cut-off Date for the Mortgage Loans is July 1, 2007.  See "Description of the
Mortgage Loan Groups-General."  (The sum of the amounts of the aggregate Scheduled Principal Balances and the percentages in the following tables may not equal the totals due to rounding.)

                                          Scheduled Principal Balances of the Mortgage Loans

______________________________________________________________________________________________________________________________
                                                                        % of
                                                                      Aggregate
                                                                      Scheduled
                                                     Scheduled        Principal              Weighted    Weighted    Non-Zero
                                        Number       Principal        Balance     Weighted    Average    Average     Weighted
                                          of          Balance         as of the   Average     Stated     Original    Average
                                       Mortgage      as of the        Cut-off     Gross      Remaining   Loan-to-     Credit
                 ($)                    Loans      Cut-off Date ($)     Date      Coupon (%)   Term      Value (%)    Score
______________________________________________________________________________________________________________________________
          0.01 - 100,000.00               51        3,414,222.11        0.23      6.738        314        64.57       754
       100,000.01 - 200,000.00           130       20,180,405.81        1.35      6.435        333        70.94       748
       200,000.01 - 300,000.00           173       42,857,072.70        2.87      6.408        334        70.15       758
       300,000.01 - 400,000.00           121       42,437,887.86        2.84      6.371        338        70.93       746
       400,000.01 - 500,000.00           124       56,649,497.85        3.79      6.308        343        70.40       742
       500,000.01 - 600,000.00           101       55,649,244.06        3.72      6.318        351        71.38       752
       600,000.01 - 700,000.00            91       59,163,506.12        3.96      6.276        350        73.40       750
       700,000.01 - 800,000.00            69       51,871,888.73        3.47      6.361        346        71.71       744
       800,000.01 - 900,000.00            48       41,084,365.85        2.75      6.412        357        70.92       733
      900,000.01 - 1,000,000.00           79       76,768,941.87        5.14      6.254        350        64.87       755
     1,000,000.01 - 2,000,000.00         262       383,554,364.86      25.66      6.364        359        71.47       746
     2,000,000.01 - 3,000,000.00          96       245,599,487.86      16.43      6.981        370        68.78       733
     3,000,000.01 - 4,000,000.00          56       190,455,281.54      12.74      7.429        388        62.79       721
     4,000,000.01 - 5,000,000.00          25       110,295,632.97       7.38      7.656        387        61.72       717
     5,000,000.01 - 6,000,000.00          10       55,700,413.05        3.73      8.128        398        61.27       725
     6,000,000.01 - 7,000,000.00          1         6,900,000.00        0.46      6.500        358        46.00       798
     7,000,000.01 - 8,000,000.00          4        29,456,876.95        1.97      8.037        381        63.52       707

            10,000,000.01+                2        22,753,665.33        1.52      7.056        338        56.36       727
______________________________________________________________________________________________________________________________
                TOTAL                   1,443     1,494,792,755.52     100.00     6.798        364        67.93       738
______________________________________________________________________________________________________________________________

                                    Minimum:                          $873
                                    Maximum:                   $12,500,000
                                    Average:                    $1,035,892

                                             Current Mortgage Rates of the Mortgage Loans

______________________________________________________________________________________________________________________________
                                                                        % of
                                                                      Aggregate
                                                                      Scheduled
                                                     Scheduled        Principal              Weighted    Weighted    Non-Zero
                                        Number       Principal        Balance     Weighted    Average    Average     Weighted
                                          of          Balance         as of the   Average     Stated     Original    Average
                                       Mortgage      as of the        Cut-off     Gross      Remaining   Loan-to-     Credit
                 (%)                    Loans      Cut-off Date ($)     Date      Coupon (%)   Term      Value (%)    Score
______________________________________________________________________________________________________________________________
            3.501 - 4.000                 3         1,160,743.97        0.08      3.928        294        41.26       789
            4.001 - 4.500                 19       10,175,238.94        0.68      4.222        296        60.02       752
            4.501 - 5.000                 7         4,350,390.18        0.29      4.815        295        67.71       741
            5.001 - 5.500                 23       14,594,025.04        0.98      5.296        313        61.79       769
            5.501 - 6.000                147       138,481,490.00       9.26      5.940        356        68.40       749
            6.001 - 6.500                800       718,628,356.86      48.08      6.305        353        70.18       748
            6.501 - 7.000                243       212,027,045.41      14.18      6.787        364        65.82       738
            7.001 - 7.500                 93       59,789,915.36        4.00      7.292        370        62.11       716
            7.501 - 8.000                 42       96,712,737.44        6.47      7.803        392        62.51       721
            8.001 - 8.500                 38       134,627,178.34       9.01      8.283        390        64.40       720
            8.501 - 9.000                 28       104,245,633.98       6.97      8.796        408        70.96       696
______________________________________________________________________________________________________________________________
                TOTAL                   1,443     1,494,792,755.52     100.00     6.798        364        67.93       738
______________________________________________________________________________________________________________________________

                                        Minimum:                       3.750%
                                        Maximum:                       9.000%
                                        Weighted Average:              6.798%

                                                  Credit Scores of the Mortgage Loans

______________________________________________________________________________________________________________________________
                                                                        % of
                                                                      Aggregate
                                                                      Scheduled
                                                     Scheduled        Principal              Weighted    Weighted    Non-Zero
                                        Number       Principal        Balance     Weighted    Average    Average     Weighted
                                          of          Balance         as of the   Average     Stated     Original    Average
                                       Mortgage      as of the        Cut-off     Gross      Remaining   Loan-to-     Credit
                FICO                    Loans      Cut-off Date ($)     Date      Coupon (%)   Term      Value (%)    Score
______________________________________________________________________________________________________________________________
               0 - 500                    9         9,498,967.43        0.64      7.210        352        68.54       500

              501 - 550                   1         2,865,878.33        0.19      9.000        468        70.00       546
              551 - 600                   4         7,587,114.75        0.51      8.091        373        69.73       567
              601 - 650                   33        44,901,394.34       3.00      7.143        372        65.89       632
              651 - 700                  203       262,405,147.12       17.55     7.173        369        67.00       680
              701 - 750                  433       474,424,547.62       31.74     6.863        367        67.34       726
              751 - 800                  649       612,923,974.79       41.00     6.552        361        68.70       773
              801 - 850                  111        80,185,731.14       5.36      6.621        352        69.35       807
______________________________________________________________________________________________________________________________
                TOTAL                   1,443     1,494,792,755.52     100.00     6.798        364        67.93       738
______________________________________________________________________________________________________________________________

                                        Non-Zero Minimum:              500
                                        Maximum:                       823
                                        Non-Zero Weighted Average:     738

                                             Effective Loan-to-Value of the Mortgage Loans

______________________________________________________________________________________________________________________________
                                                                        % of
                                                                      Aggregate
                                                                      Scheduled
                                                     Scheduled        Principal              Weighted    Weighted    Non-Zero
                                        Number       Principal        Balance     Weighted    Average    Average     Weighted
                                          of          Balance         as of the   Average     Stated     Original    Average
                                       Mortgage      as of the        Cut-off     Gross      Remaining   Loan-to-     Credit
                 (%)                    Loans      Cut-off Date ($)     Date      Coupon (%)   Term      Value (%)    Score
______________________________________________________________________________________________________________________________
             0.01 - 10.00                 1          50,000.00          0.00      6.625        358        9.90        743
            10.01 - 20.00                 9         4,862,769.60        0.33      6.430        339        16.47       751
            20.01 - 30.00                 23       13,015,957.17        0.87      6.002        343        25.13       753
            30.01 - 40.00                 39       36,956,788.20        2.47      6.645        386        36.17       746
            40.01 - 50.00                 88       108,179,226.57       7.24      6.792        362        46.12       737
            50.01 - 60.00                130       197,450,895.91      13.21      6.967        370        56.29       733
            60.01 - 70.00                284       417,683,233.70      27.94      7.116        369        66.71       727
            70.01 - 80.00                853       711,615,529.99      47.61      6.592        360        77.82       745
            80.01 - 90.00                 11        3,608,759.91        0.24      6.616        327        87.62       686
            90.01 - 100.00                5         1,369,594.47        0.09      6.244        340        95.25       755
______________________________________________________________________________________________________________________________
                TOTAL                   1,443     1,494,792,755.52     100.00     6.798        364        67.93       738
______________________________________________________________________________________________________________________________

                                        Minimum:                      9.90%
                                        Maximum:                     96.31%
                                        Weighted Average:            67.74%

                                             Original Loan-to-Value of the Mortgage Loans

______________________________________________________________________________________________________________________________
                                                                        % of
                                                                      Aggregate
                                                                      Scheduled
                                                     Scheduled        Principal              Weighted    Weighted    Non-Zero
                                        Number       Principal        Balance     Weighted    Average    Average     Weighted
                                          of          Balance         as of the   Average     Stated     Original    Average
                                       Mortgage      as of the        Cut-off     Gross      Remaining   Loan-to-     Credit
                 (%)                    Loans      Cut-off Date ($)     Date      Coupon (%)   Term      Value (%)    Score
_____________________________________________________________________________________________________________________________
             0.01 - 10.00                 1          50,000.00          0.00      6.625        358        9.90        743
            10.01 - 20.00                 9         4,862,769.60        0.33      6.430        339        16.47       751
            20.01 - 30.00                 23       13,015,957.17        0.87      6.002        343        25.13       753
            30.01 - 40.00                 39       36,956,788.20        2.47      6.645        386        36.17       746
            40.01 - 50.00                 87       107,462,266.80       7.19      6.788        363        45.81       738
            50.01 - 60.00                129       197,093,015.15      13.19      6.966        370        56.21       734
            60.01 - 70.00                282       420,039,492.75      28.10      7.128        369        66.70       726
            70.01 - 80.00                838       695,754,618.66      46.55      6.590        360        77.53       745
            80.01 - 90.00                 15        8,621,370.69        0.58      6.332        344        87.75       724
            90.01 - 100.00                20       10,936,476.50        0.73      6.405        341        98.69       756
______________________________________________________________________________________________________________________________
                TOTAL                   1,443     1,494,792,755.52     100.00     6.798        364        67.93       738
______________________________________________________________________________________________________________________________

                                       Minimum:                       9.90%
                                       Maximum:                     100.00%
                                       Weighted Average:             67.93%

                                 Effective Loan-to-Value Ratios Greater than 80 of the Mortgage Loans

______________________________________________________________________________________________________________________________
                                                                          % of
                                                                        Aggregate
                                                                        Scheduled
                                                       Scheduled        Principal              Weighted    Weighted    Non-Zero
                                          Number       Principal        Balance     Weighted    Average    Average     Weighted
                                            of          Balance         as of the   Average     Stated     Original    Average
                                         Mortgage      as of the        Cut-off     Gross      Remaining   Loan-to-     Credit
                                          Loans      Cut-off Date ($)     Date      Coupon (%)   Term      Value (%)    Score
______________________________________________________________________________________________________________________________
          LTV &gt; 80 No MI               1          421,063.12         0.03      7.500        298        85.05       643
           LTV &gt; 80 MGIC               2         1,395,000.00        0.09      6.498        358        90.00       677
          LTV &gt; 80 RADIAN              8         1,904,727.13        0.13      6.338        330        91.08       743
           LTV &gt; 80 RMIC               1          109,871.38         0.01      7.250        297        94.93       709
          LTV &gt; 80 Triad               1          465,000.00         0.03      6.125        324        83.48       659
     LTV &gt; 80 United Guaranty          3          682,692.75         0.05      6.575        306        91.63       723
______________________________________________________________________________________________________________________________
                TOTAL                     16        4,978,354.38        0.33      6.514        330        89.72       705
______________________________________________________________________________________________________________________________

                                        Original Terms to Stated Maturity of the Mortgage Loans

______________________________________________________________________________________________________________________________
                                                                        % of
                                                                      Aggregate
                                                                      Scheduled
                                                     Scheduled        Principal              Weighted    Weighted    Non-Zero
                                        Number       Principal        Balance     Weighted    Average    Average     Weighted
                                          of          Balance         as of the   Average     Stated     Original    Average
                                       Mortgage      as of the        Cut-off     Gross      Remaining   Loan-to-     Credit
                (months)                Loans      Cut-off Date ($)     Date      Coupon (%)   Term      Value (%)    Score
_____________________________________________________________________________________________________________________________
                 300                      1          224,301.58         0.02      7.250        232        79.99       714
                 351                      1          440,000.00         0.03      7.625        347        69.84       748
                 360                    1,353     1,306,309,425.98     87.39      6.639        349        68.49       740
                 480                      88       187,819,027.96      12.56      7.903        469        63.99       721
______________________________________________________________________________________________________________________________
                TOTAL                   1,443     1,494,792,755.52     100.00     6.798        364        67.93       738
______________________________________________________________________________________________________________________________

                                         Minimum:                       300
                                         Maximum:                       480
                                         Weighted Average:              375

                                       Remaining Terms to Stated Maturity of the Mortgage Loans

______________________________________________________________________________________________________________________________
                                                                        % of
                                                                      Aggregate
                                                                      Scheduled
                                                     Scheduled        Principal              Weighted    Weighted    Non-Zero
                                        Number       Principal        Balance     Weighted    Average    Average     Weighted
                                          of          Balance         as of the   Average     Stated     Original    Average
                                       Mortgage      as of the        Cut-off     Gross      Remaining   Loan-to-     Credit
                (months)                Loans      Cut-off Date ($)     Date      Coupon (%)   Term      Value (%)    Score
______________________________________________________________________________________________________________________________
              180 - 239                   1          224,301.58         0.02      7.250        232        79.99       714
              240 - 299                  221       82,407,593.23        5.51      6.162        295        62.29       743
              300 - 359                 1,133     1,224,341,832.75     81.91      6.671        353        68.91       740
              360 - 419                   5         3,573,148.97        0.24      6.849        395        63.13       726
              420 - 479                   83       184,245,878.99      12.33      7.923        471        64.01       721
______________________________________________________________________________________________________________________________
                TOTAL                   1,443     1,494,792,755.52     100.00     6.798        364        67.93       738
______________________________________________________________________________________________________________________________

                                         Minimum:                       232
                                         Maximum:                       478
                                         Weighted Average:              364

                                              Debt-to-Income Ratio of the Mortgage Loans

______________________________________________________________________________________________________________________________
                                                                        % of
                                                                      Aggregate
                                                                      Scheduled
                                                     Scheduled        Principal              Weighted    Weighted    Non-Zero
                                        Number       Principal        Balance     Weighted    Average    Average     Weighted
                                          of          Balance         as of the   Average     Stated     Original    Average
                                       Mortgage      as of the        Cut-off     Gross      Remaining   Loan-to-     Credit
                 (%)                    Loans      Cut-off Date ($)     Date      Coupon (%)   Term      Value (%)    Score
______________________________________________________________________________________________________________________________
                 N/A                      32       30,318,149.90        2.03      7.615        401        64.39       722
             0.01 - 10.00                 65       65,023,641.77        4.35      6.379        349        65.75       740
            10.01 - 20.00                159       160,535,823.29      10.74      6.614        352        69.10       748
            20.01 - 30.00                302       327,947,917.05      21.94      6.787        358        67.17       743
            30.01 - 40.00                525       530,059,933.84      35.46      6.791        368        68.84       740
            40.01 - 50.00                312       327,185,650.94      21.89      6.836        370        67.52       727
            50.01 - 60.00                 35       41,978,349.97        2.81      7.260        365        65.10       716
            60.01 - 70.00                 8         7,201,817.92        0.48      7.387        335        74.53       724
            70.01 - 80.00                 3         4,371,768.93        0.29      7.498        413        75.26       765
               80.01 +                    2          169,701.91         0.01      7.375        295        65.39       757
______________________________________________________________________________________________________________________________
                TOTAL                   1,443     1,494,792,755.52     100.00     6.798        364        67.93       738
______________________________________________________________________________________________________________________________

                                         Non-Zero Minimum:               0.250%
                                         Maximum:                      100.00%
                                         Non-Zero Weighted Average:     32.22%

                                                  Product Types of the Mortgage Loans

______________________________________________________________________________________________________________________________
                                                                        % of
                                                                      Aggregate
                                                                      Scheduled
                                                     Scheduled        Principal              Weighted    Weighted    Non-Zero
                                        Number       Principal        Balance     Weighted    Average    Average     Weighted
                                          of          Balance         as of the   Average     Stated     Original    Average
                                       Mortgage      as of the        Cut-off     Gross      Remaining   Loan-to-     Credit
         Product Type                    Loans      Cut-off Date ($)     Date      Coupon (%)   Term      Value (%)    Score
______________________________________________________________________________________________________________________________
1 MO ARM                                  1          135,651.03         0.01      6.500        301        59.32       744
1 MO ARM Interest-Only                    45       20,232,543.85        1.35      6.914        303        59.86       745
1 MO Hybrid ARM Interest-Only             23       21,622,319.40        1.45      6.044        357        61.34       761
1 MO LIBOR NEGAM                          2         1,113,213.98        0.07      8.027        343        68.62       748
1 YR ARM                                  2          626,119.37         0.04      7.295        297        82.81       686
1 YR ARM Interest-Only                    1          674,161.44         0.05      6.250        314        70.00       634
1 YR MTA NEGAM                           105       353,965,738.83      23.68      8.218        395        65.60       715
10/1 YR Hybrid ARM                        31       17,575,074.78        1.18      6.515        347        69.42       743
10/1 YR Hybrid ARM Interest-Only         330       298,206,297.91      19.95      6.317        354        70.14       747
10/1 YR LIBOR NEGAM                       41       48,054,817.22        3.21      6.952        475        64.30       720
10/6 MO Hybrid ARM                        1         1,871,432.58        0.13      6.250        358        75.00       649
10/6 MO Hybrid ARM Interest-Only          20       21,521,050.00        1.44      6.288        357        75.09       755
3/1 YR Hybrid ARM                         19        4,699,782.78        0.31      7.468        318        60.58       723
3/1 YR Hybrid ARM Interest-Only           10        4,532,409.42        0.30      6.644        311        67.73       728
3/3 YR Hybrid ARM                         1          249,540.29         0.02      5.000        295        75.00       720
3/6 MO Hybrid ARM Interest-Only           1          134,999.89         0.01      7.250        297        50.00       808
5/1 MO Hybrid ARM Interest-Only           12        7,427,500.00        0.50      5.998        358        62.41       737
5/1 YR Hybrid ARM                         16        6,679,005.61        0.45      6.316        320        66.61       741
5/1 YR Hybrid ARM Interest-Only          192       159,704,906.49      10.68      6.114        342        65.78       737
5/6 MO Hybrid ARM                         1          87,927.86          0.01      7.000        359        80.00       763
5/6 MO Hybrid ARM Interest-Only           42       16,445,049.20        1.10      6.541        328        73.52       730
6 MO Hybrid ARM                           1          123,270.60         0.01      7.375        296        94.95       769
6 MO Hybrid ARM Interest-Only             6         2,086,885.85        0.14      7.174        296        71.71       740
7/1 MO Hybrid ARM Interest-Only           6        13,803,451.25        0.92      5.938        357        68.27       750
7/1 YR Hybrid ARM                         34       25,645,864.36        1.72      6.373        352        69.10       762
7/1 YR Hybrid ARM Interest-Only          479       447,739,613.10      29.95      6.376        352        69.59       749
7/6 MO Hybrid ARM                         2          912,540.25         0.06      6.574        357        88.20       749
7/6 MO Hybrid ARM Interest-Only           18       18,627,311.12        1.25      6.487        357        66.14       737
8/1 YR Hybrid ARM                         1          294,277.06         0.02      7.125        276        74.24       729
______________________________________________________________________________________________________________________________
______________________________________________________________________________________________________________________________
                TOTAL                   1,443     1,494,792,755.52     100.00     6.798        364        67.93       738
______________________________________________________________________________________________________________________________

                                                Amortization Type of the Mortgage Loans

______________________________________________________________________________________________________________________________
                                                                        % of
                                                                      Aggregate
                                                                      Scheduled
                                                     Scheduled        Principal              Weighted    Weighted    Non-Zero
                                        Number       Principal        Balance     Weighted    Average    Average     Weighted
                                          of          Balance         as of the   Average     Stated     Original    Average
                                       Mortgage      as of the        Cut-off     Gross      Remaining   Loan-to-     Credit
           Interest Only Flag           Loans      Cut-off Date ($)     Date      Coupon (%)   Term      Value (%)    Score
______________________________________________________________________________________________________________________________
            Interest Only               1,226     1,080,813,316.14     72.31      6.347        355        68.64       745
          Not Interest Only              217       413,979,439.38      27.69      7.974        388        66.08       719
______________________________________________________________________________________________________________________________
                TOTAL                   1,443     1,494,792,755.52     100.00     6.798        364        67.93       738
______________________________________________________________________________________________________________________________

                                        Original Prepayment Penalty Terms of the Mortgage Loans

______________________________________________________________________________________________________________________________
                                                                        % of
                                                                      Aggregate
                                                                      Scheduled
                                                     Scheduled        Principal              Weighted    Weighted    Non-Zero
                                        Number       Principal        Balance     Weighted    Average    Average     Weighted
                                          of          Balance         as of the   Average     Stated     Original    Average
                                       Mortgage      as of the        Cut-off     Gross      Remaining   Loan-to-     Credit
               (months)                 Loans      Cut-off Date ($)     Date      Coupon (%)   Term      Value (%)    Score
______________________________________________________________________________________________________________________________
                 None                   1,206     1,032,107,888.76     69.05      6.440        354        69.29       744
                  3
                                          1         2,500,000.00        0.17      6.000        358        48.08       754
                  6                       7        19,872,815.56        1.33      6.701        387        57.05       742
                  7                       3         3,981,200.00        0.27      6.271        358        69.64       777
                  12                     125       259,458,716.06      17.36      7.810        388        64.34       720
                  24                      9         6,964,217.08        0.47      6.447        361        66.56       723
                  36                      70       142,094,527.81       9.51      7.753        393        67.84       719
                  48                      1          500,000.00         0.03      5.950        358        28.57       747
                  60                      21       27,313,390.25        1.83      6.057        351        61.64       738
______________________________________________________________________________________________________________________________
                TOTAL
                                        1,443     1,494,792,755.52     100.00     6.798        364        67.93       738
______________________________________________________________________________________________________________________________

                                                  Lien Position of the Mortgage Loans

______________________________________________________________________________________________________________________________
                                                                        % of
                                                                      Aggregate
                                                                      Scheduled
                                                     Scheduled        Principal              Weighted    Weighted    Non-Zero
                                        Number       Principal        Balance     Weighted    Average    Average     Weighted
                                          of          Balance         as of the   Average     Stated     Original    Average
                                       Mortgage      as of the        Cut-off     Gross      Remaining   Loan-to-     Credit
             Lien Position              Loans      Cut-off Date ($)     Date      Coupon (%)   Term      Value (%)    Score
______________________________________________________________________________________________________________________________
              First Lien                1,443     1,494,792,755.52     100.00     6.798        364        67.93       738
______________________________________________________________________________________________________________________________
                TOTAL                   1,443     1,494,792,755.52     100.00     6.798        364        67.93       738
______________________________________________________________________________________________________________________________

                                             Documentation Programs of the Mortgage Loans

______________________________________________________________________________________________________________________________
                                                                        % of
                                                                      Aggregate
                                                                      Scheduled
                                                     Scheduled        Principal              Weighted    Weighted    Non-Zero
                                        Number       Principal        Balance     Weighted    Average    Average     Weighted
                                          of          Balance         as of the   Average     Stated     Original    Average
                                       Mortgage      as of the        Cut-off     Gross      Remaining   Loan-to-     Credit
             Documentation               Loans      Cut-off Date ($)     Date      Coupon (%)   Term      Value (%)    Score
______________________________________________________________________________________________________________________________
           Full/Alternative               7        29,410,761.76        1.97      8.432        409        59.15       732
          Alternative Income              22        5,050,537.07        0.34      7.355        295        78.02       715
                 Full                   1,133      941,730,148.11      63.00      6.292        352        69.57       746
               No Ratio                   13        5,586,420.71        0.37      6.639        344        62.69       737
    Stated Income Verified Assets        258       494,510,062.11      33.08      7.610        385        65.33       724
     Stated Income Stated Assets          5        17,136,092.76        1.15      8.269        396        66.22       690
              Streamline                  5         1,368,733.00        0.09      6.226        340        72.09       775
______________________________________________________________________________________________________________________________
                TOTAL                   1,443     1,494,792,755.52     100.00     6.798        364        67.93       738
______________________________________________________________________________________________________________________________

                                                  Loan Purpose of the Mortgage Loans

______________________________________________________________________________________________________________________________
                                                                        % of
                                                                      Aggregate
                                                                      Scheduled
                                                     Scheduled        Principal              Weighted    Weighted    Non-Zero
                                        Number       Principal        Balance     Weighted    Average    Average     Weighted
                                          of          Balance         as of the   Average     Stated     Original    Average
                                       Mortgage      as of the        Cut-off     Gross      Remaining   Loan-to-     Credit
                Purpose                 Loans      Cut-off Date ($)     Date      Coupon (%)   Term      Value (%)    Score
______________________________________________________________________________________________________________________________
               Purchase                  645       622,866,148.72      41.67      6.661        360        73.54       746
          Cash Out Refinance             479       566,115,022.25      37.87      6.957        369        63.48       730
         Rate/Term Refinance             319       305,811,584.55      20.46      6.782        364        64.75       735
______________________________________________________________________________________________________________________________
                TOTAL                   1,443     1,494,792,755.52     100.00     6.798        364        67.93       738
______________________________________________________________________________________________________________________________

                                                 Property Types of the Mortgage Loans

______________________________________________________________________________________________________________________________
                                                                        % of
                                                                      Aggregate
                                                                      Scheduled
                                                     Scheduled        Principal              Weighted    Weighted    Non-Zero
                                        Number       Principal        Balance     Weighted    Average    Average     Weighted
                                          of          Balance         as of the   Average     Stated     Original    Average
                                       Mortgage      as of the        Cut-off     Gross      Remaining   Loan-to-     Credit
             Property Type              Loans      Cut-off Date ($)     Date      Coupon (%)   Term      Value (%)    Score
______________________________________________________________________________________________________________________________
              2-4 Family                  98       83,683,929.39        5.60      6.536        363        70.74       739
                Condo                    211       160,324,975.75      10.73      6.614        357        71.80       750
               Condotel                   33       17,588,528.30        1.18      6.537        360        76.17       761
             Cooperative                  45       39,068,003.30        2.61      6.570        361        68.18       736
             PUD Attached                 30       15,461,481.98        1.03      6.282        358        71.74       765
             PUD Detached                280       326,971,708.06      21.87      7.059        374        67.62       739
            Single Family                739       848,920,022.88      56.79      6.785        362        66.78       734
              Townhouse                   7         2,774,105.86        0.19      6.236        355        70.89       758
______________________________________________________________________________________________________________________________
                TOTAL                   1,443     1,494,792,755.52     100.00     6.798        364        67.93       738
______________________________________________________________________________________________________________________________

                                             Stated Occupancy Status of the Mortgage Loans

______________________________________________________________________________________________________________________________
                                                                        % of
                                                                      Aggregate
                                                                      Scheduled
                                                     Scheduled        Principal              Weighted    Weighted    Non-Zero
                                        Number       Principal        Balance     Weighted    Average    Average     Weighted
                                          of          Balance         as of the   Average     Stated     Original    Average
                                       Mortgage      as of the        Cut-off     Gross      Remaining   Loan-to-     Credit
             Occupancy                  Loans      Cut-off Date ($)     Date      Coupon (%)   Term      Value (%)    Score
______________________________________________________________________________________________________________________________
            Owner Occupied               936      1,088,814,640.86     72.84      6.881        366        67.80       734
             Second Home                 250       291,610,479.74      19.51      6.534        358        67.37       746
               Investor                  257       114,367,634.92       7.65      6.683        359        70.56       754
______________________________________________________________________________________________________________________________
                TOTAL                   1,443     1,494,792,755.52     100.00     6.798        364        67.93       738
______________________________________________________________________________________________________________________________

                                                   Originators of the Mortgage Loans

______________________________________________________________________________________________________________________________
                                                                        % of
                                                                      Aggregate
                                                                      Scheduled
                                                     Scheduled        Principal              Weighted    Weighted    Non-Zero
                                        Number       Principal        Balance     Weighted    Average    Average     Weighted
                                          of          Balance         as of the   Average     Stated     Original    Average
                                       Mortgage      as of the        Cut-off     Gross      Remaining   Loan-to-     Credit
             Originator                 Loans      Cut-off Date ($)     Date      Coupon (%)   Term      Value (%)    Score
______________________________________________________________________________________________________________________________
        Colonial Savings, F.A.            23      12,205,736.55      0.82         6.577          363         74.17        758
     Countrywide Home Loans, Inc.         93      344,272,819.46     23.03        8.231          397         65.45        713
    First Horizon Home Loans Corp.        3        1,595,999.53      0.11         6.500          357         80.00        741
         First Republic Bank              49      45,737,529.39      3.06         6.095          353         63.56        751
  Mellon Trust of New England, N.A.       2        1,750,000.00      0.12         6.339          357         37.06        790
  Morgan Stanley Credit Corporation       31       6,621,976.28      0.44         7.360          295         74.61        725
    Thornburg Mortgage and others       1,241    1,082,274,571.38    72.40        6.371          355         68.83        745
      Wells Fargo Home Mortgage           1         334,122.93       0.02         7.750          295         57.30        679
______________________________________________________________________________________________________________________________
                TOTAL                   1,443    1,494,792,755.52   100.00        6.798          364         67.93        738
______________________________________________________________________________________________________________________________

                                             Geographic Distribution of the Mortgage Loans

______________________________________________________________________________________________________________________________
                                                                       % of
                                                                     Aggregate
                                                                     Scheduled
                                                    Scheduled        Principal              Weighted    Weighted    Non-Zero
                                        Number      Principal        Balance     Weighted    Average    Average     Weighted
                                          of         Balance         as of the   Average     Stated     Original    Average
                                       Mortgage     as of the        Cut-off     Gross      Remaining   Loan-to-     Credit
                State                   Loans     Cut-off Date ($)     Date      Coupon (%)   Term      Value (%)    Score
______________________________________________________________________________________________________________________________
               Alabama                   7         1,712,135.20        0.11      6.583        310       76.51       762
               Alaska                    2          708,998.58         0.05      5.811        316       77.88       742
               Arizona                   40       30,294,358.98        2.03      6.615        370       70.18       749
              Arkansas                   2          874,538.32         0.06      6.182        342       78.16       767
             California                 330       541,207,458.64      36.21      7.145        374       67.09       733
              Colorado                  119       116,049,174.62       7.76      6.532        357       66.80       754
             Connecticut                 32       45,677,751.60        3.06      6.607        376       62.75       718
              Delaware                   4         4,152,726.10        0.28      6.652        436       69.05       727
        District of Columbia             2         1,419,762.06        0.09      6.636        356       74.02       711
               Florida                  141       144,420,644.52       9.66      6.968        360       68.26       730
               Georgia                  121       47,188,446.00        3.16      6.150        315       65.65       740
               Hawaii                    14       30,461,970.35        2.04      7.371        365       58.07       742
                Idaho                    3         7,501,027.21        0.50      8.864        350       69.26       657
              Illinois                   42       23,372,300.76        1.56      6.385        355       73.90       757
               Indiana                   4         2,198,276.41        0.15      6.803        323       75.23       761
                Iowa                     3          690,344.49         0.05      5.839        304       88.14       757
               Kansas                    1         1,600,000.00        0.11      6.375        357       65.31       741
              Kentucky                   1         2,479,341.25        0.17      6.375        359       66.13       689
              Louisiana                  1          268,000.00         0.02      6.375        358       80.00       789
                Maine                    1          327,656.09         0.02      6.875        476       80.00       799
              Maryland                   16       18,163,928.66        1.22      6.328        361       71.18       727
            Massachusetts                45       39,306,664.51        2.63      6.294        346       68.59       738
              Michigan                   10        7,260,896.25        0.49      7.247        339       74.50       710
              Minnesota                  23       14,656,875.52        0.98      6.294        384       71.34       747
              Missouri                   4         4,464,438.09        0.30      6.259        344       67.13       757
               Montana                   9         9,647,958.56        0.65      6.508        358       74.06       758
               Nevada                    25       26,368,197.64        1.76      7.009        372       70.39       760
            New Hampshire                2         1,325,800.00        0.09      6.267        358       76.16       759
             New Jersey                  33       34,549,348.38        2.31      6.694        355       69.20       707
             New Mexico                  39       15,843,875.35        1.06      6.067        340       75.80       750
              New York                  125       151,691,596.00      10.15      6.572        371       66.06       739
           North Carolina                30       19,128,261.97        1.28      6.504        364       73.70       756
                Ohio                     6         1,446,709.59        0.10      6.476        339       88.18       763
              Oklahoma                   1          85,127.47          0.01      6.125        320       68.48       817
               Oregon                    12        5,601,394.44        0.37      6.213        353       73.20       747
            Pennsylvania                 20        9,945,797.00        0.67      6.290        356       75.99       744
            Rhode Island                 1         2,760,000.00        0.18      6.375        358       80.00       799
           South Carolina                32       23,301,667.03        1.56      6.368        354       74.53       748
              Tennessee                  4          809,814.28         0.05      6.562        316       70.96       739
                Texas                    17       15,825,754.00        1.06      6.505        358       73.88       735
                Utah                     23       15,639,814.66        1.05      6.501        354       65.71       762
               Vermont                   2          443,667.59         0.03      7.152        323       59.99       773
              Virginia                   40       34,281,671.24        2.29      6.245        347       67.81       746
             Washington                  39       27,766,290.96        1.86      6.330        356       73.83       748
            West Virginia                1          440,920.14         0.03      7.375        296       52.12       798
              Wisconsin                  12        7,442,875.01        0.50      6.246        369       72.47       741
               Wyoming                   2         3,988,500.00        0.27      6.192        357       71.80       728
______________________________________________________________________________________________________________________________
                TOTAL                  1,443     1,494,792,755.52     100.00     6.798        364       67.93       738
______________________________________________________________________________________________________________________________

                                                  Gross Margin of the Mortgage Loans

______________________________________________________________________________________________________________________________
                                                                        % of
                                                                      Aggregate
                                                                      Scheduled
                                                     Scheduled        Principal              Weighted    Weighted    Non-Zero
                                        Number       Principal        Balance     Weighted    Average    Average     Weighted
                                          of          Balance         as of the   Average     Stated     Original    Average
                                       Mortgage      as of the        Cut-off     Gross      Remaining   Loan-to-     Credit
                 (%)                    Loans      Cut-off Date ($)     Date      Coupon (%)   Term      Value (%)    Score
______________________________________________________________________________________________________________________________
            0.501 - 1.000                 9         3,285,482.22        0.22      5.369        347        77.35       754
            1.001 - 1.500                 32       11,980,258.62        0.80      6.827        301        58.86       748
            1.501 - 2.000               1,216     1,064,228,750.30     71.20      6.336        355        68.92       746
            2.001 - 2.500                 88       90,110,924.00        6.03      6.803        371        61.92       728
            2.501 - 3.000                 32       83,266,106.61        5.57      7.796        384        65.02       723
            3.001 - 3.500                 36       131,643,656.83       8.81      8.265        390        64.27       722
            3.501 - 4.000                 30       110,277,576.94       7.38      8.780        405        70.52       695
______________________________________________________________________________________________________________________________
                TOTAL                   1,443     1,494,792,755.52     100.00     6.798        364        67.93       738
______________________________________________________________________________________________________________________________

                                         Minimum:                      1.000%
                                         Maximum:                      4.000%
                                         Weighted Average:             2.205%

                                             Minimum Mortgage Rates of the Mortgage Loans

______________________________________________________________________________________________________________________________
                                                                        % of
                                                                      Aggregate
                                                                      Scheduled
                                                     Scheduled        Principal              Weighted    Weighted    Non-Zero
                                        Number       Principal        Balance     Weighted    Average    Average     Weighted
                                          of          Balance         as of the   Average     Stated     Original    Average
                                       Mortgage      as of the        Cut-off     Gross      Remaining   Loan-to-     Credit
                 (%)                    Loans      Cut-off Date ($)     Date      Coupon (%)   Term      Value (%)    Score
______________________________________________________________________________________________________________________________
            0.501 - 1.000                 9         3,285,482.22        0.22      5.369        347        77.35       754
            1.001 - 1.500                 11        3,404,566.94        0.23      6.737        315        61.76       752
            1.501 - 2.000               1,212     1,059,975,806.65     70.91      6.331        355        68.97       746
            2.001 - 2.500                 86       93,439,336.08        6.25      6.832        375        61.68       727
            2.501 - 3.000                 56       92,168,225.96        6.17      7.711        376        64.23       726
            3.001 - 3.500                 39       132,241,760.73       8.85      8.262        390        64.32       722
            3.501 - 4.000                 30       110,277,576.94       7.38      8.780        405        70.52       695
______________________________________________________________________________________________________________________________
                TOTAL                   1,443     1,494,792,755.52     100.00     6.798        364        67.93       738
______________________________________________________________________________________________________________________________

                                         Minimum:                      1.000%
                                         Maximum:                      4.000%
                                         Weighted Average:             2.216%

                                             Maximum Mortgage Rates of the Mortgage Loans

______________________________________________________________________________________________________________________________
                                                                        % of
                                                                      Aggregate
                                                                      Scheduled
                                                     Scheduled        Principal              Weighted    Weighted    Non-Zero
                                        Number       Principal        Balance     Weighted    Average    Average     Weighted
                                          of          Balance         as of the   Average     Stated     Original    Average
                                       Mortgage      as of the        Cut-off     Gross      Remaining   Loan-to-     Credit
                 (%)                    Loans      Cut-off Date ($)     Date      Coupon (%)   Term      Value (%)    Score
______________________________________________________________________________________________________________________________
            8.001 - 8.500                 3          487,967.32         0.03      6.824        296        71.05       768
            8.501 - 9.000                 6         2,366,448.83        0.16      5.466        295        42.17       771
            9.001 - 9.500                 22       10,981,868.39        0.73      4.601        294        59.89       746
            9.501 - 10.000               116       360,163,961.45      24.09      8.170        394        65.65       715
           10.001 - 10.500                35       16,480,058.86        1.10      5.572        316        60.34       765
           10.501 - 11.000               164       125,411,366.57       8.39      6.071        349        68.65       746
           11.001 - 11.500               788       706,331,450.71      47.25      6.310        353        70.27       748
           11.501 - 12.000               255       228,818,024.53      15.31      6.687        364        66.47       738
           12.001 - 12.500                42       27,307,910.41        1.83      6.865        377        66.54       723
           12.501 - 13.000                11       16,202,948.45        1.08      7.544        418        50.94       712
           16.001 - 16.500                1          240,750.00         0.02      7.625        294        73.85       782
______________________________________________________________________________________________________________________________
                TOTAL                   1,443     1,494,792,755.52     100.00     6.798        364        67.93       738
______________________________________________________________________________________________________________________________

                                         Minimum:                      8.125%
                                         Maximum:                     16.375%
                                         Weighted Average:            11.027%

                                                Initial Rate Caps of the Mortgage Loans

______________________________________________________________________________________________________________________________
                                                                        % of
                                                                      Aggregate
                                                                      Scheduled
                                                     Scheduled        Principal              Weighted    Weighted    Non-Zero
                                        Number       Principal        Balance     Weighted    Average    Average     Weighted
                                          of          Balance         as of the   Average     Stated     Original    Average
                                       Mortgage      as of the        Cut-off     Gross      Remaining   Loan-to-     Credit
                 (%)                    Loans      Cut-off Date ($)     Date      Coupon (%)   Term      Value (%)    Score
______________________________________________________________________________________________________________________________
                 None                    194       418,300,418.34      27.98      7.927        387        65.14       720
                1.000                     7         2,210,156.45        0.15      7.185        296        73.01       742
                2.000                     6         2,508,430.80        0.17      6.784        302        69.60       689
                4.000                     30        9,282,609.45        0.62      6.986        314        64.43       728
                5.000                   1,175     1,055,869,164.20     70.64      6.345        356        69.01       745
                6.000                     31        6,621,976.28        0.44      7.360        295        74.61       725
______________________________________________________________________________________________________________________________
                TOTAL                   1,443     1,494,792,755.52     100.00     6.798        364        67.93       738
______________________________________________________________________________________________________________________________

                                         Non-Zero Minimum:              1.000%
                                         Maximum:                       6.000%
                                         Non-Zero Weighted Average:     4.982%

                                          Subsequent Periodic Rate Caps of the Mortgage Loans

______________________________________________________________________________________________________________________________
                                                                        % of
                                                                      Aggregate
                                                                      Scheduled
                                                     Scheduled        Principal              Weighted    Weighted    Non-Zero
                                        Number       Principal        Balance     Weighted    Average    Average     Weighted
                                          of          Balance         as of the   Average     Stated     Original    Average
                                       Mortgage      as of the        Cut-off     Gross      Remaining   Loan-to-     Credit
                 (%)                    Loans      Cut-off Date ($)     Date      Coupon (%)   Term      Value (%)    Score
_____________________________________________________________________________________________________________________________
                 None                    194       418,300,418.34      27.98      7.927        387        65.14       720
                1.000                     61       54,722,158.68        3.66      6.377        354        71.54       741
                2.000                   1,187     1,021,514,178.50     68.34      6.358        355        68.88       745
                5.000                     1          256,000.00         0.02      6.500        295        69.78       751
______________________________________________________________________________________________________________________________
                TOTAL                   1,443     1,494,792,755.52     100.00     6.798        364        67.93       738
______________________________________________________________________________________________________________________________

                                         Non-Zero Minimum:             1.000%
                                         Maximum:                      5.000%
                                         Non-Zero Weighted Average:    1.950%

                                         Months to Next Rate Adjustment of the Mortgage Loans

______________________________________________________________________________________________________________________________
                                                                        % of
                                                                      Aggregate
                                                                      Scheduled
                                                     Scheduled        Principal              Weighted    Weighted    Non-Zero
                                        Number       Principal        Balance     Weighted    Average    Average     Weighted
                                          of          Balance         as of the   Average     Stated     Original    Average
                                       Mortgage      as of the        Cut-off     Gross      Remaining   Loan-to-     Credit
               (months)                 Loans      Cut-off Date ($)     Date      Coupon (%)   Term      Value (%)    Score
______________________________________________________________________________________________________________________________
                1 - 12                   245       400,750,532.69      26.81      8.067        385        65.53       717
               13 - 24                    18        9,813,131.03        0.66      4.484        296        55.73       751
               25 - 36                    5         2,940,813.67        0.20      6.103        321        64.99       755
               37 - 48                    13        6,685,875.92        0.45      5.078        295        65.79       743
               49 - 60                   185       162,781,959.98      10.89      6.226        348        66.67       735
               61 - 72                    17        8,738,541.07        0.58      5.577        296        59.35       760
               73 - 84                   528       502,030,906.74      33.59      6.376        352        69.40       749
               97 - 108                   4         2,067,816.24        0.14      6.017        287        67.35       738
              109 - 120                  428       398,983,178.18      26.69      6.408        370        69.56       744
______________________________________________________________________________________________________________________________
                TOTAL                   1,443     1,494,792,755.52     100.00     6.798        364        67.93       738
______________________________________________________________________________________________________________________________

                                                    Servicers of the Mortgage Loans

_________________________________________________________________________________________________________________________________
                                                                            % of
                                                                          Aggregate
                                                                          Scheduled
                                                         Scheduled        Principal              Weighted    Weighted    Non-Zero
                                            Number       Principal        Balance     Weighted    Average    Average     Weighted
                                              of          Balance         as of the   Average     Stated     Original    Average
                                           Mortgage      as of the        Cut-off     Gross      Remaining   Loan-to-     Credit
               Servicer                     Loans      Cut-off Date ($)     Date      Coupon (%)   Term      Value (%)    Score
__________________________________________________________________________________________________________________________________
            Colonial Savings, F.A.                23      12,205,736.55     0.82      6.577        363        74.17       758
     Countrywide Home Loans Servicing LP.         93     344,272,819.46     23.03     8.231        397        65.45       713
        First Horizon Home Loans Corp.            3       1,595,999.53      0.11      6.500        357        80.00       741
             First Republic Bank                  49      45,737,529.39     3.06      6.095        353        63.56       751
      Mellon Trust of New England, N.A.           2       1,750,000.00      0.12      6.339        357        37.06       790
      Morgan Stanley Credit Corporation           31      6,621,976.28      0.44      7.360        295        74.61       725
     Thornburg Mortgage Home Loans, Inc.        1,241   1,082,274,571.38    72.40     6.371        355        68.83       745
            Wells Fargo Bank, N.A.                1        334,122.93       0.02      7.750        295        57.30       679
______________________________________________________________________________________________________________________________
                    TOTAL                       1,443   1,494,792,755.52   100.00     6.798        364        67.93       738
______________________________________________________________________________________________________________________________

                                               Interest Only Terms of the Mortgage Loans

______________________________________________________________________________________________________________________________
                                                                        % of
                                                                      Aggregate
                                                                      Scheduled
                                                     Scheduled        Principal              Weighted    Weighted    Non-Zero
                                        Number       Principal        Balance     Weighted    Average    Average     Weighted
                                          of          Balance         as of the   Average     Stated     Original    Average
                                       Mortgage      as of the        Cut-off     Gross      Remaining   Loan-to-     Credit
               (months)                 Loans      Cut-off Date ($)     Date      Coupon (%)   Term      Value (%)    Score
______________________________________________________________________________________________________________________________
                 None                    217       413,979,439.38      27.69      7.974        388        66.08       719
                  36                      1         1,081,500.00        0.07      6.500        358        70.00       771
                  60                      57       41,040,243.03        2.75      6.470        350        62.88       740
                  84                      81       98,741,441.28        6.61      6.311        358        71.17       749
                 115                      1          381,737.10         0.03      6.375        321        80.00       770
                 120                    1,086      939,568,394.73      62.86      6.346        355        68.62       744
______________________________________________________________________________________________________________________________
                TOTAL                   1,443     1,494,792,755.52     100.00     6.798        364        67.93       738
______________________________________________________________________________________________________________________________

                                          Remaining Interest Only Terms of the Mortgage Loans

______________________________________________________________________________________________________________________________
                                                                        % of
                                                                      Aggregate
                                                                      Scheduled
                                                     Scheduled        Principal              Weighted    Weighted    Non-Zero
                                        Number       Principal        Balance     Weighted    Average    Average     Weighted
                                          of          Balance         as of the   Average     Stated     Original    Average
                                       Mortgage      as of the        Cut-off     Gross      Remaining   Loan-to-     Credit
               (months)                 Loans      Cut-off Date ($)     Date      Coupon (%)   Term      Value (%)    Score
______________________________________________________________________________________________________________________________
                 None                    249       421,791,415.66      28.22      7.959        386        66.18       719
                1 - 60                   173       99,294,652.80        6.64      6.085        318        61.29       743
               61 - 120                 1,021      973,706,687.06      65.14      6.368        359        69.36       745
______________________________________________________________________________________________________________________________
                TOTAL                   1,443     1,494,792,755.52     100.00     6.798        364        67.93       738
______________________________________________________________________________________________________________________________

                                              Origination Channels of the Mortgage Loans

______________________________________________________________________________________________________________________________
                                                                        % of
                                                                      Aggregate
                                                                      Scheduled
                                                     Scheduled        Principal              Weighted    Weighted    Non-Zero
                                        Number       Principal        Balance     Weighted    Average    Average     Weighted
                                          of          Balance         as of the   Average     Stated     Original    Average
                                       Mortgage      as of the        Cut-off     Gross      Remaining   Loan-to-     Credit
                 Channel                Loans      Cut-off Date ($)     Date      Coupon (%)   Term      Value (%)    Score
______________________________________________________________________________________________________________________________
                    Bulk                 130       353,951,712.11      23.68       8.206       394        65.63       714
               Correspondent             971       879,490,485.01      58.84       6.376       357        68.36       745
                   Retail                188        78,206,624.79       5.23       6.020       325        65.91       750
                 Wholesale               154       183,143,933.61      12.25       6.435       358        71.19       743
______________________________________________________________________________________________________________________________

                   TOTAL               1,443     1,494,792,755.52     100.00       6.798       364        67.93       738
______________________________________________________________________________________________________________________________

                                       Conversion and Modifiable Features of the Mortgage Loans

__________________________________________________________________________________________________________________________
                                                                    % of
                                                                  Aggregate
                                                                  Scheduled
                                                  Scheduled       Principal              Weighted   Weighted    Non-Zero
                                     Number       Principal       Balance     Weighted   Average    Average     Weighted
                                       of          Balance        as of the   Average    Stated     Original    Average
         Conversion and             Mortgage      as of the       Cut-off     Gross     Remaining   Loan-to-     Credit
       Modifiable Feature            Loans      Cut-off Date ($)    Date     Coupon(%)    Term      Value (%)     Score
__________________________________________________________________________________________________________________________
Neither Convertible nor Modifiable   1,108    1,296,297,365.34    86.72       6.901       369        68.45        736
         Only Modifiable              282      174,529,505.47     11.68       6.110       337        64.84        750
        Only Convertible               8        4,062,293.32       0.27       5.930       315        61.22        743
   Convertible and Modifiable         45       19,903,591.39       1.33       6.273       297        62.80        736
__________________________________________________________________________________________________________________________
              TOTAL                  1,443    1,494,792,755.52    100.00      6.798       364        67.93        738
__________________________________________________________________________________________________________________________

                  30-Day Delinquencies of the Mortgage Loans Since Origination

__________________________________________________________________________________________________________________________
                                                                    % of
                                                                  Aggregate
                                                                  Scheduled
                                                  Scheduled       Principal              Weighted   Weighted    Non-Zero
                                     Number       Principal       Balance     Weighted   Average    Average     Weighted
                                       of          Balance        as of the   Average    Stated     Original    Average
                                    Mortgage      as of the       Cut-off     Gross     Remaining   Loan-to-     Credit
  Times 30-59 Days Deliquent         Loans      Cut-off Date ($)    Date      Coupon(%)   Term      Value (%)     Score
__________________________________________________________________________________________________________________________
              None                   1,413    1,470,851,774.50    98.40       6.794       364        68.01        739
               One                    22       14,062,704.16       0.94       6.457       362        61.63        694
               Two                     3        7,769,192.21       0.52       8.171       390        63.65        664
              Three                    2         496,425.58        0.03       6.569       307        83.30        720
              Four                     2         722,698.02        0.05       7.120       361        75.00        631
              Five                     1         889,961.05        0.06       7.000       297        62.24        682
__________________________________________________________________________________________________________________________
              TOTAL                  1,443    1,494,792,755.52   100.00       6.798       364        67.93        738
__________________________________________________________________________________________________________________________

                                     60-Day Delinquencies of the Mortgage Loans Since Origination

__________________________________________________________________________________________________________________________
                                                                    % of
                                                                  Aggregate
                                                                  Scheduled
                                                  Scheduled       Principal              Weighted   Weighted    Non-Zero
                                     Number       Principal       Balance     Weighted   Average    Average     Weighted
                                       of          Balance        as of the   Average    Stated     Original    Average
                                    Mortgage      as of the       Cut-off     Gross     Remaining   Loan-to-     Credit
  Times 60-89 Days Deliquent         Loans      Cut-off Date ($)    Date      Coupon(%)   Term      Value (%)     Score
__________________________________________________________________________________________________________________________
              None                   1,440    1,493,676,859.81    99.93       6.798       364        67.92        738
               One                     3        1,115,895.71       0.07       6.675       348        76.79        635
__________________________________________________________________________________________________________________________
              TOTAL                  1,443    1,494,792,755.52    100.00      6.798       364        67.93        738
__________________________________________________________________________________________________________________________

                                 90-Day or More Delinquencies of the Mortgage Loans Since Origination

__________________________________________________________________________________________________________________________
                                                                    % of
                                                                  Aggregate
                                                                  Scheduled
                                                  Scheduled       Principal              Weighted   Weighted    Non-Zero
                                     Number       Principal       Balance     Weighted   Average    Average     Weighted
                                       of          Balance        as of the   Average    Stated     Original    Average
                                    Mortgage      as of the       Cut-off     Gross     Remaining   Loan-to-     Credit
  Times 90 or More Days Deliquent    Loans      Cut-off Date ($)    Date      Coupon(%)   Term      Value (%)     Score
__________________________________________________________________________________________________________________________
              None                   1,442    1,494,436,507.52    99.98       6.798       364        67.93        738
               One                     1         356,248.00        0.02       7.500       415        75.00        673
__________________________________________________________________________________________________________________________
              TOTAL                  1,443    1,494,792,755.52    100.00      6.798       364        67.93        738
__________________________________________________________________________________________________________________________

                                       Scheduled Principal Balance of the Group 1 Mortgage Loans

______________________________________________________________________________________________________________________________
                                                                        % of
                                                                      Aggregate
                                                                      Scheduled
                                                     Scheduled        Principal              Weighted    Weighted    Non-Zero
                                        Number       Principal        Balance     Weighted    Average    Average     Weighted
                                          of          Balance         as of the   Average     Stated     Original    Average
                                       Mortgage      as of the        Cut-off     Gross      Remaining   Loan-to-     Credit
                 ($)                    Loans      Cut-off Date ($)     Date      Coupon (%)   Term      Value (%)    Score
______________________________________________________________________________________________________________________________
       100,000.01 - 200,000.00            1          193,632.08         0.05      6.500        475        69.00       790
       200,000.01 - 300,000.00            7         1,628,968.35        0.40      7.534        374        67.08       754
       300,000.01 - 400,000.00            2          665,633.00         0.17      6.875        476        75.30       775
       400,000.01 - 500,000.00            5         2,286,098.14        0.57      6.721        448        59.63       745
       500,000.01 - 600,000.00            5         2,721,396.71        0.68      6.729        450        64.66       768
       600,000.01 - 700,000.00            4         2,510,276.37        0.62      6.416        475        71.37       759
       700,000.01 - 800,000.00            4         2,957,906.88        0.73      6.929        442        69.54       736
       800,000.01 - 900,000.00            6         5,051,494.71        1.25      6.792        454        77.13       743
      900,000.01 - 1,000,000.00           4         3,869,967.85        0.96      6.940        411        73.96       744
     1,000,000.01 - 2,000,000.00          14       19,567,665.20        4.85      7.003        444        69.17       721
     2,000,000.01 - 3,000,000.00          32       89,019,583.49       22.08      8.208        395        67.84       708
     3,000,000.01 - 4,000,000.00          33       112,307,058.95      27.86      8.208        410        65.94       716
     4,000,000.01 - 5,000,000.00          18       78,005,632.97       19.35      8.209        402        62.47       715
     5,000,000.01 - 6,000,000.00          9        50,475,413.05       12.52      8.271        402        61.92       725
     7,000,000.01 - 8,000,000.00          3        21,619,376.95        5.36      8.413        389        66.61       695
           10,000,000.01 +                1        10,253,665.33        2.54      7.125        348        58.82       683
______________________________________________________________________________________________________________________________
                TOTAL                    148       403,133,770.03      100.00     8.067        405        65.45       715
______________________________________________________________________________________________________________________________

                                         Minimum:                 $193,632
                                         Maximum:              $10,253,665
                                         Average:               $2,732,877

                                         Current Mortgage Rates of the Group 1 Mortgage Loans

______________________________________________________________________________________________________________________________
                                                                        % of
                                                                      Aggregate
                                                                      Scheduled
                                                     Scheduled        Principal              Weighted    Weighted    Non-Zero
                                        Number       Principal        Balance     Weighted    Average    Average     Weighted
                                          of          Balance         as of the   Average     Stated     Original    Average
                                       Mortgage      as of the        Cut-off     Gross      Remaining   Loan-to-     Credit
                 (%)                    Loans      Cut-off Date ($)     Date      Coupon (%)   Term      Value (%)    Score
______________________________________________________________________________________________________________________________
            5.501 - 6.000                 4         2,940,967.04        0.73      5.836        475        45.44       754
            6.001 - 6.500                 11        8,056,560.40        2.00      6.378        474        72.51       752
            6.501 - 7.000                 24       27,275,785.40        6.77      6.807        456        69.81       738
            7.001 - 7.500                 12       32,509,181.16        8.06      7.253        417        56.36       709
            7.501 - 8.000                 31       93,478,463.71       23.19      7.807        395        62.73       721
            8.001 - 8.500                 38       134,627,178.34      33.40      8.283        390        64.40       720
            8.501 - 9.000                 28       104,245,633.98      25.86      8.796        408        70.96       696
______________________________________________________________________________________________________________________________
                TOTAL                    148       403,133,770.03      100.00     8.067        405        65.45       715
______________________________________________________________________________________________________________________________

                                          Minimum:                     5.750%
                                          Maximum:                     9.000%
                                          Weighted Average:            8.067%

                                              Credit Scores of the Group 1 Mortgage Loans

______________________________________________________________________________________________________________________________
                                                                        % of
                                                                      Aggregate
                                                                      Scheduled
                                                     Scheduled        Principal              Weighted    Weighted    Non-Zero
                                        Number       Principal        Balance     Weighted    Average    Average     Weighted
                                          of          Balance         as of the   Average     Stated     Original    Average
                                       Mortgage      as of the        Cut-off     Gross      Remaining   Loan-to-     Credit
                 FICO                   Loans      Cut-off Date ($)     Date      Coupon (%)   Term      Value (%)    Score
______________________________________________________________________________________________________________________________
                 N/A                      1         2,809,467.44        0.70      8.625        350        80.00        0
              501 - 550                   1         2,865,878.33        0.71      9.000        468        70.00       546
              551 - 600                   3         7,220,664.73        1.79      8.159        376        69.46       566
              601 - 650                   7         18,966,124.75       4.70      8.406        432        64.20       631
              651 - 700                   34       116,084,815.58       28.80     8.130        394        63.77       676
              701 - 750                   50       144,626,019.15       35.88     7.987        406        65.82       726
              751 - 800                   44        95,275,620.05       23.63     7.999        420        66.83       766
              801 - 850                   8         15,285,180.00       3.79      8.012        363        62.21       807
______________________________________________________________________________________________________________________________
                TOTAL                    148       403,133,770.03      100.00     8.067        405        65.45       715
______________________________________________________________________________________________________________________________

                                         Non-Zero Minimum:              546
                                         Maximum:                       813
                                         Non-Zero Weighted Average:     715

                                     Effective Loan-to-Value Ratios of the Group 1 Mortgage Loans

______________________________________________________________________________________________________________________________
                                                                        % of
                                                                      Aggregate
                                                                      Scheduled
                                                     Scheduled        Principal              Weighted    Weighted    Non-Zero
                                        Number       Principal        Balance     Weighted    Average    Average     Weighted
                                          of          Balance         as of the   Average     Stated     Original    Average
                                       Mortgage      as of the        Cut-off     Gross      Remaining   Loan-to-     Credit
                 (%)                    Loans      Cut-off Date ($)     Date      Coupon (%)   Term      Value (%)    Score
______________________________________________________________________________________________________________________________
            20.01 - 30.00                 1          463,385.75         0.11      6.250        472        28.54       794
            30.01 - 40.00                 4        12,094,735.25        3.00      7.325        474        37.38       710
            40.01 - 50.00                 10       26,805,161.34        6.65      8.116        414        46.94       713
            50.01 - 60.00                 21       75,835,357.99       18.81      7.842        409        56.60       721
            60.01 - 70.00                 55       174,829,291.59      43.37      8.204        398        66.87       714
            70.01 - 80.00                 57       113,105,838.11      28.06      8.080        403        76.72       714
______________________________________________________________________________________________________________________________
                TOTAL                    148       403,133,770.03      100.00     8.067        405        65.45       715
______________________________________________________________________________________________________________________________

                                          Minimum:                     28.54%
                                          Maximum:                     80.00%
                                          Weighted Average:            65.44%

                                      Original Loan-to-Value Ratios of the Group 1 Mortgage Loans

______________________________________________________________________________________________________________________________
                                                                        % of
                                                                      Aggregate
                                                                      Scheduled
                                                     Scheduled        Principal              Weighted    Weighted    Non-Zero
                                        Number       Principal        Balance     Weighted    Average    Average     Weighted
                                          of          Balance         as of the   Average     Stated     Original    Average
                                       Mortgage      as of the        Cut-off     Gross      Remaining   Loan-to-     Credit
                 (%)                    Loans      Cut-off Date ($)     Date      Coupon (%)   Term      Value (%)    Score
______________________________________________________________________________________________________________________________
            20.01 - 30.00                 1          463,385.75         0.11      6.250        472        28.54       794
            30.01 - 40.00                 4        12,094,735.25        3.00      7.325        474        37.38       710
            40.01 - 50.00                 10       26,805,161.34        6.65      8.116        414        46.94       713
            50.01 - 60.00                 21       75,835,357.99       18.81      7.842        409        56.60       721
            60.01 - 70.00                 56       177,695,169.92      44.08      8.217        399        66.92       712
            70.01 - 80.00                 56       110,239,959.78      27.35      8.056        401        76.90       719
______________________________________________________________________________________________________________________________
                TOTAL                    148       403,133,770.03      100.00     8.067        405        65.45       715
______________________________________________________________________________________________________________________________

                                          Minimum:                     28.54%
                                          Maximum:                     80.00%
                                          Weighted Average:            65.45%

                             Effective Loan-to-Value Ratios Greater than 80 of the Group 1 Mortgage Loans

______________________________________________________________________________________________________________________________
                                                                        % of
                                                                      Aggregate
                                                                      Scheduled
                                                     Scheduled        Principal              Weighted    Weighted    Non-Zero
                                        Number       Principal        Balance     Weighted    Average    Average     Weighted
                                          of          Balance         as of the   Average     Stated     Original    Average
                                       Mortgage      as of the        Cut-off     Gross      Remaining   Loan-to-     Credit
                                        Loans      Cut-off Date ($)     Date      Coupon (%)   Term      Value (%)    Score
______________________________________________________________________________________________________________________________
           LTV &gt; 80 N/A                0             0.00            0.00      0.000         0         0.00         0
______________________________________________________________________________________________________________________________
                TOTAL                     0             0.00            0.00      0.000         0         0.00         0
______________________________________________________________________________________________________________________________

                                    Original Terms to Stated Maturity of the Group 1 Mortgage Loans

______________________________________________________________________________________________________________________________
                                                                        % of
                                                                      Aggregate
                                                                      Scheduled
                                                     Scheduled        Principal              Weighted    Weighted    Non-Zero
                                        Number       Principal        Balance     Weighted    Average    Average     Weighted
                                          of          Balance         as of the   Average     Stated     Original    Average
                                       Mortgage      as of the        Cut-off     Gross      Remaining   Loan-to-     Credit
               (months)                 Loans      Cut-off Date ($)     Date      Coupon (%)   Term      Value (%)    Score
______________________________________________________________________________________________________________________________
                 360                      69       219,783,091.04      54.52      8.181        350        66.72       711
                 480                      79       183,350,678.99      45.48      7.929        471        63.93       720
______________________________________________________________________________________________________________________________
                TOTAL                    148       403,133,770.03      100.00     8.067        405        65.45       715
______________________________________________________________________________________________________________________________

                                          Minimum:                      360
                                          Maximum:                      480
                                          Weighted Average:             415

                                   Remaining Terms to Stated Maturity of the Group 1 Mortgage Loans

______________________________________________________________________________________________________________________________
                                                                        % of
                                                                      Aggregate
                                                                      Scheduled
                                                     Scheduled        Principal              Weighted    Weighted    Non-Zero
                                        Number       Principal        Balance     Weighted    Average    Average     Weighted
                                          of          Balance         as of the   Average     Stated     Original    Average
                                       Mortgage      as of the        Cut-off     Gross      Remaining   Loan-to-     Credit
               (months)                 Loans      Cut-off Date ($)     Date      Coupon (%)   Term      Value (%)    Score
______________________________________________________________________________________________________________________________
              240 - 299                   1          217,482.26         0.05      7.625        294        42.33       666
              300 - 359                   68       219,565,608.78      54.46      8.182        350        66.74       711
              420 - 479                   79       183,350,678.99      45.48      7.929        471        63.93       720
______________________________________________________________________________________________________________________________
                TOTAL                    148       403,133,770.03      100.00     8.067        405        65.45       715
______________________________________________________________________________________________________________________________

                                          Minimum:                      294
                                          Maximum:                      478
                                          Weighted Average:             405

                                          Debt-to-Income Ratio of the Group 1 Mortgage Loans

______________________________________________________________________________________________________________________________
                                                                        % of
                                                                      Aggregate
                                                                      Scheduled
                                                     Scheduled        Principal              Weighted    Weighted    Non-Zero
                                        Number       Principal        Balance     Weighted    Average    Average     Weighted
                                          of          Balance         as of the   Average     Stated     Original    Average
                                       Mortgage      as of the        Cut-off     Gross      Remaining   Loan-to-     Credit
                 (%)                    Loans      Cut-off Date ($)     Date      Coupon (%)   Term      Value (%)    Score
_____________________________________________________________________________________________________________________________
                 N/A                      5        19,829,691.24        4.92      8.362        432        62.43       717
            10.01 - 20.00                 7        26,569,798.49        6.59      8.177        366        70.80       749
            20.01 - 30.00                 27       73,819,772.82       18.31      8.287        397        64.10       716
            30.01 - 40.00                 58       158,468,565.29      39.31      7.966        409        65.71       722
            40.01 - 50.00                 40       95,217,040.50       23.62      7.970        413        64.62       699
            50.01 - 60.00                 9        23,795,219.62        5.90      7.981        387        65.58       695
            60.01 - 70.00                 1         2,706,711.14        0.67      8.625        349        75.00       685
            70.01 - 80.00                 1         2,726,970.93        0.68      8.250        469        75.00       748
______________________________________________________________________________________________________________________________
                TOTAL                    148       403,133,770.03      100.00     8.067        405        65.45       715
______________________________________________________________________________________________________________________________

                                          Non-Zero Minimum:            10.84%
                                          Maximum:                     71.07%
                                          Non-Zero Weighted Average:   35.67%

                                              Product Types of the Group 1 Mortgage Loans

______________________________________________________________________________________________________________________________
                                                                        % of
                                                                      Aggregate
                                                                      Scheduled
                                                     Scheduled        Principal              Weighted    Weighted    Non-Zero
                                        Number       Principal        Balance     Weighted    Average    Average     Weighted
                                          of          Balance         as of the   Average     Stated     Original    Average
                                       Mortgage      as of the        Cut-off     Gross      Remaining   Loan-to-     Credit
             Product Type               Loans      Cut-off Date ($)     Date      Coupon (%)   Term      Value (%)    Score
______________________________________________________________________________________________________________________________
         10/1 YR LIBOR NEGAM              41       48,054,817.22       11.92      6.952        475        64.30       720
           1 MO LIBOR NEGAM               2         1,113,213.98        0.28      8.027        343        68.62       748
            1 YR MTA NEGAM               105       353,965,738.83      87.80      8.218        395        65.60       715
______________________________________________________________________________________________________________________________
                TOTAL                    148       403,133,770.03      100.00     8.067        405        65.45       715
______________________________________________________________________________________________________________________________

                                            Amortization Type of the Group 1 Mortgage Loans

______________________________________________________________________________________________________________________________
                                                                        % of
                                                                      Aggregate
                                                                      Scheduled
                                                     Scheduled        Principal              Weighted    Weighted    Non-Zero
                                        Number       Principal        Balance     Weighted    Average    Average     Weighted
                                          of          Balance         as of the   Average     Stated     Original    Average
                                       Mortgage      as of the        Cut-off     Gross      Remaining   Loan-to-     Credit
            Interest Only Flag          Loans      Cut-off Date ($)     Date      Coupon (%)   Term      Value (%)    Score
______________________________________________________________________________________________________________________________
            Interest Only                 41       48,054,817.22       11.92      6.952        475        64.30       720
          Not Interest Only              107       355,078,952.81      88.08      8.217        395        65.61       715
______________________________________________________________________________________________________________________________
                TOTAL                    148       403,133,770.03      100.00     8.067        405        65.45       715
______________________________________________________________________________________________________________________________

                                    Original Prepayment Penalty Terms of the Group 1 Mortgage Loans

______________________________________________________________________________________________________________________________
                                                                        % of
                                                                      Aggregate
                                                                      Scheduled
                                                     Scheduled        Principal              Weighted    Weighted    Non-Zero
                                        Number       Principal        Balance     Weighted    Average    Average     Weighted
                                          of          Balance         as of the   Average     Stated     Original    Average
                                       Mortgage      as of the        Cut-off     Gross      Remaining   Loan-to-     Credit
               (months)                 Loans      Cut-off Date ($)     Date      Coupon (%)   Term      Value (%)    Score
______________________________________________________________________________________________________________________________
                 None                     52       84,573,353.49       20.98      7.641        407        65.88       730
                  6                       1         4,796,982.22        1.19      7.875        477        36.74       700
                  12                      59       203,597,874.81      50.50      8.187        402        64.60       711
                  24                      1          193,632.08         0.05      6.500        475        69.00       790
                  36                      35       109,971,927.43      27.28      8.182        405        67.94       713
______________________________________________________________________________________________________________________________
                TOTAL                    148       403,133,770.03      100.00     8.067        405        65.45       715
______________________________________________________________________________________________________________________________

                                              Lien Position of the Group 1 Mortgage Loans

______________________________________________________________________________________________________________________________
                                                                        % of
                                                                      Aggregate
                                                                      Scheduled
                                                     Scheduled        Principal              Weighted    Weighted    Non-Zero
                                        Number       Principal        Balance     Weighted    Average    Average     Weighted
                                          of          Balance         as of the   Average     Stated     Original    Average
                                       Mortgage      as of the        Cut-off     Gross      Remaining   Loan-to-     Credit
              Lien Position             Loans      Cut-off Date ($)     Date      Coupon (%)   Term      Value (%)    Score
______________________________________________________________________________________________________________________________
              First Lien                 148       403,133,770.03      100.00     8.067        405        65.45       715
______________________________________________________________________________________________________________________________
                TOTAL                    148       403,133,770.03      100.00     8.067        405        65.45       715
______________________________________________________________________________________________________________________________

                                         Documentation Programs of the Group 1 Mortgage Loans

______________________________________________________________________________________________________________________________
                                                                        % of
                                                                      Aggregate
                                                                      Scheduled
                                                     Scheduled        Principal              Weighted    Weighted    Non-Zero
                                        Number       Principal        Balance     Weighted    Average    Average     Weighted
                                          of          Balance         as of the   Average     Stated     Original    Average
                                       Mortgage      as of the        Cut-off     Gross      Remaining   Loan-to-     Credit
             Documentation              Loans      Cut-off Date ($)     Date      Coupon (%)   Term      Value (%)    Score
______________________________________________________________________________________________________________________________
          Full Documentation              44       35,015,069.39        8.69      6.811        446        69.96       747
           Full/Alternative               6        29,266,761.76        7.26      8.440        409        59.15       732
    Stated Income Verified Assets         93       321,715,846.12      79.80      8.158        400        65.49       712
     Stated Income Stated Assets          5        17,136,092.76        4.25      8.269        396        66.22       690
______________________________________________________________________________________________________________________________
                TOTAL                    148       403,133,770.03      100.00     8.067        405        65.45       715
______________________________________________________________________________________________________________________________

                                              Loan Purpose of the Group 1 Mortgage Loans

______________________________________________________________________________________________________________________________
                                                                        % of
                                                                      Aggregate
                                                                      Scheduled
                                                     Scheduled        Principal              Weighted    Weighted    Non-Zero
                                        Number       Principal        Balance     Weighted    Average    Average     Weighted
                                          of          Balance         as of the   Average     Stated     Original    Average
                                       Mortgage      as of the        Cut-off     Gross      Remaining   Loan-to-     Credit
               Purpose                  Loans      Cut-off Date ($)     Date      Coupon (%)   Term      Value (%)    Score
______________________________________________________________________________________________________________________________
               Purchase                   46       116,909,155.51      29.00      8.068        394        72.98       715
          Cash Out Refinance              77       206,480,886.43      51.22      8.041        404        62.37       717
         Rate/Term Refinance              25       79,743,728.09       19.78      8.132        421        62.38       711
______________________________________________________________________________________________________________________________
                TOTAL                    148       403,133,770.03      100.00     8.067        405        65.45       715
______________________________________________________________________________________________________________________________

                                              Property Type of the Group 1 Mortgage Loans

______________________________________________________________________________________________________________________________
                                                                        % of
                                                                      Aggregate
                                                                      Scheduled
                                                     Scheduled        Principal              Weighted    Weighted    Non-Zero
                                        Number       Principal        Balance     Weighted    Average    Average     Weighted
                                          of          Balance         as of the   Average     Stated     Original    Average
                                       Mortgage      as of the        Cut-off     Gross      Remaining   Loan-to-     Credit
               Property Type            Loans      Cut-off Date ($)     Date      Coupon (%)   Term      Value (%)    Score
______________________________________________________________________________________________________________________________
              2-4 Family                  4         9,087,742.11        2.25      7.565        419        60.29       728
                Condo                     12       23,697,606.41        5.88      8.110        406        69.00       718
               Condotel                   2          614,905.06         0.15      7.382        420        70.33       751
             Cooperative                  4         6,345,639.17        1.57      7.452        392        53.65       720
             PUD Attached                 2         1,121,312.14        0.28      6.910        476        77.56       807
             PUD Detached                 41       123,649,250.79      30.67      8.200        417        66.05       723
            Single Family                 83       238,617,314.35      59.19      8.036        398        65.23       710
______________________________________________________________________________________________________________________________
                TOTAL                    148       403,133,770.03      100.00     8.067        405        65.45       715
______________________________________________________________________________________________________________________________

                                         Stated Occupancy Status of the Group 1 Mortgage Loans

______________________________________________________________________________________________________________________________
                                                                        % of
                                                                      Aggregate
                                                                      Scheduled
                                                     Scheduled        Principal              Weighted    Weighted    Non-Zero
                                        Number       Principal        Balance     Weighted    Average    Average     Weighted
                                          of          Balance         as of the   Average     Stated     Original    Average
                                       Mortgage      as of the        Cut-off     Gross      Remaining   Loan-to-     Credit
               Occupancy                Loans      Cut-off Date ($)     Date      Coupon (%)   Term      Value (%)    Score
______________________________________________________________________________________________________________________________
            Owner Occupied               126       355,526,637.70      88.19      8.078        406        65.04       713
             Second Home                  17       35,335,925.18        8.77      7.799        397        68.31       723
               Investor                   5        12,271,207.15        3.04      8.497        388        69.06       759
______________________________________________________________________________________________________________________________
                TOTAL                    148       403,133,770.03      100.00     8.067        405        65.45       715
______________________________________________________________________________________________________________________________

                                               Originators of the Group 1 Mortgage Loans

______________________________________________________________________________________________________________________________
                                                                        % of
                                                                      Aggregate
                                                                      Scheduled
                                                     Scheduled        Principal              Weighted    Weighted    Non-Zero
                                        Number       Principal        Balance     Weighted    Average    Average     Weighted
                                          of          Balance         as of the   Average     Stated     Original    Average
                                       Mortgage      as of the        Cut-off     Gross      Remaining   Loan-to-     Credit
              Originator                Loans      Cut-off Date ($)     Date      Coupon (%)   Term      Value (%)    Score
______________________________________________________________________________________________________________________________
      Countrywide Home Loans, Inc.       93      344,272,819.46        85.40      8.231        397        65.45       713
         Colonial Savings, F.A.           1          570,664.17         0.14      6.625        478        60.53       735
      Thornburg Mortgage and Others      54       58,290,286.40        14.46      7.108        452        65.53       726
______________________________________________________________________________________________________________________________
                  TOTAL                 148      403,133,770.03       100.00      8.067        405        65.45       715
______________________________________________________________________________________________________________________________

                                         Geographic Distribution of the Group 1 Mortgage Loans

______________________________________________________________________________________________________________________________
                                                                        % of
                                                                      Aggregate
                                                                      Scheduled
                                                     Scheduled        Principal              Weighted    Weighted    Non-Zero
                                        Number       Principal        Balance     Weighted    Average    Average     Weighted
                                          of          Balance         as of the   Average     Stated     Original    Average
                                       Mortgage      as of the        Cut-off     Gross      Remaining   Loan-to-     Credit
                State                   Loans      Cut-off Date ($)     Date      Coupon (%)   Term      Value (%)    Score
______________________________________________________________________________________________________________________________
               Arizona                   5         5,331,042.93        1.32      7.953        438       64.09       702
             California                  69       244,793,067.41      60.72      8.154        400       65.46       716
              Colorado                   5         9,700,542.34        2.41      8.236        401       72.96       758
             Connecticut                 5        11,078,960.56        2.75      7.865        463       47.47       676
              Delaware                   1         3,075,989.24        0.76      7.000        473       70.00       725
               Florida                   18       44,902,776.96       11.14      8.101        401       70.33       707
               Hawaii                    5        17,602,575.17        4.37      8.236        371       64.35       744
                Idaho                    1         7,124,467.68        1.77      9.000        350       69.00       653
              Illinois                   1          717,851.44         0.18      6.750        476       80.00       744
                Maine                    1          327,656.09         0.08      6.875        476       80.00       799
              Maryland                   1          802,339.54         0.20      6.375        478       80.00       785
            Massachusetts                1          982,183.81         0.24      6.250        474       69.64       676
              Michigan                   1         2,706,711.14        0.67      8.625        349       75.00       685
              Minnesota                  6         4,746,377.54        1.18      6.872        452       71.44       759
               Nevada                    2         8,165,867.10        2.03      8.366        406       64.09       793
             New Jersey                  3         6,158,575.90        1.53      8.171        361       59.83       656
              New York                   15       28,349,992.16        7.03      7.384        444       58.57       705
           North Carolina                2         3,229,837.99        0.80      8.127        469       71.87       683
            Pennsylvania                 1          863,811.31         0.21      6.625        474       68.80       667
           South Carolina                1          276,928.15         0.07      8.000        351       69.84       749
                Utah                     1          539,419.38         0.13      7.500        349       61.76       750
              Wisconsin                  3         1,656,796.19        0.41      6.982        444       79.70       733
______________________________________________________________________________________________________________________________
                TOTAL                   148       403,133,770.03      100.00     8.067        405       65.45       715
______________________________________________________________________________________________________________________________

                                              Gross Margins of the Group 1 Mortgage Loans

______________________________________________________________________________________________________________________________
                                                                        % of
                                                                      Aggregate
                                                                      Scheduled
                                                     Scheduled        Principal              Weighted    Weighted    Non-Zero
                                        Number       Principal        Balance     Weighted    Average    Average     Weighted
                                          of          Balance         as of the   Average     Stated     Original    Average
                                       Mortgage      as of the        Cut-off     Gross      Remaining   Loan-to-     Credit
                 (%)                    Loans      Cut-off Date ($)     Date      Coupon (%)   Term      Value (%)    Score
______________________________________________________________________________________________________________________________
            1.501 - 2.000                 41       45,736,769.82       11.35      6.827        472        66.66       732
            2.001 - 2.500                 12       33,043,116.07        8.20      7.272        416        52.75       710
            2.501 - 3.000                 29       82,432,650.37       20.45      7.801        385        64.98       723
            3.001 - 3.500                 36       131,643,656.83      32.66      8.265        390        64.27       722
            3.501 - 4.000                 30       110,277,576.94      27.36      8.780        405        70.52       695
______________________________________________________________________________________________________________________________
                TOTAL                    148       403,133,770.03      100.00     8.067        405        65.45       715
______________________________________________________________________________________________________________________________

                                          Minimum:                     1.675%
                                          Maximum:                     4.000%
                                          Weighted Average:            3.051%

                                         Minimum Mortgage Rates of the Group 1 Mortgage Loans

______________________________________________________________________________________________________________________________
                                                                        % of
                                                                      Aggregate
                                                                      Scheduled
                                                     Scheduled        Principal              Weighted    Weighted    Non-Zero
                                        Number       Principal        Balance     Weighted    Average    Average     Weighted
                                          of          Balance         as of the   Average     Stated     Original    Average
                                       Mortgage      as of the        Cut-off     Gross      Remaining   Loan-to-     Credit
                 (%)                    Loans      Cut-off Date ($)     Date      Coupon (%)   Term      Value (%)    Score
______________________________________________________________________________________________________________________________
            1.501 - 2.000                 40       41,726,440.59       10.35      6.762        471        67.18       736
            2.001 - 2.500                 13       37,053,445.30        9.19      7.297        422        53.66       709
            2.501 - 3.000                 29       82,432,650.37       20.45      7.801        385        64.98       723
            3.001 - 3.500                 36       131,643,656.83      32.66      8.265        390        64.27       722
            3.501 - 4.000                 30       110,277,576.94      27.36      8.780        405        70.52       695
______________________________________________________________________________________________________________________________
                TOTAL                    148       403,133,770.03      100.00     8.067        405        65.45       715
______________________________________________________________________________________________________________________________

                                          Minimum:                     1.675%
                                          Maximum:                     4.000%
                                          Weighted Average:            3.057%

                                         Maximum Mortgage Rates of the Group 1 Mortgage Loans

______________________________________________________________________________________________________________________________
                                                                        % of
                                                                      Aggregate
                                                                      Scheduled
                                                     Scheduled        Principal              Weighted    Weighted    Non-Zero
                                        Number       Principal        Balance     Weighted    Average    Average     Weighted
                                          of          Balance         as of the   Average     Stated     Original    Average
                                       Mortgage      as of the        Cut-off     Gross      Remaining   Loan-to-     Credit
                 (%)                    Loans      Cut-off Date ($)     Date      Coupon (%)   Term      Value (%)    Score
______________________________________________________________________________________________________________________________
            9.501 - 10.000               106       354,861,470.55      88.03      8.218        395        65.62       715
           10.501 - 11.000                4         2,940,967.04        0.73      5.836        475        45.44       754
           11.001 - 11.500                11        8,056,560.40        2.00      6.378        474        72.51       752
           11.501 - 12.000                22       20,490,997.53        5.08      6.791        473        72.20       727
           12.001 - 12.500                3         6,244,699.44        1.55      7.440        473        63.82       678
           12.501 - 13.000                2        10,539,075.07        2.61      7.739        475        47.78       696
______________________________________________________________________________________________________________________________
                TOTAL                    148       403,133,770.03      100.00     8.067        405        65.45       715
______________________________________________________________________________________________________________________________

                                          Minimum:                     9.950%
                                          Maximum:                    12.875%
                                          Weighted Average:           10.190%

                                            Initial Rate Caps of the Group 1 Mortgage Loans

______________________________________________________________________________________________________________________________
                                                                        % of
                                                                      Aggregate
                                                                      Scheduled
                                                     Scheduled        Principal              Weighted    Weighted    Non-Zero
                                        Number       Principal        Balance     Weighted    Average    Average     Weighted
                                          of          Balance         as of the   Average     Stated     Original    Average
                                       Mortgage      as of the        Cut-off     Gross      Remaining   Loan-to-     Credit
                 (%)                    Loans      Cut-off Date ($)     Date      Coupon (%)   Term      Value (%)    Score
____________________________________________________________________________________________________________________________
                 None                    107       355,078,952.81      88.08      8.217        395        65.61       715
                5.000                     41       48,054,817.22       11.92      6.952        475        64.30       720
______________________________________________________________________________________________________________________________
                TOTAL                    148       403,133,770.03      100.00     8.067        405        65.45       715
______________________________________________________________________________________________________________________________

                                          Non-Zero Minimum:            5.000%
                                          Maximum:                     5.000%
                                          Non-Zero Weighted Average:   5.000%

                                      Subsequent Periodic Rate Caps of the Group 1 Mortgage Loans

______________________________________________________________________________________________________________________________
                                                                        % of
                                                                      Aggregate
                                                                      Scheduled
                                                     Scheduled        Principal              Weighted    Weighted    Non-Zero
                                        Number       Principal        Balance     Weighted    Average    Average     Weighted
                                          of          Balance         as of the   Average     Stated     Original    Average
                                       Mortgage      as of the        Cut-off     Gross      Remaining   Loan-to-     Credit
                 (%)                    Loans      Cut-off Date ($)     Date      Coupon (%)   Term      Value (%)    Score
______________________________________________________________________________________________________________________________
                 None                    107       355,078,952.81      88.08      8.217        395        65.61       715
                2.000                     41       48,054,817.22       11.92      6.952        475        64.30       720
______________________________________________________________________________________________________________________________
                TOTAL                    148       403,133,770.03      100.00     8.067        405        65.45       715
______________________________________________________________________________________________________________________________

                                          Non-Zero Minimum:            2.000%
                                          Maximum:                     2.000%
                                          Non-Zero Weighted Average:   2.000%

                                     Months to Next Rate Adjustment of the Group 1 Mortgage Loans

______________________________________________________________________________________________________________________________
                                                                        % of
                                                                      Aggregate
                                                                      Scheduled
                                                     Scheduled        Principal              Weighted    Weighted    Non-Zero
                                        Number       Principal        Balance     Weighted    Average    Average     Weighted
                                          of          Balance         as of the   Average     Stated     Original    Average
                                       Mortgage      as of the        Cut-off     Gross      Remaining   Loan-to-     Credit
               (months)                 Loans      Cut-off Date ($)     Date      Coupon (%)   Term      Value (%)    Score
______________________________________________________________________________________________________________________________
                1 - 12                   107       355,078,952.81      88.08      8.217        395        65.61       715
              109 - 120                   41       48,054,817.22       11.92      6.952        475        64.30       720
______________________________________________________________________________________________________________________________
                TOTAL                    148       403,133,770.03      100.00     8.067        405        65.45       715
______________________________________________________________________________________________________________________________

                                                Servicers of the Group 1 Mortgage Loans

______________________________________________________________________________________________________________________________
                                                                        % of
                                                                      Aggregate
                                                                      Scheduled
                                                     Scheduled        Principal              Weighted    Weighted    Non-Zero
                                        Number       Principal        Balance     Weighted    Average    Average     Weighted
                                          of          Balance         as of the   Average     Stated     Original    Average
                                       Mortgage      as of the        Cut-off     Gross      Remaining   Loan-to-     Credit
               Servicer                 Loans      Cut-off Date ($)     Date      Coupon (%)   Term      Value (%)    Score
______________________________________________________________________________________________________________________________
   Countrywide Home Loans Servicing LP.       93     344,272,819.46    85.40      8.231        397        65.45       713
   Thornburg Mortgage Home Loans, Inc.        54     58,290,286.40     14.46      7.108        452        65.53       726
          Colonial Savings, F.A.              1        570,664.17       0.14      6.625        478        60.53       735
______________________________________________________________________________________________________________________________
                  TOTAL                      148     403,133,770.03    100.00     8.067        405        65.45       715
______________________________________________________________________________________________________________________________

                                           Interest Only Terms of the Group 1 Mortgage Loans

______________________________________________________________________________________________________________________________
                                                                        % of
                                                                      Aggregate
                                                                      Scheduled
                                                     Scheduled        Principal              Weighted    Weighted    Non-Zero
                                        Number       Principal        Balance     Weighted    Average    Average     Weighted
                                          of          Balance         as of the   Average     Stated     Original    Average
                                       Mortgage      as of the        Cut-off     Gross      Remaining   Loan-to-     Credit
               (months)                 Loans      Cut-off Date ($)     Date      Coupon (%)   Term      Value (%)    Score
______________________________________________________________________________________________________________________________
                 None                    107       355,078,952.81      88.08      8.217        395        65.61       715
                 120                      41       48,054,817.22       11.92      6.952        475        64.30       720
______________________________________________________________________________________________________________________________
                TOTAL                    148       403,133,770.03      100.00     8.067        405        65.45       715
______________________________________________________________________________________________________________________________

                                      Remaining Interest Only Terms of the Group 1 Mortgage Loans

______________________________________________________________________________________________________________________________
                                                                        % of
                                                                      Aggregate
                                                                      Scheduled
                                                     Scheduled        Principal              Weighted    Weighted    Non-Zero
                                        Number       Principal        Balance     Weighted    Average    Average     Weighted
                                          of          Balance         as of the   Average     Stated     Original    Average
                                       Mortgage      as of the        Cut-off     Gross      Remaining   Loan-to-     Credit
               (months)                 Loans      Cut-off Date ($)     Date      Coupon (%)   Term      Value (%)    Score
______________________________________________________________________________________________________________________________
                 None                    107       355,078,952.81      88.08      8.217        395        65.61       715
               61 - 120                   41       48,054,817.22       11.92      6.952        475        64.30       720
______________________________________________________________________________________________________________________________
                TOTAL                    148       403,133,770.03      100.00     8.067        405        65.45       715
______________________________________________________________________________________________________________________________

                                          Origination Channels of the Group 1 Mortgage Loans

_________________________________________________________________________________________________________________________________
                                                                            % of
                                                                          Aggregate
                                                                          Scheduled
                                                         Scheduled        Principal              Weighted    Weighted    Non-Zero
                                            Number       Principal        Balance     Weighted    Average    Average     Weighted
                                              of          Balance         as of the   Average     Stated     Original    Average
                                           Mortgage      as of the        Cut-off     Gross      Remaining   Loan-to-     Credit
                Channel                     Loans      Cut-off Date ($)     Date      Coupon (%)   Term      Value (%)    Score
_________________________________________________________________________________________________________________________________
                  Bulk                         93        344,272,819.46     85.40     8.231        397        65.45       713
             Correspondent                     55         58,860,950.57     14.60     7.103        453        65.48       726
_________________________________________________________________________________________________________________________________
                 TOTAL                        148        403,133,770.03    100.00     8.067        405        65.45       715
_________________________________________________________________________________________________________________________________

                                   Conversion and Modifiable Features of the Group 1 Mortgage Loans

______________________________________________________________________________________________________________________________
                                                                    % of
                                                                  Aggregate
                                                                  Scheduled
                                                  Scheduled       Principal             Weighted    Weighted    Non-Zero
                                     Number       Principal       Balance     Weighted   Average    Average     Weighted
                                       of          Balance        as of the   Average    Stated     Original    Average
         Converion and              Mortgage      as of the       Cut-off     Gross     Remaining   Loan-to-     Credit
       Modifiable Feature            Loans     Cut-off Date ($)    Date       Coupon(%)   Term      Value (%)     Score
______________________________________________________________________________________________________________________________
     Neither Convertible nor          146      402,465,344.29     99.83       8.069       405        65.49        715
           Modifiable
         Only Modifiable               1         205,039.99        0.05       7.625       472        66.67        813
        Only Convertible               1         463,385.75        0.11       6.250       472        28.54        794
______________________________________________________________________________________________________________________________
              TOTAL                   148      403,133,770.03     100.00      8.067       405        65.45        715
______________________________________________________________________________________________________________________________

                                 30-Day Delinquencies of the Group 1 Mortgage Loans Since Origination

______________________________________________________________________________________________________________________________
                                                                   % of
                                                                 Aggregate
                                                                 Scheduled
                                                  Scheduled      Principal              Weighted    Weighted    Non-Zero
                                     Number       Principal      Balance     Weighted    Average    Average     Weighted
                                       of          Balance       as of the   Average     Stated     Original    Average
                                    Mortgage      as of the      Cut-off     Gross      Remaining   Loan-to-     Credit
   Times 30-59 Days Deliquent        Loans    Cut-off Date ($)   Date        Coupon(%)    Term       Value (%)    Score
______________________________________________________________________________________________________________________________
______________________________________________________________________________________________________________________________
              None                    144      393,320,049.25     97.57       8.069       405        65.46        717
               One                     2        2,393,979.94       0.59       7.136       474        70.74        670
               Two                     2        7,419,740.84       1.84       8.244       395        63.35        663
______________________________________________________________________________________________________________________________
______________________________________________________________________________________________________________________________
              TOTAL                   148      403,133,770.03     100.00      8.067       405        65.45        715
______________________________________________________________________________________________________________________________

                                 60-Day Delinquencies of the Group 1 Mortgage Loans Since Origination

______________________________________________________________________________________________________________________________
                                                                   % of
                                                                 Aggregate
                                                                 Scheduled
                                                  Scheduled      Principal              Weighted    Weighted    Non-Zero
                                     Number       Principal      Balance     Weighted    Average    Average     Weighted
                                       of          Balance       as of the   Average     Stated     Original    Average
                                    Mortgage      as of the      Cut-off     Gross      Remaining   Loan-to-     Credit
   Times 60-89 Days Deliquent        Loans    Cut-off Date ($)   Date         (%)         Term       Value (%)    Score
_______________________________________________________________________________________________________________________________
              None                    148      403,133,770.03     100.00      8.067       405        65.45        715
______________________________________________________________________________________________________________________________
              TOTAL                   148      403,133,770.03     100.00      8.067       405        65.45        715
______________________________________________________________________________________________________________________________

                             90-Day or More Delinquencies of the Group 1 Mortgage Loans Since Origination

______________________________________________________________________________________________________________________________
                                                                   % of
                                                                 Aggregate
                                                                 Scheduled
                                                  Scheduled      Principal              Weighted    Weighted    Non-Zero
                                     Number       Principal      Balance     Weighted    Average    Average     Weighted
                                       of          Balance       as of the   Average     Stated     Original    Average
                                    Mortgage      as of the      Cut-off     Gross      Remaining   Loan-to-     Credit
   Times 90 or More Days Deliquent    Loans    Cut-off Date ($)   Date       Coupon(%)    Term       Value (%)    Score
______________________________________________________________________________________________________________________________
              None                    148      403,133,770.03     100.00      8.067       405        65.45        715
______________________________________________________________________________________________________________________________
              TOTAL                   148      403,133,770.03     100.00      8.067       405        65.45        715
______________________________________________________________________________________________________________________________

                                       Scheduled Principal Balance of the Group 2 Mortgage Loans

______________________________________________________________________________________________________________________________
                                                                        % of
                                                                      Aggregate
                                                                      Scheduled
                                                     Scheduled        Principal              Weighted    Weighted    Non-Zero
                                        Number       Principal        Balance     Weighted    Average    Average     Weighted
                                          of          Balance         as of the   Average     Stated     Original    Average
                                       Mortgage      as of the        Cut-off     Gross      Remaining   Loan-to-     Credit
                 ($)                    Loans      Cut-off Date ($)     Date      Coupon (%)   Term      Value (%)    Score
______________________________________________________________________________________________________________________________
          0.01 - 100,000.00               36        2,167,283.09        0.97      7.019        303        65.70       762
       100,000.01 - 200,000.00            44        6,523,822.85        2.91      6.564        313        71.72       740
       200,000.01 - 300,000.00            46       11,635,084.02        5.20      6.421        308        68.71       750
       300,000.01 - 400,000.00            44       15,356,440.84        6.86      6.390        322        68.83       739
       400,000.01 - 500,000.00            36       16,303,033.74        7.28      6.302        317        64.86       745
       500,000.01 - 600,000.00            22       12,349,939.42        5.52      6.368        340        68.23       759
       600,000.01 - 700,000.00            22       14,392,911.53        6.43      6.045        323        68.45       735
       700,000.01 - 800,000.00            17       12,975,442.90        5.80      6.310        324        70.05       740
       800,000.01 - 900,000.00            11        9,440,268.87        4.22      6.433        327        63.09       708
      900,000.01 - 1,000,000.00           18       17,524,532.12        7.83      6.111        332        61.38       745
     1,000,000.01 - 2,000,000.00          39       55,242,745.31       24.68      6.182        348        68.88       749
     2,000,000.01 - 3,000,000.00          5        13,068,148.99        5.84      6.319        357        71.74       723
     3,000,000.01 - 4,000,000.00          7        22,910,100.00       10.24      6.163        351        57.22       718
     4,000,000.01 - 5,000,000.00          3        13,950,000.00        6.23      6.451        346        53.15       690
______________________________________________________________________________________________________________________________
                TOTAL                    350       223,839,753.68      100.00     6.273        336        65.79       736
______________________________________________________________________________________________________________________________

                                          Minimum:                    $873
                                          Maximum:              $4,750,000
                                          Average:                $639,542

                                         Current Mortgage Rates of the Group 2 Mortgage Loans

______________________________________________________________________________________________________________________________
                                                                        % of
                                                                      Aggregate
                                                                      Scheduled
                                                     Scheduled        Principal              Weighted    Weighted    Non-Zero
                                        Number       Principal        Balance     Weighted    Average    Average     Weighted
                                          of          Balance         as of the   Average     Stated     Original    Average
                                       Mortgage      as of the        Cut-off     Gross      Remaining   Loan-to-     Credit
                 (%)                    Loans      Cut-off Date ($)     Date      Coupon (%)   Term      Value (%)    Score
______________________________________________________________________________________________________________________________
            3.501 - 4.000                 3         1,160,743.97        0.52      3.928        294        41.26       789
            4.001 - 4.500                 17        8,590,811.33        3.84      4.194        295        56.37       750
            4.501 - 5.000                 4         2,358,723.11        1.05      4.818        295        71.63       746
            5.001 - 5.500                 10        5,157,577.07        2.30      5.384        306        62.29       763
            5.501 - 6.000                 45       40,315,153.25       18.01      5.944        348        65.75       739
            6.001 - 6.500                134       114,850,661.28      51.31      6.266        347        68.61       734
            6.501 - 7.000                 52       27,978,261.18       12.50      6.831        323        57.21       739
            7.001 - 7.500                 74       20,193,548.76        9.02      7.391        302        68.94       726
            7.501 - 8.000                 11        3,234,273.73        1.44      7.670        302        56.09       725
______________________________________________________________________________________________________________________________
                TOTAL                    350       223,839,753.68      100.00     6.273        336        65.79       736
______________________________________________________________________________________________________________________________

                                          Minimum:                     3.750%
                                          Maximum:                     7.750%
                                          Weighted Average:            6.273%

                                              Credit Scores of the Group 2 Mortgage Loans

______________________________________________________________________________________________________________________________
                                                                        % of
                                                                      Aggregate
                                                                      Scheduled
                                                     Scheduled        Principal              Weighted    Weighted    Non-Zero
                                        Number       Principal        Balance     Weighted    Average    Average     Weighted
                                          of          Balance         as of the   Average     Stated     Original    Average
                                       Mortgage      as of the        Cut-off     Gross      Remaining   Loan-to-     Credit
                FICO                    Loans      Cut-off Date ($)     Date      Coupon (%)   Term      Value (%)    Score
______________________________________________________________________________________________________________________________
               0 - 550                    3         1,721,500.00        0.77      6.087        341        74.53       500
              601 - 650                   9         13,803,481.37       6.17      6.168        321        66.37       634
              651 - 700                   52        33,853,703.08       15.12     6.387        338        68.26       684
              701 - 750                  114        77,501,109.47       34.62     6.390        339        65.01       726
              751 - 800                  149        85,770,454.28       38.32     6.163        333        65.05       776
              801 - 850                   23        11,189,505.48       5.00      6.123        343        67.40       809
______________________________________________________________________________________________________________________________
                TOTAL                    350       223,839,753.68      100.00     6.273        336        65.79       736
______________________________________________________________________________________________________________________________

                                          Non-Zero Minimum:             500
                                          Maximum:                      819
                                          Non-Zero Weighted Average:    736

                                     Effective Loan-to-Value Ratios of the Group 2 Mortgage Loans

______________________________________________________________________________________________________________________________
                                                                        % of
                                                                      Aggregate
                                                                      Scheduled
                                                     Scheduled        Principal              Weighted    Weighted    Non-Zero
                                        Number       Principal        Balance     Weighted    Average    Average     Weighted
                                          of          Balance         as of the   Average     Stated     Original    Average
                                       Mortgage      as of the        Cut-off     Gross      Remaining   Loan-to-     Credit
                 (%)                    Loans      Cut-off Date ($)     Date      Coupon (%)   Term      Value (%)    Score
______________________________________________________________________________________________________________________________
            10.01 - 20.00                 3         1,427,950.20        0.64      6.875        296        18.78       751
            20.01 - 30.00                 10        3,741,539.75        1.67      5.265        313        25.17       727
            30.01 - 40.00                 11        8,231,450.50        3.68      6.131        338        36.62       751
            40.01 - 50.00                 33       25,130,200.63       11.23      6.484        328        46.18       738
            50.01 - 60.00                 38       33,062,424.71       14.77      6.193        336        57.08       727
            60.01 - 70.00                 83       54,091,558.86       24.17      6.323        333        66.68       732
            70.01 - 80.00                164       96,439,747.00       43.08      6.247        341        77.77       742
            80.01 - 90.00                 6         1,481,740.05        0.66      6.982        297        86.25       693
            90.01 - 100.00                2          233,141.98         0.10      7.316        296        94.94       741
______________________________________________________________________________________________________________________________
                TOTAL                    350       223,839,753.68      100.00     6.273        336        65.79       736
______________________________________________________________________________________________________________________________

                                          Minimum:                     16.13%
                                          Maximum:                     94.95%
                                          Weighted Average:            65.34%

                                      Original Loan-to-Value Ratios of the Group 2 Mortgage Loans

______________________________________________________________________________________________________________________________
                                                                        % of
                                                                      Aggregate
                                                                      Scheduled
                                                     Scheduled        Principal              Weighted    Weighted    Non-Zero
                                        Number       Principal        Balance     Weighted    Average    Average     Weighted
                                          of          Balance         as of the   Average     Stated     Original    Average
                                       Mortgage      as of the        Cut-off     Gross      Remaining   Loan-to-     Credit
                 (%)                    Loans      Cut-off Date ($)     Date      Coupon (%)   Term      Value (%)    Score
______________________________________________________________________________________________________________________________
            10.01 - 20.00                 3         1,427,950.20        0.64      6.875        296        18.78       751
            20.01 - 30.00                 10        3,741,539.75        1.67      5.265        313        25.17       727
            30.01 - 40.00                 11        8,231,450.50        3.68      6.131        338        36.62       751
            40.01 - 50.00                 32       24,413,240.86       10.91      6.458        329        44.82       741
            50.01 - 60.00                 37       32,704,543.95       14.61      6.180        336        56.61       727
            60.01 - 70.00                 80       53,581,939.58       23.94      6.313        334        66.43       731
            70.01 - 80.00                160       94,231,433.86       42.10      6.247        341        77.26       742
            80.01 - 90.00                 7         1,571,772.42        0.70      7.004        297        86.00       698
            90.01 - 100.00                10        3,935,882.56        1.76      6.732        318        97.72       716
______________________________________________________________________________________________________________________________
                TOTAL                    350       223,839,753.68      100.00     6.273        336        65.79       736
______________________________________________________________________________________________________________________________

                                          Minimum:                     16.13%
                                          Maximum:                    100.00%
                                          Weighted Average:            65.79%

                             Effective Loan-to-Value Ratios Greater than 80 of the Group 2 Mortgage Loans

______________________________________________________________________________________________________________________________
                                                                            % of
                                                                          Aggregate
                                                                          Scheduled
                                                         Scheduled        Principal              Weighted    Weighted    Non-Zero
                                            Number       Principal        Balance     Weighted    Average    Average     Weighted
                                              of          Balance         as of the   Average     Stated     Original    Average
                                           Mortgage      as of the        Cut-off     Gross      Remaining   Loan-to-     Credit
                                            Loans      Cut-off Date ($)     Date      Coupon (%)   Term      Value (%)    Score
______________________________________________________________________________________________________________________________
          LTV &gt; 80 No MI               1          421,063.12         0.19      7.500        298        85.05       643
          LTV &gt; 80 RADIAN              4          774,219.27         0.35      6.819        297        86.62       734
           LTV &gt; 80 RMIC               1          109,871.38         0.05      7.250        297        94.93       709
     LTV &gt; 80 United Guaranty          2          409,728.26         0.18      6.875        297        89.39       692
______________________________________________________________________________________________________________________________
                TOTAL                     8         1,714,882.03        0.77      7.027        297        87.43       700
______________________________________________________________________________________________________________________________

                                    Original Terms to Stated Maturity of the Group 2 Mortgage Loans

______________________________________________________________________________________________________________________________
                                                                        % of
                                                                      Aggregate
                                                                      Scheduled
                                                     Scheduled        Principal              Weighted    Weighted    Non-Zero
                                        Number       Principal        Balance     Weighted    Average    Average     Weighted
                                          of          Balance         as of the   Average     Stated     Original    Average
                                       Mortgage      as of the        Cut-off     Gross      Remaining   Loan-to-     Credit
              (months)                  Loans      Cut-off Date ($)     Date      Coupon (%)   Term      Value (%)    Score
______________________________________________________________________________________________________________________________
                 300                      1          224,301.58         0.10      7.250        232        79.99       714
                 351                      1          440,000.00         0.20      7.625        347        69.84       748
                 360                     344       220,792,303.13      98.64      6.259        335        65.75       737
                 480                      4         2,383,148.97        1.06      7.274        385        67.90       702
______________________________________________________________________________________________________________________________
                TOTAL                    350       223,839,753.68      100.00     6.273        336        65.79       736
______________________________________________________________________________________________________________________________

                                          Minimum:                      300
                                          Maximum:                      480
                                          Weighted Average:             361

                                   Remaining Terms to Stated Maturity of the Group 2 Mortgage Loans

______________________________________________________________________________________________________________________________
                                                                        % of
                                                                      Aggregate
                                                                      Scheduled
                                                     Scheduled        Principal              Weighted    Weighted    Non-Zero
                                        Number       Principal        Balance     Weighted    Average    Average     Weighted
                                          of          Balance         as of the   Average     Stated     Original    Average
                                       Mortgage      as of the        Cut-off     Gross      Remaining   Loan-to-     Credit
              (months)                  Loans      Cut-off Date ($)     Date      Coupon (%)   Term      Value (%)    Score
______________________________________________________________________________________________________________________________
              180 - 239                   1          224,301.58         0.10      7.250        232        79.99       714
              240 - 299                  165       57,297,461.86       25.60      6.352        295        62.02       742
              300 - 359                  180       163,934,841.27      73.24      6.230        349        67.06       735
              360 - 419                   4         2,383,148.97        1.06      7.274        385        67.90       702
______________________________________________________________________________________________________________________________
                TOTAL                    350       223,839,753.68      100.00     6.273        336        65.79       736
______________________________________________________________________________________________________________________________

                                          Minimum:                      232
                                          Maximum:                      417
                                          Weighted Average:             336

                                          Debt-to-Income Ratio of the Group 2 Mortgage Loans

______________________________________________________________________________________________________________________________
                                                                        % of
                                                                      Aggregate
                                                                      Scheduled
                                                     Scheduled        Principal              Weighted    Weighted    Non-Zero
                                        Number       Principal        Balance     Weighted    Average    Average     Weighted
                                          of          Balance         as of the   Average     Stated     Original    Average
                                       Mortgage      as of the        Cut-off     Gross      Remaining   Loan-to-     Credit
                 (%)                    Loans      Cut-off Date ($)     Date      Coupon (%)   Term      Value (%)    Score
______________________________________________________________________________________________________________________________
                 N/A                      7         2,386,946.54        1.07      6.526        316        57.09       749
             0.01 - 10.00                 27       20,459,453.21        9.14      6.274        337        63.21       711
            10.01 - 20.00                 44       21,976,648.33        9.82      6.328        335        58.88       745
            20.01 - 30.00                 67       54,092,299.78       24.17      6.359        335        62.51       731
            30.01 - 40.00                114       69,049,487.38       30.85      6.131        337        69.33       744
            40.01 - 50.00                 73       46,641,932.81       20.84      6.284        342        69.88       738
            50.01 - 60.00                 12        6,552,970.91        2.93      6.441        306        58.72       734
            60.01 - 70.00                 3         1,540,312.81        0.69      7.316        295        79.34       705
            70.01 - 80.00                 1          970,000.00         0.43      6.250        298        58.79       789
               80.01 +                    2          169,701.91         0.08      7.375        295        65.39       757
______________________________________________________________________________________________________________________________
                TOTAL                    350       223,839,753.68      100.00     6.273        336        65.79       736
______________________________________________________________________________________________________________________________

                                          Non-Zero Minimum:             2.07%
                                          Maximum:                    100.00%
                                          Non-Zero Weighted Average:   30.91%

                                              Product Types of the Group 2 Mortgage Loans

______________________________________________________________________________________________________________________________
                                                                        % of
                                                                      Aggregate
                                                                      Scheduled
                                                     Scheduled        Principal              Weighted    Weighted    Non-Zero
                                        Number       Principal        Balance     Weighted    Average    Average     Weighted
                                          of          Balance         as of the   Average     Stated     Original    Average
                                       Mortgage      as of the        Cut-off     Gross      Remaining   Loan-to-     Credit
           Product Type                 Loans      Cut-off Date ($)     Date      Coupon (%)   Term      Value (%)    Score
______________________________________________________________________________________________________________________________
1 MO ARM                                  1          135,651.03         0.06      6.500        301        59.32       744
1 MO ARM Interest-Only                    45       20,232,543.85        9.04      6.914        303        59.86       745
1 YR ARM                                  2          626,119.37         0.28      7.295        297        82.81       686
1 YR ARM Interest-Only                    1          674,161.44         0.30      6.250        314        70.00       634
3/1 YR Hybrid ARM                         19        4,699,782.78        2.10      7.468        318        60.58       723
3/1 YR Hybrid ARM Interest-Only           10        4,532,409.42        2.02      6.644        311        67.73       728
3/3 YR Hybrid ARM                         1          249,540.29         0.11      5.000        295        75.00       720
3/6 MO Hybrid ARM Interest-Only           1          134,999.89         0.06      7.250        297        50.00       808
5/1 MO Hybrid ARM Interest-Only           12        7,427,500.00        3.32      5.998        358        62.41       737
5/1 YR Hybrid ARM                         16        6,679,005.61        2.98      6.316        320        66.61       741
5/1 YR Hybrid ARM Interest-Only          192       159,704,906.49      71.35      6.114        342        65.78       737
5/6 MO Hybrid ARM                         1          87,927.86          0.04      7.000        359        80.00       763
5/6 MO Hybrid ARM Interest-Only           42       16,445,049.20        7.35      6.541        328        73.52       730
6 MO Hybrid ARM                           1          123,270.60         0.06      7.375        296        94.95       769
6 MO Hybrid ARM Interest-Only             6         2,086,885.85        0.93      7.174        296        71.71       740
______________________________________________________________________________________________________________________________
                TOTAL                    350       223,839,753.68      100.00     6.273        336        65.79       736
______________________________________________________________________________________________________________________________

                                            Amortization Type of the Group 2 Mortgage Loans

______________________________________________________________________________________________________________________________
                                                                        % of
                                                                      Aggregate
                                                                      Scheduled
                                                     Scheduled        Principal              Weighted    Weighted    Non-Zero
                                        Number       Principal        Balance     Weighted    Average    Average     Weighted
                                          of          Balance         as of the   Average     Stated     Original    Average
                                       Mortgage      as of the        Cut-off     Gross      Remaining   Loan-to-     Credit
            Interest Only Flag          Loans      Cut-off Date ($)     Date      Coupon (%)   Term      Value (%)    Score
______________________________________________________________________________________________________________________________
            Interest Only                309       211,238,456.14      94.37      6.243        337        65.80       737
          Not Interest Only               41       12,601,297.54        5.63      6.785        317        65.62       732
______________________________________________________________________________________________________________________________
                TOTAL                    350       223,839,753.68      100.00     6.273        336        65.79       736
______________________________________________________________________________________________________________________________

                                    Original Prepayment Penalty Terms of the Group 2 Mortgage Loans

______________________________________________________________________________________________________________________________
                                                                        % of
                                                                      Aggregate
                                                                      Scheduled
                                                     Scheduled        Principal              Weighted    Weighted    Non-Zero
                                        Number       Principal        Balance     Weighted    Average    Average     Weighted
                                          of          Balance         as of the   Average     Stated     Original    Average
                                       Mortgage      as of the        Cut-off     Gross      Remaining   Loan-to-     Credit
               (months)                 Loans      Cut-off Date ($)     Date      Coupon (%)   Term      Value (%)    Score
______________________________________________________________________________________________________________________________
                 None                    296       193,847,267.74      86.60      6.227        338        66.67       738
                  7                       1         1,283,200.00        0.57      6.125        358        75.00       780
                  12                      33       14,011,254.21        6.26      6.724        300        57.09       756
                  24                      2         2,200,000.00        0.98      6.284        357        51.72       715
                  36                      15        6,931,031.73        3.10      6.787        330        67.99       740
                  48                      1          500,000.00         0.22      5.950        358        28.57       747
                  60                      2         5,067,000.00        2.26      6.156        324        60.62       632
______________________________________________________________________________________________________________________________
                TOTAL                    350       223,839,753.68      100.00     6.273        336        65.79       736
______________________________________________________________________________________________________________________________

                                              Lien Position of the Group 2 Mortgage Loans

______________________________________________________________________________________________________________________________
                                                                        % of
                                                                      Aggregate
                                                                      Scheduled
                                                     Scheduled        Principal              Weighted    Weighted    Non-Zero
                                        Number       Principal        Balance     Weighted    Average    Average     Weighted
                                          of          Balance         as of the   Average     Stated     Original    Average
                                       Mortgage      as of the        Cut-off     Gross      Remaining   Loan-to-     Credit
              Lien Position             Loans      Cut-off Date ($)     Date      Coupon (%)   Term      Value (%)    Score
______________________________________________________________________________________________________________________________
              First Lien                 350       223,839,753.68      100.00     6.273        336        65.79       736
______________________________________________________________________________________________________________________________
                TOTAL                    350       223,839,753.68      100.00     6.273        336        65.79       736
______________________________________________________________________________________________________________________________

                                         Documentation Programs of the Group 2 Mortgage Loans

______________________________________________________________________________________________________________________________
                                                                        % of
                                                                      Aggregate
                                                                      Scheduled
                                                     Scheduled        Principal              Weighted    Weighted    Non-Zero
                                        Number       Principal        Balance     Weighted    Average    Average     Weighted
                                          of          Balance         as of the   Average     Stated     Original    Average
                                       Mortgage      as of the        Cut-off     Gross      Remaining   Loan-to-     Credit
             Documentation              Loans      Cut-off Date ($)     Date      Coupon (%)   Term      Value (%)    Score
______________________________________________________________________________________________________________________________
          Alternative Income              22        5,050,537.07        2.26      7.355        295        78.02       715
          Full Documentation             287       182,456,860.43      81.51      6.193        334        65.91       735
               No Ratio                   5         1,536,451.91        0.69      6.932        327        62.25       773
    Stated Income Verified Assets         36       34,795,904.27       15.55      6.508        351        63.56       748
______________________________________________________________________________________________________________________________
                TOTAL                    350       223,839,753.68      100.00     6.273        336        65.79       736
______________________________________________________________________________________________________________________________

                                              Loan Purpose of the Group 2 Mortgage Loans

______________________________________________________________________________________________________________________________
                                                                        % of
                                                                      Aggregate
                                                                      Scheduled
                                                     Scheduled        Principal              Weighted    Weighted    Non-Zero
                                        Number       Principal        Balance     Weighted    Average    Average     Weighted
                                          of          Balance         as of the   Average     Stated     Original    Average
                                       Mortgage      as of the        Cut-off     Gross      Remaining   Loan-to-     Credit
                Purpose                 Loans      Cut-off Date ($)     Date      Coupon (%)   Term      Value (%)    Score
______________________________________________________________________________________________________________________________
               Purchase                  109       63,258,967.00       28.26      6.335        338        73.58       746
          Cash Out Refinance             127       102,065,161.48      45.60      6.281        338        62.04       727
         Rate/Term Refinance             114       58,515,625.20       26.14      6.194        329        63.93       742
______________________________________________________________________________________________________________________________
                TOTAL                    350       223,839,753.68      100.00     6.273        336        65.79       736
______________________________________________________________________________________________________________________________

                                              Property Type of the Group 2 Mortgage Loans

______________________________________________________________________________________________________________________________
                                                                        % of
                                                                      Aggregate
                                                                      Scheduled
                                                     Scheduled        Principal              Weighted    Weighted    Non-Zero
                                        Number       Principal        Balance     Weighted    Average    Average     Weighted
                                          of          Balance         as of the   Average     Stated     Original    Average
                                       Mortgage      as of the        Cut-off     Gross      Remaining   Loan-to-     Credit
              Property Type             Loans      Cut-off Date ($)     Date      Coupon (%)   Term      Value (%)    Score
______________________________________________________________________________________________________________________________
              2-4 Family                  9         7,159,609.96        3.20      6.278        348        71.35       730
                Condo                     45       24,488,294.77       10.94      6.454        333        72.06       750
               Condotel                   2          547,500.00         0.24      6.162        358        58.98       774
             Cooperative                  5         1,807,690.72        0.81      6.847        324        64.86       739
             PUD Attached                 11        7,418,847.03        3.31      6.227        344        65.59       761
             PUD Detached                 72       33,319,324.83       14.89      6.376        328        68.47       744
            Single Family                202       147,442,486.37      65.87      6.215        337        63.81       731
              Townhouse                   4         1,656,000.00        0.74      6.308        358        75.70       742
______________________________________________________________________________________________________________________________
                TOTAL                    350       223,839,753.68      100.00     6.273        336        65.79       736
______________________________________________________________________________________________________________________________

                                         Stated Occupancy Status of the Group 2 Mortgage Loans

______________________________________________________________________________________________________________________________
                                                                        % of
                                                                      Aggregate
                                                                      Scheduled
                                                     Scheduled        Principal              Weighted    Weighted    Non-Zero
                                        Number       Principal        Balance     Weighted    Average    Average     Weighted
                                          of          Balance         as of the   Average     Stated     Original    Average
                                       Mortgage      as of the        Cut-off     Gross      Remaining   Loan-to-     Credit
              Occupancy                 Loans      Cut-off Date ($)     Date      Coupon (%)   Term      Value (%)    Score
______________________________________________________________________________________________________________________________
            Owner Occupied               253       166,491,502.32      74.38      6.265        332        65.61       736
             Second Home                  51       39,960,049.70       17.85      6.256        343        64.34       736
               Investor                   46       17,388,201.66        7.77      6.394        351        70.90       745
______________________________________________________________________________________________________________________________
                TOTAL                    350       223,839,753.68      100.00     6.273        336        65.79       736
______________________________________________________________________________________________________________________________

                                               Originators of the Group 2 Mortgage Loans

______________________________________________________________________________________________________________________________
                                                                        % of
                                                                      Aggregate
                                                                      Scheduled
                                                     Scheduled        Principal              Weighted    Weighted    Non-Zero
                                        Number       Principal        Balance     Weighted    Average    Average     Weighted
                                          of          Balance         as of the   Average     Stated     Original    Average
                                       Mortgage      as of the        Cut-off     Gross      Remaining   Loan-to-     Credit
              Originator                 Loans      Cut-off Date ($)     Date      Coupon (%)   Term      Value (%)    Score
______________________________________________________________________________________________________________________________
        Colonial Savings, F.A.            3         1,604,616.20        0.72      7.630        295        52.64       723
    First Horizon Home Loans Corp.        1          512,000.00         0.23      6.500        357        80.00       800
         First Republic Bank              19       10,054,483.15        4.49      6.400        341        62.87       730
  Morgan Stanley Credit Corporation       31        6,621,976.28        2.96      7.360        295        74.61       725
    Thornburg Mortgage and Others        295       204,712,555.12      91.45      6.218        337        65.73       737
      Wells Fargo Home Mortgage           1          334,122.93         0.15      7.750        295        57.30       679
______________________________________________________________________________________________________________________________
                TOTAL                    350       223,839,753.68      100.00     6.273        336        65.79       736
______________________________________________________________________________________________________________________________

                                         Geographic Distribution of the Group 2 Mortgage Loan

_____________________________________________________________________________________________________________________________
                                                                        % of
                                                                      Aggregate
                                                                      Scheduled
                                                     Scheduled        Principal              Weighted    Weighted    Non-Zero
                                        Number       Principal        Balance     Weighted    Average    Average     Weighted
                                          of          Balance         as of the   Average     Stated     Original    Average
                                       Mortgage      as of the        Cut-off     Gross      Remaining   Loan-to-     Credit
                State                   Loans      Cut-off Date ($)     Date      Coupon (%)   Term      Value (%)    Score
_____________________________________________________________________________________________________________________________
               Alabama                   5         1,342,435.20        0.60      6.674        304       77.90       751
               Arizona                   7         3,877,336.71        1.73      6.462        350       71.01       776
             California                  55       43,100,549.31       19.26      6.308        339       65.53       733
              Colorado                   26       21,243,308.50        9.49      6.416        347       60.63       741
             Connecticut                 6        10,355,999.55        4.63      6.105        336       61.56       677
              Delaware                   1          52,189.26          0.02      7.250        294       55.91       776
               Florida                   34       25,320,419.78       11.31      6.202        331       64.04       726
               Georgia                   59       19,884,259.31        8.88      6.256        302       61.93       748
               Hawaii                    3         3,501,396.63        1.56      5.932        356       69.43       705
                Idaho                    1          163,559.53         0.07      6.500        329       80.00       702
              Illinois                   11        6,200,166.05        2.77      6.387        344       71.45       765
               Indiana                   2          707,062.56         0.32      7.207        299       71.98       781
                Iowa                     1          182,568.74         0.08      7.500        295       82.71       696
              Maryland                   5         9,012,069.76        4.03      6.370        356       65.24       719
            Massachusetts                19       11,162,211.34        4.99      6.240        330       64.45       731
              Michigan                   4         2,874,766.42        1.28      6.541        332       73.06       731
              Minnesota                  5         3,858,249.39        1.72      5.920        345       76.57       739
               Montana                   1          650,000.00         0.29      6.875        359       60.47       756
               Nevada                    6         2,698,900.00        1.21      6.698        356       76.17       729
             New Jersey                  3         2,246,032.37        1.00      6.210        349       75.27       665
             New Mexico                  13        6,943,060.33        3.10      6.179        329       75.16       749
              New York                   16       15,433,993.50        6.90      6.344        346       68.35       744
           North Carolina                11        5,013,748.36        2.24      5.891        321       69.78       774
                Ohio                     3          253,274.94         0.11      7.099        302       74.14       735
              Oklahoma                   1          85,127.47          0.04      6.125        320       68.48       817
               Oregon                    4          902,444.48         0.40      6.248        350       73.49       759
            Pennsylvania                 5         1,732,355.10        0.77      6.223        345       78.33       760
           South Carolina                5         1,321,531.05        0.59      5.461        304       80.20       756
              Tennessee                  1          211,113.37         0.09      7.375        295       45.33       680
                Texas                    4         1,081,287.40        0.48      6.784        312       75.39       733
                Utah                     7         3,710,443.11        1.66      6.510        345       56.31       759
               Vermont                   1          233,667.59         0.10      7.625        295       50.99       765
              Virginia                   17       13,822,531.86        6.18      6.128        336       61.40       751
             Washington                  3         1,590,350.00        0.71      6.474        358       80.00       731
            West Virginia                1          440,920.14         0.20      7.375        296       52.12       798
              Wisconsin                  4         2,630,424.57        1.18      5.529        341       68.24       758
_____________________________________________________________________________________________________________________________
               TOTAL                   350       223,839,753.68      100.00     6.273        336       65.79       736
_____________________________________________________________________________________________________________________________

                                              Gross Margins of the Group 2 Mortgage Loans

______________________________________________________________________________________________________________________________
                                                                        % of
                                                                      Aggregate
                                                                      Scheduled
                                                     Scheduled        Principal              Weighted    Weighted    Non-Zero
                                        Number       Principal        Balance     Weighted    Average    Average     Weighted
                                          of          Balance         as of the   Average     Stated     Original    Average
                                       Mortgage      as of the        Cut-off     Gross      Remaining   Loan-to-     Credit
                 (%)                    Loans      Cut-off Date ($)     Date      Coupon (%)   Term      Value (%)    Score
______________________________________________________________________________________________________________________________
            0.501 - 1.000                 1          333,728.90         0.15      3.750        295        23.60       786
            1.001 - 1.500                 32       11,980,258.62        5.35      6.827        301        58.86       748
            1.501 - 2.000                273       191,842,340.96      85.71      6.172        339        66.26       737
            2.001 - 2.500                 42       19,144,246.02        8.55      6.954        325        66.16       726
            2.501 - 3.000                 2          539,179.18         0.24      7.417        295        65.26       715
______________________________________________________________________________________________________________________________
                TOTAL                    350       223,839,753.68      100.00     6.273        336        65.79       736
______________________________________________________________________________________________________________________________

                                                            Minimum: 1.000%
                                                            Maximum: 2.750%
                                                       Weighted Average: 1.895%

                                         Minimum Mortgage Rates of the Group 2 Mortgage Loans

______________________________________________________________________________________________________________________________
                                                                        % of
                                                                      Aggregate
                                                                      Scheduled
                                                     Scheduled        Principal              Weighted    Weighted    Non-Zero
                                        Number       Principal        Balance     Weighted    Average    Average     Weighted
                                          of          Balance         as of the   Average     Stated     Original    Average
                                       Mortgage      as of the        Cut-off     Gross      Remaining   Loan-to-     Credit
                 (%)                    Loans      Cut-off Date ($)     Date      Coupon (%)   Term      Value (%)    Score
______________________________________________________________________________________________________________________________
            0.501 - 1.000                 1          333,728.90         0.15      3.750        295        23.60       786
            1.001 - 1.500                 11        3,404,566.94        1.52      6.737        315        61.76       752
            1.501 - 2.000                268       190,529,726.54      85.12      6.165        339        66.30       737
            2.001 - 2.500                 41       19,532,328.87        8.73      6.928        324        66.07       725
            2.501 - 3.000                 26        9,441,298.53        4.22      6.950        295        57.30       749
            3.001 - 3.500                 3          598,103.90         0.27      7.573        296        75.73       775
______________________________________________________________________________________________________________________________
                TOTAL                    350       223,839,753.68      100.00     6.273        336        65.79       736
______________________________________________________________________________________________________________________________

                                          Minimum:                     1.000%
                                          Maximum:                     3.375%
                                          Weighted Average:            1.959%

                                         Maximum Mortgage Rates of the Group 2 Mortgage Loans

______________________________________________________________________________________________________________________________
                                                                        % of
                                                                      Aggregate
                                                                      Scheduled
                                                     Scheduled        Principal              Weighted    Weighted    Non-Zero
                                        Number       Principal        Balance     Weighted    Average    Average     Weighted
                                          of          Balance         as of the   Average     Stated     Original    Average
                                       Mortgage      as of the        Cut-off     Gross      Remaining   Loan-to-     Credit
                 (%)                    Loans      Cut-off Date ($)     Date      Coupon (%)   Term      Value (%)    Score
______________________________________________________________________________________________________________________________
            8.001 - 8.500                 3          487,967.32         0.22      6.824        296        71.05       768
            8.501 - 9.000                 6         2,366,448.83        1.06      5.466        295        42.17       771
            9.001 - 9.500                 20        9,397,440.78        4.20      4.639        294        56.54       744
            9.501 - 10.000                7         3,310,823.83        1.48      5.098        295        70.05       746
           10.001 - 10.500                22        6,853,610.89        3.06      5.887        304        62.77       755
           10.501 - 11.000                80       53,812,939.22       24.04      6.257        335        64.76       739
           11.001 - 11.500               133       111,448,616.38      49.79      6.290        346        68.42       735
           11.501 - 12.000                50       25,540,208.77       11.41      6.824        335        62.40       725
           12.001 - 12.500                19        4,717,074.28        2.11      6.922        320        75.35       738
           12.501 - 13.000                9         5,663,873.38        2.53      7.183        310        56.84       742
           16.001 - 16.500                1          240,750.00         0.11      7.625        294        73.85       782
______________________________________________________________________________________________________________________________
                TOTAL                    350       223,839,753.68      100.00     6.273        336        65.79       736
______________________________________________________________________________________________________________________________

                                          Minimum:                      8.125%
                                          Maximum:                     16.375%
                                          Weighted Average:            11.148%

                                            Initial Rate Caps of the Group 2 Mortgage Loans

______________________________________________________________________________________________________________________________
                                                                        % of
                                                                      Aggregate
                                                                      Scheduled
                                                     Scheduled        Principal              Weighted    Weighted    Non-Zero
                                        Number       Principal        Balance     Weighted    Average    Average     Weighted
                                          of          Balance         as of the   Average     Stated     Original    Average
                                       Mortgage      as of the        Cut-off     Gross      Remaining   Loan-to-     Credit
                 (%)                    Loans      Cut-off Date ($)     Date      Coupon (%)   Term      Value (%)    Score
______________________________________________________________________________________________________________________________
                 None                     58       27,795,694.88       12.42      6.667        317        60.54       743
                1.000                     7         2,210,156.45        0.99      7.185        296        73.01       742
                2.000                     5         2,214,153.74        0.99      6.739        306        68.98       684
                4.000                     30        9,282,609.45        4.15      6.986        314        64.43       728
                5.000                    219       175,715,162.88      78.50      6.115        342        66.23       737
                6.000                     31        6,621,976.28        2.96      7.360        295        74.61       725
______________________________________________________________________________________________________________________________
                TOTAL                    350       223,839,753.68      100.00     6.273        336        65.79       736
______________________________________________________________________________________________________________________________

                                          Non-Zero Minimum:            1.000%
                                          Maximum:                     6.000%
                                          Non-Zero Weighted Average:   4.907%

                                      Subsequent Periodic Rate Caps of the Group 2 Mortgage Loans

______________________________________________________________________________________________________________________________
                                                                        % of
                                                                      Aggregate
                                                                      Scheduled
                                                     Scheduled        Principal              Weighted    Weighted    Non-Zero
                                        Number       Principal        Balance     Weighted    Average    Average     Weighted
                                          of          Balance         as of the   Average     Stated     Original    Average
                                       Mortgage      as of the        Cut-off     Gross      Remaining   Loan-to-     Credit
                 (%)                    Loans      Cut-off Date ($)     Date      Coupon (%)   Term      Value (%)    Score
______________________________________________________________________________________________________________________________
                 None                     58       27,795,694.88       12.42      6.667        317        60.54       743
                1.000                     20       11,789,824.73        5.27      6.371        341        71.76       735
                2.000                    272       184,254,234.07      82.32      6.208        338        66.20       736
______________________________________________________________________________________________________________________________
                TOTAL                    350       223,839,753.68      100.00     6.273        336        65.79       736
______________________________________________________________________________________________________________________________

                                          Non-Zero Minimum:            1.000%
                                          Maximum:                     2.000%
                                          Non-Zero Weighted Average:   1.940%

                                     Months to Next Rate Adjustment of the Group 2 Mortgage Loans

______________________________________________________________________________________________________________________________
                                                                        % of
                                                                      Aggregate
                                                                      Scheduled
                                                     Scheduled        Principal              Weighted    Weighted    Non-Zero
                                        Number       Principal        Balance     Weighted    Average    Average     Weighted
                                          of          Balance         as of the   Average     Stated     Original    Average
                                       Mortgage      as of the        Cut-off     Gross      Remaining   Loan-to-     Credit
               (months)                 Loans      Cut-off Date ($)     Date      Coupon (%)   Term      Value (%)    Score
______________________________________________________________________________________________________________________________
                1 - 12                   137       45,377,302.82       20.27      6.900        302        64.89       735
               13 - 24                    18        9,813,131.03        4.38      4.484        296        55.73       751
               25 - 36                    5         2,940,813.67        1.31      6.103        321        64.99       755
               37 - 48                    9         3,816,800.71        1.71      5.494        295        60.59       748
               49 - 60                   181       161,891,705.45      72.32      6.228        349        66.79       735
______________________________________________________________________________________________________________________________
                TOTAL                    350       223,839,753.68      100.00     6.273        336        65.79       736
______________________________________________________________________________________________________________________________

                                                Servicers of the Group 2 Mortgage Loans

_________________________________________________________________________________________________________________________________
                                                                             % of
                                                                            Aggregate
                                                                            Scheduled
                                                            Scheduled       Principal             Weighted   Weighted    Non-Zero
                                                Number      Principal       Balance   Weighted    Average    Average     Weighted
                                                  of        Balance         as of the  Average     Stated    Original    Average
                                               Mortgage     as of the       Cut-off    Gross     Remaining   Loan-to-     Credit
                 Servicer                       Loans    Cut-off Date ($)    Date     Coupon (%)   Term      Value (%)    Score
_________________________________________________________________________________________________________________________________
            Colonial Savings, F.A.                3       1,604,616.20      0.72      7.630        295        52.64       723
        First Horizon Home Loans Corp.            1        512,000.00       0.23      6.500        357        80.00       800
             First Republic Bank                  19     10,054,483.15      4.49      6.400        341        62.87       730
      Morgan Stanley Credit Corporation           31      6,621,976.28      2.96      7.360        295        74.61       725
     Thornburg Mortgage Home Loans, Inc.         295     204,712,555.12    91.45      6.218        337        65.73       737
            Wells Fargo Bank, N.A.                1        334,122.93       0.15      7.750        295        57.30       679
_________________________________________________________________________________________________________________________________
                    TOTAL                        350     223,839,753.68    100.00     6.273        336        65.79       736
_________________________________________________________________________________________________________________________________

                                           Interest Only Terms of the Group 2 Mortgage Loans

______________________________________________________________________________________________________________________________
                                                                        % of
                                                                      Aggregate
                                                                      Scheduled
                                                     Scheduled        Principal              Weighted    Weighted    Non-Zero
                                        Number       Principal        Balance     Weighted    Average    Average     Weighted
                                          of          Balance         as of the   Average     Stated     Original    Average
                                       Mortgage      as of the        Cut-off     Gross      Remaining   Loan-to-     Credit
               (months)                 Loans      Cut-off Date ($)     Date      Coupon (%)   Term      Value (%)    Score
______________________________________________________________________________________________________________________________
                 None                     41       12,601,297.54        5.63      6.785        317        65.62       732
                  36                      1         1,081,500.00        0.48      6.500        358        70.00       771
                  60                      56       39,850,243.03       17.80      6.484        348        63.16       739
                 120                     252       170,306,713.11      76.08      6.185        334        66.39       736
______________________________________________________________________________________________________________________________
                TOTAL                    350       223,839,753.68      100.00     6.273        336        65.79       736
______________________________________________________________________________________________________________________________

                                      Remaining Interest Only Terms of the Group 2 Mortgage Loans

______________________________________________________________________________________________________________________________
                                                                        % of
                                                                      Aggregate
                                                                      Scheduled
                                                     Scheduled        Principal              Weighted    Weighted    Non-Zero
                                        Number       Principal        Balance     Weighted    Average    Average     Weighted
                                          of          Balance         as of the   Average     Stated     Original    Average
                                       Mortgage      as of the        Cut-off     Gross      Remaining   Loan-to-     Credit
               (months)                 Loans      Cut-off Date ($)     Date      Coupon (%)   Term      Value (%)    Score
______________________________________________________________________________________________________________________________
                 None                     72       19,223,273.82        8.59      6.983        310        68.72       729
                1 - 60                   130       77,994,001.13       34.84      6.216        324        60.55       743
               61 - 120                  148       126,622,478.73      56.57      6.201        347        68.58       733
______________________________________________________________________________________________________________________________
                TOTAL                    350       223,839,753.68      100.00     6.273        336        65.79       736
______________________________________________________________________________________________________________________________

                                          Origination Channels of the Group 2 Mortgage Loans

______________________________________________________________________________________________________________________________
                                                                        % of
                                                                     Aggregate
                                                                     Scheduled
                                                     Scheduled       Principal              Weighted    Weighted    Non-Zero
                                        Number       Principal        Balance    Weighted    Average    Average     Weighted
                                          of          Balance        as of the   Average     Stated     Original    Average
                                       Mortgage      as of the        Cut-off    Gross      Remaining   Loan-to-     Credit
                 Channel                 Loans     Cut-off Date ($)     Date     Coupon (%)   Term      Value (%)    Score
______________________________________________________________________________________________________________________________
                   Bulk                   34        8,443,000.18       3.77      7.400        308        72.18       720
               Correspondent             217      152,155,228.45      67.98      6.235        337        66.07       736
                  Retail                  80       34,682,148.20      15.49      5.995        317        65.39       741
                 Wholesale                19       28,559,376.85      12.76      6.481        358        62.93       740
______________________________________________________________________________________________________________________________
                   TOTAL                 350      223,839,753.68     100.00      6.273        336        65.79       736
______________________________________________________________________________________________________________________________

                                   Conversion and Modifiable Features of the Group 2 Mortgage Loans

______________________________________________________________________________________________________________________________
                                                                    % of
                                                                  Aggregate
                                                                  Scheduled
                                                  Scheduled       Principal             Weighted    Weighted    Non-Zero
                                     Number       Principal       Balance     Weighted   Average    Average     Weighted
                                       of          Balance        as of the   Average    Stated     Original    Average
         Converion and              Mortgage      as of the       Cut-off     Gross     Remaining   Loan-to-     Credit
       Modifiable Feature            Loans     Cut-off Date ($)    Date       Coupon(%)   Term      Value (%)     Score
______________________________________________________________________________________________________________________________
     Neither Convertible nor          221      158,413,726.82     70.77       6.398       344        66.81        733
           Modifiable
         Only Modifiable              94       50,930,894.12      22.75       5.842       320        64.67        746
        Only Convertible               3         964,466.26        0.43       6.035       294        62.98        693
   Convertible and Modifiable         32       13,530,666.48       6.04       6.461       295        58.31        748
______________________________________________________________________________________________________________________________
              TOTAL                   350      223,839,753.68     100.00      6.273       336        65.79        736
______________________________________________________________________________________________________________________________

                                 30-Day Delinquencies of the Group 2 Mortgage Loans Since Origination

______________________________________________________________________________________________________________________________
                                                                    % of
                                                                  Aggregate
                                                                  Scheduled
                                                  Scheduled       Principal             Weighted    Weighted    Non-Zero
                                     Number       Principal       Balance     Weighted   Average    Average     Weighted
                                       of          Balance        as of the   Average    Stated     Original    Average
                                   Mortgage      as of the       Cut-off      Gross     Remaining   Loan-to-     Credit
    Times 30-59 Days Deliquent       Loans     Cut-off Date ($)    Date       Coupon(%)   Term      Value (%)     Score
______________________________________________________________________________________________________________________________
              None                    339      218,225,804.12     97.49       6.267       336        65.82        737
               One                     7        3,908,417.76       1.75       6.320       336        63.01        717
               Two                     1         349,451.37        0.16       6.625       295        70.00        679
              Three                    1         109,871.38        0.05       7.250       297        94.93        709
              Four                     1         356,248.00        0.16       7.500       415        75.00        673
              Five                     1         889,961.05        0.40       7.000       297        62.24        682
______________________________________________________________________________________________________________________________
              TOTAL                   350      223,839,753.68     100.00      6.273       336        65.79        736
______________________________________________________________________________________________________________________________

                                 60-Day Delinquencies of the Group 2 Mortgage Loans Since Origination

______________________________________________________________________________________________________________________________
                                                                    % of
                                                                  Aggregate
                                                                  Scheduled
                                                  Scheduled       Principal             Weighted    Weighted    Non-Zero
                                     Number       Principal       Balance     Weighted   Average    Average     Weighted
                                       of          Balance        as of the   Average    Stated     Original    Average
                                   Mortgage      as of the       Cut-off     Gross     Remaining   Loan-to-     Credit
    Times 60-89 Days Deliquent       Loans     Cut-off Date ($)    Date      Coupon(%)    Term      Value (%)     Score
______________________________________________________________________________________________________________________________
              None                    348      223,373,634.30     99.79       6.271       336        65.76        737
               One                     2         466,119.38        0.21       7.441       387        79.70        681
______________________________________________________________________________________________________________________________
              TOTAL                   350      223,839,753.68     100.00      6.273       336        65.79        736
______________________________________________________________________________________________________________________________

                             90-Day or More Delinquencies of the Group 2 Mortgage Loans Since Origination

______________________________________________________________________________________________________________________________
                                                                    % of
                                                                  Aggregate
                                                                  Scheduled
                                                  Scheduled       Principal             Weighted    Weighted    Non-Zero
                                     Number       Principal       Balance     Weighted   Average    Average     Weighted
                                       of          Balance        as of the   Average    Stated     Original    Average
                                   Mortgage      as of the        Cut-off     Gross     Remaining   Loan-to-     Credit
 Times 90 or More Days Deliquent     Loans     Cut-off Date ($)    Date       Coupon(%)   Term      Value (%)     Score
______________________________________________________________________________________________________________________________
              None                    349      223,483,505.68     99.84       6.271       336        65.78        737
               One                     1         356,248.00        0.16       7.500       415        75.00        673
______________________________________________________________________________________________________________________________
              TOTAL                   350      223,839,753.68     100.00      6.273       336        65.79        736
______________________________________________________________________________________________________________________________

                                       Scheduled Principal Balance of the Group 3 Mortgage Loans

______________________________________________________________________________________________________________________________
                                                                        % of
                                                                      Aggregate
                                                                      Scheduled
                                                     Scheduled        Principal              Weighted    Weighted    Non-Zero
                                        Number       Principal        Balance     Weighted    Average    Average     Weighted
                                          of          Balance         as of the   Average     Stated     Original    Average
                                       Mortgage      as of the        Cut-off     Gross      Remaining   Loan-to-     Credit
                 ($)                    Loans      Cut-off Date ($)     Date      Coupon (%)   Term      Value (%)    Score
______________________________________________________________________________________________________________________________
          0.01 - 100,000.00               8          694,419.24         0.14      6.160        326        62.74       738
       100,000.01 - 200,000.00            60        9,765,836.13        1.93      6.348        341        72.50       747
       200,000.01 - 300,000.00            68       17,080,698.58        3.37      6.332        338        70.14       760
       300,000.01 - 400,000.00            37       13,114,788.95        2.59      6.244        344        72.51       750
       400,000.01 - 500,000.00            51       23,419,515.54        4.62      6.290        346        73.17       733
       500,000.01 - 600,000.00            40       22,169,053.53        4.37      6.345        346        72.73       751
       600,000.01 - 700,000.00            38       24,486,205.55        4.83      6.378        352        73.94       757
       700,000.01 - 800,000.00            22       16,578,765.83        3.27      6.376        346        75.63       736
       800,000.01 - 900,000.00            17       14,391,386.67        2.84      6.294        347        74.58       741
      900,000.01 - 1,000,000.00           26       25,205,992.25        4.97      6.282        351        64.09       768
     1,000,000.01 - 2,000,000.00         122       182,557,447.42      36.01      6.377        355        72.13       750
     2,000,000.01 - 3,000,000.00          37       89,798,969.33       17.71      6.275        355        69.17       745
     3,000,000.01 - 4,000,000.00          9        30,547,478.12        6.02      6.408        358        60.39       734
     4,000,000.01 - 5,000,000.00          1         4,750,000.00        0.94      5.900        357        60.90       774
     5,000,000.01 - 6,000,000.00          1         5,225,000.00        1.03      6.750        359        55.00       726
     6,000,000.01 - 7,000,000.00          1         6,900,000.00        1.36      6.500        358        46.00       798
     7,000,000.01 - 8,000,000.00          1         7,837,500.00        1.55      7.000        358        55.00       742
           10,000,000.01 +                1        12,500,000.00        2.47      7.000        330        54.35       763
______________________________________________________________________________________________________________________________
                TOTAL                    540       507,023,057.14      100.00     6.369        352        69.44       749
______________________________________________________________________________________________________________________________

                                          Minimum:                    $67,500
                                          Maximum:                $12,500,000
                                          Average:                   $938,932

                                         Current Mortgage Rates of the Group 3 Mortgage Loans

______________________________________________________________________________________________________________________________
                                                                        % of
                                                                      Aggregate
                                                                      Scheduled
                                                     Scheduled        Principal              Weighted    Weighted    Non-Zero
                                        Number       Principal        Balance     Weighted    Average    Average     Weighted
                                          of          Balance         as of the   Average     Stated     Original    Average
                                       Mortgage      as of the        Cut-off     Gross      Remaining   Loan-to-     Credit
                 (%)                    Loans      Cut-off Date ($)     Date      Coupon (%)   Term      Value (%)    Score
______________________________________________________________________________________________________________________________
            4.001 - 4.500                 2         1,584,427.61        0.31      4.375        297        79.79       760
            4.501 - 5.000                 2         1,284,647.60        0.25      4.709        295        63.98       709
            5.001 - 5.500                 1          348,998.08         0.07      5.375        297        37.53       782
            5.501 - 6.000                 55       54,787,150.18       10.81      5.939        356        71.72       757
            6.001 - 6.500                375       335,728,943.57      66.22      6.309        351        69.99       751
            6.501 - 7.000                100       107,528,918.51      21.21      6.784        355        66.41       740
            7.001 - 7.500                 5         5,759,971.59        1.14      7.158        353        72.74       706
______________________________________________________________________________________________________________________________
                TOTAL                    540       507,023,057.14      100.00     6.369        352        69.44       749
______________________________________________________________________________________________________________________________

                                          Minimum:                     4.375%
                                          Maximum:                     7.250%
                                          Weighted Average:            6.369%

                                              Credit Scores of the Group 3 Mortgage Loans

______________________________________________________________________________________________________________________________
                                                                        % of
                                                                      Aggregate
                                                                      Scheduled
                                                     Scheduled        Principal              Weighted    Weighted    Non-Zero
                                        Number       Principal        Balance     Weighted    Average    Average     Weighted
                                          of          Balance         as of the   Average     Stated     Original    Average
                                       Mortgage      as of the        Cut-off     Gross      Remaining   Loan-to-     Credit
                 FICO                   Loans      Cut-off Date ($)     Date      Coupon (%)   Term      Value (%)    Score
______________________________________________________________________________________________________________________________
                 N/A                      1         2,630,000.00        0.52      7.000        358        48.88        0
              601 - 650                   11        5,933,145.18        1.17      6.220        334        61.99       624
              651 - 700                   66        61,699,222.09       12.17     6.440        351        71.20       683
              701 - 750                  157       148,626,316.09       29.31     6.381        353        70.51       725
              751 - 800                  254       258,149,355.95       50.91     6.349        353        68.61       775
              801 - 850                   51        29,985,017.83       5.91      6.302        348        70.97       806
______________________________________________________________________________________________________________________________
                TOTAL                    540       507,023,057.14      100.00     6.369        352        69.44       749
______________________________________________________________________________________________________________________________

                                          Non-Zero Minimum:             601
                                          Maximum:                      819
                                          Non-Zero Weighted Average:    749

                                     Effective Loan-to-Value Ratios of the Group 3 Mortgage Loans

______________________________________________________________________________________________________________________________
                                                                        % of
                                                                      Aggregate
                                                                      Scheduled
                                                     Scheduled        Principal              Weighted    Weighted    Non-Zero
                                        Number       Principal        Balance     Weighted    Average    Average     Weighted
                                          of          Balance         as of the   Average     Stated     Original    Average
                                       Mortgage      as of the        Cut-off     Gross      Remaining   Loan-to-     Credit
                 (%)                    Loans      Cut-off Date ($)     Date      Coupon (%)   Term      Value (%)    Score
______________________________________________________________________________________________________________________________
            10.01 - 20.00                 2          930,000.00         0.18      6.371        357        14.74       802
            20.01 - 30.00                 7         7,817,104.24        1.54      6.250        350        24.67       761
            30.01 - 40.00                 12        7,211,875.45        1.42      6.281        348        36.32       777
            40.01 - 50.00                 28       36,256,376.60        7.15      6.331        355        46.53       760
            50.01 - 60.00                 42       56,418,750.58       11.13      6.631        346        55.73       746
            60.01 - 70.00                 84       108,855,729.79      21.47      6.360        351        66.44       738
            70.01 - 80.00                362       288,660,455.99      56.93      6.332        353        78.29       751
            80.01 - 90.00                 2          599,800.00         0.12      6.041        332        84.95       676
            90.01 - 100.00                1          272,964.49         0.05      6.125        321        95.00       771
______________________________________________________________________________________________________________________________
                TOTAL                    540       507,023,057.14      100.00     6.369        352        69.44       749
______________________________________________________________________________________________________________________________

                                          Minimum:                     12.00%
                                          Maximum:                     95.00%
                                          Weighted Average:            69.13%

                                      Original Loan-to-Value Ratios of the Group 3 Mortgage Loans

______________________________________________________________________________________________________________________________
                                                                        % of
                                                                      Aggregate
                                                                      Scheduled
                                                     Scheduled        Principal              Weighted    Weighted    Non-Zero
                                        Number       Principal        Balance     Weighted    Average    Average     Weighted
                                          of          Balance         as of the   Average     Stated     Original    Average
                                       Mortgage      as of the        Cut-off     Gross      Remaining   Loan-to-     Credit
                 (%)                    Loans      Cut-off Date ($)     Date      Coupon (%)   Term      Value (%)    Score
______________________________________________________________________________________________________________________________
            10.01 - 20.00                 2          930,000.00         0.18      6.371        357        14.74       802
            20.01 - 30.00                 7         7,817,104.24        1.54      6.250        350        24.67       761
            30.01 - 40.00                 12        7,211,875.45        1.42      6.281        348        36.32       777
            40.01 - 50.00                 28       36,256,376.60        7.15      6.331        355        46.53       760
            50.01 - 60.00                 42       56,418,750.58       11.13      6.631        346        55.73       746
            60.01 - 70.00                 84       108,855,729.79      21.47      6.360        351        66.44       738
            70.01 - 80.00                354       279,242,573.52      55.07      6.337        353        77.77       751
            80.01 - 90.00                 5         5,522,378.41        1.09      6.097        354        87.62       743
            90.01 - 100.00                6         4,768,268.55        0.94      6.235        352        99.71       779
______________________________________________________________________________________________________________________________
                TOTAL                    540       507,023,057.14      100.00     6.369        352        69.44       749
______________________________________________________________________________________________________________________________

                                          Minimum:                     12.00%
                                          Maximum:                    100.00%
                                          Weighted Average:            69.44%

                             Effective Loan-to-Value Ratios Greater than 80 of the Group 3 Mortgage Loans

______________________________________________________________________________________________________________________________
                                                                            % of
                                                                          Aggregate
                                                                          Scheduled
                                                         Scheduled        Principal              Weighted    Weighted    Non-Zero
                                            Number       Principal        Balance     Weighted    Average    Average     Weighted
                                              of          Balance         as of the   Average     Stated     Original    Average
                                           Mortgage      as of the        Cut-off     Gross      Remaining   Loan-to-     Credit
                                            Loans      Cut-off Date ($)     Date      Coupon (%)   Term      Value (%)    Score
______________________________________________________________________________________________________________________________
          LTV &gt; 80 RADIAN              1          134,800.00         0.03      5.750        358        90.00       735
          LTV &gt; 80 TRIAD               1          465,000.00         0.09      6.125        324        83.48       659
     LTV &gt; 80 United Guaranty          1          272,964.49         0.05      6.125        321        95.00       771
______________________________________________________________________________________________________________________________
                TOTAL                     3          872,764.49         0.17      6.067        328        88.09       706
______________________________________________________________________________________________________________________________

                                    Original Terms to Stated Maturity of the Group 3 Mortgage Loans

______________________________________________________________________________________________________________________________
                                                                        % of
                                                                      Aggregate
                                                                      Scheduled
                                                     Scheduled        Principal              Weighted    Weighted    Non-Zero
                                        Number       Principal        Balance     Weighted    Average    Average     Weighted
                                          of          Balance         as of the   Average     Stated     Original    Average
                                       Mortgage      as of the        Cut-off     Gross      Remaining   Loan-to-     Credit
               (months)                 Loans      Cut-off Date ($)     Date      Coupon (%)   Term      Value (%)    Score
______________________________________________________________________________________________________________________________
                 360                     537       506,343,057.14      99.87      6.368        352        69.43       749
                 480                      3          680,000.00         0.13      6.713        477        80.00       774
______________________________________________________________________________________________________________________________
                TOTAL                    540       507,023,057.14      100.00     6.369        352        69.44       749
______________________________________________________________________________________________________________________________

                                          Minimum:                      360
                                          Maximum:                      480
                                          Weighted Average:             360

                                   Remaining Terms to Stated Maturity of the Group 3 Mortgage Loans

______________________________________________________________________________________________________________________________
                                                                        % of
                                                                      Aggregate
                                                                      Scheduled
                                                     Scheduled        Principal              Weighted    Weighted    Non-Zero
                                        Number       Principal        Balance     Weighted    Average    Average     Weighted
                                          of          Balance         as of the   Average     Stated     Original    Average
                                       Mortgage      as of the        Cut-off     Gross      Remaining   Loan-to-     Credit
               (months)                 Loans      Cut-off Date ($)     Date      Coupon (%)   Term      Value (%)    Score
______________________________________________________________________________________________________________________________
              240 - 299                   29       12,465,802.87        2.46      5.783        294        67.02       738
              300 - 359                  508       493,877,254.27      97.41      6.383        353        69.49       749
              420 - 479                   3          680,000.00         0.13      6.713        477        80.00       774
______________________________________________________________________________________________________________________________
                TOTAL                    540       507,023,057.14      100.00     6.369        352        69.44       749
______________________________________________________________________________________________________________________________

                                          Minimum:                      275
                                          Maximum:                      478
                                          Weighted Average:             352

                                          Debt-to-Income Ratio of the Group 3 Mortgage Loans

______________________________________________________________________________________________________________________________
                                                                        % of
                                                                      Aggregate
                                                                      Scheduled
                                                     Scheduled        Principal              Weighted    Weighted    Non-Zero
                                        Number       Principal        Balance     Weighted    Average    Average     Weighted
                                          of          Balance         as of the   Average     Stated     Original    Average
                                       Mortgage      as of the        Cut-off     Gross      Remaining   Loan-to-     Credit
                 (%)                    Loans      Cut-off Date ($)     Date      Coupon (%)   Term      Value (%)    Score
______________________________________________________________________________________________________________________________
                 N/A                      11        3,409,832.36        0.67      6.049        348        66.56       705
             0.01 - 10.00                 20       23,086,594.79        4.55      6.481        356        67.60       748
            10.01 - 20.00                 70       68,206,885.21       13.45      6.298        351        71.73       749
            20.01 - 30.00                137       136,147,075.50      26.85      6.360        350        69.27       756
            30.01 - 40.00                183       159,258,260.41      31.41      6.351        352        69.85       749
            40.01 - 50.00                110       108,168,974.61      21.33      6.448        355        67.57       742
            50.01 - 60.00                 7         6,110,021.18        1.21      6.217        352        77.72       745
            60.01 - 70.00                 2         2,635,413.08        0.52      6.250        344        72.32       770
______________________________________________________________________________________________________________________________
                TOTAL                    540       507,023,057.14      100.00     6.369        352        69.44       749
______________________________________________________________________________________________________________________________

                                          Non-Zero Minimum:             0.25%
                                          Maximum:                     60.70%
                                          Non-Zero Weighted Average:   30.38%

                                              Product Types of the Group 3 Mortgage Loans

______________________________________________________________________________________________________________________________
                                                                        % of
                                                                      Aggregate
                                                                      Scheduled
                                                     Scheduled        Principal              Weighted    Weighted    Non-Zero
                                        Number       Principal        Balance     Weighted    Average    Average     Weighted
                                          of          Balance         as of the   Average     Stated     Original    Average
                                       Mortgage      as of the        Cut-off     Gross      Remaining   Loan-to-     Credit
             Product Type               Loans      Cut-off Date ($)     Date      Coupon (%)   Term      Value (%)    Score
______________________________________________________________________________________________________________________________
7/1 MO Hybrid ARM Interest-Only           6        13,803,451.25        2.72      5.938        357        68.27       750
7/1 YR Hybrid ARM                         34       25,645,864.36        5.06      6.373        352        69.10       762
7/1 YR Hybrid ARM Interest-Only          479       447,739,613.10      88.31      6.376        352        69.59       749
7/6 MO Hybrid ARM                         2          912,540.25         0.18      6.574        357        88.20       749
7/6 MO Hybrid ARM Interest-Only           18       18,627,311.12        3.67      6.487        357        66.14       737
8/1 YR Hybrid ARM                         1          294,277.06         0.06      7.125        276        74.24       729
______________________________________________________________________________________________________________________________
                TOTAL                    540       507,023,057.14      100.00     6.369        352        69.44       749
______________________________________________________________________________________________________________________________

                                            Amortization Type of the Group 3 Mortgage Loans

______________________________________________________________________________________________________________________________
                                                                        % of
                                                                      Aggregate
                                                                      Scheduled
                                                     Scheduled        Principal              Weighted    Weighted    Non-Zero
                                        Number       Principal        Balance     Weighted    Average    Average     Weighted
                                          of          Balance         as of the   Average     Stated     Original    Average
                                       Mortgage      as of the        Cut-off     Gross      Remaining   Loan-to-     Credit
          Interest Only Flag            Loans      Cut-off Date ($)     Date      Coupon (%)   Term      Value (%)    Score
______________________________________________________________________________________________________________________________
            Interest Only                503       480,170,375.47      94.70      6.368        352        69.42       748
          Not Interest Only               37       26,852,681.67        5.30      6.388        351        69.81       761
______________________________________________________________________________________________________________________________
                TOTAL                    540       507,023,057.14      100.00     6.369        352        69.44       749
______________________________________________________________________________________________________________________________

                                    Original Prepayment Penalty Terms of the Group 3 Mortgage Loans

______________________________________________________________________________________________________________________________
                                                                        % of
                                                                      Aggregate
                                                                      Scheduled
                                                     Scheduled        Principal              Weighted    Weighted    Non-Zero
                                        Number       Principal        Balance     Weighted    Average    Average     Weighted
                                          of          Balance         as of the   Average     Stated     Original    Average
                                       Mortgage      as of the        Cut-off     Gross      Remaining   Loan-to-     Credit
               (months)                 Loans      Cut-off Date ($)     Date      Coupon (%)   Term      Value (%)    Score
______________________________________________________________________________________________________________________________
                 None                    502       446,623,269.26      88.09      6.384        351        70.17       748
                  3                       1         2,500,000.00        0.49      6.000        358        48.08       754
                  6                       4        10,565,833.34        2.08      6.271        358        67.09       763
                  7                       1         1,955,000.00        0.39      6.375        358        70.00       769
                  12                      19       27,130,818.45        5.35      6.386        354        60.60       752
                  24                      3         1,848,400.00        0.36      6.562        357        75.83       725
                  36                      5         7,137,728.31        1.41      6.047        354        70.51       731
                  60                      5         9,262,007.78        1.83      6.018        358        66.72       765
______________________________________________________________________________________________________________________________
                TOTAL                    540       507,023,057.14      100.00     6.369        352        69.44       749
______________________________________________________________________________________________________________________________

                                              Lien Position of the Group 3 Mortgage Loans

______________________________________________________________________________________________________________________________
                                                                        % of
                                                                      Aggregate
                                                                      Scheduled
                                                     Scheduled        Principal              Weighted    Weighted    Non-Zero
                                        Number       Principal        Balance     Weighted    Average    Average     Weighted
                                          of          Balance         as of the   Average     Stated     Original    Average
                                       Mortgage      as of the        Cut-off     Gross      Remaining   Loan-to-     Credit
             Lien Position              Loans      Cut-off Date ($)     Date      Coupon (%)   Term      Value (%)    Score
______________________________________________________________________________________________________________________________
              First Lien                 540       507,023,057.14      100.00     6.369        352        69.44       749
______________________________________________________________________________________________________________________________
                TOTAL                    540       507,023,057.14      100.00     6.369        352        69.44       749
______________________________________________________________________________________________________________________________

                                         Documentation Programs of the Group 3 Mortgage Loans

______________________________________________________________________________________________________________________________
                                                                        % of
                                                                      Aggregate
                                                                      Scheduled
                                                     Scheduled        Principal              Weighted    Weighted    Non-Zero
                                        Number       Principal        Balance     Weighted    Average    Average     Weighted
                                          of          Balance         as of the   Average     Stated     Original    Average
                                       Mortgage      as of the        Cut-off     Gross      Remaining   Loan-to-     Credit
            Documentation               Loans      Cut-off Date ($)     Date      Coupon (%)   Term      Value (%)    Score
______________________________________________________________________________________________________________________________
           Full/Alternative               1          144,000.00         0.03      6.750        357        58.06       787
          Full Documentation             450       415,146,054.64      81.88      6.314        351        70.41       750
               No Ratio                   3         1,393,917.04        0.27      6.292        353        53.67       706
    Stated Income Verified Assets         83       89,738,264.46       17.70      6.624        357        65.26       746
              Streamline                  3          600,821.00         0.12      6.155        334        68.93       760
______________________________________________________________________________________________________________________________
                TOTAL                    540       507,023,057.14      100.00     6.369        352        69.44       749
______________________________________________________________________________________________________________________________

                                              Loan Purpose of the Group 3 Mortgage Loans

______________________________________________________________________________________________________________________________
                                                                        % of
                                                                      Aggregate
                                                                      Scheduled
                                                     Scheduled        Principal              Weighted    Weighted    Non-Zero
                                        Number       Principal        Balance     Weighted    Average    Average     Weighted
                                          of          Balance         as of the   Average     Stated     Original    Average
                                       Mortgage      as of the        Cut-off     Gross      Remaining   Loan-to-     Credit
               Purpose                  Loans      Cut-off Date ($)     Date      Coupon (%)   Term      Value (%)    Score
______________________________________________________________________________________________________________________________
               Purchase                  272       254,307,622.83      50.16      6.356        354        74.03       756
          Cash Out Refinance             156       146,802,180.19      28.95      6.379        352        64.79       741
         Rate/Term Refinance             112       105,913,254.12      20.89      6.384        346        64.87       743
______________________________________________________________________________________________________________________________
                TOTAL                    540       507,023,057.14      100.00     6.369        352        69.44       749
______________________________________________________________________________________________________________________________

                                              Property Type of the Group 3 Mortgage Loans

______________________________________________________________________________________________________________________________
                                                                        % of
                                                                      Aggregate
                                                                      Scheduled
                                                     Scheduled        Principal              Weighted    Weighted    Non-Zero
                                        Number       Principal        Balance     Weighted    Average    Average     Weighted
                                          of          Balance         as of the   Average     Stated     Original    Average
                                       Mortgage      as of the        Cut-off     Gross      Remaining   Loan-to-     Credit
            Property Type               Loans      Cut-off Date ($)     Date      Coupon (%)   Term      Value (%)    Score
______________________________________________________________________________________________________________________________
              2-4 Family                  42       33,209,531.20        6.55      6.488        357        72.76       738
                Condo                     89       63,346,764.99       12.49      6.342        350        72.97       755
               Condotel                   19       11,189,689.51        2.21      6.502        358        76.74       761
             Cooperative                  16       15,497,800.37        3.06      6.415        357        68.86       735
             PUD Attached                 11        4,674,503.89        0.92      6.250        355        76.20       759
             PUD Detached                103       110,677,109.38      21.83      6.399        350        66.86       748
            Single Family                259       267,862,671.34      52.83      6.342        352        68.85       749
              Townhouse                   1          564,986.46         0.11      6.250        347        80.00       800
______________________________________________________________________________________________________________________________
                TOTAL                    540       507,023,057.14      100.00     6.369        352        69.44       749
______________________________________________________________________________________________________________________________

                                         Stated Occupancy Status of the Group 3 Mortgage Loans

______________________________________________________________________________________________________________________________
                                                                        % of
                                                                      Aggregate
                                                                      Scheduled
                                                     Scheduled        Principal              Weighted    Weighted    Non-Zero
                                        Number       Principal        Balance     Weighted    Average    Average     Weighted
                                          of          Balance         as of the   Average     Stated     Original    Average
                                       Mortgage      as of the        Cut-off     Gross      Remaining   Loan-to-     Credit
              Occupancy                 Loans     Cut-off Date ($)      Date    Coupon (%)    Term      Value (%)    Score
______________________________________________________________________________________________________________________________
            Owner Occupied               315       326,272,042.26      64.35      6.338        350        69.93       747
             Second Home                 107       134,435,036.23      26.51      6.398        355        67.03       751
               Investor                  118       46,315,978.65        9.13      6.501        356        73.01       753
______________________________________________________________________________________________________________________________
                TOTAL                    540       507,023,057.14      100.00     6.369        352        69.44       749
______________________________________________________________________________________________________________________________

                                               Originators of the Group 3 Mortgage Loans

______________________________________________________________________________________________________________________________
                                                                        % of
                                                                      Aggregate
                                                                      Scheduled
                                                     Scheduled        Principal              Weighted    Weighted    Non-Zero
                                        Number       Principal        Balance     Weighted    Average    Average     Weighted
                                          of          Balance         as of the   Average     Stated     Original    Average
                                       Mortgage      as of the        Cut-off     Gross      Remaining   Loan-to-     Credit
              Originator                Loans     Cut-off Date ($)      Date    Coupon (%)    Term      Value (%)    Score
______________________________________________________________________________________________________________________________
        Colonial Savings, F,A.            15        7,630,765.32        1.51      6.358        367        78.80       772
    First Horizon Home Loans Corp.        2         1,083,999.53        0.21      6.500        357        80.00       712
         First Republic Bank              6        13,803,451.25        2.72      5.938        357        68.27       750
    Thornburg Mortgage and Others        517       484,504,841.04      95.56      6.381        351        69.31       749
______________________________________________________________________________________________________________________________
                TOTAL                    540       507,023,057.14      100.00     6.369        352        69.44       749
______________________________________________________________________________________________________________________________

                                         Geographic Distribution of the Group 3 Mortgage Loans

______________________________________________________________________________________________________________________________
                                                                        % of
                                                                      Aggregate
                                                                      Scheduled
                                                     Scheduled        Principal             Weighted    Weighted    Non-Zero
                                        Number       Principal        Balance    Weighted   Average    Average     Weighted
                                          of          Balance         as of the  Average    Stated     Original    Average
                                       Mortgage      as of the        Cut-off    Gross     Remaining   Loan-to-     Credit
                State                  Loans     Cut-off Date ($)      Date      Coupon (%)  Term       Value (%)    Score
______________________________________________________________________________________________________________________________
               Alabama                   1          264,000.00         0.05      6.250        321       80.00       805
               Alaska                    1          225,000.00         0.04      6.750        358       75.00       773
               Arizona                   21       15,622,905.52        3.08      6.254        357       69.46       755
              Arkansas                   2          874,538.32         0.17      6.182        342       78.16       767
             California                 100       128,197,215.02      25.28      6.371        355       70.93       747
              Colorado                   49       54,357,703.90       10.72      6.424        355       65.50       759
             Connecticut                 12       17,474,041.49        3.45      6.188        353       68.73       760
              Delaware                   1          424,647.60         0.08      4.625        298       55.34       746
        District of Columbia             2         1,419,762.06        0.28      6.636        356       74.02       711
               Florida                   67       63,748,316.25       12.57      6.545        346       68.34       748
               Georgia                   39       19,215,520.01        3.79      5.999        324       67.35       734
               Hawaii                    3         7,157,999.98        1.41      6.233        356       36.02       749
                Idaho                    1          213,000.00         0.04      6.125        357       69.84       747
              Illinois                   16        7,601,284.45        1.50      6.380        353       75.03       746
               Indiana                   1          964,000.00         0.19      6.125        322       75.00       769
                Iowa                     2          507,775.75         0.10      5.241        307       90.10       779
              Maryland                   4         3,867,425.54        0.76      6.231        355       76.38       737
            Massachusetts                15       18,747,425.06        3.70      6.357        351       68.31       743
              Michigan                   5         1,679,418.69        0.33      6.234        334       76.15       714
              Minnesota                  7         3,550,141.09        0.70      6.039        352       68.93       743
              Missouri                   2         1,684,438.09        0.33      6.125        353       80.00       767
               Montana                   5         6,401,110.17        1.26      6.450        358       74.96       788
               Nevada                    12       11,392,937.56        2.25      6.385        356       71.42       745
            New Hampshire                2         1,325,800.00        0.26      6.267        358       76.16       759
             New Jersey                  16       13,030,904.69        2.57      6.407        351       70.49       738
             New Mexico                  19        6,309,384.30        1.24      6.096        348       73.41       746
              New York                   38       51,420,921.27       10.14      6.458        355       66.16       753
           North Carolina                10        4,017,979.15        0.79      6.151        344       75.74       754
                Ohio                     1          296,000.00         0.06      6.250        357       80.00       761
               Oregon                    3         1,497,029.96        0.30      6.102        344       70.64       714
            Pennsylvania                 7         3,721,046.01        0.73      6.282        348       77.81       751
           South Carolina                14       15,711,930.00        3.10      6.391        357       76.94       744
              Tennessee                  3          598,700.91         0.12      6.275        323       80.00       759
                Texas                    6         4,948,073.80        0.98      6.425        363       79.65       734
                Utah                     11        8,806,352.17        1.74      6.447        357       67.39       760
              Virginia                   15        7,836,182.29        1.55      6.240        349       75.80       740
             Washington                  23       17,376,391.79        3.43      6.394        355       73.39       743
              Wisconsin                  2          547,254.25         0.11      6.188        339       68.13       789
               Wyoming                   2         3,988,500.00        0.79      6.192        357       71.80       728
______________________________________________________________________________________________________________________________
                TOTAL                   540       507,023,057.14      100.00     6.369        352       69.44       749
______________________________________________________________________________________________________________________________

                                              Gross Margins of the Group 3 Mortgage Loans

______________________________________________________________________________________________________________________________
                                                                        % of
                                                                      Aggregate
                                                                      Scheduled
                                                     Scheduled        Principal              Weighted    Weighted    Non-Zero
                                        Number       Principal        Balance     Weighted    Average    Average     Weighted
                                          of          Balance         as of the   Average     Stated     Original    Average
                                       Mortgage      as of the        Cut-off     Gross      Remaining   Loan-to-     Credit
                 (%)                    Loans     Cut-off Date ($)      Date     Coupon (%)    Term      Value (%)    Score
______________________________________________________________________________________________________________________________
            0.501 - 1.000                 5         1,139,565.32        0.22      5.735        353        81.18       731
            1.501 - 2.000                515       481,181,306.06      94.90      6.373        352        69.45       749
            2.001 - 2.500                 19       24,407,908.70        4.81      6.301        358        68.68       749
            2.501 - 3.000                 1          294,277.06         0.06      7.125        276        74.24       729
______________________________________________________________________________________________________________________________
                TOTAL                    540       507,023,057.14      100.00     6.369        352        69.44       749
______________________________________________________________________________________________________________________________

                                          Minimum:                      1.000%
                                          Maximum:                      2.750%
                                          Weighted Average:             1.896%

                                         Minimum Mortgage Rates of the Group 3 Mortgage Loans

______________________________________________________________________________________________________________________________
                                                                        % of
                                                                      Aggregate
                                                                      Scheduled
                                                     Scheduled        Principal              Weighted    Weighted    Non-Zero
                                        Number       Principal        Balance     Weighted    Average    Average     Weighted
                                          of          Balance         as of the   Average     Stated     Original    Average
                                       Mortgage      as of the        Cut-off     Gross      Remaining   Loan-to-     Credit
                 (%)                    Loans     Cut-off Date ($)      Date    Coupon (%)    Term      Value (%)    Score
______________________________________________________________________________________________________________________________
            0.501 - 1.000                 5         1,139,565.32        0.22      5.735        353        81.18       731
            1.501 - 2.000                517       482,251,306.06      95.11      6.373        352        69.47       749
            2.001 - 2.500                 17       23,337,908.70        4.60      6.294        358        68.16       750
            2.501 - 3.000                 1          294,277.06         0.06      7.125        276        74.24       729
______________________________________________________________________________________________________________________________
                TOTAL                    540       507,023,057.14      100.00     6.369        352        69.44       749
______________________________________________________________________________________________________________________________

                                          Minimum:                      1.000%
                                          Maximum:                      2.750%
                                          Weighted Average:             1.895%

                                         Maximum Mortgage Rates of the Group 3 Mortgage Loans

______________________________________________________________________________________________________________________________
                                                                        % of
                                                                      Aggregate
                                                                      Scheduled
                                                     Scheduled        Principal              Weighted    Weighted    Non-Zero
                                        Number       Principal        Balance     Weighted    Average    Average     Weighted
                                          of          Balance         as of the   Average     Stated     Original    Average
                                       Mortgage      as of the        Cut-off     Gross      Remaining   Loan-to-     Credit
                 (%)                    Loans     Cut-off Date ($)      Date     Coupon (%)    Term      Value (%)    Score
______________________________________________________________________________________________________________________________
            9.001 - 9.500                 2         1,584,427.61        0.31      4.375        297        79.79       760
            9.501 - 10.000                2         1,284,647.60        0.25      4.709        295        63.98       709
           10.001 - 10.500                1          348,998.08         0.07      5.375        297        37.53       782
           10.501 - 11.000                49       41,945,500.18        8.27      5.950        355        72.49       758
           11.001 - 11.500               375       334,767,142.32      66.03      6.309        351        70.03       751
           11.501 - 12.000               105       120,153,918.51      23.70      6.692        355        66.70       742
           12.001 - 12.500                6         6,938,422.84        1.37      7.012        354        70.40       703
______________________________________________________________________________________________________________________________
                TOTAL                    540       507,023,057.14      100.00     6.369        352        69.44       749
______________________________________________________________________________________________________________________________

                                          Minimum:                      9.375%
                                          Maximum:                     12.300%
                                          Weighted Average:            11.396%

                                            Initial Rate Caps of the Group 3 Mortgage Loans

______________________________________________________________________________________________________________________________
                                                                        % of
                                                                      Aggregate
                                                                      Scheduled
                                                     Scheduled        Principal              Weighted    Weighted    Non-Zero
                                        Number       Principal        Balance     Weighted    Average    Average     Weighted
                                          of          Balance         as of the   Average     Stated     Original    Average
                                       Mortgage      as of the        Cut-off     Gross      Remaining   Loan-to-     Credit
                 (%)                    Loans     Cut-off Date ($)      Date     Coupon (%)    Term      Value (%)    Score
______________________________________________________________________________________________________________________________
                 None                     6        13,803,451.25        2.72      5.938        357        68.27       750
                2.000                     1          294,277.06         0.06      7.125        276        74.24       729
                5.000                    533       492,925,328.83      97.22      6.380        352        69.47       749
______________________________________________________________________________________________________________________________
                TOTAL                    540       507,023,057.14      100.00     6.369        352        69.44       749
______________________________________________________________________________________________________________________________

                                          Non-Zero Minimum:             2.000%
                                          Maximum:                      5.000%
                                          Non-Zero Weighted Average:    4.998%

                                      Subsequent Periodic Rate Caps of the Group 3 Mortgage Loans

______________________________________________________________________________________________________________________________
                                                                        % of
                                                                      Aggregate
                                                                      Scheduled
                                                     Scheduled        Principal              Weighted    Weighted    Non-Zero
                                        Number       Principal        Balance     Weighted    Average    Average     Weighted
                                          of          Balance         as of the   Average     Stated     Original    Average
                                       Mortgage      as of the        Cut-off     Gross      Remaining   Loan-to-     Credit
                 (%)                    Loans     Cut-off Date ($)      Date     Coupon (%)    Term      Value (%)    Score
______________________________________________________________________________________________________________________________
                 None                     6        13,803,451.25        2.72      5.938        357        68.27       750
                1.000                     20       19,539,851.37        3.85      6.491        357        67.17       738
                2.000                    513       473,423,754.52      93.37      6.376        352        69.57       749
                5.000                     1          256,000.00         0.05      6.500        295        69.78       751
______________________________________________________________________________________________________________________________
                TOTAL                    540       507,023,057.14      100.00     6.369        352        69.44       749
______________________________________________________________________________________________________________________________

                                          Non-Zero Minimum:             1.000%
                                          Maximum:                      5.000%
                                          Non-Zero Weighted Average:    1.962%

                                     Months to Next Rate Adjustment of the Group 3 Mortgage Loans

______________________________________________________________________________________________________________________________
                                                                        % of
                                                                      Aggregate
                                                                      Scheduled
                                                     Scheduled        Principal              Weighted    Weighted    Non-Zero
                                        Number       Principal        Balance     Weighted    Average    Average     Weighted
                                          of          Balance         as of the   Average     Stated     Original    Average
                                       Mortgage      as of the        Cut-off     Gross      Remaining   Loan-to-     Credit
               (months)                 Loans     Cut-off Date ($)      Date     Coupon (%)    Term      Value (%)    Score
______________________________________________________________________________________________________________________________
                1 - 12                    1          294,277.06         0.06      7.125        276        74.24       729
               37 - 48                    4         2,869,075.21        0.57      4.524        296        72.71       737
               49 - 60                    3          632,978.94         0.12      5.637        297        52.29       741
               61 - 72                    8         3,348,884.75        0.66      6.102        295        69.99       739
               73 - 84                   524       499,877,841.18      98.59      6.382        353        69.44       749
______________________________________________________________________________________________________________________________
                TOTAL                    540       507,023,057.14      100.00     6.369        352        69.44       749
______________________________________________________________________________________________________________________________

                                                Servicers of the Group 3 Mortgage Loans

__________________________________________________________________________________________________________________________________
                                                                             % of
                                                                           Aggregate
                                                                           Scheduled
                                                            Scheduled      Principal             Weighted    Weighted    Non-Zero
                                                Number      Principal      Balance    Weighted    Average    Average     Weighted
                                                 of         Balance        as of the  Average     Stated     Original    Average
                                              Mortgage      as of the      Cut-off    Gross      Remaining   Loan-to-     Credit
                   Servicer                     Loans     Cut-off Date ($)  Date     Coupon (%)    Term      Value (%)    Score
__________________________________________________________________________________________________________________________________
            Colonial Savings, F.A.                15      7,630,765.32      1.51      6.358        367        78.80       772
        First Horizon Home Loans Corp.            2       1,083,999.53      0.21      6.500        357        80.00       712
             First Republic Bank                  6      13,803,451.25      2.72      5.938        357        68.27       750
     Thornburg Mortgage Home Loans, Inc.         517     484,504,841.04    95.56      6.381        351        69.31       749
__________________________________________________________________________________________________________________________________
                    TOTAL                        540     507,023,057.14    100.00     6.369        352        69.44       749
__________________________________________________________________________________________________________________________________

                                           Interest Only Terms of the Group 3 Mortgage Loans

______________________________________________________________________________________________________________________________
                                                                        % of
                                                                      Aggregate
                                                                      Scheduled
                                                     Scheduled        Principal              Weighted    Weighted    Non-Zero
                                        Number       Principal        Balance     Weighted    Average    Average     Weighted
                                          of          Balance         as of the   Average     Stated     Original    Average
                                       Mortgage      as of the        Cut-off     Gross      Remaining   Loan-to-     Credit
               (months)                 Loans     Cut-off Date ($)      Date     Coupon (%)    Term      Value (%)    Score
______________________________________________________________________________________________________________________________
                 None                     37       26,852,681.67        5.30      6.388        351        69.81       761
                  84                      81       98,741,441.28       19.47      6.311        358        71.17       749
                 120                     422       381,428,934.19      75.23      6.382        350        68.97       748
______________________________________________________________________________________________________________________________
                TOTAL                    540       507,023,057.14      100.00     6.369        352        69.44       749
______________________________________________________________________________________________________________________________

                                      Remaining Interest Only Terms of the Group 3 Mortgage Loans

______________________________________________________________________________________________________________________________
                                                                        % of
                                                                      Aggregate
                                                                      Scheduled
                                                     Scheduled        Principal              Weighted    Weighted    Non-Zero
                                        Number       Principal        Balance     Weighted    Average    Average     Weighted
                                          of          Balance         as of the   Average     Stated     Original    Average
                                       Mortgage      as of the        Cut-off     Gross      Remaining   Loan-to-     Credit
               (months)                 Loans     Cut-off Date ($)      Date     Coupon (%)    Term      Value (%)    Score
______________________________________________________________________________________________________________________________
                 None                     37       26,852,681.67        5.30      6.388        351        69.81       761
                1 - 60                    23       11,045,611.23        2.18      5.701        295        66.90       734
               61 - 120                  480       469,124,764.24      92.53      6.383        353        69.48       749
______________________________________________________________________________________________________________________________
                TOTAL                    540       507,023,057.14      100.00     6.369        352        69.44       749
______________________________________________________________________________________________________________________________

                                          Origination Channels of the Group 3 Mortgage Loans

______________________________________________________________________________________________________________________________
                                                                        % of
                                                                      Aggregate
                                                                      Scheduled
                                                     Scheduled        Principal              Weighted    Weighted    Non-Zero
                                        Number       Principal        Balance     Weighted    Average    Average     Weighted
                                          of          Balance         as of the   Average     Stated     Original    Average
                                       Mortgage      as of the        Cut-off     Gross      Remaining   Loan-to-     Credit
                  Channel               Loans    Cut-off Date ($)     Date        Coupon (%)    Term      Value (%)    Score
______________________________________________________________________________________________________________________________
                   Bulk                   2          493,013.57        0.10      6.823        276        76.56       761
               Correspondent            396      395,339,313.01       77.97      6.359        352        68.86       749
                  Retail                 62       21,878,379.67       4.32       6.139        333        65.40       742
                 Wholesale               80       89,312,350.89       17.62      6.466        358        72.99       749
______________________________________________________________________________________________________________________________
                   TOTAL                540      507,023,057.14      100.00      6.369        352        69.44       749
______________________________________________________________________________________________________________________________

                                   Conversion and Modifiable Features of the Group 3 Mortgage Loans

______________________________________________________________________________________________________________________________
                                                                    % of
                                                                 Aggregate
                                                                 Scheduled
                                                  Scheduled      Principal             Weighted    Weighted    Non-Zero
                                     Number       Principal      Balance     Weighted   Average    Average     Weighted
                                       of          Balance       as of the   Average    Stated     Original    Average
        Conversion and              Mortgage      as of the      Cut-off     Gross     Remaining   Loan-to-     Credit
       Modifiable Feature            Loans      Cut-off Date ($)   Date      Coupon (%)  Term      Value (%)     Score
______________________________________________________________________________________________________________________________
     Neither Convertible nor          426      439,418,270.86     86.67       6.393       354        69.94        750
           Modifiable
         Only Modifiable              102      62,199,855.32      12.27       6.259       342        65.89        742
        Only Convertible               3        1,634,441.31       0.32       5.965       295        69.22        763
   Convertible and Modifiable          9        3,770,489.65       0.74       5.513       296        69.84        735
______________________________________________________________________________________________________________________________
              TOTAL                   540      507,023,057.14     100.00      6.369       352        69.44        749
______________________________________________________________________________________________________________________________

                                 30-Day Delinquencies of the Group 3 Mortgage Loans Since Origination

______________________________________________________________________________________________________________________________
                                                                      % of
                                                                   Aggregate
                                                                   Scheduled
                                                  Scheduled        Principal             Weighted    Weighted    Non-Zero
                                     Number       Principal        Balance    Weighted    Average    Average     Weighted
                                       of          Balance         as of the  Average     Stated     Original    Average
                                    Mortgage      as of the        Cut-off    Gross      Remaining   Loan-to-     Credit
  Times 30-59 Days Deliquent         Loans     Cut-off Date ($)     Date      Coupon (%)  Term      Value (%)     Score
______________________________________________________________________________________________________________________________
              None                    532      503,550,955.54      99.32       6.370       352        69.49        750
               One                     8         3,472,101.60       0.68       6.179       324        62.80        651
______________________________________________________________________________________________________________________________
              TOTAL                   540      507,023,057.14     100.00       6.369       352        69.44        749
______________________________________________________________________________________________________________________________

                                 60-Day Delinquencies of the Group 3 Mortgage Loans Since Origination

______________________________________________________________________________________________________________________________
                                                                      % of
                                                                   Aggregate
                                                                   Scheduled
                                                  Scheduled        Principal             Weighted    Weighted    Non-Zero
                                     Number       Principal        Balance    Weighted    Average    Average     Weighted
                                       of          Balance         as of the  Average     Stated     Original    Average
                                    Mortgage      as of the        Cut-off    Gross      Remaining   Loan-to-     Credit
  Times 60-89 Days Deliquent         Loans     Cut-off Date ($)     Date        (%)        Term      Value (%)     Score
______________________________________________________________________________________________________________________________
              None                    539      506,373,280.81     99.87       6.369       352        69.44        749
               One                     1         649,776.33        0.13       6.125       320        74.71        601
______________________________________________________________________________________________________________________________
              TOTAL                   540      507,023,057.14     100.00      6.369       352        69.44        749
______________________________________________________________________________________________________________________________

                             90-Day or More Delinquencies of the Group 3 Mortgage Loans Since Origination

______________________________________________________________________________________________________________________________
                                                                      % of
                                                                   Aggregate
                                                                   Scheduled
                                                  Scheduled        Principal             Weighted    Weighted    Non-Zero
                                     Number       Principal        Balance    Weighted    Average    Average     Weighted
                                       of          Balance         as of the  Average     Stated     Original    Average
                                    Mortgage      as of the        Cut-off    Gross      Remaining   Loan-to-     Credit
  Times 90 or More Days Deliquent    Loans     Cut-off Date ($)     Date      Coupon (%)   Term      Value (%)     Score
______________________________________________________________________________________________________________________________
              None                    540      507,023,057.14      100.00      6.369        352        69.44        749
______________________________________________________________________________________________________________________________
              TOTAL                   540      507,023,057.14      100.00      6.369        352        69.44        749
______________________________________________________________________________________________________________________________

                                       Scheduled Principal Balance of the Group 4 Mortgage Loans

______________________________________________________________________________________________________________________________
                                                                        % of
                                                                      Aggregate
                                                                      Scheduled
                                                     Scheduled        Principal              Weighted    Weighted    Non-Zero
                                        Number       Principal        Balance     Weighted    Average    Average     Weighted
                                          of          Balance         as of the   Average     Stated     Original    Average
                                       Mortgage      as of the        Cut-off     Gross      Remaining   Loan-to-     Credit
                 ($)                    Loans     Cut-off Date ($)      Date     Coupon (%)    Term      Value (%)    Score
______________________________________________________________________________________________________________________________
          0.01 - 100,000.00               7          552,519.78         0.15      6.365        341        62.44       746
       100,000.01 - 200,000.00            25        3,697,114.75        1.02      6.433        341        65.57       761
       200,000.01 - 300,000.00            52       12,512,321.75        3.47      6.355        348        71.90       764
       300,000.01 - 400,000.00            38       13,301,025.07        3.69      6.449        344        71.58       749
       400,000.01 - 500,000.00            32       14,640,850.43        4.06      6.279        350        73.84       753
       500,000.01 - 600,000.00            34       18,408,854.40        5.10      6.192        349        72.85       746
       600,000.01 - 700,000.00            27       17,774,112.67        4.93      6.302        353        76.95       752
       700,000.01 - 800,000.00            26       19,359,773.12        5.37      6.295        347        69.79       755
       800,000.01 - 900,000.00            14       12,201,215.60        3.38      6.378        353        70.08       738
      900,000.01 - 1,000,000.00           31       30,168,449.65        8.36      6.225        350        66.38       752
     1,000,000.01 - 2,000,000.00          87       126,186,506.93      34.97      6.326        357        72.01       743
     2,000,000.01 - 3,000,000.00          22       53,712,786.05       14.89      6.287        358        68.97       756
     3,000,000.01 - 4,000,000.00          7        24,690,644.47        6.84      6.322        358        56.56       733
     4,000,000.01 - 5,000,000.00          3        13,590,000.00        3.77      6.333        358        66.53       737
______________________________________________________________________________________________________________________________
                TOTAL                    405       360,796,174.67      100.00     6.309        354        69.90       747
______________________________________________________________________________________________________________________________

                                          Minimum:                    $50,000
                                          Maximum:                 $4,875,000
                                          Average(current):          $890,855

                                         Current Mortgage Rates of the Group 4 Mortgage Loans

______________________________________________________________________________________________________________________________
                                                                        % of
                                                                      Aggregate
                                                                      Scheduled
                                                     Scheduled        Principal              Weighted    Weighted    Non-Zero
                                        Number       Principal        Balance     Weighted    Average    Average     Weighted
                                          of          Balance         as of the   Average     Stated     Original    Average
                                       Mortgage      as of the        Cut-off     Gross      Remaining   Loan-to-     Credit
                 (%)                    Loans     Cut-off Date ($)      Date    Coupon (%)    Term      Value (%)    Score
______________________________________________________________________________________________________________________________
            4.501 - 5.000                 1          707,019.47         0.20      5.000        296        61.41       782
            5.001 - 5.500                 12        9,087,449.89        2.52      5.243        317        62.44       772
            5.501 - 6.000                 43       40,438,219.53       11.21      5.945        355        68.22       748
            6.001 - 6.500                280       259,992,191.61      72.06      6.315        355        71.04       749
            6.501 - 7.000                 67       49,244,080.32       13.65      6.759        354        67.21       734
            7.001 - 7.500                 2         1,327,213.85        0.37      7.349        358        52.74       758
______________________________________________________________________________________________________________________________
                TOTAL                    405       360,796,174.67      100.00     6.309        354        69.90       747
______________________________________________________________________________________________________________________________

                                          Minimum:                      5.000%
                                          Maximum:                      7.500%
                                          Weighted Average:             6.309%

                                              Credit Scores of the Group 4 Mortgage Loans

______________________________________________________________________________________________________________________________
                                                                        % of
                                                                      Aggregate
                                                                      Scheduled
                                                     Scheduled        Principal              Weighted    Weighted    Non-Zero
                                        Number       Principal        Balance     Weighted    Average    Average     Weighted
                                          of          Balance         as of the   Average     Stated     Original    Average
                                       Mortgage      as of the        Cut-off     Gross      Remaining   Loan-to-     Credit
                 FICO                   Loans     Cut-off Date ($)      Date    Coupon (%)    Term      Value (%)    Score
______________________________________________________________________________________________________________________________
                 N/A                      4         2,337,999.99        0.65      6.574        357        72.46        0
              551 - 600                   1          366,450.02         0.10      6.750        308        75.00       591
              601 - 650                   6         6,198,643.04        1.72      6.337        338        73.74       642
              651 - 700                   51        50,767,406.37       14.07     6.399        355        68.46       685
              701 - 750                  112       103,671,102.91       28.73     6.341        353        66.66       726
              751 - 800                  202       173,728,544.51       48.15     6.250        355        71.67       774
              801 - 850                   29        23,726,027.83       6.58      6.363        353        72.83       807
______________________________________________________________________________________________________________________________
                TOTAL                    405       360,796,174.67      100.00     6.309        354        69.90       747
______________________________________________________________________________________________________________________________

                                          Non-Zero Minimum:             591
                                          Maximum:                      823
                                          Non-Zero Weighted Average:    747

                                     Effective Loan-to-Value Ratios of the Group 4 Mortgage Loans

______________________________________________________________________________________________________________________________
                                                                        % of
                                                                      Aggregate
                                                                      Scheduled
                                                     Scheduled        Principal              Weighted    Weighted    Non-Zero
                                        Number       Principal        Balance     Weighted    Average    Average     Weighted
                                          of          Balance         as of the   Average     Stated     Original    Average
                                       Mortgage      as of the        Cut-off     Gross      Remaining   Loan-to-     Credit
                 (%)                    Loans     Cut-off Date ($)      Date    Coupon (%)    Term      Value (%)    Score
______________________________________________________________________________________________________________________________
             0.01 - 10.00                 1          50,000.00          0.01      6.625        358        9.90        743
            10.01 - 20.00                 4         2,504,819.40        0.69      6.198        358        15.79       733
            20.01 - 30.00                 5          993,927.43         0.28      6.703        335        27.03       772
            30.01 - 40.00                 12        9,418,727.00        2.61      6.501        345        34.11       764
            40.01 - 50.00                 17       19,987,488.00        5.54      6.240        350        44.20       729
            50.01 - 60.00                 29       32,134,362.63        8.91      6.285        355        55.75       748
            60.01 - 70.00                 62       79,906,653.46       22.15      6.302        354        66.75       738
            70.01 - 80.00                270       213,409,488.89      59.15      6.312        355        77.80       753
            80.01 - 90.00                 3         1,527,219.86        0.42      6.488        354        90.00       682
            90.01 - 100.00                2          863,488.00         0.24      5.993        357        95.42       753
______________________________________________________________________________________________________________________________
                TOTAL                    405       360,796,174.67      100.00     6.309        354        69.90       747
______________________________________________________________________________________________________________________________

                                          Minimum:                      9.90%
                                          Maximum:                     96.31%
                                          Weighted Average:            69.82%

                                      Original Loan-to-Value Ratios of the Group 4 Mortgage Loans

______________________________________________________________________________________________________________________________
                                                                        % of
                                                                      Aggregate
                                                                      Scheduled
                                                     Scheduled        Principal              Weighted    Weighted    Non-Zero
                                        Number       Principal        Balance     Weighted    Average    Average     Weighted
                                          of          Balance         as of the   Average     Stated     Original    Average
                                       Mortgage      as of the        Cut-off     Gross      Remaining   Loan-to-     Credit
                 (%)                    Loans     Cut-off Date ($)      Date    Coupon (%)    Term      Value (%)    Score
______________________________________________________________________________________________________________________________
             0.01 - 10.00                 1          50,000.00          0.01      6.625        358        9.90        743
            10.01 - 20.00                 4         2,504,819.40        0.69      6.198        358        15.79       733
            20.01 - 30.00                 5          993,927.43         0.28      6.703        335        27.03       772
            30.01 - 40.00                 12        9,418,727.00        2.61      6.501        345        34.11       764
            40.01 - 50.00                 17       19,987,488.00        5.54      6.240        350        44.20       729
            50.01 - 60.00                 29       32,134,362.63        8.91      6.285        355        55.75       748
            60.01 - 70.00                 62       79,906,653.46       22.15      6.302        354        66.75       738
            70.01 - 80.00                268       212,040,651.50      58.77      6.312        355        77.66       752
            80.01 - 90.00                 3         1,527,219.86        0.42      6.488        354        90.00       682
            90.01 - 100.00                4         2,232,325.39        0.62      6.189        354        98.23       777
______________________________________________________________________________________________________________________________
                TOTAL                    405       360,796,174.67      100.00     6.309        354        69.90       747
______________________________________________________________________________________________________________________________

                                          Minimum:                      9.90%
                                          Maximum:                    100.00%
                                          Weighted Average:            69.90%

                             Effective Loan-to-Value Ratios Greater than 80 of the Group 4 Mortgage Loans

______________________________________________________________________________________________________________________________
                                                                            % of
                                                                          Aggregate
                                                                          Scheduled
                                                         Scheduled        Principal              Weighted    Weighted    Non-Zero
                                            Number       Principal        Balance     Weighted    Average    Average     Weighted
                                              of          Balance         as of the   Average     Stated     Original    Average
                                           Mortgage      as of the        Cut-off     Gross      Remaining   Loan-to-     Credit
                                            Loans     Cut-off Date ($)      Date    Coupon (%)    Term      Value (%)    Score
______________________________________________________________________________________________________________________________
           LTV &gt; 80 MGIC               2         1,395,000.00        0.39      6.498        358        90.00       677
          LTV &gt; 80 RADIAN              3          995,707.86         0.28      6.043        352        94.70       750
______________________________________________________________________________________________________________________________
                TOTAL                     5         2,390,707.86        0.66      6.309        355        91.96       708
______________________________________________________________________________________________________________________________

                                    Original Terms to Stated Maturity of the Group 4 Mortgage Loans

______________________________________________________________________________________________________________________________
                                                                        % of
                                                                      Aggregate
                                                                      Scheduled
                                                     Scheduled        Principal              Weighted    Weighted    Non-Zero
                                        Number       Principal        Balance     Weighted    Average    Average     Weighted
                                          of          Balance         as of the   Average     Stated     Original    Average
                                       Mortgage      as of the        Cut-off     Gross      Remaining   Loan-to-     Credit
               (months)                 Loans     Cut-off Date ($)      Date     Coupon (%)    Term      Value (%)    Score
______________________________________________________________________________________________________________________________
                 360                     403       359,390,974.67      99.61      6.309        354        69.95       747
                 480                      2         1,405,200.00        0.39      6.134        424        57.62       767
______________________________________________________________________________________________________________________________
                TOTAL                    405       360,796,174.67      100.00     6.309        354        69.90       747
______________________________________________________________________________________________________________________________

                                          Minimum:                      360
                                          Maximum:                      480
                                          Weighted Average:             360

                                   Remaining Terms to Stated Maturity of the Group 4 Mortgage Loans

______________________________________________________________________________________________________________________________
                                                                        % of
                                                                      Aggregate
                                                                      Scheduled
                                                     Scheduled        Principal              Weighted    Weighted    Non-Zero
                                        Number       Principal        Balance     Weighted    Average    Average     Weighted
                                          of          Balance         as of the   Average     Stated     Original    Average
                                       Mortgage      as of the        Cut-off     Gross      Remaining   Loan-to-     Credit
               (months)                 Loans     Cut-off Date ($)      Date     Coupon (%)    Term      Value (%)    Score
______________________________________________________________________________________________________________________________
              240 - 299                   26       12,426,846.24        3.44      5.640        294        59.11       754
              300 - 359                  377       346,964,128.43      96.17      6.333        356        70.34       747
              360 - 419                   1         1,190,000.00        0.33      6.000        414        53.57       776
              420 - 479                   1          215,200.00         0.06      6.875        477        80.00       715
______________________________________________________________________________________________________________________________
                TOTAL                    405       360,796,174.67      100.00     6.309        354        69.90       747
______________________________________________________________________________________________________________________________

                                          Minimum:                      272
                                          Maximum:                      477
                                          Weighted Average:             354

                                          Debt-to-Income Ratio of the Group 4 Mortgage Loans

______________________________________________________________________________________________________________________________
                                                                        % of
                                                                      Aggregate
                                                                      Scheduled
                                                     Scheduled        Principal              Weighted    Weighted    Non-Zero
                                        Number       Principal        Balance     Weighted    Average    Average     Weighted
                                          of          Balance         as of the   Average     Stated     Original    Average
                                       Mortgage      as of the        Cut-off     Gross      Remaining   Loan-to-     Credit
                 (%)                    Loans     Cut-off Date ($)      Date    Coupon (%)    Term      Value (%)    Score
______________________________________________________________________________________________________________________________
                 N/A                      9         4,691,679.76        1.30      6.146        352        74.85       742
             0.01 - 10.00                 18       21,477,593.77        5.95      6.368        352        66.19       760
            10.01 - 20.00                 38       43,782,491.26       12.13      6.300        354        69.11       748
            20.01 - 30.00                 71       63,888,768.95       17.71      6.326        351        70.18       755
            30.01 - 40.00                170       143,283,620.76      39.71      6.297        355        70.95       748
            40.01 - 50.00                 89       77,157,703.02       21.39      6.315        355        69.60       735
            50.01 - 60.00                 7         5,520,138.26        1.53      6.282        356        56.60       753
            60.01 - 70.00                 2          319,380.89         0.09      6.617        337        65.53       813
            70.01 - 80.00                 1          674,798.00         0.19      6.250        354       100.00       797
______________________________________________________________________________________________________________________________
                TOTAL                    405       360,796,174.67      100.00     6.309        354        69.90       747
______________________________________________________________________________________________________________________________

                                          Non-Zero Minimum:             2.04%
                                          Maximum:                     71.23%
                                          Non-Zero Weighted Average:   31.94%

                                              Product Types of the Group 4 Mortgage Loans

______________________________________________________________________________________________________________________________
                                                                        % of
                                                                      Aggregate
                                                                      Scheduled
                                                     Scheduled        Principal              Weighted    Weighted    Non-Zero
                                        Number       Principal        Balance     Weighted    Average    Average     Weighted
                                          of          Balance         as of the   Average     Stated     Original    Average
                                       Mortgage      as of the        Cut-off     Gross      Remaining   Loan-to-     Credit
             Product Type               Loans     Cut-off Date ($)      Date    Coupon (%)    Term      Value (%)    Score
______________________________________________________________________________________________________________________________
1 MO Hybrid ARM Interest-Only             23       21,622,319.40        5.99      6.044        357        61.34       761
10/1 YR Hybrid ARM                        31       17,575,074.78        4.87      6.515        347        69.42       743
10/1 YR Hybrid ARM Interest-Only         330       298,206,297.91      82.65      6.317        354        70.14       747
10/6 MO Hybrid ARM                        1         1,871,432.58        0.52      6.250        358        75.00       649
10/6 MO Hybrid ARM Interest-Only          20       21,521,050.00        5.96      6.288        357        75.09       755
______________________________________________________________________________________________________________________________
                TOTAL                    405       360,796,174.67      100.00     6.309        354        69.90       747
______________________________________________________________________________________________________________________________

                                            Amortization Type of the Group 4 Mortgage Loans

______________________________________________________________________________________________________________________________
                                                                        % of
                                                                      Aggregate
                                                                      Scheduled
                                                     Scheduled        Principal              Weighted    Weighted    Non-Zero
                                        Number       Principal        Balance     Weighted    Average    Average     Weighted
                                          of          Balance         as of the   Average     Stated     Original    Average
                                       Mortgage      as of the        Cut-off     Gross      Remaining   Loan-to-     Credit
          Interest Only Flag            Loans     Cut-off Date ($)      Date    Coupon (%)    Term      Value (%)    Score
______________________________________________________________________________________________________________________________
            Interest Only                373       341,349,667.31      94.61      6.298        354        69.90       748
          Not Interest Only               32       19,446,507.36        5.39      6.490        349        69.96       734
______________________________________________________________________________________________________________________________
                TOTAL                    405       360,796,174.67      100.00     6.309        354        69.90       747
______________________________________________________________________________________________________________________________

                                    Original Prepayment Penalty Terms of the Group 4 Mortgage Loans

______________________________________________________________________________________________________________________________
                                                                        % of
                                                                      Aggregate
                                                                      Scheduled
                                                     Scheduled        Principal              Weighted    Weighted    Non-Zero
                                        Number       Principal        Balance     Weighted    Average    Average     Weighted
                                          of          Balance         as of the   Average     Stated     Original    Average
                                       Mortgage      as of the        Cut-off     Gross      Remaining   Loan-to-     Credit
               (months)                 Loans     Cut-off Date ($)      Date    Coupon (%)    Term      Value (%)    Score
______________________________________________________________________________________________________________________________
                 None                    356       307,063,998.27      85.11      6.326        354        70.61       747
                  6                       2         4,510,000.00        1.25      6.458        358        55.12       737
                  7                       1          743,000.00         0.21      6.250        357        59.44       794
                  12                      14       14,718,768.59        4.08      6.260        352        74.46       757
                  24                      3         2,722,185.00        0.75      6.496        358        72.08       722
                  36                      15       18,053,840.34        5.00      6.184        357        66.10       745
                  60                      14       12,984,382.47        3.60      6.047        356        58.42       761
______________________________________________________________________________________________________________________________
                TOTAL                    405       360,796,174.67      100.00     6.309        354        69.90       747
______________________________________________________________________________________________________________________________

                                              Lien Position of the Group 4 Mortgage Loans

______________________________________________________________________________________________________________________________
                                                                        % of
                                                                      Aggregate
                                                                      Scheduled
                                                     Scheduled        Principal              Weighted    Weighted    Non-Zero
                                        Number       Principal        Balance     Weighted    Average    Average     Weighted
                                          of          Balance         as of the   Average     Stated     Original    Average
                                       Mortgage      as of the        Cut-off     Gross      Remaining   Loan-to-     Credit
            Lien Position               Loans     Cut-off Date ($)      Date    Coupon (%)    Term      Value (%)    Score
______________________________________________________________________________________________________________________________
              First Lien                 405       360,796,174.67      100.00     6.309        354        69.90       747
______________________________________________________________________________________________________________________________
                TOTAL                    405       360,796,174.67      100.00     6.309        354        69.90       747
______________________________________________________________________________________________________________________________

                                         Documentation Programs of the Group 4 Mortgage Loans

______________________________________________________________________________________________________________________________
                                                                        % of
                                                                      Aggregate
                                                                      Scheduled
                                                     Scheduled        Principal              Weighted    Weighted    Non-Zero
                                        Number       Principal        Balance     Weighted    Average    Average     Weighted
                                          of          Balance         as of the   Average     Stated     Original    Average
                                       Mortgage      as of the        Cut-off     Gross      Remaining   Loan-to-     Credit
            Documentation               Loans     Cut-off Date ($)      Date    Coupon (%)    Term      Value (%)    Score
______________________________________________________________________________________________________________________________
          Full Documentation             352       309,112,163.65      85.68      6.263        353        70.58       748
               No Ratio                   5         2,656,051.76        0.74      6.651        350        67.67       732
    Stated Income Verified Assets         46       48,260,047.26       13.38      6.584        358        65.62       744
              Streamline                  2          767,912.00         0.21      6.282        345        74.56       788
______________________________________________________________________________________________________________________________
                TOTAL                    405       360,796,174.67      100.00     6.309        354        69.90       747
______________________________________________________________________________________________________________________________

                                              Loan Purpose of the Group 4 Mortgage Loans

______________________________________________________________________________________________________________________________
                                                                        % of
                                                                      Aggregate
                                                                      Scheduled
                                                     Scheduled        Principal              Weighted    Weighted    Non-Zero
                                        Number       Principal        Balance     Weighted    Average    Average     Weighted
                                          of          Balance         as of the   Average     Stated     Original    Average
                                       Mortgage      as of the        Cut-off     Gross      Remaining   Loan-to-     Credit
              Purpose                    Loans     Cut-off Date ($)      Date    Coupon (%)    Term      Value (%)    Score
______________________________________________________________________________________________________________________________
               Purchase                  218       188,390,403.38      52.22      6.309        354        73.19       751
          Cash Out Refinance             119       110,766,794.15      30.70      6.325        354        65.14       741
         Rate/Term Refinance              68       61,638,977.14       17.08      6.276        352        68.38       747
______________________________________________________________________________________________________________________________
                TOTAL                    405       360,796,174.67      100.00     6.309        354        69.90       747
______________________________________________________________________________________________________________________________

                                              Property Type of the Group 4 Mortgage Loans

______________________________________________________________________________________________________________________________
                                                                        % of
                                                                      Aggregate
                                                                      Scheduled
                                                     Scheduled        Principal              Weighted    Weighted    Non-Zero
                                        Number       Principal        Balance     Weighted    Average    Average     Weighted
                                          of          Balance         as of the   Average     Stated     Original    Average
                                       Mortgage      as of the        Cut-off     Gross      Remaining   Loan-to-     Credit
            Property Type               Loans     Cut-off Date ($)      Date    Coupon (%)    Term      Value (%)    Score
______________________________________________________________________________________________________________________________
              2-4 Family                  43       34,227,046.12        9.49      6.363        358        71.42       745
                Condo                     65       48,792,309.58       13.52      6.321        355        71.52       756
               Condotel                   10        5,236,433.73        1.45      6.552        357        77.44       762
             Cooperative                  20       15,416,873.04        4.27      6.331        357        73.87       744
             PUD Attached                 6         2,246,818.92        0.62      6.219        351        79.89       767
             PUD Detached                 64       59,326,023.06       16.44      6.295        353        71.84       751
            Single Family                195       194,997,550.82      54.05      6.294        353        68.07       744
              Townhouse                   2          553,119.40         0.15      6.004        357        47.19       762
______________________________________________________________________________________________________________________________
                TOTAL                    405       360,796,174.67      100.00     6.309        354        69.90       747
______________________________________________________________________________________________________________________________

                                         Stated Occupancy Status of the Group 4 Mortgage Loans

______________________________________________________________________________________________________________________________
                                                                        % of
                                                                      Aggregate
                                                                      Scheduled
                                                     Scheduled        Principal              Weighted    Weighted    Non-Zero
                                        Number       Principal        Balance     Weighted    Average    Average     Weighted
                                          of          Balance         as of the   Average     Stated     Original    Average
                                       Mortgage      as of the        Cut-off     Gross      Remaining   Loan-to-     Credit
              Occupancy                 Loans     Cut-off Date ($)      Date    Coupon (%)    Term      Value (%)    Score
______________________________________________________________________________________________________________________________
            Owner Occupied               242       240,524,458.58      66.66      6.273        353        70.52       744
             Second Home                  75       81,879,468.63       22.69      6.346        355        69.00       752
               Investor                   88       38,392,247.46       10.64      6.452        357        67.94       757
______________________________________________________________________________________________________________________________
                TOTAL                    405       360,796,174.67      100.00     6.309        354        69.90       747
______________________________________________________________________________________________________________________________

                                               Originators of the Group 4 Mortgage Loans

__________________________________________________________________________________________________________________________________
                                                                               % of
                                                                            Aggregate
                                                                            Scheduled
                                                             Scheduled      Principal              Weighted   Weighted    Non-Zero
                                               Number       Principal       Balance     Weighted   Average    Average     Weighted
                                                 of          Balance        as of the   Average    Stated     Original    Average
                                              Mortgage      as of the        Cut-off     Gross    Remaining   Loan-to-     Credit
                 Originator                     Loans     Cut-off Date($)     Date      Coupon (%)   Term      Value (%)    Score
__________________________________________________________________________________________________________________________________
           Colonial Savings, F.A.                 4       2,399,690.86        0.67      6.557        367        77.09       744
          First Republic Bank Corp.              24      21,879,594.99        6.06      6.054        356        60.91       761
      Mellon Trust of New England, N.A.           2       1,750,000.00        0.49      6.339        357        37.06       790
        Thornburg Mortgage and Others            375    334,766,888.82       92.79      6.323        354        70.61       746
__________________________________________________________________________________________________________________________________
                    TOTAL                        405    360,796,174.67      100.00      6.309        354        69.90       747
__________________________________________________________________________________________________________________________________

                                         Geographic Distribution of the Group 4 Mortgage Loans

______________________________________________________________________________________________________________________________
                                                                        % of
                                                                      Aggregate
                                                                      Scheduled
                                                     Scheduled        Principal              Weighted    Weighted    Non-Zero
                                        Number       Principal        Balance     Weighted    Average    Average     Weighted
                                          of          Balance         as of the   Average     Stated     Original    Average
                                       Mortgage      as of the        Cut-off     Gross      Remaining   Loan-to-     Credit
                State                  Loans     Cut-off Date ($)      Date       Coupon (%)   Term      Value (%)    Score
______________________________________________________________________________________________________________________________
               Alabama                   1          105,700.00         0.03      6.250        357       50.14       792
               Alaska                    1          483,998.58         0.13      5.375        297       79.22       728
               Arizona                   7         5,463,073.82        1.51      6.452        357       77.60       758
             California                 106       125,116,626.90      34.68      6.254        355       66.85       752
              Colorado                   39       30,747,619.88        8.52      6.266        355       71.43       754
             Connecticut                 9         6,768,750.00        1.88      6.395        355       74.10       743
              Delaware                   1          599,900.00         0.17      6.250        358       75.00       718
               Florida                   22       10,449,131.53        2.90      6.534        341       69.04       732
               Georgia                   23        8,088,666.68        2.24      6.247        324       70.76       735
               Hawaii                    3         2,199,998.57        0.61      6.442        357       61.44       764
              Illinois                   14        8,852,998.82        2.45      6.359        355       74.15       762
               Indiana                   1          527,213.85         0.15      7.500        358       80.00       718
               Kansas                    1         1,600,000.00        0.44      6.375        357       65.31       741
              Kentucky                   1         2,479,341.25        0.69      6.375        359       66.13       689
              Louisiana                  1          268,000.00         0.07      6.375        358       80.00       789
              Maryland                   6         4,482,093.82        1.24      6.320        356       77.06       725
            Massachusetts                10        8,414,844.30        2.33      6.232        339       74.56       744
              Minnesota                  5         2,502,107.50        0.69      6.137        357       66.48       739
              Missouri                   2         2,780,000.00        0.77      6.340        338       59.34       752
               Montana                   3         2,596,848.39        0.72      6.561        359       75.24       687
               Nevada                    5         4,110,492.98        1.14      6.248        357       76.26       757
             New Jersey                  11       13,113,835.42        3.63      6.368        358       71.27       709
             New Mexico                  7         2,591,430.72        0.72      5.698        351       83.35       764
              New York                   56       56,486,689.07       15.66      6.329        356       69.09       743
           North Carolina                7         6,866,696.47        1.90      6.394        357       76.23       781
                Ohio                     2          897,434.65         0.25      6.375        344       94.84       771
               Oregon                    5         3,201,920.00        0.89      6.256        357       74.32       758
            Pennsylvania                 7         3,628,584.58        1.01      6.249        340       74.71       750
            Rhode Island                 1         2,760,000.00        0.76      6.375        358       80.00       799
           South Carolina                12        5,991,277.83        1.66      6.433        357       67.17       759
                Texas                    7         9,796,392.80        2.72      6.514        360       70.79       736
                Utah                     4         2,583,600.00        0.72      6.466        358       74.27       778
               Vermont                   1          210,000.00         0.06      6.625        355       70.00       782
              Virginia                   8        12,622,957.09        3.50      6.375        357       69.87       743
             Washington                  13        8,799,549.17        2.44      6.177        357       73.58       759
              Wisconsin                  3         2,608,400.00        0.72      6.514        357       73.06       718
______________________________________________________________________________________________________________________________
                TOTAL                   405       360,796,174.67      100.00     6.309        354       69.90       747
______________________________________________________________________________________________________________________________

                                              Gross Margins of the Group 4 Mortgage Loans

______________________________________________________________________________________________________________________________
                                                                        % of
                                                                      Aggregate
                                                                      Scheduled
                                                     Scheduled        Principal              Weighted    Weighted    Non-Zero
                                        Number       Principal        Balance     Weighted    Average    Average     Weighted
                                          of          Balance         as of the   Average     Stated     Original    Average
                                       Mortgage      as of the        Cut-off     Gross      Remaining   Loan-to-     Credit
                 (%)                    Loans     Cut-off Date ($)      Date    Coupon (%)    Term       Value (%)    Score
______________________________________________________________________________________________________________________________
            0.501 - 1.000                 3         1,812,188.00        0.50      5.438        354        84.83       763
            1.501 - 2.000                387       345,468,333.46      95.75      6.311        354        69.97       748
            2.001 - 2.500                 15       13,515,653.21        3.75      6.351        352        66.12       737
______________________________________________________________________________________________________________________________
                TOTAL                    405       360,796,174.67      100.00     6.309        354        69.90       747
______________________________________________________________________________________________________________________________

                                          Minimum:                      1.000%
                                          Maximum:                      2.500%
                                          Weighted Average:             1.887%

                                         Minimum Mortgage Rates of the Group 4 Mortgage Loans

______________________________________________________________________________________________________________________________
                                                                        % of
                                                                      Aggregate
                                                                      Scheduled
                                                     Scheduled        Principal              Weighted    Weighted    Non-Zero
                                        Number       Principal        Balance     Weighted    Average    Average     Weighted
                                          of          Balance         as of the   Average     Stated     Original    Average
                                       Mortgage      as of the        Cut-off     Gross      Remaining   Loan-to-     Credit
                 (%)                    Loans     Cut-off Date ($)      Date    Coupon (%)    Term       Value (%)    Score
______________________________________________________________________________________________________________________________
            0.501 - 1.000                 3         1,812,188.00        0.50      5.438        354        84.83       763
            1.501 - 2.000                387       345,468,333.46      95.75      6.311        354        69.97       748
            2.001 - 2.500                 15       13,515,653.21        3.75      6.351        352        66.12       737
______________________________________________________________________________________________________________________________
                TOTAL                    405       360,796,174.67      100.00     6.309        354        69.90       747
______________________________________________________________________________________________________________________________

                                          Minimum:                      1.000%
                                          Maximum:                      2.500%
                                          Weighted Average:             1.887%

                                         Maximum Mortgage Rates of the Group 4 Mortgage Loans

______________________________________________________________________________________________________________________________
                                                                        % of
                                                                      Aggregate
                                                                      Scheduled
                                                     Scheduled        Principal              Weighted    Weighted    Non-Zero
                                        Number       Principal        Balance     Weighted    Average    Average     Weighted
                                          of          Balance         as of the   Average     Stated     Original    Average
                                       Mortgage      as of the        Cut-off     Gross      Remaining   Loan-to-     Credit
                 (%)                    Loans     Cut-off Date ($)      Date    Coupon (%)    Term       Value (%)    Score
______________________________________________________________________________________________________________________________
            9.501 - 10.000                1          707,019.47         0.20      5.000        296        61.41       782
           10.001 - 10.500                12        9,277,449.89        2.57      5.347        326        59.41       772
           10.501 - 11.000                31       26,711,960.13        7.40      5.912        351        73.01       742
           11.001 - 11.500               269       252,059,131.61      69.86      6.319        355        71.32       748
           11.501 - 12.000                78       62,632,899.72       17.36      6.588        355        65.83       740
           12.001 - 12.500                14        9,407,713.85        2.61      6.346        358        61.09       761
______________________________________________________________________________________________________________________________
                TOTAL                    405       360,796,174.67      100.00     6.309        354        69.90       747
______________________________________________________________________________________________________________________________

                                                           Minimum: 10.000%
                                                           Maximum: 12.500%
                                                       Weighted Average: 11.367%

                                            Initial Rate Caps of the Group 4 Mortgage Loans

______________________________________________________________________________________________________________________________
                                                                        % of
                                                                      Aggregate
                                                                      Scheduled
                                                     Scheduled        Principal              Weighted    Weighted    Non-Zero
                                        Number       Principal        Balance     Weighted    Average    Average     Weighted
                                          of          Balance         as of the   Average     Stated     Original    Average
                                       Mortgage      as of the        Cut-off     Gross      Remaining   Loan-to-     Credit
                 (%)                    Loans     Cut-off Date ($)      Date    Coupon (%)    Term       Value (%)    Score
______________________________________________________________________________________________________________________________
                 None                     23       21,622,319.40        5.99      6.044        357        61.34       761
                5.000                    382       339,173,855.27      94.01      6.325        354        70.45       747
______________________________________________________________________________________________________________________________
                TOTAL                    405       360,796,174.67      100.00     6.309        354        69.90       747
______________________________________________________________________________________________________________________________

                                          Non-Zero Minimum:             5.000%
                                          Maximum:                      5.000%
                                          Non-Zero Weighted Average:    5.000%

                                      Subsequent Periodic Rate Caps of the Group 4 Mortgage Loans

______________________________________________________________________________________________________________________________
                                                                        % of
                                                                      Aggregate
                                                                      Scheduled
                                                     Scheduled        Principal              Weighted    Weighted    Non-Zero
                                        Number       Principal        Balance     Weighted    Average    Average     Weighted
                                          of          Balance         as of the   Average     Stated     Original    Average
                                       Mortgage      as of the        Cut-off     Gross      Remaining   Loan-to-     Credit
                 (%)                    Loans     Cut-off Date ($)      Date    Coupon (%)    Term       Value (%)    Score
______________________________________________________________________________________________________________________________
                 None                     23       21,622,319.40        5.99      6.044        357        61.34       761
                1.000                     21       23,392,482.58        6.48      6.285        358        75.08       746
                2.000                    361       315,781,372.69      87.52      6.328        353        70.10       747
______________________________________________________________________________________________________________________________
                TOTAL                    405       360,796,174.67      100.00     6.309        354        69.90       747
______________________________________________________________________________________________________________________________

                                          Non-Zero Minimum:             1.000%
                                          Maximum:                      2.000%
                                          Non-Zero Weighted Average:    1.931%

                                     Months to Next Rate Adjustment of the Group 4 Mortgage Loans

______________________________________________________________________________________________________________________________
                                                                        % of
                                                                      Aggregate
                                                                      Scheduled
                                                     Scheduled        Principal              Weighted    Weighted    Non-Zero
                                        Number       Principal        Balance     Weighted    Average    Average     Weighted
                                          of          Balance         as of the   Average     Stated     Original    Average
                                       Mortgage      as of the        Cut-off     Gross      Remaining   Loan-to-     Credit
               (months)                 Loans     Cut-off Date ($)      Date    Coupon (%)    Term       Value (%)    Score
______________________________________________________________________________________________________________________________
______________________________________________________________________________________________________________________________
               49 - 60                    1          257,275.59         0.07      6.900        296        25.00       772
               61 - 72                    9         5,389,656.32        1.49      5.251        296        52.75       773
               73 - 84                    4         2,153,065.56        0.60      5.155        295        59.70       752
               97 - 108                   4         2,067,816.24        0.57      6.017        287        67.35       738
              109 - 120                  387       350,928,360.96      97.26      6.333        356        70.27       747
______________________________________________________________________________________________________________________________
                TOTAL                    405       360,796,174.67      100.00     6.309        354        69.90       747
______________________________________________________________________________________________________________________________

                                                Servicers of the Group 4 Mortgage Loans

____________________________________________________________________________________________________________________________________
                                                                              % of
                                                                            Aggregate
                                                                            Scheduled
                                                             Scheduled      Principal              Weighted   Weighted    Non-Zero
                                                Number       Principal      Balance    Weighted    Average    Average     Weighted
                                                  of          Balance       as of the  Average     Stated     Original    Average
                                               Mortgage      as of the      Cut-off    Gross      Remaining   Loan-to-     Credit
                   Servicer                     Loans     Cut-off Date ($)   Date      Coupon (%)   Term      Value (%)    Score
____________________________________________________________________________________________________________________________________
            Colonial Savings, F.A.                4        2,399,690.86      0.67      6.557        367        77.09       744
          First Republic Bank Corp.               24      21,879,594.99      6.06      6.054        356        60.91       761
      Mellon Trust of New England, N.A.           2        1,750,000.00      0.49      6.339        357        37.06       790
     Thornburg Mortgage Home Loans, Inc.         375     334,766,888.82     92.79      6.323        354        70.61       746
____________________________________________________________________________________________________________________________________
                    TOTAL                        405     360,796,174.67    100.00      6.309        354        69.90       747
____________________________________________________________________________________________________________________________________

                                           Interest Only Terms of the Group 4 Mortgage Loans

______________________________________________________________________________________________________________________________
                                                                        % of
                                                                      Aggregate
                                                                      Scheduled
                                                     Scheduled        Principal              Weighted    Weighted    Non-Zero
                                        Number       Principal        Balance     Weighted    Average    Average     Weighted
                                          of          Balance         as of the   Average     Stated     Original    Average
                                       Mortgage      as of the        Cut-off     Gross      Remaining   Loan-to-     Credit
               (months)                 Loans     Cut-off Date ($)      Date    Coupon (%)    Term      Value (%)    Score
______________________________________________________________________________________________________________________________
                 None                     32       19,446,507.36        5.39      6.490        349        69.96       734
                  60                      1         1,190,000.00        0.33      6.000        414        53.57       776
                 115                      1          381,737.10         0.11      6.375        321        80.00       770
                 120                     371       339,777,930.21      94.17      6.299        354        69.94       748
______________________________________________________________________________________________________________________________
                TOTAL                    405       360,796,174.67      100.00     6.309        354        69.90       747
______________________________________________________________________________________________________________________________

                                      Remaining Interest Only Terms of the Group 4 Mortgage Loans

______________________________________________________________________________________________________________________________
                                                                        % of
                                                                      Aggregate
                                                                      Scheduled
                                                     Scheduled        Principal              Weighted    Weighted    Non-Zero
                                        Number       Principal        Balance     Weighted    Average    Average     Weighted
                                          of          Balance         as of the   Average     Stated     Original    Average
                                       Mortgage      as of the        Cut-off     Gross      Remaining   Loan-to-     Credit
               (months)                 Loans     Cut-off Date ($)      Date    Coupon (%)    Term       Value (%)    Score
______________________________________________________________________________________________________________________________
                 None                     33       20,636,507.36        5.72      6.462        352        69.01       736
                1 - 60                    20       10,255,040.44        2.84      5.499        296        60.87       752
               61 - 120                  352       329,904,626.87      91.44      6.324        356        70.24       748
______________________________________________________________________________________________________________________________
                TOTAL                    405       360,796,174.67      100.00     6.309        354        69.90       747
______________________________________________________________________________________________________________________________

                                          Origination Channels of the Group 4 Mortgage Loans

________________________________________________________________________________________________________________________________
                                                                        % of
                                                                      Aggregate
                                                                      Scheduled
                                                     Scheduled        Principal             Weighted    Weighted    Non-Zero
                                        Number       Principal        Balance    Weighted    Average    Average     Weighted
                                          of          Balance         as of the  Average     Stated     Original    Average
                                       Mortgage      as of the        Cut-off    Gross      Remaining   Loan-to-     Credit
                  Channel               Loans    Cut-off Date ($)     Date       Coupon (%)   Term      Value (%)    Score
________________________________________________________________________________________________________________________________
                   Bulk                   1           742,878.90       0.21      6.625        272        69.58       737
               Correspondent             303      273,134,992.98      75.70      6.322        355        69.53       748
                  Retail                  46       21,646,096.92       6.00      5.940        330        67.26       772
                 Wholesale                55       65,272,205.87      18.09      6.373        358        72.35       736
________________________________________________________________________________________________________________________________
                   TOTAL                 405      360,796,174.67     100.00      6.309        354        69.90       747
________________________________________________________________________________________________________________________________

                                   Conversion and Modifiable Features of the Group 4 Mortgage Loans

__________________________________________________________________________________________________________________________
                                                                     % of
                                                                   Aggregate
                                                                   Scheduled
                                                  Scheduled        Principal              Weighted    Weighted    Non-Zero
                                     Number       Principal        Balance     Weighted    Average    Average     Weighted
                                       of          Balance         as of the   Average     Stated     Original    Average
        Conversion and              Mortgage      as of the        Cut-off     Gross     Remaining    Loan-to-     Credit
       Modifiable Feature            Loans      Cut-off Date ($)     Date     Coupon(%)   Term        Value (%)     Score
__________________________________________________________________________________________________________________________
     Neither Convertible nor          315      296,000,023.37     82.04       6.337       356        71.12        745
           Modifiable
         Only Modifiable              85       61,193,716.04      16.96       6.176       345        63.89        761
        Only Convertible               1        1,000,000.00       0.28       5.625       296        61.58        736
   Convertible and Modifiable          4        2,602,435.26       0.72       6.393       307        75.89        671
__________________________________________________________________________________________________________________________
              TOTAL                   405      360,796,174.67     100.00      6.309       354        69.90        747
__________________________________________________________________________________________________________________________

                                 30-Day Delinquencies of the Group 4 Mortgage Loans Since Origination

__________________________________________________________________________________________________________________________
                                                                     % of
                                                                   Aggregate
                                                                   Scheduled
                                                  Scheduled        Principal             Weighted    Weighted    Non-Zero
                                     Number       Principal        Balance     Weighted   Average    Average     Weighted
                                       of          Balance         as of the   Average    Stated     Original    Average
                                    Mortgage      as of the        Cut-off     Gross     Remaining   Loan-to-     Credit
  Times 30-59 Days Deliquent          Loans    Cut-off Date ($)     Date     Coupon (%)   Term       Value (%)     Score
__________________________________________________________________________________________________________________________
              None                    398      355,754,965.59     98.60       6.307       354        70.07        748
               One                     5        4,288,204.86       1.19       6.429       355        54.33        720
              Three                    1         386,554.20        0.11       6.375       310        79.99        723
              Four                     1         366,450.02        0.10       6.750       308        75.00        591
__________________________________________________________________________________________________________________________
              TOTAL                   405      360,796,174.67     100.00      6.309       354        69.90        747
__________________________________________________________________________________________________________________________

                                 60-Day Delinquencies of the Group 4 Mortgage Loans Since Origination

__________________________________________________________________________________________________________________________
                                                                     % of
                                                                   Aggregate
                                                                   Scheduled
                                                  Scheduled        Principal             Weighted    Weighted    Non-Zero
                                     Number       Principal        Balance     Weighted   Average    Average     Weighted
                                       of          Balance         as of the   Average    Stated     Original    Average
                                    Mortgage      as of the        Cut-off     Gross     Remaining   Loan-to-     Credit
  Times 60-89 Days Deliquent          Loans    Cut-off Date ($)     Date     Coupon (%)   Term       Value (%)     Score
__________________________________________________________________________________________________________________________

              None                    405      360,796,174.67     100.00      6.309       354        69.90        747
__________________________________________________________________________________________________________________________

              TOTAL                   405      360,796,174.67     100.00      6.309       354        69.90        747
__________________________________________________________________________________________________________________________

                             90-Day or More Delinquencies of the Group 4 Mortgage Loans Since Origination

__________________________________________________________________________________________________________________________
                                                                     % of
                                                                   Aggregate
                                                                   Scheduled
                                                  Scheduled        Principal             Weighted    Weighted    Non-Zero
                                     Number       Principal        Balance     Weighted   Average    Average     Weighted
                                       of          Balance         as of the   Average    Stated     Original    Average
                                    Mortgage      as of the        Cut-off     Gross     Remaining   Loan-to-     Credit
Times 90 or More Days Deliquent       Loans    Cut-off Date ($)     Date     Coupon (%)   Term       Value (%)     Score
__________________________________________________________________________________________________________________________

              None                    405      360,796,174.67     100.00      6.309       354        69.90        747
__________________________________________________________________________________________________________________________

              TOTAL                   405      360,796,174.67     100.00      6.309       354        69.90        747
__________________________________________________________________________________________________________________________

                                                               Annex C
                                           Aggregate Scheduled Principal Balance of Group 3
                                                       Forty-Year Mortgage Loans

                                                                Aggregate Scheduled Principal
                                                              Balance of the Group 3 Mortgage
                                                                       Loans Having
                                                                   Forty-Year Original
                        Payment Date occurring in:                Terms to Maturity ($)*
                        _________________________________________________________________________
                        August 2017..........................                   116,872.00
                        September 2017.......................                   115,106.00
                        October 2017.........................                   113,365.00
                        November 2017........................                   111,650.00
                        December 2017........................                   109,961.00
                        January 2018.........................                   108,297.00
                        February 2018........................                   106,657.00
                        March 2018...........................                   105,042.00
                        April 2018...........................                   103,450.00
                        May 2018.............................                   101,881.00
                        June 2018............................                   100,336.00
                        July 2018............................                    98,814.00
                        August 2018..........................                    97,314.00
                        September 2018.......................                    95,837.00
                        October 2018.........................                    94,381.00
                        November 2018........................                    92,947.00
                        December 2018........................                    91,534.00
                        January 2019.........................                    90,143.00
                        February 2019........................                    88,771.00
                        March 2019...........................                    87,421.00
                        April 2019...........................                    86,090.00
                        May 2019.............................                    84,779.00
                        June 2019............................                    83,488.00
                        July 2019............................                    82,217.00
                        August 2019..........................                    80,964.00
                        September 2019.......................                    79,729.00
                        October 2019.........................                    78,513.00
                        November 2019........................                    77,315.00
                        December 2019........................                    76,135.00
                        January 2020.........................                    74,973.00
                        February 2020........................                    73,827.00
                        March 2020...........................                    72,699.00
                        April 2020...........................                    71,588.00
                        May 2020.............................                    70,493.00
                        June 2020............................                    69,415.00
                        July 2020............................                    68,352.00
                        August 2020..........................                    67,306.00
                        September 2020.......................                    66,275.00
                        October 2020.........................                    65,259.00
                        November 2020........................                    64,259.00
                        December 2020........................                    63,273.00
                        January 2021.........................                    62,302.00
                        February 2021........................                    61,346.00
                        March 2021...........................                    60,404.00
                        April 2021...........................                    59,476.00
                        May 2021.............................                    58,561.00
                        June 2021............................                    57,660.00
                        July 2021............................                    56,773.00
                        August 2021..........................                    55,899.00
                        September 2021.......................                    55,038.00
                        October 2021.........................                    54,190.00
                        November 2021........................                    53,354.00
                        December 2021........................                    52,531.00
                        January 2022.........................                    51,720.00
                        February 2022........................                    50,921.00
                        March 2022...........................                    50,135.00
                        April 2022...........................                    49,359.00
                        May 2022.............................                    48,596.00
                        June 2022............................                    47,844.00
                        July 2022............................                    47,103.00
                        August 2022..........................                    46,374.00
                        September 2022.......................                    45,655.00
                        October 2022.........................                    44,947.00
                        November 2022........................                    44,249.00
                        December 2022........................                    43,562.00
                        January 2023.........................                    42,886.00
                        February 2023........................                    42,219.00
                        March 2023...........................                    41,563.00
                        April 2023...........................                    40,916.00
                        May 2023.............................                    40,279.00
                        June 2023............................                    39,651.00
                        July 2023............................                    39,033.00
                        August 2023..........................                    38,425.00
                        September 2023.......................                    37,825.00
                        October 2023.........................                    37,234.00
                        November 2023........................                    36,653.00
                        December 2023........................                    36,080.00
                        January 2024.........................                    35,515.00
                        February 2024........................                    34,959.00
                        March 2024...........................                    34,412.00
                        April 2024...........................                    33,872.00
                        May 2024.............................                    33,341.00
                        June 2024............................                    32,818.00
                        July 2024............................                    32,303.00
                        August 2024..........................                    31,795.00
                        September 2024.......................                    31,295.00
                        October 2024.........................                    30,803.00
                        November 2024........................                    30,318.00
                        December 2024........................                    29,840.00
                        January 2025.........................                    29,370.00
                        February 2025........................                    28,907.00
                        March 2025...........................                    28,450.00
                        April 2025...........................                    28,001.00
                        May 2025.............................                    27,558.00
                        June 2025............................                    27,122.00
                        July 2025............................                    26,692.00
                        August 2025..........................                    26,269.00
                        September 2025.......................                    25,853.00
                        October 2025.........................                    25,442.00
                        November 2025........................                    25,038.00
                        December 2025........................                    24,640.00
                        January 2026.........................                    24,248.00
                        February 2026........................                    23,862.00
                        March 2026...........................                    23,482.00
                        April 2026...........................                    23,108.00
                        May 2026.............................                    22,739.00
                        June 2026............................                    22,376.00
                        July 2026............................                    22,018.00
                        August 2026..........................                    21,666.00
                        September 2026.......................                    21,319.00
                        October 2026.........................                    20,977.00
                        November 2026........................                    20,641.00
                        December 2026........................                    20,309.00
                        January 2027.........................                    19,983.00
                        February 2027........................                    19,662.00
                        March 2027...........................                    19,345.00
                        April 2027...........................                    19,034.00
                        May 2027.............................                    18,727.00
                        June 2027............................                    18,424.00
                        July 2027............................                    18,127.00
                        August 2027..........................                    17,834.00
                        September 2027.......................                    17,545.00
                        October 2027.........................                    17,261.00
                        November 2027........................                    16,981.00
                        December 2027........................                    16,705.00
                        January 2028.........................                    16,434.00
                        February 2028........................                    16,167.00
                        March 2028...........................                    15,904.00
                        April 2028...........................                    15,645.00
                        May 2028.............................                    15,390.00
                        June 2028............................                    15,138.00
                        July 2028............................                    14,891.00
                        August 2028..........................                    14,647.00
                        September 2028.......................                    14,408.00
                        October 2028.........................                    14,171.00
                        November 2028........................                    13,939.00
                        December 2028........................                    13,710.00
                        January 2029.........................                    13,485.00
                        February 2029........................                    13,263.00
                        March 2029...........................                    13,044.00
                        April 2029...........................                    12,829.00
                        May 2029.............................                    12,617.00
                        June 2029............................                    12,408.00
                        July 2029............................                    12,203.00
                        August 2029..........................                    12,001.00
                        September 2029.......................                    11,801.00
                        October 2029.........................                    11,605.00
                        November 2029........................                    11,412.00
                        December 2029........................                    11,222.00
                        January 2030.........................                    11,035.00
                        February 2030........................                    10,851.00
                        March 2030...........................                    10,669.00
                        April 2030...........................                    10,491.00
                        May 2030.............................                    10,315.00
                        June 2030............................                    10,142.00
                        July 2030............................                    9,972.00
                        August 2030..........................                    9,804.00
                        September 2030.......................                    9,639.00
                        October 2030.........................                    9,476.00
                        November 2030........................                    9,316.00
                        December 2030........................                    9,158.00
                        January 2031.........................                    9,003.00
                        February 2031........................                    8,851.00
                        March 2031...........................                    8,700.00
                        April 2031...........................                    8,552.00
                        May 2031.............................                    8,407.00
                        June 2031............................                    8,263.00
                        July 2031............................                    8,122.00
                        August 2031..........................                    7,983.00
                        September 2031.......................                    7,847.00
                        October 2031.........................                    7,712.00
                        November 2031........................                    7,579.00
                        December 2031........................                    7,449.00
                        January 2032.........................                    7,321.00
                        February 2032........................                    7,194.00
                        March 2032...........................                    7,070.00
                        April 2032...........................                    6,948.00
                        May 2032.............................                    6,827.00
                        June 2032............................                    6,708.00
                        July 2032............................                    6,592.00
                        August 2032..........................                    6,477.00
                        September 2032.......................                    6,364.00
                        October 2032.........................                    6,253.00
                        November 2032........................                    6,143.00
                        December 2032........................                    6,035.00
                        January 2033.........................                    5,929.00
                        February 2033........................                    5,825.00
                        March 2033...........................                    5,722.00
                        April 2033...........................                    5,621.00
                        May 2033.............................                    5,522.00
                        June 2033............................                    5,424.00
                        July 2033............................                    5,327.00
                        August 2033..........................                    5,232.00
                        September 2033.......................                    5,139.00
                        October 2033.........................                    5,047.00
                        November 2033........................                    4,957.00
                        December 2033........................                    4,868.00
                        January 2034.........................                    4,780.00
                        February 2034........................                    4,694.00
                        March 2034...........................                    4,610.00
                        April 2034...........................                    4,526.00
                        May 2034.............................                    4,444.00
                        June 2034............................                    4,363.00
                        July 2034............................                    4,284.00
                        August 2034..........................                    4,206.00
                        September 2034.......................                    4,129.00
                        October 2034.........................                    4,053.00
                        November 2034........................                    3,979.00
                        December 2034........................                    3,906.00
                        January 2035.........................                    3,834.00
                        February 2035........................                    3,763.00
                        March 2035...........................                    3,693.00
                        April 2035...........................                    3,624.00
                        May 2035.............................                    3,557.00
                        June 2035............................                    3,490.00
                        July 2035............................                    3,425.00
                        August 2035..........................                    3,361.00
                        September 2035.......................                    3,298.00
                        October 2035.........................                    3,236.00
                        November 2035........................                    3,174.00
                        December 2035........................                    3,114.00
                        January 2036.........................                    3,055.00
                        February 2036........................                    2,997.00
                        March 2036...........................                    2,940.00
                        April 2036...........................                    2,883.00
                        May 2036.............................                    2,828.00
                        June 2036............................                    2,773.00
                        July 2036............................                    2,720.00
                        August 2036..........................                    2,667.00
                        September 2036.......................                    2,615.00
                        October 2036.........................                    2,564.00
                        November 2036........................                    2,514.00
                        December 2036........................                    2,465.00
                        January 2037.........................                    2,417.00
                        February 2037........................                    2,369.00
                        March 2037...........................                    2,322.00
                        April 2037...........................                    2,276.00
                        May 2037.............................                    2,231.00
                        June 2037............................                    2,186.00
                        July 2037............................                    2,142.00

                              STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.
                                                Depositor

                                    MORTGAGE PASS-THROUGH CERTIFICATES
                                          MORTGAGE-BACKED NOTES

      __________________________________________________________________________________

        You should  consider  carefully the risk factors  beginning on page 6 in this prospectus and the risk factors in the prospectus supplement.
      __________________________________________________________________________________

The Offered Securities
The depositor  proposes to establish one or more issuing  entities to issue and sell from time to time one
or  more  classes  of  offered  securities,   which  shall  be  mortgage   pass-through   certificates  or
mortgage-backed notes.

The Issuing Entity
Each series of  securities  will be secured by an issuing  entity,  which will be a trust fund  consisting primarily of a segregated pool of mortgage loans, including:
      o     mortgage loans secured by first and junior liens on the related mortgage property;
      o     home equity revolving lines of credit;
      o     mortgage loans where the borrower has little or no equity in the related mortgaged property;
      o     mortgage loans secured by one-to-four-family residential properties;
      o     mortgage loans secured by multifamily properties,  commercial properties and mixed residential and commercial  properties,  provided that the  concentration of these properties is less than
            10% of the pool;
      o     manufactured  housing conditional sales contracts and installment loan agreements or interests therein; and
      o     mortgage  securities  issued or  guaranteed  by Ginnie Mae,  Fannie Mae,  Freddie Mac or other government agencies or government-sponsored agencies or privately issued mortgage securities;
in each case acquired by the depositor from one or more affiliated or unaffiliated institutions.

Credit Enhancement
If so specified in the related  prospectus  supplement,  the issuing entity for a series of securities may include any one or any  combination  of a financial  guaranty  insurance  policy,  mortgage pool insurance policy,  letter of credit,  special  hazard  insurance  policy or reserve fund,  currency or interest rate exchange  agreements.  In addition to or in lieu of the foregoing,  credit  enhancement may be provided by means  of  subordination  of  one  or  more  classes  of  securities,  by  cross-collateralization  or  by overcollateralization.

The securities of each series will represent  interests or  obligations  of the issuing  entity,  and will not represent interests in or obligations of the sponsor, depositor, or any of their affiliates.

The offered  securities  may be offered to the public through  different  methods as described in "Methods of Distribution" in this prospectus.

Neither the  Securities  and  Exchange  Commission  nor any state  securities  commission  has approved or disapproved  of the  securities  offered  hereby or  determined  that this  prospectus  or the  prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

                            The date of this prospectus is June 28, 2007.

                                TABLE OF CONTENTS

Caption                                                                    Page

   Servicing and Other Compensation and

DESCRIPTION OF PRIMARY MORTGAGE INSURANCE, HAZARD INSURANCE;

   Certain Matters Regarding the Master Servicer

   Anti-Deficiency Legislation and Other

                                               INTRODUCTION

             All capitalized terms in this prospectus are defined in the glossary at the end.

General

         The mortgage  pass-through  certificates or mortgage-backed  notes offered by this prospectus and the related  prospectus  supplement  will be offered from time to time in series.  The  securities of each series  will  consist  of  the  offered  securities  of the  series,  together  with  any  other  mortgage pass-through certificates or mortgage-backed notes of the series.

         Each series of  certificates  will  represent in the  aggregate the entire  beneficial  ownership interest  in,  and  each  series  of notes  will  represent  indebtedness  of,  an  issuing  entity  to be established  by the depositor.  Each issuing entity will consist  primarily of a pool of mortgage loans or interests  therein,  which may include  mortgage  securities,  acquired by the depositor  from one or more affiliated or unaffiliated  sellers. See "The Depositor" and "The Mortgage Pools" in this prospectus.  The mortgage loans may include  sub-prime  mortgage  loans.  The issuing entity assets,  may also include,  if applicable,  reinvestment  income,  reserve funds,  cash accounts,  swaps and other  derivatives  that are described in this  prospectus,  and various forms of credit  enhancement  as described in this  prospectus and will be held in trust for the benefit of the related  securityholders  pursuant  to: (1) with  respect to each  series of  certificates,  a pooling  and  servicing  agreement  or other  agreement,  or (2) with respect to each series of notes,  an indenture,  in each case as more fully  described in this  prospectus and in the related prospectus  supplement.  Information  regarding the offered securities of a series, and the general  characteristics  of the mortgage loans and other assets in the related issuing  entity,  will be set forth in the related prospectus supplement.

         Each series of  securities  will include one or more  classes.  Each class of  securities  of any series will  represent the right,  which right may be senior or  subordinate  to the rights of one or more of the other  classes of the  securities,  to receive a  specified  portion of payments  of  principal  or interest or both on the mortgage  loans and the other assets in the related  issuing  entity in the manner described  in  this  prospectus  under  "Description  of the  Securities"  and in the  related  prospectus supplement.  A series may include one or more classes of securities  entitled to principal  distributions, with  disproportionate,  nominal  or  no  interest  distributions,  or  to  interest  distributions,  with disproportionate,  nominal or no  principal  distributions.  A series may include  two or more  classes of securities which differ as to the timing,  sequential  order,  priority of payment,  pass-through  rate or amount of distributions of principal or interest or both.

         The  depositor's  only  obligations  with respect to a series of  securities  will be pursuant to representations  and  warranties  made by the  depositor,  except as provided  in the  related  prospectus supplement.  The master  servicer and each principal  servicer for any series of securities  will be named in the related prospectus  supplement.  The principal  obligations of the master servicer will be pursuant to its contractual  servicing  obligations,  which include its limited  obligation to make advances in the event of  delinquencies  in payments  on the related  mortgage  loans if the  servicer of a mortgage  loan fails to make such advance. See "Description of the Securities" in this prospectus.

         If so  specified  in the  related  prospectus  supplement,  the  issuing  entity  for a series of securities  may include any one or any  combination of a financial  guaranty  insurance  policy,  mortgage pool insurance  policy,  letter of credit,  special hazard  insurance  policy,  reserve fund,  currency or interest rate exchange  agreements or any other type of credit  enhancement  described in this prospectus.
In addition to or in lieu of the foregoing,  credit  enhancement may be provided by means of subordination of one or  more  classes  of  securities,  by  cross-collateralization  or by  overcollateralization.  See
"Description of Credit Enhancement" in this prospectus.

         The rate of payment of principal of each class of  securities  entitled to a portion of principal payments on the mortgage  loans in the related  mortgage pool and the issuing entity assets will depend on the priority of payment of the class and the rate and timing of principal  payments on the mortgage  loans and other  issuing  entity  assets,  including  by  reason  of  prepayments,  defaults,  liquidations  and repurchases of mortgage  loans. A rate of principal  payments  lower or faster than that  anticipated  may affect the yield on a class of securities in the manner  described in this  prospectus  and in the related prospectus supplement.  See "Yield Considerations" in this prospectus.

         With respect to each series of  securities,  one or more separate  elections may be made to treat the related  issuing  entity or a designated  portion  thereof as a REMIC for federal income tax purposes.
If applicable,  the prospectus  supplement for a series of securities  will specify which class or classes of the  securities  will be  considered  to be regular  interests in the related  REMIC and which class of securities  or other  interests  will be  designated as the residual  interest in the related  REMIC.  See
"Federal Income Tax Consequences" in this prospectus.

         The  offered  securities  may  be  offered  through  one or  more  different  methods,  including offerings  through  underwriters,  as  more  fully  described  under  "Methods  of  Distribution"  in this prospectus and in the related prospectus supplement.

         There  will be no  secondary  market  for the  offered  securities  of any  series  prior  to the offering  thereof.  There can be no assurance  that a secondary  market for any of the offered  securities will develop or, if it does develop,  that it will continue.  The offered securities will not be listed on any securities exchange, unless so specified in the related prospectus supplement.

                                               RISK FACTORS

         You should carefully  consider,  among other things, the following factors in connection with the purchase of the offered certificates:

The  Offered  Certificates  or Notes  Will  Have  Limited  Liquidity,  So You May Be  Unable  to Sell Your
Securities or May Be Forced to Sell Them at a Discount from Their Fair Market Value.

         The  underwriter  intends  to make a  secondary  market  in the  offered  certificates  or notes, however  the  underwriter  will not be  obligated  to do so.  There can be no  assurance  that a secondary market for the offered  certificates  or notes will develop or, if it does  develop,  that it will provide holders of the offered  certificates  or notes with  liquidity of  investment or that it will continue for the life of the offered  certificates or notes.  As a result,  any resale prices that may be available for any offered  certificate  in any market that may  develop may be at a discount  from the initial  offering price or the fair  market  value  thereof.  The  offered  certificates  or notes will not be listed on any securities exchange.

The Rate and Timing of Principal  Distributions  on the Offered  Certificates or Notes Will Be Affected by
Prepayment Speeds.

         The rate and timing of  distributions  allocable  to  principal  on the offered  certificates  or notes,  other than the interest  only  certificates,  will depend,  in general,  on the rate and timing of principal  payments,  including  prepayments and collections upon defaults,  liquidations and repurchases, on the mortgage loans in the related loan group, or in the case of the offered  subordinate  certificates, both loan groups,  and the allocation  thereof to pay principal on these  certificates  as provided in the prospectus  supplement.  As is the case with mortgage  pass-through  certificates  generally,  the offered certificates or notes are subject to substantial  inherent  cash-flow  uncertainties  because the mortgage loans  may be  prepaid  at any time.  However,  if  applicable,  with  respect  to the  percentage  of the mortgage  loans set forth in the prospectus  supplement,  a prepayment  within five years,  as provided in the mortgage note, of its  origination  may subject the related  mortgagor to a prepayment  charge,  which may act as a deterrent to  prepayment of the mortgage  loan.  See "The  Mortgage  Pool" in the  prospectus supplement.

         Generally,  when  prevailing  interest rates are increasing,  prepayment  rates on mortgage loans tend to decrease.  A decrease in the prepayment  rates on the mortgage loans will result in a reduced rate of return of principal to investors in the offered  certificates  or notes at a time when  reinvestment at higher prevailing rates would be desirable.

         Conversely,  when  prevailing  interest rates are declining,  prepayment  rates on mortgage loans tend to  increase.  An increase in the  prepayment  rates on the  mortgage  loans will result in a greater rate of return of principal to investors in the offered  certificates or notes, at time when  reinvestment at comparable yields may not be possible.

         During a certain  period as  described  in the related  prospectus  supplement  after the closing date,  the entire amount of any  prepayments  and certain other  unscheduled  recoveries of principal with respect to the  mortgage  loans in a loan  group  will be  allocated  to the  senior  certificates  in the related  certificate group, other than the interest only certificates,  with such allocation to be subject to further  reduction  over an  additional  four year period  thereafter,  as described in the  prospectus supplement,  unless the amount of  subordination  provided to the senior  certificates  by the subordinate certificates  is twice the amount as of the cut-off  date,  and  certain  loss and  delinquency  tests are satisfied.  This will accelerate the amortization of the senior  certificates in each  certificate  group, other than the interest only  certificates,  as a whole while,  in the absence of losses in respect of the mortgage loans in the related loan group,  increasing the percentage  interest in the principal balance of the mortgage loans in such loan group the subordinate certificates evidence.

         For further  information  regarding the effect of principal  prepayments on the weighted  average lives of the offered  certificates or notes,  see "Yield on the  Certificates"  or "Yield on the Notes" in
the  prospectus   supplement,   including  the  table  entitled  "Percent  of  Initial  Principal  Balance
Outstanding at the Following Percentages of the Prepayment Assumption" in the prospectus supplement.

The Yield to Maturity on the Offered Certificates or Notes Will Depend on a Variety of Factors.

         The yield to  maturity on the offered  certificates  or notes,  particularly  the  interest  only certificates, will depend, in general, on:

         o        the applicable purchase price; and

         o        the rate and timing of principal  payments,  including  prepayments and collections upon
                  defaults,   liquidations  and  repurchases,  on  the  related  mortgage  loans  and  the allocation  thereof to reduce the current  principal  amount or  notional  amount of the offered certificates or notes, as well as other factors.

         The yield to investors  on the offered  certificates  or notes will be adversely  affected by any allocation thereto of interest shortfalls on the mortgage loans.

         In general,  if the offered  certificates or notes,  other than the interest only certificates or notes, are purchased at a premium and principal  distributions  occur at a rate faster than anticipated at the time of  purchase,  the  investor's  actual  yield to maturity  will be lower than that assumed at the time of  purchase.  Conversely,  if the  offered  certificates  or notes,  other  than the  interest  only certificates,  are  purchased at a discount and principal  distributions  occur at a rate slower than that anticipated  at the time of purchase,  the  investor's  actual  yield to maturity  will be lower than that originally assumed.

         The  proceeds  to the  depositor  from  the  sale  of the  offered  certificates  or  notes  were determined  based on a number of assumptions,  including a constant rate of prepayment each month, or CPR, relative to the then outstanding  principal  balance of the mortgage loans. No representation is made that the mortgage  loans will prepay at this rate or at any other rate, or that the mortgage  loans will prepay at the same rate. The yield  assumptions for the offered  certificates or notes will vary as determined at the time of sale. See "Yield on the Certificates" or "Yield on the Notes" in the prospectus supplement.

The Mortgage Loans  Concentrated  in a Specific  Region May Present a Greater Risk of Loss with Respect to
Such Mortgage Loans.

         Mortgage  loans  secured by  properties  located in the State of  California  are more  likely to incur defaults or losses as a result of physical  damage to the  properties  resulting from natural causes such as earthquake,  mudslide and wildfire,  as compared to mortgage  loans secured by properties  located in other  locations.  Investors  should note that some  geographic  regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and,  consequently,  will experience  higher rates of loss and  delinquency  than will be experienced  on mortgage loans  generally.
For example,  a region's economic condition and housing market may be directly,  or indirectly,  adversely affected by natural disasters or civil  disturbances such as earthquakes,  hurricanes,  floods,  eruptions or riots.  The  economic  impact  of any of these  types of events  may also be felt in areas  beyond  the region  immediately  affected by the  disaster or  disturbance.  The mortgage  loans  securing the offered certificates  or notes may be  concentrated  in these  regions,  and any  concentration  may present  risk considerations  in addition to those  generally  present for similar  mortgage-backed  securities  without this  concentration.  Any risks  associated  with  mortgage  loan  concentration  may  affect the yield to maturity of the offered  certificates  or notes to the extent losses caused by these risks are not covered by the subordination provided by the non-offered subordinate certificates or notes.

Statutory  and  Judicial  Limitations  on  Foreclosure  Procedures  May Delay  Recovery  in Respect of the
Mortgaged  Property  and, in Some  Instances,  Limit the Amount That May Be Recovered  by the  Foreclosing
Lender,  Resulting in Losses on the Mortgage Loans That Might be Allocated to the Offered  Certificates or
Notes.

         Foreclosure  procedures  may vary from  state to state.  Two  primary  methods of  foreclosing  a mortgage instrument are judicial foreclosure,  involving court proceedings,  and non-judicial  foreclosure pursuant to a power of sale granted in the mortgage  instrument.  A foreclosure  action is subject to most of the delays and  expenses of other  lawsuits  if  defenses  are raised or  counterclaims  are  asserted.
Delays may also result from difficulties in locating necessary defendants.  Non-judicial  foreclosures may be subject to delays  resulting  from state laws  mandating  the recording of notice of default and notice of sale and,  in some  states,  notice to any party  having an  interest  of record in the real  property, including junior lienholders.  Some states have adopted "anti-deficiency"  statutes that limit the ability of a lender to collect the full amount owed on a loan if the property sells at  foreclosure  for less than the full amount owed. In addition,  United  States courts have  traditionally  imposed  general  equitable principles  to limit the remedies  available to lenders in  foreclosure  actions that are perceived by the court as harsh or unfair.  The effect of these  statutes  and judicial  principles  may be to delay and/or reduce  distributions  in respect of the offered  certificates  or notes.  See "Legal  Aspects of Mortgage
Loans—Foreclosure on Mortgages and Some Contracts" in this prospectus.

The Value of the Mortgage  Loans May Be Affected By, Among Other Things,  a Decline in Real Estate Values,
Which May Result in Losses on the Offered Certificates or Notes.

         No assurance  can be given that values of the mortgaged  properties  have remained or will remain at their  levels on the dates of  origination  of the related  mortgage  loans.  If the  residential  real estate market should  experience an overall decline in property  values so that the  outstanding  balances of the mortgage  loans,  and any  secondary  financing on the mortgaged  properties,  in the mortgage pool
become  equal  to  or  greater  than  the  value  of  the  mortgaged  properties,   the  actual  rates  of
delinquencies,  foreclosures  and losses  could be higher  than  those now  generally  experienced  in the mortgage  lending  industry.  In some areas of the  United  States,  real  estate  values  have risen at a greater  rate in  recent  years  than in the past.  In  particular,  mortgage  loans  with high  principal balances or high loan-to-value  ratios will be affected by any decline in real estate values.  Real estate values in any area of the  country  may be  affected  by several  factors,  including  population  trends, mortgage  interest  rates,  and the  economic  well-being  of that area.  Any decrease in the value of the mortgage loans may result in the  allocation of losses which are not covered by credit  enhancement to the offered certificates or notes.

The  Ratings  on the  Offered  Certificates  or Notes Are Not a  Recommendation  to Buy,  Sell or Hold the
Offered  Certificates  or Notes and Are Subject to Withdrawal at Any Time,  Which May Affect the Liquidity
or the Market Value of the Offered Certificates or Notes.

         It is a  condition  to the  issuance  of the  offered  certificates  or notes  that each class of offered  certificates  or notes be rated in one of the four  highest  rating  categories  by a  nationally recognized  statistical  rating agency.  A security  rating is not a  recommendation  to buy, sell or hold securities  and may be subject to revision or  withdrawal  at any time. No person is obligated to maintain the rating on any  offered  certificate,  and,  accordingly,  there can be no  assurance  that the ratings assigned to any offered  certificate on the date on which the offered  certificates or notes are initially issued  will not be lowered  or  withdrawn  by a rating  agency at any time  thereafter.  In the event any rating is revised or withdrawn,  the liquidity or the market value of the related offered  certificates or notes may be  adversely  affected.  See  "Ratings"  in the  prospectus  supplement  and  "Rating"  in this prospectus.

         The  ratings  of the  offered  certificates  or  notes  by the  rating  agencies  may be  lowered following  the  initial  issuance  thereof  as a result of losses on the  mortgage  loans in excess of the levels  contemplated  by the rating  agencies at the time of their initial  rating  analysis.  Neither the depositor,  the master  servicer,  the  servicers,  the securities  administrator,  the trustee nor any of their respective  affiliates will have any obligation to replace or supplement any credit enhancement,  or to take any other action to maintain the ratings of the offered  certificates or notes.  See  "Description of Credit Enhancement—Reduction or Substitution of Credit Enhancement" in this prospectus.

The Mortgage  Loans May Have  Limited  Recourse to the Related  Borrower,  Which May Result in Losses with
Respect to These Mortgage Loans.

         Some or all of the mortgage loans  included in the issuing  entity will be  nonrecourse  loans or loans for which recourse may be restricted or unenforceable.  As to those mortgage loans,  recourse in the event of mortgagor  default will be limited to the specific real  property and other assets,  if any, that were  pledged to secure the  mortgage  loan.  However,  even with  respect  to those  mortgage  loans that provide for recourse  against the  mortgagor  and its assets  generally,  there can be no  assurance  that enforcement  of the recourse  provisions  will be  practicable,  or that the other assets of the mortgagor will be  sufficient  to  permit a  recovery  in  respect  of a  defaulted  mortgage  loan in excess of the liquidation value of the related mortgaged  property.  Any risks associated with mortgage loans with no or limited  recourse  may affect the yield to  maturity of the  offered  certificates  or notes to the extent losses  caused by these risks which are not covered by credit  enhancement  are  allocated  to the offered certificates or notes.

The Mortgage  Loans May Have  Environmental  Risks,  Which May Result in Increased  Losses with Respect to
These Mortgage Loans.

         To the extent that a servicer or the master  servicer,  in its  capacity as  successor  servicer, for a mortgage  loan  acquires  title to any related  mortgaged  property  which is  contaminated  with or affected  by  hazardous  wastes or  hazardous  substances,  these  mortgage  loans may incur  losses.  See
"Servicing of Mortgage  Loans—Realization  Upon or Sale of Defaulted Mortgage Loans" and "Legal Aspects of
Mortgage  Loans—Environmental  Legislation" in this prospectus.  To the extent these  environmental  risks result in losses on the mortgage  loans,  the yield to maturity of the offered  certificates  or notes, to the extent not covered by credit enhancement, may be affected.

Violation of Various Federal, State and Local Laws May Result in Losses on the Mortgage Loans.

         Applicable  state and local laws generally  regulate  interest  rates and other charges,  require specific  disclosure,  and require licensing of the originator.  In addition,  other state and local laws, public  policy and general  principles  of equity  relating to the  protection  of  consumers,  unfair and deceptive practices and debt collection  practices may apply to the origination,  servicing and collection of the mortgage loans.

         The mortgage loans are also subject to federal laws, including:

         o        the  Federal  Truth-in-Lending  Act  and  Regulation  Z  promulgated  thereunder,  which require  specific  disclosures  to the  borrowers  regarding  the terms of the  mortgage loans;

         o        the  Equal  Credit  Opportunity  Act and  Regulation  B  promulgated  thereunder,  which prohibit  discrimination  on the  basis of age,  race,  color,  sex,  religion,  marital status,  national  origin,  receipt of public  assistance  or the  exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

         o        the Fair Credit  Reporting  Act,  which  regulates the use and reporting of  information related to the borrower's credit experience.

         Depending  on the  provisions  of the  applicable  law and the specific  facts and  circumstances involved,  violations of these  federal or state laws,  policies and  principles  may limit the ability of the issuing  entity to collect all or part of the  principal  of or interest on the  mortgage  loans,  may entitle the borrower to a refund of amounts  previously  paid and, in addition,  could subject the issuing entity  to  damages  and  administrative  enforcement.  See  "Legal  Aspects  of  Mortgage  Loans" in this prospectus.

         On the closing date,  the Sponsor will  represent that each mortgage loan at the time it was made complied  in  all  material  respects  with  all  applicable  laws  and  regulations,  including,  without limitation,  usury,  equal  credit  opportunity,  disclosure  and  recording  laws and all  anti-predatory lending laws;  and each mortgage  loan has been serviced in all material  respects in accordance  with all applicable  laws  and  regulations,  including,  without  limitation,  usury,  equal  credit  opportunity, disclosure and recording laws and all  anti-predatory  lending laws and the terms of the related  mortgage note,  the  mortgage  and other  loan  documents.  In the event of a breach  of this  representation,  the
Sponsor will be obligated to cure the breach or  repurchase or  substitute  the affected  mortgage loan in the manner described in the prospectus.

         Under the  anti-predatory  lending  laws of some  states,  the borrower is required to meet a net tangible  benefits test in connection with the origination of the related  mortgage loan. This test may be highly  subjective  and open to  interpretation.  As a result,  a court may determine that a mortgage loan does not meet the  test  even if the  originator  reasonably  believed  that the test was  satisfied,  Any determination  by a court that the mortgage  loan does not meet the test will result in a violation of the state  anti-predatory  lending law, in which case the related  Sponsor  will be required to purchase  that mortgage loan from the issuing entity.

The Return on the Offered  Certificates  or Notes Could Be Reduced by Shortfalls Due to the Application of
the Servicemembers Civil Relief Act and Similar State Laws.

         The  Servicemembers  Civil Relief Act, or the Relief Act, and similar  state laws provide  relief to mortgagors  who enter active  military  service and to  mortgagors  in reserve  status and the national guard who are called to active  military  service  after the  origination  of their  mortgage  loans.  The military  operations by the United States in Iraq and  Afghanistan has caused an increase in the number of citizens in active  military  duty,  including  those  citizens  previously in reserve  status.  Under the
Relief Act the interest rate  applicable  to a mortgage loan for which the related  mortgagor is called to active  military  service  will be reduced  from the  percentage  stated in the related  mortgage  note to
6.00%.  This interest rate  reduction and any reduction  provided  under similar state laws will result in an interest  shortfall  because  neither the master  servicer  nor the  related  servicer  will be able to collect the amount of interest  which  otherwise  would be payable with respect to such  mortgage  loan if the Relief Act or similar state law was not  applicable  thereto.  This  shortfall will not be paid by the mortgagor on future due dates or advanced by the master servicer or the related  servicer and,  therefore, will reduce the amount  available to pay interest to the  certificateholders  on  subsequent  distribution dates.  We do not know how many  mortgage  loans in the mortgage  pool have been or may be affected by the application of the Relief Act or similar state law. In addition,  the Relief Act imposes  limitations that would  impair the  ability of the master  servicer or the related  servicer  to  foreclose  on an affected single family loan during the  mortgagor's  period of active duty status,  and, under some  circumstances, during an  additional  three month period  thereafter.  Thus,  in the event that the Relief Act or similar legislation  or regulations  applies to any mortgage loan which goes into default,  there may be delays in payment and losses on the certificates or notes in connection  therewith.  Any other interest  shortfalls, deferrals  or  forgiveness  of payments on the  mortgage  loans  resulting  from  similar  legislation  or regulations may result in delays in payments or losses to holders of the offered certificates or notes.

Negative Amortization May Increase Losses Applied to the Certificates or Notes.

         When  interest  due on a  negative  amortization  loan is added to the  principal  balance of the negative amortization loan through negative amortization,  the mortgaged property provides  proportionally less security for the repayment of the negative  amortization loan.  Therefore,  if the mortgagor defaults on the negative  amortization  loan,  there is a greater  likelihood that a loss will be incurred upon the liquidation  of the mortgaged  property.  Furthermore,  the loss will be larger than would  otherwise have been in the absence of negative amortization.

Allocation of Deferred Interest May Affect the Yield on the Certificates or Notes.

         The amount of deferred  interest,  if any, with respect to the negative  amortization loans for a given  month  will  reduce  the  amount of  interest  collected  on the  negative  amortization  loans and available  to be  distributed  as  interest  to the  certificates  or notes.  The  reduction  in  interest collections  will be offset,  in whole or in part,  by  applying  principal  prepayments  received  on the mortgage  loans to  interest  distributions  on the  certificates  or notes.  To the  extent the amount of deferred  interest on the negative  amortization  loans  exceeds the  principal  prepayments  and/or other amounts as described in the related  prospectus  supplement  received on the mortgage loans,  the net rate cap on the certificates or notes will be reduced.

A Security  Interest  In A  Manufactured  Home Could Be Rendered  Subordinate  to the  Interests  of Other
Parties Claiming an Interest in the Home.

         Perfection  of security  interests in  manufactured  homes and  enforcement  of rights to realize upon the  value of the  manufactured  homes as  collateral  for the  manufactured  housing  contracts  are subject to a number of federal and state laws,  including the Uniform  Commercial  Code as adopted in each state and each  state's  certificate  of title  statutes.  The steps  necessary  to perfect  the  security interest in a  manufactured  home will vary from state to state.  If the servicer of the  contract  fails, due to clerical errors or otherwise,  to take the appropriate steps to perfect the security interest,  the trustee may not have a first priority  security  interest in the manufactured home securing a manufactured housing  contract.  Additionally,  courts in many  states  have held that  manufactured  homes may  become subject to real estate title and recording laws. As a result, a security  interest in a manufactured  home could be rendered  subordinate  to the interests of other  parties  claiming an interest in the home under applicable state real estate law.

Acquiring  Board  Approval  for the  Sale of  Cooperative  Loans  Could  Limit  the  Number  of  Potential
Purchasers  for those Shares and Otherwise  Limit the  Servicer's  Ability to Sell,  and Realize the Value
of, those Shares Backed by Such Loans.

         With  respect  to  collateral  securing  a  cooperative  loan,  any  prospective  purchaser  will generally  have to obtain the  approval  of the board of  directors  of the  relevant  cooperative  before purchasing the shares and acquiring  rights under the proprietary  lease or occupancy  agreement  securing the  cooperative  loan.  This  approval  is  usually  based on the  purchaser's  income  and net worth and numerous  other  factors.  The necessity of acquiring  board  approval could limit the number of potential purchasers  for those shares and otherwise  limit the  servicer's  ability to sell,  and realize the value of, those shares.  In addition,  the servicer will not require that a hazard or flood insurance  policy be maintained for any cooperative loan.  Generally,  the cooperative is responsible for maintenance of hazard insurance for the property owned by the cooperative,  and the  tenant-stockholders  of that cooperative do not maintain individual hazard insurance  policies.  However, if a cooperative and the related borrower on a  cooperative  note  do not  maintain  hazard  insurance  or do not  maintain  adequate  coverage  or any insurance  proceeds  are not applied to the  restoration  of the damaged  property,  damage to the related borrower's  cooperative  apartment or the cooperative's  building could significantly  reduce the value of the collateral securing the cooperative note.

Defects in Security Interest Could Result in Losses.

         o        The security interest in certain manufactured homes may not be perfected.

         Every  contract  will be secured by either (1) a security  interest in the  manufactured  home or
(2) if it is a  land-and-home  contract,  the  mortgage  or deed of  trust on the real  estate  where  the manufactured  home is  permanently  affixed.  Several  federal  and state laws,  including  (i) the UCC as adopted in the relevant state,  (ii) certificate of title statutes as adopted in the relevant states;  and
(iii) if  applicable,  the real estate laws as adopted in the states in which the  manufactured  homes are located,  govern the perfection of security  interests in the  manufactured  homes and the  enforcement of rights to realize upon the value of the  manufactured  homes as collateral  for the  contracts.  The steps required to perfect a security  interest in a manufactured  home vary from state to state.  The originator will  represent  and  warrant  that each  contract  is secured by a  perfected  security  interest  in the manufactured  home,  and the  originator  must  repurchase  the  contract  if there  is a  breach  of this representation  and warranty.  Nevertheless,  if the originator fails to perfect its security  interest in the  manufactured  homes  securing a number of  contracts,  it could  cause an  increase  in losses on the contracts,  and you could suffer a loss on your  investment  as a result.  In addition,  under federal and state laws,  a number of factors may limit the ability of the holder of a perfected  security  interest in manufactured  homes to realize  upon the related  manufactured  homes or may limit the amount  realized to less than the amount due under the related contract which could result in a loss on your investment.

         o        The  assignment  of the security  interest in the  manufactured  home to the trustee may not be perfected.

         Due  to  the  expense  and  administrative  inconvenience,   the  originator  will  not  amend  a
certificate  of title to a  manufactured  home to name the trustee as the lienholder or note the trustee's interest  on the  certificate  of title.  As a result,  in some  states  the  assignment  of the  security interest in the manufactured  home to the trustee may not be effective  against the seller's  creditors or a trustee in the event the seller  enters  bankruptcy,  or the  security  interest  may not be  perfected.
Also,  the seller will not record the  assignment to the trustee of the mortgage or deed of trust securing land-and-home  contracts because of the expense and administrative  inconvenience  involved.  As a result, in some  states the  assignment  of the  mortgage  or deed of trust to the  trustee  may not be  effective against the  seller's  creditors  or  bankruptcy  trustee.  If an affiliate of the seller is no longer the servicer  and the  trustee or a  successor  servicer  is unable to enforce  the  security  interest in the manufactured  home  following a default on a contract,  losses on the  contracts  would  increase  and you could suffer a loss on your investment as a result.

FICO Scores are Not an Indicator of Future Performance of Borrowers.

         Investors  should be aware that FICO scores are based on past  payment  history of the  borrower.
Investors  should  not rely on FICO  scores as an  indicator  of future  borrower  performance.  See "Loan
Program — FICO Scores" in this prospectus.

                                            THE MORTGAGE POOLS

General

         Each mortgage pool will consist  primarily of mortgage  loans.  The mortgage loans may consist of single  family  loans,  multifamily  loans,  commercial  loans,  mixed-use  loans and  Contracts,  each as described below.

         The single  family loans will be evidenced by mortgage  notes and secured by mortgages  that,  in each case,  create a first or junior  lien on the related  mortgagor's  fee or  leasehold  interest in the
related  mortgaged   property.   The  related  mortgaged   property  for  a  single  family  loan  may  be
owner-occupied or may be a vacation, second or non-owner-occupied home.

         If  specified  in the  related  prospectus  supplement  relating to a series of  securities,  the single  family loans may include  cooperative  apartment  loans  evidenced  by a mortgage  note secured by security  interests in the related mortgaged  property  including shares issued by cooperatives and in the related  proprietary leases or occupancy  agreements granting exclusive rights to occupy specific dwelling units in the related buildings.

         The  multifamily  loans will be evidenced by mortgage  notes and secured by mortgages that create a first or junior lien on residential  properties  consisting of five or more dwelling units in high-rise, mid- rise or garden apartment structures or projects.

         The  commercial  loans will be evidenced by mortgage  notes and secured  mortgages  that create a first or junior lien on commercial  properties  including office  building,  retail building and a variety of other commercial properties as may be described in the related prospectus supplement.

         The mixed-use  loans will be evidenced by mortgage  loans and secured by mortgages  that create a first or junior lien on properties consisting of mixed residential and commercial structures.

         The  aggregate  concentration  by  original  principal  balance of  commercial,  multifamily  and mixed-use  loans in any  mortgage  pool will be less than 10% of the  original  principal  balance  of the mortgage pool.

         Mortgaged  properties  may be located in any one of the 50 states,  the  District  of Columbia or the Commonwealth of Puerto Rico.

         The mortgage  loans will not be guaranteed or insured by the depositor or any of its  affiliates.
However,  if so specified in the related prospectus  supplement,  mortgage loans may be insured by the FHA or  guaranteed  by the VA. See  "Description  of Primary  Mortgage  Insurance,  Hazard  Insurance;  Claims
Thereunder—FHA Insurance" and "—VA Mortgage Guaranty" in this prospectus.

         A mortgage  pool may  include  mortgage  loans  that are  delinquent  as of the date the  related series of securities is issued.  In that case, the related  prospectus  supplement  will set forth,  as to each mortgage  loan,  available  information  as to the period of  delinquency  and any other  information relevant for a prospective  investor to make an investment  decision.  No mortgage loan in a mortgage pool shall be  non-performing.  Mortgage loans which are more than 30 days delinquent  included in any mortgage pool will have  delinquency  data  relating  to them  included in the related  prospectus  supplement.  No mortgage  pool will include a  concentration  of mortgage  loans which is more than 30 days  delinquent of
20% or more.

         A mortgage  pool may contain more than one mortgage  loan made to the same  borrower with respect to a single  mortgaged  property,  and may contain  multiple  mortgage  loans made to the same borrower on several mortgaged properties.

         The mortgage loans may include  "sub-prime"  mortgage loans.  "Sub-prime"  mortgage loans will be underwritten  in accordance with  underwriting  standards which are less stringent than guidelines for "A"
quality  borrowers.  Mortgagors may have a record of outstanding  judgments,  prior bankruptcies and other credit items that do not satisfy the  guidelines for "A" quality  borrowers.  They may have had past debts written off by past lenders.

         A mortgage pool may include  mortgage loans that do not meet the purchase  requirements of Fannie
Mae and Freddie Mac.  These  mortgage loans are known as  nonconforming  loans.  The mortgage loans may be nonconforming  because they exceed the maximum  principal  balance of mortgage  loans  purchased by Fannie
Mae and Freddie  Mac,  known as jumbo  loans,  because the  mortgage  loan may have been  originated  with limited or no documentation,  because they are sub-prime  mortgage loans, or because of some other failure to meet the  purchase  criteria of Fannie Mae and Freddie  Mac.  The related  prospectus  supplement  will detail to what extent the mortgage loans are nonconforming mortgage loans.

         Each  mortgage  loan will be selected by the  depositor  or its  affiliates  for  inclusion  in a mortgage pool from among those  purchased by the  depositor,  either  directly or through its  affiliates, from  Unaffiliated  Sellers or Affiliated  Sellers.  As to each series of  securities,  the mortgage loans will be selected for  inclusion in the mortgage  pool based on rating  agency  criteria,  compliance  with
representations  and  warranties,   and  conformity  to  criteria  relating  to  the  characterization  of securities for tax, ERISA,  SMMEA,  Form S-3  eligibility and other legal purposes.  If a mortgage pool is composed of mortgage  loans  acquired by the depositor  directly from  Unaffiliated  Sellers,  the related prospectus  supplement will specify the extent of mortgage loans so acquired.  The  characteristics of the mortgage loans will be as described in the related prospectus  supplement.  Other mortgage loans available for purchase by the depositor may have  characteristics  which would make them eligible for inclusion in a mortgage pool but were not selected for inclusion in the mortgage pool.

         The  mortgage  loans may be  delivered  to the issuing  entity  pursuant to a  Designated  Seller
Transaction,  concurrently with the issuance of the related series of securities.  These securities may be sold in whole or in part to the Seller in  exchange  for the  related  mortgage  loans,  or may be offered under any of the other methods described in this prospectus under "Methods of  Distribution."  The related prospectus  supplement for a mortgage pool composed of mortgage  loans acquired by the depositor  pursuant to a Designated  Seller  Transaction will generally include  information,  provided by the related Seller, about the Seller, the mortgage loans and the underwriting standards applicable to the mortgage loans.

         If  specified  in  the  related  prospectus  supplement,  the  issuing  entity  for a  series  of securities may include mortgage securities,  as described in this prospectus.  The mortgage securities may have been issued  previously by the depositor or an affiliate  thereof,  a financial  institution or other entity engaged  generally in the business of mortgage lending or a limited purpose  corporation  organized for the purpose of, among other things,  acquiring and depositing  mortgage loans into trusts, and selling beneficial  interests in trusts.  In addition the mortgage  securities  may have been issued or guaranteed by Ginnie Mae, Fannie Mae, Freddie Mac or other government agencies or  government-sponsored  agencies, as specified in the related  prospectus  supplement.  The mortgage  securities  will be generally  similar to securities  offered under this prospectus.  In any securitization  where mortgage  securities are included in an issuing entity,  unless the mortgage  securities are exempt from  registration  under the Securities
Act, the offering of the mortgage  securities  will be registered if required in accordance  with Rule 190 under the  Securities  Act. As to any series of mortgage  securities,  the related  prospectus  supplement will include a description  of (1) the mortgage  securities and any related  credit  enhancement,  and (2)
the mortgage loans underlying the mortgage securities.

         In  addition,   if  specified  in  the  related  prospectus  supplement  United  States  Treasury securities  and other  securities  issued by the U.S.  Government,  any of its  agencies or other  issuers established by federal  statute may be included in the issuing  entity.  Such securities will be backed by the full faith and credit of the United States or will represent the  obligations  of the U.S.  Government or such  agency  or such  other  issuer  or  obligations  payable  from the  proceeds  of U.S.  Government
Securities, as specified in the related prospectus supplement.

The Mortgage Loans

         Each of the mortgage loans will be a type of mortgage loan described or referred to below:

      o     Fixed-rate,  fully-amortizing  mortgage loans (which may include mortgage loans converted from adjustable-rate  mortgage loans or otherwise  modified)  providing for level monthly  payments of  principal  and  interest  and  terms at  origination  or  modification  of not  more  than approximately 15 years;

      o     Fixed-rate,  fully-amortizing  mortgage loans (which may include mortgage loans converted from adjustable-rate  mortgage loans or otherwise  modified)  providing for level monthly  payments of principal  and interest and terms at  origination  or  modification  of more than 15 years, but not more than approximately 30 years;

      o     Fully-amortizing  ARM Loans  having an original or modified  term to maturity of not more than approximately 30 years with a related mortgage rate which generally  adjusts  initially either three  months,  six months or one, two,  three,  five,  seven or ten years or other  intervals subsequent to the initial  payment  date,  and  thereafter at either three- month,  six-month, one-year  or  other  intervals  (with  corresponding  adjustments  in the  amount  of  monthly payments)  over the term of the mortgage  loan to equal the sum of the related Note Margin and the note index.  The related  prospectus  supplement will set forth the relevant Index,  which will be of a type that is  customarily  used in the debt and fixed  income  markets to measure the cost of borrowed  funds,  and the highest,  lowest and  weighted  average Note Margin with respect to the ARM Loans in the  related  mortgage  pool.  The related  prospectus  supplement will also indicate any periodic or lifetime  limitations  on changes in any per annum mortgage rate at the time of any  adjustment.  If specified in the related  prospectus  supplement,  an
            ARM Loan may  include a  provision  that  allows  the  mortgagor  to  convert  the  adjustable mortgage  rate to a fixed rate at some point  during  the term of the ARM Loan  generally  not later than six to ten years subsequent to the initial payment date;

      o     Negatively-amortizing  ARM Loans  having  original or  modified  terms to maturity of not more than  approximately  30 years with  mortgage  rates which  generally  adjust  initially on the payment  date  referred  to in the related  prospectus  supplement,  and on each of  specified periodic  payment  dates  thereafter,  to equal the sum of the Note Margin and the Index.  The scheduled  monthly  payment will be adjusted as and when  described in the related  prospectus supplement to an amount that would fully  amortize the mortgage  loan over its remaining  term on a level debt service basis;  provided that increases in the scheduled  monthly  payment may be subject to  limitations  as specified in the related  prospectus  supplement.  Any Deferred
            Interest will be added to the principal balance of the mortgage loan;

      o     Fixed-rate,  graduated  payment  mortgage loans having  original or modified terms to maturity of not more  than  approximately  15  years  with  monthly  payments  during  the  first  year calculated  on the basis of an assumed  interest  rate which is a specified  percentage  below the mortgage rate on the mortgage loan.  Monthly  payments on these mortgage loans increase at the beginning of the second year by a specified  percentage of the monthly  payment during the preceding  year and each year  thereafter  to the extent  necessary  to amortize  the mortgage loan over the remainder of its approximately  15-year term.  Deferred  Interest,  if any, will be added to the principal balance of these mortgage loans;

      o     Fixed-rate,  graduated  payment  mortgage loans having  original or modified terms to maturity of not more  than  approximately  30  years  with  monthly  payments  during  the  first  year calculated  on the basis of an assumed  interest  rate which is a specified  percentage  below the mortgage rate on the mortgage loan.  Monthly  payments on these mortgage loans increase at the beginning of the second year by a specified  percentage of the monthly  payment during the preceding  year and each  year  thereafter  to the  extent  necessary  to fully  amortize  the mortgage loan over the remainder of its  approximately  30-year term.  Deferred  Interest,  if any, will be added to the principal balance of these mortgage loans;

      o     Balloon  loans  having  payment  terms  similar  to those  described  in one of the  preceding paragraphs,  calculated  on the basis of an assumed  amortization  term,  but  providing for a balloon  payment  of all  outstanding  principal  and  interest  to be  made  at the  end of a specified term that is shorter than the assumed amortization term;

      o     Mortgage  loans that  provide for a line of credit  pursuant to which  amounts may be advanced to the borrower from time to time;

      o     Mortgage  loans that require that each monthly  payment  consist of an installment of interest which  is  calculated  according  to  the  simple  interest  method.  This  method  calculates interest using the outstanding  principal  balance of the mortgage loan multiplied by the loan rate and further  multiplied  by a fraction,  the  numerator of which is the number of days in the period  elapsed since the preceding  payment of interest was made and the  denominator  of which is the number of days in the annual  period for which  interest  accrues on the mortgage loan.  As payments are received on simple  interest  mortgage  loans,  the amount  received is applied  first to  interest  accrued  to the date of  payment  and the  balance  is applied to reduce the unpaid principal balance of the mortgage loan; or

      o     Mortgage  loans which  provide for an interest  only period and do not provide for the payment of principal for the number of years specified in the related prospectus supplement.

         The mortgage pool may contain  mortgage  loans secured by junior liens.  The related senior lien, which may have been made at the same time as the first lien,  may or may not be  included in the  mortgage pool as well.  The primary risk to holders of mortgage  loans  secured by junior liens is the  possibility that adequate  funds will not be received in connection  with a foreclosure of the related senior liens to satisfy  fully both the senior liens and the mortgage  loan secured by a junior lien.  In the event that a holder of a senior lien  forecloses on a mortgaged  property,  the proceeds of the  foreclosure or similar sale will be applied  first to the payment of court  costs and fees in  connection  with the  foreclosure,
second  to  real  estate  taxes,  third  in  satisfaction  of  all  principal,   interest,  prepayment  or
acceleration  penalties,  if any, and any other sums due and owing to the holder of the senior liens.  The claims of the holders of the senior  liens will be  satisfied  in full out of proceeds of the  liquidation of the related  mortgaged  property,  if the proceeds are sufficient,  before the issuing entity as holder of the junior lien  receives  any payments in respect of the mortgage  loan.  If the master  servicer or a servicer  were to  foreclose on a mortgage  loan  secured by a junior lien,  it would do so subject to any related  senior liens.  In order for the debt related to the mortgage loan to be paid in full at the sale, a bidder at the  foreclosure  sale of the mortgage loan would have to bid an amount  sufficient to pay off all sums due under the mortgage  loan and the senior liens or purchase the mortgaged  property  subject to the senior  liens.  In the event that the  proceeds  from a  foreclosure  or similar  sale of the  related mortgaged  property are  insufficient  to satisfy all senior liens and the mortgage loan in the aggregate, the issuing  entity,  as the holder of the junior lien, and,  accordingly,  holders of one or more classes of the  securities of the related  series bear (1) the risk of delay in  distributions  while a deficiency judgment  against  the  borrower  is sought  and (2) the risk of loss if the  deficiency  judgment  is not realized upon.  Moreover,  deficiency judgments may not be available in some jurisdictions or the mortgage loan may be  nonrecourse.  In addition,  a junior  mortgagee may not foreclose on the property  securing a junior mortgage unless it forecloses subject to the senior mortgages.

         A mortgage loan may require  payment of a prepayment  charge or penalty,  the terms of which will be more fully  described in the  prospectus  supplement.  Prepayment  penalties  may apply if the borrower makes a  substantial  prepayment,  or may apply only if the  borrower  refinances  the mortgage  loans.  A multifamily,  commercial  or  mixed-use  loan may also contain a  prohibition  on  prepayment  or lock-out period.

         The  mortgage  loans may be  "equity  refinance"  mortgage  loans,  as to which a portion  of the proceeds are used to refinance an existing  mortgage loan,  and the remaining  proceeds may be retained by the  mortgagor  or used for purposes  unrelated to the  mortgaged  property.  Alternatively,  the mortgage loans may be "rate and term  refinance"  mortgage  loans,  as to which  substantially  all of the proceeds
(net of related  costs  incurred by the  mortgagor)  are used to  refinance an existing  mortgage  loan or loans  (which may include a junior lien)  primarily  in order to change the  interest  rate or other terms thereof.  The mortgage  loans may be mortgage loans which have been  consolidated  and/or have had various terms  changed,  mortgage loans which have been  converted  from  adjustable  rate mortgage loans to fixed rate mortgage  loans,  or  construction  loans which have been converted to permanent  mortgage  loans. In addition,  a mortgaged  property may be subject to secondary  financing at the time of  origination of the mortgage loan or thereafter.  In addition,  some or all of the single family loans secured by junior liens may be High LTV Loans.

         If provided for in the related  prospectus  supplement,  a mortgage pool may contain  convertible mortgage  loans which allow the  mortgagors to convert the interest  rates on these  mortgage loans from a fixed rate to an adjustable  rate,  or an  adjustable  rate to a fixed rate, at some point during the life of these mortgage loans. In addition,  if provided for in the related  prospectus  supplement,  a mortgage pool may contain  mortgage  loans which may provide  for  modification  to other fixed rate or  adjustable rate  programs  offered by the  Seller.  If  specified  in the  related  prospectus  supplement,  upon any conversion or  modification,  the  depositor,  the related  master  servicer,  the related  servicer,  the applicable  Seller or a third party will repurchase the converted or modified  mortgage loan as and to the extent set forth in the  related  prospectus  supplement.  Upon the failure of any party so  obligated  to repurchase any converted or modified mortgage loan, it will remain in the mortgage pool.

         If provided for in the related  prospectus  supplement,  the mortgage  loans may include  buydown mortgage  loans.  Under the terms of a buydown  mortgage loan, the monthly  payments made by the mortgagor during the early  years of the  mortgage  loan will be less than the  scheduled  monthly  payments  on the mortgage loan. The resulting difference will be made up from:

      o     funds  contributed  by the Seller of the mortgaged  property or another source and placed in a custodial account,

      o     if funds  contributed  by the Seller are  contributed  on a present  value  basis,  investment earnings on these funds, or

      o     additional funds to be contributed over time by the mortgagor's employer or another source.

         Generally,  the mortgagor  under each buydown  mortgage loan will be qualified at the  applicable lower monthly payment.  Accordingly,  the repayment of a buydown mortgage loan is dependent on the ability of the  mortgagor to make larger level  monthly  payments  after the Buydown Funds have been depleted and, for some buydown mortgage loans, during the Buydown Period.

         The prospectus  supplement for each series of securities will contain  information as to the type of  mortgage  loans that will be  included  in the  related  mortgage  pool.  Each  prospectus  supplement applicable to a series of  securities  will include  information,  generally as of the cut-off date and to the extent then available to the depositor, on an approximate basis, as to the following:

      o     the aggregate principal balance of the mortgage loans,

      o     the type of property securing the mortgage loans,

      o     the original or modified terms to maturity of the mortgage loans,

      o     the range of principal balances of the mortgage loans at origination or modification,

      o     the earliest origination or modification date and latest maturity date of the mortgage loans,

      o     the Loan-to-Value Ratios of the mortgage loans,

      o     the mortgage rate or range of mortgage rates borne by the mortgage loans,

      o     if any of the mortgage loans are ARM Loans,  the applicable  Index,  the range of Note Margins and the weighted average Note Margin,

      o     the geographical distribution of the mortgage loans,

      o     the percentage of buydown mortgage loans, if applicable, and

      o     the percent of ARM Loans which are convertible to fixed-rate mortgage loans, if applicable.

      A Current  Report on Form 8-K will be sent,  upon  request,  to  holders  of the  related  series of securities and will be filed,  together with the related pooling and servicing agreement,  with respect to each series of  certificates,  or the related  servicing  agreement,  owner trust agreement and indenture, with respect to each series of notes,  with the Commission  after the initial  issuance of the securities.
In the event that  mortgage  loans are added to or deleted  from the issuing  entity after the date of the related  prospectus  supplement  but on or before the date of issuance of the  securities  if any material pool  characteristic  differs by 5% or more from the  description  in the prospectus  supplement,  revised disclosure  will be  provided  either in a  supplement  or in a Current  Report on Form 8-K which  will be available to investors on the SEC website.

         The  depositor  will cause the  mortgage  loans  included  in each  mortgage  pool,  or  mortgage securities  evidencing  interests therein, to be assigned,  without recourse,  to the trustee named in the related  prospectus  supplement,  for the benefit of the holders of the securities of a series.  Except to the extent that  servicing of any mortgage loan is to be  transferred  to a special  servicer,  the master servicer named in the related prospectus  supplement will service the mortgage loans,  directly or through servicers,  pursuant to a pooling and servicing  agreement,  with respect to each series of  certificates, or a  servicing  agreement,  with  respect  to each  series  of  notes,  and will  receive a fee for these services.  See "Servicing of Mortgage  Loans,"  "Description of the  Securities"  and "The  Agreements" in
this  prospectus.  The master  servicer's  obligations  with  respect to the  mortgage  loans will consist principally of its contractual  servicing  obligations  under the related pooling and servicing  agreement or servicing  agreement  (including  its obligation to supervise,  monitor and oversee the  obligations of the servicers to service and administer  their  respective  mortgage loans in accordance with the terms of the applicable  servicing  agreements),  as more fully  described in this prospectus  under  "Servicing of
Mortgage  Loans—Servicers," and, if and to the extent set forth in the related prospectus supplement,  its obligation  to make cash  advances in the event of  delinquencies  in  payments on or with  respect to the mortgage  loans as  described  in this  prospectus  under  "Description  of the  Securities—Advances")  or pursuant to the terms of any mortgage  securities.  The  obligations of a master servicer to make advances may be subject to  limitations,  to the extent this  prospectus and the related  prospectus  supplement so provides.

Underwriting Standards

         Mortgage  loans to be included in a mortgage  pool will be  purchased  on the closing date by the depositor  either directly or indirectly from Affiliated  Sellers or Unaffiliated  Sellers.  The depositor will  acquire  mortgage  loans  utilizing  re-underwriting  criteria  which it believes  are  appropriate, depending to some extent on the  depositor's or its affiliates'  prior  experience with the Seller and the servicer,  as well as the  depositor's  prior  experience  with a particular type of mortgage loan or with mortgage  loans  relating  to  mortgaged  properties  in a  particular  geographical  region.  A  standard approach to  re-underwriting  is to compare loan file  information and information  that is represented to the  depositor  on a tape  with  respect  to a  percentage  of the  mortgage  loans  the  depositor  deems appropriate in the  circumstances.  The depositor  will not undertake any  independent  investigations  of the creditworthiness of particular obligors.

         The mortgage  loans,  as well as mortgage loans  underlying  mortgage  securities  will have been originated in accordance with underwriting standards described below.

         The  underwriting  standards to be used in originating the mortgage loans are primarily  intended to assess the  creditworthiness of the mortgagor,  the value of the mortgaged property and the adequacy of the property as collateral for the mortgage loan.

         The  mortgage  loans  will  be  originated  under  "full/alternative",   "stated  income/verified
assets",   "stated   income/stated   assets",   "no   documentation"   or   "no   ratio"   programs.   The
"full/alternative"  documentation  programs  generally  verify income and assets in accordance with Fannie
Mae/Freddie  Mac  automated  underwriting   requirements.   The  stated  income/verified   assets,  stated
income/stated  assets,  no documentation or no ratio programs  generally  require less  documentation  and verification than do full  documentation  programs which generally require standard Fannie Mae/Freddie Mac approved forms for verification of  income/employment,  assets and certain payment  histories.  Generally, under  both  "full/alternative"  documentation  programs,  at least one month of income  documentation  is provided.  This  documentation  is also  required to include  year-to-date  income or prior year income in case the former is not  sufficient  to  establish  consistent  income.  Generally  under a "stated  income verified  assets"  program no  verification  of a  mortgagor's  income is  undertaken  by the  origination however,  verification  of the  mortgagor's  assets is  obtained.  Under a "stated  income/stated  assets"
program,  no  verification  of either a mortgagor's  income or a  mortgagor's  assets is undertaken by the originator  although  both  income and assets are  stated on the loan  application  and a  "reasonableness test" is applied.  Generally,  under a "no documentation"  program, the mortgagor is not required to state his or her  income or assets  and  therefore,  no  verification  of such  mortgagor's  income or assets is undertaken  by the  originator.  The  underwriting  for such  mortgage  loans  may be based  primarily  or entirely on the estimated  value of the mortgaged  property and the LTV ratio at origination as well as on the payment  history  and credit  score.  Generally,  under a "no ratio"  program,  the  mortgagor  is not required to disclose their income although the nature of employment is disclosed.  Additionally,  on a "no ratio" program assets are verified.

         The  primary  considerations  in  underwriting  a mortgage  loan are the  mortgagor's  employment stability and whether the mortgagor has sufficient  monthly income  available (1) to meet the  mortgagor's monthly  obligations  on the proposed  mortgage  loan  (generally  determined  on the basis of the monthly payments  due in the year of  origination)  and other  expenses  related to the home  (including  property taxes and hazard  insurance) and (2) to meet monthly housing expenses and other financial  obligations and monthly  living  expenses.  However,  the  Loan-to-Value  Ratio of the mortgage  loan is another  critical factor. In addition,  a mortgagor's credit history and repayment  ability,  as well as the type and use of the mortgaged property, are also considerations.

         High  LTV  Loans  are  underwritten  with an  emphasis  on the  creditworthiness  of the  related mortgagor.  High LTV Loans are underwritten with a limited  expectation of recovering any amounts from the foreclosure of the related mortgaged property.

         In the case of the multifamily  loans,  commercial  loans or mixed-use loans,  lenders  typically look to the debt service  coverage ratio of a loan as an important  measure of the risk of default on that loan. Unless otherwise defined in the related  prospectus  supplement,  the debt service coverage ratio of a  multifamily  loan,  commercial  loan or  mixed-use  loan at any given  time is the ratio of (1) the net operating  income of the  related  mortgaged  property  for a  twelve-month  period to (2) the  annualized scheduled  payments on the mortgage  loan and on any other loan that is secured by a lien on the mortgaged property prior to the lien of the related  mortgage.  The net operating income of a mortgaged  property is
the  total  operating  revenues  derived  from  a  multifamily,   commercial  or  mixed-use  property,  as
applicable,  during that period,  minus the total operating  expenses incurred in respect of that property during that period  other than (a)  non-cash  items such as  depreciation  and  amortization,  (b) capital expenditures  and (c) debt service on loans  (including  the related  mortgage  loan)  secured by liens on that  property.  The  net  operating  income  of a  multifamily,  commercial  or  mixed-use  property,  as applicable,  will  fluctuate  over time and may or may not be  sufficient  to cover  debt  service  on the related  mortgage  loan  at any  given  time.  As  the  primary  source  of the  operating  revenues  of a multifamily,  commercial or mixed-use  property,  as applicable,  rental income (and maintenance  payments from  tenant-stockholders  of a cooperatively owned multifamily property) may be affected by the condition of the  applicable  real estate  market and/or area  economy.  Increases in operating  expenses due to the general economic climate or economic  conditions in a locality or industry  segment,  such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating  expenses,  and/or to changes in governmental rules,  regulations and fiscal policies,  may also affect the risk of default on a
multifamily,   commercial  or  mixed-use  loan.  Lenders  also  look  to  the  Loan-to-Value  Ratio  of  a multifamily,  commercial  or mixed-use  loan as a measure of risk of loss if a property must be liquidated following a default.

         Each  prospective  mortgagor will generally  complete a mortgage loan  application  that includes information on the  applicant's  liabilities,  income,  credit  history,  employment  history and personal information.  One or more credit  reports on each  applicant  from  national  credit  reporting  companies generally will be required.  The report  typically  contains  information  relating to credit history with local and  national  merchants  and  lenders,  installment  debt  payments  and any  record  of  defaults, bankruptcies,  repossessions,  or  judgments.  In the  case  of a  multifamily  loan,  commercial  loan or mixed-use loan, the mortgagor will also be required to provide certain  information  regarding the related mortgaged  property,  including a current  rent roll and  operating  income  statements  (which may be pro forma and  unaudited).  In addition,  the  originator  will  generally  also  consider the location of the mortgaged  property,  the  availability  of  competitive  lease  space and  rental  income  of  comparable properties in the relevant  market area, the overall  economy and  demographic  features of the geographic area and the mortgagor's  prior experience in owning and operating  properties  similar to the multifamily properties or commercial properties, as the case may be.

         Mortgaged  properties  generally will be appraised by licensed appraisers or through an automated valuation system. A licensed  appraiser will generally address  neighborhood  conditions,  site and zoning status and  condition  and  valuation  of  improvements.  In the case of mortgaged  properties  secured by single family loans,  the appraisal  report will  generally  include a  reproduction  cost analysis  (when appropriate)  based on the current cost of  constructing  a similar home and a market value analysis based on recent sales of  comparable  homes in the area.  With  respect to  multifamily  properties,  commercial properties and mixed-use  properties,  the appraisal  must specify  whether an income  analysis,  a market analysis or a cost  analysis was used.  An appraisal  employing  the income  approach to value  analyzes a property's  projected net cash flow,  capitalization and other operational  information in determining the property's  value.  The market  approach to value  analyzes  the prices  paid for the  purchase of similar properties in the property's  area, with  adjustments  made for variations  between those other properties and the property  being  appraised.  The cost approach to value requires the appraiser to make an estimate of land value and then  determine  the  current  cost of  reproducing  the  improvements  less any accrued depreciation.  In any case, the value of the property being financed, as indicated by the appraisal,  must support,  and support in the future, the outstanding loan balance.  All appraisals by licensed  appraisers are  required  to be on forms  acceptable  to Fannie  Mae or  Freddie  Mac.  Automated  valuation  systems generally rely on publicly  available  information  regarding  property  values and will be described more fully in the related  prospectus  supplement.  An  appraisal  for purposes of  determining  the Value of a mortgaged property may include an automated valuation.

         Notwithstanding  the foregoing,  Loan-to-Value  Ratios will not  necessarily  provide an accurate measure  of the  risk of  liquidation  loss in a pool of  mortgage  loans.  For  example,  the  value of a mortgaged  property as of the date of initial  issuance of the related  series of  securities  may be less than the Value  determined at loan  origination,  and will likely  continue to fluctuate from time to time based upon changes in economic  conditions  and the real estate  market.  Mortgage loans which are subject to negative  amortization  will have  Loan-to-Value  Ratios which will  increase  after  origination  as a result of negative  amortization.  Also,  even when  current,  an appraisal is not  necessarily a reliable estimate of value for a multifamily  property or commercial  property.  As stated above,  appraised values of multifamily,  commercial and mixed-use properties are generally based on the market analysis,  the cost analysis,  the income  analysis,  or upon a selection  from or  interpolation  of the values  derived from those  approaches.  Each of these  appraisal  methods can  present  analytical  difficulties.  It is often difficult to find truly  comparable  properties  that have recently been sold; the  replacement  cost of a property may have little to do with its current  market  value;  and income  capitalization  is inherently based on inexact  projections  of income and expenses and the selection of an  appropriate  capitalization rate.  Where  more  than one of these  appraisal  methods  are used and  provide  significantly  different results,  an accurate  determination  of value and,  correspondingly,  a reliable  analysis of default and loss risks, is even more difficult.

         If so specified in the related  prospectus  supplement,  the underwriting of a multifamily  loan, commercial loan or mixed-use loan may also include environmental  testing.  Under the laws of some states, contamination  of real  property  may give rise to a lien on the  property to assure the costs of cleanup.
In several  states,  this type of lien has priority over an existing  mortgage lien on that  property.  In addition,  under the laws of some  states  and under  CERCLA,  a lender  may be  liable,  as an "owner" or
"operator",  for costs of  addressing  releases  or  threatened  releases  of  hazardous  substances  at a property,  if agents or employees of the lender have become  sufficiently  involved in the  operations  of the borrower,  regardless of whether or not the environmental  damage or threat was caused by the borrower or a prior owner. A lender also risks such  liability on  foreclosure  of the mortgage as described  under
"Legal Aspects of Mortgage Loans—Environmental Legislation" in this prospectus.

         With respect to any FHA loan or VA loans the  mortgage  loan Seller will be required to represent that it has  complied  with the  applicable  underwriting  policies  of the FHA or VA,  respectively.  See
"Description of Primary Mortgage Insurance,  Hazard Insurance;  Claims Thereunder—FHA  Insurance" and "—VA
Insurance" in this prospectus.

FICO Scores

         The FICO Score is a statistical  ranking of likely future credit  performance  developed by Fair,
Isaac & Company  ("Fair,  Isaac")  and the three  national  credit  repositories-Equifax,  Trans Union and
First  American  (formerly  Experian  which was formerly  TRW).  The FICO Scores  available from the three national  credit  repositories  are calculated by the assignment of weightings to the most predictive data collected  by the credit  repositories  and range from the 300's to the 900's.  Although  the FICO  Scores are based  solely on the  information  at the  particular  credit  repository,  such FICO Scores have been calibrated to indicate the same level of credit risk  regardless of which credit  repository is used.  The
FICO Scores is used along with,  but not limited to,  mortgage  payment  history,  seasoning on bankruptcy and/or foreclosure, and is not a substitute for the underwriter's judgment.

Qualifications of Originators and Sellers

         Each  mortgage  loan  generally  will be  originated,  directly or through  mortgage  brokers and correspondents,  by a  savings  and  loan  association,  savings  bank,  commercial  bank,  credit  union, insurance  company,  or  similar  institution  which is  supervised  and  examined  by a federal  or state authority,  or by a mortgagee  approved by the  Secretary  of Housing  and Urban  Development  pursuant to sections 203 and 211 of the Housing Act, unless otherwise provided in the related prospectus supplement.

Representations by Sellers

         Each  Seller will have made  representations  and  warranties  in respect of the  mortgage  loans and/or  mortgage  securities  sold by the Seller and evidenced by a series of  securities.  In the case of mortgage loans,  representations  and warranties will generally  include,  among other things,  that as to each mortgage loan:

         o        With respect to any first lien mortgage loan, a lender's title  insurance  policy (on an
                  ALTA or CLTA form) or binder,  or other  assurance  of title  customary  in the relevant jurisdiction  therefore  in a form  acceptable  to Fannie Mae or Freddie Mac, was issued on the date that each mortgage loan was created by a title  insurance  company which, to the  best of the  related  seller's  knowledge,  was  qualified  to do  business  in the jurisdiction  where the related  mortgaged  property is  located,  insuring  the related seller and its  successors  and assigns  that the mortgage is a first  priority  lien on the related  mortgaged  property in the original  principal amount of the mortgage loan;
                  and the related seller is the sole insured under such lender's title  insurance  policy, and such  policy,  binder or  assurance  is valid and  remains in full force and effect, and each such policy,  binder or assurance  shall  contain all  applicable  endorsements including  a negative  amortization  endorsement,  if  applicable.  With  respect to any second lien mortgage loan,  other than any Piggyback Loan that has an initial  principal amount  less  than or equal to  $200,000,  (a) a  lender's  title  insurance  policy  or binder,  or other  assurance of title customary in the relevant  jurisdiction  therefore in a form  acceptable  to Fannie  Mae or Freddie  Mac,  was issued on the date that each mortgage  loan  was  created  by a title  insurance  company  which,  to the best of the related seller's  knowledge,  was qualified to do business in the jurisdiction where the related  mortgaged  property is located,  insuring the related seller and its successors and  assigns;  and the related  seller is the sole  insured  under such  lender's  title insurance  policy,  and such  policy,  binder or  assurance is valid and remains in full force  and  effect,  and each  such  policy,  binder  or  assurance  shall  contain  all applicable  endorsements including a negative amortization  endorsement,  if applicable, or (b) a lien  search  was  conducted  at the time of  origination  with  respect to the related property;

         o        immediately  prior to the  transfer to the  depositor,  the related  Seller was the sole owner of  beneficial  title and holder of the  mortgage and  mortgage  note  relating to such  mortgage  loan and is  conveying  the same  free and  clear of any and all  liens, claims,  encumbrances,  participation interests,  equities, pledges, charges or security interests of any nature and the related  Seller has full right and  authority to sell or assign the same pursuant to the related mortgage loan purchase agreement;

         o        there  is no  mechanics'  lien or  claim  for  work,  labor or  material  affecting  the premises  subject to any  mortgage  which is or may be a lien  prior to, or equal  with, the  lien of  such  mortgage  except  those  which  are  insured  against  by the  title insurance policy referred to above;

         o        the mortgage is a valid and enforceable  first or other  applicable lien on the property securing  the  related  mortgage  note  and  each  mortgaged  property  is  owned by the mortgagor  in  fee  simple  (except  with  respect  to  common  areas  in  the  case  of condominiums,  PUDs and de minimis  PUDs) or by  leasehold  for a term  longer  than the term of the related  mortgage,  subject  only to (i) the lien of current  real  property taxes and  assessments,  (ii)  covenants,  conditions and  restrictions,  rights of way, easements  and other  matters  of  public  record  as of the date of  recording  of such mortgage,  such exceptions being acceptable to mortgage lending  institutions  generally or specifically  reflected in the appraisal  obtained in connection with the origination of the related  mortgage  loan or referred to in the  lender's  title  insurance  policy delivered to the  originator  of the related  mortgage  loan and (iii) other  matters to which like  properties are commonly  subject which do not materially  interfere with the benefits of the security intended to be provided by such mortgage;

         o        the  physical  property  subject to the  mortgage is free of  material  damage and is in good repair and there is no proceeding  pending or  threatened  for the total or partial condemnation of any mortgaged property;

         o        there was no  delinquent  tax or  assessment  lien against the  property  subject to any mortgage,  except where such lien was being  contested in good faith and a stay had been granted against levying on the property; and

         o        each mortgage  loan at the time it was made  complied in all material  respects with all
                  applicable  local,   state  and  federal  laws  and  regulations,   including,   without
                  limitation,  usury,  equal credit  opportunity,  disclosure  and recording  laws and all applicable  predatory,  abusive and fair lending  laws;  and each mortgage loan has been
                  serviced  in  all  material   respects  in  accordance  with  all  applicable  laws  and
                  regulations,   including,   without   limitation,   usury,  equal  credit   opportunity,
                  disclosure  and recording laws and all  applicable  anti-predatory  lending laws and the terms of the related mortgage note, the mortgage and other loan documents.

If the mortgage loans include cooperative  mortgage loans,  representations and warranties with respect to title insurance or hazard  insurance may not be given.  Generally,  the cooperative  itself is responsible for the  maintenance  of  hazard  insurance  for  property  owned by the  cooperative,  and the  borrowers
(tenant-stockholders)  of the cooperative do not maintain hazard  insurance on their  individual  dwelling units. In the case of mortgage  securities,  representations and warranties will generally include,  among other things,  that as to each mortgage security,  the Seller has good title to the mortgage security free of any  liens.  In the  event of a  breach  of a  Seller's  representation  or  warranty  that  materially adversely  affects the  interests of the  securityholders  in a mortgage  loan or mortgage  security,  the related Seller will be obligated to cure the breach or repurchase  or, if permitted,  replace the mortgage loan or mortgage  security as  described  below.  However,  there can be no  assurance  that a Seller will honor its  obligation to repurchase  or, if permitted,  replace any mortgage loan or mortgage  security as to which a breach of a representation or warranty arises.

         All of the  representations  and warranties of a Seller in respect of a mortgage loan or mortgage security  will  have  been  made as of the  date on which  the  mortgage  loan or  mortgage  security  was purchased from the Seller by or on behalf of the depositor,  unless a specific  representation or warranty relates to an  earlier  date,  in which  case such  representation  or  warranty  shall be made as of such earlier date. As a result,  the date as of which the  representations  and  warranties  were made may be a date  prior to the date of initial  issuance  of the  related  series of  securities  or, in the case of a
Designated Seller  Transaction,  will be the date of closing of the related sale by the applicable Seller.
A  substantial  period  of time may have  elapsed  between  the date as of which the  representations  and warranties  were made and the  later  date of  initial  issuance  of the  related  series  of  securities.
Accordingly,  the Seller's repurchase  obligation (or, if specified in the related prospectus  supplement, limited  replacement  option)  described below will not arise if, during the period commencing on the date of sale of a mortgage  loan or  mortgage  security by the  Seller,  an event  occurs that would have given rise to a repurchase  obligation  had the event  occurred  prior to sale of the affected  mortgage loan or mortgage  security,  as the  case may be.  The  only  representations  and  warranties  to be made for the benefit of holders of securities in respect of any related  mortgage  loan or mortgage  security  relating to the period  commencing on the date of sale of the mortgage  loan or mortgage  security by the Seller to or on behalf of the  depositor  will be the limited  corporate  representations  of the  depositor and the master servicer described under "Description of the Securities—Assignment of Trust Fund Assets" below.

         The  depositor  will assign to the  trustee for the benefit of the holders of the related  series of  securities  all of its right,  title and interest in each  purchase  agreement by which it purchased a mortgage  loan or  mortgage  security  from a Seller  insofar  as the  purchase  agreement  relates to the representations  and  warranties  made by the Seller in respect of the mortgage loan or mortgage  security and any remedies  provided for with respect to any breach of  representations  and warranties with respect to the mortgage  loan or mortgage  security.  If a Seller  cannot cure a breach of any  representation  or warranty  made by it in respect of a mortgage loan or mortgage  security  which  materially  and adversely affects the interests of the  securityholders  therein within a specified  period after having  discovered or received  notice of a breach,  then,  the Seller will be obligated to  repurchase  the mortgage loan or mortgage  security at a purchase price set forth in the related  pooling and servicing  agreement or other agreement  which purchase price  generally will be equal to the principal  balance  thereof as of the date of  repurchase  plus accrued and unpaid  interest  through or about the date of  repurchase at the related mortgage rate or  pass-through  rate, as  applicable  (net of any portion of this interest  payable to the
Seller  in  respect  of  master  servicing  compensation,  special  servicing  compensation  or  servicing compensation, as applicable, and any interest retained by the depositor).

         As to any mortgage loan required to be  repurchased  by a Seller as provided  above,  rather than repurchase the mortgage loan, the Seller, if so specified in the related  prospectus  supplement,  will be entitled,  at its sole option,  to remove the Deleted Mortgage Loan from the issuing entity and substitute in its place a Qualified  Substitute Mortgage Loan; however,  with respect to a series of certificates for which no REMIC election is to be made, the  substitution  must be effected  within 120 days of the date of the initial issuance of the related series of  certificates.  With respect to a issuing entity for which a
REMIC election is to be made, the  substitution  of a defective  mortgage loan must be effected within two years of the date of the initial  issuance of the related series of  certificates,  and may not be made if the substitution  would cause the issuing entity,  or any portion  thereof,  to fail to qualify as a REMIC or  result  in a  Prohibited  Transaction  Tax under the Code.  Any  Qualified  Substitute  Mortgage  Loan generally will, on the date of substitution:

      o     have an  outstanding  principal  balance,  after  deduction  of the  principal  portion of the monthly payment due in the month of substitution,  not in excess of the outstanding  principal balance of the Deleted  Mortgage  Loan (the amount of any  shortfall  to be  deposited  in the
            Distribution  Account  by  the  related  Seller  or  the  master  servicer  in  the  month  of substitution for distribution to the securityholders),
      o     have a mortgage rate and a Net Mortgage Rate not less than (and not  materially  greater than)
            the mortgage  rate and Net Mortgage  Rate,  respectively,  of the Deleted  Mortgage Loan as of the date of substitution,

      o     have a  Loan-to-Value  Ratio at the time of  substitution  no higher  than that of the Deleted
            Mortgage Loan at the time of substitution,

      o     have a remaining  term to maturity  not  materially  earlier or later than (and not later than the latest maturity date of any mortgage loan) that of the Deleted Mortgage Loan, and

      o     comply with all of the  representations  and  warranties  made by the Seller as of the date of substitution.

The related mortgage loan purchase  agreement may include  additional  requirements  relating to ARM Loans or other  specific types of mortgage  loans,  or additional  provisions  relating to meeting the foregoing requirements  on an aggregate  basis where a number of  substitutions  occur  contemporaneously.  A Seller will  have an  option to  substitute  for a  mortgage  security  that it is  obligated  to  repurchase  in connection with a breach of a  representation  and warranty only if it satisfies the criteria set forth in the related prospectus supplement.

         The master  servicer or the trustee will be required under the  applicable  pooling and servicing agreement or servicing  agreement to use  reasonable  efforts to enforce this  repurchase or  substitution obligation  for the benefit of the trustee and the  securityholders,  following  those  practices it would employ in its good  faith  business  judgment  and  which are  normal  and usual in its  general  mortgage servicing activities;  provided,  however, that this repurchase or substitution obligation will not become an obligation of the master  servicer in the event the  applicable  Seller fails to honor the  obligation.
In instances where a Seller is unable, or disputes its obligation,  to repurchase  affected mortgage loans and/or mortgage securities,  the master servicer or the trustee,  employing the standards set forth in the preceding  sentence,  may  negotiate  and enter into one or more  settlement  agreements  with the related
Seller that could  provide for the  repurchase  of only a portion of the  affected  mortgage  loans and/or mortgage  securities.  Any  settlement  could  lead  to  losses  on the  mortgage  loans  and/or  mortgage securities  which  would be borne by the  related  securities.  In  accordance  with the  above  described practices,  the master servicer or trustee will not be required to enforce any repurchase  obligation of a
Seller  arising  from any  misrepresentation  by the  Seller,  if the master  servicer  determines  in the reasonable  exercise of its business  judgment that the matters related to the  misrepresentation  did not directly  cause or are not  likely to  directly  cause a loss on the  related  mortgage  loan or  mortgage security.  If the  Seller  fails to  repurchase  and no breach of any other  party's  representations  has occurred,  the Seller's repurchase  obligation will not become an obligation of the depositor or any other party.  In the case of a Designated  Seller  Transaction  where the Seller fails to  repurchase a mortgage loan or mortgage  security and neither the depositor nor any other entity has assumed the  representations and  warranties,  the  repurchase  obligation of the Seller will not become an obligation of the depositor
or  any  other  party.  The  foregoing   obligations  will  constitute  the  sole  remedies  available  to securityholders  or the  trustee  for a breach of any  representation  by a Seller or for any other  event giving rise to the obligations as described above.

         Neither the  depositor  nor the master  servicer  will be obligated to repurchase a mortgage loan or mortgage  security if a Seller  defaults on its obligation to do so, and no assurance can be given that the Sellers  will carry out their  repurchase  obligations.  A default by a Seller is not a default by the depositor  or by the master  servicer.  However,  to the extent that a breach of the  representations  and warranties of a Seller also constitutes a breach of a  representation  made by the depositor or the master servicer,  as described below under "Description of the  Securities—Assignment  of Trust Fund Assets," the
depositor or the master  servicer may have a repurchase or substitution  obligation.  Any mortgage loan or mortgage  security not so repurchased or  substituted  for shall remain in the related  issuing entity and any  losses  related  thereto  shall  be  allocated  to the  related  credit  enhancement,  to the  extent available, and otherwise to one or more classes of the related series of securities.

         If a person  other than a Seller  makes the  representations  and  warranties  referred to in the first  paragraph  of this  "—Representations  by  Sellers"  section,  or a person  other  than a Seller is responsible  for  repurchasing  or replacing any mortgage loan or mortgage  security for a breach of those representations  and warranties,  the identity of that person will be specified in the related  prospectus supplement.  The master servicer's  responsibilities  for enforcing these  representations  and warranties will be as provided in the second preceding paragraph.

Optional Purchase of Defaulted Mortgage Loans

         If the  related  prospectus  supplement  so  specifies,  the master  servicer  or another  entity identified  in such  prospectus  supplement  may, at its  option,  purchase  from the  issuing  entity any mortgage  loan which is  delinquent  in payment by 90 days or more or is an REO Mortgage  Loan as the date of such purchase. Any such purchase shall be at the price described in the related prospectus supplement.

Methods of Delinquency Calculation

         Each  prospectus  supplement will describe the delinquency  method used for  calculations  with respect to the related  mortgage  loans,  which will either be the MBA Method or the OTS Method.  Under either method,  except with respect to HELOCs,  the determination as to whether a mortgage loan falls into a delinquency  category is made as of the close of business on the last day of each month prior to the date of  determining  the  delinquency:  for example,  if a cut-off date is August 1, or a distribution  date is August 25,  delinquencies  are calculated as of
July 31.

         Under the MBA Method,  a mortgage loan is considered "30 days  delinquent" if the borrower fails to make a scheduled  payment  prior to the close of business on the day prior to the  mortgage  loan's first  succeeding  due date.  For example,  if a  securitization  had a closing date occurring in August and a cut-off date of August 1, a mortgage  loan with a payment  due on July 1 that  remained  unpaid as of the close of business on July 31 would be described as 30 days  delinquent  as of the cut-off date in the  prospectus  supplement.  A mortgage  loan would be considered  "60 days  delinquent"  with respect to such scheduled  payment if such scheduled  payment were not made prior to the close of business  on the day prior to the  mortgage  loan's  second  succeeding  due date (or, in the preceding  example,  if the mortgage loan with a payment due on June 1 remained  unpaid as of the close of business on July 31).

         Under the OTS Method,  a mortgage loan is considered "30 days  delinquent" if the borrower fails to make a scheduled  payment prior to the close of business on the mortgage  loan's first  succeeding  due date. For example, if a  securitization  had a closing date occurring in August and a cut-off date of August 1, a mortgage loan with a payment due on July 1 that  remained  unpaid as of the close of business  on July 31 would not be  described  as 30 days  delinquent  as of the cut-off date in the  prospectus  supplement.  Such  mortgage loan with a payment due on
June 1 that remained  unpaid as of the close of business on July 31 would be described as 30 days  delinquent as of the cut-off date in the  prospectus  supplement.  A mortgage loan would be  considered  "60 days  delinquent"  with respect to such  scheduled  payment if such  scheduled  payment were not made prior to the close of business on the mortgage loan's second succeeding due date (or, in the preceding  example,  if the mortgage loan with a payment due on May 1 remained unpaid as of the close of business on July 31).

         Generally,  because of the way delinquencies are calculated as described above,  delinquencies  calculated under the MBA Method are a month greater than as calculated  under the OTS Method,  and mortgage loans which are 30 days  delinquent  under the MBA Method are not delinquent  under the OTS Method.  Investors  should  carefully note the method used with respect to the related securitization as described in the prospectus supplement.

         Investors  should  note  that  calculations  of  delinquency  are made as of the end of the  prior  month.
Changes in  borrower  delinquency  status  after that time will not be  disclosed  until the  following  month.  In addition, under both methods,  bankruptcy,  foreclosure and REO property status is determined as of the last day of the prior  month.  Such  mortgage  loans are removed  from the  delinquency  buckets,  although  they will count in connection with delinquency triggers or for total delinquency information.

                                         STATIC POOL INFORMATION

         For each mortgage pool discussed  above,  the issuing entity will provide static pool information with respect to the experience of the sponsor,  or other appropriate  entity, in securitizing  asset pools of the same type to the extent material.

         With respect to each series of securities,  the  information  referred to in this section will be provided through an internet web site at the address disclosed in the related prospectus supplement.

                                       SERVICING OF MORTGAGE LOANS

General

         The mortgage  loans and mortgage  securities  included in each mortgage pool will be serviced and administered  pursuant to either a pooling and  servicing  agreement or a servicing  agreement.  A form of pooling and servicing  agreement and a form of servicing  agreement  have each been filed as an exhibit to the  registration  statement of which this prospectus is a part.  However,  the provisions of each pooling and  servicing  agreement  or  servicing  agreement  will vary  depending  upon the nature of the  related mortgage  pool.  The  following  summaries  describe the material  servicing-related  provisions  that may appear in a pooling and  servicing  agreement or servicing  agreement  for a mortgage  pool that  includes mortgage loans. The related  prospectus  supplement will describe any  servicing-related  provision of its related  pooling  and  servicing  agreement  or  servicing  agreement  that  materially  differs  from the description  thereof  contained  in this  prospectus.  If the  related  mortgage  pool  includes  mortgage securities,  the related  prospectus  supplement  will  summarize  the material  provisions of the related pooling and  servicing  agreement  and  identify the  responsibilities  of the parties to that pooling and servicing agreement.

         With  respect  to any  series  of  securities  as to which the  related  mortgage  pool  includes mortgage  securities,  the servicing and  administration  of the mortgage  loans  underlying  any mortgage securities  will be  pursuant  to the  terms of  those  mortgage  securities.  Mortgage  loans  underlying mortgage  securities in a mortgage pool will be serviced and administered  generally in the same manner as mortgage  loans  included in a mortgage  pool,  however,  there can be no assurance  that this will be the case,  particularly if the mortgage  securities are issued by an entity other than the depositor or any of its affiliates.

The Master Servicer

         The master servicer,  if any, for a series of securities will be named in the related  prospectus supplement  and may be an  affiliate  of the  depositor.  The master  servicer  is  required to maintain a fidelity  bond and errors and  omissions  policy with  respect to its  officers  and  employees  and other persons  acting on behalf of the master  servicer in connection  with its  activities  under a pooling and servicing agreement or a servicing agreement.

         The master  servicer  shall  supervise,  monitor and oversee the  obligation  of the servicers to service and administer  their  respective  mortgage  loans in accordance  with the terms of the applicable servicing  agreements  and shall have full power and  authority to do any and all things which it may deem necessary or desirable in connection  with such master  servicing  and  administration.  In addition,  the
Master  Servicer shall oversee and consult with each servicer as necessary from  time-to-time to carry out the master  servicer's  obligations  under the pooling and  servicing  agreement or  servicing  agreement, shall  receive,  review and  evaluate  all  reports,  information  and other data  provided  to the master servicer  by each  servicer  and  shall  cause  each  servicer  to  perform  and  observe  the  covenants, obligations  and conditions to be performed or observed by such servicer  under its  applicable  servicing agreement.  Each pooling and servicing agreement or servicing  agreement,  as applicable,  for a series of securities,  will  provide that in the event a servicer  fails to perform its  obligations  in  accordance with its servicing  agreement,  the master  servicer shall  terminate such servicer and act as servicer of the related  mortgage loans or cause the trustee to enter into a new servicing  agreement with a successor servicer selected by the master servicer.

The Servicers

         Each of the  servicers,  if  any,  for a  series  of  securities  will be  named  in the  related prospectus  supplement  and may be an affiliate of the  depositor or the Seller of the mortgage  loans for which it is acting as servicer.  Each  servicer  will service the mortgage  loans  pursuant to a servicing agreement  between the master  servicer  and the related  servicer,  which  servicing  agreement  will not contain any terms  which are  inconsistent  with the related  pooling  and  servicing  agreement  or other agreement that governs the servicing  responsibilities  of the master  servicer or pursuant to the related pooling and  servicing  agreement,  as specified in the related  prospectus  supplement.  Each servicer is required to maintain a fidelity  bond and errors and  omissions  policy with  respect to its  officers and employees and other persons  acting on behalf of the servicer in connection  with its  activities  under a servicing agreement or the related pooling and servicing agreement.

Collection and Other Servicing Procedures; Mortgage Loan Modifications

         The master  servicer for any  mortgage  pool will be  obligated  under the pooling and  servicing agreement or servicing  agreement to supervise,  monitor and oversee the  obligations  of the servicers to service  and  administer  their  respective  mortgage  loans in the  mortgage  pool for the benefit of the related  securityholders,  in  accordance  with  applicable  law,  the terms of the pooling and  servicing agreement or servicing  agreement,  the mortgage loans and any instrument of credit  enhancement  included in the  related  issuing  entity,  and,  to the extent  consistent  with the  foregoing,  the  customs and standards of prudent  institutional  mortgage lenders  servicing  comparable  mortgage loans for their own account  in the  jurisdictions  where  the  related  mortgaged  properties  are  located.  Subject  to the foregoing,  the master  servicer will have full power and authority to do any and all things in connection with servicing and administration that it may deem necessary and desirable.

         As part of its servicing  duties,  the master  servicer will be required to, and to cause each of the  servicers  to,  make  reasonable  efforts  to  collect  all  payments  called for under the terms and provisions  of the  mortgage  loans  that it  services.  The master  servicer  and each  servicer  will be obligated to follow the same collection  procedures as it would follow for comparable  mortgage loans held for its own account,  so long as these  procedures are consistent  with the servicing  standard of and the terms of the related  pooling and servicing  agreement or servicing  agreement and the servicing  standard generally  described in the  preceding  paragraph,  and do not impair  recovery  under any  instrument  of credit  enhancement  included in the related  issuing entity.  Consistent  with the foregoing,  the master servicer or any servicer will be permitted,  to the extent provided in the related prospectus  supplement, to waive any  prepayment  premium,  late payment  charge or other charge in  connection  with any mortgage loan.

         Under a pooling and  servicing  agreement or a servicing  agreement,  a master  servicer and each servicer may be granted  discretion to extend relief to mortgagors  whose payments become  delinquent.  In the case of single family loans and  Contracts,  a master  servicer or servicer may, for example,  grant a period of  temporary  indulgence  to a  mortgagor  or may enter  into a  liquidating  plan  providing  for repayment  of  delinquent  amounts  within a  specified  period  from the date of  execution  of the plan.
However,  the master  servicer or servicer  must first  determine  that any waiver or  extension  will not impair the coverage of any related  insurance  policy or materially  adversely affect the security for the mortgage  loan.  In addition,  unless  otherwise  specified  in the related  prospectus  supplement,  if a material  default  occurs or a payment  default is  reasonably  foreseeable  with respect to a multifamily loan,  commercial loan or mixed-use  loan, the master  servicer or servicer will be permitted,  subject to any specific  limitations set forth in the related pooling and servicing  agreement or servicing agreement and described in the related prospectus  supplement,  to modify,  waive or amend any term of such mortgage loan,  including  deferring  payments,  extending  the stated  maturity  date or otherwise  adjusting  the payment  schedule,  provided  that the  modification,  waiver or  amendment  (1) is  reasonably  likely to produce a greater  recovery  with  respect  to that  mortgage  loan on a present  value  basis  than would liquidation  and (2) will not  adversely  affect the coverage  under any  applicable  instrument of credit enhancement.

         In the case of multifamily  loans,  commercial loans and mixed-use  loans, a mortgagor's  failure to make required  mortgage loan payments may mean that  operating  income is  insufficient  to service the mortgage  debt, or may reflect the  diversion of that income from the  servicing of the mortgage  debt. In addition,  a mortgagor  under a multifamily,  commercial or mixed-use loan that is unable to make mortgage loan  payments  may also be unable to make timely  payment of taxes and  otherwise  to maintain and insure the related  mortgaged  property.  Generally,  the related master servicer or servicer will be required to monitor any  multifamily  loan or commercial loan that is in default,  evaluate  whether the causes of the default can be corrected  over a reasonable  period  without  significant  impairment  of the value of the related  mortgaged  property,  initiate  corrective  action in  cooperation  with the mortgagor if cure is likely,  inspect the related  mortgaged  property and take any other  actions as are  consistent  with the servicing standard described above and in the pooling and servicing  agreement or servicing  agreement.  A significant  period of time may elapse  before  the  master  servicer  or  servicer  is able to assess the success of any such corrective  action or the need for additional  initiatives.  The time within which the master  servicer or servicer  can make the initial  determination  of  appropriate  action,  evaluate  the success of corrective  action,  develop  additional  initiatives,  institute  foreclosure  proceedings and actually  foreclose  (or accept a deed to a mortgaged  property in lieu of  foreclosure)  on behalf of the securityholders  of the related  series may vary  considerably  depending on the  particular  multifamily, commercial or mixed-use loan, the mortgaged property,  the mortgagor,  the presence of an acceptable party to assume that loan and the laws of the  jurisdiction  in which the  mortgaged  property is located.  If a mortgagor  files  a  bankruptcy  petition,  the  master  servicer  or  servicer  may not be  permitted  to accelerate  the maturity of the related  multifamily,  commercial or mixed-use loan or to foreclose on the mortgaged  property  for a  considerable  period of time.  See "Legal  Aspects of Mortgage  Loans" in this prospectus.

         Some or all of the  mortgage  loans in a mortgage  pool may  contain a  due-on-sale  clause  that entitles  the lender to  accelerate  payment of the mortgage  loan upon any sale or other  transfer of the related mortgaged  property made without the lender's consent.  In any case in which a mortgaged  property is being conveyed by the  mortgagor,  the master  servicer will in general be obligated,  to the extent it has  knowledge of the  conveyance,  to exercise its rights,  or cause the servicer of the mortgage loan to exercise  its rights,  to  accelerate  the  maturity of the related  mortgage  loan under any  due-on-sale clause  applicable  thereto,  but only if the exercise of these rights is permitted by applicable  law and only to the extent it would not  adversely  affect or  jeopardize  coverage  under any  Primary  Insurance
Policy or applicable credit  enhancement  arrangements.  If applicable law prevents the master servicer or servicer from enforcing a due-on-sale or  due-on-encumbrance  clause or if the master servicer or servicer determines  that it is  reasonably  likely that the related  mortgagor  would  institute a legal action to avoid  enforcement  of a due-on-sale or  due-on-encumbrance  clause,  the master  servicer or servicer may enter into (1) an assumption and  modification  agreement with the person to whom the property has been or is about to be conveyed,  pursuant to which this person  becomes liable under the mortgage note subject to specified  conditions  and the  mortgagor,  to the extent  permitted by  applicable  law,  remains  liable thereon  or (2) a  substitution  of  liability  agreement  pursuant  to which the  original  mortgagor  is released  from  liability  and the  person to whom the  property  has been or is about to be  conveyed  is substituted  for the original  mortgagor and becomes liable under the mortgage note,  subject to specified conditions.  The original  mortgagor may be released from  liability on a single family loan if the master servicer or servicer  shall have  determined in good faith that the release will not adversely  affect the collectability  of the mortgage loan. The master  servicer or servicer will determine  whether to exercise any right the trustee may have under any  due-on-sale  or  due-on-encumbrance  provision in a  multifamily loan,  commercial loan or mixed-use loan in a manner  consistent with the servicing  standard.  The master servicer or servicer  generally will be entitled to retain as additional  servicing  compensation  any fee collected  in  connection  with the  permitted  transfer of a mortgaged  property.  See "Legal  Aspects of
Mortgage  Loans—Enforceability  of  Certain  Provisions"  in this  prospectus.  FHA  loans do not  contain due-on-sale or due-on-encumbrance clauses and may be assumed by the purchaser of the mortgaged property.

         Mortgagors  may,  from  time to time,  request  partial  releases  of the  mortgaged  properties, easements,  consents to alteration or demolition  and other similar  matters.  The master  servicer or the servicer may approve a request if it has  determined,  exercising its good faith business  judgment in the same  manner  as it would if it were the  owner of the  related  mortgage  loan,  that  approval  will not adversely  affect the security for, or the timely and full  collectability  of, the related mortgage loan.
Any fee collected by the master  servicer or servicer for  processing  these  requests will be retained by the master servicer or servicer, as the case may be, as additional servicing compensation.

         In the case of mortgage loans secured by junior liens on the related  mortgaged  properties,  the master  servicer will be required to file, or cause the servicer of the mortgage  loans to file, of record a request for notice of any action by a superior  lienholder  under the senior lien for the  protection of the related trustee's  interest,  where permitted by local law and whenever  applicable state law does not require that a junior  lienholder be named as a party  defendant in  foreclosure  proceedings  in order to foreclose  the junior  lienholder's  equity of  redemption.  The master  servicer also will be required to notify,  or cause the servicer of the mortgage loan to notify,  any superior  lienholder in writing of the existence of the mortgage loan and request  notification  of any action (as  described  below) to be taken against the mortgagor or the mortgaged  property by the superior  lienholder.  If the master servicer or a servicer  is  notified  that any  superior  lienholder  has  accelerated  or  intends  to  accelerate  the obligations  secured by the related  senior lien,  or has  declared or intends to declare a default  under the mortgage or the promissory note secured  thereby,  or has filed or intends to file an election to have the related  mortgaged  property sold or foreclosed,  then, the master  servicer will be required to take, or cause the  servicer  of the  related  mortgaged  property  to take,  on behalf of the  related  issuing entity, whatever actions are necessary to protect the interests of the related securityholders,  and/or to preserve the security of the related mortgage loan,  subject to the REMIC Provisions,  if applicable.  The master  servicer will be required to advance,  or cause the servicer of the mortgage loan to advance,  the necessary  funds to cure the  default  or  reinstate  the  superior  lien,  if the  advance is in the best interests of the related  securityholders  and the master  servicer or the  servicer,  as the case may be, determines the advances are recoverable out of payments on or proceeds of the related mortgage loan.

         The  master  servicer  for any  mortgage  pool will also be  required  to  perform,  or cause the servicers of the mortgage loans in the mortgage pool to perform,  other customary  functions of a servicer of comparable  loans,  including  maintaining  escrow or impound accounts for payment of taxes,  insurance premiums  and  similar  items,  or  otherwise  monitoring  the timely  payment of those  items;  adjusting mortgage  rates  on  ARM  Loans;  maintaining  Buydown  Accounts;  supervising  foreclosures  and  similar proceedings;  managing REO properties;  and maintaining  servicing  records relating to the mortgage loans in the mortgage pool. The master  servicer will be responsible  for filing and settling  claims in respect of particular mortgage loans under any applicable  instrument of credit  enhancement.  See "Description of
Credit Enhancement" in this prospectus.

Special Servicers

         If and to the extent specified in the related  prospectus  supplement,  a special servicer may be a party to the related pooling and servicing  agreement or servicing  agreement or may be appointed by the master  servicer  or another  specified  party to perform  specified  duties in respect of  servicing  the related  mortgage  loans that would  otherwise be  performed  by the master  servicer  (for  example,  the workout  and/or  foreclosure  of defaulted  mortgage  loans).  The rights and  obligations  of any special servicer will be specified in the related  prospectus  supplement,  and the master servicer will be liable for the  performance  of a special  servicer  only if,  and to the  extent,  set forth in that  prospectus supplement.

Realization Upon or Sale of Defaulted Mortgage Loans

         Except as described below and in the related prospectus  supplement,  the master servicer will be required,  in a manner  consistent  with the  servicing  standard,  to, or to cause the  servicers  of the mortgage loans to,  foreclose upon or otherwise  comparably  convert the ownership of properties  securing any  mortgage  loans in the related  mortgage  pool that come into and continue in default and as to which no  satisfactory  arrangements  can  be  made  for  collection  of  delinquent  payments.  Generally,  the foreclosure  process will commence no later than 90 days after  delinquency of the related  mortgage loan.
The master servicer and each servicer will be authorized to institute  foreclosure  proceedings,  exercise any power of sale contained in the related  mortgage,  obtain a deed in lieu of foreclosure,  or otherwise acquire  title to the related  mortgaged  property,  by  operation of law or  otherwise,  if the action is consistent with the servicing  standard.  The master servicer's or applicable  servicer's  actions in this regard must be conducted,  however,  in a manner that will permit  recovery under any instrument of credit enhancement  included in the related  issuing  entity.  In addition,  neither the master  servicer nor any other servicer will be required to expend its own funds in connection  with any  foreclosure or to restore any damaged property unless it shall determine that (1) the foreclosure  and/or  restoration will increase the proceeds of liquidation of the mortgage loan to the related  securityholders  after  reimbursement  to itself  for these  expenses  and (2) these  expenses  will be  recoverable  to it from  related  Insurance
Proceeds,  Liquidation  Proceeds  or amounts  drawn out of any fund or under any  instrument  constituting credit  enhancement  (respecting  which it  shall  have  priority  for  purposes  of  withdrawal  from the
Distribution Account in accordance with the pooling and servicing agreement or servicing agreement).

         However,  unless otherwise  specified in the related  prospectus  supplement,  neither the master servicer nor any other  servicer may acquire  title to any  multifamily  property or  commercial  property securing a mortgage  loan or take any other action that would cause the related  trustee,  for the benefit of  securityholders  of the related series,  or any other specified  person to be considered to hold title to,  to be a  "mortgagee-in-possession"  of,  or to be an  "owner"  or an  "operator"  of  such  mortgaged property within the meaning of federal  environmental  laws, unless the master servicer or the servicer of the  mortgage  loan has  previously  determined,  based on a report  prepared  by a person  who  regularly conducts environmental audits (which report will be an expense of the issuing entity), that either:

                  (1)      the mortgaged property is in compliance with applicable  environmental laws and regulations  or, if not, that taking  actions as are  necessary to bring the  mortgaged  property into compliance with these laws is reasonably  likely to produce a greater  recovery on a present value basis than not taking those actions; and

                  (2)      there are no  circumstances  or conditions  present at the  mortgaged  property
         that  have  resulted  in  any  contamination  for  which  investigation,   testing,   monitoring,
         containment,  clean-up or remediation could be required under any applicable  environmental  laws and  regulations or, if those  circumstances  or conditions are present for which any such action could be required,  taking those  actions with respect to the  mortgaged  property is  reasonably likely to produce a greater  recovery  on a present  value basis than not taking  those  actions.
         See "Legal Aspects of Mortgage Loans—Environmental Legislation" in this prospectus.

         Neither the master  servicer  nor any other  servicer  will be  obligated  to  foreclose  upon or otherwise  convert  the  ownership  of any  mortgaged  property  securing a single  family  loan if it has received  notice or has actual  knowledge  that the  property  may be  contaminated  with or  affected  by hazardous  wastes or hazardous  substances;  however,  environmental  testing  will not be  required.  The master  servicer or servicer,  as  applicable,  will not be liable to the  securityholders  of the related series if, based on its belief that no such  contamination  or effect exists,  the master servicer or such servicer  forecloses on a mortgaged  property and takes title to the mortgaged  property,  and  thereafter the mortgaged property is determined to be so contaminated or affected.

         With  respect to a mortgage  loan in default,  the master  servicer  or servicer of the  mortgage loan may pursue  foreclosure (or similar  remedies)  concurrently with pursuing any remedy for a breach of a  representation  and  warranty.  However,  neither the master  servicer nor the servicer of the mortgage loan is  required to continue  to pursue  both  remedies if it  determines  that one remedy is more likely than the  other  to  result  in a  greater  recovery.  Upon the  first to occur of final  liquidation  (by foreclosure or otherwise) or a repurchase or  substitution  pursuant to a breach of a  representation  and warranty,  the mortgage  loan will be removed from the related  issuing  entity if it has not been removed previously.  The master  servicer or servicer may elect to treat a defaulted  mortgage loan as having been finally  liquidated  if a  substantial  portion or all of the amounts  expected  to be received  from that mortgage  loan have been  received.  Any  additional  liquidation  expenses  relating to the mortgage loan thereafter  incurred will be  reimbursable  to the master  servicer or servicer,  as applicable,  from any amounts  otherwise  distributable to holders of securities of the related series,  or may be offset by any subsequent  recovery related to the mortgage loan.  Alternatively,  for purposes of determining the amount of related Liquidation  Proceeds to be distributed to securityholders,  the amount of any Realized Loss or the amount  required to be drawn under any  applicable  form of credit  support,  the master  servicer and servicer may take into account minimal  amounts of additional  receipts  expected to be received,  as well as estimated  additional  liquidation  expenses  expected to be incurred in connection  with the defaulted mortgage loan.

         As provided  above,  the master servicer or a servicer may pass through less than the full amount it expects to receive from the related  mortgage loan;  however,  the master servicer or servicer may only do this if the master  servicer  or servicer  reasonably  believes it will  maximize  the  proceeds to the securityholders  in the  aggregate.  To the extent the master  servicer  or servicer  receives  additional recoveries  following  liquidation,  the amount of the Realized Loss will be restated,  and the additional recoveries  will be passed  through the issuing entity as  Liquidation  Proceeds.  In the event the amount of the Realized Loss is restated,  the amount of  overcollateralization  or the  principal  balance of the most  subordinate  class of securities in the issuing  entity may be  increased.  However,  the holders of any  securities  whose  principal  balance is  increased  will not be  reimbursed  interest for the period during which the principal balance of their securities was lower.

         With  respect to a series of  securities,  if so provided in the related  prospectus  supplement, the  applicable  form of credit  enhancement  may  provide,  to the extent of  coverage,  that a defaulted mortgage  loan will be  removed  from the  issuing  entity  prior to the  final  liquidation  thereof.  In addition,  a pooling and  servicing  agreement  or  servicing  agreement  may grant to the  depositor,  an affiliate of the depositor,  the master servicer,  a special  servicer,  a provider of credit  enhancement and/or the holder or holders of specified  classes of  securities  of the related  series a right of first refusal to purchase from the issuing entity,  at a predetermined  purchase price,  any mortgage loan as to which a specified  number of scheduled  payments are delinquent.  If the purchase price is insufficient to fully fund the  entitlements  of  securityholders  to principal and interest,  it will be specified in the related prospectus  supplement.  Furthermore,  a pooling and servicing  agreement or a servicing agreement may  authorize the master  servicer or servicer of the mortgage  loan to sell any defaulted  mortgage loan if and when the master servicer or servicer determines,  consistent with the servicing standard,  that the sale would produce a greater recovery to  securityholders  on a present value basis than would liquidation of the related mortgaged property.

         In the event that title to any mortgaged  property is acquired by  foreclosure or by deed in lieu of  foreclosure,  the deed or  certificate  of sale will be issued to the  trustee  or to its  nominee  on
behalf  of  securityholders  of  the  related  series.   Notwithstanding  any  acquisition  of  title  and
cancellation  of the related  mortgage loan, the REO Mortgage Loan will be considered for most purposes to be an outstanding  mortgage loan held in the issuing  entity until the mortgaged  property is sold and all recoverable  Liquidation  Proceeds and Insurance Proceeds have been received with respect to the defaulted mortgage loan. For purposes of calculations of amounts  distributable to  securityholders in respect of an
REO Mortgage Loan,  the  amortization  schedule in effect at the time of any  acquisition of title (before any  adjustment  thereto by reason of any  bankruptcy  or any  similar  proceeding  or any  moratorium  or similar  waiver or grace  period) will be deemed to have  continued in effect (and,  in the case of an ARM
Loan,  the  amortization  schedule will be deemed to have  adjusted in  accordance  with any interest rate changes  occurring on any  adjustment  date  therefor) so long as the REO Mortgage  Loan is  considered to remain in the issuing entity.

         If  title  to any  mortgaged  property  is  acquired  by an  issuing  entity  as to which a REMIC election has been made, the master  servicer,  on behalf of the issuing entity,  will be required to sell, or cause the  servicer  of the  mortgage  loan to sell,  the  mortgaged  property  within  three  years of acquisition,  unless (1) the IRS  grants an  extension  of time to sell the  property  or (2) the  trustee receives an opinion of  independent  counsel to the effect that the holding of the property by the issuing entity for more than three years after its  acquisition  will not result in the imposition of a tax on the issuing  entity or cause the issuing  entity to fail to qualify as a REMIC under the Code at any time that any  certificate  is  outstanding.  Subject to the foregoing and any other  tax-related  constraints,  the master  servicer  generally  will be required to solicit bids, or to cause a servicer to solicit bids, for any mortgaged  property so acquired in a manner as will be  reasonably  likely to realize a fair price for the  property.  If title to any  mortgaged  property is  acquired by a issuing  entity as to which a REMIC election has been made,  the master  servicer will also be required to ensure that the mortgaged  property is administered so that it constitutes  "foreclosure  property"  within the meaning of Section  860G(a)(8)
of the Code at all times,  that the sale of the  property  does not result in the  receipt by the  issuing entity of any income from  non-permitted  assets as described in Section  860F(a)(2)(B)  of the Code,  and that the issuing entity does not derive any "net income from  foreclosure  property" within the meaning of
Section 860G(c)(2) of the Code with respect to the property.

         If Liquidation  Proceeds  collected  with respect to a defaulted  mortgage loan are less than the outstanding  principal  balance of the defaulted  mortgage  loan plus accrued  interest plus the aggregate amount of  reimbursable  expenses  incurred by the master  servicer or the servicer,  as applicable,  with respect to the mortgage  loan,  and the shortfall is not covered under any  applicable  instrument or fund constituting credit  enhancement,  the issuing entity will realize a loss in the amount of the difference.
The  master  servicer  or  servicer,  as  applicable,  will be  entitled  to  reimburse  itself  from  the
Liquidation  Proceeds  recovered on any defaulted  mortgage loan, prior to the distribution of Liquidation
Proceeds to  securityholders,  amounts that  represent  unpaid  servicing  compensation  in respect of the mortgage  loan,  unreimbursed  servicing  expenses  incurred  with  respect to the  mortgage  loan and any unreimbursed  advances of delinquent  payments  made with respect to the mortgage  loan. If so provided in
the  related  prospectus   supplement,   the  applicable  form  of  credit  enhancement  may  provide  for reinstatement  subject to specified  conditions in the event that,  following the final  liquidation  of a mortgage loan and a draw under the credit enhancement,  subsequent  recoveries are received.  In addition, if a gain results from the final  liquidation  of a defaulted  mortgage loan or an REO Mortgage Loan which is not  required by law to be  remitted to the related  mortgagor,  the master  servicer or  servicer,  as applicable,  will be entitled to retain the gain as additional  servicing  compensation unless the related prospectus  supplement provides otherwise.  For a description of the master servicer's (or other specified person's)  obligations  to maintain  and make claims  under  applicable  forms of credit  enhancement  and insurance  relating to the mortgage loans,  see  "Description of Credit  Enhancement"  and "Description of
Primary Mortgage Insurance, Hazard Insurance; Claims Thereunder" in this prospectus.

Servicing and Other Compensation and Payment of Expenses; Retained Interest

         The principal  servicing  compensation to be paid to the master servicer in respect of its master servicing  activities  for a series of securities  will be equal to the percentage or range of percentages per annum  described in the related  prospectus  supplement of the outstanding  principal  balance of each mortgage  loan,  and this  compensation  will be retained by it on a monthly or other  periodic basis from collections of interest on each mortgage loan in the related  issuing  entity at the time the  collections are  deposited  into the  applicable  Distribution  Account.  This  portion of the  servicing  fee will be calculated  with respect to each mortgage  loan by  multiplying  the fee by the  principal  balance of the mortgage  loan.  In addition,  to the extent not  permitted to be retained by the servicer of the mortgage loan, the master servicer may retain all prepayment  premiums,  assumption fees and late payment  charges, to the extent  collected from  mortgagors,  and any benefit which may accrue as a result of the investment of funds in the applicable  Distribution Account. Any additional servicing  compensation will be described in the related prospectus supplement.

         The  principal  servicing  compensation  to be paid to each  servicer in respect of its servicing activities for a series of securities  will be equal to the  percentage or range of percentages  per annum described in the related  prospectus  supplement  of the  outstanding  principal  balance of each mortgage loan  serviced  by such  servicer,  and this  compensation  will be  retained  by it on a monthly or other periodic  basis from  collections  of interest on each mortgage loan in the related  issuing entity at the time the collections are deposited into such servicer's  Protected Account.  This portion of the servicing fee will be calculated  with respect to each mortgage loan serviced by a servicer by  multiplying  the fee by the  principal  balance of the mortgage  loan.  In addition,  each  servicer may retain all  prepayment premiums,  assumption fees and late payment  charges,  to the extent  collected from  mortgagors,  and any benefit which may accrue as a result of the investment of funds in its Protected  Account.  Any additional servicing compensation will be described in the related prospectus supplement.

         The master  servicer will pay or cause to be paid some of the ongoing  expenses  associated  with each  issuing  entity and incurred by it in  connection  with its  responsibilities  under the pooling and servicing  agreement  or  servicing  agreement,  including,  if so  specified  in the  related  prospectus supplement,  payment of any fee or other amount payable in respect of any alternative  credit  enhancement arrangements,  payment of the fees and  disbursements  of the  trustee,  any  custodian  appointed  by the trustee and the security  registrar,  and payment of expenses incurred in enforcing the obligations of the servicers and the Sellers.  The master servicer will be entitled to reimbursement of expenses  incurred in enforcing the obligations of the servicers and the Sellers under limited  circumstances.  In addition, the master  servicer and each servicer will be entitled to  reimbursements  for some of its expenses  incurred in  connection  with  liquidated  mortgage  loans and in  connection  with the  restoration  of  mortgaged properties,  this right of  reimbursement  being  prior to the rights of  securityholders  to receive  any related  Liquidation  Proceeds  or  Insurance  Proceeds.  If and to the extent so  provided in the related prospectus  supplement,  the master  servicer and each  servicer  will be entitled to receive  interest on amounts  advanced to cover  reimbursable  expenses for the period that the advances are outstanding at the rate specified in the prospectus  supplement,  and the master  servicer and each servicer will be entitled to payment of the interest  periodically  from general  collections  on the mortgage  loans in the related issuing entity prior to any payment to  securityholders  or as otherwise  provided in the related  pooling and servicing agreement or servicing agreement and described in the prospectus supplement.

         If and to the extent provided in the related prospectus  supplement,  the master servicer and the servicers  may be required to apply a portion of the  servicing  compensation  otherwise  payable to it in respect of any period to any Prepayment  Interest Shortfalls  resulting from mortgagor  prepayments during that period. See "Yield Considerations" in this prospectus.

                                      DESCRIPTION OF THE SECURITIES

General

         The securities  will be issued in series.  Each series of  certificates  (or, in some  instances, two or more  series  of  certificates)  will be issued  pursuant  to a pooling  and  servicing  agreement, similar to one of the forms filed as an exhibit to the  registration  statement  of which this  prospectus is a part.  Each pooling and  servicing  agreement  will be filed with the  Commission  as an exhibit to a
Current  Report on Form 8-K.  Each  series of notes (or, in some  instances,  two or more series of notes)
will be issued  pursuant to an indenture  between the related  issuing entity and the trustee,  similar to the form  filed as an exhibit to the  registration  statement  of which  this  prospectus  is a part.  The issuing entity will be created  pursuant to an owner trust  agreement  between the depositor and the owner trustee.  Each indenture,  along with the related servicing  agreement and owner trust agreement,  will be filed with the  Commission as an exhibit to a Current  Report on Form 8-K.  Qualified  counsel will render an opinion to the effect that the issuing  entity's assets will not be considered  assets of the Seller or the depositor in the event of the  bankruptcy  of the Seller or the  depositor.  The  following  summaries
(together  with  additional  summaries  under "The  Agreements"  below)  describe the material  provisions relating to the securities common to each Agreements.

         Certificates  of each  series  covered by a  particular  pooling  and  servicing  agreement  will evidence  specified  beneficial  ownership  interests in a separate issuing entity created pursuant to the pooling and  servicing  agreement.  Each series of notes covered by a particular  indenture  will evidence indebtedness  of a separate  issuing  entity  created  pursuant to the related owner trust  agreement.  An issuing  entity will consist of, to the extent  provided in the pooling and  servicing  agreement or owner trust agreement:

      o     the mortgage loans (and the related mortgage  documents) or interests  therein  (including any mortgage  securities)  underlying a particular  series of  securities as from time to time are subject to the pooling and  servicing  agreement  or  servicing  agreement,  exclusive  of, if specified in the related  prospectus  supplement,  any interest  retained by the  depositor or any of its affiliates with respect to each mortgage loan;

      o     all  payments and  collections  in respect of the mortgage  loans or mortgage  securities  due after the related  cut-off date,  as from time to time are  identified as deposited in respect thereof  in  the  related  Protected  Account,  Distribution  Account  or  any  other  account established pursuant to the Agreement as described below;

      o     any property  acquired in respect of mortgage  loans in the issuing  entity,  whether  through foreclosure of a mortgage loan or by deed in lieu of foreclosure;

      o     hazard  insurance  policies,  Primary  Insurance  Policies,  FHA  insurance  policies  and  VA guarantees,  if any,  maintained  in respect of mortgage  loans in the issuing  entity and the proceeds of these policies;

      o     U.S. Government Securities;

      o     the rights of the depositor under any mortgage loan purchase  agreement,  including in respect of any representations and warranties therein; and

      o     any combination,  as and to the extent specified in the related  prospectus  supplement,  of a financial  guaranty  insurance  policy,  mortgage  pool  insurance  policy,  letter of credit, special  hazard  insurance  policy,  or currency  or  interest  rate  exchange  agreements  as described under "Description of Credit Enhancement" in this prospectus.

         If provided in the related  prospectus  supplement,  the original principal amount of a series of securities may exceed the principal balance of the mortgage loans or mortgage  securities  initially being delivered  to the  trustee.  Cash  in an  amount  equal  to  this  difference  will  be  deposited  into a pre-funding  account  maintained with the trustee.  During the period set forth in the related  prospectus supplement,  amounts on deposit in the  pre-funding  account may be used to purchase  additional  mortgage loans or mortgage  securities for the related  issuing  entity.  Any amounts  remaining in the pre-funding account at the end of the period  will be  distributed  as a  principal  prepayment  to the holders of the related  series  of  securities  at the  time  and in the  manner  set  forth  in the  related  prospectus supplement.

         Each series of  securities  may consist of any one or a  combination  of the  following  types of classes:

Accretion Directed                                 A class of  securities  designated to receive  principal  payments primarily  from the interest  that  accrues on  specified  Accrual
                                                   Classes.

Accrual                                            A  class  of  securities  where  the  accrued  interest  otherwise payable to such  certificates is allocated to specified classes of
                                                   certificates   as   principal   payments  in  reduction  of  their
                                                   certificate  principal balance. The certificate  principal balance of the Accrual  Class will be increased to the extent such accrued interest is so allocated.

Companion                                          A class that receives  principal payments on any distribution date only if scheduled  payments  have been made on  specified  planned amortization  classes,  targeted amortization classes or scheduled principal classes.

Component                                          A class consisting of  "components."  The components of a class of component  securities may have different principal and/or interest payment  characteristics  but together  constitute a single class.
                                                   Each  component  of  a  class  of  component   securities  may  be
                                                   identified  as falling into one or more of the  categories in this list.

Fixed Rate                                         A class with an interest  rate that is fixed  throughout  the life of the class.

Floating Rate                                      A class that receives  interest payments based on an interest rate that fluctuates  each payment period based on a designated  index, which will be of a type that is  customarily  used in the debt and fixed income markets to measure the cost of borrowed  funds,  plus a specified margin.

Interest Only or IO                                A class of securities  with no principal  balance and which is not entitled to principal  payments.  Interest  usually  accrues based on a specified notional amount.

Inverse Floating Rate                              A class of securities  where the  pass-through  rate adjusts based on the  excess  between  a  specified  rate and  LIBOR or  another index,  which  will be of a type that is  customarily  used in the debt and fixed  income  markets  to measure  the cost of  borrowed funds.

Lock Out                                           A class of securities  which is "locked out" of certain  payments, usually principal, for a specified period of time.

Partial Accrual                                    A class that accretes a portion of the amount of accrued  interest thereon,  which amount will be added to the  principal  balance of
                                                   such  class  on  each  applicable   distribution  date,  with  the
                                                   remainder of such accrued interest to be distributed  currently as interest  on such  class.  Such  accretion  may  continue  until a specified  event has occurred or until such Partial  Accrual class is retired.

Principal Only                                     A class of securities which is not entitled to interest payments.

Planned Amortization Class or PAC                  A class of  securities  with a principal  balance  that is reduced based on a  schedule  of  principal  balances,  assuming a certain range of prepayment rates on the underlying assets.

Scheduled Principal                                A class that is designed  to receive  principal  payments  using a predetermined  principal balance schedule but is not designated as a Planned  Amortization Class or Targeted  Amortization  Class. In
                                                   many  cases,  the  schedule is derived by  assuming  two  constant prepayment  rates for the underlying  assets.  These two rates are the  endpoints  for the  "structuring  range"  for  the  scheduled principal class.

Senior Support                                     A class that absorbs the realized  losses other than excess losses that would  otherwise  be  allocated to a Super Senior Class after the  related  classes  of  subordinated  securities  are no longer outstanding.

Sequential Pay                                     Classes that receive principal payments in a prescribed  sequence, that do not have  predetermined  principal  balance  schedules and
                                                   that  under  all  circumstances   receive  payments  of  principal
                                                   continuously  from  the  first  distribution  date on  which  they receive  principal  until they are  retired.  A single  class that receives  principal  payments before or after all other classes in the same series of  securities  may be  identified as a sequential pay class.

Super Senior                                       A class  that will not bear its  proportionate  share of  realized losses  (other  than  excess  losses) as its share is  directed to another class,  referred to as the "support class" until the class principal balance of the support class is reduced to zero.

Target Amortization or TAC                         A class of  securities  with a principal  balance  that is reduced based on a scheduled  of  principal  balances,  assuming a certain targeted rate of prepayments on the related collateral.

Variable Rate                                      A class with an  interest  rate that  resets  periodically  and is
                                                   calculated   by  reference  to  the  rate  or  rates  of  interest
                                                   applicable to specified assets or instruments  (e.g., the mortgage rates borne by the underlying loans).

With  respect to any series of notes,  the related  Equity  Certificates,  insofar as they  represent  the beneficial  ownership  interest in the Issuing  Entity,  will be subordinate  to the related notes.  As to each series,  the offered  securities will be rated in one of the four highest rating categories by one or more  Rating  Agencies.  Credit  support for the  offered  securities  of each series may be provided by a financial  guaranty  insurance  policy,  mortgage pool insurance policy,  letter of credit,  reserve fund, currency or interest rate exchange  agreement,  overcollateralization,  cross-collateralization  or by the subordination  of one or more other  classes of  securities,  each,  as described  under  "Description  of
Credit Enhancement" in this prospectus, or by any combination of the foregoing.

         If so specified in the prospectus  supplement  relating to a series of certificates,  one or more elections may be made to treat the related issuing entity,  or a designated  portion thereof,  as a REMIC.
If an election is made with respect to a series of  certificates,  one of the classes of  certificates  in the series will be  designated  as  evidencing  the sole class of  "residual  interests"  in each  related
REMIC, as defined in the Code;  alternatively,  a separate class of ownership  interests will evidence the residual  interests.  All other classes of certificates in the series will constitute  "regular interests"
in the  related  REMIC,  as defined in the Code.  As to each  series of  certificates  as to which a REMIC election is to be made, the master  servicer,  trustee or other specified entity will be obligated to take specified actions required in order to comply with applicable laws and regulations.

Form of Securities

         Except as  described  below,  the  offered  securities  of each series will be issued as physical certificates  or notes  in fully  registered  form  only in the  denominations  specified  in the  related prospectus  supplement,  and will be  transferable  and  exchangeable at the corporate trust office of the registrar  named  in  the  related  prospectus  supplement.  No  service  charge  will  be  made  for  any registration of exchange or transfer of offered  securities,  but the trustee may require payment of a sum sufficient to cover any tax or other  governmental  charge. A  "securityholder"  or "holder" is the entity whose name appears on the records of the registrar  (consisting of or including the security  register) as the registered holder of a security.

         If so  specified  in  the  related  prospectus  supplement,  specified  classes  of a  series  of securities  will be initially  issued  through the  book-entry  facilities  of DTC. As to any class of DTC
Registered   Securities,   the   recordholder  of  the  securities  will  be  DTC's  nominee.   DTC  is  a
limited-purpose  trust company  organized under the laws of the State of New York,  which holds securities for its  participants  and  facilitates  the clearance and settlement of securities  transactions  between participants  through electronic  book-entry changes in the accounts of participants.  Intermediaries have indirect access to DTC's clearance system.

         If securities are issued as DTC Registered  Securities,  no Beneficial  Owner will be entitled to receive a security  representing  its interest in  registered,  certificated  form,  unless either (1) DTC ceases to act as depository  in respect  thereof and a successor  depository  is not obtained,  or (2) the depositor  elects,  with the consent of the Beneficial  Owners,  to discontinue  the  registration  of the securities  through DTC.  Prior to one of these  events,  Beneficial  Owners will not be recognized by the trustee or the master  servicer as holders of the related  securities for purposes of the related  pooling and  servicing  agreement or indenture,  and  Beneficial  Owners will be able to exercise  their rights as owners of the securities only indirectly  through DTC,  participants  and  Intermediaries.  Any Beneficial
Owner that desires to purchase,  sell or otherwise transfer any interest in DTC Registered  Securities may do so only through DTC,  either  directly if the Beneficial  Owner is a participant or indirectly  through participants  and, if  applicable,  Intermediaries.  Pursuant to the  procedures of DTC,  transfers of the beneficial  ownership  of  any  DTC  Registered  Securities  will  be  required  to  be  made  in  minimum denominations  specified  in the  related  prospectus  supplement.  The ability of a  Beneficial  Owner to pledge DTC Registered  Securities to persons or entities that are not  participants in the DTC system,  or to  otherwise  act with  respect  to the  securities,  may be  limited  because  of the  lack of  physical certificates or notes evidencing the securities and because DTC may act only on behalf of participants.

         Distributions  in respect of the DTC  Registered  Securities  will be forwarded by the trustee or other specified  entity to DTC, and DTC will be responsible  for forwarding the payments to  participants, each of which will be responsible  for disbursing the payments to the Beneficial  Owners it represents or, if applicable, to Intermediaries.  Accordingly,  Beneficial Owners may experience delays in the receipt of payments in respect of their  securities.  Under DTC's  procedures,  DTC will take actions permitted to be taken by holders of any class of DTC Registered  Securities  under the pooling and servicing  agreement or indenture  only  at the  direction  of one or more  participants  to  whose  account  the  DTC  Registered
Securities  are  credited  and whose  aggregate  holdings  represent  no less than any  minimum  amount of
Percentage  Interests or voting rights required  therefor.  DTC may take conflicting  actions with respect to any action of holders  of  securities  of any class to the extent  that  participants  authorize  these actions.  None of the master servicer,  the depositor,  the trustee or any of their respective  affiliates will have any  liability  for any  aspect of the  records  relating  to or  payments  made on  account  of beneficial  ownership  interests in the DTC  Registered  Securities,  or for  maintaining,  supervising or reviewing any records relating to the beneficial ownership interests.

Global Securities

         Some of the offered  securities may be Global Securities.  Except in some limited  circumstances, the Global  Securities will be available only in book-entry form.  Investors in the Global  Securities may hold those  Global  Securities  through any of DTC,  Clearstream,  or Euroclear  System (in  Europe).  The
Global  Securities  will be traceable as home market  instruments  in both the European and U.S.  domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary  market trading between  investors  through  Clearstream  and Euroclear  System will be conducted  in the  ordinary  way  in  accordance  with  the  normal  rules  and  operating  procedures  of
Clearstream  and Euroclear  System and in accordance with  conventional  eurobond  practice  (i.e.,  seven calendar day settlement).

         Secondary  market  trading  between  investors  through DTC will be conducted  according to DTC's rules and procedures applicable to U.S. corporate debt obligations.

         Secondary  cross-market  trading  between  Clearstream or Euroclear  System and DTC  participants holding  interests in Global Securities will be effected on a  delivery-against-payment  basis through the respective depositories of Clearstream and Euroclear System (in that capacity) and as DTC participants.

         Non-U.S.  holders (as described below) of interests in Global  Securities will be subject to U.S.
withholding  taxes  unless  those  holders  meet various  requirements  and deliver  appropriate  U.S. tax documents to the securities clearing organizations or their participants.

         All  Global  Securities  will be  held in  book-entry  form by DTC in the  name of Cede & Co.  as nominee of DTC.  Investors'  interests in the Global  Securities  will be  represented  through  financial institutions acting on their behalf as direct and indirect  participants in DTC. As a result,  Clearstream and  Euroclear  System  will hold  positions  on  behalf  of their  participants  through  their  relevant depositary which in turn will hold those positions in their accounts as DTC participants.

         Investors  electing  to hold their  interests  in Global  Securities  through DTC will follow DTC settlement  practices.  Investor  securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors  electing  to  hold  their  interests  in  Global  Securities  through  Clearstream  or
Euroclear  System accounts will follow the settlement  procedures  applicable to  conventional  eurobonds, except that there will be no temporary  global  security and no "lock-up"  or  restricted  period.  Global
Securities will be credited to the securities  custody  accounts on the settlement date against payment in same-day funds.

         Since the purchaser  determines  the place of delivery,  it is important to establish at the time of the trade where both the  purchaser's  and seller's  accounts are located to ensure that settlement can be made on the desired value date.

         Secondary  market  trading  between DTC  participants  will occur in  accordance  with DTC rules.
Secondary  market trading  between  Clearstream  participants  or Euroclear  System  participants  will be settled  using the  procedures  applicable  to  conventional  eurobonds  in  same-day  funds.  When Global
Securities  are to be  transferred  from the account of a DTC  participant to the account of a Clearstream participant or a Euroclear  System  participant,  the purchaser will send  instructions  to Clearstream or
Euroclear System through a Clearstream  participant or Euroclear System  participant at least one business day prior to settlement.  Clearstream or Euroclear  System will instruct the relevant  depositary,  as the case may be, to receive the Global  Securities  against payment.  Payment will include interest accrued on the Global  Securities  from and  including the last coupon  payment date to and excluding the  settlement date,  on the basis of the actual  number of days in that accrual  period and a year assumed to consist of
360 days. For  transactions  settling on the 31st of the month,  payment will include  interest accrued to and excluding the first day of the following month.  Payment will then be made by the relevant  depositary to the DTC  participant's  account against  delivery of the Global  Securities.  After settlement has been completed,  the Global  Securities will be credited to the respective  clearing system and by the clearing system,  in accordance with its usual  procedures,  to the Clearstream  participant's  or Euroclear System participant's  account.  The securities credit will appear the next day (European time) and the cash debit will be  back-valued  to, and the  interest  on the Global  Securities  will accrue  from,  the value date
(which would be the preceding day when  settlement  occurred in New York).  If settlement is not completed on the intended value date (i.e.,  the trade  fails),the  Clearstream or Euroclear  System cash debit will be valued instead as of the actual settlement date.

         Clearstream  participants  and Euroclear System  participants  will need to make available to the respective  clearing  systems the funds necessary to process  same-day funds  settlement.  The most direct means of doing so is to preposition  funds for  settlement,  either from cash on hand or existing lines of credit,  as they would for any settlement  occurring within  Clearstream or Euroclear  System.  Under this approach,  they  may take on  credit  exposure  to  Clearstream  or  Euroclear  System  until  the  Global
Securities  are credited to their account one day later.  As an  alternative,  if Clearstream or Euroclear
System has extended a line of credit to them,  Clearstream  participants or Euroclear System  participants can elect not to  preposition  funds and allow that  credit  line to be drawn upon to finance  settlement.
Under this  procedure,  Clearstream  participants  or  Euroclear  System  participants  purchasing  Global
Securities  would incur  overdraft  charges for one day,  assuming  they  cleared the  overdraft  when the
Global  Securities  were credited to their  accounts.  However,  interest on the Global  Securities  would accrue  from the value  date.  Therefore,  in many cases the  investment  income on the Global  Securities earned  during  that  one-day  period may  substantially  reduce or offset  the amount of those  overdraft charges,  although  the  result  will  depend  on  each  Clearstream  participant's  or  Euroclear  System participant's  particular  cost of funds.  Since the  settlement  is taking place during New York business hours,  DTC  participants  can employ  their usual  procedures  for  crediting  Global  Securities  to the
respective  European  depositary  for  the  benefit  of  Clearstream   participants  or  Euroclear  System
participants.  The sale proceeds will be available to the DTC seller on the settlement  date. Thus, to the
DTC  participants  a  cross-market  transaction  will settle no  differently  than a trade between two DTC participants.

         Due to time zone  differences  in their favor,  Clearstream  participants  and  Euroclear  System participants may employ their customary  procedures for transactions in which Global  Securities are to be transferred by the respective clearing system,  through the respective  depositary,  to a DTC participant.
The seller will send  instructions  to Clearstream or Euroclear  System through a Clearstream  participant or  Euroclear  System  participant  at least  one  business  day  prior  to  settlement.  In  these  cases
Clearstream or Euroclear  System will instruct the respective  depositary,  as appropriate,  to credit the
Global  Securities  to the DTC  participant's  account  against  payment.  Payment will  include  interest accrued  on the Global  Securities  from and  including  the last  coupon  payment  to and  excluding  the settlement  date on the basis of the actual  number of days in that  accrual  period and a year assumed to consist to 360 days. For  transactions  settling on the 31st of the month,  payment will include  interest accrued to and excluding the first day of the following  month.  The payment will then be reflected in the account of Clearstream  participant or Euroclear System  participant the following day, and receipt of the cash  proceeds in the  Clearstream  participant's  or  Euroclear  System  participant's  account  would be back-valued  to the value date (which would be the preceding day, when  settlement  occurred in New York).
Should  the  Clearstream  participant  or  Euroclear  System  participant  have a line of credit  with its respective  clearing  system and elect to be in debt in  anticipation  of receipt of the sale  proceeds in its account,  the  back-valuation  will  extinguish any overdraft  incurred over that one-day  period.  If settlement  is not  completed  on the intended  value date (i.e.,  the trade  fails),  receipt of the cash proceeds in the  Clearstream  participant's  or Euroclear  System  participant's  account would instead be valued as of the actual settlement date.

         Finally,  day traders that use  Clearstream  or Euroclear  System and that purchase  interests in
Global  Securities from DTC  participants  for delivery to Clearstream  participants  or Euroclear  System participants  should note that these trades would  automatically  fail on the sale side unless affirmative action is taken.  At least three  techniques  should be readily  available  to  eliminate  this  potential problem:

      o     borrowing  through  Clearstream  or Euroclear  System for one day (until the purchase  side of the trade is reflected in their  Clearstream or Euroclear  System accounts) in accordance with the clearing system's customary procedures;

      o     borrowing  the Global  Securities  in the U.S.  from a DTC  participant  no later than one day prior to settlement,  which would give the Global  Securities  sufficient time to be reflected in their  Clearstream  or  Euroclear  System  account  in order to settle the sale side of the trade; or

      o     staggering  the  value  dates for the buy and sell  sides of the trade so that the value  date for the  purchase  from the DTC  participant  is at least one day prior to the value  date for the sale to the Clearstream participant or Euroclear System participant.

         A beneficial owner of interests in Global Securities holding  securities  through  Clearstream or
Euroclear  System (or  through  DTC if the holder has an address  outside the U.S.) will be subject to the
30% U.S.  withholding  tax that  generally  applies to  payments  of interest  (including  original  issue discount) on registered debt issued by U.S.  Persons (as defined below),  unless (i) each clearing system, bank or other financial  institution that holds customers'  securities in the ordinary course of its trade or business in the chain of  intermediaries  between that beneficial owner and the U.S. entity required to withhold tax complies with applicable  certification  requirements  and (ii) that  beneficial  owner takes one of the  following  steps to obtain an exemption or reduced tax rate:  Exemption  for Non-U.S.  Persons
(Form  W-8BEN).  Beneficial  holders of  interests  in Global  Securities  that are  Non-U.S.  Persons (as defined  below) can obtain a complete  exemption from the  withholding  tax by filing a signed Form W-8BEN
(Certificate  of  Foreign  Status  of  Beneficial  Owner  for  United  States  Tax  Withholding).  If  the
information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of that change.

         A Non-U.S.  Person (as  defined  below),  including  a non-U.S.  corporation  or bank with a U.S.
branch,  for which the interest  income is  effectively  connected with its conduct of a trade or business in the United States,  can obtain an exemption from the withholding  tax by filing Form W-8ECI  (Exemption from  Withholding  of Tax on Income  Effectively  Connected with the Conduct of a Trade or Business in the
United States).

         Non-U.S.  Persons  residing in a country that has a tax treaty with the United  States can obtain an  exemption  or reduced tax rate  (depending  on the treaty  terms) by filing  Form W-8BEN  (Holdership,
Exemption or Reduced Rate Certificate). Form W-8BEN may be filed by Noteholders or their agent.

         U.S.  Persons  can  obtain a  complete  exemption  from the  withholding  tax by filing  Form W-9
(Payer's Request for Taxpayer Identification Number and Certification).

         The  holder  of an  interest  in a Global  Security  or,  in the case of a Form  W-8BEN or a Form
W-8ECI filer,  his agent,  files by submitting  the  appropriate  form to the person through whom it holds the security (the clearing  agency,  in the case of persons holding  directly on the books of the clearing agency).  Form W-8BEN and Form W-8ECI are  effective  for three  calendar  years.  The term "U.S.  Person"
means a citizen or resident of the United States,  a  corporation,  partnership or other entity created or organized in, or under the laws of, the United States or any political  subdivision  thereof  (except,  in the case of a partnership,  to the extent provided in  regulations),  or an estate whose income is subject to United States  federal  income tax  regardless  of its source,  or a trust if a court within the United
States  is able to  exercise  primary  supervision  over the  administration  of the trust and one or more
United  States  Persons have the  authority to control all  substantial  decisions of the trust.  The term
"Non-U.S.  Person" means any person who is not a U.S. Person.  This summary does not deal with all aspects of U.S. Federal income tax withholding  that may be relevant to foreign holders of the Global  Securities.
Investors are advised to consult their own tax advisors for specific tax advice  concerning  their holding and disposing of the Global Securities.

Exchangeable Securities

       General

         As the related prospectus  supplement will discuss,  some series will include one or more classes of  exchangeable  securities.  In any of these  series,  the holders  specified in the related  prospectus supplement  will be  entitled,  after  notice and  payment to the  trustee of an  administrative  fee,  to exchange  all or a  portion  of those  classes  for  proportionate  interests  in one or more of the other classes of exchangeable securities.

         If the related prospectus  supplement describes the issuance of exchangeable  securities,  all of these classes of  exchangeable  securities will be listed on the cover of the prospectus  supplement.  The classes  of  securities  that  are  exchangeable  for one  another  will  be  referred  to in the  related prospectus  supplement as "related" to each other,  and each related  grouping of exchangeable  securities will be referred to as a  "combination."  Each  combination of  exchangeable  securities will be issued by
the  related   issuing  entity  and,  in  the  aggregate,   will  represent  a  distinct   combination  of
uncertificated  interests in the issuing entity.  At any time after their initial  issuance,  any class of exchangeable  securities  may be exchanged  for the related class or classes of  exchangeable  securities.
In some cases,  multiple  classes of  exchangeable  securities may be exchanged for one or more classes of related exchangeable securities.

         Descriptions  in  the  related  prospectus  supplement  about  the  securities  of  that  series, including  descriptions  of  principal  and  interest  distributions,  registration  and  denomination  of securities,  credit enhancement,  yield and prepayment  considerations and tax, ERISA and legal investment considerations,  will  also  apply to each  class  of  exchangeable  securities.  The  related  prospectus supplement will separately describe the yield and prepayment  considerations  applicable to, and the risks of  investment  in,  each  class of  exchangeable  securities  in a  combination.  For  example,  separate decrement  tables and yield tables,  if  applicable,  will be included for each class of a combination  of exchangeable securities.

       Exchanges

         If a holder elects to exchange its exchangeable  securities for related  exchangeable  securities the following three conditions must be satisfied:

      o     the  aggregate  principal  balance of the  exchangeable  securities  received in the exchange, immediately  after the  exchange,  must equal the  aggregate  principal  balance,  immediately prior  to the  exchange,  of the  exchanged  securities—for  purposes  of this  condition,  an interest only class will have a principal balance of zero;

      o     the annual interest  amount payable with respect to the  exchangeable  securities  received in the exchange must equal the aggregate annual interest amount of the exchanged securities; and

      o     the  class  or  classes  of  exchangeable  securities  must  be  exchanged  in the  applicable proportions, if any, described in the related prospectus supplement.

         There are different types of  combinations  that can exist.  Any individual  series of securities may have multiple types of combinations.  Some examples of combinations include:

      o     A class of  exchangeable  securities  with an interest rate that varies  directly with changes in an  index  and a class  of  exchangeable  securities  with an  interest  rate  that  varies indirectly  with  changes  in an  index  may  be  exchangeable  for a  class  of  exchangeable securities  with a fixed  interest  rate.  In this case,  the classes  that vary with an index would produce,  in the  aggregate,  an annual  interest  amount equal to that generated by the class with a fixed  interest  rate. In addition,  the aggregate  principal  balance of the two classes  that vary with an index  would  equal the  principal  balance  of the class  with the fixed interest rate.

      o     An  interest  only  class  and  principal  only  class  of  exchangeable   securities  may  be
            exchangeable,  together,  for a  class  that  is  entitled  to  both  principal  and  interest payments.  The principal  balance of the  principal  and interest  class would be equal to the principal  balance of the  exchangeable  principal  only class,  and the interest  rate on the principal  and  interest  class  would be a fixed  rate that  when  applied  to the  principal balance of this class would generate an annual  interest  amount equal to the annual  interest amount of the exchangeable interest only class.

      o     Two classes of principal  and interest  classes with  different  fixed  interest  rates may be exchangeable,  together,  for a  class  that  is  entitled  to  both  principal  and  interest payments,  with a  principal  balance  equal to the  aggregate  principal  balance  of the two exchanged  classes,  and a fixed  interest rate that when applied to the principal  balance of the  exchanged  for class,  would  generate an annual  interest  amount equal to the aggregate annual interest amount of the two exchanged classes.

         These examples of combinations of exchangeable  securities describe  combinations of exchangeable securities which differ in their interest  characteristics.  In some series, a securityholder  may be able to exchange its exchangeable  securities for other exchangeable  securities that have different  principal payment characteristics.  Examples of these types of combinations include:

      o     A class of exchangeable  securities that accretes all of its interest for a specified  period, with the accreted amount added to the principal  balance of the accreting  class,  and a class of  exchangeable  securities  that receives  principal  payments from these  accretions may be exchangeable,  together, for a single class of exchangeable  securities that receives payments of  principal  continuously  from the first  distribution  date on which it receives  interest until it is retired.

      o     A class  of  exchangeable  securities  that is  designed  to  receive  principal  payments  in accordance with a predetermined  schedule,  or a planned  amortization  class,  and a class of exchangeable  securities  that only  receives  principal  payments on a  distribution  date if scheduled  payments have been made on the planned  amortization  class,  may be  exchangeable, together,  for a class of exchangeable  securities that receives  principal  payments  without regard to the schedule from the first  distribution date on which it receives  principal until it is retired.

         A number  of  factors  may limit  the  ability  of an  exchangeable  securityholder  to effect an exchange.  For example,  the securityholder  must own, at the time of the proposed exchange,  the class or classes  necessary to make the exchange in the necessary  proportions.  If a  securityholder  does not own
the  necessary  classes  or  does  not  own  the  necessary  classes  in  the  proper   proportions,   the
securityholder   may  not  be  able  to  obtain  the  desired  class  of  exchangeable   securities.   The
securityholder  desiring to make the  exchange may not be able to purchase  the  necessary  class from the then-current  owner at a reasonable  price or the  necessary  proportion of the needed class may no longer be available due to principal payments or prepayments that have been applied to that class.

       Procedures

         The related  prospectus  supplement will describe the procedures that must be followed to make an exchange.  A  securityholder  will be required to provide  notice to the trustee five  business days prior to the  proposed  exchange  date or as  otherwise  specified  in the related  prospectus  supplement.  The notice must include the  outstanding  principal or notional  amount of the  securities to be exchanged and to be received,  and the proposed  exchange date. When the trustee  receives this notice,  it will provide
instructions   to  the   securityholder   regarding   delivery  of  the  securities  and  payment  of  the
administrative  fee. A  securityholder's  notice to the  trustee  will  become  irrevocable  on the second business day prior to the proposed  exchange date.  Any  exchangeable  securities in book-entry  form will be subject to the rules, regulations and procedures applicable to DTC's book-entry securities.

         If the  related  prospectus  supplement  describes  exchange  proportions  for a  combination  of classes of  exchangeable  securities,  these  proportions  will be based on the original,  rather than the outstanding, principal or notional amounts of these classes.

         The first  payment  on an  exchangeable  security  received  in an  exchange  will be made on the distribution  date in the month  following  the month of the  exchange or as  otherwise  described  in the related  prospectus  supplement.  This  payment  will be made to the  securityholder  of  record as of the applicable record date.

Assignment of Trust Fund Assets

         At the time of issuance of a series of  securities,  the  depositor  will assign,  or cause to be assigned,  to the related  trustee  (or its  nominee),without  recourse,  the  mortgage  loans or mortgage securities  being  included in the related  issuing  entity,  together  with,  all  principal and interest received on or with respect to the mortgage  loans or mortgage  securities  after the cut-off date,  other than  principal  and interest due on or before the cut-off  date.  If specified in the related  prospectus supplement,  the depositor or any of its  affiliates  may retain an interest in the issuing entity assets, if any, for itself or transfer the same to others.  The trustee will,  concurrently  with the  assignment, deliver  the  securities  of the  series to or at the  direction  of the  depositor  in  exchange  for the mortgage  loans and/or  mortgage  securities  in the related  issuing  entity.  Each mortgage loan will be identified  in a schedule  appearing  as an exhibit to the related  pooling  and  servicing  agreement  or servicing  agreement.  The schedule will  include,  among other  things,  information  as to the principal balance  of  each  mortgage  loan  in the  related  issuing  entity  as of the  cut-off  date,  as well as information  respecting  the mortgage  rate,  the  currently  scheduled  monthly  payment of principal and interest,  the maturity of the mortgage note and the  Loan-to-Value  Ratio at origination or  modification
(without regard to any secondary financing).

         In addition,  the  depositor  will,  as to each  mortgage  loan,  other than (1)  mortgage  loans underlying any mortgage securities and (2) Contracts,  deliver,  or cause to be delivered,  to the related trustee (or to the custodian described below) the following documents:

      o     the mortgage note endorsed,  without recourse,  either in blank or to the order of the trustee
            (or its nominee),

      o     the mortgage  with  evidence of recording  indicated on the mortgage  (except for any mortgage not  returned  from the public  recording  office) or, in the case of a  cooperative  mortgage loan, on the related financing statement,

      o     an assignment  of the mortgage in blank or to the trustee (or its nominee) in recordable  form
            (or, with respect to a cooperative  mortgage  loan, an assignment of the  respective  security agreements,  any applicable UCC financing statements,  recognition agreements,  relevant stock certificates,  related  blank stock  powers and the related  proprietary  leases or  occupancy agreements),

      o     any  intervening  assignments  of the mortgage  with  evidence of recording on the  assignment
            (except for any assignment not returned from the public recording office),
      o     if applicable, any riders or modifications to the mortgage note and mortgage,

      o     if the mortgage  loan is secured by additional  collateral,  certain  security and  assignment documents relating to the pledge of the additional collateral, and

      o     any other  documents set forth in the related pooling and servicing  agreement,  mortgage loan purchase agreement or servicing agreement.

The assignments  may be blanket  assignments  covering  mortgages on mortgaged  properties  located in the same county, if permitted by law.

         Notwithstanding  the foregoing,  an issuing entity may include  mortgage loans where the original mortgage  note is not delivered to the trustee if the depositor  delivers,  or causes to be delivered,  to the related  trustee (or the  custodian)  a copy or a duplicate  original of the mortgage  note,  together with an affidavit  certifying that the original  thereof has been lost or destroyed.  In addition,  if the depositor  cannot deliver,  with respect to any mortgage loan, the mortgage or any intervening  assignment with evidence of recording on the assignment  concurrently  with the execution and delivery of the related pooling and servicing  agreement or servicing  agreement because of a delay caused by the public recording office,  the depositor will deliver,  or cause to be delivered,  to the related trustee (or the custodian)
a true and correct  photocopy of the mortgage or assignment  as submitted  for recording  within one year.
The  depositor  will deliver,  or cause to be delivered,  to the related  trustee (or the  custodian)  the mortgage or assignment with evidence of recording  indicated on the assignment  after receipt thereof from the public  recording  office.  If the depositor  cannot  deliver,  with respect to any mortgage loan, the mortgage  or any  intervening  assignment  with  evidence  of  recording  on the  mortgage  or  assignment concurrently  with the execution and delivery of the related pooling and servicing  agreement or servicing agreement  because the mortgage or assignment has been lost,  the depositor  will deliver,  or cause to be delivered,  to the related  trustee (or the  custodian)  a true and correct  photocopy  of the mortgage or assignment  with evidence of recording on the mortgage or  assignment.  If the depositor  cannot  deliver, with respect to any mortgage loan, the mortgage or any  intervening  assignment with evidence of recording on the  mortgage  or  assignment  because  the  applicable  jurisdiction  retains  the  originals  of such documents,  the depositor will deliver photocopies of such documents containing an original  certification by the judicial or other  governmental  authority of the jurisdiction  where such documents were recorded.
Assignments  of the  mortgage  loans to the trustee (or its nominee)  will be recorded in the  appropriate public recording  office,  except (1) where  recordation is not required by the Rating Agencies rating the applicable  securities,  (2) in states  where,  in the  opinion  of  counsel  acceptable  to the  trustee, recording is not  required to protect the  trustee's  interests in the mortgage  loan against the claim of any  subsequent  transferee  or any  successor to or creditor of the  depositor or the  originator  of the mortgage loan or (3) where Mortgage Electronic  Registration  Systems,  Inc. is identified on the mortgage or a properly  recorded  assignment  of mortgage as the mortgagee of record solely as nominee for a Seller and its successors and assigns.  In addition,  the depositor shall not be required to deliver  intervening assignments or mortgage note  endorsements  between the  underlying  sellers of the mortgage loans and the
Seller, between the Seller and the depositor and between the depositor and the trustee.

         As to each  Contract,  the  depositor  will  deliver,  or cause to be  delivered,  to the related trustee (or the custodian) the following documents:

      o     the original Contract endorsed, without recourse, to the order of the trustee,

      o     copies of documents and instruments  related to the Contract and the security  interest in the
            Manufactured Home securing the Contract, and

      o     a blanket  assignment  to the trustee of all Contracts in the related  issuing  entity and the related documents and instruments.

In order to give notice of the right,  title and interest of the  securityholders  to the  Contracts,  the depositor will cause to be executed and delivered to the trustee a UCC-1 financing  statement  identifying the trustee as the secured party and identifying all Contracts as collateral.

         The depositor will, as to each mortgage security included in a mortgage pool,  deliver,  or cause to be delivered,  to the related  trustee (or the custodian),  either (i) cause an electronic  transfer of that  security  or  (ii)  provide  a  physical  certificate  or note  evidencing  the  mortgage  security, registered  in the name of the related  trustee (or its  nominee),  or endorsed in blank or to the related trustee (or its nominee),  or  accompanied  by transfer  documents  sufficient to effect a transfer to the trustee (or its nominee).

         The trustee (or the  custodian)  will hold the  documents in trust for the benefit of the related securityholders,  and  generally  will review the documents  within 180 days after receipt  thereof in the case of documents  delivered  concurrently  with the  execution  and  delivery of the related  pooling and servicing  agreement  or  indenture,  and within the time  period  specified  in the  related  pooling and servicing  agreement or indenture in the case of all other documents  delivered.  If any document is found to be missing or defective in any material  respect,  the trustee (or the  custodian)  will be required to promptly so notify the master  servicer,  the  depositor,  and the related  Seller.  If the related Seller does not cure the  omission  or defect  within a specified  period  after  notice is given  thereto by the trustee,  and the omission or defect materially and adversely affects the interests of  securityholders in the  affected  mortgage  loan or  mortgage  security,  then,  the  related  Seller  will be  obligated  to repurchase  the mortgage loan or mortgage  security from the trustee at its purchase  price (or, if and to the extent it would  otherwise  be  permitted  to do so for a breach of  representation  and  warranty  as described  under "The Mortgage  Pools—Representations  of Sellers," to substitute for the mortgage loan or mortgage  security).  The trustee will be obligated to enforce this obligation of the Seller to the extent described  above under "The  Mortgage  Pools—Representations  by  Sellers,"  but there can be no assurance that the applicable  Seller will fulfill its  obligation to repurchase  (or  substitute  for) the affected mortgage loan or mortgage  security as described  above. The depositor will not be obligated to repurchase or substitute  for the mortgage loan or mortgage  security if the Seller  defaults on its obligation to do
so. This  repurchase  or  substitution  obligation  constitutes  the sole remedy  available to the related securityholders  and the  related  trustee  for  omission  of,  or a  material  defect  in, a  constituent document.  Any affected  mortgage loan or mortgage  security not so repurchased  or substituted  for shall remain in the related issuing entity.

         The  trustee  will be  authorized  at any time to appoint  one or more  custodians  pursuant to a custodial  agreement to hold title to the mortgage loans and/or mortgage  securities in any mortgage pool, and to maintain  possession  of and, if  applicable,  to review,  the  documents  relating to the mortgage loans and/or mortgage  securities,  in any case as the agent of the trustee. The identity of any custodian to be  appointed  on the date of  initial  issuance  of the  securities  will be set forth in the  related prospectus supplement. A custodian may be an affiliate of the depositor or the master servicer.

         Except  as  to  mortgage  loans  underlying  any  mortgage  securities,   the  Seller  will  make
representations  and warranties as to the types and geographical  concentrations of the mortgage loans and as to the  accuracy  of some of the  information  furnished  to the  related  trustee  in  respect of each mortgage loan (for example,  the original  Loan-to-Value  Ratio,  the principal  balance as of the cut-off date,  the mortgage rate and maturity).  Upon a breach of any of these  representations  which  materially and  adversely  affects  the  interests  of the  securityholders  in a mortgage  loan,  the Seller will be obligated to cure the breach in all material  respects,  to  repurchase  the mortgage loan at its purchase price or, to substitute  for the mortgage  loan a Qualified  Substitute  Mortgage Loan in accordance  with the provisions for  substitution by Sellers as described  above under "The Mortgage  Pools—Representations by  Sellers."  This  repurchase  or  substitution  obligation  constitutes  the sole remedy  available  to securityholders  or the trustee for a breach of a  representation  by a Seller.  Any mortgage  loan not so repurchased or substituted for shall remain in the related issuing entity.

         Pursuant to the related  pooling and  servicing  agreement  or  servicing  agreement,  the master servicer for any mortgage  pool,  either  directly or through  servicers,  will service and administer the mortgage loans  included in the mortgage pool and assigned to the related  trustee as more fully set forth under  "Servicing of Mortgage  Loans" in this  prospectus.  Each of the depositor and the master  servicer will make limited  representations  and warranties  regarding its authority to enter into, and its ability to perform its obligations under, the pooling and servicing agreement or servicing agreement.

Distribution Account

         General. The master servicer,  trustee or securities  administrator,  as applicable,  will, as to the issuing  entity,  establish  and maintain or cause to be  established  and  maintained a  Distribution
Account,  which will be  established  so as to comply with the  standards  of each Rating  Agency that has rated any one or more  classes of  securities  of the related  series.  A  Distribution  Account  shall be maintained  as an  Eligible  Account,  and the  funds  held  therein  may be held as cash or  invested  in
Permitted  Investments.  The  master  servicer,  trustee  or  securities  administrator,  or other  entity designated in the related  prospectus  supplement,  will have sole  discretion to determine the particular investments  made so long as it complies with the  investment  terms of the related  pooling and servicing agreement or the related  servicing  agreement and indenture.  Any Permitted  Investments  shall not cause the depositor to register  under the  Investment  Company Act of 1940. Any interest or other income earned on  funds  in the  Distribution  Account  will be paid  to the  master  servicer,  trustee  or  securities
administrator,   or  other  entity  designated  in  the  related  prospectus  supplement,   as  additional
compensation  or  will  be  available  for  payments  on the  securities  as  provided  in the  prospectus supplement.  If  permitted by the Rating  Agency or Agencies  and so  specified in the related  prospectus supplement,  a  Distribution  Account  may  contain  funds  relating  to more than one series of  mortgage pass-through  certificates or mortgage-backed  notes and may contain other funds representing  payments on mortgage loans owned by the related master servicer or serviced by it on behalf of others.

         Deposits.  With respect to each series of  securities,  the related master  servicer,  servicers, trustee or special  servicer  will be required  to deposit or cause to be  deposited  in the  Distribution
Account for the related issuing entity within a period  following  receipt (in the case of collections and payments),  the following  payments and collections  received,  or advances made, by the master  servicer, the  servicers,  the trustee or any special  servicer  subsequent  to the cut-off date with respect to the mortgage  loans and/or  mortgage  securities  in the issuing  entity (other than payments due on or before the cut-off date):

      o     all payments on account of principal, including principal prepayments, on the mortgage loans;

      o     all  payments on account of interest on the mortgage  loans,  including  any default  interest collected,  in each case net of any  portion  thereof  retained  by the master  servicer,  any servicer or any special  servicer as its  servicing  compensation  or as  compensation  to the trustee, and further net of any retained interest of the depositor;

      o     all payments on the mortgage securities;

      o     all payments on the U.S. Government Securities (if any);

      o     all Insurance Proceeds and Liquidation Proceeds;

      o     any  amounts  paid  under  any  instrument  or drawn  from any fund  that  constitutes  credit enhancement  for the related series of securities as described  under  "Description  of Credit
            Enhancement" in this prospectus;

      o     any advances made as described under "—Advances" below;

      o     any Buydown Funds (and, if applicable,  investment  earnings on the Buydown Funds) required to be paid to securityholders, as described below;

      o     any  amounts  paid by the master  servicer  and the  servicers  to cover  Prepayment  Interest
            Shortfalls  arising out of the prepayment of mortgage loans as described  under  "Servicing of
            Mortgage  Loans—Servicing  and Other Compensation and Payment of Expenses;  Retained Interest"
            in this prospectus;

      o     to the extent  that any item does not  constitute  additional  servicing  compensation  to the master  servicer,  a servicer or a special  servicer,  any payments on account of modification or assumption fees, late payment charges or prepayment premiums on the mortgage loans;

      o     any amount  required to be deposited by the master  servicer or the trustee in connection with losses realized on investments  for the benefit of the master servicer or the trustee,  as the case may be, of funds held in the Distribution Account; and

      o     any other  amounts  required to be  deposited in the  Distribution  Account as provided in the related pooling and servicing  agreement or the related servicing  agreement and indenture and described in this prospectus or in the related prospectus supplement.

         With respect to each buydown  mortgage loan, the master servicer will be required to deposit,  or cause the related  servicer to deposit,  the related  Buydown  Funds  provided to it in a Buydown  Account which will comply with the  requirements  set forth in this  prospectus  with respect to the  Distribution
Account.  The terms of all buydown  mortgage  loans  provide for the  contribution  of Buydown Funds in an amount  equal to or  exceeding  either (1) the total  payments  to be made from the funds  pursuant to the related  buydown plan or (2) if the Buydown Funds are to be deposited on a discounted  basis,  that amount of Buydown Funds which,  together with investment  earnings on the Buydown Funds at a rate as will support the scheduled  level of payments due under the buydown  mortgage loan.  Neither the master  servicer,  any servicer nor the depositor will be obligated to add to any  discounted  Buydown Funds any of its own funds should investment  earnings prove insufficient to maintain the scheduled level of payments.  To the extent that any  insufficiency  is not  recoverable  from the  mortgagor  or, in an  appropriate  case,  from the
Seller,  distributions  to  securityholders  may be affected.  With respect to each buydown mortgage loan, the master servicer will be required  monthly to withdraw from the Buydown  Account and deposit,  or cause the servicer of the mortgage loans to withdraw from the Buydown Account and deposit,  in the  Distribution
Account as  described  above the amount,  if any, of the Buydown  Funds (and,  if  applicable,  investment earnings on the Buydown  Funds) for each  buydown  mortgage  loan that,  when added to the amount due from the  mortgagor on the buydown  mortgage  loan,  equals the full monthly  payment which would be due on the buydown mortgage loan if it were not subject to the buydown plan.
         If the  mortgagor on a buydown  mortgage  loan prepays the mortgage  loan in its entirety  during the Buydown  Period,  the master  servicer or servicer of the  mortgage  loan will be required to withdraw from the Buydown Account and remit to the mortgagor or the other  designated  party in accordance with the related  buydown plan any Buydown Funds remaining in the Buydown  Account.  If a prepayment by a mortgagor during the  Buydown  Period  together  with  Buydown  Funds will  result in full  prepayment  of a buydown mortgage  loan,  the master  servicer or  servicer  of the  mortgage  loan  generally  will be required to withdraw  from the  Buydown  Account  and  deposit  in the  Distribution  Account  the  Buydown  Funds and
investment  earnings on the Buydown Funds,  if any,  which  together with the prepayment  will result in a prepayment  in full;  provided  that Buydown  Funds may not be available to cover a prepayment  under some mortgage  loan  programs.  Any Buydown  Funds so remitted  to the master  servicer or the  servicer of the mortgage  loan in  connection  with a prepayment  described in the  preceding  sentence  will be deemed to reduce the amount that would be required to be paid by the  mortgagor to repay fully the related  mortgage loan if the mortgage loan were not subject to the buydown plan. Any investment  earnings  remaining in the
Buydown  Account  after  prepayment  or after  termination  of the Buydown  Period will be remitted to the related  mortgagor  or the other  designated  party  pursuant  to the Buydown  Agreement  relating to each buydown  mortgage  loan. If the  mortgagor  defaults  during the Buydown  Period with respect to a buydown mortgage loan and the property  securing the buydown  mortgage loan is sold in liquidation  (either by the master  servicer,  the servicer of the mortgage loan, the primary  insurer,  any pool insurer or any other insurer),  the master  servicer or related  servicer will be required to withdraw from the Buydown Account the Buydown Funds and all investment  earnings on the Buydown  Funds,  if any, and either deposit the same in the Distribution  Account or,  alternatively,  pay the same to the primary insurer or the pool insurer, as the case may be, if the mortgaged  property is  transferred  to the insurer and the insurer pays all of the loss incurred in respect of the default.

         Prior to the deposit of funds into the  Distribution  Account,  as  described  under  "—Deposits"
above,  funds related to the mortgage loans serviced by a master  servicer or a servicer may be maintained by a master  servicer or a servicer in a Protected  Account which will be established so as to comply with the  standards of each Rating  Agency that has rated any one or more classes of  securities of the related series.  Each  Protected  Account shall be maintained as an Eligible  Account,  and the funds held therein may be held as cash or invested in Permitted  Investments.  Any  interest or other income  earned on funds in a Protected  Account will be paid to the master  servicer or servicer,  as  applicable,  as  additional compensation.  If  permitted by the Rating  Agency or Agencies and so specified in the related  prospectus supplement,  a  Protected  Account  may  contain  funds  relating  to more  than one  series  of  mortgage pass-through  certificates or mortgage-backed  notes and may contain other funds representing  payments on mortgage  loans owned by the related master  servicer or serviced by it on behalf of others.  In the event that an issuing  entity has multiple  servicers,  funds from the Protected  Accounts may first be remitted to a  Master  Servicer  Collection  Account,  meeting  the same  eligibility  standards  as the  Protected
Accounts, prior to being deposited into the Distribution Account.

         Withdrawals.  With respect to each series of securities,  the master servicer, trustee or special servicer  generally may make withdrawals from the Distribution  Account for the related issuing entity for any one or more of the  following  purposes,  unless  otherwise  provided  in the  related  agreement  and described in the related prospectus supplement:

         (1)      to make distributions to the related securityholders on each distribution date;

         (2)      to  reimburse  the master  servicer,  any  servicer  or any other  specified  person for unreimbursed  amounts  advanced by it in respect of mortgage loans in the issuing entity as described under  "—Advances"  below,  these  reimbursements to be made out of amounts received  which were  identified  and  applied by the master  servicer  or a servicer as late  collections  of interest (net of related  servicing  fees) on and principal of the particular  mortgage  loans  with  respect  to which  the  advances  were made or out of amounts drawn under any form of credit enhancement with respect to the mortgage loans;

         (3)      to  reimburse  the  master  servicer,  a  servicer  or a  special  servicer  for  unpaid servicing  fees earned by it and some  unreimbursed  servicing  expenses  incurred by it with  respect to  mortgage  loans in the  issuing  entity  and  properties  acquired  in respect  thereof,  these  reimbursement  to  be  made  out  of  amounts  that  represent
                  Liquidation  Proceeds and Insurance Proceeds collected on the particular  mortgage loans and properties,  and net income collected on the particular properties,  with respect to which the fees were earned or the expenses  were  incurred or out of amounts drawn under any form of credit enhancement with respect to the mortgage loans and properties;

         (4)      to  reimburse  the master  servicer,  a servicer or any other  specified  person for any advances  described in clause (2) above made by it and any servicing  expenses  referred to in clause (3) above  incurred by it which,  in the good faith  judgment of the master servicer,  the applicable  servicer or the other person,  will not be  recoverable  from the amounts  described in clauses (2) and (3),  respectively,  the  reimbursement  to be made from amounts  collected on other  mortgage  loans in the issuing  entity or, if and to the  extent so  provided  by the  related  pooling  and  servicing  agreement  or the related  servicing  agreement  and  indenture  and  described in the related  prospectus supplement,  only from that  portion of amounts  collected on the other  mortgage  loans that is otherwise  distributable  on one or more classes of  subordinate  securities  of the related series;

         (5)      if and to the extent described in the related prospectus  supplement,  to pay the master servicer,  a servicer,  a special  servicer or another  specified  entity  (including  a provider of credit  enhancement)  interest  accrued on the advances  described in clause
                  (2) above made by it and the servicing  expenses  described in clause (3) above incurred by it while these remain outstanding and unreimbursed;

         (6)      to  reimburse  the  master  servicer,  a  servicer,  the  depositor,  or  any  of  their respective  directors,  officers,  employees  and  agents,  as  the  case  may  be,  for expenses,  costs and liabilities  incurred thereby, as and to the extent described under
                  "The  Agreements—Certain  Matters  Regarding the Master  Servicer and the  Depositor" in
                  this prospectus;

         (7)      if and to the extent  described in the related  prospectus  supplement,  to pay the fees of the trustee;

         (8)      to reimburse the trustee or any of its  directors,  officers,  employees and agents,  as the case may be, for expenses,  costs and liabilities  incurred  thereby,  as and to the extent  described  under "The  Agreements—Some  Matters  Regarding  the Trustee" in this prospectus;

         (9)      to pay the master  servicer or the trustee,  as  additional  compensation,  interest and investment income earned in respect of amounts held in the Distribution Account;

         (10)     to pay  (generally  from related  income) the master  servicer,  a servicer or a special
                  servicer  for  costs  incurred  in  connection   with  the  operation,   management  and
                  maintenance of any mortgaged  property  acquired by the issuing entity by foreclosure or by deed in lieu of foreclosure;

         (11)     if one or more  elections  have  been  made to treat the  issuing  entity or  designated portions  thereof as a REMIC,  to pay any federal,  state or local taxes  imposed on the issuing  entity or its  assets or  transactions,  as and to the extent  described  under
                  "Federal  Income  Tax  Consequences—REMICS—Prohibited  Transactions  and Other  Possible
                  REMIC Taxes" in this prospectus;

         (12)     to pay for the cost of an  independent  appraiser or other expert in real estate matters retained  to  determine a fair sale price for a  defaulted  mortgage  loan or a property acquired in respect  thereof in connection  with the liquidation of the mortgage loan or property;

         (13)     to pay for the cost of various  opinions  of counsel  obtained  pursuant  to the related pooling and  servicing  agreement or the related  servicing  agreement and indenture for the benefit of the related securityholders;

         (14)     to pay to itself,  the depositor,  a Seller or any other appropriate  person all amounts received with respect to each mortgage loan  purchased,  repurchased or removed from the issuing entity pursuant to the terms of the related  pooling and servicing  agreement or the related  servicing  agreement and indenture and not required to be distributed as of the date on which the related purchase price is determined;

         (15)     to make any other withdrawals  permitted by the related pooling and servicing  agreement or  the  related  servicing  agreement  and  indenture  and  described  in  the  related prospectus supplement;

         (16)     to pay for costs and  expenses  incurred by the issuing  entity for  environmental  site assessments  performed  with  respect  to  multifamily  or  commercial  properties  that constitute  security for defaulted mortgage loans, and for any containment,  clean-up or remediation of hazardous wastes and materials present on that mortgaged  properties,  as described  under  "Servicing  of Mortgage  Loans—Realization  Upon or Sale of  Defaulted
                  Mortgage Loans" in this prospectus; and

         (17)     to clear and  terminate the  Distribution  Account upon the  termination  of the issuing entity.

Distributions

         Distributions  on the  securities  of each  series  will be made by or on behalf  of the  related trustee or  securities  administrator,  as  applicable,  on each  distribution  date as  specified  in the related  prospectus  supplement  from the available  funds for the series and the  distribution  date. The available funds for any series of securities and any  distribution  date will generally refer to the total of all  payments  or other  collections  (or  advances  in lieu  thereof)  on,  under or in respect of the mortgage  loans and/or  mortgage  securities and any other assets  included in the related  issuing entity that are available for  distribution  to the  securityholders  of the series on that date.  The particular components  of the  available  funds for any series on each  distribution  date will be more  specifically described in the related prospectus supplement.

         Distributions  on the securities of each series (other than the final  distribution in retirement of any  certificate)  will be made to the  persons in whose names the  securities  are  registered  on the
Record Date,  and the amount of each  distribution  will be determined as of the  Determination  Date. All distributions  with respect to each class of  securities  on each  distribution  date will be allocated in accordance with the holder's  Percentage  Interest in a particular class.  Payments will be made either by wire  transfer  in  immediately  available  funds to the  account of a  securityholder  at a bank or other entity having  appropriate  facilities  therefor,  if the securityholder has provided the trustee or other person  required to make the payments with wiring  instructions  no later than five business days prior to the  related  Record  Date or other date  specified  in the  related  prospectus  supplement  (and,  if so provided in the related  prospectus  supplement,  the  securityholder  holds  securities  in any requisite amount or denomination  specified therein),  or by check mailed to the address of the securityholder as it appears on the security  register;  provided,  however,  that the final  distribution in retirement of any class of securities  will be made only upon  presentation  and surrender of the securities at the location specified in the notice to securityholders of the final distribution.

Distributions of Interest and Principal on the Securities

         Each  class of  securities  of each  series,  other  than  Strip  Securities  and REMIC  Residual
Certificates  that have no security  interest  rate, may have a different per annum rate at which interest accrues on that class of securities,  which may be fixed,  variable or adjustable,  or any  combination of rates.  The related  prospectus  supplement  will specify the security  interest rate or, in the case of a variable or adjustable  security  interest rate, the method for  determining  the security  interest rate, for each class. The related  prospectus  supplement will specify whether interest on the securities of the series will be  calculated  on the basis of a 360-day  year  consisting  of twelve  30-day  months or on a different method.

         Distributions  of interest  in respect of the  securities  of any class,  other than any class of
Accrual  Securities,  Strip  Securities  or  REMIC  Residual  Certificates  that  is not  entitled  to any distributions of interest,  will be made on each  distribution  date based on the accrued interest for the class and the  distribution  date,  subject  to the  sufficiency  of the  portion of the  available  funds allocable  to the class on the  distribution  date.  Prior to the time  interest is  distributable  on any class of Accrual Securities,  the amount of accrued interest otherwise  distributable on the class will be added  to the  principal  balance  thereof  on each  distribution  date.  With  respect  to each  class of interest-bearing  securities,  accrued  interest for each  distribution  date will be equal to interest at the  applicable  security  interest  rate  accrued for a  specified  period  (generally  one month) on the outstanding  principal balance thereof  immediately prior to the distribution  date.  Accrued interest for each  distribution  date on Strip  Securities  entitled to  distributions  of interest  will be  similarly calculated  except  that it will  accrue on a notional  amount  that is based on either (1) the  principal balances of some or all of the mortgage  loans and/or  mortgage  securities in the related  issuing entity or (2) the principal  balances of one or more other  classes of  securities of the same series.  Reference to a notional  amount with  respect to a class of Strip  Securities  is solely for  convenience  in making calculations  of  accrued  interest  and does not  represent  the right to  receive  any  distribution  of principal.  If so specified in the related prospectus  supplement,  the amount of accrued interest that is otherwise  distributable  on (or, in the case of Accrual  Securities,  that may  otherwise be added to the principal  balance  of) one or more  classes of the  securities  of a series will be reduced to the extent that any Prepayment  Interest  Shortfalls,  as described under "Yield  Considerations" in this prospectus, exceed the  amount of any sums  (including,  if and to the  extent  specified  in the  related  prospectus supplement,  the master servicer's or applicable  servicer's  servicing  compensation) that are applied to offset the shortfalls.  The particular  manner in which the shortfalls will be allocated among some or all of the classes of securities of that series will be specified in the related  prospectus  supplement.  The related  prospectus  supplement will also describe the extent to which the amount of accrued interest that is otherwise  distributable on (or, in the case of Accrual Securities,  that may otherwise be added to the principal  balance  of)  a  class  of  offered  securities  may  be  reduced  as a  result  of  any  other contingencies,  including  delinquencies,  losses and  Deferred  Interest  on or in respect of the related mortgage loans or application of the Relief Act with respect to the mortgage  loans.  Any reduction in the amount of accrued  interest  otherwise  distributable on a class of securities by reason of the allocation to the class of a portion of any  Deferred  Interest on or in respect of the related  mortgage  loans will result in a corresponding increase in the principal balance of the class.

         As and to the extent described in the related prospectus  supplement,  distributions of principal with  respect  to a series of  securities  will be made on each  distribution  date to the  holders of the class or classes of securities of the series entitled  thereto until the principal  balance or balances of the  securities  have been reduced to zero.  In the case of a series of securities  which  includes two or more classes of securities,  the timing,  order, priority of payment or amount of distributions in respect of principal,  and any schedule or formula or other  provisions  applicable to the  determination  thereof
(including  distributions  among multiple classes of senior securities or subordinate  securities),  shall be as set forth in the related  prospectus  supplement.  Distributions of principal with respect to one or more  classes  of  securities  may be made at a rate that is faster  (and,  in some  cases,  substantially faster) than the rate at which  payments or other  collections  of principal  are received on the mortgage loans and/or mortgage  securities in the related issuing entity,  may not commence until the occurrence of events such as the  retirement of one or more other  classes of  securities of the same series,  or may be made at a rate that is slower (and, in some cases,  substantially  slower) than the rate at which payments or other  collections  of principal  are received on the mortgage  loans and/or  mortgage  securities.  In addition,  distributions  of  principal  with respect to one or more  classes of  securities  may be made, subject to available funds,  based on a specified  principal  payment schedule and, with respect to one or more classes of  securities,  may be contingent on the specified  principal  payment  schedule for another class of the same  series  and the rate at which  payments  and  other  collections  of  principal  on the mortgage loans and/or mortgage securities in the related issuing entity are received.

Pre-Funding Account

         If so specified in the related  prospectus  supplement,  the pooling and  servicing  agreement or other  agreement may provide for the transfer by the Sellers of additional  mortgage  loans to the related issuing entity after the Closing Date.  The  additional  mortgage loans will be required to conform to the requirements  set forth in the related pooling and servicing  agreement or other  agreement  providing for the transfer,  and will be underwritten to the same standards as the mortgage loans initially  included in the issuing  entity as  described in the  prospectus  supplement.  As specified in the related  prospectus supplement,  the transfer may be funded by the  establishment  of a pre-funding  account  established with the trustee.  If a  pre-funding  account is  established,  all or a portion of the proceeds of the sale of one or more classes of  securities  of the related  series will be deposited in the account to be released as additional  mortgage loans are transferred.  A pre-funding account will be required to be maintained as an Eligible Account,  the amounts therein may be required to be invested in Permitted  Investments and the amount  held  therein  shall  at no  time  exceed  50% of the  proceeds  of the  offering  of the  related securities.  The related pooling and servicing  agreement or other agreement providing for the transfer of additional  mortgage  loans  generally  will  provide that the  transfers  must be made within up to three months  (with  respect  to any  series of  certificates)  or up to,  but not in excess  of, one year (with respect to any series of notes) after the Closing  Date,  and that amounts set aside to fund the transfers
(whether in a pre-funding  account or  otherwise)  and not so applied  within the required  period of time will be  deemed to be  principal  prepayments  and  applied  in the  manner  set  forth in the  prospectus supplement.  To the extent amounts in any  pre-funding  account have not been used to purchase  additional mortgage  loans,  holders of the securities may receive an additional  prepayment,  which may affect their yield to maturity.  In addition,  securityholders  may not be able to reinvest  amounts  received from any pre-funding account in comparable securities, or may only be able to do so at a lower interest rate.

Distributions on the Securities in Respect of Prepayment Premiums

         Prepayment  premiums will  generally be retained by the master  servicer,  a servicer,  or by the
Seller  as  additional  compensation.  However,  if so  provided  in the  related  prospectus  supplement, prepayment  premiums  received on or in connection  with the mortgage loans or mortgage  securities in any issuing  entity will be distributed  on each  distribution  date to the holders of the class or classes of securities of the related  series  entitled  thereto in accordance  with the  provisions  described in the prospectus supplement.

Allocation of Losses and Shortfalls

         The amount of any losses or  shortfalls  in  collections  on the mortgage  loans and/or  mortgage securities  in any issuing  entity (to the extent not  covered or offset by draws on any  reserve  fund or under any instrument of credit  enhancement or applied  against  overcollateralization)  will be allocated among the respective  classes of securities of the related series in the priority and manner,  and subject to the  limitations,  specified  in  the  related  prospectus  supplement.  As  described  in the  related prospectus  supplement,  these allocations may result in reductions in the entitlements to interest and/or principal  balances of one or more classes of securities,  or may be effected  simply by a  prioritization of payments among classes of securities.

Advances

         If and to  the  extent  provided  in  the  related  prospectus  supplement,  and  subject  to any limitations  specified therein,  the related master servicer or any servicer will be obligated to advance, or have the option of advancing,  on or before each  distribution  date, from its own funds or from excess funds held in the related Master  Servicer  Collection  Account or Protected  Account that are not part of the available funds for the related series of securities for that  distribution  date, an amount up to the aggregate of any scheduled payments of interest (and, if specified in the related  prospectus  supplement, principal) on the mortgage loans that were  delinquent  on, or not received by, the related  Determination
Date (or such other date  specified in the Agreement,  but in any event prior to the related  distribution date).  No notice will be given to the  certificateholders  of these  advances.  Advances  are intended to maintain a regular flow of scheduled  interest and  principal  payments to holders of the class or classes of securities  entitled  thereto,  rather than to guarantee or insure  against  losses.  Accordingly,  all advances made from the master  servicer's or a servicer's  own funds will be  reimbursable  out of related recoveries  on the  mortgage  loans  (including,  to the extent  described in the  prospectus  supplement, amounts received under any fund or instrument  constituting credit enhancement)  respecting which advances were  made  and  other  specific  sources  as may be  identified  in the  related  prospectus  supplement, including amounts which would otherwise be payable to the offered  securities.  No Nonrecoverable  Advance will be required to be made by the master  servicer or a  servicer;  and, if  previously  made by a master servicer or a servicer,  a  Nonrecoverable  Advance will be  reimbursable  from any amounts in the related
Master  Servicer  Collection  Account or Protected  Account prior to any  distributions  being made to the related  series of  securityholders.  If advances  have been made from excess  funds in a Master  Servicer
Collection  Account,  the master  servicer  will be required  to replace the funds in such  account on any future  distribution  date to the extent that funds then in such account are  insufficient  to permit full distributions to securityholders on that date. If so specified in the related prospectus  supplement,  the obligation of a master  servicer or a servicer to make  advances may be secured by a cash advance  reserve fund or a surety bond. If applicable,  information  regarding the  characteristics of, and the identity of any  obligor on, a surety  bond,  will be set forth in the related  prospectus  supplement.  If any person other than the master  servicer  has any  obligation  to make  advances as  described  above,  the related prospectus  supplement  will  identify  the  person.  If and to the  extent  so  provided  in the  related prospectus  supplement,  any entity making  advances will be entitled to receive  interest on the advances for the period that the advances are outstanding at the rate specified in the prospectus  supplement,  and the entity  will be entitled to payment of the  interest  periodically  from  general  collections  on the mortgage  loans in the related  issuing  entity  prior to any payment to  securityholders  or as otherwise provided in the related  pooling and  servicing  agreement or  servicing  agreement  and  described in the prospectus  supplement.  As specified in the related  prospectus  supplement with respect to any series of securities as to which the issuing entity includes  mortgage  securities,  the advancing  obligations with respect to the  underlying  mortgage  loans will be pursuant to the terms of the mortgage  securities,  as may be  supplemented  by the  terms of the  applicable  pooling  and  servicing  agreements  or  servicing agreements for such mortgage securities, and may differ from the provisions described above.

Modifications

         In  instances  in which a mortgage  loan is in default or if default is  reasonably  foreseeable, and if determined by the master  servicer to be in the best  interest of the  securityholders,  the master servicer or servicer may permit  servicing  modifications of the mortgage loan rather than proceeding with
foreclosure.   However,   the  master   servicer's  and  the  servicer's   ability  to  perform  servicing
modifications will be subject to some limitations, including but not limited to the following:

         o        Advances  and other  amounts  may be added to the  outstanding  principal  balance  of a mortgage loan only once during the life of a mortgage loan.

         o        Any  amounts  added to the  principal  balance  of the  mortgage  loan,  or  capitalized amounts  added to the mortgage  loan,  will be required to be fully  amortized  over the remaining term of the mortgage loan.

         o        All  capitalizations  are to be implemented in accordance  with the sponsor's  standards and may be  implemented  only  by  servicers  that  have  been  approved  by the  master servicer for that purpose.

         o        The final  maturity of any mortgage loan shall not be extended  beyond the assumed final distribution date.

         o        No  servicing  modification  with  respect  to a  mortgage  loan will have the effect of reducing the mortgage  rate below one half of the mortgage  rate as in effect on the cut off date, but not less than the servicing fee rate.

         Any  advances  made on any  mortgage  loan will be  reduced  to  reflect  any  related  servicing modifications  previously  made.  The mortgage  rate and Net Mortgage Rate as to any mortgage loan will be deemed  not  reduced  by any  servicing  modification,  so that the  calculation  of  accrued  certificate interest  (as  defined  in the  prospectus  supplement)  payable  on the  offered  securities  will not be affected by the servicing modification.

Reports to Securityholders

         With each  distribution  to  securityholders  of a particular  class of offered  securities,  the related master  servicer,  trustee or other specified  person will make available to each holder of record of the class of securities a monthly  statement or statements  with respect to the related  issuing entity setting  forth the  information  specifically  described  in the  related  prospectus  supplement  and the related pooling and servicing agreement or the related servicing agreement or indenture.

         In addition,  within a reasonable  period of time after the end of each calendar year, the master servicer,  trustee or securities  administrator,  as  applicable,  will furnish a report to each holder of record of a class of offered  securities  at any time during the calendar year or, in the event the person was a  holder  of  record  of a class of  securities  during  a  portion  of the  calendar  year,  for the applicable  portion of the year.  Reports,  whether  monthly or annual,  will be transmitted in the method described  in the  related  prospectus  supplement  to the  holder of  record  of the class of  securities contemporaneously  with the distribution on that particular  class. In addition,  the monthly reports will be posted on a website as described below under "Available  Information" and "Reports to  Securityholders"
in this prospectus.

                                    DESCRIPTION OF CREDIT ENHANCEMENT

General

         As set  forth  below and in the  applicable  prospectus  supplement,  credit  enhancement  may be provided by one or more of a financial  guaranty  insurance  policy, a special hazard insurance  policy, a mortgage  pool  insurance  policy or a letter of  credit.  In  addition,  if  provided  in the  applicable prospectus  supplement,  in lieu of or in addition  to any or all of the  foregoing  arrangements,  credit enhancement  may be in the  form of a  reserve  fund to cover  the  losses,  subordination  of one or more classes of  subordinate  securities  for the  benefit  of one or more  classes  of senior  securities,  of cross-collateralization  or  overcollateralization,  or a combination of the foregoing. The credit support may be provided by an assignment of the right to receive  specified  cash amounts,  a deposit of cash into a reserve fund or other pledged  assets,  or by guarantees  provided by a third-party  or any  combination thereof  identified in the applicable  prospectus  supplement.  Each component will have  limitations  and will provide coverage with respect to Realized Losses on the related  mortgage loans.  Credit support will cover  Defaulted  Mortgage  Losses,  but  coverage may be limited or  unavailable  with respect to Special
Hazard Losses,  Fraud Losses,  Bankruptcy Losses and  Extraordinary  Losses. To the extent that the credit support for the offered  securities of any series is exhausted,  the holders thereof will bear all further risk of loss.

         The amounts and types of credit  enhancement  arrangements as well as the providers  thereof,  if applicable,  with  respect to the  offered  securities  of each  series  will be set forth in the  related prospectus  supplement.  To the extent  provided in the applicable  prospectus  supplement and the pooling and servicing agreement or indenture,  the credit enhancement  arrangements may be periodically  modified, reduced and substituted  for based on the aggregate  outstanding  principal  balance of the mortgage loans covered  thereby  or the  principal  amount or  interest  due on one or more  classes of  securities.  See
"Description of Credit  Enhancement—Reduction  or Substitution of Credit  Enhancement" in this prospectus.
If specified  in the  applicable  prospectus  supplement,  the  coverage  provided by one or more forms of external  credit  support (for example,  financial  guaranty  insurance or other  insurance  policies) may apply concurrently to one or more related loan groups. If applicable,  the related  prospectus  supplement will identify the loan groups to which the external  credit support  relates and the manner of determining the amount of the coverage provided and the application of the coverage to the identified loan groups.

         In general,  references  to  "mortgage  loans"  under this  "Description  of Credit  Enhancement"
section are to mortgage loans in a issuing entity.  However,  if so provided in the prospectus  supplement for a series of  securities,  any mortgage  securities  included in the related  issuing entity and/or the related  underlying  mortgage loans may be covered by one or more of the types of credit support described in this prospectus.  The related  prospectus  supplement will specify,  as to each form of credit support, the  information  indicated  below with respect  thereto,  to the extent the  information  is material and available.

Subordinate Securities

         If so specified in the related  prospectus  supplement,  one or more classes of  securities  of a series may be subordinate  securities.  Subordinate  securities may be offered  securities.  To the extent specified in the related  prospectus  supplement,  the rights of the holders of subordinate  securities to receive  distributions from the Distribution  Account on any distribution date will be subordinated to the corresponding  rights of the holders of senior  securities.  In  addition,  as provided in the  prospectus supplement,  losses or shortfalls  will be allocated to subordinate  securities  before they are allocated to more senior  securities.  If so provided in the related prospectus  supplement,  the subordination of a class may apply  only in the  event of (or may be  limited  to) some  types of losses or  shortfalls.  The
related  prospectus   supplement  will  set  forth  information   concerning  the  manner  and  amount  of
subordination  provided by a class or classes of subordinate  securities in a series and the circumstances under which the subordination will be available.

Cross-Collateralization

         If the  mortgage  loans  and/or  mortgage  securities  in any  issuing  entity are  divided  into separate groups,  each supporting a separate class or classes of securities of the related series,  credit enhancement may be provided by  cross-collateralization  support  provisions  requiring that distributions be made on  senior  securities  evidencing  interests  in one  group of  mortgage  loans  and/or  mortgage securities prior to distributions on subordinate  securities  evidencing interests in a different group of mortgage loans and/or  mortgage  securities  within the issuing  entity.  The prospectus  supplement for a series that  includes a  cross-collateralization  provision  will describe the manner and  conditions  for applying the provisions.

Overcollateralization

         If so  specified  in the related  prospectus  supplement,  interest  collections  on the mortgage loans may exceed  interest  payments on the offered  securities  for the related  distribution  date.  The excess  interest  may be  deposited  into a reserve  fund or  applied  as a payment  of  principal  on the securities.  To the extent excess interest is applied as principal payments on the securities,  the effect will be to reduce the  principal  balance of the  securities  relative to the  outstanding  balance of the mortgage loans, thereby creating  overcollateralization  and additional protection to the securityholders, as specified in the related prospectus  supplement.  If so provided in the related prospectus  supplement, overcollateralization  may also be provided as to any series of  securities  by the issuance of securities in an  initial  aggregate  principal  amount  which is less  than the  aggregate  principal  amount of the related mortgage loans.

Financial Guaranty Insurance Policy

         If so specified in the related prospectus  supplement,  a financial guaranty insurance policy may be obtained and maintained  for a class or series of  securities.  The insurer with respect to a financial guaranty insurance policy will be described in the related prospectus supplement.

         A financial  guaranty  insurance policy will be unconditional  and irrevocable and will guarantee to holders of the  applicable  securities  that an amount  equal to the full amount of payments due to the holders  will be  received  by the  trustee  or its agent on behalf of the  holders  for  payment  on each distribution  date. The specific  terms of any financial  guaranty  insurance  policy will be set forth in the related  prospectus  supplement.  A  financial  guaranty  insurance  policy may have  limitations  and generally  will not  insure  the  obligation  of the  Sellers  or the master  servicer  to  repurchase  or substitute  for a defective  mortgage loan,  will not insure  Prepayment  Interest  Shortfalls or interest shortfalls  due to the  application  of the  Relief  Act and  will  not  guarantee  any  specific  rate of principal  payments.  The  insurer  will be  subrogated  to the  rights of each  holder to the  extent the insurer makes payments under the financial guaranty insurance policy.

Mortgage Pool Insurance Policies

         Any mortgage  pool  insurance  policy  obtained by the  depositor  for an issuing  entity will be issued by the insurer named in the applicable prospectus  supplement.  Each mortgage pool insurance policy will cover  Defaulted  Mortgage  Losses in an amount  equal to a percentage  specified  in the  applicable prospectus  supplement of the aggregate  principal  balance of the mortgage  loans on the cut-off date, or will cover a portion of  Defaulted  Mortgage  Losses on any mortgage up to a specified  percentage  of the
Value of that mortgage loan. As set forth under  "Maintenance of Credit  Enhancement" in this  prospectus, the master  servicer will use  reasonable  efforts to maintain,  or cause the  servicers to maintain,  any mortgage pool insurance  policy and to present claims  thereunder to the insurer on behalf of itself,  the related trustee and the related  securityholders.  The mortgage pool insurance policies,  however, are not blanket policies against loss, since claims  thereunder may only be made respecting  particular  defaulted mortgage  loans  and only  upon  satisfaction  of the  terms of the  related  policy.  Any  exceptions  to coverage  will be  described  in the  related  prospectus  supplement.  Unless  specified  in the  related prospectus  supplement,  the mortgage pool insurance policies may not cover losses due to a failure to pay or denial of a claim under a Primary Insurance Policy, irrespective of the reason therefor.

Letter of Credit

         If any  component  of  credit  enhancement  as to the  offered  securities  of a series  is to be provided  by a letter of credit,  a bank will  deliver to the  related  trustee an  irrevocable  letter of credit.  The letter of credit may provide  direct  coverage with respect to the mortgage  loans.  The bank that  delivered  the letter of credit,  as well as the amount  available  under the letter of credit  with respect  to  each  component  of  credit  enhancement,  will be  specified  in the  applicable  prospectus supplement.  If so specified in the related prospectus  supplement,  the letter of credit may permit draws only in the event of certain  types of losses and  shortfalls.  The letter of credit may also  provide for the payment of required  advances  which the master  servicer or any  servicer  fails to make.  The amount available  under the letter of credit  will,  in all cases,  be reduced to the extent of any  unreimbursed payments  thereunder and may otherwise be reduced as described in the related prospectus  supplement.  The letter of credit  will  expire on the  expiration  date set forth in the  related  prospectus  supplement, unless earlier terminated or extended in accordance with its terms.

Special Hazard Insurance Policies

         Any special hazard  insurance  policy  covering  Special Hazard Losses  obtained by the depositor for an issuing entity will be issued by the insurer named in the applicable  prospectus  supplement.  Each special hazard  insurance  policy will,  subject to limitations  described  below,  protect holders of the related series of securities from Special Hazard Losses.  See "Description of Primary Mortgage  Insurance,
Hazard Insurance;  Claims Thereunder" in this prospectus.  However, a special hazard insurance policy will not cover losses  occasioned by war, civil  insurrection,  some  governmental  actions,  errors in design,
faulty  workmanship  or  materials  (except  under  some   circumstances),   nuclear  reaction,   chemical
contamination,  waste by the mortgagor and other risks.  Aggregate claims under a special hazard insurance policy will be limited to the amount set forth in the related  prospectus  supplement  and will be subject to reduction as described in the related prospectus supplement.

         Subject to the  foregoing  limitations,  a special  hazard  insurance  policy will provide  that, where there has been  damage to  property  securing a  foreclosed  mortgage  loan (title to which has been acquired by the  insured)  and to the extent the damage is not covered by the hazard  insurance  policy or flood insurance  policy, if any,  maintained by the mortgagor or the master servicer,  special servicer or the  servicer,  the insurer will pay the lesser of (1) the cost of repair or  replacement  of the property or (2) upon  transfer of the property to the insurer,  the unpaid  principal  balance of the mortgage loan at the time of acquisition of the property by  foreclosure  or deed in lieu of  foreclosure,  plus accrued interest  at the  mortgage  rate to the date of claim  settlement  and  expenses  incurred  by the  master servicer,  special servicer or servicer with respect to the property.  If the property is transferred to a third party in a sale approved by the issuer of the special hazard insurance  policy,  the amount that the issuer  will pay will be the  amount  under  (2)  above  reduced  by the net  proceeds  of the sale of the property.  No claim may be validly  presented  under the special  hazard  insurance  policy  unless hazard insurance  on the  property  securing  a  defaulted  mortgage  loan  has  been  kept in  force  and  other reimbursable  protection,  preservation  and  foreclosure  expenses  have been paid (all of which  must be approved  in  advance by the issuer of the  special  hazard  insurance  policy).  If the unpaid  principal balance plus accrued  interest and expenses is paid by the insurer,  the amount of further  coverage under the related  special  hazard  insurance  policy will be reduced by that amount less any net proceeds  from the sale of the  property.  Any amount  paid as the cost of repair of the  property  will  further  reduce coverage by that amount.  Restoration  of the property  with the proceeds  described  under (1) above will satisfy the condition  under each mortgage pool  insurance  policy that the property be restored  before a claim under the mortgage  pool  insurance  policy may be validly  presented  with respect to the defaulted mortgage loan secured by the property.  The payment described under (2) above will render  presentation of a claim in respect of the mortgage loan under the related  mortgage  pool  insurance  policy  unnecessary.
Therefore,  so long as a mortgage  pool  insurance  policy  remains in effect,  the payment by the insurer under a special hazard insurance  policy of the cost of repair or of the unpaid  principal  balance of the related  mortgage  loan plus accrued  interest and expenses will not affect the total  Insurance  Proceeds paid to  securityholders,  but will affect the relative  amounts of coverage  remaining  under the related special hazard insurance policy and mortgage pool insurance policy.

         As and to the extent set forth in the applicable  prospectus  supplement,  coverage in respect of
Special  Hazard  Losses for a series of  securities  may be  provided,  in whole or in part,  by a type of instrument  other than a special hazard  insurance  policy or by means of a special hazard  representation of the Seller or the depositor.

Reserve Funds

         If so provided in the related  prospectus  supplement,  the depositor will deposit or cause to be deposited in a reserve fund any combination of cash, one or more  irrevocable  letters of credit or one or more Permitted  Investments in specified  amounts,  or any other  instrument  satisfactory to the relevant
Rating Agency or Agencies,  which will be applied and  maintained  in the manner and under the  conditions specified in the prospectus  supplement.  In the alternative or in addition to the deposit,  to the extent described in the related prospectus  supplement,  a reserve fund may be funded through  application of all or a portion of amounts  otherwise  payable  on any  related  subordinate  securities,  from the  retained interest of the  depositor or  otherwise.  To the extent that the funding of the reserve fund is dependent on amounts otherwise  payable on related  subordinate  securities,  any retained interest of the depositor or other cash flows  attributable to the related mortgage loans or reinvestment  income,  the reserve fund may provide less coverage than initially  expected if the cash flows or  reinvestment  income on which the funding is dependent  are lower than  anticipated.  In addition,  with respect to any series of securities as to which credit  enhancement  includes a letter of credit,  if so  specified in the related  prospectus supplement,  if specified  conditions  are met, the remaining  amount of the letter of credit may be drawn by the  trustee  and  deposited  in a reserve  fund.  Amounts  in a  reserve  fund may be  distributed  to securityholders,  or applied to reimburse the master servicer or a servicer for outstanding  advances,  or may be used for other  purposes,  in the manner  and to the extent  specified  in the  related  prospectus supplement.  The  related  prospectus  supplement  will  disclose  whether a  reserve  fund is part of the related  issuing entity.  If set forth in the related  prospectus  supplement,  a reserve fund may provide coverage to more than one series of securities.

         In connection  with the  establishment  of any reserve fund,  the reserve fund will be structured so that the trustee  will have a perfected  security  interest for the benefit of the  securityholders  in the assets in the reserve fund.  However,  to the extent that the depositor,  any affiliate thereof or any other  entity has an  interest  in any  reserve  fund,  in the event of the  bankruptcy,  receivership  or insolvency of that entity,  there could be delays in withdrawals  from the reserve fund and  corresponding payments  to the  securityholders  which  could  adversely  affect the yield to  investors  on the related securities.

         Amounts  deposited  in any reserve  fund for a series will be invested in  Permitted  Investments by, or at the  direction  of, and for the benefit of the master  servicer or any other person named in the related prospectus supplement.

Cash Flow Agreements

         If so provided in the related  prospectus  supplement,  the issuing entity may include guaranteed investment  contracts pursuant to which moneys held in the funds and accounts  established for the related series will be invested at a specified  rate. The principal terms of a guaranteed  investment  contract or other  cash  flow  agreement,  and the  identity  of the  obligor,  will be  described  in the  prospectus supplement for a series of notes.

Maintenance of Credit Enhancement

         To the  extent  that  the  applicable  prospectus  supplement  does  not  expressly  provide  for alternative  credit enhancement  arrangements in lieu of some or all of the arrangements  mentioned below, the following paragraphs shall apply.

         If a  financial  guaranty  insurance  policy  has  been  obtained  for  one or  more  classes  of securities  of a series,  the  trustee  will be  obligated  to  exercise  reasonable  efforts  to keep the financial  guaranty  insurance  policy in full  force and  effect  throughout  the term of the  applicable pooling  and  servicing  agreement  or  servicing  agreement,  until the  specified  class or  classes  of securities  have been paid in full,  unless  coverage  thereunder  has been exhausted  through  payment of claims, or until the financial  guaranty  insurance policy is replaced in accordance with the terms of the applicable  pooling and servicing  agreement or servicing  agreement.  The trustee will agree to remit the premiums for each  financial  guaranty  insurance  policy,  from  available  funds of the related  issuing entity,  in  accordance  with the  provisions  and  priorities  set forth in the  applicable  pooling  and servicing  agreement or servicing  agreement,  on a timely basis.  In the event the insurer ceases to be a qualified insurer as described in the related prospectus  supplement,  or fails to make a required payment under the related  financial  guaranty  insurance  policy,  neither the trustee nor any other  person will have any  obligation  to replace the insurer.  Any losses  associated  with any reduction or withdrawal in rating by an applicable Rating Agency shall be borne by the related securityholders.

         If a mortgage  pool  insurance  policy has been  obtained for some or all of the  mortgage  loans related to a series of securities,  the master servicer will be obligated to exercise  reasonable  efforts to keep the mortgage  pool  insurance  policy (or an alternate  form of credit  support) in full force and effect  throughout the term of the applicable  pooling and servicing  agreement or servicing  agreement to the extent  provided in the  related  prospectus  supplement.  The master  servicer  will agree to pay the premiums for each mortgage pool insurance  policy on a timely basis.  In the event the pool insurer ceases to be a qualified  insurer  because it ceases to be qualified by law to transact pool  insurance  business or coverage is terminated for any reason other than  exhaustion of the coverage,  the master servicer will use  reasonable  efforts  to  obtain  from  another  qualified  insurer  a  replacement  insurance  policy comparable to the mortgage  pool  insurance  policy with a total  coverage  equal to the then  outstanding coverage of the mortgage pool insurance  policy,  provided that, if the cost of the replacement  policy is greater than the cost of the mortgage  pool  insurance  policy,  the  coverage of the  replacement  policy will,  unless otherwise agreed to by the depositor,  be reduced to a level such that its premium rate does not exceed the premium rate on the mortgage pool insurance policy.

         If a letter of credit or alternate  form of credit  enhancement  has been  obtained for a series, the trustee  will be obligated to exercise  reasonable  efforts  cause to be kept or to keep the letter of credit (or an  alternate  form of credit  support)  in full force and  effect  throughout  the term of the applicable  pooling and servicing  agreement or indenture,  unless coverage  thereunder has been exhausted through  payment of claims or  otherwise,  or  substitution  therefor  is made as  described  below  under
"—Reduction  or  Substitution  of  Credit  Enhancement."  Unless  otherwise  specified  in the  applicable prospectus  supplement,  if a letter of credit  obtained for a series of securities is scheduled to expire prior to the date the final  distribution  on the  securities  is made and  coverage  under the  letter of credit  has not been  exhausted  and no  substitution  has  occurred,  the  trustee  will draw the  amount available under the letter of credit and maintain the amount in trust for the securityholders.

         If a special  hazard  insurance  policy has been  obtained  for the mortgage  loans  related to a series of  securities,  the master  servicer  will also be  obligated  to exercise  reasonable  efforts to maintain and keep the policy in full force and effect  throughout the term of the  applicable  pooling and servicing  agreement or  servicing  agreement,  unless  coverage  thereunder  has been  exhausted  through payment of claims or otherwise or substitution  therefor is made as described  below under  "—Reduction or
Substitution  of Credit  Enhancement."  If coverage for Special  Hazard Losses takes the form of a special hazard  insurance  policy,  the policy will provide  coverage  against risks of the type described in this prospectus  under  "Description  of Credit  Enhancement—Special  Hazard  Insurance  Policies."  The master servicer may obtain a substitute  policy for the existing  special hazard insurance policy if prior to the substitution  the master  servicer  obtains written  confirmation  from the Rating Agency or Agencies that rated the related  securities that the substitution  shall not adversely  affect the then-current  ratings assigned to the securities by the Rating Agency or Agencies.

         The master  servicer,  on behalf of itself,  the trustee and  securityholders,  will  provide the trustee  information  required for the trustee to draw under the letter of credit and will present  claims to each pool  insurer,  to the  issuer of each  special  hazard  insurance  policy,  and,  in  respect  of defaulted  mortgage loans for which there is no servicer,  to each primary insurer and take any reasonable steps as are necessary to permit  recovery  under the letter of credit,  insurance  policies or comparable coverage  respecting  defaulted  mortgage  loans or mortgage  loans which are the subject of a  bankruptcy proceeding.  As set forth above,  all collections by the master servicer under any mortgage pool insurance policy or any Primary  Insurance Policy and, where the related  property has not been restored,  a special hazard insurance policy, are to be deposited in the related  Distribution  Account,  subject to withdrawal as  described  above.  All draws  under  any  letter of credit  are also to be  deposited  in the  related
Distribution  Account.  In those cases in which a mortgage  loan is serviced by a servicer,  the servicer, on behalf of itself, the trustee and the securityholders  will present claims to the primary insurer,  and all paid claims  shall  initially  be deposited  in a Protected  Account  prior to being  delivered to the master servicer for ultimate deposit to the related Distribution Account.

         If any property  securing a defaulted  mortgage  loan is damaged and  proceeds,  if any, from the related hazard  insurance  policy or any applicable  special hazard  insurance  policy are insufficient to restore the damaged  property to a condition  sufficient to permit  recovery under any financial  guaranty insurance  policy,  mortgage pool  insurance  policy,  letter of credit or any related  Primary  Insurance
Policy,  neither the master  servicer  nor any servicer is required to expend its own funds to restore the damaged  property unless it determines (1) that the restoration  will increase the proceeds to one or more classes  of  securityholders  on  liquidation  of the  mortgage  loan  after  reimbursement  of the master servicer  for its  expenses  and (2) that the  expenses  will be  recoverable  by it  through  liquidation
Proceeds or Insurance Proceeds.  If recovery under any financial guaranty insurance policy,  mortgage pool insurance  policy,  letter of credit or any related Primary  Insurance Policy is not available because the master  servicer  or a  servicer  has  been  unable  to  make  the  above  determinations,  has  made  the determinations  incorrectly  or recovery is not available for any other  reason,  the master  servicer and each servicer is  nevertheless  obligated to follow the normal  practices and  procedures  (subject to the preceding  sentence) as it deems  necessary or advisable to realize upon the  defaulted  mortgage loan and in the event the  determinations  have been incorrectly made, is entitled to reimbursement of its expenses in connection with the restoration.

Reduction or Substitution of Credit Enhancement

         The  amount  of  credit  support  provided  pursuant  to any form of  credit  enhancement  may be reduced.  In most cases, the amount available  pursuant to any form of credit  enhancement will be subject to periodic  reduction in accordance  with a schedule or formula on a  nondiscretionary  basis pursuant to the terms of the related pooling and servicing  agreement or indenture.  Additionally,  in most cases, the form of credit support (and any  replacements  therefor) may be replaced,  reduced or terminated,  and the formula used in  calculating  the amount of coverage with respect to  Bankruptcy  Losses,  Special  Hazard
Losses or Fraud  losses may be  changed,  without  the  consent of the  securityholders,  upon the written assurance  from each  applicable  Rating  Agency that its  then-current  rating of the  related  series of securities  will not be  adversely  affected.  Furthermore,  in the event  that the  credit  rating of any obligor  under any  applicable  credit  enhancement  is  downgraded,  the credit  rating or ratings of the related  series of  securities  may be  downgraded  to a  corresponding  level,  and,  neither  the master servicer nor any other person will be obligated to obtain  replacement  credit support in order to restore the rating or ratings of the related series of securities.  The master  servicer will also be permitted to replace the credit  support  with other credit  enhancement  instruments  issued by obligors  whose credit ratings are  equivalent to the  downgraded  level and in lower amounts which would satisfy the  downgraded level,  provided  that the  then-current  rating  or  ratings  of the  related  series of  securities  are maintained.  Where the credit  support is in the form of a reserve  fund,  a  permitted  reduction  in the amount of credit  enhancement  will  result in a release of all or a portion of the assets in the  reserve fund to the depositor,  the master  servicer or the other person that is entitled  thereto.  Any assets so released will not be available for distributions in future periods.

                          OTHER FINANCIAL OBLIGATIONS RELATED TO THE SECURITIES

Derivatives

         The  issuing  entity  may  include  one or more  derivative  instruments,  as  described  in this section.  All  derivative  instruments  included in any issuing  entity will be used only in a manner that reduces or alters  risk  resulting  from the  mortgage  loans or other  assets in the pool,  and only in a manner such that the return on the offered  securities  will be based  primarily on the performance of the mortgage  loans or other assets in the pool.  Derivative  instruments  may include 1) interest  rate swaps
(or caps,  floors and collars) and yield  supplement  agreements as described below, 2) currency swaps and
3) market  value  swaps that are  referenced  to the value of one or more of the  mortgage  loans or other assets included in the issuing entity or to a class of offered securities.

         An  interest  rate swap is an  agreement  between  two  parties to  exchange a stream of interest payments on an agreed  hypothetical  or  "notional"  principal  amount.  No principal  amount is exchanged between the  counterparties  to an interest rate swap. In a typical swap,  one party agrees to pay a fixed rate on a notional  principal  amount,  while the  counterparty  pays a floating rate based on one or more reference  interest rates including the London Interbank  Offered Rate, or LIBOR, a specified bank's prime rate or U.S.  Treasury Bill rates.  Interest rate swaps also permit  counterparties to exchange a floating rate  obligation  based upon one reference  interest rate,  such as LIBOR,  for a floating rate obligation based upon another  referenced  interest  rate,  such as U.S.  Treasury Bill rates.  An interest rate cap, collar or floor is an agreement where the counterparty  agrees to make payments  representing  interest on a notional  principal amount when a specified  reference  interest rate is above a strike rate, outside of a range of strike rates,  or below a strike rate as specified in the agreement,  generally in exchange for a fixed amount paid to the  counterparty  at the time the  agreement is entered  into. A yield  supplement agreement is a type of cap agreement, and is substantially similar to a cap agreement as described above.

         The trustee,  securities  administrator  or supplemental  interest trust trustee on behalf of the related issuing entity may enter into interest rate swaps,  caps, floors and collars,  or yield supplement agreements,  to minimize the risk to securityholders  from adverse changes in interest rates or to provide supplemental  credit  support.  Cap  agreements  and yield  supplement  agreements  may be entered into to supplement  the interest rate or other rates  available to make  interest  payments on one or more classes of the securities of any series.

         A market  value swap might be used in a structure  where the pooled  assets are hybrid  ARMs,  or mortgage  loans that  provide for a fixed rate period and then convert by their terms to  adjustable  rate loans.  Such a structure  might  provide  that at a specified  date near the end of the fixed rate period, the investors  must tender their  securities to the trustee who will then transfer the securities to other investors  in a  mandatory  auction  procedure.  The  market  value swap would  ensure  that the  original investors  would  receive at least par at the time of tender,  by covering any  shortfall  between par and the then current market value of their securities.

         In a market value swap,  five business days prior to the mandatory  auction date set forth in the prospectus  supplement,  the auction administrator will auction the classes of certificates referred to in the  prospectus  supplement  as the  mandatory  auction  certificates  then  outstanding,  to third  party investors.  On the mandatory  auction date, the mandatory  auction  certificates  will be transferred,  as described in the prospectus  supplement,  to third party investors,  and holders of the mandatory  auction certificates  will be  entitled  to receive  the current  principal  amount of those  certificates,  after application  of all  principal  distributions  and realized  losses on the mandatory  auction  date,  plus accrued interest on such classes at the related  pass-through  rate from the first day of the month of the mandatory auction, up to but excluding the mandatory auction date.

         The auction  administrator will enter into a market value swap with a swap counterparty  pursuant to which the swap  counterparty  will agree to pay the excess,  if any, of the current principal amount of the mandatory auction certificates,  after application of all principal  distributions and realized losses on such  distribution  date, plus,  accrued  interest as described above,  over the amount received in the auction.  The  transfer in the  auction  will not occur in the event that the swap  counterparty  fails to pay any amounts payable under the market value swap.

         In the event that all or a portion of a class of the mandatory  auction  certificates is not sold in the  auction,  the swap  counterparty  will make no  payment  with  respect  to such  class or  portion thereof,  and the  holders  thereof  will not be able to  transfer  those  certificates  on the  mandatory auction  date as a result of the  auction.  However,  the  auction  administrator  will repeat the auction procedure  each month  thereafter  until a bid has been received for each class or portion  thereof.  Upon receipt of a bid, the swap counterparty will make the payment described above if required.

         Any  derivative  contracts  will be  documented  based upon the  standard  forms  provided by the
International  Swaps and  Derivatives  Association,  or ISDA.  These  forms  generally  consist of an ISDA master  agreement,  a schedule to the master  agreement,  and a  confirmation,  although in some cases the schedule and  confirmation  will be combined in a single  document and the standard ISDA master  agreement will be  incorporated  therein by  reference.  Standard  ISDA  definitions  also will be  incorporated  by reference.  Each confirmation  will provide for payments to be made by the derivative  counterparty to the issuing entity,  and in some cases by the issuing entity to the derivative  counterparty,  generally based upon specified  notional  amounts and upon differences  between  specified  interest rates or values.  For example,  the  confirmation  for an interest rate cap agreement  will contain a schedule of fixed interest rates,  generally  referred to as strike rates, and a schedule of notional amounts,  for each distribution date during the term of the interest rate cap agreement.  The  confirmation  also will specify a reference rate,  generally a floating or adjustable  interest  rate,  and will provide that payments will be made by the  derivative  counterparty  to the issuing  entity on each  distribution  date,  based on the  notional amount for that  distribution  date and the  excess,  if any,  of the  specified  reference  rate over the strike rate for that distribution date.

         In the  event  of the  withdrawal  of the  credit  rating  of a  derivative  counterparty  or the downgrade of such credit rating below levels  specified in the derivative  contract  (where the derivative contract  is  relevant to the ratings of the  offered  securities,  such levels  generally  are set by the rating  agencies  rating the offered  securities),  the  derivative  counterparty  may be required to post collateral  for the  performance of its  obligations  under the  derivative  contract,  or to take certain other  measures  intended  to assure  performance  of those  obligations.  Posting of  collateral  will be documented using the ISDA Credit Support Annex.

         There can be no assurance the trustee,  securities  administrator or supplemental  interest trust trustee will be able to enter into  derivatives  at any specific  time or at prices or on other terms that are  advantageous.  In addition,  although the terms of the derivatives may provide for termination  under various  circumstances,  there can be no assurance that the trustee will be able to terminate a derivative when it would be economically advantageous to the issuing entity to do so.

Purchase Obligations

         Some types of issuing  entity assets and some classes of  securities of any series,  as specified in the  related  prospectus  supplement,  may be  subject  to a  purchase  obligation  that  would  become applicable on one or more specified dates, or upon the occurrence of one or more specified  events,  or on demand made by or on behalf of the applicable  securityholders.  A purchase  obligation may be in the form of a conditional or unconditional purchase commitment,  liquidity facility,  maturity guaranty, put option or demand  feature.  The terms and conditions of each purchase  obligation,  including the purchase price, timing and payment  procedure,  will be described in the accompanying  prospectus  supplement.  A purchase obligation  relating to issuing  entity assets may apply to those issuing  entity assets or to the related securities.  Each purchase  obligation may be a secured or unsecured  obligation of the provider  thereof, which  may  include  a bank  or  other  financial  institution  or an  insurance  company.  Each  purchase obligation  will be evidenced by an instrument  delivered to the trustee for the benefit of the applicable securityholders  of the related  series.  As specified in the  accompanying  prospectus  supplement,  each purchase  obligation  relating  to issuing  entity  assets  will be payable  solely to the trustee for the benefit of the  securityholders  of the related series.  Other purchase  obligations may be payable to the trustee or directly to the holders of the securities to which that obligation relate.

                       DESCRIPTION OF PRIMARY MORTGAGE INSURANCE, HAZARD INSURANCE;
                                            CLAIMS THEREUNDER

General

         The  mortgaged  property  with respect to each  mortgage loan will be required to be covered by a hazard  insurance policy and, if required as described below, a Primary  Insurance  Policy.  The following is only a brief  description  of these  insurance  policies  and does not purport to summarize or describe all of the  provisions  of these  policies.  The  insurance  is subject to  underwriting  and  approval of individual mortgage loans by the respective insurers.

Primary Mortgage Insurance Policies

         In a  securitization  of single  family  loans,  single  family  loans  included  in the  related mortgage pool having a  Loan-to-Value  Ratio at origination of over 80% (or other  percentage as described in the  related  prospectus  supplement)  may be  required  by the  depositor  to be  covered by a Primary
Insurance  Policy.  The Primary  Insurance  Policy will insure against default on a mortgage loan as to at least the  principal  amount  thereof  exceeding  75% of the Value of the related  mortgaged  property (or other percentage as described in the related  prospectus  supplement) at origination of the mortgage loan, unless and until the  principal  balance of the mortgage  loan is reduced to a level that would  produce a
Loan-to-Value  Ratio  equal  to or less  than at  least  80% (or  other  percentage  as  described  in the prospectus  supplement).  This type of mortgage  loan will not be  considered  to be an  exception  to the foregoing  standard if no Primary  Insurance  Policy was obtained at origination but the mortgage loan has amortized to below the above  Loan-to-Value  Ratio percentage as of the applicable cut-off date.  Mortgage loans which are subject to negative  amortization  will only be covered by a Primary  Insurance  Policy if
the  coverage  was  so  required  upon  their  origination,   notwithstanding   that  subsequent  negative
amortization may cause the mortgage loan's  Loan-to-Value  Ratio,  based on the then-current  balance,  to
subsequently   exceed  the  limits  which  would  have  required  the  coverage  upon  their  origination.
Multifamily,  commercial  and  mixed-use  loans  will  not  be  covered  by a  Primary  Insurance  Policy, regardless of the related Loan-to-Value Ratio.

         While the terms and  conditions of the Primary  Insurance  Policies  issued by a primary  insurer will differ from those in Primary  Insurance  Policies  issued by other  primary  insurers,  each  Primary
Insurance Policy will in general cover the Primary  Insurance  Covered Loss. The primary insurer generally will be required to pay:

      o     the insured percentage of the Primary Insurance Covered Loss;

      o     the entire  amount of the  Primary  Insurance  Covered  Loss,  after  receipt  by the  primary insurer of good and merchantable title to, and possession of, the mortgaged property; or

      o     at the option of the primary  insurer,  the sum of the  delinquent  monthly  payments plus any advances made by the insured,  both to the date of the claim payment and, thereafter,  monthly payments in the amount that would have become due under the  mortgage  loan if it had not been discharged  plus any  advances  made by the  insured  until  the  earlier  of (1) the date the mortgage  loan would have been  discharged  in full if the default had not  occurred or (2) an approved sale.

         As  conditions  precedent to the filing or payment of a claim under a Primary  Insurance  Policy, in the event of default by the mortgagor, the insured will typically be required, among other things, to:

      o     advance or  discharge  (1) hazard  insurance  premiums  and (2) as  necessary  and approved in advance by the primary insurer,  real estate taxes,  protection and preservation  expenses and foreclosure and related costs;

      o     in the event of any physical  loss or damage to the  mortgaged  property,  have the  mortgaged property  restored to at least its  condition at the effective  date of the Primary  Insurance
            Policy (ordinary wear and tear excepted); and

      o     tender  to the  primary  insurer  good and  merchantable  title to,  and  possession  of,  the mortgaged property.

         For any single  family  loan for which the  coverage  is required  under the  standard  described above,  the master  servicer will  maintain,  or will cause each  servicer to maintain,  in full force and effect and to the extent  coverage  is  available  a Primary  Insurance  Policy with regard to each single family  loan,  provided  that the Primary  Insurance  Policy was in place as of the  cut-off  date and the depositor  had  knowledge  of the Primary  Insurance  Policy.  The master  servicer or the Seller will not cancel or refuse to renew a Primary  Insurance  Policy in effect at the time of the initial  issuance of a series of  securities  that is  required to be kept in force under the  applicable  pooling and  servicing agreement or indenture  unless the replacement  Primary  Insurance  Policy for the canceled or non-renewed policy is  maintained  with an insurer whose  claims-paying  ability is acceptable to the Rating Agency or
Agencies that rated the series of securities for mortgage  pass-through  certificates  or  mortgage-backed notes having a rating equal to or better than the highest  then-current  rating of any class of the series of  securities.  For  further  information  regarding  the  extent of  coverage  under any  mortgage  pool insurance  policy or primary  Insurance  Policy,  see  "Description  of Credit  Enhancement—Mortgage  Pool
insurance Policies" in this prospectus.

Hazard Insurance Policies

         The terms of the mortgage  loans  require each  mortgagor to maintain a hazard  insurance  policy for their mortgage loan.  Additionally,  the pooling and servicing  agreement or servicing  agreement will require the master  servicer to cause to be maintained  for each mortgage loan a hazard  insurance  policy providing  for no less than the  coverage of the  standard  form of fire  insurance  policy with  extended coverage  customary in the state in which the property is located.  The coverage  generally  will be in an amount equal to the lesser of the  principal  balance owing on the mortgage loan and 100% of the insurable value of the  improvements  securing the mortgage loan;  provided,  that in any case, such amount shall be sufficient  to prevent the mortgagor  and/or  mortgagee  from  becoming a  co-insurer.  The ability of the master servicer to ensure that hazard  insurance  proceeds are  appropriately  applied may be dependent on it, or the  servicer  of the  mortgage  loan,  being  named as an  additional  insured  under  any  hazard insurance  policy and under any flood  insurance  policy  referred  to below,  or upon the extent to which information in this regard is furnished to the master servicer by mortgagors or servicers.

         As set forth above,  all amounts  collected by the master servicer or a servicer under any hazard policy  (except  for  amounts to be applied to the  restoration  or repair of the  mortgaged  property  or released to the mortgagor in accordance with teamster  servicer's  normal  servicing  procedures)  will be deposited  in the  related  Distribution  Account.  The  pooling  and  servicing  agreement  or  servicing agreement  will provide that the master  servicer may satisfy its  obligation to cause hazard  policies to be  maintained  by  maintaining,  or causing a servicer to maintain,  a blanket  policy  insuring  against losses on the mortgage  loans.  If the blanket policy  contains a deductible  clause,  the master servicer will deposit, or will cause the applicable servicer to deposit,  in the related  Distribution  Account all sums which would have been deposited therein but for the clause.

         In general,  the standard form of fire and extended  coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning,  explosion,  smoke,  windstorm,  hail, riot,  strike and civil  commotion,  subject to the conditions  and  exclusions  specified in each policy.
Although the policies  relating to the mortgage  loans will be  underwritten  by different  insurers under different  state laws in accordance with different  applicable  state forms and therefore will not contain identical  terms and conditions,  the basic terms thereof are dictated by respective  state laws, and most of these  policies  typically  do not  cover  any  physical  damage  resulting  from the  following:  war, revolution,  governmental  actions,  floods and other  water-related  causes,  earth  movement  (including earthquakes,  landslides and mudflows),  nuclear reactions,  wet or dry rot, vermin,  rodents,  insects or domestic animals,  theft and,  depending on the case,  vandalism.  The foregoing list is merely indicative of the kinds of uninsured risks and is not intended to be all-inclusive.  Where the improvements  securing a mortgage  loan are  located in a  federally  designated  flood  area at the time of  origination  of the mortgage loan, the pooling and servicing  agreement or servicing  agreement  requires the master  servicer to cause to be maintained for this mortgage loan,  flood insurance (to the extent  available) in an amount equal in  general  to the  lesser  of the  amount  required  to  compensate  for any loss or  damage  on a replacement cost basis or the maximum insurance available under the federal flood insurance program.

         The  hazard  insurance   policies   covering  the  mortgaged   properties   typically  contain  a
co-insurance  clause which in effect  requires the insured at all times to carry  insurance of a specified percentage  (generally 80% to 90%) of the full  replacement  value of the  improvements on the property in order to  recover  the full  amount of any  partial  loss.  If the  insured's  coverage  falls  below this specified  percentage,  the clause generally provides that the insurer's liability in the event of partial loss does not exceed the greater of (1) the  replacement  cost of the  improvements  damaged or  destroyed less physical  depreciation or (2) the proportion of the loss as the amount of insurance  carried bears to the specified percentage of the full replacement cost of the improvements.

         Since  the  amount  of  hazard  insurance  that  mortgagors  are  required  to  maintain  on  the improvements  securing the mortgage  loans may decline as the principal  balances of the related  mortgage loans  decrease,  and since  residential  properties  have  historically  appreciated  in value over time, hazard  insurance  proceeds could be insufficient to restore fully the damaged  property in the event of a partial  loss.  See  "Description  of  Credit  Enhancement—Special  Hazard  Insurance  Policies"  in  this prospectus for a description of the limited  protection  afforded by any special hazard  insurance  policy against losses  occasioned by hazards which are otherwise  uninsured  against  (including losses caused by the application of the co-insurance clause described in the preceding paragraph).

         Under the terms of the mortgage  loans,  mortgagors  are generally  required to present claims to insurers under hazard insurance policies maintained on the mortgaged  properties.  The master servicer, on behalf of the trustee and  securityholders,  is obligated to present claims,  or cause the servicer of the mortgage loans to present  claims,  under any special hazard  insurance  policy and any blanket  insurance policy  insuring  against hazard losses on the mortgaged  properties.  However,  the ability of the master servicer  or  servicer to present the claims is  dependent  upon the extent to which  information  in this regard is furnished to the master servicer or the servicers by mortgagors.

FHA Mortgage Insurance

         The Housing Act authorizes  various FHA mortgage insurance  programs.  Some of the mortgage loans may be insured under either Section 203(b),  Section 221,  Section 223,  Section 234 or Section 235 of the
Housing  Act.  Under  Section  203(b),  FHA insures  mortgage  loans of up to 30 years'  duration  for the purchase  of  one-  to  four-family  dwelling  units.  Mortgage  loans  for the  purchase  of  multifamily residential  rental  properties  are insured by the FHA under Section 221 and Section 223.  Mortgage loans for the  purchase of  condominium  units are  insured by FHA under  Section  234.  Issuing  Entity  assets insured  under these  programs  must bear  interest at a rate not  exceeding the maximum rate in effect at the time the loan is made, as established by HUD, and may not exceed  specified  percentages of the lesser of the  appraised  value of the property  and the sales  price,  less  seller-paid  closing  costs for the property,  up to certain specified  maximums.  In addition,  FHA imposes initial  investment  minimums and other requirements on mortgage loans insured under the Section 203(b) and Section 234 programs.

         Under  Section 235,  assistance  payments are paid by HUD to the  mortgagee on behalf of eligible borrowers  for as long as the  borrowers  continue to be eligible  for the  payments.  To be  eligible,  a borrower  must be part of a  family,  have  income  within  the  limits  prescribed  by HUD at the time of initial occupancy, occupy the property and meet requirements for recertification at least annually.

         The regulations  governing these programs  provide that insurance  benefits are payable either on foreclosure,  or other  acquisition of possession,  and conveyance of the mortgaged  premises to HUD or on assignment of the  defaulted  mortgage  loan to HUD. The FHA  insurance  that may be provided  under these programs on the  conveyance of the home to HUD is equal to 100% of the  outstanding  principal  balance of the mortgage loan, plus accrued interest,  as described below, and certain  additional costs and expenses.
When  entitlement  to  insurance  benefits  results  from  assignment  of the  mortgage  loan to HUD,  the insurance  payment is computed as of the date of the assignment and includes the unpaid  principal  amount of the mortgage loan plus mortgage interest accrued and unpaid to the assignment date.

         When  entitlement  to  insurance  benefits  results from  foreclosure  (or other  acquisition  of possession)  and  conveyance,  the  insurance  payment  is equal to the  unpaid  principal  amount  of the mortgage loan,  adjusted to reimburse the mortgagee for certain tax,  insurance and similar  payments made by it  and to  deduct  certain  amounts  received  or  retained  by  the  mortgagee  after  default,  plus reimbursement not to exceed two-thirds of the mortgagee's  foreclosure  costs. Any FHA insurance  relating to the mortgage  loans  underlying  a series of  securities  will be  described in the related  prospectus supplement.

         The  mortgage  loans  may also be  insured  under  Title I  Program  of the FHA.  The  applicable provisions of this program will be described in the related  prospectus  supplement.  The master  servicer will be required to take steps,  or cause the  servicers of the mortgage  loans to take steps,  reasonably necessary to keep any FHA insurance in full force and effect.

VA Mortgage Guaranty

         The Servicemen's  Readjustment Act of 1944, as amended,  permits a veteran or, in some instances, his or her  spouse,  to obtain a mortgage  loan  guaranty  by the VA covering  mortgage  financing  of the purchase of a one-to  four-family  dwelling unit to be occupied as the veteran's  home at an interest rate not  exceeding  the  maximum  rate in  effect at the time the loan is made,  as  established  by HUD.  The program has no limit on the amount of a mortgage  loan,  requires no down  payment for the  purchaser  and permits  the  guaranty  of  mortgage  loans with  terms,  limited by the  estimated  economic  life of the property,  up to 30 years.  The maximum guaranty that may be issued by the VA under this program is 50% of the  original  principal  amount of the  mortgage  loan up to a dollar  limit  established  by the VA. The liability  on the guaranty is reduced or  increased  pro rata with any  reduction or increase in amount of indebtedness,  but in no event will the amount  payable on the guaranty  exceed the amount of the original guaranty.  Notwithstanding  the dollar and  percentage  limitations  of the  guaranty,  a  mortgagee  will ordinarily  suffer a monetary loss only when the difference  between the unsatisfied  indebtedness and the proceeds of a foreclosure  sale of mortgaged  premises is greater than the original  guaranty as adjusted.
The VA may, at its option,  and without  regard to the  guaranty,  make full payment to a mortgagee of the unsatisfied indebtedness on a mortgage upon its assignment to the VA.

         Since there is no limit imposed by the VA on the  principal  amount of a  VA-guaranteed  mortgage loan but there is a limit on the amount of the VA guaranty,  additional  coverage under a Primary Mortgage
Insurance  Policy may be required by the depositor for VA loans in excess of amounts  specified by the VA.
The amount of the  additional  coverage  will be set forth in the related  prospectus  supplement.  Any VA guaranty  relating to  Contracts  underlying  a series of  certificates  or notes will be described in the related prospectus supplement.

                                               THE SPONSOR

         The  sponsor  will be EMC  Mortgage  Corporation  ("EMC") for each  series of  securities  unless otherwise  indicated in the related  prospectus  supplement.  The sponsor was incorporated in the State of
Delaware on September 26, 1990, as a wholly owned  subsidiary  corporation  of The Bear Stearns  Companies
Inc.,  and is an  affiliate  of the  depositor  and the  underwriter.  The  sponsor was  established  as a mortgage  banking  company to facilitate  the purchase and servicing of whole loan  portfolios  containing various levels of quality from "investment  quality" to varying degrees of "non-investment  quality" up to and including real estate owned assets  ("REO").  The sponsor  commenced  operation in Texas on October 9,
1990.

         Since its inception in 1990,  the sponsor has purchased  over $100 billion in  residential  whole loans and servicing  rights,  which include the purchase of newly originated  alternative A, jumbo (prime)
and  sub-prime  loans.  Loans are  purchased  on a bulk and flow  basis.  The sponsor is one of the United
States' largest purchasers of scratch and dent,  sub-performing and non-performing  residential  mortgages
and  REO  from  various  institutions,   including  banks,  mortgage  companies,   thrifts  and  the  U.S.
government.  Loans are generally  purchased with the ultimate strategy of securitization  into an array of
Bear Stearns'  securitizations  based upon product type and credit  parameters,  including those where the loan has become re-performing or cash-flowing.

         Performing  loans  include  first  lien  fixed  rate and ARMs,  as well as closed  end fixed rate second  liens and lines of credit  ("HELOCs").  Performing  loans  acquired  by the sponsor are subject to varying  levels  of due  diligence  prior  to  purchase.  Portfolios  may be  reviewed  for  credit,  data integrity,  appraisal  valuation,  documentation,  as well as  compliance  with certain  laws.  Performing loans  purchased  will have been  originated  pursuant to the  sponsor's  underwriting  guidelines  or the originator's underwriting guidelines that are acceptable to the sponsor.

         Subsequent to purchase by the sponsor,  performing  loans are pooled together by product type and credit parameters and structured into RMBS, with the assistance of Bear Stearns'  Financial  Analytics and
Structured Transactions Group, for distribution into the primary market.

         The sponsor has been securitizing residential mortgage loans since 1999.

                                              THE DEPOSITOR

         The  depositor,  Structured  Asset  Mortgage  Investments  II Inc.,  was  formed  in the state of
Delaware on June 10,  2003,  and is a  wholly-owned  subsidiary  of The Bear  Stearns  Companies  Inc. The depositor was organized for the sole purpose of serving as a private  secondary  mortgage  market conduit.
The depositor does not have, nor is it expected in the future to have, any significant assets.

         The depositor has been serving as a private  secondary  mortgage  market conduit for  residential mortgage  loans since 2003.  In  conjunction  with the Seller's  acquisition  of the mortgage  loans,  the depositor will execute a mortgage loan purchase  agreement  through which the loans will be transferred to itself.  These loans are  subsequently  deposited  in a common law or  statutory  trust,  described in the prospectus supplement, which will then issue the certificates or notes.

         After  issuance and  registration  of the  securities  contemplated  in this  prospectus,  in the related  prospectus  supplement and any supplement hereto, the depositor will have substantially no duties or responsibilities with respect to the pool assets or the securities,  other than certain  administrative duties as described in the related prospectus supplement.

                                              THE AGREEMENTS

General

         Each series of  certificates  will be issued  pursuant to a pooling and  servicing  agreement  or other agreement specified in the related prospectus  supplement.  In general, the parties to a pooling and servicing  agreement will include the depositor,  the trustee,  the master  servicer and, in some cases, a special  servicer.  However,  a pooling and  servicing  agreement  that relates to an issuing  entity that includes  mortgage  securities  may  include a party  solely  responsible  for the  administration  of the mortgage  securities,  and a pooling  and  servicing  agreement  that  relates to an issuing  entity  that consists  solely of mortgage  securities  may not  include a master  servicer,  special  servicer or other servicer as a party.  All parties to each pooling and  servicing  agreement  under which  securities  of a series are issued will be identified in the related  prospectus  supplement.  Each series of notes will be issued  pursuant to an indenture.  The parties to each  indenture  will be the related  Issuing Entity and the  trustee.  The  Issuing  Entity  will be created  pursuant  to an owner  trust  agreement  between the depositor and the owner trustee and the mortgage loans or mortgage  securities  securing the notes will be serviced pursuant to a servicing agreement between the depositor and the master servicer.

         Forms of the Agreements have been filed as exhibits to the  registration  statement of which this prospectus is a part.  However,  the  provisions of each  Agreement will vary depending upon the nature of the related  securities and the nature of the related issuing  entity.  The following  summaries  describe provisions  that may appear in a pooling and servicing  agreement with respect to a series of certificates or in either the  servicing  agreement or  indenture  with  respect to a series of notes.  The  prospectus supplement for a series of securities  will describe  material  provisions of the related  Agreements that differ from the description  thereof set forth below.  The depositor will provide a copy of each Agreement
(without  exhibits)  that relates to any series of  securities  without  charge upon written  request of a holder of an offered security of the series addressed to it at its principal  executive  offices specified in this prospectus under "The  Depositor".  As to each series of securities,  the related  agreements will be filed with the Commission in a current report on Form 8-K following the issuance of the securities.

Certain Matters Regarding the Master Servicer and the Depositor

         The pooling and servicing  agreement or servicing  agreement  for each series of securities  will provide  that  the  master  servicer  may not  resign  from  its  obligations  and  duties  except  upon a determination  that performance of the duties is no longer  permissible under applicable law or except (1)
in  connection  with a permitted  transfer of servicing or (2) upon  appointment  of a successor  servicer reasonably  acceptable  to the trustee and upon  receipt by the trustee of letter from each Rating  Agency generally  to the effect that the  resignation  and  appointment  will not, in and of itself,  result in a downgrading of the  securities.  No  resignation  will become  effective  until the trustee or a successor servicer has assumed the master  servicer's  responsibilities,  duties,  liabilities and obligations under the pooling and servicing agreement or servicing agreement.

         Each pooling and servicing  agreement and servicing  agreement  will also provide that the master servicer,  the  depositor  and  their  directors,  officers,  employees  or  agents  will not be under any liability to the issuing entity or the  securityholders  for any action taken or for  refraining  from the taking of any  action  in good  faith,  or for  errors in  judgment,  unless  the  liability  which  would otherwise  be  imposed  was by  reason  of  willful  misfeasance,  bad  faith or gross  negligence  in the performance  of duties or by reason of reckless  disregard  of  obligations  and duties.  Each pooling and servicing  agreement  and  servicing  agreement  will  further  provide  that  the  master  servicer,  the depositor,  and any  director,  officer,  employee or agent of the master  servicer or the  depositor  are entitled to  indemnification  by the issuing entity and will be held harmless against any loss,  liability or expense  (including  reasonable legal fees and  disbursements  of counsel)  incurred in connection with any legal action  relating to the pooling and  servicing  agreement or servicing  agreement or the related series of securities,  other than any loss,  liability or expense related to any specific mortgage loan or mortgage loans (except a loss,  liability or expense  otherwise  reimbursable  pursuant to the pooling and servicing  agreement) and any loss,  liability or expense incurred by reason of willful  misfeasance,  bad faith or gross  negligence  in the  performance  of its  duties  or by  reason of  reckless  disregard  of obligations and duties.  In addition,  each pooling and servicing  agreement and servicing  agreement will provide that neither the master  servicer nor the  depositor  will be under any  obligation  to appear in, prosecute or defend any legal or  administrative  action that is not incidental to its  respective  duties under the pooling and servicing  agreement or servicing  agreement and which in its opinion may involve it in any expense or  liability.  The master  servicer  or the  depositor  may,  however,  in its  discretion undertake  any action which it may deem  necessary or desirable  with respect to the pooling and servicing agreement  or  servicing  agreement  and the rights and duties of the  parties to that  agreement  and the interests of the  securityholders.  The legal expenses and costs of the action and any resulting liability will be expenses,  costs and liabilities of the issuing entity,  and the master servicer or the depositor, as the case may be, will be entitled reimbursement from funds otherwise distributable to securityholders.

         Any person into which the master  servicer may be merged or  consolidated,  any person  resulting from any merger or consolidation  to which the master servicer is a party or any person  succeeding to the business of the master  servicer will be the successor of the master  servicer  under the related  pooling and  servicing  agreement or  servicing  agreement,  provided  that (1) the person is qualified to service mortgage  loans on behalf of Fannie Mae or Freddie Mac and (2) the  merger,  consolidation  or  succession does not adversely  affect the  then-current  ratings of the classes of  securities of the related  series that have been  rated.  In  addition,  notwithstanding  the  prohibition  on its  resignation,  the master servicer may assign its rights under a pooling and servicing  agreement or servicing  agreement,  provided clauses (1) and (2) above are  satisfied and the person is  reasonably  satisfactory  to the depositor and the trustee.  In the case of an  assignment,  the master  servicer will be released  from its  obligations under  the  pooling  and  servicing  agreement  or  servicing  agreement,  exclusive  of  liabilities  and obligations incurred by it prior to the time of the assignment.

Events of Default and Rights Upon Event of Default

         Pooling and Servicing Agreement

         Events  of  default  under  the  pooling  and  servicing  agreement  in  respect  of a series  of certificates, unless otherwise specified in the prospectus supplement, will include:

      o     any failure by the master  servicer  to make a required  deposit to the  Distribution  Account
            (other than a Monthly  Advance)  which  continues  unremedied for 3 days (or other time period described  in the related  prospectus  supplement)  after the giving of written  notice of the failure to the master servicer;

      o     any  failure by the master  servicer to observe or perform in any  material  respect any other of its material  covenants or agreements in the pooling and servicing  agreement  with respect to the series of  certificates,  which covenants and agreements  materially  affect the rights of  certificateholders  of such series, and which failure continues unremedied for a period of
            60 days (or other time period described in the related  prospectus  supplement) after the date on which written  notice of such failure,  properly  requiring the same to be remedied,  shall have been given to the master  servicer  by the  trustee,  or to the master  servicer  and the trustee  by the  holders  of  certificates  evidencing  not  less  than  25% of the  aggregate undivided interests (or, if applicable, voting rights) in the related issuing entity;

      o     events of insolvency,  readjustment  of debt,  marshaling of assets and liabilities or similar proceedings  regarding the master servicer and some actions by the master servicer  indicating its insolvency or inability to pay its  obligations,  as specified in the related  pooling and servicing agreement;

      o     any failure of the master  servicer to make  advances as  described in this  prospectus  under
            "Description  of the  Securities—Advances,"  by the date and time set forth in the pooling and servicing agreement;

      o     any  assignment  or  delegation  by the master  servicer  of its  rights and duties  under the pooling and servicing  agreement,  in  contravention of the provisions  permitting  assignment and delegation in the pooling and servicing agreement; and

      o     any other event of default as set forth in the pooling and servicing agreement.

Additional events of default will be described in the related  prospectus  supplement.  A default pursuant to the terms of any mortgage  securities  included in any issuing  entity will not  constitute an event of default under the related pooling and servicing agreement.

         So  long  as  an  event  of  default  remains  unremedied,  either  the  trustee  or  holders  of certificates  evidencing not less than a percentage specified in the related prospectus  supplement of the aggregate  undivided  interests  (or,  if  applicable,  voting  rights) in the related  issuing  entity as specified  in the related  pooling and  servicing  agreement  may, by written  notification  to the master servicer (and to the trustee if given by  certificateholders),  with the consent of EMC,  terminate all of the rights and  obligations of the master servicer under the pooling and servicing  agreement  (other than any right of the master  servicer  as  certificateholder  and other  than the right to  receive  servicing compensation  and expenses for master  servicing the mortgage loans during any period prior to the date of the  termination)  covering the issuing entity and in and to the mortgage loans and the proceeds  thereof.
Upon such  notification,  the trustee or, upon notice to the  depositor  and with the  depositor's  (or an affiliate of the  depositor's)  consent,  its designee  will succeed to all  responsibilities,  duties and liabilities of the master  servicer under the pooling and servicing  agreement  (other than any obligation to purchase mortgage loans) and will be entitled to similar compensation  arrangements.  In the event that the trustee  would be obligated to succeed the master  servicer but is unwilling so to act, it may appoint
(or if it is unable so to act, it shall  appoint) or petition a court of  competent  jurisdiction  for the appointment  of,  an  established  mortgage  loan  servicing  institution  with a net worth of at least an amount  specified in the related  prospectus  supplement to act as successor to the master  servicer under the pooling and servicing  agreement (unless otherwise set forth in the pooling and servicing  agreement).
Pending  an  appointment,  the  trustee  is  obligated  to act as master  servicer.  The  trustee  and the successor  may agree upon the  servicing  compensation  to be paid,  which in no event may be greater than
the   compensation   to  the  initial  master   servicer  under  the  pooling  and  servicing   agreement.
Notwithstanding  the above,  upon a termination or resignation of the master  servicer in accordance  with terms of the  pooling and  servicing  agreement,  EMC shall have the right to either  assume the duties of the master  servicer or appoint a successor  master  servicer  meeting the  requirements  set forth in the pooling and servicing  agreement.  In addition,  even if none of the events of default  listed above under
"—Events of Default and Rights Upon Event of Default — Pooling and  Servicing  Agreement"  have  occurred,
EMC will have the right  under the  pooling and  servicing  agreement  to  terminate  the master  servicer without  cause and  either  assume  the  duties of the master  servicer  or a appoint a  successor  master servicer meeting the requirements set forth in the pooling and servicing agreement.

         No  certificateholder  will have any right under a pooling and  servicing  agreement to institute any  proceeding  with respect to the pooling and  servicing  agreement  unless (1) that holder  previously gave the  trustee  written  notice  of a default  that is  continuing,  (2) the  holders  of  certificates evidencing not less than the percentage  specified in the related  prospectus  supplement of the aggregate undivided  interests  (or, if  applicable,  voting  rights) in the related  issuing  entity  requested the trustee in writing to institute  the  proceeding  in its own name as trustee and shall have offered to the trustee such reasonable  indemnity as it may require against the costs,  expenses and liabilities that may be incurred in or because of the  proceeding  and (3) the trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute any proceeding.

         The holders of certificates  representing at least 51% of the aggregate  undivided interests (or, if applicable,  voting rights)  evidenced by those  certificates may waive the default or event of default
(other than a failure by the master servicer to make an advance);  provided,  however,  that (1) a default or event of default  under the first or fourth  items  listed  under  "—Events  of  Default"  above may be waived only by all of the holders of  certificates  affected by the default or event of default and (2) no waiver  shall  reduce in any manner the amount of, or delay the timing of,  payments  received on mortgage
loans  which  are  required  to  be  distributed  to,  or  otherwise   materially  adversely  affect,  any
non-consenting certificateholder.

         Servicing Agreement

         For a series of notes, a servicing default under the related servicing  agreement  generally will include:

         o        any  failure  by the master  servicer  to make a  required  deposit to the  Distribution
                  Account or, if the master  servicer is so required,  to distribute to the holders of any class  of notes  or  Equity  Certificates  of the  series  any  required  payment  which continues  unremedied  for 5 business  days (or other  period of time  described  in the related  prospectus  supplement)  after the giving of written  notice of the  failure to the master servicer by the trustee or the Issuing Entity;

         o        any  failure by the master  servicer to observe or perform in any  material  respect any other of its material  covenants or agreements in the servicing  agreement  with respect to the series of  securities,  which  covenants  and  agreements  materially  affect the rights of the  securityholders  of such series,  and which failure continues  unremedied for a period  of 60 days  after  the  date on  which  written  notice  of such  failure, properly  requiring  the same to be  remedied,  shall  have  been  given  to the  master servicer by the trustee or the Issuing Entity;

         o        events of  insolvency,  readjustment  of debt,  marshaling of assets and  liabilities or similar  proceedings  regarding  the  master  servicer  and some  actions  by the master servicer  indicating  its insolvency or inability to pay its  obligations,  as specified in the related servicing agreement;

         o        any failure of the master  servicer to make  advances as  described  in this  prospectus under "Description of the Securities—Advances," and

         o        any other servicing default as set forth in the servicing agreement.

         So long as a  servicing  default  remains  unremedied,  either  the  trustee  or holders of notes evidencing  not less than a  percentage  specified  in the  related  prospectus  supplement  of the voting rights of the related  issuing  entity,  as specified in the related  servicing  agreement may, by written notification  to the  master  servicer  and  to the  Issuing  Entity  (and  to the  trustee  if  given  by noteholders),  with the  consent  of EMC,  terminate  all of the  rights  and  obligations  of the  master servicer under the servicing  agreement  (other than any right of the master  servicer as noteholder or as holder  of the  Equity  Certificates  and other  than the  right to  receive  servicing  compensation  and expenses  for  master  servicing  the  mortgage  loans  during  any  period  prior  to  the  date  of  the termination),  whereupon the trustee will succeed to all  responsibilities,  duties and liabilities of the master servicer under the servicing  agreement (other than any obligation to purchase  mortgage loans) and will be entitled to similar  compensation  arrangements.  In the event that the trustee would be obligated to succeed the master  servicer  but is unwilling so to act, it may appoint (or if it is unable so to act, it shall  appoint)  or  petition a court of  competent  jurisdiction  for the  appointment  of an approved mortgage  servicing  institution  with a net  worth  of at  least  an  amount  specified  in  the  related prospectus  supplement to act as successor to the master  servicer under the servicing  agreement  (unless otherwise  set forth in the servicing  agreement).  Pending the  appointment,  the trustee is obligated to act in the capacity.  The trustee and the successor may agree upon the servicing  compensation to be paid, which  in no event  may be  greater  than the  compensation  to the  initial  master  servicer  under  the servicing  agreement.  Notwithstanding the above, upon a termination or resignation of the master servicer in  accordance  with  terms of the  servicing  agreement,  EMC shall  have the right to either  assume the duties of the master servicer or appoint a successor  master servicer  meeting the  requirements set forth in the  servicing  agreement.  In  addition,  even if none of the events of  default  listed  above  under
"—Events of Default and Rights Upon Event of Default—  Servicing  Agreement" have occurred,  EMC will have the right under the related  servicing  agreement  to  terminate  the master  servicer  without  cause and either  assume the duties of the master  servicer or a appoint a  successor  master  servicer  meeting the requirements set forth in the related servicing agreement.

         Indenture

         For a series of notes, an event of default under the indenture generally will include:

         o        a default  for five  days or more (or other  period  of time  described  in the  related prospectus  supplement)  in the payment of any  principal  of or interest on any note of the series;

         o        failure  to  perform  any  other  covenant  of  the  Depositor  in the  indenture  which continues for a period of thirty days after notice  thereof is given in accordance  with the procedures described in the related indenture;

         o        any  representation  or  warranty  made  by the  Depositor  in the  indenture  or in any certificate  or other writing  delivered  pursuant  thereto or in  connection  therewith with respect to or affecting the series having been  incorrect in a material  respect as of the time made,  and the breach is not cured within  thirty days after notice  thereof is given in accordance with the procedures described in the related indenture;

         o        events of bankruptcy,  insolvency,  receivership  or  liquidation  of the Depositor,  as specified in the indenture; or

         o        any other event of default provided with respect to notes of that series.

         If an event of default  with  respect to the notes of any series at the time  outstanding  occurs and is continuing,  the trustee or the holders of a majority of the then aggregate  outstanding  amount of the notes of the  series may  declare  the  principal  amount of all the notes of the series to be due and payable  immediately.  The  declaration  may, in some  circumstances,  be  rescinded  and  annulled by the holders of a majority in aggregate outstanding amount of the related notes.

         If following  an event of default  with  respect to any series of notes,  the notes of the series have been  declared  to be due and  payable,  the  trustee  may, in its  discretion,  notwithstanding  the acceleration,  elect to maintain  possession  of the  collateral  securing  the notes of the series and to continue to apply payments on the collateral as if there had been no  declaration of  acceleration  if the collateral  continues  to provide  sufficient  funds for the payment of  principal  of and interest on the notes of the series as they would have become due if there had not been a  declaration.  In addition,  the trustee may not sell or otherwise  liquidate the  collateral  securing the notes of a series  following an event of default,  unless (1) the holders of 100% of the then  aggregate  outstanding  amount of the notes of the series consent to the sale,  (2) the proceeds of the sale or  liquidation  are sufficient to pay in full the principal of and accrued  interest,  due and unpaid,  on the  outstanding  notes of the series at the date of the sale or (3) the trustee  determines  that the  collateral  would not be  sufficient  on an ongoing  basis to make all  payments on the notes as the  payments  would have become due if the notes had not been  declared  due and  payable,  and the trustee  obtains the consent of the holders of a percentage specified in the related  prospectus  supplement of the then aggregate  outstanding amount of the notes of the series.

         In the event that the trustee  liquidates the collateral in connection  with an event of default, the  indenture  provides  that the trustee will have a prior lien on the proceeds of the  liquidation  for unpaid fees and expenses.  As a result,  upon the occurrence of an event of default,  the amount available for  payments to the  noteholders  would be less than would  otherwise be the case.  However,  the trustee may not institute a proceeding  for the  enforcement  of its lien except in  connection  with a proceeding for the enforcement of the lien of the indenture for the benefit of the  noteholders  after the occurrence of the event of default.

         In the event the  principal of the notes of a series is declared  due and  payable,  as described above,  the holders of the notes issued at a discount  from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of the discount that is unamortized.

         No noteholder  or holder of an Equity  Certificate  generally  will have any right under an owner trust  agreement or indenture to institute any  proceeding  with respect to the Agreement  unless (1) that holder  previously has given to the trustee  written notice of default and the  continuance  thereof,  (2)
the holders of notes or Equity  Certificates  of any class  evidencing  not less than 25% of the aggregate
Percentage  Interests  constituting that class (a) have made written request upon the trustee to institute the  proceeding  in its own name as trustee  and (b) have  offered to the trustee  reasonable  security or indemnity  against  the  costs,  expenses  and  liabilities  that may be  incurred  in or  because  of the proceeding,  (3) the  trustee has  neglected  or refused to  institute  the  proceeding  for 60 days after receipt of the request and indemnity and (4) no direction  inconsistent  with the written request has been given to the trustee  during the 60 day period by the holders of a majority  of the  aggregate  Percentage
Interests constituting that class.

Amendment

         Each pooling and servicing  agreement may be amended by the parties thereto,  without the consent of any of the holders of certificates covered by the pooling and servicing agreement,

      o     to cure any ambiguity,

      o     to correct or supplement  any provision  therein which may be defective or  inconsistent  with any other provision therein,

      o     if a REMIC  election  has been made with  respect to the related  issuing  entity,  to modify, eliminate  or add to any of its  provisions  (A) to  the  extent  as  shall  be  necessary  to maintain the  qualification  of the issuing entity as a REMIC or to avoid or minimize the risk of  imposition  of any tax on the  related  issuing  entity,  provided  that the  trustee  has received an opinion of counsel to the effect  that (1) the action is  necessary  or  desirable to maintain the  qualification  or to avoid or minimize the risk,  and (2) the action will not adversely affect in any material  respect the interests of any holder of certificates  covered by the  pooling  and  servicing  agreement,  or (B) to  restrict  the  transfer  of the  REMIC
            Residual  Certificates,  provided  that the  depositor has  determined  that the  then-current ratings  of the  classes  of the  certificates  that have  been  rated  will not be  adversely affected,  as  evidenced  by a  letter  from  each  applicable  Rating  Agency,  and  that the amendment  will not give rise to any tax with  respect to the  transfer of the REMIC  Residual
            Certificates to a non-permitted transferee,

      o     to make any other  provisions  with respect to matters or questions  arising under the pooling and servicing  agreement which are not materially  inconsistent  with the provisions  thereof, provided  that the action will not adversely  affect in any material  respect the interests of any certificateholder, or

      o     to comply with any changes in the Code.

         The pooling and servicing  agreement may also be amended by the parties  thereto with the consent of the holders of certificates  evidencing over 50% of the aggregate  Percentage  Interests of the issuing entity or of the applicable class or classes,  if such amendment  affects only such class or classes,  for the purpose of adding any  provisions to or changing in any manner or  eliminating  any of the  provisions of the  pooling  and  servicing  agreement  or of  modifying  in any manner  the rights of the  holders of certificates  covered by the pooling  and  servicing  agreement,  except  that the  amendment  may not (1)
reduce in any manner the amount of, or delay the timing of,  payments  received  on  mortgage  loans which are required to be  distributed  on a  certificate  of any class  without the consent of the holder of the certificate or (2) reduce the aforesaid  percentage of  certificates of any class the holders of which are required to consent to the amendment  without the consent of the holders of all  certificates of the class covered by the pooling and servicing agreement then outstanding.

         With respect to each series of notes,  each  related  servicing  agreement  or  indenture  may be amended by the parties  thereto  without  the  consent of any of the  holders of the notes  covered by the
Agreement,  to cure any ambiguity,  to correct, modify or supplement any provision therein, or to make any other  provisions  with  respect  to  matters  or  questions  arising  under the  Agreement  which are not inconsistent  with the  provisions  thereof,  provided  that the action will not  adversely  affect in any material  respect the interests of any holder of notes covered by the  Agreement.  Each Agreement may also be amended by the parties  thereto with the consent of the holders of notes  evidencing  not less than the percentage  specified  in the  related  prospectus  supplement  of the  voting  rights,  for any  purpose;
provided, however, that the amendment may not:

                  (1)      reduce in any manner the  amount of or delay the timing of,  payments  received on  issuing  entity  assets  which  are  required  to  be  distributed  on  any certificate without the consent of the holder of the certificate,

                  (2)      adversely  affect in any material  respect the  interests of the holders of any class of notes in a manner other than as described in (1),  without the consent of the holders of notes of the class  evidencing  not less than the  percentage specified in the related  prospectus  supplement  of the  aggregate  Percentage
                           Interests of the issuing entity or of the applicable class or classes,  if such amendment affects only such class or classes or

                  (3)      reduce the aforesaid  percentage  of voting rights  required for the consent to the  amendment  without the consent of the holders of all notes  covered by the
                           Agreement then outstanding.

The voting  rights  evidenced  by any  security  will be the  portion  of the voting  rights of all of the securities in the related series allocated in the manner described in the related prospectus supplement.

         Notwithstanding  the  foregoing,  if a REMIC  election  has been made with respect to the related issuing  entity,  the trustee or indenture  trustee will not be entitled to consent to any  amendment to a pooling and servicing  agreement or an indenture  without  having first  received an opinion of counsel to the  effect  that the  amendment  or the  exercise  of any  power  granted  to the  master  servicer,  the depositor,  the  trustee or  indenture  trustee,  or any other  specified  person in  accordance  with the amendment  will not result in the  imposition of a tax on the related  issuing entity or cause the issuing entity to fail to qualify as a REMIC.

         The Master  Servicer  and any  director,  officer,  employee or agent of the Master  Servicer may rely in good faith on any document of any kind prima facie  properly  executed and submitted by any Person respecting any matters arising under the transaction documents.

Termination; Retirement of Securities

         The obligations  created by the related  Agreements for each series of securities (other than the
limited   payment  and  notice   obligations   of  the  trustee)  will   terminate  upon  the  payment  to
securityholders  of that series of all amounts held in the Distribution  Account or by the master servicer and  required  to be paid to them  pursuant  to the  Agreements  following  the  earlier of, (1) the final payment or other  liquidation  or disposition  (or any advance with respect  thereto) of the last mortgage loan, REO property and/or mortgage  security  subject thereto and (2) the purchase by the master servicer, a servicer,  the depositor or its designee (or (a) if specified in the related prospectus  supplement with respect to each series of  certificates,  by the holder of the REMIC Residual  Certificates  (see "Federal
Income Tax  Consequences"  below) or (b) if specified in the  prospectus  supplement  with respect to each series of notes, by the holder of the Equity  Certificates)  from the issuing entity for the series of all remaining  mortgage loans, REO properties and/or mortgage  securities.  In addition to the foregoing,  the master servicer, a servicer,  the depositor or its designee may have the option to purchase,  in whole but not in part,  the  securities  specified in the related  prospectus  supplement in the manner set forth in the related  prospectus  supplement.  With respect to any series of certificates which provides for such a purchase,  the  purchase  shall not be made unless  either:  (1) the  aggregate  principal  balance of the certificates  as of the date is equal to or less than the percentage  specified in the related  prospectus supplement  of the  aggregate  principal  balance of the  certificates  as of the Closing  Date or (2) the aggregate  principal  balance of the mortgage loans as of the date is equal to or less than the percentage specified in the related  prospectus  supplement of the aggregate  principal balance of the mortgage loans as of the cut-off date. In the event that any series of  certificates  which  provides for such a purchase at 25% or more of the  aggregate  principal  balance  outstanding,  the  certificates  will  use the  word
"Callable"  in their title.  With respect to any series of notes which  provides for such a purchase,  the purchase  shall not be made unless the  aggregate  principal  balance of the notes as of the date is equal to or less than the percentage  specified in the related prospectus  supplement of the aggregate principal balance of the notes as of the Closing  Date or a period  specified in the related  prospectus  supplement has elapsed  since the initial  distribution  date.  In the event that any series of notes which  provides for such a purchase at 25% or more of the  aggregate  principal  balance  outstanding,  the notes will use the word  "Callable" in their title.  Upon the purchase of the  securities or at any time  thereafter,  at the option of the master servicer,  a servicer,  the depositor or its designee,  the assets of the issuing entity may be sold,  thereby  effecting a retirement of the securities and the  termination of the issuing entity,  or the  securities  so purchased may be held or resold by the master  servicer,  the depositor or its designee.  In no event,  however,  unless  otherwise  provided in the prospectus  supplement,  will an issuing entity created by a pooling and servicing  agreement related to a series of certificates  continue beyond the  expiration  of 21 years from the death of the survivor of the persons named in the pooling and servicing  agreement.  Written notice of termination of the pooling and servicing  agreement will be given to each  securityholder,  and the final  distribution will be made only upon surrender and cancellation of the  securities  at an office or agency  appointed by the trustee which will be specified in the notice of termination.  If the  securityholders  are permitted to terminate the issuing  entity under the applicable pooling and  servicing  agreement,  a penalty may be imposed upon the  securityholders  based upon the fee that would be foregone by the master servicer because of the termination.

         The purchase of mortgage loans and property  acquired in respect of mortgage  loans  evidenced by a series of securities  shall be made at the option of the master  servicer,  a servicer,  the  depositor, its designee or, if applicable,  the holder of the REMIC Residual  Certificates or Equity  Certificates at
the price  specified  in the related  prospectus  supplement.  The exercise of the right will effect early retirement  of the  securities  of that  series,  but the right of the master  servicer,  a servicer,  the depositor,  its  designee  or, if  applicable,  the holder to so  purchase  is  subject  to the  aggregate principal  balance of the mortgage loans and/or mortgage  securities in the issuing entity for that series as of the  distribution  date on which the purchase is to occur being less than the  percentage  specified in the related  prospectus  supplement of the  aggregate  principal  balance of the mortgage  loans and/or mortgage  securities at the cut-off date or closing date, as specified in the prospectus  supplement,  for that series.  The prospectus  supplement for each series of securities will set forth the amounts that the holders of the securities  will be entitled to receive upon the early  retirement.  The early  termination may adversely  affect the yield to holders of the securities.  With respect to any series of certificates, an optional  purchase of the mortgage  loans in the related  issuing  entity may not result in the related certificates  receiving an amount equal to the principal  balance thereof plus accrued and unpaid interest and any  undistributed  shortfall on the related  certificates.  If a REMIC  election  has been made,  the termination  of the  related  issuing  entity  will be effected  in a manner  consistent  with  applicable federal income tax regulations and its status as a REMIC.

         Following any optional  termination,  there will be no continuing direct or indirect liability of the issuing entity or any securityholder as sellers of the assets of the issuing entity.

The Securities Administrator

         Each   prospectus   supplement   for  a  series  of  securities  may  provide  for  a  securities administrator  which  shall  be  responsible  for  performing  certain  administrative  and tax  functions typically  performed by the trustee.  The securities  administrator shall at all times be a corporation or an  association  organized and doing business under the laws of any state or the United States of America, authorized  under the laws to exercise  corporate trust powers,  having a combined  capital and surplus of at least  $40,000,000 and subject to supervision or examination by federal or state authority.  The entity that  serves  as  securities  administrator  may have  typical  banking  or other  relationships  with the depositor and its affiliates.  The securities  administrator  may also act as master servicer for a series of securities.

Duties of Securities Administrator

         The securities  administrator  for each series of securities  will make no  representation  as to the validity or sufficiency  of the related  Agreements,  the securities or any underlying  mortgage loan, mortgage  security or related  document and will not be  accountable  for the use or  application by or on behalf of any master servicer  (unless the securities  administrator  is also acting as master  servicer), servicer or special  servicer of any funds paid to the master  servicer,  servicer or special  servicer in respect  of the  securities  or the  underlying  mortgage  loans  or  mortgage  securities,  or any  funds deposited  into or withdrawn  from the  Distribution  Account for the series or any other account by or on behalf of the master  servicer,  servicer  or special  servicer.  The  securities  administrator  for each series of  securities  will be required  to perform  only those  duties  specifically  required  under the related  Agreement.  However,  upon  receipt  of  any  of  the  various  certificates,  reports  or  other instruments required to be furnished to it pursuant to the related Agreement,  a securities  administrator will be required to examine the documents  and to determine  whether they conform to the  requirements  of the agreement.

Some Matters Regarding the Securities Administrator

         As and to the  extent  described  in the  related  prospectus  supplement,  the fees  and  normal disbursements of any securities  administrator  may be the expense of the related master servicer or other specified person or may be required to be borne by the related issuing entity.

         The  securities  administrator  for each  series of  securities  generally  will be  entitled  to indemnification  from amounts held in the Distribution  Account for the series, for any loss, liability or expense  incurred by the  securities  administrator  in  connection  with the  securities  administrator's administration  of the trust under the related  pooling and  servicing  agreement or indenture  unless the loss,  liability,  cost or expense was incurred by reason of willful misfeasance,  bad faith or negligence on the part of the securities  administrator  in the  performance  of its  obligations  and duties,  or by reason of its reckless disregard of its obligations or duties.

Resignation and Removal of the Securities Administrator

         The  securities  administrator  for each series of  securities  may resign at any time,  in which event the depositor will be obligated to appoint a successor securities  administrator.  The depositor may also  remove the  securities  administrator  if the  securities  administrator  ceases to be  eligible  to continue  as  such  under  the  pooling  and  servicing  agreement  or  indenture  or  if  the  securities administrator  becomes incapable of acting,  bankrupt,  insolvent or if a receiver or public officer takes charge  of the  securities  administrator  or its  property.  Upon  such  resignation  or  removal  of the
securities   administrator,   the   depositor   will  be  entitled  to  appoint  a  successor   securities
administrator.  The securities  administrator may also be removed at any time by the holders of securities evidencing  ownership of not less than the percentage  specified in the related  prospectus  supplement of the  issuing  entity.  In the event that the  securityholders  remove the  securities  administrator,  the compensation  of any  successor  securities  administrator  shall  be paid by the  securityholders  to the extent that such  compensation  exceeds the amount agreed to by the depositor and the original  securities administrator.  Any resignation or removal of the securities  administrator and appointment of a successor securities  administrator  will not become  effective until acceptance of the appointment by the successor securities administrator.

The Trustee

         The trustee  under each  pooling  and  servicing  agreement  and  indenture  will be named in the related  prospectus  supplement.  The  trustee  shall at all  times  be a  corporation  or an  association organized  and doing  business  under the laws of any state or the United  States of  America,  authorized under the laws to  exercise  corporate  trust  powers,  having a combined  capital and surplus of at least
$40,000,000  and subject to  supervision or  examination  by federal or state  authority.  The entity that serves as trustee may have typical banking relationships with the depositor and its affiliates.

Duties of the Trustee

         The trustee for each  series of  securities  will make no  representation  as to the  validity or sufficiency of the related  Agreements,  the securities or any underlying mortgage loan, mortgage security or related  document and will not be accountable  for the use or application by or on behalf of any master servicer,  servicer  or special  servicer  of any funds paid to the master  servicer,  servicer or special servicer in respect of the securities or the  underlying  mortgage  loans or mortgage  securities,  or any funds  deposited  into or withdrawn from the  Distribution  Account for the series or any other account by or on behalf of the master  servicer,  servicer or special  servicer.  If no event of default has occurred and is  continuing,  the  trustee  for each series of  securities  will be required to perform  only those duties  specifically  required under the related  pooling and servicing  agreement or indenture.  However, upon receipt of any of the various  certificates,  reports or other  instruments  required to be furnished to it pursuant to the  related  Agreement,  a trustee  will be  required to examine the  documents  and to determine whether they conform to the requirements of the agreement.

         If an Event of  Default  shall  occur,  the  trustee  shall,  by notice in  writing to the master servicer,  which may be delivered by telecopy,  immediately  terminate  all of the rights and  obligations
(but not the  liabilities) of the master  servicer  thereafter  arising under the Agreements,  but without prejudice  to any rights it may have as a security  holder or to  reimbursement  of Monthly  Advances  and other  advances of its own funds.  Upon the receipt by the master  servicer  of the  written  notice,  all authority and power of the master servicer under the  Agreements,  whether with respect to the securities, the Mortgage Loans,  REO Property or under any other related  agreements (but only to the extent that such other  agreements  relate to the Mortgage Loans or related REO Property) shall  automatically  and without further  action pass to and be vested in the  trustee.  The  trustee  shall act to carry out the duties of the master  servicer,  including the obligation to make any Monthly Advance the nonpayment of which was an
Event of Default.  Any such action taken by the trustee must be prior to the  distribution on the relevant
Distribution Date.

         Upon  the  receipt  by the  master  servicer  of a  notice  of  termination,  the  trustee  shall automatically  become the  successor  in all  respects to the master  servicer in its  capacity  under the
Agreements and the  transactions  set forth or provided for therein and shall thereafter be subject to all the  responsibilities,  duties,  liabilities and limitations on liabilities relating thereto placed on the master servicer by the terms and provisions thereof;  provided,  however,  that the sponsor shall have the right to either  (a)  immediately  assume  the duties of the  master  servicer  or (b) select a  successor master servicer;  provided  further,  however,  that the trustee shall have no obligation  whatsoever with respect to any liability  (other than advances  deemed  recoverable  and not previously  made) incurred by the  master  servicer  at or prior to the time of  termination.  As  compensation,  the  trustee  shall be entitled  to  compensation  which the master  servicer  would have been  entitled  to retain if the master servicer  had  continued  to act  thereunder,  except  for  those  amounts  due  the  master  servicer  as reimbursement  permitted  under  the  Agreements  for  advances  previously  made or  expenses  previously incurred.  Notwithstanding  the above,  the trustee may, if it shall be unwilling so to act, or shall,  if it is legally  unable so to act,  appoint or petition a court of competent  jurisdiction  to appoint,  any established  housing  and  home  finance  institution  which  is a  Fannie  Mae- or  Freddie  Mac-approved servicer,  and with respect to a successor  to the master  servicer  only,  having a net worth of not less than an amount  specified in the related  prospectus  supplement,  as the successor to the master servicer hereunder in the  assumption  of all or any part of the  responsibilities,  duties or  liabilities  of the master servicer hereunder;  provided,  that the trustee shall obtain a letter from each rating agency that the ratings,  if any, on each of the  securities  will not be lowered as a result of the  selection of the successor to the master servicer.  Pending appointment of a successor to the master servicer,  the trustee shall act in such capacity as hereinabove  provided.  In connection with such  appointment and assumption, the trustee may make such  arrangements  for the  compensation  of such  successor  out of payments on the
Mortgage  Loans as it and such  successor  shall agree;  provided,  however,  that the  provisions  of the
Agreements shall apply,  the  compensation  shall not be in excess of that which the master servicer would have been  entitled to if the master  servicer had  continued to act  hereunder,  and that such  successor shall undertake and assume the  obligations of the Trustee to pay  compensation to any third Person acting as an agent or independent contractor in the performance of master servicing  responsibilities  hereunder.
The trustee  and such  successor  shall take such  action,  consistent  with the  Agreements,  as shall be necessary to effectuate any such succession.

         If the trustee shall succeed to any duties of the master  servicer  respecting the Mortgage Loans as  provided  herein,  it shall do so in a separate  capacity  and not in its  capacity  as  trustee  and, accordingly,  the provisions of the Agreements  concerning the trustee's  duties shall be  inapplicable to the trustee in its duties as the successor to the master  servicer in the servicing of the Mortgage  Loans
(although  such  provisions  shall  continue to apply to the  trustee in its  capacity  as  trustee);  the provisions of the Agreements relating to the master servicer,  however,  shall apply to it in its capacity as successor master servicer.

         Upon any  termination  or appointment  of a successor to the master  servicer,  the trustee shall give prompt  written notice  thereof to security  holders of record  pursuant to the Agreements and to the rating agencies.

         The trustee shall  transmit by mail to all  securityholders,  within the number of days specified by the  Agreements  after the occurrence of any Event of Default  actually known to a responsible  officer of the  trustee,  unless  such  Event of  Default  shall  have been  cured,  notice of each such  Event of
Default.  In the event that the security  holders waive the Event of Default  pursuant to the  Agreements, the trustee shall give notice of any such waiver to the rating agencies.

         Upon written request of three or more  securityholders  of record,  for purposes of communicating with other  securityholders  with respect to their rights  under the  Agreements,  the trustee will afford such  securityholders  access during business hours to the most recent list of securityholders held by the trustee.

Some Matters Regarding the Trustee

         As and to the  extent  described  in the  related  prospectus  supplement,  the fees  and  normal disbursements  of any trustee may be the expense of the related master servicer or other specified  person or may be required to be borne by the related issuing entity.

         The trustee for each series of  securities  generally  will be entitled to  indemnification  from amounts held in the Distribution  Account for the series,  for any loss,  liability or expense incurred by the  trustee in  connection  with the  trustee's  acceptance  or  administration  of its trusts  under the related  pooling and  servicing  agreement or indenture  unless the loss,  liability,  cost or expense was incurred  by reason of willful  misfeasance,  bad faith or  negligence  on the part of the  trustee in the performance of its  obligations and duties,  or by reason of its reckless  disregard of its obligations or duties.

Resignation and Removal of the Trustee

         The trustee may resign at any time, in which event the  depositor  will be obligated to appoint a successor  trustee.  The  depositor  may also remove the  trustee if the trustee  ceases to be eligible to continue  under the pooling and servicing  agreement or if the trustee  becomes  insolvent.  Upon becoming aware of the circumstances,  the depositor will be obligated to appoint a successor  trustee.  The trustee may also be  removed at any time by the  holders of  securities  evidencing  not less than the  percentage specified in the related prospectus  supplement of the aggregate  undivided  interests (or, if applicable, voting rights) in the related  issuing  entity.  Any resignation or removal of the trustee and appointment of a successor  trustee will not become  effective  until  acceptance of the  appointment by the successor trustee.  If the trustee resigns or is removed by the depositor,  the expenses  associated with the change of  trustees  will be paid by the former  trustee  and  reimbursed  from the  Distribution  Account by the paying agent.  If the trustee is removed by holders of securities,  such holders shall be responsible  for paying any compensation  payable to a successor  trustee,  in excess of the amount paid to the predecessor trustee.

                                           YIELD CONSIDERATIONS

         The yield to  maturity  of an offered  security  will  depend on the price paid by the holder for the security,  the security  interest rate on a security  entitled to payments of interest (which security interest rate may vary if so specified in the related  prospectus  supplement)  and the rate and timing of principal payments (including prepayments,  defaults,  liquidations and repurchases) on the mortgage loans and the  allocation  thereof to reduce the principal  balance of the security (or notional  amount thereof if applicable) and other factors.

         A class of  securities  may be entitled to  payments  of  interest at a fixed  security  interest rate, a variable  security  interest rate or adjustable  security  interest  rate, or any  combination  of security  interest rates,  each as specified in the related  prospectus  supplement.  A variable  security interest rate may be  calculated  based on the weighted  average of the Net Mortgage  Rates of the related mortgage loans,  or the weighted  average of the interest rates (which may be net of trustee fees) paid on the mortgage  securities,  for the month  preceding the  distribution  date if so specified in the related prospectus supplement.  As will be described in the related prospectus supplement,  the aggregate payments of  interest  on a class of  securities,  and their  yield to  maturity,  will be  affected by the rate of payment of principal on the  securities  (or the rate of reduction in the notional  balance of  securities entitled only to payments of interest),  in the case of securities  evidencing  interests in ARM Loans, by changes in the Net Mortgage  Rates on the ARM Loans,  and in the case of securities  evidencing  interests in  mortgage  securities  with  floating or  variable  rates,  by changes in such rates and the indices on which they are based.  See "Maturity and  Prepayment  Considerations"  below.  The yield on the securities will also be affected by liquidations of mortgage loans following  mortgagor  defaults and by purchases of mortgage  loans in the  event of  breaches  of  representations  and  warranties  made in  respect  of the mortgage loans by the depositor,  the master  servicer and others,  or conversions of ARM Loans to a fixed
interest  rate.  See  "The  Mortgage   Pools—Representations   by  Sellers"  and   "Descriptions   of  the
Securities—Assignment  of Trust Fund Assets" above.  Holders of Strip  Securities or a class of securities having  a  security  interest  rate  that  varies  based  on the  weighted  average  mortgage  rate of the underlying  mortgage loans may be affected by  disproportionate  prepayments  and  repurchases of mortgage loans having higher Net Mortgage Rates or rates applicable to the Strip Securities, as applicable.

         With  respect to any series of  securities,  a period of time will  elapse  between the date upon which payments on the related mortgage loans are due and the  distribution  date on which the payments are passed through to  securityholders.  That delay will effectively  reduce the yield that would otherwise be produced if payments on the mortgage loans were  distributed to  securityholders  on or near the date they were due.

         In general,  if a class of securities is purchased at initial  issuance at a premium and payments of  principal  on the  related  mortgage  loans occur at a rate  faster  than  anticipated  at the time of purchase,  the  purchaser's  actual  yield to  maturity  will be lower  than that  assumed  at the time of purchase.  Similarly,  if a class of  securities  is  purchased  at initial  issuance  at a  discount  and payments of principal on the related  mortgage  loans occur at a rate slower than that assumed at the time of purchase,  the  purchaser's  actual yield to maturity will be lower than that  originally  anticipated.
The  effect  of  principal  prepayments,   liquidations  and  purchases  on  yield  will  be  particularly significant  in the case of a series of  securities  having a class  entitled to payments of interest only or to payments of interest that are  disproportionately  high relative to the principal  payments to which the  class is  entitled.  Such a class  will  likely be sold at a  substantial  premium  to its  principal balance  and any faster  than  anticipated  rate of  prepayments  will  adversely  affect the yield to its holders.  Extremely  rapid  prepayments may result in the failure of such holders to recoup their original investment.  In  addition,  the yield to  maturity  on other  types of  classes of  securities,  including
Accrual  Securities and securities with a security  interest rate which fluctuates  inversely with or at a multiple of an index,  may be relatively more sensitive to the rate of prepayment on the related  mortgage loans than other classes of securities.

         The timing of changes in the rate of principal  payments on or  repurchases of the mortgage loans may  significantly  affect an investor's  actual yield to maturity,  even if the average rate of principal payments  experienced over time is consistent with an investor's  expectation.  In general,  the earlier a prepayment of principal on the  underlying  mortgage  loans or a repurchase  thereof,  the greater will be the  effect on an  investor's  yield to  maturity.  As a result,  the  effect  on an  investor's  yield of principal  payments and  repurchases  occurring at a rate higher (or lower) than the rate  anticipated  by the investor during the period  immediately  following the issuance of a series of securities would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

         When a  principal  prepayment  in full is made on a mortgage  loan,  the  borrower  is  generally charged interest only for the period from the due date of the preceding  scheduled  payment up to the date of the prepayment,  instead of for the full accrual  period,  that is, the period from the due date of the preceding  scheduled  payment up to the due date for the next scheduled  payment.  In addition,  a partial principal  prepayment  may  likewise  be applied as of a date prior to the next  scheduled  due date (and, accordingly,  be  accompanied  by  accrued  interest  for less  than the full  accrual  period).  However, interest accrued and  distributable  on any series of securities on any  distribution  date will generally correspond  to interest  accrued on the  principal  balance of mortgage  loans for their  respective  full accrual periods.  Consequently,  if a prepayment on any mortgage loan is distributable to  securityholders on a particular  distribution  date,  but the prepayment is not  accompanied  by accrued  interest for the full accrual period,  the interest charged to the borrower (net of servicing and  administrative  fees and any retained  interest of the depositor)  may be less than the  corresponding  amount of interest  accrued and otherwise  payable on the related mortgage loan, and a Prepayment  Interest  Shortfall will result. If and to the extent that the  shortfall  is allocated  to a class of offered  securities,  its yield will be adversely  affected.  The  prospectus  supplement  for a series of securities  will describe the manner in which the  shortfalls  will be  allocated  among the classes of the  securities.  If so  specified  in the related  prospectus  supplement,  the master servicer,  or the servicer  servicing the mortgage loan which was prepaid,  will be required to apply some or all of its servicing  compensation  for the  corresponding period to offset the amount of the shortfalls.  The related  prospectus  supplement will also describe any other amounts available to off set the shortfalls.  See "Servicing of Mortgage  Loans—Servicing  and Other
Compensation and Payment of Expenses; Retained Interest" in this prospectus.

         The  issuing  entity  with  respect  to any  series may  include  ARM Loans.  As is the case with conventional,  fixed-rate  mortgage  loans  originated in a high interest  rate  environment  which may be subject  to a greater  rate of  principal  prepayments  when  interest  rates  decrease,  ARM Loans may be subject to a greater rate of principal  prepayments  (or  purchases by the related  servicer or the master servicer)  due to their  refinancing  in a low  interest  rate  environment.  For example,  if  prevailing interest  rates  fall  significantly,  ARM Loans  could be  subject  to higher  prepayment  rates  than if
prevailing   interest   rates  remain   constant   because  the   availability   of  fixed-rate  or  other
adjustable-rate  mortgage loans at competitive  interest rates may encourage mortgagors to refinance their adjustable-rate  mortgages  to  "lock  in" a  lower  fixed  interest  rate  or to  take  advantage  of the availability of other  adjustable-rate  mortgage loans. A rising interest rate environment may also result in an increase in the rate of defaults on the mortgage loans.

         The issuing  entity with  respect to any series may include  convertible  ARM Loans.  Convertible
ARM Loans  may be  subject  to a greater  rate of  principal  prepayments  (or  purchases  by the  related servicer or the master  servicer) due to their  conversion to fixed  interest rate loans in a low interest rate  environment.  The conversion  feature may also be exercised in a rising interest rate environment as mortgagors  attempt to limit their risk of higher  rates.  A rising  interest  rate  environment  may also result in an  increase in the rate of defaults on these  mortgage  loans.  If the related  servicer or the master  servicer  purchases  convertible ARM Loans, a mortgagor's  exercise of the conversion  option will result in a distribution  of the principal  portion thereof to the  securityholders,  as described in this prospectus.  Alternatively,  to the extent a servicer or the master servicer fails to purchase  converting
ARM Loans, the mortgage pool will include fixed-rate mortgage loans.

         The rate of defaults  on the  mortgage  loans will also  affect the rate and timing of  principal payments  on the  mortgage  loans and thus the yield on the  securities.  In  general,  defaults on single family  loans are expected to occur with  greater  frequency in their early years.  The rate of default on single family loans which are refinanced or limited  documentation  mortgage loans, and on mortgage loans, with high  Loan-to-Value  Ratios, may be higher than for other types of mortgage loans.  Furthermore,  the rate and timing of  prepayments,  defaults and  liquidations on the mortgage loans will be affected by the general  economic  condition of the region of the country in which the related  mortgaged  properties  are located.  The risk of  delinquencies  and loss is greater and prepayments are less likely in regions where a weak  or  deteriorating  economy  exists,  as may be  evidenced  by,  among  other  factors,  increasing unemployment or falling property values.

         With respect to some mortgage loans in a mortgage  pool, the mortgage rate at origination  may be below the rate that would result if the index and margin  relating  thereto  were applied at  origination.
Under the  applicable  underwriting  standards,  the mortgagor  under each mortgage loan generally will be qualified,  or the  mortgage  loan  otherwise  approved,  on the basis of the  mortgage  rate in effect at origination.  The  repayment of the mortgage loan may thus be dependent on the ability of the mortgagor to make larger level monthly  payments  following  the  adjustment  of the mortgage  rate.  In addition,  the periodic  increase in the amount paid by the mortgagor of a buydown  mortgage loan during or at the end of the applicable  Buydown  Period may create a greater  financial  burden for the  mortgagor,  who might not have otherwise  qualified for a mortgage under  applicable  underwriting  guidelines,  and may accordingly increase the risk of default with respect to the related mortgage loan.

         The mortgage  rates on ARM Loans subject to negative  amortization  generally  adjust monthly and their amortization  schedules adjust less frequently.  During a period of rising interest rates as well as immediately  after  origination  (initial  mortgage rates are generally  lower than the sum of the Indices applicable  at  origination  and the  related  Note  Margins),  the  amount of  interest  accruing  on the principal  balance  of the  mortgage  loans may  exceed  the  amount of their  minimum  scheduled  monthly payment.  As a result,  a portion of the accrued  interest on  negatively  amortizing  mortgage  loans may become  Deferred  Interest which will be added to the principal  balance thereof and will bear interest at the  applicable  mortgage  rate.  The addition of the Deferred  Interest to the  principal  balance of any related class or classes of securities  will lengthen the weighted  average life thereof and may adversely affect yield to holders  thereof,  depending upon the price at which the  securities  were  purchased.  In addition,  with  respect  to ARM Loans  subject to  negative  amortization,  during a period of  declining interest  rates,  it might be expected that each minimum  scheduled  monthly  payment on the mortgage loan would exceed the amount of scheduled  principal  and accrued  interest on the principal  balance  thereof, and since the excess will be applied to reduce the  principal  balance of the related  class or classes of securities,  the weighted  average life of the  securities  will be reduced and may  adversely  affect the yield to holders thereof, depending upon the price at which the securities were purchased.

                                  MATURITY AND PREPAYMENT CONSIDERATIONS

         As indicated  above under "The  Mortgage  Pools," the original  terms to maturity of the mortgage loans in a given  mortgage  pool will vary  depending  upon the type of  mortgage  loans  included  in the mortgage  pool.  The  prospectus  supplement  for a series of  securities  will contain  information  with respect to the types and  maturities of the mortgage  loans in the related  mortgage  pool. The prepayment experience  with  respect to the mortgage  loans in a mortgage  pool will affect the life and yield of the related series of securities.

         With respect to balloon loans,  payment of the balloon payment (which,  based on the amortization schedule of the mortgage  loans,  is expected to be a  substantial  amount) will  generally  depend on the mortgagor's  ability to obtain  refinancing of the mortgage loans or to sell the mortgaged  property prior to the  maturity  of the  balloon  loan.  The  ability to obtain  refinancing  will  depend on a number of factors  prevailing  at the time  refinancing  or sale is  required,  including  real estate  values,  the mortgagor's  financial  situation,  prevailing mortgage loan interest rates, the mortgagor's equity in the related mortgaged property,  tax laws and prevailing general economic  conditions.  None of the depositor, the master  servicer,  a servicer or any of their  affiliates will be obligated to refinance or repurchase any mortgage loan or to sell the mortgaged property.

         The extent of  prepayments  of  principal  of the  mortgage  loans may be affected by a number of factors,  including  solicitations and the availability of mortgage credit, the relative economic vitality of the area in which the  mortgaged  properties  are located and, in the case of  multifamily,  commercial and mixed-use loans, the quality of management of the mortgage  properties,  the servicing of the mortgage loans,  possible  changes in tax laws and other  opportunities  for investment.  In addition,  the rate of principal  payments  on the  mortgage  loans may be  affected by the  existence  of  lock-out  periods and requirements  that principal  prepayments be  accompanied by prepayment  premiums,  as well as due-on-sale and  due-on-encumbrance  provisions,  and by  the  extent  to  which  the  provisions  may be  practicably enforced.  See "Servicing of Mortgage  Loans—Collection and Other Servicing Procedures" and "Legal Aspects
of the Mortgage  Loans—Enforceability  of Certain  Provisions"  in this  prospectus  for a description  of provisions  of the pooling and servicing  agreement  and legal  aspects of mortgage  loans that may affect the prepayment experience on the mortgage loans.

         The  rate of  prepayment  on a pool of  mortgage  loans is also  affected  by  prevailing  market interest rates for mortgage loans of a comparable  type, term and risk level.  When the prevailing  market interest  rate is below a mortgage  coupon,  a borrower may have an increased  incentive to refinance  its mortgage loan. In addition,  as prevailing  market  interest rates decline,  even borrowers with ARM Loans that have experienced a corresponding  interest rate decline may have an increased  incentive to refinance for  purposes  of either (1)  converting  to a fixed rate loan and  thereby  "locking  in" the rate or (2)
taking  advantage of the initial "teaser rate" (a mortgage  interest rate below what it would otherwise be if the  applicable  index and gross  margin  were  applied)  on another  adjustable  rate  mortgage  loan.
Moreover,  although  the  mortgage  rates on ARM  Loans  will be  subject  to  periodic  adjustments,  the adjustments  generally  will not increase or decrease the mortgage  rates by more than a fixed  percentage amount on each  adjustment  date,  will not  increase the mortgage  rates over a fixed  percentage  amount during the life of any ARM Loan and will be based on an index  (which  may not rise and fall  consistently with  mortgage  interest  rates) plus the related Note Margin  (which may be different  from margins being used at the time for newly  originated  adjustable rate mortgage loans).  As a result,  the mortgage rates on the ARM Loans at any time may not equal the prevailing rates for similar,  newly originated  adjustable rate mortgage  loans.  In high interest rate  environments,  the prevailing  rates on fixed-rate  mortgage loans may be  sufficiently  high in relation to the  then-current  mortgage rates on newly  originated ARM
Loans that the rate of prepayment may increase as a result of  refinancings.  There can be no assurance as to the rate of  prepayments  on the  mortgage  loans  during  any period or over the life of any series of securities.

         If the  applicable  pooling and servicing  agreement  for a series of  securities  provides for a pre-funding  account or other means of funding the transfer of  additional  mortgage  loans to the related
issuing  entity,  as  described  under  "Description  of  the  Securities—Pre-Funding   Account"  in  this
prospectus,  and the  issuing  entity is unable to  acquire  the  additional  mortgage  loans  within  any applicable time limit,  the amounts set aside for the purpose may be applied as principal  payments on one or more  classes  of  securities  of the  series.  See "Yield  Considerations"  in this  prospectus  for a description of certain  provisions of the mortgage loans that may affect the prepayment  experience on the mortgage loans.

         There can be no assurance as to the rate of  prepayment of the mortgage  loans.  The depositor is not aware of any  publicly  available  statistics  relating  to the  principal  prepayment  experience  of diverse  portfolios  of mortgage  loans such as the mortgage  loans over an extended  period of time.  All statistics  known to the  depositor  that have been  compiled  with respect to  prepayment  experience  on mortgage  loans  indicate  that while  some  mortgage  loans may remain  outstanding  until  their  stated
maturities,  a  substantial  number  will  be  paid  prior  to  their  respective  stated  maturities.  No representation  is made as to the  particular  factors  that will affect the  prepayment  of the  mortgage loans or as to the relative importance of these factors.

         As described in this  prospectus  and in the  prospectus  supplement,  the master  servicer,  the depositor,  an affiliate  of the  depositor or a person  specified  in the related  prospectus  supplement
(other than holder of any class of offered certificates,  other than the REMIC Residual  Certificates,  if offered) may have the option to purchase the assets in an issuing  entity and effect early  retirement  of the related  series of  securities.  See "The  Agreements—Termination;  Retirement of  Securities" in this prospectus.

                                     LEGAL ASPECTS OF MORTGAGE LOANS

         The following  discussion  summarizes  legal aspects of mortgage loans that is general in nature.
The  summaries do not purport to be  complete.  They do not reflect the laws of any  particular  state nor the laws of all states in which the  mortgaged  properties  may be situated.  This is because  these legal aspects are governed in part by the law of the state that applies to a particular  mortgaged  property and the laws of the states may vary  substantially.  You should refer to the applicable federal and state laws governing the mortgage loans.

Mortgages

         Each  single  family,  multifamily,  commercial  and  mixed-use  loan  and,  if  applicable,  the
Contracts (in each case other than  cooperative  mortgage  loans),will  be evidenced by a note or bond and secured by an instrument granting a security interest in real property,  which may be a mortgage,  deed of trust or a deed to secure debt,  depending upon the prevailing  practice and law in the state in which the related mortgaged property is located,  and may have first, second or third priority.  Mortgages and deeds to secure debt are referred to as  "mortgages."  Contracts  evidence both the obligation of the obligor to repay the loan  evidenced  thereby  and grant a security  interest in the  related  Manufactured  Homes to secure  repayment  of the loan.  However,  as  Manufactured  Homes have become  larger and often have been attached to their sites  without any  apparent  intention by the  borrowers  to move them,  courts in many states have held that  Manufactured  Homes may become subject to real estate title and recording laws. See
"—Contracts"  below.  In some states,  a mortgage or deed of trust  creates a lien upon the real  property encumbered  by the  mortgage or deed of trust.  However,  in other  states,  the mortgage or deed of trust conveys  legal title to the  property  respectively,  to the  mortgagee or to a trustee for the benefit of the mortgagee subject to a condition  subsequent (i.e., the payment of the indebtedness  secured thereby).
The lien  created  by the  mortgage  or deed of trust is not prior to the lien for real  estate  taxes and assessments  and other charges  imposed under  governmental  police  powers.  Priority  between  mortgages depends  on their  terms or on the terms of  separate  subordination  or  inter-creditor  agreements,  the knowledge of the parties in some cases and  generally on the order of  recordation  of the mortgage in the appropriate  recording  office.  There are two parties to a mortgage,  the mortgagor,  who is the borrower and  homeowner,  and the  mortgagee,  who is the lender.  Under the  mortgage  instrument,  the  mortgagor delivers to the  mortgagee a note or bond and the mortgage.  In the case of a land trust,  there are three parties  because  title to the  property is held by a land trustee  under a land trust  agreement of which the borrower is the  beneficiary;  at origination  of a mortgage  loan,  the borrower  executes a separate undertaking  to make payments on the mortgage note.  Although a deed of trust is similar to a mortgage,  a deed of trust has three parties:  the trustor who is the  borrower-homeowner;  the  beneficiary who is the lender;  and a third-party  grantee  called the trustee.  Under a deed of trust,  the borrower  grants the property,  irrevocably  until the debt is paid, in trust,  generally  with a power of sale, to the trustee to secure  payment  of the  obligation.  The  trustee's  authority  under a deed of trust,  the  grantee's authority under a deed to secure debt and the  mortgagee's  authority under a mortgage are governed by the law of the state in which the real  property is located,  the  express  provisions  of the deed of trustor mortgage, and, in deed of trust transactions, the directions of the beneficiary.

Cooperative Mortgage Loans

         If specified in the  prospectus  supplement  relating to a series of  certificates,  the mortgage loans and Contracts may include  cooperative  mortgage loans.  Each mortgage note evidencing a cooperative mortgage loan will be secured by a security interest in shares issued by the related  Cooperative,  and in the related  proprietary  lease or  occupancy  agreement  granting  exclusive  rights to occupy a specific dwelling unit in the  Cooperative's  building.  The security  agreement will create a lien upon the shares of the  Cooperative,  the  priority  of which  will  depend  on,  among  other  things,  the  terms of the particular  security  agreement as well as the order of  recordation  and/or  filing of the  agreement (or financing statements related thereto) in the appropriate recording office.

         Cooperative  buildings  relating to the cooperative  mortgage loans are located  primarily in the
State of New York.  Generally,  each Cooperative owns in fee or has a long-term  leasehold interest in all the real  property and owns in fee or leases the building and all separate  dwelling  units  therein.  The
Cooperative is directly  responsible for property  management  and, in most cases,  payment of real estate taxes,  other  governmental  impositions  and hazard and  liability  insurance.  If there is an underlying mortgage (or  mortgages) on the  Cooperative's  building or underlying  land, as is generally the case, or an  underlying  lease of the land,  as is the case in some  instances,  the  Cooperative,  as mortgagor or lessor,  as the case may be, is also  responsible  for fulfilling the mortgage or rental  obligations.  An underlying  mortgage  loan is  ordinarily  obtained  by the  Cooperative  in  connection  with  either the construction  or purchase of the  Cooperative's  building or the obtaining of capital by the  Cooperative.
The  interest  of the  occupant  under  proprietary  leases  or  occupancy  agreements  as to  which  that
Cooperative  is the  landlord is  generally  subordinate  to the  interest of the holder of an  underlying mortgage  and to the  interest of the holder of a land  lease.  If the  Cooperative  is unable to meet the payment  obligations  (1) arising  under an  underlying  mortgage,  the  mortgagee  holding an  underlying mortgage could foreclose on that mortgage and terminate all subordinate  proprietary  leases and occupancy agreements  or (2) arising  under its land lease,  the holder of the  landlord's  interest  under the land lease could terminate it and all subordinate  proprietary  leases and occupancy  agreements.  In addition, an  underlying  mortgage on a  Cooperative  may provide  financing in the form of a mortgage that does not fully amortize,  with a significant  portion of principal being due in one final payment at maturity.  The inability  of the  Cooperative  to  refinance a mortgage  and its  consequent  inability to make the final payment could lead to  foreclosure by the mortgagee.  Similarly,  a land lease has an expiration  date and the inability of the Cooperative to extend its term or, in the  alternative,  to purchase the land,  could lead to  termination of the  Cooperative's  interest in the property and  termination  of all  proprietary leases and occupancy  agreements.  In either event, a foreclosure by the holder of an underlying  mortgage or the  termination of the underlying  lease could  eliminate or  significantly  diminish the value of any collateral held by the mortgagee who financed the purchase by an individual  tenant-stockholder  of shares of the  Cooperative  or, in the case of the  mortgage  loans,  the  collateral  securing  the  cooperative mortgage loans.

         Each  Cooperative is owned by  shareholders  (referred to as  tenant-stockholders)  who,  through ownership  of stock or shares in the  Cooperative,  receive  proprietary  leases or  occupancy  agreements which  confer  exclusive  rights  to occupy  specific  dwellings.  Generally,  a  tenant-stockholder  of a
Cooperative  must make a monthly  payment to the  Cooperative  pursuant to the  proprietary  lease,  which payment  represents the  tenant-stockholder's  proportional  share of the  Cooperative's  payments for its underlying  mortgage,  real property taxes,  maintenance  expenses and other capital or ordinary expenses.
An  ownership  interest in a  Cooperative  and  accompanying  occupancy  rights may be financed  through a cooperative  mortgage  loan  evidenced by a mortgage  note and secured by an  assignment of and a security interest in the occupancy  agreement or  proprietary  lease and a security  interest in the related shares of the related  Cooperative.  The mortgagee  generally  takes  possession of the share  certificate  and a counterpart  of the  proprietary  lease or  occupancy  agreement  and a financing  statement  covering the proprietary  lease or occupancy  agreement and the Cooperative  shares is filed in the  appropriate  state and local  offices to perfect the  mortgagee's  interest  in its  collateral.  Subject to the  limitations discussed below, upon default of the  tenant-stockholder,  the lender may sue for judgment on the mortgage note,  dispose of the collateral at a public or private sale or otherwise  proceed  against the collateral or  tenant-stockholder  as an individual as provided in the security  agreement covering the assignment of the proprietary lease or occupancy  agreement and the pledge of Cooperative  shares.  See "—Foreclosure on
Shares of Cooperatives" below.

Tax Aspects of Cooperative Ownership

         In  general,  a  "tenant-stockholder"  (as  defined  in  Section  216(b)(2)  of  the  Code)  of a corporation  that  qualifies  as a  "cooperative  housing  corporation"  within  the  meaning  of  Section
216(b)(1) of the Code is allowed a deduction  for amounts  paid or accrued  within his taxable year to the corporation  representing his proportionate  share of interest expenses and real estate taxes allowable as a deduction  under Section 216(a) of the Code to the  corporation  under Sections 163 and 164 of the Code.
In order for a corporation  to qualify  under Section  216(b)(1) of the Code for its taxable year in which the items are  allowable as a deduction to the  corporation,  that section  requires,  among other things, that at least 80% of the gross  income of the  corporation  be derived  from its  tenant-stockholders.  By virtue of this  requirement,  the status of a  corporation  for purposes of Section  216(b)(1) of the Code must be determined on a year-to-year  basis.  Consequently,  there can be no assurance  that  Cooperatives relating to the  cooperative  mortgage  loans will qualify under the section for any  particular  year. In the event  that the  Cooperative  fails to  qualify  for one or more  years,  the value of the  collateral securing any related  cooperative  mortgage  loans could be  significantly  impaired  because no deduction would be allowable to tenant-  stockholders  under Section 216(a) of the Code with respect to those years.
In view of the  significance  of the tax  benefits  accorded  tenant-stockholders  of a  corporation  that qualifies  under  Section  216(b)(1)  of the Code,  the  likelihood  that a failure  would be permitted to continue over a period of years appears remote.

Leases and Rents

         Mortgages that encumber  income-producing  multifamily and commercial properties often contain an assignment  of rents and  leases,  pursuant  to which the  borrower  assigns to the lender the  borrower's right,  title and interest as landlord  under each lease and the income derived  therefrom,  while (unless rents are to be paid  directly  to the lender)  retaining a revocable  license to collect the rents for so long as there is no default.  If the borrower defaults,  the license terminates and the lender is entitled to collect  the rents.  Local law may require  that the lender  take  possession  of the  property  and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

Contracts

         Under  the  laws of most  states,  manufactured  housing  constitutes  personal  property  and is subject to the motor vehicle  registration  laws of the state or other  jurisdiction  in which the unit is located. In a few states,  where certificates of title are not required for manufactured  homes,  security interests are perfected by the filing of a financing  statement  under Article 9 of the UCC which has been adopted by all states.  Financing  statements  are  effective  for five years and must be renewed prior to the end of each five year  period.  The  certificate  of title  laws  adopted  by the  majority  of states provide that ownership of motor vehicles and  manufactured  housing shall be evidenced by a certificate of title  issued by the motor  vehicles  department  (or a similar  entity) of the state.  In the states that have enacted  certificate of title laws, a security  interest in a unit of manufactured  housing,  so long as it is not  attached to land in so permanent a fashion as to become a fixture,  is  generally  perfected by the  recording  of the  interest  on the  certificate  of title to the  unit in the  appropriate  motor vehicle  registration  office  or by  delivery  of the  required  documents  and  payment  of a fee to the appropriate motor vehicle registration office, depending on state law.

         The master  servicer  will be required  under the  related  pooling and  servicing  agreement  or servicing  agreement  to, or to cause the servicer of the Contract to,  effect the notation or delivery of the required  documents and fees, and to obtain  possession of the  certificate  of title,  as appropriate under  the laws of the state in which  any  Manufactured  Home is  registered.  In the  event  the  master servicer or servicer,  as applicable,  fails, due to clerical errors or otherwise,  to effect the notation or delivery,  or files the  security  interest  under the wrong law (for  example,  under a motor  vehicle title  statute  rather than under the UCC,  in a few  states),  the trustee may not have a first  priority security interest in the Manufactured Home securing a Contract.  As Manufactured  Homes have become larger and often have been  attached to their sites  without any  apparent  intention  by the  borrowers  to move them,  courts in many states have held that  Manufactured  Homes may become  subject to real estate  title and  recording  laws.  As a  result,  a  security  interest  in a  Manufactured  Home  could  be  rendered subordinate  to the interests of other  parties  claiming an interest in the home under  applicable  state real estate law. In order to perfect a security  interest in a  Manufactured  Home under real estate laws, the holder of the security  interest must file either a "fixture  filing" under the  provisions of the UCC or a real  estate  mortgage  under the real  estate  laws of the state  where the home is  located.  These filings  must be made in the  real  estate  records  office  of the  county  where  the  home is  located.
Generally,  Contracts  will contain  provisions  prohibiting  the obligor from  permanently  attaching the
Manufactured  Home to its site.  So long as the  obligor  does not  violate  this  agreement,  a  security interest in the  Manufactured  Home will be governed by the  certificate of title laws or the UCC, and the notation of the security  interest on the certificate of title or the filing of a UCC financing  statement will be  effective  to maintain  the  priority of the  security  interest in the  Manufactured  Home.  If, however,  a Manufactured Home is permanently  attached to its site, other parties could obtain an interest in the  Manufactured  Home that is prior to the security  interest  originally  retained by the Seller and transferred to the depositor.

         The depositor will assign or cause to be assigned a security  interest in the Manufactured  Homes to the  trustee,  on behalf of the  securityholders.  Neither  the  depositor,  the master  servicer,  any servicer,  nor the trustee will amend the certificates of title to identify the trustee,  on behalf of the securityholders,  as the new secured party and, accordingly,  the depositor or the Seller will continue to be named as the secured party on the  certificates  of title relating to the  Manufactured  Homes. In most states,  the assignment is an effective  conveyance of the security interest without amendment of any lien noted on the related  certificate  of title and the new secured party succeeds to the  depositor's  rights as the secured  party.  However,  in some states there exists a risk that,  in the absence of an amendment to the certificate of title, the assignment of the security  interest might not be held effective  against creditors of the depositor or Seller.

         In the absence of fraud,  forgery or permanent  affixation of the  Manufactured  Home to its site by the Manufactured  Home owner, or  administrative  error by state recording  officials,  the notation of the lien of the  depositor  on the  certificate  of title or delivery of the required  documents  and fees will be sufficient to protect the trustee  against the rights of subsequent  purchasers of a  Manufactured
Home or  subsequent  lenders  who take a security  interest  in the  Manufactured  Home.  If there are any
Manufactured  Homes as to which the  depositor has failed to perfect or cause to be perfected the security interest  assigned to the issuing  entity,  the security  interest would be subordinate  to, among others, subsequent  purchasers for value of Manufactured Homes and holders of perfected security interests.  There also exists a risk in not identifying the trustee,  on behalf of the  securityholders,  as the new secured party on the  certificate  of title  that,  through  fraud or  negligence,  the  security  interest of the trustee could be released.

         In the event that the owner of a  Manufactured  Home moves it to a state  other than the state in which the  Manufactured  Home  initially  is  registered,  under  the laws of most  states  the  perfected security  interest in the  Manufactured  Home would  continue  for four months  after the  relocation  and thereafter until the owner  re-registers the  Manufactured  Home in the state of relocation.  If the owner were to relocate a  Manufactured  Home to another  state and  re-register  the  Manufactured  Home in that state,  and if the  depositor did not take steps to re-perfect  its security  interest in that state,  the security  interest in the  Manufactured  Home would cease to be perfected.  A majority of states generally require  surrender  of a  certificate  of title to  re-register  a  Manufactured  Home;  accordingly,  the depositor must surrender  possession if it holds the certificate of title to the Manufactured  Home or, in the case of  Manufactured  Homes  registered  in states that provide for notation of lien,  the  depositor would  receive  notice of  surrender  if the security  interest in the  Manufactured  Home is noted on the certificate of title.  Accordingly,  the depositor  would have the  opportunity to re-perfect its security interest  in the  Manufactured  Home  in the  state  of  relocation.  In  states  that  do not  require  a certificate of title for registration of a Manufactured  Home,  re-registration  could defeat  perfection.
Similarly,  when an obligor under a manufactured  housing  conditional sales contract sells a Manufactured
Home,  the obligee must  surrender  possession of the  certificate of title or it will receive notice as a result of its lien noted thereon and accordingly  will have an opportunity to require  satisfaction of the related  manufactured  housing  conditional  sales contract before release of the lien. Under each related pooling and servicing  agreement or servicing  agreement,  the master servicer will be obligated to, or to cause each of the servicers of the Contracts to, take these steps,  at the master  servicer's or servicers expense, as are necessary to maintain perfection of security interests in the Manufactured Homes.

         Under the laws of most states,  liens for repairs  performed on a Manufactured Home take priority even over a perfected  security  interest.  The depositor  will obtain the  representation  of the related
Seller that it has no  knowledge of any of these liens with respect to any  Manufactured  Home  securing a
Contract.  However,  these liens could arise at any time during the term of a Contract.  No notice will be given to the trustee or securityholders in the event this type of lien arises.

Foreclosure on Mortgages and Some Contracts

         Foreclosure of a deed of trust is generally  accomplished by a non-judicial  trustee's sale under a specific  provision  in the deed of trust which  authorizes  the trustee to sell the  property  upon any default  by the  borrower  under  the  terms of the  note or deed of  trust.  In  addition  to any  notice requirements  contained in a deed of trust,  in some  states,  the trustee must record a notice of default and send a copy to the  borrower-  trustor  and to any  person who has  recorded  a request  for a copy of notice of default and notice of sale. In addition,  the trustee must provide  notice in some states to any other individual having an interest of record in the real property,  including any junior lienholders.  If the deed of trust is not  reinstated  within a  specified  period,  a notice  of sale  must be posted in a public place and, in most states,  published for a specific  period of time in one or more newspapers in a specified  manner prior to the date of trustee's  sale.  In addition,  some state laws require that a copy of the notice of sale be posted on the  property  and sent to all parties  having an interest of record in the real property.

         In some states,  the  borrower-trustor  has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general,  in these states, the borrower,  or any other person having a junior  encumbrance  on the real estate,  may,  during a  reinstatement  period,  cure the default by paying the entire  amount in arrears  plus the costs and  expenses  incurred in  enforcing  the obligation.

         Foreclosure of a mortgage is generally  accomplished by judicial  action.  Generally,  the action is initiated by the service of legal  pleadings  upon all parties having an interest of record in the real property.  Delays in completion of the foreclosure may occasionally  result from  difficulties in locating necessary  parties.  Judicial  foreclosure  proceedings  are often not contested by any of the  applicable parties.  If the mortgagee's right to foreclose is contested,  the legal proceedings  necessary to resolve the issue can be time-consuming.

         In the case of  foreclosure  under either a mortgage or a deed of trust,  the sale by the referee or other  designated  officer or by the trustee is a public  sale.  However,  because of the  difficulty a potential  buyer at the sale would have in determining  the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure  proceedings,  it is uncommon for a third party to  purchase  the  property  at a  foreclosure  sale.  Rather,  it is common for the lender to purchase  the  property  from the  trustee  or  referee  for a credit bid less than or equal to the unpaid principal  amount of the note plus the accrued and unpaid  interest  and the  expense of  foreclosure,  in which case the  mortgagor's  debt will be  extinguished  unless the lender  purchases  the  property for a lesser  amount in order to preserve  its right  against a borrower to seek a  deficiency  judgment and the remedy is  available  under state law and the  related  loan  documents.  In the same  states,  there is a statutory  minimum  purchase  price which the lender may offer for the property and  generally,  state law controls the amount of foreclosure costs and expenses,  including  attorneys' fees, which may be recovered by a lender.  Thereafter,  subject to the right of the  borrower  in some  states to remain in  possession during the  redemption  period,  the lender  will  assume the burdens of  ownership,  including  obtaining hazard  insurance,  paying taxes and making the repairs at its own expense as are  necessary to render the property  suitable for sale.  Generally,  the lender will obtain the services of a real estate  broker and pay  the  broker's  commission  in  connection  with  the  sale of the  property.  Depending  upon  market conditions,  the ultimate  proceeds of the sale of the property may not equal the lender's  investment  in the property  and, in some states,  the lender may be entitled to a deficiency  judgment.  Any loss may be reduced by the receipt of any  mortgage  insurance  proceeds or other  forms of credit  enhancement  for a series of certificates. See "Description of Credit Enhancement" in this prospectus.

         A junior  mortgagee  may not  foreclose  on the  property  securing a junior  mortgage  unless it forecloses  subject to the senior  mortgages.  The junior  mortgagee must either pay the entire amount due on the  senior  mortgages  prior  to or at the time of the  foreclosure  sale or  undertake  to pay on any senior  mortgages  on which the  mortgagor is currently  in default.  Under either  course of action,  the junior  mortgagee  may add the amounts paid to the balance due on the junior loan,  and may be  subrogated to the  rights of the senior  mortgagees.  In  addition,  in the event  that the  foreclosure  of a junior mortgage triggers the enforcement of a "due-on-sale"  clause,  the junior mortgagee may be required to pay the full amount of the senior  mortgages  to the senior  mortgagees.  Accordingly,  with  respect to those single family loans which are junior mortgage loans,  if the lender  purchases the property,  the lender's title will be subject to all senior liens and claims and  governmental  liens.  The  proceeds  received by the referee or trustee  from the sale are applied  first to the costs,  fees and expenses of sale and then in  satisfaction  of the  indebtedness  secured by the  mortgage or deed of trust under which the sale was conducted.  Any remaining  proceeds are generally  payable to the holders of junior  mortgages or deeds of trust and other liens and claims in order of their  priority,  whether or not the  borrower is in default.
Any  additional  proceeds are generally  payable to the mortgagor or trustor.  The payment of the proceeds to the holders of junior  mortgages  may occur in the  foreclosure  action of the senior  mortgagee or may require the institution of separate legal proceeds.

         In foreclosure,  courts have imposed general equitable  principles.  The equitable principles are generally  designed  to  relieve  the  borrower  from the  legal  effect  of its  defaults  under the loan documents.  Examples of judicial remedies that have been fashioned include judicial  requirements that the lender  undertake  affirmative  and expensive  actions to determine the causes for the borrower's  default and the  likelihood  that the borrower  will be able to  reinstate  the loan.  In some cases,  courts have substituted  their judgment for the lender's  judgment and have required that lenders  reinstate  loans or recast  payment  schedules in order to accommodate  borrowers who are suffering  from temporary  financial disability.  In other  cases,  courts  have  limited the right of the lender to  foreclose  if the default under the mortgage  instrument is not monetary,  such as the borrower's failure to adequately maintain the property or the  borrower's  execution  of a second  mortgage  or deed of trust  affecting  the  property.
Finally,  some  courts  have been faced with the issue of whether or not  federal or state  constitutional provisions  reflecting due process  concerns for adequate  notice  require that  borrowers  under deeds of trust or  mortgages  receive  notices in addition  to the  statutorily-prescribed  minimums.  For the most part,  these cases have upheld the notice  provisions as being reasonable or have found that the sale by a trustee under a deed of trust,  or under a mortgage  having a power of sale,  does not involve  sufficient state action to afford constitutional protection to the borrower.

Foreclosure on Shares of Cooperatives

         The Cooperative shares owned by the  tenant-stockholder,  together with the rights of the tenant-
stockholder  under the  proprietary  lease or occupancy  agreement,  are pledged to the lender and are, in almost all cases,  subject to  restrictions on transfer as set forth in the  Cooperative's  certificate of incorporation  and by-laws,  as well as in the proprietary lease or occupancy  agreement.  The Cooperative may cancel the proprietary lease or occupancy  agreement,  even while pledged,  for failure by the tenant-
stockholder to pay the obligations or charges owed by the  tenant-stockholder,  including mechanics' liens against  the  Cooperative's  building  incurred  by the  tenant-stockholder.  Generally,  obligations  and charges  arising under a proprietary  lease or occupancy  agreement  which are owed to the Cooperative are made liens upon the shares to which the proprietary  lease or occupancy  agreement  relates.  In addition, the  Cooperative  may  generally  terminate a  proprietary  lease or occupancy  agreement in the event the borrower breaches its covenants in the proprietary  lease or occupancy  agreement.  Typically,  the lender and the  Cooperative  enter into a  recognition  agreement  which,  together  with any  lender  protection provisions  contained  in the  proprietary  lease or  occupancy  agreement,  establishes  the  rights  and obligations of both parties in the event of a default by the  tenant-stockholder  on its obligations under the proprietary lease or occupancy agreement.  A default by the  tenant-stockholder  under the proprietary lease or occupancy  agreement will usually  constitute a default under the security  agreement between the lender and the tenant-stockholder.

         The recognition agreement generally provides that, in the event that the  tenant-stockholder  has defaulted  under the proprietary  lease or occupancy  agreement,  the  Cooperative  will take no action to terminate the lease or agreement  until the lender has been provided with notice of and an  opportunity to cure  the  default.  The  recognition  agreement  typically  provides  that if the  proprietary  lease  or occupancy  agreement is terminated,  the  Cooperative  will  recognize the lender's lien against  proceeds from a sale of the shares and the  proprietary  lease or occupancy  agreement  allocated to the  dwelling, subject,  however,  to the  Cooperative's  right to sums due  under  the  proprietary  lease or  occupancy agreement  or which have  become  liens on the  shares  relating  to the  proprietary  lease or  occupancy agreement.  The  total  amount  owed  to the  Cooperative  by the  tenant-stockholder,  which  the  lender generally  cannot  restrict and does not  monitor,  could  reduce the amount  realized  upon a sale of the collateral  below the  outstanding  principal  balance of the  cooperative  mortgage  loan and accrued and unpaid interest on the loan.

         Recognition  agreements  also  generally  provide  that in the event the lender  succeeds  to the tenant-  shareholder's  shares and  proprietary  lease or  occupancy  agreement as the result of realizing upon its  collateral  for a cooperative  mortgage  loan, the lender must obtain the approval or consent of the board of directors of the Cooperative as required by the  proprietary  lease before  transferring  the
Cooperative  shares or assigning the  proprietary  lease.  The approval or consent is usually based on the prospective  purchaser's  income and net worth,  among other  factors,  and may  significantly  reduce the number of potential  purchasers,  which could limit the ability of the lender to sell and realize upon the value of the  collateral.  Generally,  the lender is not  limited in any rights it may have to  dispossess the tenant-stockholder.

         Because  of  the  nature  of   cooperative   mortgage   loans,   lenders  do  not   require   the
tenant-stockholder  (i.e.,  the  borrower)  to  obtain  title  insurance  of any type.  Consequently,  the existence of any prior liens or other  imperfections  of title  affecting  the  Cooperative's  building or real estate also may adversely  affect the  marketability  of the shares allocated to the dwelling unit in the event of foreclosure.

         In New York,  foreclosure on the Cooperative  shares is accomplished by public sale in accordance with the  provisions  of  Article  9 of the New  York UCC and the  security  agreement  relating  to those shares.  Article 9 of the New York UCC requires  that a sale be conducted in a  "commercially  reasonable"
manner.  Whether a sale has been conducted in a "commercially  reasonable" manner will depend on the facts in each case. In determining commercial  reasonableness,  a court will look to the notice given the debtor and the  method,  manner,  time,  place  and  terms  of the sale and the  sale  price.  Generally,  a sale conducted  according to the usual  practice of banks selling  similar  collateral in the same area will be considered reasonably conducted.

         Article 9 of the UCC  provides  that the  proceeds  of the sale will be applied  first to pay the costs and  expenses  of the sale and then to satisfy the  indebtedness  secured by the  lender's  security
interest.   The  recognition   agreement,   however,   generally  provides  that  the  lender's  right  to
reimbursement  is  subject  to the right of the  Cooperative  corporation  to  receive  sums due under the proprietary  lease or occupancy  agreement.  If there are proceeds  remaining,  the lender must account to the tenant-stockholder for the surplus.  Conversely,  if a portion of the indebtedness remains unpaid, the tenant-stockholder  is generally  responsible for the deficiency.  See  "—Anti-Deficiency  Legislation and other Limitations on Lenders" below.

Repossession with respect to Contracts

         General.  Repossession  of  manufactured  housing is  governed  by state  law. A few states  have enacted  legislation that requires that the debtor be given an opportunity to cure its default  (typically
30 days to bring the account  current) before  repossession can commence.  So long as a manufactured  home has not become so attached  to real  estate  that it would be treated as a part of the real  estate  under the law of the state  where it is  located,  repossession  of the home in the  event of a  default  by the obligor  generally  will be governed by the UCC (except in  Louisiana).  Article 9 of the UCC provides the statutory  framework  for the  repossession  of  manufactured  housing.  While the UCC as  adopted  by the various states may vary in small particulars,  the general repossession  procedure  established by the UCC is as follows:

1.       Except in those  states  where the  debtor  must  receive  notice of the right to cure a default, repossession  can commence  immediately  upon default without prior notice.  Repossession  may be effected either through  self-help  (peaceable  retaking  without court order),  voluntary  repossession or through judicial  process  (repossession  pursuant  to  court-issued  writ  of  replevin).  The  self-help  and/or voluntary  repossession  methods  are more  commonly  employed,  and are  accomplished  simply by retaking possession  of the  manufactured  home.  In cases in which the  debtor  objects  or  raises a  defense  to repossession,  a court order must be obtained from the appropriate  state court, and the manufactured home must then be  repossessed  in  accordance  with that  order.  Whether the method  employed  is  self-help, voluntary  repossession  or judicial  repossession,  the  repossession  can be  accomplished  either by an actual physical removal of the manufactured  home to a secure location for  refurbishment and resale or by removing the occupants and their belongings from the manufactured  home and maintaining  possession of the manufactured  home on the location where the occupants were residing.  Various  factors may affect whether the  manufactured  home is  physically  removed  or left on  location,  such as the nature and term of the lease of the site on which it is  located  and the  condition  of the unit.  In many  cases,  leaving  the manufactured  home on location is  preferable,  in the event that the home is already set up,  because the expenses of  retaking  and  redelivery  will be saved.  However,  in those cases where the home is left on location, expenses for site rentals will usually be incurred.

2.       Once  repossession  has  been  achieved,  preparation  for  the  subsequent  disposition  of  the manufactured  home can  commence.  The  disposition  may be by public or private sale provided the method, manner, time, place and terms of the sale are commercially reasonable.

3.       Sale proceeds are to be applied first to repossession  expenses  (expenses  incurred in retaking, storage,  preparing for sale to include  refurbishing  costs and selling) and then to  satisfaction of the indebtedness.  While some states impose  prohibitions  or limitations  on deficiency  judgments if the net proceeds  from resale do not cover the full amount of the  indebtedness,  the remainder may be sought from the debtor in the form of a deficiency  judgment in those states that do not prohibit or limit  deficiency judgments.  The  deficiency  judgment  is a  personal  judgment  against  the  debtor  for the  shortfall.
Occasionally,  after resale of a manufactured home and payment of all expenses and indebtedness,  there is a surplus of funds.  In that case, the UCC requires the party suing for the  deficiency  judgment to remit the surplus to the debtor.  Because the defaulting owner of a manufactured  home generally has very little capital or income  available  following  repossession,  a  deficiency  judgment  may not be sought in many cases or, if  obtained,  will be settled at a  significant  discount  in light of the  defaulting  owner's strained financial condition.

         Louisiana  Law.  Any  contract  secured  by a  manufactured  home  located in  Louisiana  will be governed by Louisiana  law rather than Article 9 of the UCC.  Louisiana  laws provide  similar  mechanisms for perfection and  enforcement of security  interests in  manufactured  housing used as collateral for an installment sale contract or installment loan agreement.

         Under Louisiana law, a manufactured  home that has been  permanently  affixed to real estate will nevertheless  remain subject to the motor vehicle  registration  laws unless the obligor and any holder of a security  interest in the property  execute and file in the real estate  records for the parish in which the property is located a document  converting  the unit into real property.  A manufactured  home that is converted  into  real  property  but is then  removed  from  its site can be  converted  back to  personal property  governed by the motor  vehicle  registration  laws if the  obligor  executes  and files  various documents in the  appropriate  real estate records and all mortgagees  under real estate  mortgages on the property and the land to which it was affixed file releases with the motor vehicle commission.

         So long as a manufactured  home remains  subject to the Louisiana  motor vehicle laws,  liens are recorded  on  the  certificate  of  title  by the  motor  vehicle  commissioner  and  repossession  can be accomplished by voluntary consent of the obligor,  executory process (repossession  proceedings which must be  initiated  through  the  courts  but which  involve  minimal  court  supervision)  or a civil suit for possession.  In  connection  with a voluntary  surrender,  the obligor  must be given a full  release from liability for all amounts due under the contract.  In executory  process  repossessions,  a sheriff's sale
(without  court  supervision)  is permitted,  unless the obligor  brings suit to enjoin the sale,  and the lender is prohibited  from seeking a deficiency  judgment  against the obligor unless the lender  obtained an  appraisal  of the  manufactured  home  prior  to the  sale  and the  property  was  sold  for at least two-thirds of its appraised value.

Rights of Redemption

         Single Family,  Multifamily and Commercial  Properties.  The purposes of a foreclosure  action in respect of a  mortgaged  property  is to enable the lender to  realize  upon its  security  and to bar the borrower,  and all  persons  who  have  interests  in the  property  that are  subordinate  to that of the foreclosing  lender,  from exercise of their "equity of redemption".  The doctrine of equity of redemption provides  that,  until the property  encumbered by a mortgage has been sold in accordance  with a properly conducted  foreclosure and foreclosure  sale,  those having  interests that are subordinate to that of the foreclosing  lender  have an equity of  redemption  and may redeem the  property by paying the entire debt with  interest.  Those  having an equity of  redemption  must  generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

         The equity of  redemption  is a common-law  (non-statutory)  right which should be  distinguished from post-sale statutory rights of redemption.  In some states,  after sale pursuant to a deed of trust or foreclosure  of a mortgage,  the borrower and foreclosed  junior  lienors are given a statutory  period in which to redeem the  property.  In some states,  statutory  redemption  may occur only upon payment of the foreclosure  sale price.  In other states,  redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory  right of  redemption is to diminish the ability of the lender to sell the  foreclosed  property  because the exercise of a right of  redemption  would defeat the title of any purchase  through a foreclosure.  Consequently,  the practical effect of the redemption right is to force the lender to maintain the property  and pay the  expenses of ownership  until the  redemption period has expired.  In some states,  a post-sale  statutory  right of  redemption  may exist  following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

         Manufactured  Homes.  While state laws do not usually require notice to be given to debtors prior to  repossession,  many states do require  delivery of a notice of default  and of the  debtor's  right to cure defaults  before  repossession.  The law in most states also requires that the debtor be given notice of sale  prior to the resale of the home so that the owner may redeem at or before  resale.  In  addition, the sale must comply with the requirements of the UCC.

Anti-Deficiency Legislation and Other Limitations on Lenders

         Single  Family,   Multifamily  and  Commercial   Loans.   Some  states  have  imposed   statutory
prohibitions  which limit the  remedies  of a  beneficiary  under a deed of trust or a  mortgagee  under a mortgage.  In some  states  (including  California),  statutes  limit  the  right  of the  beneficiary  or mortgagee to obtain a deficiency  judgment  against the borrower  following  non-judicial  foreclosure  by power of sale. A deficiency  judgment is a personal  judgment  against the former  borrower  equal in most cases to the  difference  between the net amount  realized  upon the public sale of the real  property and the  amount  due to the  lender.  In the case of a mortgage  loan  secured by a property  owned by a trust where the  mortgage  note is  executed on behalf of the trust,  a  deficiency  judgment  against the trust following  foreclosure or sale under a deed of trust,  even if obtainable  under applicable law, may be of little value to the mortgagee or  beneficiary  if there are no trust assets  against which the  deficiency judgment  may be  executed.  Some state  statutes  require the  beneficiary  or  mortgagee  to exhaust the security  afforded  under a deed of trust or  mortgage  by  foreclosure  in an attempt to satisfy the full debt before  bringing a personal action against the borrower.  In other states,  the lender has the option of bringing a personal  action  against the borrower on the debt without  first  exhausting  the security;
however in some of these states,  the lender,  following judgment on the personal action, may be deemed to have  elected a remedy and may be  precluded  from  exercising  remedies  with  respect  to the  security.
Consequently,  the practical effect of the election requirement,  in those states permitting the election, is that lenders will usually  proceed  against the security  first rather than bringing a personal  action against the  borrower.  Finally,  in some  states,  statutory  provisions  limit any  deficiency  judgment against the former borrower  following a foreclosure to the excess of the  outstanding  debt over the fair value of the  property at the time of the public  sale.  The purpose of these  statutes  is  generally  to prevent a  beneficiary  or  mortgagee  from  obtaining  a large  deficiency  judgment  against  the former borrower as a result of low or no bids at the judicial sale.

         Generally,  Article 9 of the UCC  governs  foreclosure  on  Cooperative  Shares  and the  related proprietary lease or occupancy  agreement.  Some courts have interpreted  Article 9 to prohibit or limit a deficiency award in some  circumstances,  including  circumstances where the disposition of the collateral
(which,  in the case of a  cooperative  mortgage  loan,  would be the  shares of the  Cooperative  and the related proprietary lease or occupancy agreement) was not conducted in a commercially reasonable manner.

         In addition to laws limiting or  prohibiting  deficiency  judgments,  numerous  other federal and state  statutory  provisions,  including the federal  bankruptcy  laws and state laws affording  relief to debtors,  may  interfere  with or affect  the  ability of the  secured  mortgage  lender to  realize  upon collateral or enforce a deficiency  judgment.  For example,  under the federal Bankruptcy Code,  virtually all actions  (including  foreclosure  actions and deficiency  judgment  proceedings) to collect a debt are automatically  stayed upon the filing of the  bankruptcy  petition  and,  often,  no interest or principal payments  are made  during the  course of the  bankruptcy  case.  The delay and the  consequences  thereof caused by the  automatic  stay can be  significant.  Also,  under the  Bankruptcy  Code,  the  filing of a petition  in a  bankruptcy  by or on behalf of a junior  lienor may stay the  senior  lender  from  taking action to foreclose out the junior lien.  Moreover,  with respect to federal  bankruptcy law, a court with federal  bankruptcy  jurisdiction  may  permit  a debtor  through  his or her  Chapter  11 or  Chapter  13 rehabilitative  plan to cure a monetary  default in respect of a mortgage loan on a debtor's  residence by paying  arrearage  within a reasonable  time period and  reinstating  the original  mortgage  loan payment schedule even though the lender  accelerated  the mortgage loan and final judgment of foreclosure had been entered in state court  (provided no sale of the residence  had yet  occurred)  prior to the filing of the debtor's  petition.  Some courts with federal  bankruptcy  jurisdiction have approved plans,  based on the particular  facts of the  reorganization  case,  that  effected  the curing of a mortgage  loan default by paying arrearage over a number of years.

         Courts with federal  bankruptcy  jurisdiction  have also  indicated  that the terms of a mortgage loan secured by property of the debtor may be  modified.  These  courts have  allowed  modifications  that include  reducing  the  amount of each  monthly  payment,  changing  the rate of  interest,  altering  the repayment  schedule,  forgiving all or a portion of the debt and reducing the lender's  security  interest to the value of the  residence,  thus leaving the lender a general  unsecured  creditor for the difference between the value of the  residence  and the  outstanding  balance of the loan.  Generally,  however,  the terms of a mortgage  loan  secured  only by a mortgage on real  property  that is the  debtor's  principal residence may not be modified  pursuant to a plan confirmed  pursuant to Chapter 13 except with respect to mortgage payment arrearages, which may be cured within a reasonable time period.

         In the case of  income-producing  multifamily  properties,  federal  bankruptcy law may also have the effect of  interfering  with or affecting the ability of the secured  lender to enforce the borrower's assignment of rents and leases  related to the  mortgaged  property.  Under Section 362 of the  Bankruptcy
Code,  the lender will be stayed from enforcing the  assignment,  and the legal  proceedings  necessary to resolve the issue could be time-consuming, with resulting delays in the lender's receipt of the rents.

         Tax  liens  arising  under  the Code may have  priority  over the lien of a  mortgage  or deed of trust.  In addition,  substantive  requirements  are imposed upon mortgage  lenders in connection with the origination  and the servicing of mortgage loans by numerous  federal and some state  consumer  protection laws. These laws include the federal  Truth-in-Lending  Act, Real Estate Settlement  Procedures Act, Equal
Credit  Opportunity  Act, Fair Credit Billing Act, Fair Credit Reporting Act and related  statutes.  These federal laws impose  specific  statutory  liabilities  upon lenders who originate  mortgage  loans and who fail to comply with the provisions of the law. In some cases,  this liability may affect  assignees of the mortgage loans.

         Contracts.  In addition to the laws limiting or prohibiting deficiency judgments,  numerous other statutory  provisions,  including  federal  bankruptcy  laws and related state laws, may interfere with or affect the ability of a lender to realize  upon  collateral  and/or  enforce a  deficiency  judgment.  For example,  in a Chapter 13 proceeding  under the federal  bankruptcy law, a court may prevent a lender from repossessing  a home,  and,  as  part  of the  rehabilitation  plan,  reduce  the  amount  of the  secured indebtedness  to the market  value of the home at the time of  bankruptcy  (as  determined  by the court), leaving  the  party  providing  financing  as a  general  unsecured  creditor  for  the  remainder  of the indebtedness.  A bankruptcy  court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

Environmental Legislation

         Under CERCLA,  and under state law in some states,  a secured party which takes a deed-in-lieu of foreclosure,  purchases a mortgaged  property at a foreclosure sale, or operates a mortgaged  property may become  liable  for the  costs of  cleaning  up  hazardous  substances  regardless  of  whether  they have contaminated  the property.  CERCLA  imposes  strict,  as well as joint and several,  liability on several classes of potentially  responsible  parties,  including  current owners and operators of the property who did not cause or contribute to the  contamination.  Furthermore,  liability under CERCLA is not limited to the original or unamortized  principal  balance of a loan or to the value of the property securing a loan.
Lenders  may be held  liable  under  CERCLA as owners or  operators  unless  they  qualify for the secured creditor  exemption to CERCLA.  This exemption  exempts from the definition of owners and operators  those who,  without  participating  in the  management  of a facility,  hold indicia of  ownership  primarily to protect a security interest in the facility.

         The  Conservation  Act amended,  among other  things,  the  provisions  of CERCLA with respect to lender liability and the secured creditor  exemption.  The Conservation Act offers substantial  protection to lenders  by  defining  the  activities  in which a lender can engage and still have the  benefit of the secured creditor  exemption.  In order for lender to be deemed to have participated in the management of a mortgaged  property,  the lender must actually  participate in the operational  affairs of the property of the  borrower.  The  Conservation  Act  provides  that  "merely  having  the  capacity  to  influence,  or unexercised right to control"  operations does not constitute  participation in management.  A lender will lose the protection of the secured creditor  exemption only if it exercises  decision-making  control over the  borrower's  environmental  compliance and hazardous  substance  handling and disposal  practices,  or assumes day-to-day  management of all operational  functions of the mortgaged  property.  The Conservation
Act also provides that a lender will continue to have the benefit of the secured  creditor  exemption even if it forecloses on a mortgaged  property,  purchases it at a foreclosure  sale or accepts a  deed-in-lieu of foreclosure  provided that the lender seeks to sell the mortgaged property at the earliest  practicable commercially reasonable time on commercially reasonable terms.

         Other federal and state laws may impose  liability on a secured party which takes a  deed-in-lieu of foreclosure,  purchases a mortgaged  property at a foreclosure  sale, or operates a mortgaged  property
on  which  contaminants  other  than  CERCLA  hazardous  substances  are  present,   including  petroleum,
agricultural  chemicals,  hazardous wastes,  asbestos,  radon, and lead-based paint. The cleanup costs may be  substantial.  It is possible that the cleanup costs could become a liability of an issuing  entity and reduce the  amounts  otherwise  distributable  to the  holders of the related  series of  certificates  or notes.  Moreover,  federal statutes and states by statute may impose a lien for any cleanup costs incurred by the state on the  property  that is the  subject of the  cleanup  costs.  All  subsequent  liens on the property  generally  are  subordinated  to the lien and, in some  states,  even prior  recorded  liens are subordinated  to such lien.  In the latter  states,  the  security  interest  of the  trustee in a related parcel of real property that is subject to the lien could be adversely affected.

         Traditionally,  many  residential  mortgage  lenders  have not taken  steps to  evaluate  whether contaminants  are present with respect to any mortgaged  property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu  of foreclosure.  Accordingly,  the depositor has not made and will not make the  evaluations  prior to the  origination of the secured  contracts.  Neither the master  servicer nor any servicer  will be required by any  Agreement to undertake  these  evaluations prior to  foreclosure  or  accepting  a  deed-in-lieu  of  foreclosure.  The  depositor  does not make any representations  or  warranties  or  assume  any  liability  with  respect  to the  absence  or  effect of contaminants  on any  related  real  property or any  casualty  resulting  from the  presence or effect of contaminants.  However,  neither the master  servicer nor any  servicer  will be obligated to foreclose on related real property or accept a  deed-in-lieu  of  foreclosure  if it knows or reasonably  believes that there are material  contaminated  conditions  on the  property.  A failure so to foreclose  may reduce the amounts otherwise available to certificateholders of the related series.

Consumer Protection Laws

         In addition,  substantive  requirements  are imposed upon mortgage lenders in connection with the origination  and the servicing of mortgage loans by numerous  federal and some state  consumer  protection laws. These laws include TILA, as implemented by Regulation Z, Real Estate  Settlement  Procedures Act, as
implemented  by Regulation X, Equal Credit  Opportunity  Act, as  implemented by Regulation B, Fair Credit
Billing  Act,  Fair Credit  Reporting  Act and  related  statutes.  These  federal  laws  impose  specific statutory  liabilities  upon  lenders  who  originate  mortgage  loans  and who  fail to  comply  with the provisions  of the law. In some cases,  this  liability  may affect  assignees of the mortgage  loans.  In particular,  an  originator's  failure  to comply  with  certain  requirements  of the  federal  TILA,  as implemented  by  Regulation  Z, could  subject  both  originators  and  assignees of such  obligations  to monetary  penalties  and could  result in obligors'  rescinding  the  mortgage  loans  either  against the originators  or  assignees.  Further,  the failure of the  borrower  to use the correct  form of notice of right to cancel in connection  with  non-purchase  money  transactions  could subject the  originator  and assignees to extended borrower rescission rights.

Homeownership Act and Similar State Laws

         Some of the  mortgage  loans,  known  as High  Cost  Loans,  may be  subject  to  special  rules, disclosure  requirements  and other  provisions  that were added to the federal TILA by the  Homeownership
Act, if such issuing  entity assets were  originated  after October 1, 1995, are not loans made to finance the purchase of the mortgaged  property and have interest rates or origination  costs in excess of certain prescribed  levels. The Homeownership Act requires certain  additional  disclosures,  specifies the timing of those  disclosures and limits or prohibits the inclusion of certain  provisions in mortgages subject to the  Homeownership  Act.  Purchasers  or assignees of any High Cost Loan,  including  any issuing  entity, could be liable  under  federal law for all claims and subject to all  defenses  that the  borrower  could assert  against the  originator of the High Cost Loan under the federal TILA or any other law,  unless the purchaser  or assignee  did not know and could not with  reasonable  diligence  have  determined  that the mortgage loan was subject to the provisions of the Homeownership  Act. Remedies  available to the borrower include monetary  penalties,  as well as rescission  rights if the appropriate  disclosures were not given as required or if the  particular  mortgage  includes  provisions  prohibited by law. The maximum  damages that may be recovered  under these  provisions  from an assignee,  including  the issuing  entity,  is the remaining  amount of  indebtedness  plus the total  amount  paid by the  borrower in  connection  with the mortgage loan.

         In addition to the Homeownership  Act, a number of legislative  proposals have been introduced at the federal,  state and local level that are designed to  discourage  predatory  lending  practices.  Some states have enacted,  or may enact,  laws or  regulations  that prohibit  inclusion of some  provisions in mortgage loans that have interest rates or origination costs in excess of prescribed  levels,  and require that borrowers be given certain  disclosures  prior to the  consummation  of the mortgage  loans.  In some cases,  state  or  local  law  may  impose  requirements  and  restrictions  greater  than  those  in  the
Homeownership  Act. An  originators'  failure to comply with these laws could subject the trust (and other assignees of the mortgage  loans) to monetary  penalties and could result in the borrowers  rescinding the mortgage loans against either the issuing entity or subsequent holders of the mortgage loans.

         Lawsuits have been brought in various states making claims  against  assignees of High Cost Loans for  violations  of state law  allegedly  committed by the  originator.  Named  defendants  in these cases include numerous participants within the secondary mortgage market, including some securitization trusts.

         Under the  anti-predatory  lending  laws of some  states,  the borrower is required to meet a net tangible  benefits test in connection with the origination of the related  mortgage loan. This test may be highly  subjective  and open to  interpretation.  As a result,  a court may determine that a mortgage loan does not meet the  test  even if the  originator  reasonably  believed  that the test was  satisfied.  Any determination  by a court that the mortgage  loan does not meet the test will result in a violation of the state  anti-predatory  lending  law,  in which case the related  seller will be required to purchase  that mortgage loan from the trust.

Additional Consumer Protections Laws with Respect to Contracts

         Contracts  often contain  provisions  obligating  the obligor to pay late charges if payments are not timely  made.  Federal and state law may  specifically  limit the amount of late  charges  that may be collected.  Under the related pooling and servicing  agreement or servicing  agreement,  late charges will be retained by the master  servicer or servicer as additional  servicing  compensation,  and any inability to collect these amounts will not affect payments to Securityholders.

         Courts have imposed general  equitable  principles  upon  repossession  and litigation  involving deficiency  balances.  These  equitable  principles are generally  designed to relieve a consumer from the legal consequences of a default.

         In several  cases,  consumers have asserted that the remedies  provided to secured  parties under the UCC and related  laws violate the due process  protections  provided  under the 14th  Amendment to the
Constitution  of the United  States.  For the most part,  courts have upheld the notice  provisions of the
UCC and related laws as  reasonable  or have found that the  repossession  and resale by the creditor does not involve sufficient state action to afford constitutional protection to consumers.

         The FTC Rule has the  effect  of  subjecting  a seller  (and  some  related  creditors  and their assignees) in a consumer  credit  transaction  and any assignee of the creditor to all claims and defenses which the debtor in the  transaction  could assert  against the seller of the goods.  Liability  under the
FTC Rule is limited to the amounts  paid by a debtor on the  Contract,  and the holder of the Contract may also be unable to  collect  amounts  still due under the  Contract.  Most of the  Contracts  in an issuing entity will be subject to the  requirements of the FTC Rule.  Accordingly,  the issuing entity,  as holder of the  Contracts,  will  be  subject  to any  claims  or  defenses  that  the  purchaser  of the  related
Manufactured Home may assert against the seller of the Manufactured  Home,  subject to a maximum liability equal to the amounts paid by the obligor on the  Contract.  If an obligor is  successful  in asserting the claim or defense,  and if the Seller had or should have had knowledge of the claim or defense,  the master servicer  will have the right to require the Seller to  repurchase  the Contract  because of breach of its
Seller's  representation  and warranty  that no claims or defenses  exist that would affect the  obligor's obligation  to make the  required  payments  under the  Contract.  The Seller would then have the right to require  the  originating  dealer to  repurchase  the  Contract  from it and might  also have the right to recover  from the dealer any losses  suffered  by the Seller with  respect to which the dealer  would have been primarily liable to the obligor.

Enforceability of Certain Provisions

         Transfer of Mortgaged  Properties.  Unless the related prospectus supplement indicates otherwise, the mortgage loans generally contain  due-on-sale  clauses.  These clauses permit the lender to accelerate the  maturity of the loan if the  borrower  sells,  transfers  or conveys the  property  without the prior consent of the  lender.  The  enforceability  of these  clauses  has been the  subject of  legislation  or litigation in many states,  and in some cases the  enforceability  of these clauses was limited or denied.
However,  Garn-St  Germain Act preempts  state  constitutional,  statutory and case law that prohibits the enforcement of due-on-sale  clauses and permits  lenders to enforce these clauses in accordance with their terms,  subject  to  limited  exceptions.  The  Garn-St  Germain  Act does  "encourage"  lenders to permit assumption  of loans at the  original  rate of interest or at some other rate less than the average of the original rate and the market rate.

         The  Garn-St  Germain  Act also sets forth nine  specific  instances  in which a mortgage  lender covered by the Garn-St Germain Act may not exercise a due-on-sale  clause,  notwithstanding  the fact that a transfer of the property may have  occurred.  These include,  amongst  others,  intra-family  transfers, some  transfers  by  operation  of law,  leases of fewer than  three  years and the  creation  of a junior encumbrance.  Regulations  promulgated  under the Garn-St  Germain Act also  prohibit the  imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause.

         The inability to enforce a  due-on-sale  clause may result in a mortgage loan bearing an interest rate below the current  market rate being assumed by the buyer rather than being paid off,  which may have an impact  upon the  average  life of the  mortgage  loans and the number of  mortgage  loans which may be outstanding until maturity.

         Transfer of Manufactured Homes.  Generally,  Contracts contain provisions prohibiting the sale or transfer  of the  related  Manufactured  Home  without  the  consent of the  obligee on the  Contract  and permitting  the  acceleration  of the maturity of the Contracts by the obligee on the Contract upon a sale or  transfer  that is not  consented  to. The master  servicer  will,  or will cause the  servicer  of the
Contract,  to the extent it has knowledge of the conveyance or proposed  conveyance,  to exercise or cause to be exercised its rights to accelerate  the maturity of the related  Contracts  through  enforcement  of due-on-sale  clauses,  subject to  applicable  state law. In some  cases,  the  transfer  may be made by a delinquent obligor in order to avoid a repossession proceeding with respect to a Manufactured Home.

         In the case of a transfer of a Manufactured  Home as to which the master  servicer or servicer of the  Contract  desires to  accelerate  the  maturity of the related  Contract,  the master  servicer's  or servicer's ability to do so will depend on the enforceability  under state law of the due-on-sale  clause.
The Garn-St Germain Act preempts,  subject to certain  exceptions and conditions,  state laws  prohibiting enforcement of due-on-sale clauses applicable to the Manufactured Homes.  Consequently,  in some cases the master  servicer  or servicer  may be  prohibited  from  enforcing  a  due-on-sale  clause in respect of a
Manufactured Home.

         Late Payment Charges and Prepayment  Restrictions.  Notes and mortgages,  as well as manufactured housing  conditional  sales  contracts  and  installment  loan  agreements,  may contain  provisions  that obligate the  borrower to pay a late charge or  additional  interest if payments are not timely made,  and in some circumstances,  may prohibit prepayments for a specified period and/or condition  prepayments upon the borrower's  payment of prepayment fees or yield maintenance  penalties.  In some states,  there are or may be  specific  limitations  upon the late  charges  which a lender  may  collect  from a  borrower  for delinquent  payments or the amounts that a lender may collect from a borrower as an  additional  charge if the loan is prepaid even when the loans  expressly  provide for the collection of those charges.  Although the Parity Act permits the  collection of prepayment  charges and late fees in connection  with some types of eligible  loans  preempting  any contrary  state law  prohibitions,  some states may not  recognize the preemptive  authority of the Parity Act or have formally  opted out of the Parity Act. As a result,  it is possible  that  prepayment  charges and late fees may not be collected  even on loans that provide for the payment of those charges  unless  otherwise  specified in the related  prospectus  supplement.  The master servicer or another entity  identified in the accompanying  prospectus  supplement will be entitled to all prepayment  charges  and late  payment  charges  received  on the  loans  and  those  amounts  will not be available for payment on the bonds.  The Office of Thrift  Supervision  (OTS), the agency that administers the Parity Act for  unregulated  housing  creditors,  withdrew its favorable  Parity Act  regulations  and
Chief Counsel Opinions that previously  authorized  lenders to charge prepayment  charges and late fees in certain  circumstances  notwithstanding  contrary state law, effective with respect to loans originated on or after July 1, 2003.  However,  the OTS's ruling does not  retroactively  affect loans originated before
July 1, 2003.

Subordinate Financing

         When the  mortgagor  encumbers  mortgaged  property  with one or more  junior  liens,  the senior lender is subjected to additional risk.  First,  the mortgagor may have difficulty  servicing and repaying multiple loans. In addition,  if the junior loan permits  recourse to the mortgagor (as junior loans often
do) and the senior  loan does not, a  mortgagor  may be more  likely to repay sums due on the junior  loan than those on the senior loan.  Second,  acts of the senior  lender that  prejudice  the junior  lender or impair the junior  lender's  security  may create a  superior  equity in favor of the junior  lender.  For example,  if the mortgagor  and the senior  lender agree to an increase in the principal  amount of or the interest  rate  payable  on the senior  loan,  the senior  lender may lose its  priority  to the extent an existing  junior  lender is harmed or the  mortgagor is  additionally  burdened.  Third,  if the mortgagor defaults on the senior loan and/or any junior loan or loans,  the  existence  of junior  loans and actions taken by junior  lenders can impair the security  available to the senior lender and can interfere with or delay the taking of action by the senior lender.  Moreover,  the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Installment Contracts

         The issuing entity assets may also consist of installment  sales contracts.  Under an installment contract  the seller  (referred to in this section as the  "lender")  retains  legal title to the property and enters into an agreement with the purchaser  (referred to in this section as the  "borrower")  for the payment of the purchase price, plus interest,  over the term of the contract.  Only after full performance by the  borrower of the  installment  contract is the lender  obligated to convey title to the property to the  purchaser.  As with  mortgage  or  deed of  trust  financing,  during  the  effective  period  of the installment  contract,  the borrower is generally  responsible  for the  maintaining  the property in good condition and for paying real estate taxes,  assessments  and hazard  insurance  premiums  associated with the property.

         The method of  enforcing  the  rights of the lender  under an  installment  contract  varies on a state-by-  state basis  depending  upon the extent to which state courts are willing,  or able pursuant to state  statute,  to  enforce  the  contract  strictly  according  to its terms.  The terms of  installment contracts  generally  provide that upon a default by the borrower,  the borrower loses his or her right to occupy the property,  the entire  indebtedness  is accelerated and the buyer's  equitable  interest in the property is  forfeited.  The lender in this  situation  is not  required to  foreclose  in order to obtain title to the  property,  although in some cases a quiet title action is in order if the borrower has filed the  installment  contract  in local land  records and an  ejectment  action may be  necessary  to recover possession.  In a few  states,  particularly  in cases of  borrower  default  during the early years of an installment  contract,  the courts  will  permit  ejectment  of the buyer and a  forfeiture  of his or her interest  in the  property.  However,  most  state  legislatures  have  enacted  provisions  by analogy to mortgage law protecting  borrowers under installment  contracts from the harsh consequences of forfeiture.
Under these statutes,  a judicial or nonjudicial  foreclosure may be required,  the lender may be required to give notice of default and the borrower may be granted some grace period  during which the  installment contract  may be  reinstated  upon full  payment  of the  defaulted  amount  and the  borrower  may have a post-foreclosure  statutory  redemption  right.  In other  states,  courts in equity may permit a borrower with significant  investment in the property under an installment  contract for the sale of real estate to share in the proceeds of sale of the property  after the  indebtedness  is repaid or may otherwise  refuse to enforce the forfeiture  clause.  Nevertheless,  the lender's  procedures  for obtaining  possession and clear title under an  installment  contract  in a given  state are  simpler  and less time  consuming  and costly than are the procedures for foreclosing  and obtaining clear title to a property  subject to one or more liens.

Applicability of Usury Laws

         Title V  provides  that state  usury  limitations  shall not apply to some  types of  residential first mortgage  loans  originated by some lenders after March 31,1980.  A similar  federal  statute was in effect with  respect to mortgage  loans made during the first three  months of 1980.  The Office of Thrift
Supervision  is  authorized  to issue  rules and  regulations  and to  publish  interpretations  governing implementation  of Title V.  The  statute  authorized  any  state to  reimpose  interest  rate  limits  by adopting,  before April 1, 1983, a law or constitutional  provision which expressly rejects application of the federal law. In addition,  even where Title V is not so rejected,  any state is  authorized by the law to adopt a provision  limiting  discount  points or other  charges on mortgage  loans  covered by Title V.
Some  states have taken  action to reimpose  interest  rate  limits or to limit  discount  points or other charges.

         Title V also provides that,  subject to the following  conditions,  state usury limitations shall not apply to any loan that is secured by a first lien on some  kinds of  Manufactured  Housing.  Contracts would  be  covered  if they  satisfy  conditions  including,  among  other  things,  terms  governing  any prepayments,  late charges and deferral fees and  requiring a 30-day  notice  period prior to  instituting any  action  leading  to  repossession  of or  foreclosure  with  respect  to the  related  unit.  Title V authorized  any state to reimpose  limitations on interest  rates and finance  charges by adopting  before
April 1,1983 a law or  constitutional  provision which expressly  rejects  application of the federal law.
Fifteen  states  adopted this type of law prior to the April  1,1983  deadline.  In  addition,  even where
Title V was not so rejected,  any state is  authorized by the law to adopt a provision  limiting  discount points or other  charges  on loans  covered by Title V. In any state in which  application  of Title V was expressly  rejected  or a  provision  limiting  discount  points or other  charges  has been  adopted,  no
Contract which imposes  finance  charges or provides for discount points or charges in excess of permitted levels has been included in the issuing entity.

         Usury  limits  apply to junior  mortgage  loans in many states.  Any  applicable  usury limits in effect at origination  will be reflected in the maximum  mortgage rates for ARM Loans, as set forth in the related prospectus supplement.

         As  indicated  above under "The  Mortgage  Pools—Representations  by  Sellers,"  each Seller of a mortgage  loan will have  represented  that the  mortgage  loan was  originated  in  compliance  with then applicable  state laws,  including usury laws, in all material  respects.  However,  the mortgage rates on the mortgage loans will be subject to applicable usury laws as in effect from time to time.

Alternative Mortgage Instruments

         Alternative  mortgage  instruments,  including adjustable rate mortgage loans and early ownership mortgage  loans,  originated by  non-federally  chartered  lenders  historically  have been subjected to a variety of  restrictions.  The  restrictions  differed from state to state,  resulting in  difficulties in determining whether a particular  alternative mortgage instrument  originated by a state-chartered  lender was in compliance with applicable law. These  difficulties  were alleviated  substantially  as a result of the enactment of Title VIII.  Title VIII  provides  that,  notwithstanding  any state law to the contrary,
(1) state-chartered  banks may originate  alternative  mortgage instruments in accordance with regulations promulgated  by the  Comptroller  of the Currency  with respect to  origination  of  alternative  mortgage instruments  by national  banks,  (2)  state-chartered  credit unions may originate  alternative  mortgage instruments in accordance with regulations  promulgated by the National Credit Union  Administration  with respect to  origination of alternative  mortgage  instruments by federal credit unions,  and (3) all other non-federally  chartered  housing  creditors,  including  state-chartered  savings and loan  associations, state-chartered  savings banks and mutual  savings  banks and mortgage  banking  companies,  may originate alternative mortgage  instruments in accordance with the regulations  promulgated by the Federal Home Loan
Bank Board,  predecessor to the Office of Thrift  Supervision,  with respect to origination of alternative mortgage  instruments  by federal  savings and loan  associations.  Title VIII provides that any state may reject  applicability  of the  provisions  of Title VIII by adopting,  prior to October 15, 1985, a law or constitutional  provision expressly rejecting the applicability of the provisions.  Some states have taken this action.

Formaldehyde Litigation with Respect to Contracts

         A number of lawsuits are pending in the United States  alleging  personal injury from exposure to the  chemical  formaldehyde,  which  is  present  in many  building  materials,  including  components  of manufactured  housing  such as plywood  flooring  and wall  paneling.  Some of these  lawsuits are pending against  manufacturers of manufactured  housing,  suppliers of component parts, and related persons in the distribution  process.  The depositor is aware of a limited number of cases in which  plaintiffs  have won judgments in these lawsuits.

         Under the FTC Rule,  which is described above under  "Consumer  Protection  Laws",  the holder of any  Contract  secured  by a  Manufactured  Home  with  respect  to which a  formaldehyde  claim  has been successfully  asserted  may be liable to the  obligor  for the amount  paid by the  obligor on the related
Contract and may be unable to collect  amounts  still due under the  Contract.  In the event an obligor is successful in asserting  this claim,  the related  securityholders  could suffer a loss if (1) the related
Seller  fails or cannot be required to  repurchase  the affected  Contract for a breach of  representation and warranty and (2) the master  servicer,  servicer of the Contract or the trustee were  unsuccessful  in asserting  any  claim of  contribution  or  subornation  on  behalf  of the  securityholders  against  the manufacturer  or other  persons  who were  directly  liable  to the  plaintiff  for the  damages.  Typical products  liability  insurance  policies held by  manufacturers  and component  suppliers of  manufactured homes may not cover liabilities  arising from formaldehyde in manufactured  housing,  with the result that recoveries from these  manufacturers,  suppliers or other persons may be limited to their corporate assets without the benefit of insurance.

The Servicemembers Civil Relief Act

         Under  the  terms  of the  Relief  Act,  a  mortgagor  who  enters  military  service  after  the origination  of the  mortgagor's  mortgage loan  (including a mortgagor  who was in reserve  status and is called to active duty after  origination of the mortgage  loan),  may not be charged  interest  (including fees and  charges)  above an annual rate of 6% during the period of the  mortgagor's  active duty  status, unless a court orders otherwise upon  application of the lender.  The Relief Act applies to mortgagors who are members of the Army, Navy, Air Force,  Marines,  National Guard,  Reserves,  Coast Guard, and officers of the U.S.  Public Health Service  assigned to duty with the military.  Because the Relief Act applies to mortgagors  who enter  military  service,  including  reservists  who are  called to  active  duty,  after origination of the related  mortgage  loan, no information  can be provided as to the number of loans that may be affected by the Relief Act.  With  respect to any  mortgage  loan subject to the Relief Act with an interest rate in excess of 6% per annum,  application  of the Relief Act would  adversely  affect,  for an indeterminate  period of time,  the ability of the master  servicer or servicer to collect full amounts of interest on that mortgage loan. Any shortfall in interest  collections  resulting from the  application of the Relief Act or similar  legislation or  regulations,  which would not be  recoverable  from the related mortgage  loans,  would result in a reduction of the amounts  distributable  to the holders of the related securities,  and would not be covered by advances by the master servicer,  any servicer or other entity or by any form of credit  enhancement  provided in connection  with the related series of securities,  unless described  in the  prospectus  supplement.  In  addition,  the Relief Act imposes  limitations  that would impair the ability of the master  servicer or servicer to foreclose on an affected  single  family loan or enforce  rights under a Contract  during the  mortgagor's  period of active duty status,  and,  under some circumstances,  during an  additional  three month period  thereafter.  Thus, in the event that the Relief
Act or similar  legislation  or  regulations  applies to any mortgage loan which goes into default,  there may be delays  in  payment  and  losses on the  related  securities  in  connection  therewith.  Any other interest  shortfalls,  deferrals or forgiveness  of payments on the mortgage loans  resulting from similar legislation or regulations  may result in delays in payments or losses to  securityholders  of the related series.

         Certain  states have  enacted or may enact their own versions of the Relief Act which may provide for more enhanced  consumer  protection  provisions than those set forth in the Relief Act. The Relief Act may not preempt those state laws.

Forfeitures in Drug and RICO Proceedings

         Federal law  provides  that  property  owned by persons  convicted of  drug-related  crimes or of criminal  violations  of RICO can be seized by the  government  if the  property was used in, or purchased with the proceeds of, these crimes.  Under  procedures  contained in the Crime Control Act, the government may seize the property  even before  conviction.  The  government  must publish  notice of the  forfeiture proceeding  and may give  notice to all  parties  "known to have an  alleged  interest  in the  property", including the holders of mortgage loans.

         A lender may avoid  forfeiture of its interest in the property if it  establishes  that:  (1) its mortgage was executed and recorded  before  commission of the crime upon which the forfeiture is based, or
(2) the lender was, at the time of execution of the mortgage,  "reasonably  without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

Junior Mortgages

         Some of the  mortgage  loans may be secured by  mortgages  or deeds of trust  which are junior to senior  mortgages  or  deeds  of trust  which  are not  part of the  issuing  entity.  The  rights  of the securityholders,  as mortgagee  under a junior  mortgage,  are subordinate to those of the mortgagee under the senior  mortgage,  including the prior rights of the senior  mortgagee to receive hazard insurance and condemnation  proceeds  and to cause the property  securing  the mortgage  loan to be sold upon default of the mortgagor,  which may extinguish the junior  mortgagee's lien unless the junior mortgagee  asserts its subordinate  interest in the property in foreclosure  litigation and, in some cases, either reinitiates or satisfies the defaulted  senior loan or loans. A junior  mortgagee may satisfy a defaulted  senior loan in full or, in some states,  may cure the default and bring the senior loan current  thereby  reinstating the senior loan,  in either event usually  adding the amounts  expended to the balance due on the junior loan.
In most states,  absent a provision in the mortgage or deed of trust,  no notice of default is required to be given to a junior  mortgagee.  Where  applicable  law or the terms of the  senior  mortgage  or deed of trust do not require  notice of default to the junior  mortgagee,  the lack of this notice may prevent the junior mortgagee from exercising any right to reinstate the loan which applicable law may provide.

         The standard  form of the mortgage or deed of trust used by most  institutional  lenders  confers on the mortgagee the right both to receive all proceeds  collected under any hazard  insurance  policy and all awards made in connection with condemnation  proceedings,  and to apply the proceeds and awards to any indebtedness  secured by the mortgage or deed of trust,  in the order the mortgagee may  determine.  Thus, in the event  improvements on the property are damaged or destroyed by fire or other  casualty,  or in the event the  property is taken by  condemnation,  the  mortgagee  or  beneficiary  under  underlying  senior mortgages  will have the prior right to collect any insurance  proceeds  payable under a hazard  insurance policy  and any  award of  damages  in  connection  with  the  condemnation  and to apply  the same to the indebtedness  secured  by the  senior  mortgages.  Proceeds  in  excess of the  amount of senior  mortgage indebtedness,  in most  cases,  may be applied to the  indebtedness  of junior  mortgages  in the order of their priority.

         Another  provision  sometimes  found  in the  form  of the  mortgage  or deed  of  trust  used by institutional  lenders obligates the mortgagor to pay before  delinquency all taxes and assessments on the property  and,  when due,  all  encumbrances,  charges  and liens on the  property  which are prior to the mortgage or deed of trust,  to provide and  maintain  fire  insurance  on the  property,  to maintain  and repair  the  property  and not to commit or permit  any waste  thereof,  and to appear in and  defend  any action  or  proceeding  purporting  to affect  the  property  or the  rights  of the  mortgagee  under the mortgage.  Upon a  failure  of the  mortgagor  to  perform  any of these  obligations,  the  mortgagee  or beneficiary is given the right under some  mortgages or deeds of trust to perform the  obligation  itself, at its  election,  with the  mortgagor  agreeing to reimburse  the  mortgagee for any sums expended by the mortgagee  on behalf of the  mortgagor.  All sums so  expended  by a senior  mortgagee  become part of the indebtedness secured by the senior mortgage.

Negative Amortization Loans

         A notable case  decided by the United  States Court of Appeals,  First  Circuit,  held that state restrictions  on the  compounding  of interest are not  preempted by the  provisions of the DIDMC and as a result,  a mortgage  loan that provided for negative  amortization  violated New  Hampshire's  requirement that first mortgage  loans provide for  computation of interest on a simple  interest  basis.  The holding was limited to the effect of DIDMC on state laws  regarding the  compounding of interest and the court did not address the  applicability  of the Parity Act, which authorizes  lender to make  residential  mortgage loans that provide for negative  amortization.  The First Circuit's  decision is binding authority only on
Federal District Courts in Maine, New Hampshire, Massachusetts, Rhode Island and Puerto Rico.

                                     FEDERAL INCOME TAX CONSEQUENCES

General

         The following  discussion  is the opinion of Thacher  Proffitt & Wood llp,  Orrick,  Herrington &
Sutcliffe  LLP and  Greenberg  Traurig,  LLP counsel to the  depositor,  with  respect to the  anticipated material  federal  income  tax  consequences  of  the  purchase,  ownership  and  disposition  of  offered securities  offered under this prospectus and the prospectus  supplement  insofar as it relates to matters of law or legal  conclusions with respect thereto.  This discussion is directed solely to  securityholders that hold the  securities  as capital  assets  within the meaning of Section 1221 of the Code and does not purport  to  discuss  all  federal  income  tax  consequences  that may be  applicable  to the  individual circumstances of particular  categories of investors,  some of which (such as banks,  insurance  companies and foreign  investors) may be subject  special  treatment  under the Code.  Further,  the  authorities on which this  discussion,  and the opinion  referred to below,  are based are subject to change or differing interpretations,  which could apply retroactively.  Prospective investors should note that no rulings have been or will be sought from the IRS with respect to any of the federal income tax  consequences  discussed below,  and no  assurance  can be given  that the IRS will not  take  contrary  positions.  Taxpayers  and preparers of tax returns  (including  those filed by any REMIC or other issuer) should be aware that under applicable  Treasury  regulations  a provider of advice on  specific  issues of law is not  considered  an income tax return  preparer  unless the advice (1) is given with  respect to events that have  occurred at the time the  advice is  rendered  and is not given  with  respect  to the  consequences  of  contemplated actions,  and (2) is directly  relevant  to the  determination  of an entry on a tax return.  Accordingly, taxpayers  are  encouraged  to consult  their own tax  advisors  and tax return  preparers  regarding  the preparation of any item on a tax return,  even where the  anticipated  tax treatment has been discussed in this  prospectus.  In  addition to the  federal  income tax  consequences  described  in this  prospectus, potential  investors  are  encouraged  to consider  the state and local tax  consequences,  if any, of the purchase,  ownership and disposition of the  securities.  See "State and Other Tax  Consequences"  in this prospectus.

         The following discussion addresses securities of four general types:

         1.       REMIC  Certificates  representing  interests in an issuing entity, or a portion thereof, that the REMIC  Administrator  will elect to have  treated as one or more REMICs  under the REMIC
         Provisions of the Code,

         2.       notes  representing  indebtedness  of an  issuing  entity as to which no REMIC  election will be made,

         3.       Grantor Trust  Certificates  representing  interests in a Grantor Trust Fund as to which no REMIC election will be made, and

         4.       securities  representing an ownership  interest in some or all of the assets included in the exchangeable security trust fund for an ES Class.

The  prospectus  supplement  for each series of  certificates  will indicate  whether a REMIC election (or elections)  will be made for the  related  issuing  entity  and,  if this  election  is to be  made,  will identify  all  "regular  interests"  and  "residual  interests"  in the REMIC.  For  purposes  of this tax discussion,  references to a  "securityholder,"  "certificateholder"  or a "holder" are to the  beneficial owner of a security or certificate, as the case may be.

         The  prospectus  supplement  for each series of securities  will indicate  which of the foregoing treatments  will apply to that series.  In addition,  if a  Partnership  Structure is being used,  the tax treatment of such structure will be described in the related prospectus supplement.

         The  following  discussion  is based in part  upon the OID  Regulations  and in part  upon  REMIC
Regulations.  The OID  Regulations do not adequately  address  issues  relevant to securities  such as the offered  securities.  In some  instances,  the OID  Regulations  provide that they are not  applicable  to securities such as the offered securities.

REMICS

         Classification  of REMICS.  On or prior to the date of the  related  prospectus  supplement  with respect to the  proposed  issuance of each series of REMIC  Certificates,  any of Thacher  Proffitt & Wood
llp,  Orrick,  Herrington  & Sutcliffe  LLP or  Greenberg  Traurig  LLP, as counsel to the  depositor,  or another law firm identified in the related  prospectus  supplement,  will deliver its opinion generally to the effect that, assuming  compliance with all provisions of the related pooling and servicing  agreement, for federal income tax purposes,  the related  issuing entity (or each  applicable  portion  thereof) will qualify  as a REMIC  and the REMIC  Certificates  offered  with  respect  thereto  will be  considered  to evidence ownership of REMIC Regular  Certificates or REMIC Residual  Certificates in that REMIC within the meaning of the REMIC Provisions.

         If an entity  electing  to be treated as a REMIC  fails to comply with one or more of the ongoing requirements  of the Code for status as a REMIC  during  any  taxable  year,  the Code  provides  that the entity  will not be  treated as a REMIC for that year and  thereafter.  In that  event,  the entity may be taxable as a  corporation  under  Treasury  regulations,  and the related  REMIC  Certificates  may not be accorded  the  status or given  the tax  treatment  described  below.  Although  the Code  authorizes  the
Treasury  Department to issue regulations  providing relief in the event of an inadvertent  termination of
REMIC status,  no such  regulations  have been issued.  Any such relief,  moreover,  may be accompanied by sanctions,  such as the  imposition of a corporate  tax on all or a portion of the REMIC's  income for the period in which the  requirements  for status as a REMIC are not  satisfied.  The  pooling  and  servicing agreement  with respect to each REMIC will  include  provisions  designed to maintain the related  issuing entity's  status as a REMIC  under the REMIC  Provisions.  It is not  anticipated  that the  status of any issuing entity as a REMIC will be inadvertently terminated.

         Characterization  of Investments in REMIC Certificates.  In general,  the REMIC Certificates will be "real estate assets"  within the meaning of Section  856(c)(4)(A)  of the Code and assets  described in
Section  7701(a)(19)(C)  of the Code in the same  proportion  that the assets of the REMIC  underlying the certificates would be so treated.  Moreover,  if 95% or more of the assets of the REMIC qualify for any of the foregoing  treatments at all times during a calendar  year,  the REMIC  Certificates  will qualify for the  corresponding  status in their entirety for that calendar year.  Interest  (including  original issue discount)  on the  REMIC  Regular  Certificates  and  income  allocated  to the  class of  REMIC  Residual
Certificates  will be  interest  described  in Section  856(c)(3)(B)  of the Code to the  extent  that the certificates  are treated as "real estate assets" within the meaning of Section  856(c)(4)(A) of the Code.
In addition,  the REMIC Regular  Certificates will be "qualified  mortgages" within the meaning of Section
860G(a)(3)  of the Code if  transferred  to another  REMIC on its startup  day in exchange  for regular or residual interests  therein.  The determination as to the percentage of the REMIC's assets that constitute assets  described  in the  foregoing  sections  of the Code will be made  with  respect  to each  calendar quarter  based on the average  adjusted  basis of each category of the assets held by the REMIC during the calendar quarter.  The REMIC Administrator will report those determinations to  certificateholders  in the manner and at the times required by applicable Treasury regulations.

         The assets of the REMIC will include,  in addition to mortgage loans,  payments on mortgage loans held  pending  distribution  on the REMIC  Certificates  and any  property  acquired by  foreclosure  held pending sale, and may include  amounts in reserve  accounts.  It is unclear whether  property  acquired by foreclosure  held  pending  sale and amounts in reserve  accounts  would be  considered  to be part of the mortgage  loans,  or whether the assets (to the extent not invested in assets  described in the  foregoing sections)  otherwise  would  receive the same  treatment as the mortgage  loans for purposes of all of the
Code sections mentioned in the immediately  preceding paragraph.  In addition,  in some instances mortgage loans may not be treated  entirely as assets  described in the foregoing  sections of the Code. If so, the related  prospectus  supplement  will  describe the mortgage  loans that may not be so treated.  The REMIC
Regulations  do  provide,  however,  that cash  received  from  payments on  mortgage  loans held  pending distribution  is considered  part of the mortgage loans for purposes of Section  856(c)(4)(A) of the Code.
Furthermore,  foreclosure  property will qualify as "real estate assets" under Section 856(c)(4)(A) of the
Code.

         Tiered REMIC Structures.  For some series of REMIC  Certificates,  two or more separate elections may be made to treat  designated  portions of the related  issuing entity as REMICs for federal income tax purposes.  As to each such  series of REMIC  Certificates,  in the  opinion of  counsel to the  depositor, assuming  compliance  with all  provisions  of the related  pooling and servicing  agreement,  each of the
REMICs in that issuing  entity will qualify as a REMIC and the REMIC  Certificates  issued by these REMICs will be considered to evidence ownership of REMIC Regular  Certificates or REMIC Residual  Certificates in
the related REMIC within the meaning of the REMIC Provisions.

         Solely for purposes of determining  whether the REMIC  Certificates  will be "real estate assets"
within  the  meaning of Section  856(c)(4)(A)  of the Code,  and  "loans  secured by an  interest  in real property"  under  Section  7701(a)(19)(C)  of the Code,  and  whether  the income on the  certificates  is interest  described in Section  856(c)(3)(B) of the Code, all of the REMICs in that issuing entity will be treated as one REMIC.

         Taxation of Owners of REMIC Regular Certificates.

         General.  Except as otherwise  stated in this  discussion,  REMIC  Regular  Certificates  will be treated  for federal  income tax  purposes as debt  instruments  issued by the REMIC and not as  ownership interests in the REMIC or its assets.  Moreover,  holders of REMIC  Regular  Certificates  that  otherwise report  income under a cash method of  accounting  will be required to report income with respect to REMIC
Regular Certificates under an accrual method.

         Original  Issue  Discount.  A REMIC  Regular  Certificate  may be  issued  with  "original  issue discount"  within the meaning of Section  1273(a) of the Code.  Any holder of a REMIC Regular  Certificate issued with original  issue  discount  generally  will be required to include  original  issue discount in income as it accrues,  in accordance with the "constant  yield" method  described below, in advance of the receipt of the cash  attributable  to that income.  In addition,  Section  1272(a)(6) of the Code provides special  rules  applicable  to REMIC  Regular  Certificates  and some other debt  instruments  issued with original issue discount. Regulations have not been issued under that section.

         The Code  requires  that a  reasonable  prepayment  assumption  be used with  respect to mortgage loans held by a REMIC in computing the accrual of original  issue  discount on REMIC Regular  Certificates issued by that REMIC,  and that  adjustments be made in the amount and rate of accrual of that discount to reflect  differences  between the actual  prepayment  rate and the prepayment  assumption.  The prepayment assumption is to be  determined in a manner  prescribed  in Treasury  regulations;  as noted above,  those regulations  have not been issued.  The Committee  Report indicates that the regulations will provide that the prepayment  assumption used with respect to a REMIC Regular  Certificate must be the same as that used in pricing the initial  offering of the REMIC  Regular  Certificate.  The  Prepayment  Assumption  used in reporting  original issue discount for each series of REMIC Regular  Certificates  will be consistent with this  standard  and  will  be  disclosed  in the  related  prospectus  supplement.  However,  none  of the depositor,  the master servicer or the trustee will make any  representation  that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate.

         The original issue  discount,  if any, on a REMIC Regular  Certificate  will be the excess of its stated  redemption  price at maturity over its issue price. The issue price of a particular class of REMIC
Regular  Certificates  will be the  first  cash  price  at which a  substantial  amount  of REMIC  Regular
Certificates of that class is sold (excluding  sales to bond houses,  brokers and  underwriters).  If less than a  substantial  amount of a particular  class of REMIC  Regular  Certificates  is sold for cash on or prior to the Closing  Date,  the issue price for that class will be the fair market value of that class on the Closing Date. Under the OID Regulations,  the stated  redemption price of a REMIC Regular  Certificate is  equal to the  total  of all  payments  to be made on the  certificate  other  than  "qualified  stated
interest."  "Qualified  stated  interest" is interest that is  unconditionally  payable at least  annually
(during the entire term of the  instrument) at a single fixed rate, or at a "qualified  floating rate," an
"objective  rate," a combination of a single fixed rate and one or more "qualified  floating rates" or one
"qualified  inverse  floating rate," or a combination of "qualified  floating rates" that does not operate in a manner that accelerates or defers interest payments on the REMIC Regular Certificate.

         In the case of REMIC Regular  Certificates  bearing adjustable  interest rates, the determination of the total  amount  of  original  issue  discount  and the  timing of the  inclusion  thereof  will vary according to the characteristics of the REMIC Regular  Certificates.  If the original issue discount rules apply to the  certificates in a particular  series,  the related  prospectus  supplement will describe the manner in which these rules will be applied with respect to the  certificates  in that series that bear an adjustable interest rate in preparing information returns to the certificateholders and the IRS.

         The first interest  payment on a REMIC Regular  Certificate may be made more than one month after the date of issuance,  which is a period longer than the subsequent  monthly  intervals  between  interest payments.  Assuming the "accrual  period" (as defined  below) for original  issue discount is each monthly period that ends on the day prior to each  distribution  date,  in some cases,  as a  consequence  of this
"long first accrual  period,"  some or all interest  payments may be required to be included in the stated
redemption  price of the REMIC Regular  Certificate and accounted for as original issue discount.  Because interest  on REMIC  Regular  Certificates  must in any event be  accounted  for under an  accrual  method, applying this analysis  would result in only a slight  difference in the timing of the inclusion in income of the yield on the REMIC Regular Certificates.

         In addition,  if the accrued interest to be paid on the first  distribution date is computed with respect to a period that begins  prior to the Closing  Date,  a portion of the  purchase  price paid for a
REMIC Regular  Certificate will reflect the accrued interest.  In such cases,  information  returns to the certificateholders  and the IRS will be based on the position that the portion of the purchase  price paid for the  interest  accrued  with  respect to periods  prior to the Closing  Date is treated as part of the overall  cost of the  REMIC  Regular  Certificate  (and  not as a  separate  asset  the  cost of  which is recovered  entirely  out of  interest  received  on the next  distribution  date) and that  portion of the interest  paid on the  first  distribution  date in  excess  of  interest  accrued  for a  number  of days corresponding  to the  number  of days from the  Closing  Date to the first  distribution  date  should be included in the stated  redemption price of the REMIC Regular  Certificate.  However,  the OID Regulations
state that all or some  portion of the  accrued  interest  may be treated as a separate  asset the cost of which is recovered  entirely out of interest  paid on the first  distribution  date.  It is unclear how an election  to do so would be made under the OID  Regulations  and whether  such an  election  could be made unilaterally by a certificateholder.

         Notwithstanding  the general definition of original issue discount,  original issue discount on a
REMIC  Regular  Certificate  will be  considered  to be de  minimis if it is less than 0.25% of the stated
redemption  price of the REMIC  Regular  Certificate  multiplied by its weighted  average  life.  For this purpose,  the weighted  average life of a REMIC Regular  Certificate is computed as the sum of the amounts determined,  as to each payment included in the stated redemption price of the REMIC Regular  Certificate, by  multiplying  (1) the number of complete  years  (rounding  down for partial years) from the issue date until that payment is expected to be made  (presumably  taking into account the Prepayment  Assumption) by
(2) a fraction,  the numerator of which is the amount of the payment,  and the denominator of which is the stated  redemption  price at  maturity  of the  REMIC  Regular  Certificate.  Under  the OID  Regulations,
original  issue  discount of only a de minimis  amount  (other  than de minimis  original  issue  discount attributable to a so-called  "teaser"  interest rate or an initial  interest  holiday) will be included in income as each  payment  of stated  principal  is made,  based on the  product  of the total  amount of de minimis original issue discount  attributable to that  certificate and a fraction,  the numerator of which is the amount of the principal  payment and the denominator of which is the outstanding  stated  principal amount of the REMIC Regular  Certificate.  The OID Regulations  also would permit a  certificateholder  to elect to accrue de minimis  original  issue  discount  into  income  currently  based on a constant  yield method. See "REMICS—Taxation of Owners of REMIC Regular  Certificates—Market  Discount" in this prospectus for a description of this election under the OID Regulations.

         If original  issue discount on a REMIC Regular  Certificate is in excess of a de minimis  amount, the holder of the  certificate  must include in ordinary  gross income the sum of the "daily  portions" of original  issue  discount  for each day  during  its  taxable  year on  which  it held the  REMIC  Regular
Certificate,  including the purchase date but excluding the  disposition  date. In the case of an original holder of a REMIC Regular  Certificate,  the daily  portions of original issue discount will be determined as follows.

         As to each  "accrual  period," that is, each period that ends on a date that  corresponds  to the day prior to each  distribution  date and  begins on the first day  following  the  immediately  preceding accrual period (or in the case of the first such period,  begins on the Closing Date), a calculation  will be made of the  portion of the  original  issue  discount  that  accrued  during the accrual  period.  The portion of original issue  discount that accrues in any accrual  period will equal the excess,  if any, of
(1) the sum of (a) the present value,  as of the end of the accrual  period,  of all of the  distributions remaining  to be  made  on the  REMIC  Regular  Certificate,  if  any,  in  future  periods  and  (b)  the distributions  made on the REMIC Regular  Certificate during the accrual period of amounts included in the stated  redemption  price,  over (2) the  adjusted  issue price of the REMIC  Regular  Certificate  at the beginning of the accrual  period.  The present  value of the  remaining  distributions  referred to in the preceding  sentence will be calculated (1) assuming that  distributions  on the REMIC Regular  Certificate will be received  in future  periods  based on the  mortgage  loans  being  prepaid at a rate equal to the
Prepayment  Assumption,  (2)  using a  discount  rate  equal  to the  original  yield to  maturity  of the certificate and (3) taking into account events  (including  actual  prepayments) that have occurred before the close of the accrual  period.  For these  purposes,  the original yield to maturity of the certificate will be calculated  based on its issue price and assuming that  distributions  on the certificate  will be made in all accrual  periods based on the mortgage  loans being prepaid at a rate equal to the  Prepayment
Assumption.  The  adjusted  issue price of a REMIC  Regular  Certificate  at the  beginning of any accrual period  will equal the issue  price of the  certificate,  increased  by the  aggregate  amount of original issue discount that accrued with respect to the certificate in prior accrual  periods,  and reduced by the amount of any  distributions  made on the certificate in prior accrual periods of amounts  included in the stated  redemption  price.  The original issue discount  accruing during any accrual  period,  computed as described  above,  will be allocated  ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

         A subsequent  purchaser of a REMIC  Regular  Certificate  that  purchases a  certificate  that is treated as having been issued with original  issue  discount at a cost  (excluding any portion of the cost attributable to accrued  qualified stated  interest) less than its remaining stated  redemption price will also be required  to include in gross  income the daily  portions  of any  original  issue  discount  with respect  to the  certificate.  However,  each  such  daily  portion  will be  reduced,  if the cost of the certificate  is in excess of its  "adjusted  issue  price," in proportion to the ratio the excess bears to the  aggregate  original  issue  discount  remaining to be accrued on the REMIC Regular  Certificate.  The adjusted  issue price of a REMIC Regular  Certificate  on any given day equals the sum of (1) the adjusted issue price (or, in the case of the first  accrual  period,  the issue  price) of the  certificate  at the beginning  of the accrual  period which  includes  that day and (2) the daily  portions of original  issue discount for all days during the accrual period prior to that day.

         Market  Discount.  A  certificateholder  that  purchases a REMIC Regular  Certificate at a market discount,  that is, in the case of a REMIC Regular Certificate issued without original issue discount,  at a purchase  price less than its  remaining  stated  principal  amount,  or in the case of a REMIC  Regular
Certificate  issued with original issue  discount,  at a purchase price less than its adjusted issue price will  recognize  gain  upon  receipt  of  each  distribution  representing  stated  redemption  price.  In particular,  under  Section  1276 of the Code  such a  certificateholder  generally  will be  required  to allocate the portion of each  distribution  representing  stated  redemption price first to accrued market discount  not  previously  included  in  income,  and to  recognize  ordinary  income  to that  extent.  A certificateholder  may elect to include  market  discount in income  currently  as it accrues  rather than including it on a deferred  basis in accordance  with the  foregoing.  If made, the election will apply to all  market  discount  bonds  acquired  by the  certificateholder  on or after  the first day of the first taxable year to which the election applies.  In addition,  the OID Regulations permit a  certificateholder to elect to accrue all interest,  discount  (including de minimis  market or original  issue  discount) in income,  and to amortize  premium,  based on a constant  yield method.  If such an election were made with respect to a REMIC Regular  Certificate with market  discount,  the  certificateholder  would be deemed to have made an  election to include  currently  market  discount  in income  with  respect to all other debt instruments  having market  discount that the  certificateholder  acquires  during the taxable year of the election or thereafter.  Similarly,  a  certificateholder  that made this election for a certificate  that is acquired at a premium  would be deemed to have made an election to amortize  bond  premium with respect to all debt instruments having amortizable bond premium that the certificateholder  owns or acquires.  See
"REMICS—Taxation  of Owners of REMIC  Regular  Certificates—Premium"  below.  Each of these  elections  to accrue  interest,  discount and premium with respect to a certificate  on a constant yield method would be irrevocable, except with the approval of the IRS.

         However,  market  discount with respect to a REMIC Regular  Certificate  will be considered to be de minimis  for  purposes  of Section  1276 of the Code if the market  discount  is less than 0.25% of the remaining stated  redemption price of the REMIC Regular  Certificate  multiplied by the number of complete years to maturity  remaining  after the date of its purchase.  In interpreting a similar rule with respect to original  issue discount on  obligations  payable in  installments,  the OID  Regulations  refer to the weighted  average  maturity  of  obligations,  and it is likely  that the same rule will be  applied  with respect to market discount,  presumably taking into account the Prepayment Assumption.  If market discount is treated  as de minimis  under this  rule,  it appears  that the actual  discount  would be treated in a manner  similar to original  issue  discount of a de minimis  amount.  See  "REMICS—Taxation  of Owners of
REMIC Regular  Certificates—Original  Issue Discount" above. This treatment would result in discount being included in income at a slower  rate than  discount  would be required to be included in income  using the method described above.

         Section  1276(b)(3)  of the  Code  specifically  authorizes  the  Treasury  Department  to  issue regulations  providing for the method for accruing market discount on debt  instruments,  the principal of which is payable in more than one installment.  Until  regulations are issued by the Treasury  Department, the rules described in the Committee  Report apply.  The Committee  Report  indicates that in each accrual period market discount on REMIC Regular  Certificates  should accrue, at the  certificateholder's  option:
(1) on the  basis of a  constant  yield  method,  (2) in the case of a REMIC  Regular  Certificate  issued without  original issue  discount,  in an amount that bears the same ratio to the total  remaining  market discount as the stated  interest paid in the accrual  period bears to the total amount of stated  interest remaining to be paid on the REMIC Regular  Certificate as of the beginning of the accrual  period,  or (3)
in the case of a REMIC Regular  Certificate  issued with original issue discount,  in an amount that bears the same ratio to the total  remaining  market  discount as the  original  issue  discount  accrued in the accrual period bears to the total original  issue discount  remaining on the REMIC Regular  Certificate at the beginning of the accrual period.  Moreover,  the Prepayment Assumption used in calculating the accrual of  original  issue  discount is also used in  calculating  the  accrual of market  discount.  Because the regulations  referred to in this  paragraph  have not been  issued,  it is not  possible  to predict  what effect these  regulations  might have on the tax treatment of a REMIC Regular  Certificate  purchased at a discount in the secondary market.

         To  the  extent  that  REMIC  Regular   Certificates   provide  for  monthly  or  other  periodic
distributions  throughout  their term, the effect of these rules may be to require  market  discount to be includible  in income  at a rate  that is not  significantly  slower  than the rate at which the  discount would  accrue if it were  original  issue  discount.  Moreover,  in any event a holder of a REMIC  Regular
Certificate  generally  will be  required  to treat a portion of any gain on the sale or  exchange  of the certificate  as ordinary  income to the extent of the market  discount  accrued to the date of disposition under one of the foregoing  methods,  less any accrued  market  discount  previously  reported as ordinary income.

         Further,  under Section 1277 of the Code a holder of a REMIC Regular  Certificate may be required to defer a portion of its  interest  deductions  for the taxable  year  attributable  to any  indebtedness incurred or continued to purchase or carry a REMIC Regular  Certificate  purchased  with market  discount.
For these  purposes,  the de minimis rule referred to above applies.  Any such deferred  interest  expense would not exceed the market  discount that accrues during the taxable year and is, in general,  allowed as a deduction  not later than the year in which the market  discount is  includible  in income.  If a holder elects to include market  discount in income  currently as it accrues on all market  discount  instruments acquired by the holder in that taxable year or  thereafter,  the interest  deferral rule  described  above will not apply.

         Premium.  A REMIC  Regular  Certificate  purchased at a cost  (excluding  any portion of the cost attributable to accrued  qualified  stated interest)  greater than its remaining  stated  redemption price will be  considered  to be purchased at a premium.  The holder of a REMIC  Regular  Certificate  may elect under  Section 171 of the Code to amortize the premium  under the  constant  yield method over the life of the  certificate.  If made,  the  election  will apply to all debt  instruments  having  amortizable  bond premium that the holder owns or subsequently  acquires.  Amortizable  premium will be treated as an offset to interest income on the related debt instrument,  rather than as a separate interest deduction.  The OID
Regulations  also permit  certificateholders  to elect to include all  interest,  discount  and premium in income  based on a constant  yield  method,  further  treating  the  certificateholder  as having made the
election   to   amortize   premium   generally.   See   "REMICS—Taxation   of  Owners  of  REMIC   Regular
Certificates—Market  Discount"  above.  The  Committee  Report  states  that the same  rules that apply to accrual of market  discount  (which rules will require use of a Prepayment  Assumption in accruing  market discount  with respect to REMIC  Regular  Certificates  without  regard to whether the  certificates  have original  issue  discount)  will also apply in amortizing  bond premium under Section 171 of the Code. The use of an assumption that there will be no prepayments may be required.

         Realized  Losses.  Under  Section 166 of the Code,  both  corporate  holders of the REMIC Regular
Certificates and  non-corporate  holders of the REMIC Regular  Certificates  that acquire the certificates in  connection  with a trade or  business  should be allowed to deduct,  as  ordinary  losses,  any losses sustained during a taxable year in which their  certificates  become wholly or partially  worthless as the result of one or more realized  losses on the mortgage  loans.  However,  it appears that a  non-corporate holder that does not acquire a REMIC Regular  Certificate in connection  with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until the holder's  certificate  becomes wholly worthless  (i.e.,  until its  outstanding  principal  balance has been  reduced to zero) and that the loss will be characterized as a short-term capital loss.

         Each holder of a REMIC  Regular  Certificate  will be required to accrue  interest  and  original issue discount with respect to the  certificate,  without giving effect to any reductions in distributions attributable to defaults or  delinquencies  on the mortgage loans or the certificate  underlying the REMIC
Certificates,  as the case may be, until it can be established  that the reduction  ultimately will not be recoverable.  As a result,  the amount of taxable  income  reported in any period by the holder of a REMIC
Regular  Certificate  could exceed the amount of economic income  actually  realized by that holder in the period.  Although the holder of a REMIC Regular Certificate  eventually will recognize a loss or reduction in income  attributable  to previously  accrued and included  income that as the result of a realized loss ultimately  will not be  realized,  the law is unclear  with  respect to the timing and  character of this loss or reduction in income.

         Taxation of Owners of REMIC Residual Certificates

         General.  Although  a REMIC is a  separate  entity  for  federal  income  tax  purposes,  a REMIC generally is not subject to  entity-level  taxation,  except with regard to  prohibited  transactions  and some other  transactions.  See "—Prohibited  Transactions  and Other Possible REMIC Taxes" below.  Rather, the  taxable  income or net loss of a REMIC is  generally  taken  into  account by the holder of the REMIC
Residual  Certificates.  Accordingly,  the REMIC Residual  Certificates  will be subject to tax rules that differ  significantly  from those that would apply if the REMIC  Residual  Certificates  were  treated for federal income tax purposes as direct  ownership  interests in the mortgage  loans or as debt  instruments issued by the REMIC.

         A holder of a REMIC Residual  Certificate  generally will be required to report its daily portion of the taxable income or, subject to the limitations  noted in this discussion,  the net loss of the REMIC for each day during a calendar  quarter that the holder  owned the REMIC  Residual  Certificate.  For this purpose,  the  taxable  income  or net loss of the REMIC  will be  allocated  to each day in the  calendar quarter  ratably  using a "30 days per month/90  days per  quarter/360  days per year"  convention  unless otherwise  disclosed in the related  prospectus  supplement.  The daily amounts so allocated  will then be allocated  among the  REMIC  Residual  Certificateholders  in  proportion  to their  respective  ownership interests  on that day.  Any  amount  included  in the  gross  income  or  allowed  as a loss of any REMIC
Residual  Certificateholder  by virtue of this paragraph  will be treated as ordinary  income or loss. The taxable income of the REMIC will be determined  under the rules  described below in "Taxable Income of the
REMIC"  and will be  taxable  to the REMIC  Residual  Certificateholders  without  regard to the timing or amount of cash distributions by the REMIC.  Ordinary income derived from REMIC Residual  Certificates will be "portfolio  income" for purposes of the taxation of taxpayers  subject to limitations under Section 469 of the Code on the deductibility of "passive losses."

         A holder of a REMIC Residual  Certificate  that purchased the certificate  from a prior holder of that  certificate  also will be required to report on its federal income tax return  amounts  representing its  daily  share of the  taxable  income  (or net loss) of the REMIC for each day that it holds the REMIC
Residual  Certificate.  Those daily amounts generally will equal the amounts of taxable income or net loss determined as described  above.  The Committee  Report  indicates that some  modifications  of the general rules may be made,  by  regulations,  legislation  or  otherwise to reduce (or  increase)  the income of a
REMIC Residual  Certificateholder  that purchased the REMIC  Residual  Certificate  from a prior holder of the  certificate  at a price greater than (or less than) the adjusted  basis (as defined  below) the REMIC
Residual  Certificate  would have had in the hands of an  original  holder of the  certificate.  The REMIC
Regulations, however, do not provide for any such modifications.

         Any  payments  received  by a holder  of a REMIC  Residual  Certificate  in  connection  with the acquisition of the REMIC  Residual  Certificate  will be taken into account in  determining  the income of the holder for federal  income tax purposes.  Although it appears  likely that any of these payments would be includible in income  immediately upon its receipt,  the IRS might assert that these payments should be included in income over time  according to an  amortization  schedule or  according to some other  method.
Because  of the  uncertainty  concerning  the  treatment  of these  payments,  holders  of REMIC  Residual
Certificates  are encouraged to consult their tax advisors  concerning the treatment of these payments for income tax purposes.

         The amount of income  REMIC  Residual  Certificateholders  will be required to report (or the tax liability  associated  with the  income)  may exceed the amount of cash  distributions  received  from the
REMIC for the corresponding  period.  Consequently,  REMIC Residual  Certificateholders  should have other sources of funds  sufficient to pay any federal  income taxes due as a result of their  ownership of REMIC
Residual  Certificates or unrelated  deductions  against which income may be offset,  subject to the rules relating to "excess  inclusions" and "noneconomic"  residual interests  discussed below. The fact that the tax liability  associated with the income  allocated to REMIC Residual  Certificateholders  may exceed the cash  distributions  received by the REMIC Residual  Certificateholders  for the corresponding  period may significantly  adversely  affect the REMIC Residual  Certificateholders'  after-tax  rate of return.  This disparity  between income and  distributions  may not be offset by  corresponding  losses or reductions of income  attributable  to the REMIC Residual  Certificateholder  until  subsequent tax years and, then, may not be completely offset due to changes in the Code, tax rates or character of the income or loss.

         Taxable  Income of the REMIC.  The  taxable  income of the REMIC  will equal the income  from the mortgage  loans and other  assets of the REMIC plus any  cancellation  of  indebtedness  income due to the allocation of realized  losses to REMIC Regular  Certificates,  less the  deductions  allowed to the REMIC for interest  (including  original  issue  discount and reduced by any income from premium on issuance) on the  REMIC  Regular  Certificates  (and  any  other  class  of REMIC  Certificates  constituting  "regular interests"  in the REMIC not  offered by the  prospectus),  amortization  of any  premium on the  mortgage loans,  bad debt losses with respect to the mortgage loans and, except as described  below, for servicing, administrative and other expenses.

         For purposes of determining  its taxable income,  the REMIC will have an initial  aggregate basis in its assets  equal to the sum of the issue  prices of all REMIC  Certificates  (or,  if a class of REMIC
Certificates  is not sold  initially,  their fair market  values).  The aggregate  basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their  respective  fair market values.  The issue price of any offered REMIC  Certificates  will be  determined  in the manner  described above under "—Taxation of Owners of REMIC Regular  Certificates—Original  Issue Discount." The issue price of a REMIC  Certificate  received in exchange for an interest in the mortgage loans or other property will equal the fair market value of the  interests in the mortgage  loans or other  property.  Accordingly,  if one  or  more  classes  of  REMIC  Certificates  are  retained  initially  rather  than  sold,  the  REMIC
Administrator  may be required to estimate  the fair market  value of the  interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

         Subject to possible  application of the de minimis  rules,  the method of accrual by the REMIC of original issue  discount  income and market  discount  income with respect to mortgage loans that it holds will be  equivalent  to the  method for  accruing  original  issue  discount  income for  holders of REMIC
Regular  Certificates  (that is,  under the  constant  yield  method  taking into  account the  Prepayment
Assumption).  However,  a REMIC that acquires loans at a market  discount must include the market discount in income currently,  as it accrues,  on a constant yield basis. See "—Taxation of Owners of REMIC Regular
Certificates"  above,  which  describes a method for  accruing  discount  income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

         A mortgage  loan will be deemed to have been  acquired  with  discount (or premium) to the extent that the REMIC's  basis  therein,  determined as described in the  preceding  paragraph,  is less than (or greater  than) its stated  redemption  price.  Any such  discount  will be includible in the income of the
REMIC as it  accrues,  in  advance  of  receipt of the cash  attributable  to the  income,  under a method similar  to the  method  described  above for  accruing  original  issue  discount  on the  REMIC  Regular
Certificates.  It is anticipated  that each REMIC will elect under Section 171 of the Code to amortize any premium  on the  mortgage  loans.  Premium  on any  mortgage  loan to which the  election  applies  may be amortized  under a  constant  yield  method,  presumably  taking  into  account a  Prepayment  Assumption.
Further,  such an election  would not apply to any mortgage  loan  originated  on or before  September 27,
1985.  Instead,  premium on such a mortgage loan should be allocated among the principal  payments thereon and be deductible by the REMIC as those payments become due or upon the prepayment of the mortgage loan.

         A REMIC will be allowed  deductions  for  interest  (including  original  issue  discount) on the
REMIC  Regular  Certificates  (including  any  other  class of REMIC  Certificates  constituting  "regular interests" in the REMIC not offered by this  prospectus)  equal to the deductions that would be allowed if the REMIC Regular  Certificates  (including any other class of REMIC  Certificates  constituting  "regular interests" in the REMIC not offered by this  prospectus)  were  indebtedness of the REMIC.  Original issue discount will be considered  to accrue for this purpose as described  above under  "—Taxation of Owners of
REMIC Regular  certificates—Original  Issue Discount," except that the de minimis rule and the adjustments for subsequent  holders of REMIC Regular  Certificates  (including  any other class of REMIC  Certificates constituting  "regular interests" in the REMIC not offered by this prospectus)  described therein will not apply.

         If a class of REMIC  Regular  Certificates  is  issued  with  Issue  Premium,  the net  amount of interest  deductions  that are allowed the REMIC in each taxable  year with  respect to the REMIC  Regular
Certificates  of that class will be reduced by an amount  equal to the portion of the Issue  Premium  that is considered  to be amortized or repaid in that year.  Although the matter is not entirely  clear,  it is likely that Issue Premium would be amortized  under a constant  yield method in a manner  analogous to the method of accruing  original issue discount  described  above under  "—Taxation of Owners of REMIC Regular certificates—Original Issue Discount."

         As a general  rule,  the taxable  income of a REMIC will be  determined  in the same manner as if the REMIC were an  individual  having the calendar  year as its taxable year and using the accrual  method of accounting.  However, no item of income, gain, loss or deduction allocable to a prohibited  transaction will betaken into account. See "—Prohibited  Transactions and Other Possible REMIC Taxes" below.  Further, the  limitation on  miscellaneous  itemized  deductions  imposed on  individuals by Section 67 of the Code
(which  allows  these  deductions  only to the extent  they  exceed in the  aggregate  two  percent of the taxpayer's  adjusted  gross  income)  will not be  applied  at the REMIC  level so that the REMIC  will be allowed  deductions for  servicing,  administrative  and other  non-interest  expenses in determining  its taxable  income.  All  such  expenses  will be  allocated  as a  separate  item to the  holders  of  REMIC
Certificates,  subject to the  limitation  of  Section  67 of the Code.  See  "—Possible  Pass-Through  of
Miscellaneous  Itemized  Deductions" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

         Basis Rules,  Net Losses and  Distributions.  The adjusted basis of a REMIC Residual  Certificate will be equal to the amount paid for the REMIC  Residual  Certificate,  increased  by amounts  included in the income of the REMIC Residual  Certificateholder  and decreased  (but not below zero) by  distributions made, and by net losses allocated, to the REMIC Residual Certificateholder.

         A REMIC  Residual  Certificateholder  is not  allowed to take into  account  any net loss for any calendar  quarter to the extent  the net loss  exceeds  the REMIC  Residual  Certificateholder's  adjusted basis in its REMIC  Residual  Certificate  as of the close of the  calendar  quarter  (determined  without regard to the net loss).  Any loss that is not currently  deductible by reason of this  limitation  may be carried forward  indefinitely  to future calendar  quarters and,  subject to the same  limitation,  may be used  only to  offset  income  from  the  REMIC  Residual  Certificate.  The  ability  of  REMIC  Residual
Certificateholders  to deduct net losses may be subject to  additional  limitations  under the Code, as to which REMIC Residual Certificateholders are encouraged to consult their tax advisors.

         Any  distribution  on a REMIC  Residual  Certificate  will be treated as a  nontaxable  return of capital to the extent it does not exceed the holder's  adjusted basis in the REMIC  Residual  Certificate.
To the extent a  distribution  on a REMIC  Residual  Certificate  exceeds the adjusted  basis,  it will be treated as gain from the sale of the REMIC Residual  Certificate.  Holders of REMIC Residual  Certificates
may be  entitled to  distributions  early in the term of the related  REMIC under  circumstances  in which their bases in the REMIC  Residual  Certificates  will not be  sufficiently  large that the  distributions will be treated as nontaxable  returns of capital.  Their bases in the REMIC  Residual  Certificates  will initially  equal the  amount  paid for the REMIC  Residual  Certificates  and will be  increased  by their allocable  shares of taxable income of the REMIC.  However,  these bases increases may not occur until the end of the  calendar  quarter,  or perhaps the end of the calendar  year,  with respect to which the REMIC taxable  income is allocated to the REMIC  Residual  Certificateholders.  To the extent the REMIC Residual
Certificateholders'   initial   bases   are  less   than  the   distributions   to  the   REMIC   Residual
Certificateholders,  and  increases in initial  bases either  occur after the  distributions  or (together with their initial  bases) are less than the amount of the  distributions,  gain will be recognized to the
REMIC  Residual  Certificateholders  on these  distributions  and will be treated as gain from the sale of their REMIC Residual Certificates.

         The effect of these rules is that a REMIC Residual  Certificateholder  may not amortize its basis in a REMIC  Residual  Certificate,  but may only  recover  its basis  through  distributions,  through the deduction of any net losses of the REMIC or upon the sale of its REMIC Residual  Certificate.  See "—Sales of REMIC Certificates"  below. For a discussion of possible  modifications of these rules that may require adjustments to income of a holder of a REMIC Residual  Certificate  other than an original holder in order to reflect  any  difference  between  the cost of the REMIC  Residual  Certificate  to the REMIC  Residual
Certificateholder  and the adjusted  basis the REMIC  Residual  Certificate  would have in the hands of an original holder, see "—Taxation of Owners of REMIC Residual Certificates—General" above.

         Excess Inclusions.  Any "excess inclusions" with respect to a REMIC Residual  Certificate will be subject to federal income tax in all events. In general,  the "excess  inclusions" with respect to a REMIC
Residual  Certificate  for any calendar  quarter will be the excess,  if any, of (1) the daily portions of
REMIC  taxable  income  allocable  to the  REMIC  Residual  Certificate  over  (2) the  sum of the  "daily accruals" (as defined below) for each day during the quarter that the REMIC Residual  Certificate was held by the REMIC Residual  Certificateholder.  The daily accruals of a REMIC Residual  Certificateholder  will be determined by  allocating to each day during a calendar  quarter its ratable  portion of the product of the "adjusted  issue price" of the REMIC  Residual  Certificate  at the beginning of the calendar  quarter and 120% of the  "long-term  Federal rate" in effect on the Closing Date.  For this purpose,  the adjusted issue price of a REMIC Residual  Certificate as of the beginning of any calendar  quarter will be equal to the issue price of the REMIC  Residual  Certificate,  increased  by the sum of the daily  accruals for all prior  quarters and  decreased  (but not below zero) by any  distributions  made with respect to the REMIC
Residual  Certificate  before  the  beginning  of that  quarter.  The  issue  price  of a  REMIC  Residual
Certificate  is the initial  offering price to the public  (excluding  bond houses and brokers) at which a substantial  amount of the REMIC  Residual  Certificates  were sold.  The  "long-term  Federal rate" is an average of current  yields on  Treasury  securities  with a  remaining  term of greater  than nine  years, computed and  published  monthly by the IRS.  Although it has not done so, the  Treasury has  authority to issue  regulations  that would treat the entire amount of income accruing on a REMIC Residual  Certificate as an excess inclusion if the REMIC Residual Certificates are not considered to have "significant value."

         For REMIC  Residual  Certificateholders,  an excess  inclusion  (1) will not be  permitted  to be offset by deductions,  losses or loss carryovers from other activities,  (2) will be treated as "unrelated business  taxable  income" to an otherwise  tax-exempt  organization  and (3) will not be eligible for any rate  reduction  or  exemption  under any  applicable  tax treaty  with  respect to the 30% United  States
withholding  tax  imposed  on  distributions  to  REMIC  Residual   Certificateholders  that  are  foreign
investors. See, however, "—Foreign investors in REMIC Certificates," below.

         Furthermore,  for  purposes  of the  alternative  minimum  tax,  excess  inclusions  will  not be permitted to be offset by the  alternative  tax net  operating  loss  deduction  and  alternative  minimum taxable income may not be less than the taxpayer's  excess  inclusions.  The latter rule has the effect of preventing  nonrefundable  tax credits from reducing the taxpayer's income tax to an amount lower than the tentative minimum tax on excess inclusions.

         In the case of any REMIC  Residual  Certificates  held by a real  estate  investment  trust,  the aggregate  excess  inclusions  with  respect to the REMIC  Residual  Certificates,  reduced (but not below zero) by the real estate  investment trust taxable income (within the meaning of Section  857(b)(2) of the
Code,  excluding any net capital gain),  will be allocated among the shareholders of the issuing entity in proportion  to the  dividends  received by the  shareholders  from the issuing  entity,  and any amount so allocated will be treated as an excess  inclusion with respect to a REMIC Residual  Certificate as if held directly  by the  shareholder.  Treasury  regulations  yet to be  issued  could  apply a  similar  rule to regulated investment  companies,  common trust funds and cooperatives;  the REMIC Regulations currently do not address this subject.

         Noneconomic   REMIC   Residual   Certificates.   Under  the  REMIC   Regulations,   transfers  of
"noneconomic"  REMIC Residual  Certificates  will be disregarded for all federal income tax purposes if "a significant  purpose of the transfer was to enable the  transferor to impede the  assessment or collection of tax." If the transfer is disregarded,  the purported  transferor will continue to remain liable for any taxes  due with  respect  to the  income  on the  "noneconomic"  REMIC  Residual  Certificate.  The  REMIC
Regulations  provide that a REMIC Residual  Certificate is  non-economic  unless,  based on the Prepayment
Assumption and on any required or permitted  clean up calls, or required  liquidation  provided for in the
REMIC's organizational  documents, (1) the present value of the expected future distributions  (discounted using the "applicable  Federal rate" for  obligations  whose term ends on the close of the last quarter in which  excess  inclusions  are expected to accrue with respect to the REMIC  Residual  Certificate,  which rate is computed and published monthly by the IRS) on the REMIC Residual  Certificate  equals at least the present  value  of the  expected  tax  on the  anticipated  excess  inclusions,  and  (2)  the  transferor reasonably  expects that the  transferee  will receive  distributions  with respect to the REMIC  Residual
Certificate  at or after  the time the taxes  accrue on the  anticipated  excess  inclusions  in an amount sufficient to satisfy the accrued taxes.  Accordingly,  all transfers of REMIC Residual  Certificates that may  constitute  noneconomic  residual  interests will be subject to  restrictions  under the terms of the related  pooling and servicing  agreement that are intended to reduce the possibility of any such transfer being  disregarded.  These restrictions will require each party to a transfer to provide an affidavit that no purpose of the transfer is to impede the  assessment or collection  of tax,  including  representations as to the financial condition of the prospective  transferee,  as to which the transferor is also required to make a  reasonable  investigation  to  determine  the  transferee's  historic  payment of its debts and ability  to  continue  to pay its debts as they come due in the  future.  The IRS has issued  final  REMIC regulations  that add to the  conditions  necessary  to assure that a transfer of a  noneconomic  residual interest would be respected.  The additional  conditions require that in order to qualify as a safe harbor transfer of a residual,  the transferee  represent  that it will not cause the income "to be  attributable to a foreign  permanent  establishment  or fixed base  (within  the  meaning of an  applicable  income tax treaty) of the transferee or another U.S.  taxpayer" and either (i) the amount  received by the transferee be no less on a present  value  basis than the  present  value of the net tax  detriment  attributable  to holding the residual  interest  reduced by the present value of the  projected  payments to be received on the residual  interest or (ii) the transfer is to a domestic  taxable  corporation  with  specified  large amounts of gross and net assets and that meets certain  other  requirements  where  agreement is made that all future  transfers will be to taxable domestic  corporations in transactions  that qualify for the same
"safe harbor" provision.  Eligibility for the safe harbor requires, among other things, that the facts and circumstances  known to the  transferor  at the time of transfer not indicate to a reasonable  person that the taxes with respect to the residual  interest will not be paid, with an  unreasonably  low cost for the transfer specifically  mentioned as negating eligibility.  The regulations generally apply to transfers of residual  interests  occurring  on or after  February  4,  2000.  Prior  to  purchasing  a REMIC  Residual
Certificate,  prospective  purchasers are encouraged to consider the possibility that a purported transfer of the REMIC  Residual  Certificate  by such a purchaser  to another  purchaser  at some future day may be disregarded  in  accordance  with the above  described  rules which would  result in the  retention of tax liability by that purchaser.

         The related prospectus  supplement will disclose whether offered REMIC Residual  Certificates may be considered  "noneconomic" residual interests under the REMIC Regulations;  provided,  however, that any disclosure  that a REMIC  Residual  Certificate  will not be considered  "noneconomic"  will be based upon assumptions,  and the depositor will make no representation that a REMIC Residual  Certificate will not be considered  "noneconomic"  for purposes of the  above-described  rules.  See "—Foreign  Investors in REMIC
Certificates—REMIC  Residual  Certificates" below for additional  restrictions  applicable to transfers of
REMIC Residual Certificates to foreign persons.

         On May 11, 2004,  the IRS issued final  regulations  relating to the federal income tax treatment of "inducement  fees" received by transferees of noneconomic  REMIC residual  interests.  The  regulations provide tax  accounting  rules for the inclusion of such fees in income over an  appropriate  period,  and clarify that  inducement  fees represent  income from sources within the United States.  These rules apply to  taxable  years  ending on or after May 11,  2004.  On the same  date,  the IRS  issued  administrative guidance  addressing  the  procedures by which  transferees  of such REMIC  residual  interests may obtain consent  to change  the  method  of  accounting  for REMIC  inducement  fee  income to one of the  methods provided in the  regulations.  Prospective  purchasers of REMIC  Residual  Certificates  are encouraged to consult with their tax advisors  regarding the effect of these regulations and the related  administrative guidance.

         Mark-to-Market  Rules. In general,  all securities  owned by a dealer,  except to the extent that the dealer has  specifically  identified  a security as held for  investment,  must be marked to market in accordance with the applicable  Code provision and the related  regulations.  However,  the IRS has issued regulations  which  provide  that  for  purposes  of this  mark-to-market  requirement,  a REMIC  Residual
Certificate is not treated as a security and thus may not be marked to market.

         Possible  Pass-Through  of  Miscellaneous  Itemized  Deductions.  Fees  and  expenses  of a REMIC generally  will be allocated to the holders of the related REMIC  Residual  Certificates.  The  applicable
Treasury  regulations  indicate,  however,  that in the case of a REMIC that is similar to a single  class grantor  trust,  all or a portion of these fees and  expenses  should be  allocated  to the holders of the related REMIC Regular  Certificates.  Except as stated in the related  prospectus  supplement,  these fees and expenses will be allocated to holders of the related REMIC  Residual  Certificates  in their  entirety and not to the holders of the related REMIC Regular Certificates.

         With respect to REMIC Residual  Certificates or REMIC Regular  Certificates  the holders of which receive an  allocation of fees and expenses in accordance  with the  preceding  discussion,  if any holder thereof is an individual,  estate or trust, or a "pass-through  entity"  beneficially owned by one or more individuals,  estates or trusts,  (1) an amount equal to the  individual's,  estate's or trust's  share of the fees and expenses will be added to the gross income of the holder and (2) the  individual's,  estate's or  trust's  share of the  fees  and  expenses  will be  treated  as a  miscellaneous  itemized  deduction allowable  subject to the  limitation of Section 67 of the Code,  which permits these  deductions  only to the extent they exceed in the  aggregate  two percent of taxpayer's  adjusted  gross income.  In addition,
Section  68 of the Code  provides  that the  amount of  itemized  deductions  otherwise  allowable  for an individual  whose adjusted  gross income  exceeds a specified  amount will be reduced by the lesser of (1)
3% of the excess of the  individual's  adjusted  gross  income over the amount or (2) 80% of the amount of itemized  deductions  otherwise  allowable for the taxable year.  The amount of additional  taxable income reportable  by REMIC  Certificateholders  that are  subject  to the  limitations  of either  Section 67 or
Section 68 of the Code may be substantial.  Furthermore,  in determining  the alternative  minimum taxable income  of  such  a  holder  of a  REMIC  Certificate  that  is  an  individual,  estate  or  trust,  or a
"pass-through entity" beneficially owned by one or more individuals,  estates or trusts, no deduction will be  allowed  for the  holder's  allocable  portion  of  servicing  fees and other  miscellaneous  itemized deductions of the REMIC,  even though an amount equal to the amount of the fees and other  deductions will be included in the holder's gross income.  Accordingly,  these REMIC  Certificates  may not be appropriate investments for individuals,  estates,  or trusts, or pass-through  entities  beneficially owned by one or more  individuals,  estates or trusts.  Prospective  investors  are  encouraged  to consult with their tax advisors prior to making an investment in the certificates.

         Sales of REMIC Certificates.  If a REMIC Certificate is sold, the selling  Certificateholder will recognize  gain or loss equal to the difference  between the amount  realized on the sale and its adjusted basis in the REMIC  Certificate.  The adjusted basis of a REMIC Regular  Certificate  generally will equal the cost of the REMIC Regular  Certificate to the  certificateholder,  increased by income reported by the certificateholder  with respect to the REMIC Regular  Certificate  (including  original issue discount and market  discount  income)  and  reduced  (but  not  below  zero) by  distributions  on the  REMIC  Regular
Certificate  received by the  certificateholder  and by any  amortized  premium.  The adjusted  basis of a
REMIC Residual  Certificate  will be determined as described under  "—Taxation of Owners of REMIC Residual
Certificates—Basis  Rules, Net Losses and  Distributions"  in this  prospectus.  Except as provided in the following  four  paragraphs,  any such  gain or loss  will be  capital  gain or loss,  provided  the REMIC
Certificate is held as a capital asset  (generally,  property held for  investment)  within the meaning of
Section 1221 of the Code.

         Gain from the sale of a REMIC Regular  Certificate  that might  otherwise be capital gain will be treated as ordinary  income to the extent the gain does not exceed the  excess,  if any, of (1) the amount that would have been  includible  in the  seller's  income with respect to the REMIC  Regular  Certificate assuming  that  income  had  accrued  thereon  at a rate equal to 110% of the  "applicable  Federal  rate"
(generally,  a rate  based on an  average  of  current  yields on  Treasury  securities  having a maturity comparable to that of the  certificate  based on the application of the Prepayment  Assumption  applicable to the certificate,  which rate is computed and published  monthly by the IRS),  determined as of the date of purchase of the REMIC Regular  Certificate,  over (2) the amount of ordinary income actually includible in the seller's  income prior to the sale.  In addition,  gain  recognized  on the sale of a REMIC Regular
Certificate by a seller who purchased the REMIC Regular  Certificate at a market  discount will be taxable as ordinary  income in an amount not exceeding the portion of the discount that accrued  during the period the REMIC  Certificate  was held by the holder,  reduced by any market  discount  included in income under the rules  described  above under  "—Taxation  of Owners of REMIC  Regular  Certificates—Market  Discount"
and"—Premium."

         REMIC  Certificates  will be "evidences of indebtedness"  within the meaning of Section 582(c)(1)
of the Code,  so that gain or loss  recognized  from the sale of a REMIC  Certificate  by a bank or thrift institution to which this section applies will be ordinary income or loss.

         A portion  of any gain from the sale of a REMIC  Regular  Certificate  that  might  otherwise  be capital  gain may be treated as ordinary  income to the extent that the  certificate  is held as part of a
"conversion  transaction"  within the  meaning  of  Section  1258 of the Code.  A  conversion  transaction generally  is one in which the taxpayer  has taken two or more  positions in the same or similar  property that reduce or eliminate  market risk, if  substantially  all of the taxpayer's  return is attributable to the time value of the taxpayer's net  investment in the  transaction.  The amount of gain so realized in a conversion  transaction  that is  recharacterized  as ordinary income generally will not exceed the amount of  interest  that  would  have  accrued  on the  taxpayer's  net  investment  at 120% of the  appropriate
"applicable  Federal  rate"  (which rate is  computed  and  published  monthly by the IRS) at the time the taxpayer enters into the conversion  transaction,  subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

         Finally,  a taxpayer  may elect to have net capital  gain taxed at ordinary  income  rates rather than capital gains rates in order to include the net capital gain in total net  investment  income for the taxable year, for purposes of the rule that limits the deduction of interest on  indebtedness  incurred to purchase or carry property held for investment to a taxpayer's net investment income.

         Except as may be  provided  in Treasury  regulations  yet to be issued,  if the seller of a REMIC
Residual Certificate  reacquires the REMIC Residual  Certificate,  or acquires any other residual interest in a REMIC or any similar  interest  in a "taxable  mortgage  pool" (as defined in Section  7701(i) of the
Code) during the period  beginning six months before,  and ending six months after,  the date of the sale, such sale will be subject to the "wash sale" rules of Section  1091 of the Code.  In that event,  any loss realized by the REMIC Residual  Certificateholder on the sale will not be deductible,  but instead will be added to the REMIC Residual Certificateholder's adjusted basis in the newly-acquired asset.

         Losses  on the sale of a REMIC  Residual  Certificate  in  excess of a  threshold  amount  (which amount could need to be aggregated  with similar or previous  losses) may require  disclosure of such loss on an IRS Form 8886.  Investors  are  encouraged to consult with their tax advisors as to the need to file such form.

         Prohibited  Transactions  and Other  Possible  REMIC  Taxes.  In the event a REMIC  engages  in a prohibited  transaction,  the  Code  imposes  a 100%  tax on the  income  derived  by the  REMIC  from the prohibited transaction.  In general,  subject to specified exceptions,  a prohibited transaction means the disposition  of a mortgage  loan,  the receipt of income from a source other than a mortgage loan or other permitted  investments,  the receipt of  compensation  for services,  or gain from the  disposition  of an asset purchased with the payments on the mortgage loans for temporary  investment pending  distribution on the REMIC  Certificates.  It is not anticipated that any REMIC will engage in any prohibited  transactions in which it would recognize a material amount of net income.

         In addition,  a  contribution  to a REMIC made after the day on which the REMIC issues all of its interests  could  result  in the  imposition  on the  REMIC  of a tax  equal  to 100% of the  value of the contributed  property.  Each pooling and servicing  agreement will include provisions  designed to prevent the acceptance of any contributions that would be subject to this tax.

         REMICs also are subject to federal  income tax at the highest  corporate rate on "net income from foreclosure  property,"  determined by reference to the rules applicable to real estate investment trusts.
"Net income from foreclosure  property" generally means gain from the sale of a foreclosure  property that is inventory  property and gross income from  foreclosure  property other than qualifying  rents and other qualifying  income  for a real  estate  investment  trust.  It is not  anticipated  that  any  REMIC  will recognize "net income from foreclosure property" subject to federal income tax.

         To  the  extent  permitted  by  then  applicable  laws,  any  tax  resulting  from  a  prohibited transaction,  tax  resulting  from a  contribution  made after the Closing  Date,  tax on "net income from foreclosure  property" or state or local income or franchise  tax that may be imposed on the REMIC will be borne by the related  master  servicer or trustee in either case out of its own funds,  provided  that the master servicer or the trustee,  as the case may be, has sufficient  assets to do so, and provided further that the tax arises out of a breach of the master  servicer's  or the trustee's  obligations,  as the case may be, under the related  pooling and servicing  agreement and in respect of compliance  with  applicable laws and  regulations.  Any such tax not borne by the  master  servicer  or the  trustee  will be  charged against the related  issuing entity  resulting in a reduction in amounts payable to holders of the related
REMIC Certificates.

         Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain  Organizations.  If a
REMIC Residual  Certificate is transferred to a  "disqualified  organization"  (as defined  below),  a tax would be imposed in an amount  (determined  under the REMIC  Regulations)  equal to the product of (1) the present value  (discounted  using the  "applicable  Federal rate" for  obligations  whose term ends on the close of the last  quarter in which  excess  inclusions  are  expected to accrue with respect to the REMIC
Residual  Certificate,  which rate is computed and published  monthly by the IRS) of the total anticipated excess  inclusions  with respect to the REMIC Residual  Certificate for periods after the transfer and (2)
the  highest  marginal  federal  income  tax rate  applicable  to  corporations.  The  anticipated  excess inclusions  must be determined as of the date that the REMIC Residual  Certificate is transferred and must be based on events that have occurred up to the time of the transfer,  the  Prepayment  Assumption and any required or permitted clean up calls or required  liquidation  provided for in the REMIC's  organizational documents.  Such a tax generally  would be imposed on the  transferor of the REMIC  Residual  Certificate, except  that  where the  transfer  is  through  an agent for a  disqualified  organization,  the tax would instead be imposed on the agent.  However, a transferor of a REMIC Residual  Certificate would in no event be liable  for the tax with  respect  to a transfer  if the  transferee  furnishes  to the  transferor  an affidavit  that the  transferee is not a  disqualified  organization  and, as of the time of the transfer, the transferor does not have actual  knowledge that the affidavit is false.  Moreover,  an entity will not qualify  as a REMIC  unless  there  are  reasonable  arrangements  designed  to ensure  that (1)  residual interests in the entity are not held by disqualified  organizations and (2) information  necessary for the application of the tax described in this prospectus  will be made available.  Restrictions on the transfer of REMIC Residual  Certificates  and other  provisions that are intended to meet this  requirement will be included  in the pooling and  servicing  agreement,  and will be  discussed  more fully in any  prospectus supplement relating to the offering of any REMIC Residual Certificate.

         In addition,  if a "pass-through  entity" (as defined below) includes in income excess inclusions with respect to a REMIC Residual Certificate,  and a disqualified  organization is the record holder of an interest  in the entity,  then a tax will be imposed on the entity  equal to the product of (1) the amount of excess  inclusions  on the  REMIC  Residual  Certificate  that are  allocable  to the  interest  in the pass-through  entity held by the  disqualified  organization  and (2) the highest  marginal federal income tax rate imposed on  corporations.  A pass-through  entity will not be subject to this tax for any period, however,  if each record holder of an interest in the  pass-through  entity  furnishes to the pass-through entity (1) the  holder's  social  security  number and a statement  under  penalties  of perjury  that the social  security  number is that of the  recordholder  or (2) a statement  under penalties of perjury that the  record  holder is not a  disqualified  organization.  For  taxable  years  beginning  after  December
31,1997,  notwithstanding  the preceding two sentences,  in the case of a REMIC Residual  Certificate held by an  "electing  large  partnership,"  all  interests  in the  partnership  shall be  treated  as held by disqualified  organizations  (without  regard to whether  the record  holders of the  partnership  furnish statements  described in the  preceding  sentence)  and the amount that is subject to tax under the second preceding  sentence is excluded  from the gross  income of the  partnership  allocated to the partners (in lieu of allocating to the partners a deduction for the tax paid by the partnership).

         For these purposes, a "disqualified organization" means:

         1.       the United States, any State or political  subdivision  thereof, any foreign government, any  international  organization,  or any agency or  instrumentality  of the foregoing (but would not include instrumentalities described in Section 168(h)(2)(D) of the Code or Freddie Mac),

         2.       any  organization  (other than a cooperative  described in Section 521 of the Code) that is exempt  from  federal  income  tax,  unless it is subject to the tax imposed by Section 511 of the Code,

         3.       any organization described in Section 1381(a)(2)(C) of the Code, or

         4.       an electing large partnership within the meaning of Section 775 of the Code.

For these  purposes,  a  "pass-through  entity"  means  any  regulated  investment  company,  real  estate investment  trust,  trust,  partnership or certain other entities  described in Section  860E(e)(6) of the
Code. In addition,  a person holding an interest in a pass-through  entity as a nominee for another person will, with respect to the interest, be treated as a pass-through entity.

         Termination.  A REMIC will terminate  immediately  after the distribution  date following receipt by the REMIC of the final  payment in respect of the mortgage  loans or upon a sale of the REMIC's  assets following the adoption by the REMIC of a plan of complete  liquidation.  The last  distribution on a REMIC
Regular  Certificate  will be treated as a payment in  retirement of a debt  instrument.  In the case of a
REMIC Residual  Certificate,  if the last distribution on the REMIC Residual  Certificate is less than the
REMIC   Residual   Certificateholder's   adjusted   basis  in  the   certificate,   the   REMIC   Residual
Certificateholder  should  (but may not) be  treated  as  realizing  a loss  equal  to the  amount  of the difference, and the loss may be treated as a capital loss.

         Reporting  and  Other  Administrative   Matters.   Solely  for  purposes  of  the  administrative
provisions of the Code, the REMIC will be treated as a partnership  and REMIC Residual  Certificateholders will be treated as partners.  The REMIC  Administrator (or other party described in the related prospectus supplement)  will file REMIC  federal  income tax  returns on behalf of the related  REMIC,  and under the terms of the related  Agreement  will either (1) be  irrevocably  appointed  by the holders of the largest percentage  interest  in the  related  REMIC  Residual  Certificates  as their agent to perform all of the duties of the "tax matters  person"  with  respect to the REMIC in all respects or (2) will be  designated as and will act as the "tax matters  person"  with  respect to the related  REMIC in all respects and will hold at least a nominal amount of REMIC Residual Certificates.

         The REMIC  Administrator,  as the tax  matters  person or as agent  for the tax  matters  person, subject  to  notice  requirements  and  various  restrictions  and  limitations,  generally  will have the authority to act on behalf of the REMIC and the REMIC Residual  Certificateholders  in connection with the administrative  and judicial review of items of income,  deduction,  gain or loss of the REMIC, as well as the REMIC's classification.  REMIC Residual Certificateholders  generally will be required to report these
REMIC items  consistently with their treatment on the REMIC's tax return and may in some  circumstances be bound by a  settlement  agreement  between the REMIC  Administrator,  as either tax  matters  person or as agent for the tax matters  person,  and the IRS  concerning any such REMIC item.  Adjustments  made to the
REMIC tax return may require a REMIC Residual  Certificateholder to make corresponding  adjustments on its return,  and an audit of the REMIC's tax return,  or the adjustments  resulting from such an audit,  could result  in an  audit  of a REMIC  Residual  Certificateholder's  return.  Any  person  that  holds a REMIC
Residual  Certificate  as a nominee for another  person may be required to furnish the REMIC,  in a manner to be provided in Treasury regulations, with the name and address of the person and other information.

         Reporting of interest  income,  including  any  original  issue  discount,  with respect to REMIC
Regular  Certificates  is  required  annually,   and  may  be  required  more  frequently  under  Treasury
regulations.  These information  reports generally are required to be sent to individual  holders of REMIC
Regular  Interests  and the IRS;  holders of REMIC Regular  Certificates  that are  corporations,  trusts, securities  dealers and some other  non-individuals  will be provided interest and original issue discount income  information and the  information  set forth in the following  paragraph upon request in accordance with the requirements of the applicable  regulations.  The information must be provided by the later of 30 days  after the end of the  quarter  for which  the  information  was  requested,  or two weeks  after the receipt of the  request.  The REMIC must also comply  with rules  requiring  a REMIC  Regular  Certificate issued with original  issue  discount to disclose the  information  to the IRS.  Reporting with respect to the REMIC Residual  Certificates,  including income,  excess inclusions,  investment expenses and relevant information  regarding  qualification  of the REMIC's  assets will be made as required  under the Treasury regulations, generally on a quarterly basis.

         As  applicable,  the REMIC Regular  Certificate  information  reports will include a statement of the adjusted  issue price of the REMIC Regular  Certificate  at the beginning of each accrual  period.  In addition,  the reports will include  information  required by  regulations  with respect to computing  the accrual  of any market  discount.  Because  exact  computation  of the  accrual  of market  discount  on a constant  yield method would require  information  relating to the holder's  purchase price that the REMIC may  not  have,  Treasury  regulations  only  require  that  information  pertaining  to  the  appropriate proportionate  method of accruing market  discount be provided.  See  "REMICS—Taxation  of Owners of REMIC
Regular certificates—Market Discount" in this prospectus.

         The  responsibility  for complying with the foregoing  reporting rules will be borne by the REMIC
Administrator or other party designated in the related prospectus supplement.

         Backup  Withholding With Respect to REMIC  Certificates.  Payments of interest and principal,  as well as  payments  of  proceeds  from  the sale of  REMIC  Certificates,  may be  subject  to the  "backup withholding  tax" under  Section 3406 of the Code if  recipients  of the  payments  fail to furnish to the payor  certain  information,  including  their  taxpayer  identification  numbers,  or  otherwise  fail to establish  an  exemption  from the backup  withholding  tax.  Any amounts  deducted  and  withheld  from a distribution  to a recipient  would be allowed as a credit  against the  recipient's  federal  income tax.
Furthermore,  penalties  may be imposed by the IRS on a recipient  of payments  that is required to supply information but that does not do so in the proper manner.

         Foreign Investors in REMIC Certificates.  A REMIC Regular  Certificateholder that is not a United
States  person and is not subject to federal  income tax as a result of any direct or indirect  connection to the United States in addition to its ownership of a REMIC  Regular  Certificate  will not be subject to
United  States  federal  income  or  withholding  tax in  respect  of a  distribution  on a REMIC  Regular
Certificate,  provided that the holder complies to the extent necessary with identification  requirements, including  delivery  of  a  statement,  signed  by  the  certificateholder  under  penalties  of  perjury, certifying  that the  certificateholder  is not a United  States person and providing the name and address of the  certificateholder.  This  statement  is  generally  made on IRS Form  W-8BEN  and must be  updated whenever  required  information  has  changed  or within 3 calendar  years  after the  statement  is first delivered.  It is possible that the IRS may assert that the foregoing tax exemption  should not apply with respect to a REMIC Regular  Certificate held by a REMIC Residual  Certificateholder  that owns directly or indirectly a 10% or greater  interest in the REMIC Residual  Certificates.  If the holder does not qualify for exemption,  distributions  of interest,  including  distributions in respect of accrued original issue discount,  to the holder may be subject to a tax rate of 30%,  subject to reduction  under any  applicable tax treaty.

         Special  rules  apply  to  partnerships,   estates  and  trusts,  and  in  certain  circumstances
certifications  as to foreign  status and other  matters may be  required  to be provided by partners  and beneficiaries thereof.

         In  addition,  in certain  circumstances  the  foregoing  rules will not apply to exempt a United
States  shareholder of a controlled foreign  corporation from taxation on the United States  shareholder's allocable portion of the interest income received by the controlled foreign corporation.

         Further,  it appears that a REMIC  Regular  Certificate  would not be included in the estate of a non-  resident  alien  individual  and would  not be  subject  to United  States  estate  taxes.  However, certificateholders  who are  non-resident  alien  individuals are encouraged to consult their tax advisors concerning this question.

         Except as stated in the related prospectus  supplement,  transfers of REMIC Residual Certificates to  investors  that are not United  States  persons  will be  prohibited  under the  related  pooling  and servicing agreement.

Notes

         On or prior  to the date of the  related  prospectus  supplement  with  respect  to the  proposed issuance of each series of notes, any of Thacher  Proffitt & Wood llp, Orrick,  Herrington & Sutcliffe LLP
or  Greenberg  Traurig  LLP as counsel to the  depositor,  or another law firm  identified  in the related prospectus  supplement,  will  deliver  its  opinion  to the effect  that,  assuming  compliance  with all provisions of the indenture,  owner trust  agreement and other related  documents,  for federal income tax purposes (1) the notes will be treated as  indebtedness  and (2) the Issuing Entity,  as created  pursuant to the terms and  conditions of the owner trust  agreement,  will not be  characterized  as an association
(or publicly traded  partnership)  taxable as a corporation or as a taxable mortgage pool. For purposes of this tax discussion, references to a "noteholder" or a "holder" are to the beneficial owner of a note.

         Status as Real Property Loans

         Notes held by a domestic  building and loan association will not constitute  "loans . . . secured by an interest in real  property"  within the meaning of Code section  7701(a)(19)(C)(v);  notes held by a real estate  investment  trust will not constitute "real estate assets" within the meaning of Code section
856(c)(4)(A),  and interest on notes will not be considered  "interest on obligations secured by mortgages on real property" within the meaning of Code section 856(c)(3)(B).

         Taxation of Noteholders

         Notes  generally  will be subject to the same rules of  taxation  as REMIC  Regular  Certificates issued by a REMIC,  as described  above,  except that (1) income  reportable  on any notes issued  without original  issue  discount  is not  required  to be reported  under the  accrual  method  unless the holder otherwise  uses the  accrual  method and (2) the  special  rule  treating a portion of the gain on sale or exchange of a REMIC  Regular  Certificate  that does not exceed a specified  amount as ordinary  income is inapplicable to the notes. See  "REMICS—Taxation  of Owners of REMIC Regular  Certificates" and "—Sales of
REMIC Certificates" in this prospectus.

Grantor Trust Funds

         Classification  of  Grantor  Trust  Funds.  On or  prior to the  date of the  related  prospectus supplement  with respect to the proposed  issuance of each series of Grantor  Trust  Certificates,  any of
Thacher  Proffitt & Wood llp, Orrick,  Herrington & Sutcliffe LLP or Greenberg  Traurig LLP, as counsel to the  depositor,  or another law firm  identified in the related  prospectus  supplement,  will deliver its opinion generally to the effect that,  assuming  compliance with all provisions of the related pooling and servicing  agreement,  the related  Grantor Trust Fund will be classified as a grantor trust under subpart
E, part I of subchapter J of Chapter 1 of the Code and not as a partnership or an  association  taxable as a corporation.

         Characterization of Investments in Grantor Trust Certificates.

         Grantor  Trust  Fractional  Interest  Certificates.  In the  case  of  Grantor  Trust  Fractional
Interest  Certificates,  except  as  disclosed  in  the  related  prospectus  supplement,  counsel  to the depositor will deliver an opinion that, in general,  Grantor Trust Fractional  Interest  Certificates will represent  interests  in (1) "loans . . . secured by an interest in real  property"  within the meaning of
Section  7701(a)(19)(C)(v) of the Code; (2) "obligation[s]  (including any participation or Certificate of beneficial  ownership  therein) which [are]  principally  secured by an interest in real property"  within the  meaning of  Section  860G(a)(3)  of the Code;  and (3) "real  estate  assets"  within the  meaning of
Section  856(c)(4)(A)  of the Code.  In addition,  counsel to the  depositor  will deliver an opinion that interest  on  Grantor  Trust  Fractional  Interest  Certificates  will to the same  extent  be  considered
"interest on obligations  secured by mortgages on real property or on interests in real  property"  within the meaning of Section 856(c)(3)(B) of the Code.

         Grantor Trust Strip Certificates.  Even if Grantor Trust Strip Certificates  evidence an interest in a Grantor  Trust Fund  consisting  of  mortgage  loans that are "loans . . . secured by an  interest in real  property"  within the meaning of Section  7701(a)(19)(C)(v)  of the Code,  and "real estate  assets"
within the  meaning  of Section  856(c)(4)(A)  of the Code,  and the  interest  on which is  "interest  on obligations  secured by  mortgages on real  property"  within the meaning of Section  856(c)(3)(B)  of the
Code, it is unclear whether the Grantor Trust Strip  Certificates,  and the income  therefrom,  will be so characterized.  However,  the  policies  underlying  these  sections  (namely,  to  encourage  or  require investments in mortgage loans by thrift  institutions and real estate investment  trusts) may suggest that this  characterization  is  appropriate.  Counsel to the  depositor  will not deliver any opinion on these questions.  Prospective  purchasers to which the  characterization of an investment in Grantor Trust Strip
Certificates  is material  are  encouraged  to consult  their tax advisors  regarding  whether the Grantor
Trust Strip Certificates, and the income therefrom, will be so characterized.

         The Grantor Trust Strip  Certificates  will be  "obligation[s]  (including any  participation  or
Certificate  of beneficial  ownership  therein)  which . . . [are]  principally  secured by an interest in real property" within the meaning of Section 860G(a)(3)(A) of the Code.

         Taxation of Owners of Grantor Trust  Fractional  Interest  Certificates.  Holders of a particular series of Grantor Trust  Fractional  Interest  Certificates  generally will be required to report on their federal  income tax returns their shares of the entire income from the mortgage loans  (including  amounts used to pay reasonable  servicing fees and other  expenses) and will be entitled to deduct their shares of any such reasonable servicing fees and other expenses.  Because of stripped interests,  market or original issue  discount,  or premium,  the amount  includible in income on account of a Grantor  Trust  Fractional
Interest  Certificate  may  differ  significantly  from  the  amount  distributable  thereon  representing interest on the mortgage  loans.  Under Section 67 of the Code, an  individual,  estate or trust holding a
Grantor Trust  Fractional  Interest  Certificate  directly or through some  pass-through  entities will be allowed a deduction for the  reasonable  servicing fees and expenses only to the extent that the aggregate of the holder's  miscellaneous  itemized  deductions  exceeds two percent of the holder's  adjusted  gross income.  In addition,  Section 68 of the Code  provides that the amount of itemized  deductions  otherwise allowable for an individual  whose  adjusted  gross income  exceeds a specified  amount will be reduced by the lesser of (1) 3% of the excess of the  individual's  adjusted  gross income over the amount or (2) 80%
of the amount of itemized  deductions  otherwise  allowable for the taxable year. The amount of additional taxable income  reportable by holders of Grantor Trust  Fractional  Interest  Certificates who are subject to the  limitations  of  either  Section  67 or  Section  68 of the  Code  may  be  substantial.  Further, certificateholders  (other  than  corporations)  subject  to the  alternative  minimum  tax may not deduct miscellaneous  itemized  deductions  in  determining  the holder's  alternative  minimum  taxable  income.
Although it is not entirely clear,  it appears that in  transactions in which multiple  classes of Grantor
Trust Certificates  (including Grantor Trust Strip  Certificates) are issued, the fees and expenses should be allocated  among the classes of Grantor Trust  Certificates  using a method that  recognizes  that each
such  class  benefits  from  the  related  services.   In  the  absence  of  statutory  or  administrative
clarification  as to the method to be used,  it  currently  is  intended  to base  information  returns or reports to the IRS and  certificateholders  on a method  that  allocates  the  expenses  among  classes of
Grantor  Trust  Certificates  with  respect to each period  based on the  distributions  made to each such class during that period.

         The federal  income tax  treatment  of Grantor  Trust  Fractional  Interest  Certificates  of any
series will depend on whether they are subject to the  "stripped  bond" rules of Section 1286 of the Code.
Grantor Trust  Fractional  Interest  Certificates  may be subject to those rules if (1) a class of Grantor
Trust Strip  Certificates  is issued as part of the same series of  certificates  or (2) the  depositor or any of its  affiliates  retains  (for its own  account  or for  purposes  of  resale) a right to receive a specified  portion of the  interest  payable on the  mortgage  loans.  Further,  the IRS has ruled that an unreasonably  high servicing fee retained by a seller or servicer will be treated as a retained  ownership interest in mortgages that  constitutes a stripped  coupon.  For purposes of determining  what constitutes reasonable  servicing  fees for various types of mortgages  the IRS has  established  "safe  harbors." The servicing fees paid with respect to the mortgage loans for a series of Grantor Trust  Certificates  may be higher than the "safe harbors" and,  accordingly,  may not constitute  reasonable servicing  compensation.
The related prospectus  supplement will include  information  regarding  servicing fees paid to the master servicer,  any subservicer or their  respective  affiliates  necessary to determine  whether the preceding
"safe harbor" rules apply.

         If Stripped  Bond Rules Apply.  If the stripped bond rules apply,  each Grantor Trust  Fractional
Interest  Certificate  will be treated as having been issued with  "original  issue  discount"  within the meaning  of  Section  1273(a)  of the Code,  subject,  however,  to the  discussion  below  regarding  the treatment of some stripped bonds as market  discount bonds and the discussion  regarding de minimis market discount.  See  "REMICS—Taxation  of Owners  of  Grantor  Trust  Fractional  Interest  Certificates—Market
Discount"  below.  Under the  stripped  bond  rules,  the holder of a Grantor  Trust  Fractional  Interest
Certificate  (whether a cash or accrual method  taxpayer) will be required to report  interest income from its Grantor Trust  Fractional  Interest  Certificate  for each month in an amount equal to the income that accrues on the  certificate in that month  calculated  under a constant yield method,  in accordance  with the rules of the Code relating to original issue discount.

         The original  issue  discount on a Grantor  Trust  Fractional  Interest  Certificate  will be the excess of the  certificate's  stated  redemption  price over its issue price. The issue price of a Grantor
Trust  Fractional  Interest  Certificate  as to any  purchaser  will be  equal  to the  price  paid by the purchaser  for the  Grantor  Trust  Fractional  Interest  Certificate.  The stated  redemption  price of a
Grantor  Trust  Fractional  Interest  Certificate  will  be the  sum of all  payments  to be  made  on the certificate,  other than  "qualified  stated  interest,"  if any,  as well as the  certificate's  share of reasonable  servicing fees and other expenses.  See "REMICS—Taxation of Owners of Grantor Trust Fractional
Interest  Certificates—If  Stripped  Bond  Rules Do Not  Apply" in this  prospectus  for a  definition  of
"qualified  stated  interest." In general,  the amount of the income that accrues in any month would equal the product of the holder's  adjusted basis in the Grantor Trust  Fractional  Interest  Certificate at the
beginning of the month (see "Sales of Grantor Trust  Certificates"  in this  prospectus)  and the yield of the Grantor  Trust  Fractional  Interest  Certificate  to the holder.  This yield would be computed at the rate (compounded based on the regular interval between  distribution  dates) that, if used to discount the holder's  share of future  payments on the mortgage  loans,  would cause the present value of those future payments to equal the price at which the holder  purchased the  certificate.  In computing yield under the stripped  bond  rules,  a  certificateholder's  share of future  payments on the  mortgage  loans will not include any  payments  made in respect of any  ownership  interest in the mortgage  loans  retained by the depositor,  the master  servicer,  any subservicer or their  respective  affiliates,  but will include the certificateholder's share of any reasonable servicing fees and other expenses.

         To the extent the Grantor Trust  Fractional  Interest  Certificates  represent an interest in any pool of debt  instruments the yield on which may be affected by reason of  prepayments,  for taxable years beginning  after  August 5, 1997,  Section  1272(a)(6)  of the Code  requires  (1) the use of a reasonable prepayment  assumption in accruing  original issue discount and (2) adjustments in the accrual of original issue  discount when  prepayments  do not conform to the  prepayment  assumption.  It is  uncertain,  if a prepayment  assumption  is  used,  whether  the  assumed  prepayment  rate  would be  determined  based on conditions at the time of the first sale of the Grantor Trust  Fractional  Interest  Certificate  or, with respect to any holder,  at the time of purchase of the Grantor Trust  Fractional  Interest  Certificate by
that  holder.  Certificateholders  are  advised to consult  their own tax  advisors  concerning  reporting original  issue  discount  with  respect  to  Grantor  Trust  Fractional  Interest  Certificates  and,  in
particular, whether a prepayment assumption should be used in reporting original issue discount.

         In the case of a Grantor Trust Fractional Interest  Certificate  acquired at a price equal to the principal  amount of the mortgage loans allocable to the certificate,  the use of a prepayment  assumption generally  would not have any  significant  effect on the yield used in  calculating  accruals of interest income. In the case, however, of a Grantor Trust Fractional  Interest  Certificate  acquired at a discount or premium (that is, at a price less than or greater than the  principal  amount,  respectively),  the use of a reasonable  prepayment  assumption  would  increase or decrease  the yield,  and thus  accelerate  or decelerate, respectively, the reporting of income.

         If a prepayment  assumption is not used,  then when a mortgage  loan prepays in full,  the holder of a Grantor Trust  Fractional  Interest  Certificate  acquired at a discount or a premium  generally will recognize  ordinary  income or loss equal to the difference  between the portion of the prepaid  principal amount of the mortgage  loan that is allocable to the  certificate  and the portion of the adjusted  basis of the  certificate  that is allocable to the  certificateholder's  interest in the  mortgage  loan.  If a prepayment  assumption  is used,  it appears that no separate  item of income or loss should be recognized upon a  prepayment.  Instead,  a  prepayment  should  be  treated  as a  partial  payment  of  the  stated
redemption  price of the Grantor Trust  Fractional  Interest  Certificate and accounted for under a method similar to that described for taking  account of original  issue  discount on REMIC Regular  Certificates.
See  "REMICS—Taxation  of  Owners  of  REMIC  Regular   Certificates—Original   Issue  Discount"  in  this
prospectus.  It is unclear whether any other adjustments would be required to reflect  differences between an assumed prepayment rate and the actual rate of prepayments.

         It  is   currently   intended   to  base   information   reports   or  returns  to  the  IRS  and
certificateholders  in  transactions  subject to the stripped bond rules on a Prepayment  Assumption  that will  be  disclosed  in the  related  prospectus  supplement  and on a  constant  yield  computed  using a representative  initial  offering price for each class of  certificates.  However,  none of the depositor, the master  servicer or the trustee  will make any  representation  that the  mortgage  loans will in fact prepay at a rate conforming to the Prepayment Assumption or any other rate and  certificateholders  should bear in mind that the use of a  representative  initial  offering  price  will  mean that the  information returns or reports,  even if  otherwise  accepted  as  accurate by the IRS,  will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

         Under  Treasury  regulation  Section  1.1286-1,  some stripped  bonds are to be treated as market discount bonds and,  accordingly,  any purchaser of such a bond is to account for any discount on the bond as market  discount  rather than  original  issue  discount.  This  treatment  only applies,  however,  if immediately  after the most recent  disposition of the bond by a person stripping one or more coupons from the bond and  disposing  of the bond or  coupon  (1) there is no  original  issue  discount  (or only a de minimis  amount of original  issue  discount)  or (2) the annual  stated  rate of interest  payable on the original  bond is no more than one  percentage  point lower than the gross  interest  rate  payable on the original  mortgage  loan  (before  subtracting  any  servicing  fee or any stripped  coupon).  If interest payable on a Grantor Trust  Fractional  Interest  Certificate is more than one percentage point lower than the gross interest rate payable on the mortgage  loans,  the related  prospectus  supplement will disclose that fact.  If the original  issue  discount or market  discount on a Grantor  Trust  Fractional  Interest
Certificate  determined  under the stripped bond rules is less than 0.25% of the stated  redemption  price multiplied by the weighted  average  maturity of the mortgage loans,  then that original issue discount or market  discount will be considered to be de minimis.  Original issue discount or market  discount of only a de  minimis  amount  will be  included  in income in the same  manner as de minimis  original  issue and market discount described in  "Characteristics  of Investments in Grantor Trust  Certificates—If  Stripped
Bond Rules Do Not Apply" and"—Market Discount" below.

         If  Stripped  Bond  Rules  Do Not  Apply.  Subject  to the  discussion  below on  original  issue discount,  if the stripped bond rules do not apply to a Grantor  Trust  Fractional  Interest  Certificate,
the  certificateholder  will be required to report its share of the interest  income on the mortgage loans in accordance  with the  certificateholder's  normal method of  accounting.  The original  issue  discount rules will  apply to a Grantor  Trust  Fractional  Interest  Certificate  to the  extent it  evidences  an interest in mortgage loans issued with original issue discount.

         The original issue  discount,  if any, on the mortgage  loans will equal the  difference  between the stated  redemption price of the mortgage loans and their issue price.  Under the OID Regulations,  the stated  redemption  price is equal to the total of all payments to be made on the mortgage loan other than
"qualified stated interest."  "Qualified stated interest" is interest that is  unconditionally  payable at least  annually  at a single  fixed  rate,  or at a  "qualified  floating  rate," an  "objective  rate," a combination of a single fixed rate and one or more "qualified  floating  rates" or one "qualified  inverse floating  rate," or a  combination  of "qualified  floating  rates" that does not operate in a manner that accelerates or defers  interest  payments on the mortgage loan. In general,  the issue price of a mortgage loan will be the amount  received by the borrower  from the lender  under the terms of the mortgage  loan, less any "points"  paid by the  borrower,  and the stated  redemption  price of a mortgage loan will equal its principal  amount,  unless the mortgage loan provides for an initial  below-market rate of interest or the  acceleration or the deferral of interest  payments.  The  determination  as to whether original issue discount  will be  considered  to be de minimis will be  calculated  using the same test  described in the
REMIC discussion. See "—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount" above.

         In the case of  mortgage  loans  bearing  adjustable  or  variable  interest  rates,  the related prospectus  supplement  will  describe the manner in which the rules will be applied with respect to those mortgage  loans  by  the  master  servicer  or  the  trustee  in  preparing  information  returns  to  the certificateholders and the IRS.

         If original  issue  discount is in excess of a de minimis  amount,  all original  issue  discount with respect to a mortgage  loan will be required to be accrued and  reported in income each month,  based on a constant  yield.  Section  1272(a)(6) of the Code  requires  that a prepayment  assumption be made in computing  yield  with  respect  to any pool of debt  instruments  the yield on which may be  affected  by reason of  prepayments.  Accordingly,  for  certificates or notes backed by these pools, it is intended to base information reports and returns to the IRS and  certificateholders  for taxable years beginning after
August 5, 1997,  on the use of a prepayment  assumption.  Certificateholders  are advised to consult their own tax advisors  concerning  whether a prepayment  assumption should be used in reporting  original issue discount with respect to Grantor Trust Fractional Interest Certificates.  Certificateholders  should refer to the related  prospectus  supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to mortgage loans in the series.

         A purchaser of a Grantor Trust Fractional  Interest  Certificate that purchases the Grantor Trust
Fractional Interest  Certificate at a cost less than the certificate's  allocable portion of the aggregate remaining  stated  redemption  price of the mortgage loans held in the related issuing entity will also be required to include in gross income the  certificate's  daily portions of any original issue discount with respect to the  mortgage  loans.  However,  each such daily  portion  will be reduced,  if the cost of the
Grantor  Trust  Fractional  Interest  Certificate  to the  purchaser  is in  excess  of the  certificate's allocable  portion of the  aggregate  "adjusted  issue  prices" of the mortgage  loans held in the related issuing entity,  approximately in proportion to the ratio the excess bears to the certificate's  allocable portion of the  aggregate  original  issue  discount  remaining to be accrued on the mortgage  loans.  The adjusted  issue price of a mortgage  loan on any given day equals the sum of (1) the adjusted  issue price
(or, in the case of the first  accrual  period,  the issue price) of the mortgage loan at the beginning of the accrual  period that includes the day and (2) the daily  portions of original  issue  discount for all days  during the accrual  period  prior to the day.  The  adjusted  issue price of a mortgage  loan at the beginning  of any  accrual  period  will equal the issue  price of the  mortgage  loan,  increased  by the aggregate  amount of original  issue  discount  with  respect to the  mortgage  loan that accrued in prior accrual  periods,  and reduced by the amount of any payments  made on the mortgage  loan in prior  accrual periods of amounts included in its stated redemption price.

         In addition to its regular  reports,  the master  servicer or the trustee,  except as provided in the related  prospectus  supplement,  will provide to any holder of a Grantor  Trust  Fractional  Interest
Certificate  such  information  as the holder may  reasonably  request  from time to time with  respect to original issue discount  accruing on Grantor Trust Fractional  Interest  Certificates.  See "Grantor Trust
Reporting" below.

         Market  Discount.  If the  stripped  bond  rules do not  apply to the  Grantor  Trust  Fractional
Interest  Certificate,  a  certificateholder  may be subject to the market discount rules of Sections 1276 through  1278 of the Code to the  extent  an  interest  in a  mortgage  loan is  considered  to have  been purchased at a "market  discount,"  that is, in the case of a mortgage loan issued without  original issue discount,  at a purchase price less than its remaining stated  redemption price (as defined above),  or in the case of a mortgage  loan  issued  with  original  issue  discount,  at a purchase  price less than its adjusted  issue  price (as defined  above).  If market  discount  is in excess of a de minimis  amount (as described  below),  the holder generally will be required to include in income in each month the amount of the discount that has accrued  (under the rules  described in the next  paragraph)  through the month that has not previously been included in income,  but limited,  in the case of the portion of the discount that is allocable to any mortgage  loan,  to the payment of stated  redemption  price on the mortgage loan that is  received  by the  issuing  entity in that  month.  A  certificateholder  may elect to  include  market discount  in income  currently  as it accrues  (under a constant  yield  method  based on the yield of the certificate to the holder)  rather than including it on a deferred basis in accordance  with the foregoing under rules  similar to those  described  in  "—Taxation  of Owners of REMIC  Regular  Certificates—Market
Discount" above.

         Section  1276(b)(3)  of  the  Code  authorized  the  Treasury  Department  to  issue  regulations providing  for the method for accruing  market  discount on debt  instruments,  the  principal of which is payable  in more  than one  installment.  Until  such  time as  regulations  are  issued  by the  Treasury
Department,  some rules described in the Committee  Report will apply.  Under those rules, in each accrual period market  discount on the mortgage loans should accrue,  at the  certificateholder's  option:  (1) on the basis of a constant  yield method,  (2) in the case of a mortgage loan issued  without  original issue discount,  in an amount  that bears the same ratio to the total  remaining  market  discount as the stated
interest  paid in the  accrual  period  bears to the total  stated  interest  remaining  to be paid on the mortgage  loan as of the  beginning of the accrual  period,  or (3) in the case of a mortgage  loan issued with  original  issue  discount,  in an amount  that  bears the same ratio to the total  remaining  market discount as the original  issue  discount  accrued in the accrual period bears to the total original issue discount  remaining at the beginning of the accrual  period.  The prepayment  assumption,  if any, used in calculating  the accrual of original  issue  discount is to be used in  calculating  the accrual of market discount.  The  effect of using a  prepayment  assumption  could be to  accelerate  the  reporting  of the discount income.

         Because the mortgage loans will provide for periodic  payments of stated  redemption  price,  the market discount may be required to be included in income at a rate that is not  significantly  slower than the rate at which the discount would be included in income if it were original issue discount.

         Market  discount  with respect to mortgage  loans may be  considered to be de minimis and, if so,
will  be   includible  in  income  under  de  minimis   rules   similar  to  those   described   above  in
"—REMICs—Taxation  of Owners of REMIC Regular  Certificates—Original  Issue  Discount"  with the exception that it is less  likely  that a  prepayment  assumption  will be used for  purposes  of these  rules  with respect to the mortgage loans.

         Further,   under  the  rules   described  in   "—REMICs—Taxation   of  Owners  of  REMIC  Regular
Certificates—Market  Discount,"  above,  any discount that is not original issue discount and exceeds a de minimis  amount may require the deferral of interest  expense  deductions  attributable  to accrued market discount  not yet  includible  in  income,  unless an  election  has been made to report  market  discount currently as it accrues. This rule applies without regard to the origination dates of the mortgage loans.

         Premium.  If a  certificateholder  is treated as acquiring  the  underlying  mortgage  loans at a premium,  that is, at a price in excess of their remaining stated redemption price, the  certificateholder may elect  under  Section  171 of the Code to amortize  using a constant  yield  method the portion of the premium  allocable to mortgage loans originated after September 27, 1985.  Amortizable  premium is treated as an offset to  interest  income on the  related  debt  instrument,  rather  than as a separate  interest deduction.  However,  premium  allocable to mortgage  loans  originated  before  September  28, 1985 or to mortgage loans for which an amortization  election is not made,  should be allocated among the payments of stated  redemption  price on the mortgage  loan and be allowed as a deduction  as these  payments are made
(or,  for a  certificateholder  using  the  accrual  method of  accounting,  when the  payments  of stated
redemption price are due).

         It is  unclear  whether a  prepayment  assumption  should be used in  computing  amortization  of premium  allowable  under  Section  171 of the Code.  If premium is not  subject to  amortization  using a prepayment  assumption  and a mortgage  loan  prepays in full,  the holder of a Grantor  Trust  Fractional
Interest  Certificate  acquired at a premium should recognize a loss, equal to the difference  between the portion of the prepaid  principal  amount of the mortgage  loan that is allocable to the  certificate  and the portion of the  adjusted  basis of the  certificate  that is  allocable  to the  mortgage  loan.  If a prepayment  assumption  is used to amortize  premium,  it appears  that such a loss would be  unavailable.
Instead,  if a prepayment  assumption is used, a prepayment  should be treated as a partial payment of the stated  redemption  price of the Grantor Trust Fractional  Interest  Certificate and accounted for under a method  similar to that  described  for  taking  account  of  original  issue  discount  on REMIC  Regular
Certificates.  See  "REMICS—Taxation of Owners of REMIC Regular  Certificates—Original  Issue discount" in this  prospectus.  It is unclear whether any other  adjustments  would be required to reflect  differences between the prepayment assumption used, and the actual rate of prepayments.

         Taxation of Owners of Grantor Trust Strip  Certificates.  The "stripped  coupon" rules of Section
1286 of the Code  will  apply to the  Grantor  Trust  Strip  Certificates.  Except as  described  above in
"Characterization  of  Investments  in  Grantor  Trust  Certificates—If  Stripped  Bond  Rules  Apply," no
regulations  or published  rulings  under  Section 1286 of the Code have been issued and some  uncertainty exists  as to how it will  be  applied  to  securities  such  as the  Grantor  Trust  Strip  Certificates.
Accordingly,  holders of  Grantor  Trust  Strip  Certificates  are  encouraged  to  consult  their own tax advisors concerning the method to be used in reporting income or loss with respect to the certificates.

         The OID Regulations do not apply to "stripped  coupons,"  although they provide general  guidance as to how the original issue discount  sections of the Code will be applied.  In addition,  the discussion below is subject to the discussion under "—Possible  Application of Contingent  Payment Rules" and assumes that the holder of a Grantor Trust Strip  Certificate will not own any Grantor Trust  Fractional  Interest
Certificates.

         Under the stripped  coupon rules,  it appears that original issue discount will be required to be accrued in each month on the  Grantor  Trust  Strip  Certificates  based on a constant  yield  method.  In effect,  each holder of Grantor Trust Strip  Certificates  would include as interest  income in each month an amount equal to the product of the holder's  adjusted  basis in the Grantor Trust Strip  Certificate at the  beginning  of that month and the yield of the Grantor  Trust  Strip  Certificate  to the holder.  The yield would be calculated  based on the price paid for that Grantor Trust Strip  Certificate by its holder and the payments  remaining to be made thereon at the time of the purchase,  plus an allocable  portion of the servicing fees and expenses to be paid with respect to the mortgage loans.  See  "Characterization  of
Investments in Grantor Trust Certificates—If Stripped Bond Rules Apply" above.

         As noted above,  Section 1272(a)(6) of the Code requires that a prepayment  assumption be used in computing  the accrual of original  issue  discount with respect to some  categories of debt  instruments, and that  adjustments  be made in the amount and rate of accrual of the discount when  prepayments  do not conform to the  prepayment  assumption.  To the extent the Grantor Trust Strip  Certificates  represent an interest in any pool of debt  instruments  the yield on which may be  affected  by reason of  prepayments, those  provisions  will apply to the Grantor Trust Strip  Certificates  for taxable years  beginning after
August 5, 1997. It is uncertain,  if a prepayment  assumption is used, whether the assumed prepayment rate would be  determined  based on  conditions  at the  time of the  first  sale of the  Grantor  Trust  Strip
Certificate  or, with  respect to any  subsequent  holder,  at the time of  purchase of the Grantor  Trust
Strip Certificate by that holder.

         The accrual of income on the Grantor Trust Strip  Certificates will be significantly  slower if a prepayment  assumption  is  permitted  to be made than if yield is computed  assuming no  prepayments.  It currently  is intended to base  information  returns or reports to the IRS and  certificateholders  on the
Prepayment  Assumption  disclosed in the related  prospectus  supplement  and on a constant yield computed using a  representative  initial  offering  price for each  class of  certificates.  However,  none of the depositor,  the master servicer or the trustee will make any  representation  that the mortgage loans will in  fact  prepay  at  a  rate  conforming  to  the  Prepayment  Assumption  or  at  any  other  rate,  and certificateholders  should bear in mind that the use of a representative  initial offering price will mean that the information  returns or reports,  even if otherwise  accepted as accurate by the IRS, will in any event be  accurate  only as to the  initial  certificateholders  of each  series who bought at that price.
Prospective  purchasers of the Grantor Trust Strip  Certificates  are  encouraged to consult their own tax advisors regarding the use of the Prepayment Assumption.
         It is unclear  under what  circumstances,  if any, the  prepayment  of a mortgage  loan will give rise to a loss to the holder of a Grantor Trust Strip  Certificate.  If a Grantor Trust Strip  Certificate
is treated as a single  instrument  (rather than an interest in discrete mortgage loans) and the effect of prepayments  is  taken  into  account  in  computing  yield  with  respect  to  the  Grantor  Trust  Strip
Certificate,  it appears that no loss may be available as a result of any  particular  prepayment,  except possibly if  prepayments  occur at a rate faster than the  Prepayment  Assumption.  However,  if a Grantor
Trust  Strip  Certificate  is treated as an  interest in discrete  mortgage  loans,  or if the  Prepayment
Assumption  is not used,  then when a  mortgage  loan is  prepaid,  the  holder of a Grantor  Trust  Strip
Certificate  should be able to  recognize a loss equal to the portion of the  adjusted  issue price of the
Grantor Trust Strip Certificate that is allocable to the mortgage loan.

         Possible  Application of Contingent  Payment Rules. The coupon stripping rules' general treatment of  stripped  coupons  is to  regard  them  as  newly  issued  debt  instruments  in  the  hands  of  each purchaser.  To the extent  that  payments  on the  Grantor  Trust  Strip  Certificates  would cease if the mortgage loans were prepaid in full, the Grantor Trust Strip  Certificates  could be considered to be debt instruments providing for contingent payments.  Under the OID Regulations,  debt instruments providing for contingent  payments are not subject to the same rules as debt  instruments  providing  for  noncontingent payments.  Regulations were promulgated on June 14, 1996,  regarding  contingent  payment debt instruments
(the  "Contingent  Payment  Regulations"),  but it appears that Grantor Trust Strip  Certificates,  to the extent  subject to Section  1272(a)(6)  of the Code,  as described  above,  or due to their  similarity to other  mortgage-backed  securities(such as REMIC regular interests and debt instruments subject to Section
1272(a)(6)  of the Code) that are  expressly  excepted  from the  application  of the  Contingent  Payment
Regulations,  are or may be excepted from these  regulations.  Like the OID  Regulations,  the  Contingent
Payment  Regulations  do  not  specifically   address   securities,   such  as  the  Grantor  Trust  Strip
Certificates, that are subject to the stripped bond rules of Section 1286 of the Code.

         If the  contingent  payment rules under the Contingent  Payment  Regulations  were to apply,  the holder of a Grantor Trust Strip  Certificate would be required to apply the  "noncontingent  bond method."
Under  the  "noncontingent  bond  method,"  the  issuing  entity  of a  Grantor  Trust  Strip  Certificate determines a projected  payment  schedule on which  interest  will accrue.  Holders of Grantor Trust Strip
Certificates  are  bound by the  issuing  entity's  projected  payment  schedule.  The  projected  payment schedule consists of all noncontingent  payments and a projected amount for each contingent  payment based on the projected yield (as described below) of the Grantor Trust Strip  Certificate.  The projected amount of each payment is determined so that the projected  payment  schedule  reflects the projected  yield. The projected amount of each payment must reasonably  reflect the relative  expected values of the payments to be received by the holder of a Grantor Trust Strip  Certificate.  The projected yield referred to above is a reasonable  rate,  not less than the  "applicable  Federal  rate" that,  as of the issue date,  reflects general  market  conditions,  the credit  quality of the  Depositor,  and the terms and  conditions of the mortgage loans. The holder of a Grantor Trust Strip  Certificate  would be required to include as interest income in each month the adjusted  issue price of the Grantor Trust Strip  Certificate at the beginning of the  period  multiplied  by the  projected  yield,  and would add to, or  subtract  from,  the  income any variation between the payment actually received in that month and the payment  originally  projected to be made in that month.

         Assuming that a prepayment  assumption were used, if the Contingent Payment  Regulations or their principles  were applied to Grantor Trust Strip  Certificates,  the amount of income reported with respect thereto  would be  substantially  similar to that  described  under  "Taxation of Owners of Grantor  Trust
Strip  Certificates" in this prospectus.  Certificateholders  are encouraged to consult their tax advisors concerning  the  possible  application  of the  contingent  payment  rules  to  the  Grantor  Trust  Strip
Certificates.

         Sales of  Grantor  Trust  Certificates.  Any gain or loss  equal to the  difference  between  the amount  realized  on the  sale  or  exchange  of a  Grantor  Trust  Certificate  and its  adjusted  basis, recognized  on the sale or exchange of a Grantor  Trust  Certificate  by an investor who holds the Grantor
Trust  Certificate as a capital asset,  will be capital gain or loss,  except to the extent of accrued and unrecognized  market  discount,  which will be treated as ordinary  income,  and (in the case of banks and other financial  institutions)  except as provided under Section 582(c) of the Code. The adjusted basis of a Grantor  Trust  Certificate  generally  will equal its cost,  increased  by any income  reported  by the seller  (including  original issue discount and market  discount  income) and reduced (but not below zero)
by any previously  reported losses,  any amortized  premium and by any  distributions  with respect to the
Grantor Trust Certificate.

         Gain or loss from the sale of a Grantor  Trust  Certificate  may be partially or wholly  ordinary and not capital in some  circumstances.  Gain  attributable  to accrued and  unrecognized  market discount will be  treated  as  ordinary  income,  as will gain or loss  recognized  by banks  and  other  financial institutions subject Section 582(c) of the Code.  Furthermore,  a portion of any gain that might otherwise be capital  gain may be treated as ordinary  income to the extent that the Grantor  Trust  Certificate  is held as part of a  "conversion  transaction"  within the meaning of Section 1258 of the Code. A conversion transaction  generally  is one in which  the  taxpayer  has  taken  two or more  positions  in the same or similar property that reduce or eliminate market risk, if  substantially  all of the taxpayer's  return is attributable  to the time value of the taxpayer's net  investment in the  transaction.  The amount of gain realized in a  conversion  transaction  that is  recharacterized  as ordinary  income  generally  will not exceed the amount of interest  that would have accrued on the  taxpayer's  net  investment  at 120% of the appropriate  "applicable  Federal rate" (which rate is computed and  published  monthly by the IRS) at the time the taxpayer  enters into the  conversion  transaction,  subject to  appropriate  reduction for prior inclusion  of interest  and other  ordinary  income items from the  transaction.  Finally,  a taxpayer may elect to have net capital gain taxed at ordinary  income  rates  rather than capital  gains rates in order to include the net capital  gain in total net  investment  income for that taxable  year,  for purposes of the rule that limits the  deduction  of interest on  indebtedness  incurred to purchase or carry  property held for investment to a taxpayer's net investment income.

         Grantor  Trust  Reporting.  The master  servicer or the trustee  will furnish to each holder of a
Grantor  Trust  Fractional  Interest  Certificate  with each  distribution  a statement  setting forth the amount of the  distribution  allocable  to  principal  on the  underlying  mortgage  loans and to interest thereon at the related  pass-through  rate. In addition,  the master servicer or the trustee will furnish, within a  reasonable  time  after  the end of each  calendar  year,  to each  holder  of a  Grantor  Trust
Certificate who was a holder at any time during that year,  information  regarding the amount of servicing compensation  received by the master servicer and  subservicer  (if any) and any other  customary  factual information  as the master  servicer or the trustee  deems  necessary or  desirable  to enable  holders of
Grantor Trust  Certificates  to prepare their tax returns and will furnish  comparable  information to the
IRS as and when required by law to do so. Because the rules for accruing  discount and amortizing  premium with respect to the Grantor Trust  Certificates are uncertain in various  respects,  there is no assurance the IRS will agree with the issuing  entity's  information  reports of these items of income and  expense.
Moreover,  these  information  reports,  even if  otherwise  accepted as accurate by the IRS,  will in any event be  accurate  only as to the  initial  certificateholders  that  bought  their  certificates  at the representative initial offering price used in preparing the reports.

         Except as disclosed in the related prospectus  supplement,  the responsibility for complying with the foregoing reporting rules will be borne by the master servicer or the trustee.

         Backup Withholding.  In general, the rules described in "—REMICS—Backup  Withholding with Respect to REMIC Certificates" in this prospectus will also apply to Grantor Trust Certificates.

         Foreign  Investors.  In general,  the discussion  with respect to REMIC Regular  certificates  in
"REMICS—Foreign  Investors in REMIC Certificates" in this prospectus applies to Grantor Trust Certificates except that Grantor Trust  Certificates  will, except as disclosed in the related  prospectus  supplement, be  eligible  for  exemption  from U.S.  withholding  tax,  subject  to the  conditions  described  in the discussion, only to the extent the related mortgage loans were originated after July 18, 1984.

         To the extent  that  interest  on a Grantor  Trust  Certificate  would be exempt  under  Sections
871(h)(1) and 881(c) of the Code from United  States  withholding  tax, and the Grantor Trust  Certificate is not held in connection with a  certificateholder's  trade or business in the United States, the Grantor
Trust  Certificate  will not be  subject to United  States  estate  taxes in the estate of a  non-resident alien individual.

Taxation of Classes of Exchangeable Securities

         General

         The arrangement  pursuant to which the ES Classes of a series are created,  sold and administered will be  classified  as a  grantor  trust  under  subpart  E,  part I of  subchapter  J of the  Code.  The interests in the classes of securities  that have been  exchanged for ES Classes will be the assets of the exchangeable  security trust fund, and the ES Classes  represent  beneficial  ownership of these interests in the classes of securities.

         Tax Status

         The ES  Classes  will  represent  "real  estate  assets"  within  the  meaning  of  Code  Section
856(c)(4)(A) and assets described in Section  7701(a)(19)(C)  of the Code, and original issue discount and interest  accruing on ES Classes  will  represent  "interest on  obligations  secured by mortgages on real property"  within the  meaning  of  Section  856(c)(3)(B)  of the Code,  in each  case,  to the extent the securities or income on the  securities  would be qualifying if held directly  (although the matter is not entirely  clear for Strips,  defined  below).  ES Classes  will be  "qualified  mortgages"  under  Section
860G(a) (3) of the Code for a REMIC to the extent the  securities  the interest in which is represented by such classes would be qualifying if held directly.

         Tax Accounting for Exchangeable Securities

         An ES Class represents  beneficial  ownership of an interest in one or more classes of securities
on  deposit  in  an  exchangeable   security  trust  fund,  as  specified  in  the  applicable  prospectus supplement.  If it represents an interest in more than one class of securities,  a purchaser must allocate its basis in the ES Class  among the  interests  in the classes of  securities  in  accordance  with their relative fair market  values as of the time of  acquisition.  Similarly,  on the sale of such an ES Class, the  holder  must  allocate  the  amount  received  on the sale  among the  interests  in the  classes  of securities in accordance with their relative fair market values as of the time of sale.

         The holder of an ES Class must  account  separately  for each  interest in a class of  securities
(there may be only one such  interest).  Where the  interest  represents  a pro rata portion of a class of securities  that are  REMIC  regular  securities,  the  holder  of the ES Class  should  account  for such interest as described under  "REMICS—Taxation  of Owners of REMIC Regular  Certificates"  above. Where the interest  represents  beneficial  ownership  of a  disproportionate  part of the  principal  and  interest payments on a class of securities (a "Strip"),  the holder is treated as owning,  pursuant to Section 1286 of the Code,  "stripped bonds" to the extent of its share of principal  payments and "stripped coupons" to the extent of its share of interest  payments on such class of  securities.  We intend to treat each Strip as a single debt  instrument  for  purposes  of  information  reporting.  The IRS,  however,  could take a different  position.  For  example,  the IRS could  contend  that a Strip  should be treated as a pro rata part of the class of securities to the extent that the Strip  represents a pro rata portion  thereof,  and
"stripped  bonds" or  "stripped  coupons"  with respect to the  remainder.  An investor is  encouraged  to consult its tax advisor regarding this matter.

         A holder of an ES Class should  calculate  original issue discount with respect to each Strip and include it in ordinary  income as it  accrues,  which may be before the  receipt of cash  attributable  to such income,  in accordance  with a constant  interest  method that takes into account the  compounding of interest.  The holder should  determine  its yield to maturity  based on its purchase  price  allocated to the Strip and on a schedule of payments  projected using a prepayment  assumption,  and then make periodic adjustments  to take into account  actual  prepayment  experience.  With  respect to a particular  holder,
Treasury  regulations do not address whether the prepayment  assumption  used to calculate  original issue discount  would be  determined  at the time of purchase of the Strip or would be the  original  prepayment assumption  with respect to the related class of securities.  Further,  if the related class of securities is subject to redemption as described in the applicable  prospectus  supplement,  Treasury  regulations do not address the extent to which such  prepayment  assumption  should take into account the  possibility of the retirement of the Strip  concurrently  with the  redemption of such class of  securities.  An investor is encouraged to consult its tax advisor  regarding these matters.  For purposes of information  reporting relating to original issue  discount,  the original  yield to maturity of the Strip,  determined as of the date of issuance of the series, will be calculated based on the original prepayment assumption.

         If original  issue discount  accruing with respect to a Strip,  computed as described  above,  is negative  for any period,  the holder may be entitled to offset such amount only against  future  positive original  issue discount  accruing from such Strip (or possibly also against  original issue discount from prior  periods).  We intend to report by  offsetting  negative OID accruals only against  future  positive accruals of OID.  Although  not entirely  free from doubt,  such a holder may be entitled to deduct a loss to the extent that its  remaining  basis would exceed the maximum  amount of future  payments to which the holder is entitled  with respect to such Strip,  assuming no further  prepayments  of the  Mortgages  (or, perhaps,  assuming  prepayments at a rate equal to the prepayment  assumption).  Although the issue is not free  from  doubt,  all or a  portion  of such loss may be  treated  as a  capital  loss if the Strip is a capital asset in the hands of the holder.

         A  holder  realizes  gain or loss on the  sale of a Strip in an  amount  equal to the  difference between the amount  realized and its adjusted basis in such Strip.  The holder's  adjusted basis generally is equal to the  holder's  allocated  cost of the Strip,  increased  by income  previously  included,  and reduced (but not below zero) by  distributions  previously  received.  Except as described below, any gain or loss on such sale  generally  is capital  gain or loss if the holder has held its interest as a capital asset and is long-term if the interest has been held for the long-term  capital gain holding  period (more than one year).  Such gain or loss will be  ordinary  income or loss (1) for a bank or thrift  institution or (2) if the  securities  are REMIC regular  securities to the extent income  recognized by the holder is less than the income  that  would  have been  recognized  if the yield on such  interest  were 110% of the applicable federal rate under Section 1274(d) of the Code.

         If a holder exchanges a single ES Class, an "Exchanged ES Class",  for several ES Classes,  each, a  "Received  ES Class,"  and then  sells one of the  Received  ES  Classes,  the sale may be subject  the investor to the coupon  stripping  rules of Section 1286 of the Code.  The holder must  allocate its basis in the  Exchanged ES Class between the part of such class  underlying  the Received ES Class that was sold and the part of the  Exchanged  ES Class  underlying  the  Received  ES  Classes  that were  retained,  in proportion  to their  relative  fair market  values as of the date of such sale.  The holder is treated as purchasing  the interest  retained for the amount of basis  allocated  to such  interest.  The holder must calculate original issue discount with respect to the retained interest as described above.

         Although  the  matter is not free  from  doubt,  a holder  that  acquires  in one  transaction  a combination  of ES Classes  that may be  exchanged  for a single ES Class that is  identical to a class of securities  that is on deposit  in the  related  exchangeable  security  trust  fund  should be treated as owning the relevant class of securities.

         Exchanges of Exchangeable Securities

         An  exchange  of an  interest  in one or more ES  Classes  for an  interest  in one or more other related  ES  Classes  that  are  part of the  same  combination,  or vice  versa,  will  not be a  taxable exchange.  After the  exchange,  the holder is treated as  continuing to own the interests in the class or classes of exchangeable securities that it owned immediately before the exchange.

         Tax Treatment of Foreign Investors

         A foreign  holder of an ES Class is subject to taxation in the same manner as foreign  holders of
REMIC  Regular  Certificates.  Such manner of taxation is discussed  under the heading in this  prospectus
"—REMICS —Foreign Investors in REMIC Certificates."

         Backup Withholding

         A holder of an ES Class is subject to backup  withholding  rules  similar to those  applicable to
REMIC  Regular  Certificates.  Such manner of taxation is discussed  under the heading in this  prospectus
"—REMICS —Backup Withholding With Respect to REMIC Certificates."

         Reporting and Administrative Matters

         Reports  will be made to the IRS and to  holders of record of ES  Classes  that are not  excepted from the reporting requirements.

Callable Classes

         The tax  consequences  of holding or selling a Callable  Class will be  discussed  in the related
Prospectus Supplement.

                                            PENALTY AVOIDANCE

         The  summary of tax  considerations  contained  in this  prospectus  was  written to support  the promotion  and  marketing of the  securities,  and was not  intended or written to be used,  and cannot be used, by a taxpayer for the purpose of avoiding  United States  Federal  income tax penalties  that may be imposed.  Each  taxpayer is  encouraged to seek advice based on the  taxpayer's  particular  circumstances from an independent tax advisor.

                                     STATE AND OTHER TAX CONSEQUENCES

         In addition to the federal  income tax  consequences  described  in this  prospectus  in "Federal
Income Tax  Consequences",  potential  investors  should consider the state and local tax  consequences of the  acquisition,  ownership,  and  disposition  of the securities  offered under this  prospectus and the prospectus  supplement.  State and local law may differ  substantially from the corresponding  federal tax law,  and the  discussion  above does not purport to  describe  any aspect of the tax laws of any state or other  jurisdiction.  Therefore,  prospective  investors are  encouraged to consult their own tax advisors with respect to the various state and other tax  consequences  of investments  in the  securities  offered under this prospectus and the prospectus supplement.

                                           ERISA CONSIDERATIONS

         Sections 404 and 406 of ERISA impose fiduciary and prohibited  transaction  restrictions on ERISA
Plans and on various other retirement plans and arrangements,  including bank collective  investment funds and insurance  company  general and separate  accounts in which ERISA Plans are invested.  Section 4975 of the Code imposes  essentially the same  prohibited  transaction  restrictions on Tax Favored Plans.  ERISA and the Code  prohibit  a broad  range of  transactions  involving  assets  of Plans  and  persons  having obtained  certain  relationships  to  a  Plan,  called  "Parties  in  Interest",  unless  a  statutory  or administrative exemption is available with respect to any such transaction.

         Some  employee  benefit  plans,  including  governmental  plans (as  defined in Section  3(32) of
ERISA),  and, if no election has been made under Section  410(d) of the Code,  church plans (as defined in
Section  3(33) of ERISA) are not  subject to the ERISA  requirements.  Accordingly,  assets of these plans may be invested in the securities without regard to the ERISA  considerations  described below, subject to the  provisions  of other  applicable  federal,  state and local law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code,  however,  is subject to the prohibited transaction rules set forth in Section 503 of the Code.

         ERISA generally imposes on Plan fiduciaries  general fiduciary  requirements,  including those of investment  prudence and  diversification  and the requirement  that a Plan's  investments be made for the exclusive  benefit of Plan  participants  and their  beneficiaries  and in  accordance  with the documents governing the Plan. Any person who has  discretionary  authority or control with respect to the management or disposition  of a Plan's assets,  or Plan Assets,  and any person who provides  investment  advice with respect to Plan Assets for a fee is a fiduciary of the  investing  Plan.  If the mortgage  loans and other assets  included  in the  issuing  entity  were to  constitute  Plan  Assets,  then any  party  exercising management  or  discretionary  control  with  respect  to those  Plan  Assets  may be  deemed to be a Plan
"fiduciary,"  and thus subject to the  fiduciary  responsibility  provisions  of ERISA and the  prohibited transaction  provisions  of ERISA and Section  4975 of the Code with  respect to any  investing  Plan.  In addition,  the  acquisition  or holding of  securities  by or on behalf of a Plan or with Plan Assets,  as well as the operation of the issuing  entity,  may  constitute or involve a prohibited  transaction  under
ERISA and the Code unless a statutory or  administrative  exemption is available.  Further,  ERISA and the
Code  prohibit a broad  range of  transactions  involving  Plan  Assets  and  persons,  called  Parties in
Interest  unless a statutory or  administrative  exemption  is  available.  Some Parties in Interest  that participate  in a  prohibited  transaction  may be subject to a penalty (or an excise tax)  imposed  under
Section  502(i) of ERISA or Section 4975 of the Code,  unless a statutory or  administrative  exemption is available with respect to any transaction of this sort.

         Some  transactions  involving  the  issuing  entity  might be  deemed  to  constitute  prohibited transactions  under  ERISA and the Code with  respect  to a Plan that  purchases  the  securities,  if the mortgage  loans and other  assets  included in a issuing  entity are deemed to be assets of the Plan.  The
DOL has promulgated the DOL  Regulations  concerning  whether or not Plan Assets of a Plan would be deemed to include an interest in the underlying  assets of an entity,  including an issuing entity,  for purposes of applying  the general  fiduciary  responsibility  provisions  of ERISA and the  prohibited  transaction provisions of ERISA and the Code.  Under the DOL Regulations,  generally,  when a Plan acquires an "equity interest" in another  entity (such as the issuing  entity),  the  underlying  assets of that entity may be considered  to be Plan Assets unless an exception  applies.  Exceptions  contained in the DOL  Regulations provide that a Plan's  assets will not include an  undivided  interest in each asset of an entity in which the  Plan  makes an  equity  investment  if:  (1) the  entity  is an  operating  company;  (2) the  equity investment  made by the Plan is  either a  "publicly-offered  security"  that is  "widely  held,"  both as defined in the DOL  Regulations,  or a  security  issued by an  investment  company  registered  under the
Investment  Company Act of 1940,  as  amended;  or (3) Benefit  Plan  Investors  do not own 25% or more in value of any class of equity  securities issued by the entity.  In addition,  the DOL Regulations  provide that the term  "equity  interest"  means any  interest  in an entity  other  than an  instrument  which is treated as indebtedness  under applicable local law and which has no "substantial  equity features." Under the DOL  Regulations,  Plan Assets will be deemed to include an interest in the instrument  evidencing the equity interest of a Plan (such as a security with  "substantial  equity  features"),  and, because of the factual  nature  of some of the  rules  set forth in the DOL  Regulations,  Plan  Assets  may be deemed to include an interest in the  underlying  assets of the entity in which a Plan acquires an interest (such as the issuing entity).  Without regard to whether the securities are characterized as equity interests,  the purchase,  sale and holding of  securities by or on behalf of a Plan could be considered to give rise to a prohibited  transaction if the Issuing  Entity,  the trustee or any of their  respective  affiliates is or becomes a Party in Interest  with  respect to the Plan.  The  depositor,  Bear,  Stearns & Co.  Inc.,  the master  servicer or other  servicer,  any pool  insurer,  any special  hazard  insurer,  the trustee,  and certain of their  affiliates  might be  considered  Parties in Interest with respect to a Plan. If so, the acquisition,  holding or  disposition  of  securities  by or on behalf of such Plan could be considered to give rise to a  "prohibited  transaction"  within the meaning of ERISA and the Code unless an exemption is available.  Neither Plans nor persons  investing Plan Assets should acquire or hold securities in reliance upon the availability of any exception under the DOL Regulations.

Class and Statutory Exemptions

         The DOL has issued  Prohibited  Transaction  Class Exemptions  ("PTCEs") which provide  exemptive relief to parties to any transaction  which  satisfies the conditions of the exemption.  A partial listing of the PTCEs which may be available  for  investments  in  securities  follows.  In addition,  the Pension
Protection  Act of 2006  provides a statutory  exemption  under  Section  408(b)(17)  of ERISA and Section
4975(d)(20) of the Code from certain  prohibited  transactions  between an ERISA plan,  Keogh plan, IRA or related  investment  vehicle  and a person or entity  that is a Party in  Interest  to such Plan solely by reason of providing  services to such plan or entity  (other than a Party in Interest that is a fiduciary, or its affiliate,  that has or exercises  discretionary  authority or control or renders investment advice with  respect to the assets of the plan or entity  involved in the  transaction),  provided  that there is adequate  consideration  for the  transaction.  Each of these  exemptions  is available  only if specified conditions  are satisfied and may provide  relief for some,  but not all, of the  prohibited  transactions that a  particular  transaction  may  cause.  The  prospectus  supplement  for a  particular  offering  of securities may tell you whether the  securities  themselves  satisfy the  conditions of these  exemptions.
You are  encouraged to consult with your advisors  regarding the specific  scope,  terms and conditions of an exemption as it applies to you, as an investor, before relying on that exemption's availability.

         Class exemptions for purchases and sales of securities.

         The following  exemptions  may apply to a purchase or sale of  securities  between a Plan, on the one hand, and a Party in Interest, on the other hand:

         o        PTCE  84-14,  which  exempts  certain  transactions  approved  on  behalf of the Plan by independent qualified professional asset managers.

         o        PTCE  86-128,   which  exempts   certain   transactions   between  a  Plan  and  certain
                  broker-dealers.

         o        PTCE 90-1, which exempts certain  transactions  entered into by insurance company pooled separate accounts in which Plans have made investments.

         o        PTCE  91-38,  which  exempts  certain  transactions  entered  into  by  bank  collective investment funds in which Plans have made investments.

         o        PTCE 96-23, which exempts certain  transactions  approved on behalf of a Plan by certain in-house investment managers.

         These  exemptions  do not  expressly  address  prohibited  transactions  that might  result  from transactions  incidental  to the  operation  of a trust.  The  issuing  entity  cannot  assure  you that a purchase or sale of  securities  in reliance on one of these  exemptions  will not give rise to  indirect, non-exempt prohibited transactions.

         Class  exemptions  for  purchases  and sales of  securities  and  transactions  incidental to the operation of the Issuing Entity.

         The following  exemptions  may apply to a purchase or sale of  securities  between a Plan, on the one hand, and a Party in Interest,  on the other hand, and may also apply to prohibited  transactions that may result from transactions incident to the operation of the Issuing Entity:

         o        PTCE 95-60,  which exempts  certain  transactions  involving  insurance  company general accounts.

         o        PTCE 83-1,  which exempts  certain  transactions  involving the purchase of pass-through
                  certificates   in  mortgage  pool   investment   trusts  from,  and  the  sale  of  such
                  certificates  to, the pool  sponsor,  as well as  transactions  in  connection  with the servicing and operation of the pool.

         Prohibited  Transaction  Class  Exemption  83-1.  The U.S.  Department  of Labor  has  issued  an administrative  exemption,  Prohibited  Transaction  Class  Exemption  83-1 ("PTCE  83-1"),  which,  under certain  conditions,  exempts from the  application of the prohibited  transaction  rules of ERISA and the excise tax  provisions of Section 4975 of the Code  transactions  involving a Plan in connection  with the operation  of a  "mortgage  pool" and the  purchase,  sale and  holding  of  "mortgage  pool  pass-through certificates." A "mortgage pool" is defined as an investment pool,  consisting  solely of interest bearing obligations  secured  by first or  second  mortgages  or  deeds  of  trust  on  single-family  residential property,  property  acquired  in  foreclosure  and  undistributed  cash.  A "mortgage  pool  pass-through certificate" is defined as a certificate  which represents a beneficial  undivided  interest in a mortgage pool which  entitles  the holder to  pass-through  payments of principal  and  interest  from the mortgage loans.

         For the exemption to apply, PTCE 83-1 requires that:
         o        the depositor  and the trustee  maintain a system of insurance or other  protection  for the mortgage loans and the property  securing such mortgage loans,  and for indemnifying holders of certificates  against reductions in pass-through  payments due to defaults in loan  payments  or  property  damage in an amount at least equal to the greater of 1% of the aggregate  principal  balance of the mortgage loans, or 1% of the principal  balance of the largest covered pooled mortgage loan;

         o        the trustee may not be an affiliate of the depositor;

         o        and the payments  made and  retained by the  depositor  in  connection  with the issuing entity,  together with all funds inuring to the  depositor's  benefit for  administering the issuing  entity,  represent no more than  "adequate  consideration"  for selling the mortgage  loans,  plus  reasonable  compensation  for  services  provided to the issuing entity.

         In addition,  if it is applicable,  PTCE 83-1 exempts the initial sale of  certificates to a Plan with respect to which the depositor,  the special hazard insurer,  the pool insurer,  the master servicer, or other  servicer,  or the  trustee are or is a party in interest if the Plan does not pay more than fair market value for such  certificate  and the rights and  interests  evidenced by such  certificate  are not subordinated  to the rights and  interests  evidenced by other  certificates  of the same pool.  PTCE 83-1 also exempts from the prohibited  transaction  rules any transactions in connection with the servicing and operation of the mortgage  pool,  provided  that any payments  made to the master  servicer in  connection with the  servicing  of the issuing  entity are made in  accordance  with a binding  agreement,  copies of which must be made available to prospective investors.

         In the case of any Plan with respect to which the  depositor,  the master  servicer,  the special hazard  insurer,  the pool  insurer,  or the  trustee  is a  fiduciary,  PTCE 83-1 will only  apply if, in addition to the other requirements:

         o        the initial  sale,  exchange or transfer of  certificates  is  expressly  approved by an independent  fiduciary  who has  authority to manage and control those plan assets being invested in certificates;

         o        the  Plan  pays no more for the  certificates  than  would  be paid in an  arm's  length transaction;

         o        no investment  management,  advisory or underwriting  fee, sale  commission,  or similar compensation  is paid to the depositor with regard to the sale,  exchange or transfer of certificates to the Plan;

         o        the total value of the  certificates  purchased  by such Plan does not exceed 25% of the amount issued; and

         o        at  least  50%  of  the  aggregate   amount  of  certificates  is  acquired  by  persons
                  independent of the depositor,  the trustee, the master servicer,  and the special hazard insurer or pool insurer.

         Before purchasing  certificates,  a fiduciary of a Plan should confirm that the issuing entity is a "mortgage pool," that the certificates  constitute  "mortgage pool pass-through  certificates," and that the conditions set forth in PTCE 83-1 would be satisfied.  In addition to making its own  determination as to the  availability  of the exemptive  relief  provided in PTCE 83-1, the Plan fiduciary  should consider the availability of any other prohibited transaction  exemptions.  The Plan fiduciary also should consider its general  fiduciary  obligations  under ERISA in determining  whether to purchase any  certificates  on behalf of a Plan.

Underwriter Exemption

         The DOL has issued Exemptions to some  underwriters,  which generally exempt from the application of the prohibited  transaction  provisions of Section 406 of ERISA,  and the excise taxes imposed on those prohibited  transactions  pursuant  to  Section  4975(a)  and (b) of the Code,  some  transactions,  among others,  relating to the servicing and operation of mortgage pools and the initial  purchase,  holding and subsequent resale of mortgage-backed  securities or other "securities" underwritten by an Underwriter,  as defined below,  provided that the  conditions  set forth in the Exemption are  satisfied.  For purposes of this section "ERISA  Considerations",  the term "Underwriter"  shall include (1) the underwriter,  (2) any person directly or indirectly,  through one or more  intermediaries,  controlling,  controlled by or under common control with the underwriter and (3) any member of the  underwriting  syndicate or selling group of which a person described in (1) or (2) is a manager or co-manager with respect to a class of securities.

         The Exemption  sets forth seven general  conditions  which must be satisfied for the Exemption to apply.

         First,  the  acquisition of securities by a Plan or with Plan Assets must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party.

         Second,  the Exemption  only applies to securities  evidencing  rights and interests that are not subordinated to the rights and interests  evidenced by other securities of the same trust,  unless none of the mortgage loans has a loan-to- value ratio or combined  loan-to-value  ratio at the date of issuance of the securities that exceeds 100%.

         Third,  the  securities at the time of acquisition by a Plan or with Plan Assets must be rated in one of the four highest generic rating categories by an Exemption Rating Agency.  However,  the securities must  be  rated  in one of the two  highest  generic  categories  by an  Exemption  Rating  Agency  if the loan-to-value ratio or combined  loan-to-value ratio of any one- to four-family  residential mortgage loan or home  equity  loan held in the  issuing  entity  exceeds  100% but does not exceed  125% at the date of issuance of the  securities,  and in that case the Exemption will not apply:  (1) to any of the securities if any  mortgage  loan or  other  asset  held in the  issuing  entity  (other  than a one- to  four-family residential  mortgage loan or home equity loan) has a loan-to-value ratio or combined  loan-to-value ratio that exceeds 100% at the Closing Date or (2) to any subordinate securities.

         Fourth,  the trustee cannot be an affiliate of any member of the "Restricted  Group",  other than the  Underwriter.  The Restricted Group consists of any  Underwriter,  the master servicer,  any servicer, any insurer,  the depositor,  any  counterparty to an "eligible swap" (as described below) and any obligor with  respect  to assets  included  in the  issuing  entity  consisting  of more than 5% of the  aggregate unamortized  principal  balance of the assets in the issuing entity as of the date of initial  issuance of the securities other than the underwriter.

         Fifth,  the sum of all payments  made to and retained by the  Underwriter(s)  must  represent not more than reasonable  compensation for  underwriting  the securities;  the sum of all payments made to and retained by the  depositor  pursuant to the  assignment of the assets to the related  issuing  entity must represent  not more than the fair market value of the  obligations;  and the sum of all  payments  made to and retained by the master  servicer,  the special  servicer and any  subservicer  must represent not more than reasonable  compensation for the person's  services under the related  Agreement and reimbursement of the person's reasonable expenses in connection therewith.

         Sixth,  the investing  Plan or Plan Asset  investor must be an accredited  investor as defined in
Rule 501(a)(1) of Regulation D of the Commission under the Securities Act.

         Seventh,  for Issuing Entities other than certain trusts, the documents  establishing the Issuing
Entity and  governing  the  transaction  must contain  certain  provisions  as described in the  Exemption intended to protect the assets of the Issuing Entity from creditors of the Depositor.

         Permitted trust funds include  owner-trusts,  as well as grantor-trusts and REMICs.  Owner-trusts are subject to certain  restrictions in their  governing  documents to ensure that their assets may not be reached by creditors of the  depositor in the event of  bankruptcy  or other  insolvency  and must provide certain legal opinions.

         The Exemption  permits interest rate swaps,  interest rate caps and yield  supplement  agreements to be assets of an issuing entity if certain conditions are satisfied.

         An  interest-rate  swap or (if purchased by or on behalf of the Issuing Entity) an  interest-rate cap contract  (collectively,  a "swap" or "swap  agreement")  is a permitted  issuing  entity asset if it:
(a) is an "eligible swap;" (b) is with an "eligible  counterparty;" (c) meets certain additional  specific conditions  which depend on whether the swap is a "ratings  dependent  swap" or a  "non-ratings  dependent swap" and (d) permits the Issuing  Entity to make  termination  payments to the swap  counterparty  (other than  currently  scheduled  payments)  solely  from  excess  spread or  amounts  otherwise  payable to the servicer,  depositor,  sponsor or any other seller.  Securities to which one or more swap agreements apply may be acquired or held by only "qualified plan investors."

         An "eligible swap" is one which:  (a) is denominated in U.S.  dollars;  (b) pursuant to which the
Issuing Entity pays or receives,  on or immediately  prior to the respective  payment or distribution date for the class of  securities  to which the swap  relates,  a fixed rate of interest or a floating  rate of interest based on a publicly  available  index (e.g.,  LIBOR or the U.S.  Federal  Reserve's Cost of Funds
Index  (COFI)),  with the  Issuing  Entity  receiving  such  payments  on at least a  quarterly  basis and obligated to make  separate  payments no more  frequently  than the  counterparty,  with all  simultaneous payments  being  netted  ("allowable  interest  rate");  (c) has a  notional  amount  that does not exceed either:  (i) the  principal  balance of the class of  securities  to which the swap  relates,  or (ii) the portion of the principal balance of such class represented by obligations  ("allowable  notional amount");
(d) is not  leveraged  (i.e.,  payments  are  based  on the  applicable  notional  amount,  the day  count fractions,  the fixed or floating rates permitted above, and the difference  between the products thereof, calculated on a one-to-one  ratio and not on a multiplier  of such  difference)  ("leveraged");  (e) has a final  termination  date that is either the earlier of the date on which the Issuing Entity  terminates or the related class of securities are fully repaid and (f) does not  incorporate  any provision  which could cause a unilateral alteration in the requirements described in (a) through (d) above.

         An "eligible  counterparty"  means a bank or other  financial  institution  which has a rating at the date of issuance  of the  securities,  which is in one of the three  highest  long term credit  rating categories  or one of the two highest  short term credit  rating  categories,  utilized by at least one of the exemption  rating agencies  rating the securities;  provided that, if a counterparty is relying on its short term rating to establish  eligibility  under the  Exemption,  such  counterparty  must either have a long term rating in one of the three  highest long term rating  categories  or not have a long term rating from the applicable exemption rating agency.

         A "qualified  plan  investor" is a plan where the decision to buy a class of  securities  is made on behalf of the plan by an independent  fiduciary  qualified to understand the swap  transaction  and the effect the swap would have on the rating of the  securities  and such fiduciary is either (a) a "qualified professional  asset manager"  ("QPAM") under PTCE 84-14,  (b) an "in-house asset manager" under PTCE 96-23 or (c) has total assets (both plan and  non-plan)  under  management  of at least $100 million at the time the securities are acquired by the plan.

         In "ratings  dependent  swaps"  (where the rating of a class of  securities  is  dependent on the terms and  conditions  of the swap),  the swap  agreement  must provide  that if the credit  rating of the counterparty  is  withdrawn  or reduced by any  exemption  rating  agency  below a level  specified by the exemption  rating agency,  the servicer must,  within the period specified under the Pooling and Servicing
Agreement:  (a) obtain a replacement swap agreement with an eligible  counterparty  which is acceptable to the  exemption  rating  agency  and the  terms of which are  substantially  the same as the  current  swap agreement (at which time the earlier swap agreement must  terminate);  or (b) cause the swap  counterparty to establish any  collateralization or other arrangement  satisfactory to the exemption rating agency such that the then current  rating by the exemption  rating agency of the particular  class of securities  will not be  withdrawn  or  reduced  (and the  terms of the  swap  agreement  must  specifically  obligate  the counterparty  to perform these duties for any class of securities  with a term of more than one year).  In the event that the servicer fails to meet these  obligations,  holders of the securities that are employee benefit plans or other  retirement  arrangements  must be notified in the immediately  following  periodic report  which is  provided  to the  holders of the  securities  but in no event  later than the end of the second month  beginning after the date of such failure.  Sixty days after the receipt of such report,  the exemptive  relief provided under the Exemption will  prospectively  cease to be applicable to any class of securities held by an employee  benefit plan or other retirement  arrangement  which involves such ratings dependent swap.

         "Non-ratings  dependent  swaps" (those where the rating of the securities  does not depend on the terms and  conditions  of the swap) are subject to the following  conditions.  If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above,  the servicer will,  within a specified period after such rating  withdrawal or reduction:  (a) obtain a replacement swap agreement with an eligible  counterparty,  the terms of which are  substantially  the same as the current swap  agreement
(at which time the earlier swap agreement must  terminate);  (b) cause the counterparty to post collateral with  the  Issuing  Entity  in an  amount  equal  to all  payments  owed by the  counterparty  if the swap transaction were terminated; or (c) terminate the swap agreement in accordance with its terms.

         An  "eligible  yield  supplement   agreement"  is  any  yield  supplement  agreement  or  similar arrangement  or (if  purchased  by or on behalf of the Issuing  Entity) an interest  rate cap  contract to supplement  the  interest  rates  otherwise  payable  on  obligations  held by the  issuing  entity  ("EYS
Agreement").  If the EYS Agreement has a notional  principal  amount and/or is written on an International
Swaps and  Derivatives  Association,  Inc.  (ISDA) form, the EYS Agreement may only be held as an asset of the issuing entity if it meets the following  conditions:  (a) it is denominated in U.S.  dollars;  (b) it pays an  allowable  interest  rate;  (c) it is not  leveraged;  (d) it does not allow  any of these  three preceding  requirements to be unilaterally  altered without the consent of the trustee;  (e) it is entered into between the Issuing Entity and an eligible counterparty and (f) it has an allowable notional amount.

         The  Exemption  also requires that the issuing  entity meet the following  requirements:  (1) the trust fund must consist  solely of assets of the type that have been included in other  investment  pools;
(2)  securities  evidencing  interests  in the other  investment  pools must have been rated in one of the four highest  generic  categories of one of the Exemption  Rating  Agencies for at least one year prior to the  acquisition  of  securities  by or on  behalf  of a Plan  or with  Plan  Assets;  and (3)  securities evidencing  interests in the other  investment  pools must have been  purchased  by  investors  other than
Plans for at least  one year  prior to any  acquisition  of  securities  by or on behalf of a Plan or with
Plan Assets.

         A fiduciary of a Plan or any person  investing  Plan Assets to purchase a security  must make its own determination that the conditions set forth above will be satisfied with respect to the security.

         If the  general  conditions  of the  Exemption  are  satisfied,  the  Exemption  may  provide  an exemption  from the  restrictions  imposed by Sections  406(a) and 407(a) of ERISA,  and the excise  taxes imposed by Sections  4975(a) and (b) of the Code by reason of  Sections  4975(c)(1)(A)  through (D) of the
Code, in connection  with the direct or indirect  sale,  exchange or transfer of securities in the initial issuance of the securities or the direct or indirect  acquisition  or disposition in the secondary  market of securities by a Plan or with Plan Assets or the continued  holding of securities  acquired by a Plan or with Plan  Assets  pursuant  to either of the  foregoing.  However,  no  exemption  is  provided  from the restrictions  of Sections  406(a)(1)(E),  406(a)(2) and 407 of ERISA for the  acquisition  or holding of a security  on behalf of an  "Excluded  Plan" by any  person  who has  discretionary  authority  or  renders investment  advice with  respect to the assets of an Excluded  Plan.  For purposes of the  securities,  an
Excluded Plan is a Plan sponsored by any member of the Restricted Group.

                  If the specific  conditions  of the  Exemption  are also  satisfied,  the  Exemption may provide an exemption  from the  restrictions  imposed by Sections  406(b)(1) and (b)(2) of ERISA,  and the excise taxes  imposed by Sections  4975(a) and (b) of the Code by reason of Section  4975(c)(1)(E)  of the
Code, in connection with:

         1.       The  direct or  indirect  sale,  exchange  or  transfer  of  securities  in the  initial issuance of  securities  between the  depositor  or an  Underwriter  and a Plan when the person who has  discretionary  authority  or renders  investment  advice with respect to the  investment of Plan Assets in the  securities is (a) a mortgagor  with respect to 5%
                  or less of the fair market  value of the issuing  entity  assets or (b) an  affiliate of such a person, provided that:

                           i.       The Plan is not an Excluded Plan,

                           ii.      Each Plan's  investment  in each class of  securities  does not exceed
                                    25% of the outstanding securities in the class,

                           iii.     After the Plan's  acquisition of the  securities,  no more than 25% of the assets  over which the  fiduciary  has  investment  authority  are invested in securities of an issuing  entity  containing  assets which are sold or serviced by the same entity, and

                           iv.      In  the  case  of  initial   issuance   (but  not   secondary   market
                                    transactions),  at least 50% of each class of securities  and at least
                                    50% of the aggregate  interests in the issuing  entity are acquired by persons independent of the Restricted Group;

         2.       The  direct  or  indirect   acquisition  or  disposition  in  the  secondary  market  of securities  by a Plan or with Plan assets  provided that the  conditions  in (i),  (iii)
                  and (iv) of 1 above are met; and

         3.       The continued  holding of securities  acquired by a Plan or with Plan Assets pursuant to sections 1 or 2 above.

         Further,  if the specific  conditions of the Exemption are  satisfied,  the Exemption may provide an exemption from the  restrictions  imposed by Sections  406(a),  406(b) and 407 of ERISA, and the excise taxes  imposed  by  Sections  4975(a)  and (b) of the Code by reason of  Section  4975(c)  of the Code for transactions  in  connection  with the  servicing,  management  and operation of the issuing  entity.  The depositor  expects  that the  specific  conditions  of the  Exemption  required  for this  purpose will be satisfied  with respect to the  securities  so that the  Exemption  would  provide an  exemption  from the restrictions  imposed  by  Sections  406(a)  and (b) of ERISA  (as well as the  excise  taxes  imposed  by
Sections  4975(a)  and (b) of the Code by reason of  Section  4975(c)  of the  Code) for  transactions  in connection with the servicing,  management and operation of the issuing entity,  provided that the general conditions of the Exemption are satisfied.

         The Exemption  also may provide an exemption from the  application of the prohibited  transaction provisions of Sections  406(a) and 407(a) of ERISA,  and the excise taxes  imposed by Section  4975(a) and
(b) of the Code by  reason of  Sections  4975(c)(1)(A)  through  (D) of the Code if the  restrictions  are deemed to otherwise  apply merely  because a person is deemed to be a Party in Interest with respect to an investing  Plan by  virtue  of  providing  services  to the  Plan (or by  virtue  of  having  a  specified relationship to such a person) solely as a result of the Plan's ownership of securities.

         The Exemption generally extends exemptive relief to mortgage-backed  and asset-backed  securities transactions  using pre-funding  accounts for trusts issuing  securities.  With respect to the securities, the Exemption will generally allow mortgage loans  supporting  payments to  securityholders,  and having a value  equal to no more than 25% of the total  principal  amount of the  securities  being  offered by the issuing  entity,  to be  transferred  to the  issuing  entity  within the  Pre-Funding  Period  instead of requiring that all the mortgage  loans be either  identified or transferred on or before the Closing Date.
In general,  the relief applies to the purchase,  sale and holding of securities  which otherwise  qualify for the Exemption, provided that the following general conditions are met:

         o        the ratio of the amount  allocated  to the  pre-funding  account to the total  principal amount of the securities being offered must be less than or equal to 25%;

         o        all  additional  mortgage  loans  transferred  to the related  issuing  entity after the
                  Closing Date must meet the same terms and  conditions  for  eligibility  as the original mortgage loans used to create the issuing  entity,  which terms and conditions have been approved by one of the Exemption Rating Agencies;

         o        the  transfer  of the  additional  mortgage  loans  to the  issuing  entity  during  the
                  Pre-Funding  Period  must not result in the  securities  to be covered by the  Exemption receiving a lower credit  rating from an Exemption  Rating  Agency upon  termination  of the  Pre-Funding  Period  than the rating  that was  obtained at the time of the initial issuance of the securities by the issuing entity;

         o        solely as a result of the use of  pre-funding,  the weighted  average annual  percentage interest  rate for the  mortgage  loans  included in the related  issuing  entity on the
                  Closing  Date and all  additional  mortgage  loans  transferred  to the related  issuing entity  after the Closing  Date at the end of the Pre-  Funding  Period must not be more than  100  basis  points  lower  than  the  rate  for  the  mortgage  loans  which  were transferred to the issuing entity on the Closing Date;

         o        either:

                  (1)      the  characteristics  of  the  additional  mortgage  loans  transferred  to the related  issuing  entity after the Closing Date must be monitored by an insurer or other credit support provider which is independent of the depositor; or

                  (2)      an independent  accountant retained by the depositor must provide the depositor with a letter (with copies  provided to the Exemption  Rating Agency rating the securities,  the  Underwriter  and  the  trustee)  stating  whether  or not the characteristics  of the additional  mortgage  loans  transferred to the related issuing entity after the Closing Date conform to the characteristics  described in the prospectus or prospectus  supplement and/or agreement.  In preparing the letter,  the  independent  accountant  must use the same type of  procedures as were  applicable to the mortgage  loans which were  transferred  to the issuing entity as of the Closing Date;

         o        the  Pre-Funding  Period  must end no later  than  three  months  or 90 days  after  the
                  Closing Date or earlier in some  circumstances  if the pre-funding  accounts falls below the minimum level specified in the Agreement or an event of default occurs;

         o        amounts  transferred to any pre-funding  accounts and/or  capitalized  interest  account used in connection with the  pre-funding  may be invested only in investments  which are permitted by the Exemption Rating Agencies rating the securities and must:

                  (1)      be direct  obligations of, or obligations fully guaranteed as to timely payment
                           of  principal   and   interest   by,  the  United   States  or  any  agency  or
                           instrumentality  thereof  (provided that the obligations are backed by the full faith and credit of the United States); or

                  (2)      have been rated (or the  obligor  has been  rated) in one of the three  highest generic  rating  categories by one of the  Exemption  Rating  Agencies  ("ERISA
                           Permitted Investments");

         o        the prospectus or prospectus  supplement  must describe the duration of the  Pre-Funding
                  Period;

         o        the trustee (or any agent with which the trustee  contracts to provide  trust  services)
                  must be a  substantial  financial  institution  or trust  company  experienced  in trust activities and familiar with its duties,  responsibilities  and liabilities  with ERISA.
                  The trustee,  as legal owner of the issuing entity,  must enforce all the rights created in favor of  securityholders  of the issuing entity,  including  employee  benefit plans subject to ERISA.

Insurance company general accounts

         o        In the event that  securities  which are  certificates  do not meet the  requirements of the  Exemption  solely  because  they  are  subordinate  certificates  or fail to meet a minimum  rating  requirements  under the  Exemption,  certain  Plans may be  eligible to purchase  certificates  pursuant  to  Sections  I and III of PTCE  95-60  which  permits
                  insurance   company  general  accounts  as  defined  in  PTCE  95-60  to  purchase  such certificates if they otherwise meet all of the other requirements of the Exemption.

         o        Insurance  companies  contemplating  the  investment  of general  account  assets in the securities  are  encouraged  to consult  with their legal  advisors  with respect to the applicability  of  Section  401(c) of ERISA.  The DOL  issued  final  regulations  under
                  Section 401(c) which became effective on July 5, 2001.

Revolving pool features

         The  Exemption  only covers  certificates  backed by a "fixed" pool of loans which  requires that all the loans must be transferred to the issuing  entity or identified at closing (or  transferred  within the Pre-Funding  Period,  if pre-funding  meeting the conditions  described  above is used).  Accordingly, certificates  issued by issuing entities which feature  revolving pools of assets will not be eligible for a purchase  by Plans.  However,  securities  which are notes  backed by  revolving  pools of assets may be eligible  for  purchase  by Plans  pursuant  to  certain  other  prohibited  transaction  exemptions.  See discussion below in "ERISA Considerations Relating to Notes."

ERISA Considerations Relating to Notes

         Under the DOL  Regulations,  the assets of the issuing  entity would be treated as "plan  assets"
of a Plan for the  purposes of ERISA and the Code only if the Plan  acquires an "equity  interest"  in the issuing  entity and none of the  exceptions  contained in the DOL  Regulations  is  applicable.  An equity interest is defined under the DOL  Regulations  as an interest  other than an instrument  which is treated as indebtedness  under  applicable local law and which has no substantial  equity features.  Assuming that the notes are  treated as  indebtedness  without  substantial  equity  features  for  purposes  of the DOL
Regulations,  then such notes will be eligible for purchase by Plans.  However,  without regard to whether the notes are treated as an "equity  interest" for such purposes,  the  acquisition or holding of notes by or on  behalf of a Plan  could be  considered  to give rise to a  prohibited  transaction  if the  issuing entity or any of its affiliates is or becomes a party in interest or  disqualified  person with respect to such  Plan,  or in the  event  that  a note  is  purchased  in the  secondary  market  and  such  purchase constitutes  a sale or  exchange  between  a Plan and a party in  interest  or  disqualified  person  with respect to such Plan.  There can be no assurance  that the issuing  entity or any of its  affiliates  will not be or become a party in interest or a disqualified person with respect to a Plan that acquires notes.

         The Exemption  permits  issuing  entities  which are grantor  trusts,  owner-trusts  or REMICs to issue  notes,  as well as  certificates,  provided a legal  opinion  is  received  to the effect  that the noteholders  have a perfected  security  interest in the issuing  entity's  assets.  The exemptive  relief provided  under the Exemption  for any  prohibited  transactions  which could be caused as a result of the operation,  management  or  servicing of the issuing  entity and its assets  would not be  necessary  with respect to notes with no  substantial  equity  features  which are issued as  obligations  of the  issuing entity.  Nevertheless,  because other  prohibited  transactions  might be involved,  the  Exemption  would provide  prohibited  transaction  exemptive  relief,  provided  that the same  conditions of the Exemption described above relating to certificates  are met with respect to the notes.  The same limitations of such exemptive  relief relating to  acquisitions of certificates by fiduciaries  with respect to Excluded Plans would also be applicable to the notes as described herein.

         In the event that the  Exemption is not  applicable  to the notes,  one or more other  prohibited transactions  exemptions may be available to Plans  purchasing or transferring the notes depending in part upon the type of Plan  fiduciary  making the  decision  to acquire the notes and the  circumstances  under which such  decision is made.  These  exemptions  include,  but are not  limited to, PTCE 90-1  (regarding investments by insurance  company pooled separate  accounts),  PTCE 91-38  (regarding  investments by bank collective  investments funds),  PTCE 84-14 (regarding  transactions  effected by "qualified  professional asset  managers"),  PTCE 95-60  (regarding  investments by insurance  company  general  accounts) and PTCE
96-23 (regarding  transactions effected by "in-house asset managers")  (collectively,  the "Investor-Based
Exemptions").  However,  even if the conditions specified in these Investor-Based  Exemptions are met, the scope of the relief  provided  under  such  Exemptions  might or might not cover all acts  which  might be construed as prohibited transactions.

         In the event that the Exemption is not  applicable to the notes,  there can be no assurance  that any class of notes will be treated as  indebtedness  without  substantial  equity features for purposes of the DOL Regulations.  There is increased  uncertainty  regarding the  characterization of debt instruments that do not carry an investment grade rating.  Consequently,  in the event of a withdrawal or downgrade to below  investment  grade of the rating of a class of notes,  the subsequent  transfer of such notes or any interest  therein to a Plan  trustee or other person  acting on behalf of a Plan,  or using Plan Assets to effect such transfer,  will be restricted.  Unless otherwise stated in the related prospectus  supplement, by acquiring a note,  each  purchaser  will be deemed to represent that either (1) it is not acquiring the note with Plan Assets;  or (2) (A) either (i) none of the issuing entity,  the depositor any  underwriter, the trustee,  the master  servicer,  any other servicer or any of their  affiliates is a party in interest with  respect to such  purchaser  that is a Plan or (ii) PTCE 90-1,  PTCE 91-38,  PTCE 84-14,  PTCE 95-60,
PTCE 96-23 or some other  prohibited  transaction  exemption is applicable to the  acquisition and holding of the note by such  purchaser  and (B) the notes are rated  investment  grade or better  and such  person believes that the notes are properly  treated as  indebtedness  without  substantial  equity  features for purposes  of the DOL  Regulations,  and agrees to so treat the  notes.  Alternatively,  regardless  of the rating of the notes,  such person may provide the  trustee  with an opinion of counsel,  which  opinion of counsel  will not be at the  expense  of the  issuing  entity,  the  depositor,  the  trustee,  the master servicer or any other  servicer,  which  opines that the  purchase,  holding and  transfer of such note or interest  therein is  permissible  under  applicable  law,  will not  constitute or result in a non-exempt prohibited  transaction  under ERISA or Section 4975 of the Code and will not subject the issuing  entity, the  depositor,  the trustee,  the master  servicer or any other servicer to any obligation in addition to those undertaken in the indenture.

         EACH PROSPECTUS SUPPLEMENT WILL CONTAIN INFORMATION CONCERNING  CONSIDERATIONS  RELATING TO ERISA
AND THE CODE THAT ARE APPLICABLE TO THE RELATED  SECURITIES.  BEFORE PURCHASING  SECURITIES IN RELIANCE ON
THE EXEMPTION,  THE INVESTOR-BASED  EXEMPTIONS OR ANY OTHER EXEMPTION, A FIDUCIARY OF A PLAN SHOULD ITSELF
CONFIRM THAT REQUIREMENTS SET FORTH IN SUCH EXEMPTION WOULD BE SATISFIED.

         ANY PLAN  INVESTOR WHO PROPOSES TO USE "PLAN  ASSETS" OF ANY PLAN TO PURCHASE  SECURITIES  OF ANY
SERIES OR CLASS ARE  ENCOURAGED  TO CONSULT WITH ITS COUNSEL WITH  RESPECT TO THE  POTENTIAL  CONSEQUENCES
UNDER ERISA AND SECTION 4975 OF THE CODE OF THE ACQUISITION AND OWNERSHIP OF SUCH SECURITIES.

Exchangeable Securities

         With respect to those  classes of  exchangeable  securities  which were  eligible  for  exemptive relief under the Exemption when  purchased,  the Exemption would also cover the acquisition or disposition of such  exchangeable  securities when the  securityholder  exercises its exchange rights.  However,  with respect to classes of  exchangeable  securities  which were not  eligible for  exemptive  relief under the
Exemption when purchased,  the exchange,  purchase or sale of such securities  pursuant to the exercise of exchange  rights  or call  rights  may  give  rise to  prohibited  transactions  if a Plan  and a Party in
Interest with respect to such Plan are involved in the transaction.  However,  one or more  Investor-Based
Exemptions discussed above may be applicable to these transactions.

Tax Exempt Investors

         A Plan  that is  exempt  from  federal  income  taxation  pursuant  to  Section  501 of the  Code nonetheless  will be subject to  federal  income  taxation  to the  extent  that its income is  "unrelated business taxable income" within the meaning of Section 512 of the Code.

Consultation with Counsel

         There can be no assurance  that the Exemption or any other DOL exemption  will apply with respect to any  particular  Plan that acquires the securities  or, even if all the  conditions  specified  therein were  satisfied,  that any such  exemption  would apply to  transactions  involving  the  issuing  entity.
Prospective  Plan  investors are  encouraged to consult with their legal counsel  concerning the impact of
ERISA and the Code and the  potential  consequences  to their  specific  circumstances  prior to making an investment in the securities.  Neither the depositor,  the trustees,  the master servicer nor any of their respective  affiliates will make any  representation  to the effect that the securities  satisfy all legal requirements  with respect to the investment  therein by Plans  generally or any particular Plan or to the effect that the securities are an appropriate investment for Plans generally or any particular Plan.

         Before  purchasing a security in reliance on the Exemption,  or an Investor-Based  Exemption,  or
any other  exemption,  a fiduciary of a Plan or other Plan Asset  investor  should itself confirm that (a)
all the specific and general conditions set forth in the Exemption,  an Investor-Based  Exemption or other exemption  would be  satisfied  and (b) in the case of a  security  purchased  under  the  Exemption,  the security  constitutes  a  "security"  for  purposes  of the  Exemption.  In  addition  to  making  its own determination as to the availability
of the exemptive relief provided in the Exemption,  and Investor-Based  Exemption or other exemption,  the
Plan fiduciary should consider its general  fiduciary  obligations  under ERISA in determining  whether to purchase the securities on behalf of a Plan.

         A  governmental  plan as  defined  in Section  3(32) of ERISA is not  subject  to ERISA,  or Code
Section 4975.  However,  such governmental plan may be subject to federal,  state and local law, which is, to a material  extent,  similar to the  provisions  of ERISA or a Code  Section  4975.  A  fiduciary  of a governmental  plan  should  make  its own  determination  as to the  propriety  of such  investment  under applicable  fiduciary or other  investment  standards,  and the need for the availability of any exemptive relief under any similar law.

                                         LEGAL INVESTMENT MATTERS

         Each class of  certificates  or notes offered by this  prospectus  and by the related  prospectus supplement  will be rated at the date of  issuance  in one of the four  highest  rating  categories  by at least one Rating Agency.  If so specified in the related  prospectus  supplement,  each such class that is rated  in one of the two  highest  rating  categories  by at  least  one  Rating  Agency  will  constitute
"mortgage related  securities" for purposes of SMMEA, and, as such, will be legal investments for persons, trusts,  corporations,  partnerships,  associations,  business  trusts and  business  entities  (including depository  institutions,  life insurance  companies and pension  funds)  created  pursuant to or existing under the laws of the United  States or of any State  whose  authorized  investments  are subject to state regulation  to the same extent that,  under  applicable  law,  obligations  issued by or  guaranteed as to principal  and interest by the United States or any agency or  instrumentality  thereof  constitute  legal investments for the entities.  Under SMMEA, if a State enacted  legislation on or prior to October 3, 1991 specifically  limiting  the legal  investment  authority  of any such  entities  with respect to "mortgage related  securities,"  such  securities  will constitute  legal  investments  for entities  subject to the legislation  only to the extent provided  therein.  Some States have enacted  legislation  which overrides the preemption  provisions of SMMEA. SMMEA provides,  however,  that in no event will the enactment of any such  legislation  affect the  validity  of any  contractual  commitment  to  purchase,  hold or invest in
"mortgage related securities," or require the sale or other disposition of the securities,  so long as the contractual commitment was made or the securities acquired prior to the enactment of the legislation.

         SMMEA  also   amended  the  legal   investment   authority  of   federally-chartered   depository
institutions as follows:  federal savings and loan  associations  and federal savings banks may invest in, sell or otherwise  deal with  "mortgage  related  securities"  without  limitation as to the percentage of their assets represented thereby,  federal credit unions may invest in the securities,  and national banks may purchase the securities for their own account without regard to the limitations  generally  applicable to investment  securities set forth in 12 U.S.C.  24 (Seventh),  subject in each case to such  regulations as the applicable federal regulatory authority may prescribe.

         The  Federal  Financial  Institutions   Examination  Council  has  issued  a  supervisory  policy
statement  applicable  to all  depository  institutions,  setting  forth  guidelines  for and  significant restrictions on investments in "high-risk  mortgage  securities." The policy statement has been adopted by the Federal  Reserve Board,  the Office of the  Comptroller of the Currency,  the FDIC and the OTS with an effective date of February 10, 1992. The policy statement  generally  indicates that a mortgage derivative product  will be deemed to be high risk if it exhibits  greater  price  volatility  than a standard  fixed rate thirty-year  mortgage security.  According to the policy statement,  prior to purchase,  a depository institution  will be required to determine  whether a mortgage  derivative  product that it is considering acquiring is high-risk,  and if so that the proposed  acquisition would reduce the  institution's  overall interest rate risk.  Reliance on analysis and  documentation  obtained  from a securities  dealer or other outside  party  without  internal  analysis  by the  institution  would be  unacceptable.  There can be no assurance  as to which  classes  of offered  securities  will be  treated  as  high-risk  under the policy statement.

         The  predecessor  to the OTS issued a  bulletin,  entitled,  "Mortgage  Derivative  Products  and
Mortgage  Swaps",  which  is  applicable  to  thrift  institutions  regulated  by the  OTS.  The  bulletin established  guidelines  for the  investment  by  savings  institutions  in certain  "high-risk"  mortgage derivative  securities  and  limitations on the use of the  securities by insolvent,  undercapitalized  or otherwise  "troubled"  institutions.  According to the  bulletin,  such  "high-risk"  mortgage  derivative securities  include  securities  having  specified  characteristics,  which may  include  some  classes of offered  securities.  In  addition,  the  National  Credit  Union  Administration  has issued  regulations governing  federal credit union  investments  which prohibit  investment in specified types of securities, which may include  some  classes of offered  securities.  Similar  policy  statements  have been issued by regulators having jurisdiction over other types of depository institutions.

         Any class of  securities  that is not rated in one of the two  highest  rating  categories  by at least  one  Rating  Agency,  and any  other  class  of  securities  specified  in the  related  prospectus supplement,  will not  constitute  "mortgage  related  securities"  for  purposes  of  SMMEA.  Prospective investors in these classes of securities,  in  particular,  should  consider the matters  discussed in the following paragraph.

         There may be other  restrictions  on the ability of investors  either to purchase some classes of offered  securities  or to purchase  any class of offered  securities  representing  more than a specified percentage  of the  investors'  assets.  The  depositor  will  make no  representations  as to the  proper characterization  of any class of offered securities for legal investment or other purposes,  or as to the ability of particular  investors to purchase any class of  certificates  or notes under  applicable  legal investment  restrictions.  These  uncertainties  may  adversely  affect  the  liquidity  of any  class  of certificates  or notes.  Accordingly,  all  investors  whose  investment  activities  are subject to legal investment laws and regulations,  regulatory capital requirements or review by regulatory  authorities are encouraged  to  consult  with their own legal  advisors  in  determining  whether  and to what  extent the offered  securities  of any class  thereof  constitute  legal  investments  or are subject to  investment, capital or other restrictions,  and, if applicable,  whether SMMEA has been overridden in any jurisdiction relevant to the investor.

                                             USE OF PROCEEDS

         Substantially  all of the net  proceeds to be  received  from the sale of  certificates  or notes will be applied by the  depositor  to finance the purchase of, or to repay  short-term  loans  incurred to finance the purchase of, the mortgage loans and/or  mortgage  securities in the respective  mortgage pools and to pay other  expenses.  The  depositor  expects  that it will  make  additional  sales of  securities similar to the  offered  securities  from time to time,  but the timing and amount of any such  additional offerings  will be dependent upon a number of factors,  including the volume of mortgage  loans  purchased by the depositor, prevailing interest rates, availability of funds and general market conditions.

                                         METHODS OF DISTRIBUTION

         The depositor  will offer the  securities in series.  The  distribution  of the securities may be effected from time to time in one or more  transactions,  including  negotiated  transactions,  at a fixed public  offering  price  or at  varying  prices  to be  determined  at the  time of sale or at the time of commitment therefor.  If so specified in the related prospectus  supplement,  Bear, Stearns & Co. Inc., an affiliate  of the  depositor,  acting  as  underwriter  with  other  underwriters,  if any,  named in such prospectus  supplement will distribute the securities in a firm  commitment  underwriting,  subject to the terms and conditions of the  underwriting  agreement.  In such event,  the related  prospectus  supplement may also  specify that the  underwriters  will not be  obligated  to pay for any  securities  agreed to be purchased by purchasers  pursuant to purchase agreements  acceptable to the depositor.  In connection with the sale of the securities,  underwriters may receive  compensation  from the depositor or from purchasers of the  securities  in  the  form  of  discounts,  concessions  or  commissions.  The  related  prospectus supplement will describe any such compensation that is paid by the depositor.

         As to any offering of securities,  in addition to the method of  distribution as described in the prospectus  supplement and this base prospectus,  the distribution of any class of the offered  securities may be effected through one or more resecuritization transactions, in accordance with Rule 190(b).

         Alternatively,  the  related  prospectus  supplement  may specify  that Bear,  Stearns & Co. Inc.
acting  as  agent or in some  cases  as  principal  with  respect  to  securities  that it has  previously purchased or agreed to purchase,  will  distribute  the  securities.  If Bear,  Stearns & Co. Inc. acts as agent in the sale of securities,  Bear,  Stearns & Co. Inc. will receive a selling commission with respect to each series of securities,  depending on market conditions,  expressed as a percentage of the aggregate principal  balance of the  securities  sold  hereunder as of the closing date.  The exact  percentage  for each series of  securities  will be disclosed  in the related  prospectus  supplement.  To the extent that
Bear,  Stearns & Co.  Inc.  elects to purchase  securities  as  principal,  Bear,  Stearns & Co. Inc.  may realize  losses or profits based upon the difference  between its purchase price and the sales price.  The related  prospectus  supplement  with respect to any series offered other than through  underwriters  will contain  information  regarding the nature of such offering and any  agreements to be entered into between the depositor and purchasers of securities of such series.

         The depositor  will  indemnify  Bear,  Stearns & Co. Inc. and any  underwriters  against  certain civil  liabilities,  including  liabilities  under  the  Securities  Act of 1933,  or will  contribute  to payments Bear, Stearns & Co. Inc. and any underwriters may be required to make in respect thereof.

         In the ordinary  course of business,  the  depositor  and Bear,  Stearns & Co. Inc. may engage in various  securities  and  financing  transactions,  including  repurchase  agreements  to provide  interim financing of the  depositor's  mortgage loans pending the sale of such mortgage loans or interests in such mortgage loans, including the securities.

         Bear,  Stearns & Co. Inc.  may use this  prospectus  and the  related  prospectus  supplement  in connection with offers and sales related to market-making  transactions in the securities.  Bear,  Stearns
& Co.  Inc.  may act as  principal  or agent  in such  transactions.  Such  sales  will be made at  prices related to prevailing market prices at the time of sale or otherwise.

         The depositor  anticipates that the securities will be sold primarily to institutional  investors
or  sophisticated  non-institutional  investors.   Purchasers  of  securities,   including  dealers,  may,
depending on the facts and  circumstances  of such purchases,  be deemed to be  "underwriters"  within the meaning  of the  Securities  Act of 1933 in  connection  with  reoffers  and sales by them of  securities.
Securityholders  are  encouraged  to consult  with their legal  advisors  in this  regard  before any such reoffer or sale.

                                              LEGAL MATTERS

         Legal matters in connection  with the  securities of each series,  including  both federal income tax matters and the legality of the  securities  being  offered,  will be passed upon for the depositor by
Thacher Proffitt & Wood llp, New York, New York,  Orrick,  Herrington & Sutcliffe LLP, New York, New York,
or Greenberg Traurig LLP, New York, New York.

                                          FINANCIAL INFORMATION

         With  respect to each series,  a new issuing  entity will be formed,  and no issuing  entity will engage in any business  activities or have any assets or obligations  prior to the issuance of the related series.  Accordingly,  no financial statements with respect to any issuing entity will be included in this prospectus or in the related prospectus supplement.

                                                 RATINGS

         It is a condition  to the issuance of any class of offered  securities  that they shall have been rated not lower than  investment  grade,  that is, in one of the four  highest  rating  categories,  by at least one Rating Agency.

         Ratings on mortgage  pass-through  certificates and mortgage-backed  notes address the likelihood of receipt by the  holders  thereof of all  collections  on the  underlying  mortgage  assets to which the holders are entitled.  These ratings address the structural,  legal and issuer-related  aspects associated with the certificates  and notes,  the nature of the underlying  mortgage assets and the credit quality of the guarantor,  if any. Ratings on mortgage  pass-through  certificates and  mortgage-backed  notes do not represent any  assessment  of the  likelihood  of principal  prepayments  by borrowers or of the degree by which the prepayments might differ from those originally anticipated.  As a result,  securityholders might suffer a lower than  anticipated  yield,  and, in addition,  holders of stripped  interest  securities  in extreme cases might fail to recoup their initial investments.

         A security rating is not a  recommendation  to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.

                                          AVAILABLE INFORMATION

         The  depositor  is  subject  to  the  informational  requirements  of  the  Exchange  Act  and in accordance  therewith  files  reports  and  other  information  with the  Commission.  Reports  and  other information  filed by the depositor can be inspected and copied at the Public  Reference  Room  maintained by the Commission at 100 F Street NE,  Washington,  DC 20549, and its Regional Offices located as follows:
Chicago  Regional  Office,  500 West  Madison,  14th Floor,  Chicago,  Illinois  60661;  New York Regional
Office,  233  Broadway,  New York,  New York 10279.  Copies of the material can also be obtained  from the
Public Reference  Section of the Commission,  100 F Street NE,  Washington,  DC 20549, at prescribed rates and electronically  through the Commission's  Electronic Data Gathering,  Analysis and Retrieval system at the Commission's  Website  (http://www.sec.gov).  Information  about the operation of the Public Reference
Room may be obtained by calling the Securities  and Exchange  Commission at (800)  SEC-0330.  Exchange Act
reports as to any series filed with the  Commission  will be filed under the issuing  entity's  name.  The depositor does not intend to send any financial reports to security holders.

         The issuing  entity's annual reports on Form 10-K (including  reports of assessment of compliance with  the AB  Servicing  Criteria,  attestation  reports,  and  statements  of  compliance,  discussed  in
"Servicing  of  Mortgage  Loans—Evidence  as to  Compliance"  in the  related  prospectus  supplement  and
"Description  of the Securities — Reports to  Securityholders"  in this  prospectus,  required to be filed under  Regulation  AB),  periodic  distribution  reports  on Form  10-D,  current  reports on Form 8-K and amendments to those reports,  together with such other reports to security  holders or  information  about the  securities  as shall have been  filed  with the  Commission  will be posted on the  trustee's  or the securities  administrator's  internet web site, as applicable,  as soon as reasonably practicable after it has been  electronically  filed with, or furnished to, the Commission.  The address of the website will be provided in the related Prospectus Supplement.

         This prospectus does not contain all of the information set forth in the  registration  statement
(of which this  prospectus  forms a part) and  exhibits  thereto  which the  depositor  has filed with the
Commission under the Securities Act and to which reference is hereby made.

                                        REPORTS TO SECURITYHOLDERS

         The master servicer or another  designated person will be required to provide periodic  unaudited reports  concerning  each issuing  entity to all registered  holders of offered  securities of the related series with respect to each issuing  entity as are  required  under the Exchange Act and the  Commission's related rules and regulations, and under the terms of the applicable agreements.

         As to each  issuing  entity,  so long as it is required to file reports  under the Exchange  Act, those reports will be made available as described above under "Available Information".

         As to each  issuing  entity that is no longer  required to file reports  under the Exchange  Act, periodic  distribution  reports will be posted on the website of the sponsor,  depositor,  master servicer or securities  administrator,  as applicable,  referenced above under  "Available  Information" as soon as practicable.  Annual  reports of  assessment  of compliance  with the AB Servicing  Criteria,  attestation reports,  and statements of compliance  will be provided to registered  holders of the related  securities upon request free of charge.  See "Servicing of Mortgage  Loans—Evidence  as to Compliance" in the related prospectus  supplement  and  "Description  of  the  Securities  —  Reports  to  Securityholders"  in  this prospectus.

                                INCORPORATION OF INFORMATION BY REFERENCE

         There  are  incorporated  into  this  prospectus  and in the  related  prospectus  supplement  by reference  all  documents,  including  but not limited to the  financial  statements  and reports filed or caused to be filed or  incorporated  by  reference  by the  depositor  with  respect to an issuing  entity pursuant to the  requirements  of Sections 13(a) or 15(d) of the Exchange Act, prior to the termination of the offering of the offered securities of the related series;  provided,  however, this prospectus and any related  prospectus  supplement do not incorporate by reference any of the issuing entity's annual reports filed on Form 10-K with respect to an issuing entity.

         The  depositor  will provide or cause to be provided  without  charge to each person to whom this prospectus  is delivered  in  connection  with the offering of one or more classes of offered  securities, upon  written  or oral  request  of the  person,  a copy of any or all the  reports  incorporated  in this prospectus by reference,  in each case to the extent the reports  relate to one or more of such classes of the offered  securities,  other than the exhibits to the documents,  unless the exhibits are  specifically incorporated  by reference in the documents.  Requests  should be directed in writing to Structured  Asset
Mortgage Investments II Inc., 383 Madison Avenue, New York, New York 10179,  Attention:  Secretary,  or by
telephone at (212)  272-2000.  The depositor has  determined  that its  financial  statements  will not be material to the offering of any offered securities.

                                                 GLOSSARY

         Accrual  Security — A security  with  respect to which some or all of its accrued  interest  will not be  distributed  as  interest  but  rather  an  amount  equal  to that  interest  will be added to the principal  balance thereof on each  distribution  date for the period described in the related  prospectus supplement.

         Affiliated Seller — Banks,  savings and loan  associations,  mortgage bankers,  mortgage brokers, investment  banking firms, and other mortgage loan  originators or sellers  affiliated with the depositor, which may include EMC.

         Agreement — An owner trust  agreement,  servicing  agreement,  indenture or pooling and servicing agreement.

         ARM Loan — A mortgage loan with an adjustable interest rate.

         Assumption Fee — The fee paid to the mortgagee  upon the assumption of the primary  liability for payment of the mortgage.

         Bankruptcy  Amount — The  amount  of  Bankruptcy  Losses  that  may be  allocated  to the  credit enhancement of the related series.

         Bankruptcy Code — Title 11 of the United States Code, as amended from time to time.

         Bankruptcy  Loss — A  Realized  Loss  attributable  to  certain  actions  which may be taken by a bankruptcy  court in connection with a mortgage loan,  including a reduction by a bankruptcy  court of the principal balance of or the mortgage rate on a mortgage loan or an extension of its maturity.

         Beneficial Owner — A person acquiring an interest in any DTC Registered Security.

         Benefit  Plan  Investors  — Plans  subject to Part 4 of Title I of ERISA or  Section  4975 of the
Code and any entity whose  underlying  assets include Plan Assets by reason of any such Plan's  investment in the entity.

         Buydown  Account — With respect to a buydown  mortgage  loan,  the  custodial  account  where the
Buydown Funds are placed.  A Buydown Account shall be an Eligible Account.

         Buydown Funds — With respect a buydown  mortgage  loan,  the amount  contributed by the seller of the mortgaged property or another source and placed in the Buydown Account.

         Buydown  Period — The period  during which funds on a buydown  mortgage loan are made up for from the Buydown Account.

         Call Class — A class of  securities  which  entitles the holder  thereof to direct the trustee to redeem a Callable class of securities.

         Callable Class — A class of securities of a series which is  redeemable,  directly or indirectly, at the  direction  of the  holder of the  related  Call  Class,  as  provided  in the  related  prospectus supplement.  A Callable Class may have a "lock-out  period" during which such securities  cannot be called and  generally  will be called  only if the  market  value of the  assets in the  issuing  entity for such
Callable Class exceeds the outstanding principal balance of such assets.

         CERCLA — The federal  Comprehensive  Environmental  Response,  Compensation  and Liability Act of
1980, as amended.

         Class  Factor — For any  exchangeable  security  and any month,  will be a truncated  seven digit decimal  which,  which when  multiplied  by the original  principal  amount of that class,  will equal its remaining  principal  amount,  after giving effect to any payment of (or addition to) principal to be made on the distribution date in the following month.

         Clearstream — Clearstream Banking, société anonyme, formerly known as Cedelbank SA.

         Closing Date — With respect to any series of  securities,  the date on which the  securities  are issued.

         Code — The Internal Revenue Code of 1986.

         Commission — The Securities and Exchange Commission.

         Committee Report — The Conference Committee Report accompanying the Tax Reform Act of 1986.

         Conservation Act — The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996.

         Contract — Manufactured  housing  conditional  sales  contracts and  installment  loan agreements each secured by a Manufactured Home.

         Contributions  Tax — With  respect to  specific  contributions  to a REMIC made after the Closing
Date, a tax on the REMIC equal to 100% of the value of the contributed property.

         Cooperative  — With  respect  to a  cooperative  mortgage  loan,  the  corporation  that owns the related apartment building.

         Crime Control Act — The Comprehensive Crime Control Act of 1984.

         Defaulted  Mortgage Loss — A Realized Loss other than a Special Hazard Loss,  Extraordinary  Loss or other losses resulting from damage to a mortgaged property, Bankruptcy Loss or Fraud Loss.

         Deferred  Interest — If an  adjustment  to the  mortgage  rate on a mortgage  loan has caused the amount of accrued  interest on the mortgage loan in any month to exceed the scheduled  monthly  payment on the mortgage loan, the resulting amount of interest that has accrued but is not then payable;

         Deleted Mortgage Loan — A mortgage loan which has been removed from the related issuing entity.

         Designated  Seller  Transaction — A series of  securities  where the related  mortgage  loans are provided either  directly or indirectly to the depositor by one or more Sellers  identified in the related prospectus supplement.

         Determination  Date — The close of business on the date on which the amount of each  distribution to securityholders will be determined, which shall be stated in each prospectus supplement.

         Distribution  Account — One or more  separate  accounts  for the  collection  of  payments on the related mortgage loans and/or mortgage  securities  constituting the related issuing entity,  which may be a Master Servicer Collection Account.  All Distribution Accounts shall be Eligible Accounts.

         DIDMC — The Depository Institutions Deregulation and Monetary Control Act of 1980.

         DOL — The U.S. Department of Labor.

         DOL Regulations — Regulations by the DOL promulgated at 29 C.F.R. § 2510.3-101.

         DTC — The Depository Trust Company.

         DTC Registered  Security — Any security  initially  issued  through the book-entry  facilities of the DTC.

         Eligible Account - Any of (i) an account or accounts maintained with a federal or state chartered depository institution or trust company, the long-term unsecured debt obligations and short-term unsecured debt  obligations  of which (or, in the case of a  depository  institution  or trust  company  that is the principal  subsidiary of a holding  company,  the debt  obligations  of such holding  company,  so long as
Moody's is not a Rating  Agency) are rated by each Rating  Agency in one of its two highest  long-term and its  highest  short-term  rating  categories,  respectively,  at the time any  amounts are held on deposit therein; provided, that following a downgrade,  withdrawal, or suspension of such institution's rating set forth above,  each account shall promptly (and in any case within not more than 30 calendar days) be moved to one or more segregated trust accounts in the trust department of such institution,  or to an account at another  institution  that  complies  with the above  requirements,  or (ii) a trust  account or  accounts maintained with the corporate trust department of a federal or state chartered  depository  institution or trust company having capital and surplus of not less than $50,000,000, acting in its fiduciary capacity or
(iii) any other account acceptable to the Rating Agencies, as evidenced in writing.  Eligible Accounts may bear interest, and may include, if otherwise qualified under this definition, accounts maintained with the trustee. The ratings in clause (i) may be amended,  without the consent of the  Securityholders,  provided that a letter is obtained  from each rating  agency  stating that such  amendment  would not result in the downgrading or withdrawal of the respective ratings then assigned to the related Securities.

         Equity  Certificates  — With  respect to any series of notes,  the  certificate  or  certificates representing a beneficial ownership interest in the related issuing entity.

         ERISA — The Employee Retirement Income Security Act of 1974, as amended.

         ERISA Plans — Employee pension and welfare benefit plans subject to ERISA.

         ES  Class  — A  class  of  exchangeable  securities,  as  described  under  "Description  of  the
Certificates — Exchangeable Securities."

         Exemption  —  An  individual  prohibited   transactions   exemption  issued  by  the  DOL  to  an
underwriter,  as amended by Prohibited  Transaction  Exemption ("PTE") 97-34, 62 Fed. Reg. 39021 (July 21,
1997), PTE 2000-58,  65 Fed. Reg. 67765 (November 13, 2000),  and PTE 2002-41,  67 Fed. Reg. 54487 (August
22, 2002) or any amendment thereto.

         Exemption  Rating  Agency — Standard & Poor's,  a division of The  McGraw-Hill  Companies,  Inc.,
Moody's  Investors  Service,  Inc., or Fitch,  Inc. or any other "Rating Agency" within the meaning of the
Exemption.

         Exchange Act — The Securities Exchange Act of 1934, as amended.

         Extraordinary  Loss  —  Any  Realized  Loss  occasioned  by  war,  civil  insurrection,   certain
governmental actions, nuclear reaction and certain other risks.

         Fraud Loss — A Realized  Loss  incurred on a defaulted  mortgage loan as to which there was fraud in the origination of the mortgage loan.

         Fraud Loss Amount — The amount of Fraud Losses that may be  allocated  to the credit  enhancement of the related series.

         FTC Rule — The so-called "Holder-in-Due-Course" Rule of the Federal Trade Commission.

         Garn-St Germain Act — The Garn-St Germain Depository Institutions Act of 1982.

         Ginnie Mae — The Government National Mortgage Association.

         Global  Securities — The  certificated  securities  registered in the name of DTC, its nominee or another  depository  representing  interests in the class or classes  specified in the related  prospectus supplement which are held in book-entry form.

         Grantor Trust Certificate — A certificate representing an interest in a Grantor Trust Fund.

         Grantor Trust  Fractional  Interest  Certificate — A Grantor Trust  Certificate  representing  an undivided  equitable  ownership  interest in the principal of the mortgage loans  constituting the related
Grantor Trust Fund, together with interest on the Grantor Trust Certificates at a pass-through rate.

         Grantor Trust Strip  Certificate — A  certificate  representing  ownership of all or a portion of the difference  between  interest paid on the mortgage loans  constituting  the related Grantor Trust Fund
(net of normal  administration  fees and any retained  interest of the depositor) and interest paid to the holders of Grantor Trust Fractional  Interest  Certificates issued with respect to the Grantor Trust Fund.
A Grantor Trust Strip Certificate may also evidence a nominal  ownership  interest in the principal of the mortgage loans constituting the related Grantor Trust Fund.

         Grantor  Trust  Fund — A trust  fund as to  which  no  REMIC  election  will  be made  and  which qualifies as a "grantor trust" within the meaning of Subpart E, part I of subchapter J of the Code.

         HELOC — A home equity revolving lines of credit.

         High Cost  Loans — Mortgage  loans  subject  to the  Homeownership  Act,  which  amended  TILA to provide new  requirements  applicable  to loans that exceed  certain  interest rate and/or points and fees thresholds.

         High LTV Loans — Mortgage  loans with  Loan-to-Value  Ratios in excess of 80% and as high as 150%
and which are not be insured by a Primary Insurance Policy.

         Homeownership Act — The Home Ownership and Equity Protection Act of 1994.

         Housing Act — The National Housing Act of 1934, as amended.

         Index — With  respect  to an ARM  Loan,  the  related  index  will be  specified  in the  related prospectus  supplement,  will be of a type that are customarily  used in the debt and fixed income markets to measure  the cost of borrowed  funds,  and may include  one of the  following  indexes:  (1) the weekly average  yield on U.S.  Treasury  securities  adjusted to a constant  maturity of either six months or one year, (2) the weekly  auction  average  investment  yield of U.S.  Treasury  bills of six months,  (3) the daily Bank Prime Loan rate made available by the Federal  Reserve  Board,  (4) the cost of funds of member institutions  for the Federal Home Loan Bank of San  Francisco,  (5) the interbank  offered rates for U.S.
dollar deposits in the London market,  each calculated as of a date prior to each scheduled  interest rate adjustment  date which will be  specified  in the  related  prospectus  supplement  or (6) any other index described in the related prospectus supplement.

         Insurance Proceeds — Proceeds received under any hazard,  title,  primary mortgage,  FHA or other insurance  policy that provides  coverage with respect to a particular  mortgaged  property or the related mortgage loan (other than proceeds  applied to the  restoration of the property or released to the related borrower in accordance with the customary  servicing  practices of the master servicer (or, if applicable, a special servicer) and/or the terms and conditions of the related mortgage.

         Intermediary  — An  institution  that  is not a  participant  in the DTC but  clears  through  or maintains a custodial relationship with a participant.

         IRS — The Internal Revenue Service.

         Issue  Premium — The excess of the issue  price of a REMIC  Regular  Certificate  over its stated
redemption price.

         Issuing  Entity — With  respect  to a series  of notes,  the  Delaware  statutory  trust or other trust, created pursuant to the owner trust agreement, that issues the notes.

         Liquidation  Proceeds — (1) All amounts,  other than Insurance  Proceeds received and retained in connection with the liquidation of defaulted  mortgage loans or property  acquired in respect thereof,  by foreclosure  or otherwise,  together with the net operating  income (less  reasonable  reserves for future expenses)  derived from the operation of any mortgaged  properties  acquired by the issuing entity through foreclosure  or otherwise and (2) all proceeds of any mortgage loan or mortgage  security  purchased  (or, in the case of a substitution,  amounts representing a principal  adjustment) by the master servicer,  the depositor,  a Seller or any other  person  pursuant  to the terms of the  related  pooling  and  servicing agreement or  servicing  agreement as described  under "The  Mortgage  Pools—Representations  by Sellers,"
"Servicing of Mortgage  Loans—Realization  Upon and Sale of Defaulted  Mortgage  Loans,"  "—Assignment  of
Trust Fund Assets" above and "The Agreements—Termination."

         Loan-to-Value  Ratio  — With  respect  to any  mortgage  loan  at any  given  time  is the  ratio
(expressed  as a  percentage)  of the then  outstanding  principal  balance of the mortgage  loan plus the principal balance of any senior mortgage loan to the Value of the related mortgaged property.

         Manufactured  Home —  Manufactured  homes within the meaning of 42 United  States  Code,  Section
5402(6),  which defines a  "manufactured  home" as "a structure,  transportable  in one or more  sections, which in the  traveling  mode,  is eight  body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred  twenty or more square feet,  and which is built on a permanent chassis and designed to be used as a dwelling  with or without a permanent  foundation  when  connected to the required  utilities,  and includes the plumbing,  heating,  air conditioning,  and electrical  systems contained  therein;  except that the term shall include any structure which meets all the  requirements of this paragraph except the size  requirements and with respect to which the manufacturer  voluntarily files a  certification  required  by the  Secretary  of Housing  and Urban  Development  and  complies  with the standards established under this chapter."

         Master  Servicer  Collection  Account — One or more  separate  accounts  established  by a master servicer,  into which each of the related  servicers are required to remit  collections of payments on the related mortgage loans included in the related issuing entity.  All  Master  Servicer  Collection Accounts shall be Eligible Accounts.

         MBA Method - The method of  calculating  delinquencies  in  accordance  with the  methodology  used by the
Mortgage  Bankers  Association,  as described in "The Mortgage Pools - Methods of Delinquency  Calculation" in this prospectus.

         Net Mortgage  Rate — With  respect to a mortgage  loan,  the  mortgage  rate net of the per annum rate or rates  applicable  to the  calculation  of  servicing  and  administrative  fees and any  retained interest of the depositor.

         Nonrecoverable  Advance — An advance which,  in the good faith judgment of the master servicer or a servicer,  as  applicable,  will not be  recoverable  from  recoveries  on the related  mortgage loan or another specifically identified source.

         Note  Margin — With  respect  to an ARM Loan,  the  fixed  percentage  set  forth in the  related mortgage note, which when added to the related Index, provides the mortgage rate for the ARM Loan.

         OID  Regulations — The rules  governing  original  issue  discount that are set forth in Sections
1271-1273 and 1275 of the Code and in the related Treasury regulations.

         OTS — The Office of Thrift Supervision.

         OTS Method - The method of calculating  delinquencies  in accordance with the methodology  used by lenders regulated  by the Office of Thrift  Supervision,  as  described  in "The  Mortgage  Pools - Methods of  Delinquency
Calculation" in this prospectus.

         Parity Act — The Alternative Mortgage Transaction Parity Act of 1982.

         Parties in Interest — With respect to a Plan,  persons who have  specified  relationships  to the
Plans,  either  "Parties in Interest"  within the meaning of ERISA or  "Disqualified  Persons"  within the meaning of Section 4975 of the Code.

         Percentage  Interest — With respect to a security of a particular class, the percentage  obtained by dividing the initial  principal  balance or notional  amount of the security by the  aggregate  initial amount or notional balance of all the securities of the class.

         Permitted   Investments  —  United  States  government  securities  and  other  investment  grade obligations  specified in the related pooling and servicing  agreement or the related servicing  agreement and indenture.

         Piggyback  Loan — A second lien  mortgage  loan  originated  by the same  originator  to the same borrower at the same time as the first lien mortgage loan, each secured by the same mortgaged property.

         Plan Assets — "Plan  assets" of a Plan,  within the meaning of the DOL  Regulations,  as modified by Section 3(42) of ERISA.

         Plans — ERISA Plans and Tax Favored Plans.

         Prepayment  Assumption  —  With  respect  to a  REMIC  Regular  Certificate  or a  Grantor  Trust
Certificate, the prepayment assumption used in pricing the initial offering of that security.

         Prepayment  Interest  Shortfall — With respect to any mortgage  loan with a prepayment in part or in full the excess,  if any, of interest  accrued and otherwise  payable on the related mortgage loan over the interest charged to the borrower (net of servicing and  administrative  fees and any retained interest of the depositor).

         Primary  Insurance  Covered Loss — With respect to a mortgage loan covered by a Primary Insurance
Policy,  the amount of the related loss  covered  pursuant to the terms of the Primary  Insurance  Policy, which will generally  consist of the unpaid  principal  amount of the mortgage loan and accrued and unpaid interest on the mortgage loan and  reimbursement  of specific  expenses,  less (1) rents or other payments collected or received by the insured (other than the proceeds of hazard  insurance)  that are derived from the  related  mortgaged  property,  (2) hazard  insurance  proceeds  in excess of the amount  required  to restore the related  mortgaged  property  and which have not been  applied to the payment of the  mortgage loan, (3) amounts  expended but not approved by the primary  insurer,  (4) claim payments  previously made on the mortgage loan and (5) unpaid premiums and other specific amounts.

         Primary Insurance Policy — A primary mortgage guaranty insurance policy.

         Primary Insurer — An issuer of a Primary Insurance Policy.

         Protected  Account — One or more separate  accounts  established  by each servicer  servicing the mortgage  loans,  for the  collection of payments on the related  mortgage  loans  included in the related issuing entity.  All Protected Accounts shall be Eligible Accounts.

         PTCE — Prohibited Transaction Class Exemption.

         Qualified  Substitute  Mortgage Loan — A mortgage loan  substituted for a Deleted  Mortgage Loan, meeting  the  requirements  described  under "The  Mortgage  Pools—  Representations  by  Sellers" in this prospectus.

         Rating Agency — A "nationally  recognized  statistical rating organization" within the meaning of
Section 3(a)(41) of the Exchange Act.

         Realized Loss — Any loss on a mortgage loan  attributable to the mortgagor's  failure to make any payment of principal or interest as required under the mortgage note.

         Record Date — The close of business on the last  business  day of the month  preceding  the month in which the applicable distribution date occurs.

         Relief Act — The Servicemembers Civil Relief Act..

         REMIC — A real estate  mortgage  investment  conduit as defined in Sections  860A through 860G of the Code.

         REMIC  Administrator  —  The  trustee,  the  master  servicer  or  another  specified  party  who administers the related REMIC.

         REMIC Certificates — Certificates  evidencing  interests in an issuing entity as to which a REMIC election has been made.

         REMIC Provisions — Sections 860A through 860G of the Code.

         REMIC  Regular  Certificate  — A REMIC  Certificate  designated  as a "regular  interest"  in the related REMIC.

         REMIC Regular Certificateholder — A holder of a REMIC Regular Certificate.

         REMIC  Residual  Certificate — A REMIC  Certificate  designated  as a "residual  interest" in the related REMIC.

         REMIC Residual Certificateholder — A holder of a REMIC Residual Certificate.

         REMIC Regulations — The REMIC Provisions and the related Treasury regulations.

         REO  Mortgage  Loan — A mortgage  loan where title to the  related  mortgaged  property  has been obtained by the trustee or to its nominee on behalf of securityholders of the related series.

         RICO — The Racketeer Influenced and Corrupt Organizations statute.

         Securities Act — The Securities Act of 1933, as amended.

         Seller — The seller of the mortgage  loans or mortgage  securities  included in an issuing entity to the  depositor  with  respect  a  series  of  securities,  who  shall  be an  Affiliated  Seller  or an
Unaffiliated Seller.

         Single Family Property — An attached or detached  one-family  dwelling unit,  two-to  four-family dwelling unit,  condominium,  townhouse,  row house,  individual  unit in a planned-unit  development  and other individual dwelling units.

         SMMEA — The Secondary Mortgage Market Enhancement Act of 1984.

         Special  Hazard Amount — The amount of Special  Hazard Losses that may be allocated to the credit enhancement of the related series.

         Special  Hazard Loss — (1) losses due to direct  physical  damage to a mortgaged  property  other than any loss of a type covered by a hazard insurance policy or a flood insurance  policy,  if applicable, and (2) losses  from  partial  damage  caused by reason of the  application  of the  co-insurance  clauses contained in hazard insurance policies.

         Strip  Security  — A  security  which  will be  entitled  to (1)  principal  distributions,  with
disproportionate,   nominal  or  no  interest   distributions   or  (2)   interest   distributions,   with
disproportionate, nominal or no principal distributions.

         Tax Favored Plans — Plans that meet the  definition of "plan" in Section  4975(e)(1) of the Code, including  tax-qualified  retirement  plans  described  in  Section  401(a)  of the  Code  and  individual retirement accounts and annuities described in Section 408 of the Code.

         TILA — The Federal Truth-in-Lending Act.

         Title V — Title V of the Depository  Institutions  Deregulation and Monetary Control Act of 1980,
enacted in March 1980.

         Title VIII — Title VIII of the Garn-St Germain Act.

         Unaffiliated  Sellers  —  Banks,  savings  and  loan  associations,  mortgage  bankers,  mortgage brokers,  investment  banking firms,  the Resolution Trust  Corporation,  the FDIC and other mortgage loan originators or sellers not affiliated with the depositor.

         United States Person — A citizen or resident of the United  States,  a corporation or partnership
(including an entity treated as a corporation or partnership  for federal income tax purposes)  created or organized  in, or under the laws of, the United  States or any state  thereof or the  District of Columbia
(except,  in the case of a partnership,  to the extent provided in  regulations),or an estate whose income is subject to United States  federal  income tax  regardless  of its source,  or a trust if a court within the United States is able to exercise  primary  supervision over the  administration  of the trust and one or more United States  persons have the authority to control all  substantial  decisions of the trust.  To the extent  prescribed in regulations by the Secretary of the Treasury,  which have not yet been issued, a trust  which was in  existence  on August 20,  1996  (other  than a trust  treated as owned by the grantor under  subpart E of part I of  subchapter  J of chapter 1 of the Code),  and which was treated as a United
States  person  on  August  20,  1996 may  elect to  continue  to be  treated  as a United  States  person notwithstanding the previous sentence.

         Value — With respect to a mortgaged  property securing a single family,  multifamily,  commercial or  mixed-use  loan,  the  lesser of (x) the  appraised  value  determined  in an  appraisal  obtained  at origination  of the mortgage  loan,  if any,  or, if the related  mortgaged  property  has been  appraised subsequent to origination,  the value  determined in the subsequent  appraisal and (y) the sales price for the related mortgaged  property (except in circumstances in which there has been a subsequent  appraisal).
However,  in the case of  refinanced,  modified or converted  single  family,  multifamily,  commercial or mixed-use  loans,  the "Value" of the related  mortgaged  property  will be equal to the lesser of (x) the appraised value of the related mortgaged  property  determined at origination or in an appraisal,  if any, obtained at the time of  refinancing,  modification  or conversion  and (y) the sales price of the related mortgaged  property or, if the mortgage  loan is not a rate and term  refinance  mortgage  loan and if the mortgaged  property was owned for a relatively short period of time prior to refinancing,  modification or conversion,  the sum of the sales  price of the  related  mortgaged  property  plus the added value of any improvements.  With respect to a new Manufactured  Home, the "Value" is no greater than the sum of a fixed percentage of the list price of the unit actually billed by the  manufacturer to the dealer  (exclusive of freight to the dealer site),  including  "accessories"  identified in the invoice, plus the actual cost of any accessories  purchased from the dealer, a delivery and set-up allowance,  depending on the size of the unit, and the cost of state and local taxes,  filing fees and up to three years prepaid  hazard  insurance premiums.  With  respect to a used  Manufactured  Home,  the "Value" is the least of the sale  price,  the appraised  value,  and the National  Automobile  Dealer's  Association  book value plus prepaid  taxes and hazard  insurance  premiums.  The  appraised  value  of a  Manufactured  Home is  based  upon  the age and condition  of the  manufactured  housing  unit and the  quality and  condition  of the mobile home park in which it is situated,  if applicable.  An appraisal for purposes of  determining  the Value of a mortgaged property may include an automated valuation.

                                                            $1,423,789,000
                                                             (Approximate)

                                              THORNBURG MORTGAGE SECURITIES TRUST 2007-3
                                                            Issuing Entity

                                                        Mortgage-Backed Notes,
                                                             Series 2007-3

                                             Structured Asset Mortgage Investments II Inc.
                                                               Depositor

                                                  Thornburg Mortgage Home Loans, Inc.
                                                                Sponsor

                                                   Thornburg Mortgage Funding, Inc.
                                                                Seller

                                                        Wells Fargo Bank, N.A.
                                             Master Servicer and Securities Administrator

                                                    ______________________________
                                                         PROSPECTUS SUPPLEMENT
                                                           July [___], 2007
                                                    ______________________________

Bear, Stearns & Co. Inc.

                                  Credit Suisse

                                                       Lehman Brothers

                                                                                RBS Greenwich Capital